As filed with the Securities and Exchange Commission on January 29, 2021.
Registration No. 333-250016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1 to
FORM
F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUYA Inc.
(Exact name of registrant as specified in its charter)
N/A
(Translation of registrant name into English)

Cayman Islands	7370	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Building A3,
E-Park
280 Hanxi Road
Panyu District, Guangzhou 511446
People’s Republic of China
Tel: +86 20 2290-7888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1-212-947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road, Central Hong Kong +852-3740-4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Jing An Kerry Centre, Tower II, 46th Floor 1539 Nanjing West Road Shanghai 200040 People’s Republic of China +86-21-6193-8200	Peter X. Huang, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 30/F, China World Office 2 No. 1, Jian Guo Men Wai Avenue Beijing 100004, China Tel: +86-10-6535-5500

Benjamin Su, Esq. Frank Sun, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong Telephone: +852 2912-2500	Li He, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road Central, Hong Kong +852-2533-3300	Howard Zhang, Esq. Davis Polk & Wardwell LLP 2201 China World Office 2 No. 1 Jian Guo Men Wai Avenue Chaoyang District, Beijing, 100004 People’s Republic of China +86-10-8567-5000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule
13e-4(i)
(Cross-Border Issuer Tender Offer)              ☐
Exchange Act Rule
14d-1(d)
(Cross-Border Third-Party Tender Offer)    ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933:
Emerging growth company    ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Class A Ordinary Shares, par value US$0.0.0001 per share	243,564,120	N/A	US$5,003,073,937.61	US$545,835.37

(1)
This registration statement relates to Class A ordinary shares, par value $0.0001 per share (the “Huya Class A shares”), of HUYA Inc. (“Huya”, or the “registrant”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, to be issued to holders of ordinary shares, par value $0.0001 per share (the “DouYu shares”), of DouYu International Holdings Limited (“DouYu”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, pursuant to the agreement and plan of merger, dated as of October 12, 2020, by and among Huya, Tiger Company Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Huya, DouYu, and Nectarine Investment Limited (“Nectarine”), a business company with limited liability incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of Tencent Holdings Limited (“Tencent Holdings”). A separate registration statement on Form
F-6
has previously been filed (Registration
No. 333-224563)
for the registration of the registrant’s American depositary shares, each representing one Huya Class A share (the “Huya ADSs”), to be delivered in connection with the proposed Merger (as defined below).

(2)
Represents the estimated maximum number of Huya Class A shares expected to be offered and sold in the U.S. registered offering and a portion of the Huya Class A shares that are to be offered and sold outside of the United States in the Regulation S offering that may be resold from time to time in the United States or to U.S. persons.

(3)
Estimated solely for the purpose of calculating the registration fee. The registration fee is required by Section 6(b) of the Securities Act of 1933, as amended (“the Securities Act”) and computed pursuant to Rules 457(f) and 457(c) under the Securities Act. Pursuant to Rule 457(f) under the Securities Act, the proposed maximum aggregate offering price of the Huya Class A shares is equal to US$5,003,073,937.61, the Aggregate DouYu Share Sum (as defined below), multiplied by ten (being the number of DouYu’s American depositary shares representing each DouYu share), and then multiplied by US$14.995, the average of the high and low prices of the DouYu ADSs trading on the NASDAQ Global Select Market on November 3, 2020. The “Aggregate DouYu Share Sum” means the estimated maximum number of DouYu shares which Huya will acquire from DouYu shareholders and DouYu ADS holders in exchange for Huya Class A shares and Huya ADSs, respectively, in the Merger, which includes (1) DouYu shares currently held by DouYu shareholders, (2) DouYu shares underlying outstanding DouYu ADS, and (3) DouYu shares underlying DouYu restricted share unit awards held by the applicable grantees directly which have become vested as of the effective time of the merger, and (4) DouYu ADSs to be issued to certain senior management of DouYu as a result of acceleration of vesting of their DouYu restricted share unit awards prior to the Effective Time.

(4)	Calculated at a rate equal to 0.00010910 multiplied by the proposed maximum aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. HUYA Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission, in which this proxy statement/prospectus is included, is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2021
PRELIMINARY PROSPECTUS OF HUYA INC.
PRELIMINARY PROXY STATEMENT OF DOUYU INTERNATIONAL HOLDINGS LIMITED

Dear Shareholder:
On behalf of the board of directors of DouYu International Holdings Limited (“DouYu”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, we would like to invite you to an extraordinary general meeting of DouYu shareholders (the “EGM”) to be held on                , 2021 at                , local time, at 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China. At the EGM, you will be asked to approve and adopt the agreement and plan of merger (the “Merger Agreement”), dated October 12, 2020, by and among HUYA Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Huya”), Tiger Company Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of Huya (“Merger Sub”), DouYu, and Nectarine Investment Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands and a wholly owned Subsidiary of Tencent Holdings Limited, and the plan of merger by and between Merger Sub and DouYu (the “Plan of Merger”) (such Merger Agreement being in the form attached as Annex A to this proxy statement/prospectus and such Plan of Merger being in the form attached as Exhibit A to the Merger Agreement), pursuant to which Merger Sub will be merged with and into DouYu (the “Merger”), with DouYu continuing as the surviving company and as a wholly owned subsidiary of Huya. Following the Merger, DouYu will cease to be a publicly traded company. At the EGM, you will also be asked to approve other proposals related to the completion of the Merger.
If the Merger is completed, the merger consideration that holders of DouYu’s ordinary shares, par value $0.0001 per share (“DouYu shares”) and DouYu’s American depositary shares, ten of which represent one DouYu share (“DouYu ADSs”) will respectively receive in the Merger is as follows:

•	each outstanding DouYu share will be canceled in consideration of the right to receive 7.30 Huya Class A ordinary shares, par value $0.0001 per share (“Huya Class A share”); and

•	each outstanding DouYu ADS will be canceled in consideration of the right to receive 0.730 Huya American depositary share (“Huya ADS”). Each Huya ADS represents one Huya Class A share;
provided that,

•
each DouYu share and each DouYu ADS issued and outstanding immediately prior to the effective time of the Merger that is (i) issued to and held by DouYu Employee Benefit Trust, or (ii) repurchased and held by DouYu in treasury either in the form of DouYu shares or DouYu ADSs (collectively, the “Excluded DouYu Shares”) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor; and

•
if a DouYu Shareholder (such DouYu Shareholder, a “Purported Dissenting Shareholder”) provides any notice of objection, notice of dissent, written demand for appraisal or takes any other action that purports to exercise any dissenter rights pursuant to Section 238 of the Cayman Islands Companies Law (2020 Revision) (the “Cayman Companies Law”), such Purported Dissenting Shareholder shall not be entitled to receive the Per Share Merger Consideration with respect to DouYu Shares owned by such Purported Dissenting Shareholder (the “Purported Dissenters Shares”) unless and until either (i) such Purported Dissenting Shareholder shall have withdrawn such objection, dissent, demand or other action in such manner as would render such Purported Dissenting Shareholder to be deemed to have effectively withdrawn its dissent from the Merger if Section 238 of the Cayman Companies Law were to apply in such case, or (ii) a court of the Cayman Islands with competent jurisdiction either strikes out the petition for determination of fair value under Section 238 of the Cayman Companies Law on the grounds that Section 239 of the Cayman Companies Law applies to the Merger, or makes a declaration, or otherwise grants a final and non-appealable
judgement confirming, that Section 239 of the Cayman Companies Law applies to the Merger.

Each Huya ADS represents one Huya Class A share, and each DouYu ADS represents one-tenth
of a DouYu share. The Huya ADSs are listed on the New York Stock Exchange (the “NYSE”) under the stock symbol “HUYA.” The closing price of a Huya ADS on the NYSE on November 9, 2020 was $21.02.
DouYu’s ADSs are currently listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “DOYU.” DouYu ADSs will be delisted upon completion of the Merger. The closing price of a DouYu ADS on NASDAQ on November 9, 2020 was $14.28.
A special committee of the DouYu board of directors, comprised of DouYu directors unaffiliated with Huya, Tencent Entities and Merger Sub (the “DouYu Special Committee”), unanimously (1) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is in the best interests of DouYu and its shareholders, and declared it advisable to enter into the Merger Agreement, (2) approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (3) recommended the approval and adoption of the Merger Agreement by the DouYu shareholders, and (4) directed that the Merger Agreement be submitted to DouYu shareholders for their approval. Based in part on the unanimous recommendation of the DouYu Special Committee, the DouYu board of directors determined that the Merger is advisable and in the best interests of DouYu and its shareholders, and approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
 ACCORDINGLY, THE DOUYU BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION, APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND THE PLAN OF MERGER INCLUDING THE
 MERGER.
In order for the Merger to be completed, the Merger Agreement must be approved by a special resolution of DouYu passed by an affirmative vote of shareholders representing two-thirds
or more of the DouYu shares present and voting in person or by proxy as a single class at the EGM authorizing the Plan of Merger and approving and adopting the Merger Agreement.
This proxy statement/prospectus provides DouYu shareholders and DouYu ADS holders with detailed information about the EGM and the Merger. You can also obtain information from publicly available documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by Huya and DouYu. We encourage you to read this entire document carefully before voting.
In particular, you should carefully consider the section titled “Risk Factors” beginning on page 18.
We look forward to the successful completion of the Merger.
Very sincerely yours,

DouYu International Holdings Limited

By:
Name: Zhaoming Chen Title: Chairman of the Special Committee of the Board of Directors

ii

Neither the SEC nor any state securities regulator has approved or disapproved of the Merger described in this proxy statement/prospectus, or the issuance of the Huya Class A shares and Huya ADSs in connection with the Merger, or passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated                 , 2021 and is expected to first be mailed to DouYu shareholders on or about                 , 2021.

iii

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about Huya and DouYu from documents that Huya and DouYu have respectively filed with or furnished to the SEC, but that has not been included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference in this proxy statement/prospectus, please see the section titled “Where You Can Find More Information” on page 199.
You can obtain any of the documents filed with or furnished to the SEC by Huya or DouYu at no cost from the SEC’s website at www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this proxy statement/prospectus, at no cost by contacting either Huya or DouYu.
Huya will provide you with copies of the documents it has filed with the SEC relating to Huya, without charge, upon written request to:
Investor Relations
HUYA Inc.
Building A3,
E-Park
280 Hanxi Road
Panyu District, Guangzhou 511446
People’s Republic of China
Phone: +86 20 2290-7829
E-mail:
ir@huya.com
DouYu will provide you with copies of the documents it has filed with the SEC relating to DouYu, without charge, upon written request to:
Investor Relations
DouYu International Holdings Limited
7F, Building 2, Riverside International Plaza
1062 Yangshupu Road
Yangpu District, Shanghai 200082
People’s Republic of China
Phone: +86 21 5882-2595
E-mail:
ir@douyu.tv
In order for you to receive timely delivery of the documents in advance of the EGM, you must request the documents no later than five business days prior to the EGM, or                 .
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively, for more details.

iv

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form
F-4
filed with the SEC by Huya (File
No. 333-250016),
constitutes a prospectus of Huya under Section 5 of the Securities Act with respect to the Huya Class A shares to be issued to DouYu shareholders and the Huya ADSs to be issued to the DouYu ADS holders in the Merger pursuant to the Merger Agreement.
This proxy statement/prospectus is also a notice of meeting and a proxy statement with respect to the EGM, at which DouYu shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Plan of Merger and approve certain related proposals.
No person has been authorized to provide you with information that is different from that which is contained in, or incorporated by reference into, this proxy statement/prospectus. Neither Huya nor DouYu takes any responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you and, if given, such information must not be relied upon as having been authorized. This proxy statement/prospectus is dated                 , 2021. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to DouYu nor the issuance by Huya of the Huya Class A shares and the Huya ADSs in connection with the Merger will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation. Information contained in this proxy statement/prospectus regarding Huya has been provided by Huya, information contained in this proxy statement/prospectus regarding DouYu has been provided by DouYu and information contained in this proxy statement/prospectus regarding the Tencent Entities and the Penguin Business has been provided by the Tencent Entities.
Neither Huya shareholders nor DouYu shareholders should construe the contents of this proxy statement/prospectus as legal, tax or financial advice. Huya shareholders and DouYu shareholders should consult with their own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this proxy statement/prospectus are qualified by the full copies of and complete text of such agreements in the forms attached hereto as annexes.
Unless otherwise indicated and except where the context otherwise requires, references in this proxy statement/prospectus to:

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this proxy statement/prospectus only, Taiwan, Hong Kong and Macau;

•	“Closing Date” refers to the closing date of the Merger;

•	“Effective Time” refers to the effective time of the Merger;

•	“Huya Class B shares” refers to Huya’s Class B ordinary shares, par value $0.0001 per share;

•	“Penguin” or “Penguin Business” refers to the game live streaming business operated by the Tencent group under the “Penguin e-Sports” brand;

•	“Reassignment” refers to the proposed reassignment of the Penguin Business by Nectarine to DouYu, whereby upon its completion DouYu will beneficially own and operate the Penguin Business;

•	“Reassignment Agreement” refers to agreement, dated October 12, 2020, by and between DouYu and Nectarine, which is attached as Annex B to this proxy statement/prospectus; and

•	all references to “RMB” or “Renminbi” are to the legal currency of China, and all references to “$,” “dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States.

v

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON                 , 2021
Dear Shareholder:
Notice is hereby given to the shareholders of DouYu International Holdings Limited (“DouYu”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, that an extraordinary general meeting of DouYu shareholders (the “EGM”) will be held on                 , 2021, beginning at                  local time at 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China.
Only holders of ordinary shares of DouYu, par value $0.0001 per share (“DouYu shares”), of record on the close of business on                 , 2021 (New York City time) or their proxy holders are entitled to vote at this EGM or any adjournment or postponements thereof. At the meeting, you will be asked to consider and vote upon the following resolutions:

•	as a special resolution:
THAT
 the agreement and plan of merger (the “Merger Agreement”), dated October 12, 2020, by and among HUYA Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Huya”), Tiger Company Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of Huya (“Merger Sub”), DouYu, and Nectarine Investment Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands and a wholly owned Subsidiary of Tencent Holdings Limited (such Merger Agreement being in the form attached as Annex A to the accompanying proxy statement/prospectus), and the plan of merger by and between Merger Sub and DouYu (the “Plan of Merger”) required to be registered with the Registrar of Companies in the Cayman Islands (such Plan of Merger being in the form attached as Exhibit A to the Merger Agreement) in order to give effect to the Merger (as defined below), and each of which will also be produced and made available for inspection at the EGM), pursuant to which Merger Sub will be merged with and into DouYu, with DouYu being the surviving company (the “Merger”), and any and all transactions contemplated thereby, including, without limitation, (i) the Merger, (ii) upon the Merger becoming effective, the amendment and restatement of the fourth amended and restated memorandum and articles of association of DouYu (as the surviving company) by the deletion in their entirety and the substitution in their place of the new amended and restated memorandum and articles of association in the form attached as Appendix II to the Plan of Merger and (iii) upon the Merger becoming effective, the amendment of the authorized share capital of DouYu (as the surviving company) from US$100,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 per share and 500,000,000 shares of a par value of US$0.0001 per share as the board of directors may determine, to US$100,000 divided into 1,000,000,000 ordinary shares of a par value of US$0.0001 each as set forth in the Plan of Merger, be authorized, approved and adopted by DouYu; and

•	if necessary, as an ordinary resolution:
THAT,
 in the event that there are insufficient proxies received at the time of the EGM to authorize, approve and adopt the Merger Agreement and the Plan of Merger proposed at the EGM, the chairman of the EGM be instructed to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the approval of the Merger and the authorization, approval and adoption of the Merger Agreement and Plan of Merger.

i

If the Merger is completed, the merger consideration that holders of DouYu’s ordinary shares, par value $0.0001 per share (“DouYu shares”) and DouYu’s American depositary shares, ten of which represent one DouYu share (“DouYu ADSs”) will respectively receive in the Merger is as follows:

•	each outstanding DouYu share will be canceled in consideration of the right to receive 7.30 Huya Class A ordinary shares, par value $0.0001 per share (“Huya Class A share”); and

•	each outstanding DouYu ADS will be canceled in consideration of the right to receive 0.730 Huya American depositary share (“Huya ADS”). Each Huya ADS represents one Huya Class A share;
provided that,

•
each DouYu share and each DouYu ADS issued and outstanding immediately prior to the effective time of the Merger that is (i) issued to and held by DouYu Employee Benefit Trust, or (ii) repurchased and held by DouYu in treasury either in the form of DouYu shares or DouYu ADSs (collectively, the “Excluded DouYu Shares”) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor; and

•
if a DouYu Shareholder (such DouYu Shareholder, a “Purported Dissenting Shareholder”) provides any notice of objection, notice of dissent, written demand for appraisal or takes any other action that purports to exercise any dissenter rights pursuant to Section 238 of the Cayman Islands Companies Law (2020 Revision) (the “Cayman Companies Law”), such Purported Dissenting Shareholder shall not be entitled to receive the Per Share Merger Consideration with respect to DouYu Shares owned by such Purported Dissenting Shareholder (the “Purported Dissenters Shares”) unless and until either (i) such Purported Dissenting Shareholder shall have withdrawn such objection, dissent, demand or other action in such manner as would render such Purported Dissenting Shareholder to be deemed to have effectively withdrawn its dissent from the Merger if Section 238 of the Cayman Companies Law were to apply in such case, or (ii) a court of the Cayman Islands with competent jurisdiction either strikes out the petition for determination of fair value under Section 238 of the Cayman Companies Law on the grounds that Section 239 of the Cayman Companies Law applies to the Merger, or makes a declaration, or otherwise grants a final and non-appealable
judgement confirming, that Section 239 of the Cayman Companies Law applies to the Merger.

Huya has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on
Form F-4,
which includes a preliminary prospectus of Huya relating to the Huya Class A shares and Huya ADSs to be offered as consideration in the Merger and which also functions as a proxy statement of DouYu in relation to the EGM of DouYu shareholders at which DouYu shareholders will be asked to approve and adopt the Merger Agreement and the Plan of Merger. The proxy statement/prospectus is referred to herein as the “Proxy Statement/Prospectus.” Please see page 4 of this Notice of EGM for information on how to access the Proxy Statement/Prospectus.
A list of the shareholders of DouYu will be available at 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China, during ordinary business hours for the two business days immediately prior to the EGM.
If you own DouYu ADSs, you cannot vote at the EGM directly because the DouYu shares underlying the DouYu ADSs are registered in the name of JPMorgan Chase Bank, N.A. as depositary for the benefit of holders of ADRs and not in your name, but you may instruct JPMorgan Chase Bank, N.A. (the “DouYu depositary”), the depositary under the deposit agreement, dated as of July 16, 2019, by and among DouYu, the DouYu depositary and all holders and beneficial owners from time to time of DouYu American Depositary Receipts (“ADRs”) issued thereunder (the “DouYu Deposit Agreement”), how to vote the DouYu shares underlying your ADSs. The DouYu depositary must receive such instructions no later than 12 p.m. New York City time on                 , 2021 in order to vote the underlying DouYu shares at the EGM. Alternatively, you may vote at the EGM if you cancel your DouYu ADSs, provide instructions for the re-registration in your name of the DouYu shares underlying such cancelled DouYu ADSs, pay the fees required to be paid under the DouYu Deposit Agreement to the DouYu Depositary for such surrender and cancellation, follow the other procedures required pursuant to the

ii

DouYu Deposit Agreement and described herein, and become a registered holder of DouYu shares by the close of business on the DouYu share record date on                 2021 (New York City time). In addition, if you hold your ADSs through a financial intermediary such as a broker, you must contact and rely on the procedures of the financial intermediary through which you hold your DouYu ADSs if you wish to vote at the EGM.
After careful consideration and upon the unanimous recommendation of a special committee of the DouYu board of directors comprised of directors unrelated to Huya, Tencent Holdings and Merger Sub (the “DouYu Special Committee”), the DouYu board of directors approved the Merger Agreement and recommends that you vote FOR the approval of the Merger and the authorization, approval and adoption of the Merger Agreement and the Plan of Merger and the other transactions contemplated thereby and FOR the proposal to instruct the chairman of the EGM to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the approval of the Merger and the authorization, approval and adoption of the Merger Agreement and the Plan of Merger in the event that there are insufficient proxies received at the time of the EGM to authorize, approve and adopt the Merger Agreement and the Plan of Merger.
In order for the Merger to be completed, the Merger Agreement must be approved by a special resolution (as defined in the Cayman Companies Law) of DouYu, which requires an affirmative vote of shareholders representing two-thirds
or more of the DouYu shares present and voting in person or by proxy as a single class at the EGM authorizing, approving and adopting the Merger Agreement and the Plan of Merger.
Regardless of the number of DouYu shares that you own, your vote is very important. Even if you plan to attend the EGM in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. You should simply indicate on your proxy card how you want to vote, sign and date the proxy card, and mail the proxy card in the enclosed return envelope as soon as possible but in any event at least 48 hours before the time of the EGM so that your DouYu shares will be represented and may be voted at the EGM. If you receive more than one proxy card because you own DouYu shares that are registered in different names, please vote all of your DouYu shares shown on all of your proxy cards in accordance with the instructions set forth on the proxy card.
The proxy card is the “instrument appointing a proxy” and “instrument of proxy” referred to in, and for the purposes of, DouYu’s memorandum and articles of association.
Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the EGM and vote your DouYu shares in person. Please note, however, that if your DouYu shares are held of record by a broker, bank or other nominee and you wish to vote at the EGM in person, you must obtain from the record holder a proxy issued in your name. If you submit your proxy card without indicating how you wish to vote, the DouYu shares represented by your proxy card will not be counted, unless (1) you appoint the chairman of the meeting as proxy, in which case the DouYu shares represented by your proxy card will be voted FOR the authorization, approval and adoption of the Merger Agreement and the Plan of Merger and FOR any adjournment of the EGM referred to above, or (2) you appoint a person other than the chairman of the meeting as proxy, in which case the DouYu shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.
PLEASE DO NOT SEND YOUR SHARE CERTIFICATES OR DOUYU ADRS AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES.
If you have any questions or need assistance in voting your DouYu shares or DouYu ADSs, you can contact Investor Relations of DouYu by calling at +86 21 5882-2595, emailing at ir@douyu.tv, or mailing at DouYu International Holdings Limited, 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China.
The Merger Agreement and the Merger are described in the Proxy Statement/Prospectus, and copies of the Merger Agreement and the Plan of Merger are included as Annex A to the Proxy Statement/Prospectus. The

iii

Proxy Statement/Prospectus, which is included in the registration statement on
Form F-4
which Huya has filed with the SEC, can be viewed free of charge on the SEC’s website at www.sec.gov. A physical copy of the Proxy Statement/Prospectus can be mailed to you without charge by contacting Investor Relations of DouYu, at the contact information in the preceding paragraph. We urge you to read the entire Proxy Statement/Prospectus carefully.
Notes:

1.
In the case of joint holders the vote of the senior holder who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural
person, by its duly authorized representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members of DouYu.

2.
The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized.

3.	A proxy need not be a member (registered shareholder) of DouYu.

4.	The chairman of the meeting may at his discretion direct that a proxy card shall be deemed to have been duly deposited. A proxy card that is not deposited in the manner permitted shall be invalid.
Votes given in accordance with the terms of a proxy card shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the DouYu share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by DouYu at the registered office of DouYu International Holdings Limited, being the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

Name: Zhaoming Chen Title: Director

iv

i

SUMMARY
This summary, together with the section titled “Questions and Answers about the Merger and the Extraordinary General Meeting,” summarizes the material information in this proxy statement/prospectus. However, it may not contain all of the information that may be important to your consideration of the proposed Merger. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers, including the annexes that are attached to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus. Please see also “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively. Page references included parenthetically in this summary direct you to the more complete description found elsewhere in this proxy statement/prospectus.
The Parties Involved in the Merger
HUYA Inc.
Huya is a leading game live streaming platform in China. Huya is incorporated under the laws of the Cayman Islands and carries out its operation primarily through its subsidiaries and consolidated affiliated entities in China. For a description of Huya’s operation and business in China, please see “Item 4. Information on the Company—A. History and Development of the Company” on page 55 of Huya’s annual report on Form
20-F
for the year ended December 31, 2019, as filed with the SEC on April 27, 2020 (the “Huya 2019
20-F”)
and incorporated by reference to the registration statement on Form
F-4
of which this proxy statement/prospectus is a part.
Due to PRC legal restrictions on foreign ownership and investment in internet-based businesses such as distribution of online information and value-added telecommunications services, Huya operates its business primarily through Guangzhou Huya Information Technology Co., Ltd. (“Guangzhou Huya”), its variable interest entity in China, and the subsidiaries of Guangzhou Huya. Huya does not hold equity interests in Guangzhou Huya. However, through a series of contractual arrangements with Guangzhou Huya and its shareholders, Huya effectively controls, and is able to derive substantially all of the economic benefits from, Guangzhou Huya and its subsidiaries.
As of October 12, 2020, Linen Investment Limited, an affiliate of Tencent Holdings, beneficially owned 112,012,054 Huya Class B shares.
Huya’s principal executive offices are located at Building A3,
E-Park,
280 Hanxi Road, Panyu District, Guangzhou 511446, People’s Republic of China, and its telephone number is +86 20 2290-7888. Huya’s registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands.
Huya ADSs are listed on the NYSE under the symbol “HUYA.”
Tiger Company Ltd.
Merger Sub was incorporated on September 11, 2020 under the laws of the Cayman Islands as an exempted company with limited liability. Merger Sub is a direct and wholly owned subsidiary of Huya and was formed solely for the purpose of effecting the Merger. Merger Sub has not conducted any business operations other than incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

Merger Sub’s business offices are located at Building A3,
E-Park,
280 Hanxi Road, Panyu District, Guangzhou 511446, People’s Republic of China, and its telephone number is +86 20 2290-7888. Merger Sub’s registered office in the Cayman Islands is located at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman
KYI-1104,
Cayman Islands.
DouYu International Holdings Limited
DouYu is a leading game-centric live streaming platform in China and a pioneer in the eSports value chain. DouYu operates its platform both on PC and mobile apps, through which users can enjoy immersive and interactive games and entertainment live streaming. DouYu was incorporated in January 2018 under the laws of the Cayman Islands as an exempted company with limited liability. DouYu, through its subsidiaries and consolidated affiliated entities, is principally engaged in operating live streaming platforms. For a description of DouYu’s operation and business in China, please see “Item 4. Information on the Company—4.A. History and Development of the Company” on page 46 of DouYu’s annual report on Form
20-F
for the year ended December 31, 2019, as filed with the SEC on April 28, 2020 (the “DouYu 2019
20-F”)
and incorporated by reference to the registration statement on Form
F-4
of which this proxy statement/prospectus is a part.
As of October 12, 2020, the Tencent Entities beneficially owned 12,068,104 DouYu shares.
DouYu’s principal executive offices are located at 20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, People’s Republic of China, and its telephone number is +86 27 8775 0710. DouYu’s registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands.
DouYu’s ADSs are listed on NASDAQ under the symbol “DOYU.”
Nectarine Investment Limited
Nectarine Investment Limited (“Nectarine”) is a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of Tencent Holdings. The registered address of Nectarine is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.
As of the date of the proxy statement, Nectarine held 12,068,104 DouYu shares constituting approximately 37.5% of the total outstanding DouYu shares and 37.5% of the voting power of DouYu.
Tencent Holdings Limited
Tencent Holdings is an exempted company with limited liability incorporated under the laws of the Cayman Islands. The business address of Tencent Holdings is 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong and its business telephone number is +852 2179 5122. Tencent Holdings is an Internet company headquartered in China providing value-added Internet services, including communications and social, entertainment, content, online advertising, FinTech and cloud services. It has been listed on the Main Board of the Hong Kong Stock Exchange since June 16, 2004 (stock code: 700). Throughout this proxy statement/prospectus, Nectarine and Tencent Holdings are collectively referred to as the “Tencent Entities”.
Mr. Shaojie Chen and Warrior Ace Holding Limited
Mr. Shaojie Chen is the founder, chief executive officer and director of DouYu and is a citizen of the People’s Republic of China. His principal occupation is as a director and officer of DouYu. Warrior Ace Holding

Limited is a business company incorporated with limited liability under the laws of the British Virgin Islands wholly-owned by Mr. Chen. The business address of Mr. Chen and Warrior Ace Holding Limited is 20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, the People’s Republic of China.
Mr. Wenming Zhang and Starry Zone Investments Limited
Mr. Wenming Zhang is the co-founder, co-chief executive officer and director of DouYu and is a citizen of the People’s Republic of China. His principal occupation is as a director and officer of DouYu. Starry Zone Investments Limited is a business company incorporated with limited liability under the laws of the British Virgin Islands wholly-owned by Mr. Zhang. The business address of Mr. Zhang and Starry Zone Investments Limited is 20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, the People’s Republic of China.
Mr. Shaojie Chen, Warrior Ace Holding Limited, Mr. Wenming Zhang and Starry Zone Investments Limited are collectively referred to as “Founder Filing Persons.”
Additional information regarding the parties to the Merger is set forth in Annex H, which is attached hereto and incorporated herein by reference.
Risk Factors
An investment in Huya Class A shares and Huya ADSs involves risks, some of which are related to the Merger. In considering the proposed Merger, you should carefully consider the information about these risks set forth under “Risk Factors” beginning on page 18, together with the other information included or incorporated by reference in this proxy statement/prospectus. These risks include, without limitation, the following:

•
The market price of the Huya ADSs may decline following the completion of the Merger or during the period of time between the EGM and the date on which DouYu shareholders and DouYu ADS holders actually receive Huya Class A shares and Huya ADSs pursuant to the Merger Agreement;

•	Huya and DouYu may not achieve the expected benefits of the proposed Merger;

•	Huya and DouYu will incur transaction and integration costs in connection with the Merger;

•
Failure to complete the proposed Merger and Reassignment, in a timely manner or at all, could disrupt Huya’s and DouYu’s business plans and operations and have a material adverse effect on the trading price of each company’s ADSs; and

•	The market price of the Huya ADSs may be affected by factors different from those affecting the price of DouYu ADSs.
The Extraordinary General Meeting of DouYu Shareholders
DouYu will hold the EGM on                , 2021, beginning at                (local time) at 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China. At the EGM, you will be asked:

1.
to authorize, approve and adopt the Merger Agreement and the Plan of Merger and any and all transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger; and upon the Merger becoming effective, the amendment and restatement of the fourth amended and restated memorandum and articles of association of the DouYu (as the surviving company) in the form attached as Appendix II to the Plan of Merger and the amendment of the authorized share capital of the

DouYu (as the surviving company) from US$100,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 per share and 500,000,000 shares of a par value of US$0.0001 per share as the board of directors may determine, to US$100,000 divided into 1,000,000,000 ordinary shares of a par value of US$0.0001 each as set forth in the Plan of Merger; and

2.
in the event that there are insufficient proxies received at the time of the EGM to authorize, approve and adopt the Merger Agreement and the Plan of Merger, to approve a proposal that the chairman of the EGM be instructed to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the approval of the Merger and the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.

Item 1
Based in part on the unanimous recommendation of the DouYu Special Committee, the DouYu board of directors (the “DouYu Board”), by actions taken without the participation of four directors who either recused themselves or were not present at the meeting (Mr. Shaojie Chen and Mr. Wenming Zhang, who recused themselves because of the conflicts of interest, Mr. Haiyang Yu, who recused himself because of his current employment with Tencent Holdings, and Ms. Song Zhou, who recused herself because of her current employment with Tencent Holdings), (1) has determined that the Merger is advisable and in the best interests of DouYu and its unaffiliated shareholders and ADS holders, as defined in Rule
13e-3
of the Exchange Act (the “Unaffiliated Security Holders”); (2) has approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and (3) recommends that DouYu shareholders vote “FOR” the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.
Item 2
A vote on the proposal to instruct the chairman of the EGM to adjourn the EGM as described above would only occur if there are insufficient proxies received at the time of the EGM to authorize, approve and adopt the Merger Agreement and the Plan of Merger.
Vote Required; DouYu Voting Agreements
In order for the Merger to be completed, the Merger Agreement must be approved by a special resolution of DouYu passed by an affirmative vote of shareholders representing two-thirds
or more of the DouYu shares present and voting in person or by proxy as a single class at the EGM authorizing, approving and adopting the Merger Agreement and the Plan of Merger.
As of October 31, 2020, there were 32,152,393 DouYu shares issued and outstanding and entitled to vote. As of the same date, the Tencent Entities beneficially owned 12,068,104 DouYu shares, representing 37.5% of the issued and outstanding DouYu shares, and has advised the DouYu Board that it intends to vote all of its DouYu shares in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.
Huya, Nectarine and, solely for the limited purposes set forth therein, DouYu entered into voting agreements dated as of October 12, 2020, with each of Mr. Shaojie Chen (“Mr. Chen”) and Mr. Wenming Zhang (“Mr. Zhang”), the chief executive officer and co-chief
executive officer of DouYu, respectively, pursuant to which each of Mr. Chen and Mr. Zhang has agreed to vote, respectively, 4,800,629 and 651,239 DouYu shares beneficially owned by them, representing in total 17.0% of the issued and outstanding DouYu shares, in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger, and the transactions contemplated thereby, including the Merger.

DouYu Shareholders and ADS Holders Entitled to Vote; Voting Material
As of                , 2021, there were                DouYu shares issued and outstanding and entitled to be voted at the EGM. Only DouYu shareholders entered in the register of members of DouYu at the close of business on                , 2021 (New York City time), the DouYu share record date, will receive copies of the proxy card directly from DouYu. DouYu shareholders registered in the register of members of DouYu as of the close of business on the DouYu share record date or their proxy holders are entitled to vote, with each DouYu share carrying one vote, and may participate in the EGM or any adjournment thereof, unless they sell their DouYu shares before                , 2021. DouYu shareholders wanting to vote by proxy should simply indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible but in any event at least 48 hours before the time of the EGM.
Holders of DouYu ADSs as of the close of business on                , 2021 (New York City time) who have not cancelled their DouYu ADSs by the time and date and as described in the paragraph below and elsewhere herein cannot attend or vote at the EGM directly, but may instruct JPMorgan Chase Bank, N.A. (the “DouYu depositary”), as depositary under the deposit agreement, dated as of July 16, 2019 (the “DouYu Deposit Agreement”), by and among DouYu, the DouYu depositary, and all holders and beneficial owners from time to time of DouYu American Depositary Receipts (“
DouYu ADRs
”) issued thereunder, how to vote the shares underlying the ADSs by completing and signing an ADS voting instruction card provided by the DouYu depositary and returning it in accordance with the instructions printed on it as soon as possible but, in any event, so as to be received by the DouYu depositary no later than 12:00 p.m. New York City time on                , 2021. The DouYu depositary shall endeavor, insofar as practicable, to vote or cause to be voted the DouYu shares represented by DouYu ADSs in accordance with your voting instructions.
Holders of DouYu ADSs may vote at the EGM if they cancel their DouYu ADSs, provide instructions for the re-registration in their name of the DouYu shares underlying such DouYu ADSs, pay the fees and expenses required to be paid under the DouYu Deposit Agreement to the DouYu depositary for such surrender and cancellation, follow the other procedures required pursuant to the DouYu Deposit Agreement and described herein, and become a registered holder of the DouYu shares underlying such cancelled DouYu ADSs by the close of business on                , 2021 (New York City time). DouYu ADS holders wanting to cancel their ADSs need to make such arrangements with the DouYu depositary sufficiently in advance to ensure they are registered holders of such DouYu shares by the close of business in New York City on                 , 2021 (New York City time).
Persons holding DouYu ADSs in a brokerage, bank or nominee account should consult with their broker, bank or nominee to obtain directions on how to provide such broker, bank or nominee with instructions on how to vote their DouYu ADSs.
Each holder of DouYu ADSs is solely responsible for the forwarding of voting notices and the ADS voting instruction card to the beneficial owner of the DouYu ADSs registered in such DouYu ADS holder’s name. There is no guarantee that holders and beneficial owners of DouYu ADSs generally or any holder or beneficial owner of DouYu ADSs in particular will receive the notices and ADS voting instruction card described above with sufficient time to enable such holder or beneficial owner of DouYu ADSs to return any voting instructions to the DouYu depositary in a timely manner. Under the DouYu Deposit Agreement, the DouYu depositary and its agents are not responsible for any failure to carry out any instructions to vote any of the DouYu shares underlying the DouYu ADSs, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by DouYu, for the manner in which any vote is case, including, without limitation, any vote cast by a person to whom the DouYu depositary is instructed to grant a discretionary proxy, or for the effect of any such vote.

The Merger Agreement and Plan of the Merger
On October 12, 2020, Huya, Merger Sub, DouYu and Nectarine entered into the Merger Agreement, which provides for the merger of Merger Sub with and into DouYu, with DouYu continuing as the surviving company and as a wholly owned subsidiary of Huya. Upon completion of the Merger, DouYu will cease to be a publicly traded company, and you will cease to have any rights in DouYu as a shareholder or an ADS holder.
Copies of the Merger Agreement and the Plan of Merger are attached as Annex A to this proxy statement/prospectus. Both Huya and DouYu encourage you to read the entire Merger Agreement and Plan of Merger carefully because they are the principal legal documents governing the Merger.
Merger Consideration
The Merger Consideration that DouYu shareholders and DouYu ADS holders will receive in the Merger is described in more detail in “The Merger Agreement and Plan of Merger—Merger Consideration” on page 136. In summary, if the Merger is completed:
(1) Other than as provided in paragraph (2) immediately below, each DouYu share issued and outstanding immediately prior to the Effective Time (other than DouYu shares represented by DouYu ADSs, the Excluded DouYu Shares and any Purported Dissenters Shares), shall be canceled in exchange for the right of the holder of the relevant DouYu share to receive 7.30 Huya Class A shares; and
(2) each DouYu ADS issued and outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive 0.730 Huya ADSs.
Huya anticipates that, following the Merger, the DouYu ADS holders and DouYu shareholders prior to the Merger will own approximately 50% of Huya’s share capital on a fully diluted basis.
The value of the Merger Consideration will fluctuate based on the trading price for Huya ADSs. Regardless of the trading price of Huya’s ADSs on the NYSE on the date of the Effective Time, DouYu shareholders will receive 7.30 Huya Class A shares for each DouYu share they own and DouYu ADS holders will receive 0.730 Huya ADS for each DouYu ADS they own. The market value of the Huya Class A shares and Huya ADSs that DouYu shareholders and DouYu ADS holders, respectively, will receive in the Merger will increase or decrease as the trading price of Huya ADSs increases or decreases, and may be different at the time the Merger is completed than it was at the time the Merger Agreement was signed or will be at the time of the EGM to approve the Merger. The market price of Huya ADSs could be lower at any time prior to the completion of the Merger or at any time thereafter than it was at the date of the Merger Agreement. As of November 9, 2020, the closing price of Huya ADSs on the NYSE was US$21.02 per Huya ADS. DouYu shareholders are urged to obtain current trading prices for Huya ADSs on the website of the New York Stock Exchange at http://www.nyse.com/. Information on this website is not incorporated by reference into this proxy statement/prospectus.
Treatment of DouYu RSU Awards
Each award of restricted share units (“DouYu RSU Award”) granted pursuant to the Amended and Restated Restricted Share Unit Scheme of DouYu (the “DouYu Restricted Share Unit Scheme”) that is outstanding and unvested and held directly by the applicable grantee immediately prior to the Effective Time shall be assumed by Huya and converted into a restricted share unit award (an “Assumed RSU Award”) with respect to a number of Huya Class A shares equal to the product obtained by multiplying (i) the applicable number of DouYu shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) 7.30, rounded to the nearest whole share. Each Assumed RSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding DouYu RSU Award immediately prior to the Effective Time (taking into account any changes thereto by reason of the Merger Agreement or the Merger), except for changes made as appropriate to effectuate the administration of the Assumed RSU Awards and certain other changes agreed by DouYu.
Each DouYu RSU Award that is outstanding and vested and held directly by the applicable grantee immediately prior to the Effective Time shall be canceled in exchange for the right to receive a number of Huya Class A shares equal to the product obtained by multiplying (i) the applicable number of DouYu shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) 7.30, rounded to the nearest whole share.
Plans for DouYu after the Merger
After the Effective Time, Huya anticipates that DouYu’s operations will be conducted substantially as they are currently being conducted, except that DouYu will cease to be a publicly traded company and will instead be a wholly owned subsidiary of Huya.
DouYu Reasons for the Merger and Recommendation of the DouYu Board and DouYu Special Committee
The DouYu Board, acting with the advice and assistance of DouYu’s management and financial and legal advisors, evaluated the proposed Merger, including the terms and conditions of the Merger Agreement. On October 12, 2020, the DouYu Board (1) determined that the proposed Merger, on the terms and subject to the considerations set forth in the Merger Agreement, is in the best interests of DouYu and its shareholders, and declared it advisable to enter into the Merger Agreement; (2) approved the execution, delivery and performance by DouYu of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (3) recommended the approval and adoption of the Merger Agreement by the shareholders of DouYu; and (4) directed that the Merger Agreement be submitted to the shareholders of DouYu for their approval. Accordingly, the DouYu Board recommends that DouYu shareholders vote “FOR” the resolution to authorize, approve and adopt the Merger Agreement, the Plan of Merger and the Merger. For a summary of the material factors considered by the DouYu Board in reaching its decision to authorize and adopt the Merger Agreement, the Plan of Merger and The Merger, please see “Special Factors—DouYu Reasons for the Merger and Recommendation of the DouYu Board and DouYu Special Committee” beginning on page 57.
Opinion of Morgan Stanley Asia Limited as Independent Financial Advisor to DouYu Special Committee
The DouYu Special Committee retained Morgan Stanley Asia Limited (“Morgan Stanley”) to provide it with financial advisory services and a financial opinion in connection with the Merger. The DouYu Special Committee selected Morgan Stanley to act as its independent financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and the relevant industry. At the meeting of the DouYu Special Committee on October 12, 2020, Morgan Stanley rendered its oral opinion to the DouYu Special Committee, which was subsequently confirmed in writing by delivery of Morgan Stanley’s written opinion dated October 12, 2020, to the DouYu Special Committee, that as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley as set forth in the written opinion, the Share Exchange Ratio and the ADS Exchange Ratio pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates consummation of the Reassignment substantially concurrently with the consummation of the Merger) are fair from a financial point of view to the holders of DouYu ordinary shares (other than Excluded DouYu Shares and Purported Dissenters Shares) and the holders of DouYu ADSs (other than DouYu ADSs representing Excluded Shares), respectively.

Morgan Stanley’s opinion was directed to the DouYu Special Committee (in its capacity as such) and addressed only the fairness from a financial point of view of the Share Exchange Ratio and the ADS Exchange Ratio pursuant to the Merger Agreement to the holders of DouYu ordinary shares (other than Excluded DouYu Shares and Purported Dissenters Shares) and the holders of DouYu ADSs (other than DouYu ADSs representing Excluded DouYu Shares), respectively, and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Morgan Stanley’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex F to this proxy statement/prospectus. You are encouraged to read Morgan Stanley’s opinion carefully. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion. However, neither Morgan Stanley’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to any holders of DouYu ordinary shares or holders of DouYu ADSs as to how to vote in connection with the shareholders’ meeting to be held in connection with the Merger or otherwise act with respect to the Merger, the Reassignment or any matter related thereto.
See “Special Factors—Opinion of Morgan Stanley Asia Limited as Independent Financial Advisor to DouYu Special Committee” beginning on page 75 for additional information.
Huya Reasons for the Merger and Recommendation of the Huya Special Committee
The Huya Board, acting upon the unanimous recommendation of the Huya Special Committee, which Huya Special Committee acted with the advice and assistance of Huya’s management and the Huya Special Committee’s legal and financial advisors, evaluated the proposed Merger, including the terms and conditions of the Merger Agreement.
The Huya Special Committee reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the transactions contemplated by the Merger Agreement, including the Merger. On October 12, 2020, the Huya Special Committee, after due consideration, unanimously (a) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is in the best interests of Huya, (b) approved and declared it advisable for Huya to enter into the Merger Agreement, the Plan of Merger, other transaction documents, and consummate the transactions contemplated thereby, including the Merger, and (c) recommended that the Huya Board approve and authorize the Merger Agreement, the Plan of Merger, other transaction documents, and the transactions contemplated thereby, including the Merger.
On October 12, 2020, the Huya Board (other than Mr. Lingdong Huang, Mr. Zhi Cheng, Mr. Hai Tao Pu, Mr. Guang Xu and Mr. Lei Zheng, who abstained from voting due to affiliation with Tencent Holdings, and Mr. Rongjie Dong who abstained from voting due to his participation in a separate share transfer agreement with an affiliate of Tencent Holdings), acting upon the unanimous recommendation of the Huya Special Committee, at a duly held meeting, has (a) determined that the execution by Huya of the Merger Agreement and the Plan of Merger and consummation of the transactions contemplated thereby, including the Merger, are fair to and in the best interests of Huya and (b) approved and declared advisable the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger.
For a summary of the material factors considered by the Huya Special Committee in reaching its decision, please see “Special Factors—Huya Reasons for the Merger and Recommendation of the Huya Special Committee” beginning on page 54.

Opinion of Citigroup Global Markets Inc. as Independent Financial Advisor to Huya Special Committee
The Huya Special Committee retained Citigroup Global Markets Inc. (“Citigroup”) as its independent financial advisor in connection with the transactions contemplated by the Merger Agreement and the Reassignment Agreement. In connection with this engagement, the Huya Special Committee requested Citigroup to evaluate the fairness, from a financial point of view, of the Share Exchange Ratio to Huya. On October 12, 2020, Citigroup rendered its oral opinion, which was subsequently confirmed in writing by delivery of Citigroup’s written opinion dated October 12, 2020, to the Huya Special Committee, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citigroup as set forth in its written opinion, the Share Exchange Ratio was fair, from a financial point of view, to Huya.
The full text of the written opinion of Citigroup, dated October 12, 2020, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken in connection with the opinion, is attached as Annex E to this proxy statement/prospectus and is incorporated herein by reference. The descriptions of the opinion of Citigroup set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. You are urged to read the opinion in its entirety. Citigroup’s opinion was provided for the information of the Huya Special Committee (in its capacity as such) in connection with its evaluation of the Share Exchange Ratio from a financial point of view and did not address any terms or any other aspects or implications of the Merger Agreement, the Reassignment Agreement or the transactions contemplated by the Merger Agreement and the Reassignment Agreement. Citigroup’s opinion does not address the underlying business decision of Huya to effect the transactions contemplated by the Merger Agreement and the Reassignment Agreement, the relative merits of such transactions as compared to any alternative business strategies that might exist for Huya or the effect of any other transaction in which Huya may engage, the likelihood that such transactions are consummated, or any legal, regulatory, tax or accounting matters. Citigroup’s opinion is not intended to be and does not constitute a recommendation to any shareholder of Huya or DouYu as to how such shareholder should vote or act on any matters relating to the transactions contemplated by the Merger Agreement and the Reassignment Agreement or otherwise.
See “Special Factors—Opinion of Citigroup Global Markets Inc. as Independent Financial Advisor to the Huya Special Committee” beginning on page 83 for additional information.
Tencent Entities Reasons for the Merger
Under SEC rules governing going-private transactions, the Tencent Entities are required to express their reasons for the Merger to the Unaffiliated Security Holders.
Each of the Tencent Entities is making the statements included in this section solely for the purpose of complying with the requirements of Rule
13e-3
and related rules under the Exchange Act. For the Tencent Entities, the purpose of the Merger is to enable Huya to acquire 100% of DouYu, in a transaction in which the ordinary shares and the ADSs of DouYu (other than the Excluded DouYu Shares and any Purported Dissenters Shares) will be canceled in exchange for the right to receive 7.30 validly issued, fully paid, non-assessable
Huya Class A Shares, so that Huya will bear the rewards and risks of the sole ownership of DouYu after the ordinary shares and ADSs of DouYu are canceled, including any increases in value of DouYu as a result of improvements to DouYu’s operations or acquisitions of other businesses. In addition, the Merger will allow the Tencent Entities and their affiliates to increase their ownership percentage in DouYu through their ownership in Huya, as further described in this proxy statement/prospectus under the section titled “Special Factors—Interests of the Tencent Entities in the Merger.”

The Tencent Entities believe the combination between Huya and DouYu will create operational and financial synergies, including through leveraging live streaming content over a larger user base, and help Huya and DouYu respond to competitive pressure from other online video services including short video platforms. In the course of considering the going-private transaction, the Tencent Entities did not consider alternative transaction structures because the Tencent Entities believed the Merger was the most direct and effective way to enable Huya to acquire ownership and control of DouYu.
Position of Huya, Merger Sub, the Tencent Entities and the Founder Filing Persons as to the Fairness of the Merger
Each party involved in the Merger believes that the Merger is fair to the Unaffiliated Security Holders of DouYu. Their belief is based upon the factors discussed under the section entitled “Special Factors—Position of Huya, Merger Sub, the Tencent Entities and the Founder Filing Persons as to the Fairness of the Merger” beginning on page 62.
Conditions to the Completion of the Merger
The obligations of DouYu, Huya and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of the following conditions:

•	the Required DouYu Vote shall have been obtained;

•
the registration statement on Form
F-4
(of which this proxy statement/prospectus is a part) having become effective under the Securities Act, and not having become the subject of any stop order, or any proceedings to seek a stop order, to suspend the effectiveness of the Form
F-4;

•	the Huya ADSs issuable as Merger Consideration pursuant to the Merger Agreement having been approved for listing on the NYSE, subject to official notice thereof; and

•
no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which (1) is in effect and (2) permanently enjoins or prohibits the consummation of the transaction contemplated by the Merger Agreement.

The obligations of each of Huya and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, or waiver by Huya and Nectarine, of the following conditions; provided that the last bullet point of the following conditions may be waived by Nectarine only:

•
the representations and warranties of DouYu in the Merger Agreement being true and correct in all respects save for de minimis inaccuracies as of the date of the Merger Agreement and as of the Closing Date, with certain other representations and warranties subject to a material adverse effect exception;

•
(1) certain representations and warranties of DouYu in the Merger Agreement being true and correct in all respects save for de minimis inaccuracies as of the date of the Merger Agreement and as of the Closing Date as if made on and as of such date and time, and (2) subject to certain exceptions, certain representations and warranties of DouYu set forth in the Merger Agreement being true and correct interpreted without giving effect to certain materiality qualifiers;

•
DouYu having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement prior to or at the time of closing of the Merger;

•	there having been no material adverse effect on DouYu and the DouYu Subsidiaries since the date of the Merger Agreement;

•	The actions described under the section titled “The Merger Agreement and Plan of Merger—DouYu Corporate Structure Matters” having been completed;

•
DouYu shareholders holding no more than 10% of DouYu shares shall have provided any notice of objection, written demand for appraisal or taken any other action that purports to exercise any rights pursuant to Section 238 of the Cayman Companies Law;

•
DouYu shall have, within 20 days immediately following the date on which the Required DouYu Vote is obtained, given written notice thereof to each Purported Dissenting Shareholder, and the listing of DouYu shares on the NASDAQ Global Select Market shall have been maintained for a minimum of twenty (20) days after such notice date;

•
all closing conditions under the Reassignment Agreement shall have been satisfied or waived as of the closing, which waiver shall be subject to prior written consent of Huya and the closing of the Reassignment (as defined in the Reassignment Agreement) shall have occurred in accordance with the Reassignment Agreement substantially concurrently with the closing of the transactions contemplated by the Merger Agreement;

•
all PRC regulatory filings to be made or obtained in connection with the Merger and the other transactions contemplated by the Merger Agreement prior to closing shall have been duly made or obtained, or the statutory clearance or non-objection period
in respect of any such regulatory filing or notification has expired and no objection has been raised with respect to the Merger, in each case in accordance with applicable PRC laws.

The obligations of DouYu to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, or waiver by DouYu and Nectarine:

•
the representations and warranties of Huya and Merger Sub in the Merger Agreement being true and correct in all respects save for de minimis inaccuracies as of the date of the Merger Agreement and as of the Closing Date, with certain other representations and warranties subject to a material adverse effect exception;

•
Huya and Merger Sub having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement prior to or at the time of closing of the Merger; and

•	there having been no Huya Material Adverse Effect since the date of the Merger Agreement.
Neither Huya, DouYu nor Nectarine can assure you that all of the conditions to completing the Merger will be satisfied or waived.
Termination of the Merger Agreement
The Merger Agreement may be terminated by both of Huya and DouYu or any of Huya, DouYu and Nectarine, as described in more detail in “The Merger Agreement and Plan of Merger—Termination of the Merger Agreement.”
Termination Fees
Huya is required to pay DouYu a termination fee of US$177,000,000 if the Merger Agreement is terminated by DouYu or Nectarine because:

•
the representations and warranties of Huya and Merger Sub shall not be true and correct or Huya or Merger Sub shall have breached or failed to perform any of its covenants or agreements contained in the Merger Agreement, or

•
(1) all of the closing conditions to the completion of the Merger or to the obligations of Huya and Merger Sub to consummate the Merger have been satisfied, (2) DouYu and Nectarine have confirmed by notice to Huya that all conditions to their obligation to consummate the Merger have been satisfied or that they are willing to waive any such unsatisfied conditions, and (3) Huya fails to consummate the Merger within three business days following the date the closing should have occurred as set forth in the Merger.

DouYu is required to pay Huya a termination fee of US$177,000,000 if the Merger Agreement is terminated by Huya or Nectarine because:

•	the representations and warranties of DouYu shall not be true and correct or DouYu shall have breached or failed to perform any of its covenants or agreements contained in the Merger Agreement, or

•
(1) all of the closing conditions to the completion of the Merger or to the obligations of DouYu to consummate the Merger have been satisfied, (2) Huya and Nectarine have confirmed by notice to DouYu that all conditions to their obligation to consummate the Merger have been satisfied or that they are willing to waive any such unsatisfied conditions, and (3) DouYu fails to consummate the Merger within three business days following the date the closing should have occurred as set forth in the Merger.

In addition, in the event that (1) the Merger Agreement is terminated by DouYu, Huya or Nectarine due to the failure to obtain the Required DouYu Vote other than as a result of Nectarine’s breach of its obligations under the section titled “The Merger Agreement and Plan of Merger—Voting of DouYu Shares by Nectarine” (2) the DouYu Board has effected a change of recommendation and (3) the Merger Agreement is not at such time able to be terminated by Huya or Nectarine, DouYu shall pay Huya a termination fee of US$44,000,000.
Fees and Expenses
Whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses except as otherwise provided in the Merger Agreement.
Listing of Huya ADSs
Huya ADSs currently trade on the NYSE under the symbol “HUYA.” It is a condition to completion of the Merger that the Huya ADSs to be delivered to DouYu ADS holders in connection with the Merger be approved for listing on the NYSE, subject to official notice of issuance. Huya will use its reasonable best efforts to cause any Huya ADSs to be issued in connection with the Merger to be approved for listing on the NYSE.
Delisting of DouYu ADSs
DouYu ADSs currently trade on NASDAQ under the symbol “DOYU.” If the Merger is completed, all of the DouYu ADSs will be de-listed
from NASDAQ, and the DouYu ADSs and the underlying DouYu shares will be deregistered under the Exchange Act.
Acquisition Proposals Relating to DouYu
DouYu will not, nor will it permit any of its subsidiaries or consolidated affiliated entities (collectively, the “DouYu Subsidiaries”) to, nor will it authorize or permit any officer, director or employee or any investment banker, attorney, accountant or other advisor or representative of DouYu or any of the DouYu Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage any inquiry or the making of any proposal or offer or any other effort or attempt that constitutes, or may reasonably be expected to lead to, any acquisition proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public
information with respect to DouYu or any of the DouYu Subsidiaries, or take any other action to facilitate, any acquisition proposal, or (iii) enter into any letter of intent, agreement or agreement in principle with respect to an acquisition proposal.
Prior to obtaining the required DouYu shareholder approval of the Merger Agreement (the “Required DouYu Vote”), the DouYu Board may effect a change of recommendation if the DouYu Board has determined in good faith, after consultation with its financial advisor and outside legal advisor, that failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable law; provided, however, that prior to taking such action or announcing the intention to do so, (1) DouYu has complied in all material respect with the section titled “The Merger Agreement and Plan of Merger—Acquisition Proposals Relating to DouYu; DouYu Board Recommendation”, (2) the DouYu Board has given DouYu at least ten business days’ prior written notice of its intention to take such action and a description of the reasons for taking such action, (3) DouYu has negotiated, and has caused its representatives to negotiate, in good faith with Huya during such notice period to enable Huya to revise the terms of the Merger Agreement in such a manner that would obviate the need for taking such action, and (4) following the end of such notice period, the DouYu Board acting upon recommendation of the DouYu Special Committee) shall have considered in good faith any revisions to the Merger Agreement proposed in writing by Huya in a manner that would form a binding contract if accepted by DouYu, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to effect a change of recommendation would constitute a breach of the directors’ fiduciary duties under applicable law.
Dissenters’ Rights
Huya and DouYu have considered whether the DouYu shareholders will be entitled to exercise statutory dissenters’ rights in respect of the Merger under the Cayman Companies Law. Huya and DouYu have been advised that the exemption in Section 239 of the Cayman Companies Law will apply, so that dissenters’ rights will not be available under the Cayman Companies Law, and DouYu shareholders will not be entitled to seek payment of the fair value of their DouYu shares by means of appraisal by the Cayman Islands court. For more information on appraisal rights, please see the question “Am I entitled to dissenters’ rights?” below and its answer.
Interests of DouYu’s Directors and Executive Officers in the Merger
In considering the recommendation of the DouYu Board that DouYu shareholders vote for the authorization and approval of the Merger, Merger Agreement and Plan of Merger, DouYu shareholders should be aware that certain members of the DouYu Board have agreements and arrangements that provide them with interests in the merger that may differ from, or be in addition to, the interests of other DouYu shareholders generally. The DouYu Board was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend that DouYu shareholders vote for the authorization and approval of the Merger, Merger Agreement and Plan of Merger.
For more detail on the interests of DouYu’s directors and executive officers in the Merger, please see “Special Factors—Interests of DouYu’s Directors and Executive Officers in the Merger” beginning on page 93.
Interests of the Tencent Entities in the Merger
As of the date of this proxy statement/prospectus, the Tencent Entities beneficially own approximately 37.5% of the total issued and outstanding share capital of DouYu, representing approximately 37.5% of DouYu’s total voting power, and their affiliate Linen Investment owns approximately 47.6% of the total issued and outstanding share capital of Huya, representing approximately 69.7% of Huya’s total voting power. As a result of the Merger, after taking into consideration the additional Huya Shares to be acquired by Linen Investment immediately prior to the closing of the Merger pursuant to that certain Share Transfer Agreement entered into as of October 12, 2020 between Linen Investment and certain affiliates of Mr. Rongjie Dong and the additional DouYu shares to be acquired by the Tencent Entities immediately prior to the closing of the Merger pursuant to that certain Share Transfer Agreement entered into as of August 13, 2020 between Nectarine and Mr. Chen, the Tencent Entities and Linen Investment will collectively own approximately 67.5% of the total voting power in the surviving company on a fully diluted basis immediately following the completion of the Merger. Pursuant to the terms of the voting undertaking provided by Nectarine in the Merger Agreement, Nectarine has agreed to, among other things, vote, or cause to be voted, or provide written consent with respect to, all DouYu ordinary shares owned beneficially or of record by it or any of its subsidiaries in favor of the approval of the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby, including the Merger, the approval of the execution and delivery by DouYu of the Merger Agreement, and the approval of any actions required in furtherance of the Merger Agreement and the transactions contemplated thereby, including the Merger.
Because of the Tencent Entities’ equity interest in the surviving company through their equity interest in Huya, the Tencent Entities will indirectly enjoy the benefits from any future earnings and growth of DouYu after the Merger which, if DouYu is successfully managed, could exceed the value of their original investment in DouYu. The Tencent Entities will also indirectly bear the corresponding risks of any possible decreases in the future earnings, growth or value of DouYu. The investment by the Tencent Entities in the surviving company through Huya will be less liquid than the investment by the Tencent Entities in DouYu, because there is no public trading market for the surviving company’s shares and the Tencent Entities may not be able to sell their interest in the surviving company without also disposing their interest in Huya.
The Merger may also provide additional means to enhance shareholder value for the Tencent Entities, including improved profitability due to decrease in the expenses associated with the reporting and compliance obligations of a publicly traded company, and additional means for making liquidity available to the Tencent Entities through Huya, such as through dividends or other distributions.
Board of Directors and Senior Management of the Combined Company
Huya shall take all actions necessary in accordance with the applicable laws and the memorandum and articles of association of Huya to cause (i) Mr. Chen to be appointed a director on the Huya Board, and (ii) Mr. Chen and Mr. Rongjie Dong to be appointed
Co-Chief
Executive Officers of Huya, in each case effective as of the Effective Time. The members of the Huya Board immediately prior to the Effective Time shall remain as directors of Huya immediate after the Effective Time.
Regulatory Matters
Completion of the Merger is subject to receipt of clearance from the State Administration for Market Regulation, the PRC regulatory authority responsible for merger control. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Litigation Relating to the Merger
Huya, DouYu and the Tencent Entities are not aware of any legal proceedings challenging the Merger Agreement, the Plan of Merger, the Merger, or the related transactions.

Accounting Treatment
The Merger will be accounted for as follows under accounting principles generally accepted in the United States (“U.S. GAAP”):
(i) The acquisition of DouYu by Huya is accounted for as a business combination using the acquisition method.
(ii) With respect to the Reassignment of the Penguin Business from Tencent Holdings via Nectarine to DouYu, given that Huya is a consolidated subsidiary of Tencent Holdings and Tencent Holdings through its affiliate will remain as the parent company of Huya after the closing of the Merger, the assets and liabilities of Penguin assigned to Huya through the Reassignment to DouYu will be accounted for at historical cost in accordance with the guidance in Transactions Between Entities Under Common Control Subsections of
ASC 805-50.
For more detail on the accounting treatment of the Merger, please see “Unaudited Pro Forma Condensed Combined Financial Information—Notes to Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 123.
Tax Consequences of the Merger
United States Federal Income Tax Consequences
The Merger is intended to qualify as a reorganization under section 368(a) of the Code (as defined below) for U.S. federal income tax purposes. Assuming that the Merger qualifies as a reorganization under section 368(a) of the Code and neither Huya or DouYu is or has been a PFIC (as defined below), DouYu shareholders will not recognize gain or loss on the exchange of their DouYu shares for Huya Class A shares, and DouYu ADS holders will not recognize gain or loss on the exchange of their DouYu ADSs for Huya ADSs, although gain or loss may be recognized upon the receipt of cash in lieu of fractional interests in a Huya Class A share or Huya ADS.
Huya and DouYu cannot assure DouYu shareholders and DouYu ADS holders that the IRS (as defined below) will agree with the treatment of the Merger as a reorganization under section 368(a) of the Code. Tax matters are complicated, and the tax consequences of the Merger to each DouYu shareholder or each DouYu ADS holder will depend on each holder’s circumstances. DouYu shareholders and DouYu ADS holders are urged to read the discussion under the section titled “Special Factors—Tax Consequences of the Merger—U.S. Federal Income Tax Consequences” and to consult their tax advisors for a full understanding of the tax consequences of their participation in the Merger.
PRC Income Tax Consequences
DouYu does not believe that it would be considered a resident enterprise under the PRC Enterprise Income Tax Law (the “EIT Law”) or that the gain, if any, recognized on the receipt of the Merger Consideration for DouYu shares or DouYu ADSs should otherwise be subject to PRC income tax to holders of such DouYu shares or DouYu ADSs that are not PRC residents. If, however, the PRC tax authorities were to determine that DouYu should be considered a resident enterprise under the EIT Law or that the receipt of the Merger Consideration for DouYu shares or DouYu ADSs should otherwise be subject to PRC income tax, then a gain recognized on the receipt of the Merger Consideration for DouYu shares or DouYu ADSs pursuant to the Merger by DouYu shareholders or DouYu ADS holders, respectively, who are non-resident
enterprises under the EIT Law could be treated as
PRC-source
income that would be subject to PRC withholding tax at a rate of 10%, unless otherwise reduced pursuant to an applicable tax treaty. None of Huya, Merger Sub or DouYu currently intends to deduct or withhold any amount from the Merger Consideration under applicable PRC law. In the event that circumstances change and a deduction or withholding is required, each of the surviving company, DouYu, Huya and the exchange agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as it reasonably determines is required to deduct and withhold with respect to the making of such payment under any applicable tax laws of the PRC. To the extent that amounts are so withheld and paid over to the appropriate governmental entity by the surviving company, DouYu, Huya or the exchange agent, as the case may be, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of DouYu shares or DouYu ADSs in respect to which such deduction and withholding was made by the surviving company or Huya, as the case may be. In the event that deduction or withholding in respect of PRC tax is necessary, Huya and DouYu will revise this proxy statement/prospectus to describe the proposed deduction or withholding, and Huya will file with the SEC an amendment to its registration statement on Form
F-4,
which will include the revised proxy statement/prospectus. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences. Please see “Special Factors—Tax Consequences of the Merger—PRC Income Tax Consequences” beginning on page 99 for additional information.
Cayman Islands Tax Consequences
The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the Cayman Islands government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of the Merger Consideration by DouYu shareholders or DouYu ADS holders under the terms of the Merger Agreement. This is subject to the qualifications that (1) Cayman Islands stamp duty may be payable if any original transaction documents, including the Merger Agreement, are brought to or executed in the Cayman Islands; and (2) registration fees will be payable to the Cayman Islands Registrar of Companies to register the Plan of Merger and other filings required in connection with the Merger.
Comparison of Rights of Huya and DouYu Shareholders
In the Merger, DouYu shareholders will receive Huya Class A shares. The rights of Huya shareholders are governed by Cayman Islands law and the memorandum and articles of association of Huya, and the rights of DouYu shareholders are governed by Cayman Islands law and the memorandum and articles of association of DouYu. Upon completion of the Merger, the rights of DouYu shareholders who become shareholders of Huya in the Merger will be governed by Cayman Islands law and the memorandum and articles of association of Huya. There are certain differences between the rights of DouYu shareholders and the rights of Huya shareholders due to differences between the two companies’ memorandum and articles of association. For a discussion of these differences, please see “Comparison of Rights of Huya and DouYu Shareholders” beginning on page 182.
Comparison of Rights of Huya and DouYu ADS Holders
In the Merger, DouYu ADS holders will receive Huya ADSs. The rights of DouYu ADS holders are governed by the DouYu Deposit Agreement, and the rights of Huya ADS holders are governed by the Huya Deposit Agreement. Upon completion of the Merger, the rights of DouYu ADS holders who become Huya ADS holders in the Merger will be governed by the Huya Deposit Agreement. There are certain differences between the rights of DouYu ADS holders and those of Huya ADS holders under the respective deposit agreement. For a comparison of the material differences, please see “Comparison of Rights of Huya and DouYu ADS Holders” beginning on page 191.
Comparative Market Price and Dividend Information
The Huya ADSs have been listed on the NYSE since May 11, 2018 under the symbol “HUYA.” The DouYu ADSs have been listed on the NASDAQ Global Select Market since July 17, 2019 under the symbol “DOYU.”

Neither Huya nor DouYu has declared or paid any dividends on its ordinary shares or ADSs since their initial public offerings in May 2018 and July 2019, respectively, other than the Huya Closing Dividend and the DouYu Closing Dividend contemplated under the Merger Agreement.
The following table presents the high and low sales prices for Huya ADSs on the NYSE for each quarter during the period from May 11, 2018 through November 9, 2020, and the high and low sales prices for DouYu ADSs on the NASDAQ Global Select Market for each quarter during the period from July 17, 2019 through November 9, 2020.

	Huya ADSs (1)		DouYu ADSs (2)
	($)		($)
	High	Low	High	Low
2018
Second Quarter	50.82	15.25	—	—
Third Quarter	40.60	23.02	—	—
Fourth Quarter	24.04	14.44	—	—
2019
First Quarter	30.00	15.12	—	—
Second Quarter	29.45	19.48	—	—
Third Quarter	28.20	19.30	11.88	7.77
Fourth Quarter	25.90	16.40	8.60	7.01
2020
First Quarter	21.73	11.78	9.50	6.11
Second Quarter	20.78	14.50	12.19	6.17
Third Quarter	30.62	18.81	17.85	10.88
Fourth Quarter (through November 9, 2020)	25.87	20.23	16.37	13.12

(1)	Each Huya ADS represents one Huya Class A share.
(2)	10 DouYu ADSs represent one DouYu share.
On August 7, 2020, the last full trading day prior to the public announcement by Huya that it received a preliminary non-binding
proposal letter, dated August 10, 2020, from Tencent Holdings, proposing that Huya and DouYu enter into a stock-for-stock
merger to be effected pursuant to applicable laws, the reported closing price of Huya ADSs on the NYSE and that of DouYu ADSs on the NASDAQ Global Select Market were $26.66 per ADS and $15.27 per ADS, respectively. On October 9, 2020, the last full trading day prior to the public announcement by Huya and DouYu of the execution of the Merger Agreement, the reported closing price of Huya ADSs on the NYSE and that of DouYu ADSs on the NASDAQ Global Select Market were $25.79 per ADS and $14.00 per ADS, respectively. On November 9, 2020, the last trading day for which this information could be calculated prior to the filing of Huya’s registration statement on Form
F-4,
of which this proxy statement/prospectus is a part, the reported closing price of Huya ADSs on the NYSE and that of DouYu ADSs on the NASDAQ Global Select Market were $21.02 per ADS and $14.28 per ADS, respectively.
DouYu shareholders and ADS holders will not receive the Merger Consideration until the proposed Merger is completed, which may be a substantial period of time after the EGM to which this proxy statement/prospectus relates. There can be no assurance as to the trading prices of the Huya ADSs at the time of the closing of the proposed Merger. The market prices of the Huya ADSs and DouYu ADSs are likely to fluctuate prior to consummation of the Merger and cannot be predicted. You are urged to obtain current trading prices for Huya ADSs and DouYu ADSs before you vote.

RISK FACTORS
Investing in Huya Class A shares or Huya ADSs involves risks, some of which are related to the Merger. In considering the proposed Merger, you should carefully consider the following information about these risks, as well as the other information included in or incorporated by reference into this proxy statement/prospectus, including Huya 2019
20-F
and the extensive risk factors relating to the businesses of Huya described in the Huya 2019
20-F
beginning on page 6. The business of the combined company, as well as the respective businesses of Huya and DouYu, and their respective financial condition or results of operations, could be materially adversely affected by any of these risks, as well as other risks and uncertainties not currently known to Huya or not currently deemed to be material.
Huya also encourages you to read and consider the risk factors specific to DouYu’s businesses (that may also affect Huya) described in DouYu 2019
20-F
beginning on page 3.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively, for information on where you can find the documents Huya and DouYu have filed with or furnished to the SEC and which are incorporated into this proxy statement/prospectus by reference.
Risks Related to the Merger
The market price of the Huya ADSs may decline following the completion of the Merger or during the period of time between the EGM and the date on which DouYu shareholders and DouYu ADS holders actually receive Huya Class A shares and Huya ADSs pursuant to the Merger Agreement.
At the Effective Time, (1) each DouYu share issued and outstanding immediately prior to the Effective Time (other than DouYu shares represented by DouYu ADSs, the Excluded DouYu Shares and any Purported Dissenters Shares), shall be canceled in exchange for the right of the holder of the relevant DouYu share to receive 7.30 Huya Class A shares, and (2) each DouYu ADS issued and outstanding immediately prior to the Effective Time will be surrendered in exchange for the right to receive 0.730 Huya ADSs; provided that the Excluded DouYu Shares and the DouYu shares and DouYu ADSs issued and outstanding immediately prior to the Effective Time that are issued to and held by DouYu RSU Trust shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefore.
In regards to the Huya Class A share and Huya ADS portion of the Merger Consideration to be delivered to Huya shareholders and Huya ADS holders, respectively, under the Merger Agreement, the Share Exchange Ratio of 7.30 and the ADS Exchange Ratio of 0.730 are fixed and will not be adjusted to reflect changes in the market value of Huya ADSs.
The market price of Huya ADSs may decline at any time following the completion of the Merger if, among other reasons:

•
the operational and financial synergies expected by Huya and DouYu across a number of areas, including leveraging live streaming content over a larger user base, and improving operation efficiencies are not achieved;

•	the effect of the Merger on the financial results of Huya is not consistent with the expectations of financial analysts or investors;

•
DouYu ADS holders sell a significant number of Huya ADSs after consummation of the Merger, or DouYu shareholders who receive Huya Class A shares under the Merger Agreement later sell a significant number of Huya ADSs in the open market; or

•
adverse changes in laws, regulations, rules, policies or guidelines, or the general political, economic, industry or capital markets environment, or the impact of a pandemic including the continuing impact of
COVID-19.

In addition, the market price of the Huya ADSs may fluctuate or decline during the period of time between the EGM and the date on which DouYu shareholders and DouYu ADS holders entitled to receive Huya Class A shares and Huya ADSs, respectively, pursuant to the Merger Agreement, actually receive Huya Class A shares and Huya ADSs. These fluctuations may be caused by changes in the businesses, operations, financial results and prospects of Huya and DouYu, market expectations of the likelihood that the Merger will be completed and the timing of the completion of the Merger, laws, regulations, rules, policies or guidelines, general political, economic, industry or capital markets conditions or other factors. At the time they cast their votes regarding the authorization and approval of the Merger Agreement, DouYu shareholders and ADS holders will not know the actual market value of the Huya Class A shares and Huya ADSs they will receive when the Merger is finally completed. The actual market value of the Huya Class A shares and Huya ADSs, when received by DouYu shareholders and DouYu ADS holders, will depend on the market value of those Huya Class A shares and Huya ADSs on that date. This market value may be less than the value of the Huya Class A shares and Huya ADSs at the time the Merger Agreement was signed or when the EGM is held.
Huya and DouYu may not achieve the expected benefits of the proposed Merger.
The anticipated benefits from the Merger are, necessarily, based on projections and assumptions about the combined businesses of Huya, DouYu and Penguin, which may not materialize as expected or which may prove to be inaccurate. Huya’s ability to achieve the anticipated benefits will depend on Huya’s ability to successfully and efficiently integrate the business and operations of DouYu and Penguin with Huya’s business and achieve the expected synergies. Huya may encounter significant challenges with successfully integrating and recognizing the anticipated benefits of the proposed Merger, including the following:

•	potential disruption of, or reduced growth in, Huya’s core businesses, due to diversion of management attention and uncertainty with our current client relationships;

•	consolidating and integrating corporate, information technology, finance and administrative infrastructures, and integrating and harmonizing business systems;

•	coordinating efforts to effectively maintain and grow user base, as well as attract and retain key talent agencies or talented and popular broadcasters;

•	difficulties in achieving anticipated operational and financial synergies, business opportunities and growth prospects from combining DouYu’s and Penguin’s business with Huya’s business;

•	limitations prior to the completion of the Merger on the ability of management of Huya and DouYu to conduct planning regarding the integration of the two companies;

•	the increased scale and complexity of operations resulting from the Merger;

•	difficulties in anticipating and responding to actions that may be taken by competitors in response to the Merger; and

•
potential adverse changes in laws, regulations, rules, policies or guidelines, or the general political, economic, industry or capital markets environment, or the impact of a pandemic including the continuing impact of
COVID-19.

In addition, Huya’s anticipated benefits of the Merger contemplate certain synergies. Consequently, even if Huya is able to successfully integrate the operations of DouYu and Penguin with Huya’s operations, Huya may not realize the full benefits of the Merger if it is unable to identify and implement the anticipated synergies or if the actions taken to implement such synergies have unintended consequences on Huya’s other business operations.
Huya and DouYu will incur transaction and integration costs in connection with the Merger.
Huya and DouYu have incurred, and expect to continue to incur, significant costs in connection with the Merger. Huya will also incur integration costs following the completion of the Merger as DouYu and Penguin’s operations are integrated with Huya’s operations. The operational and financial synergies expected to arise from the Merger across a number of areas, including leveraging live streaming content over a larger user base, and improving operational efficiency, may not be achieved in the near term or at all, and if achieved, may not be sufficient to offset the costs associated with the Merger. Unanticipated costs, or the failure to achieve such expected improvement, may have an adverse impact on the results of operations of the combined company following the completion of the Merger.
Failure to complete the proposed Merger and Reassignment, in a timely manner or at all, could disrupt Huya and DouYu’s business plans and operations and have a material adverse effect on the trading price of each company’s ADSs.
Although Huya and DouYu expect to complete the Merger promptly after receiving DouYu shareholder approval at its EGM and DouYu and Nectarine expect to complete the Reassignment concurrently with the closing of the Merger, the transactions are subject to certain customary closing conditions including receipt of the required DouYu shareholder approval and the effectiveness of the registration statement of which this prospectus forms a part. Additionally, pursuant to the Merger Agreement, all closing conditions under the Reassignment Agreement shall have been satisfied as of the closing of the Merger and the closing of the Reassignment shall have occurred in accordance with the Reassignment Agreement substantially concurrently with the closing of the Merger. Pursuant to the Reassignment, the closing of the Reassignment is subject to completion of the pre-closing
restructuring of Penguin in accordance with the restructuring schedule as agreed by and between DouYu and Nectarine. For more details, please see “The Merger Agreement and Plan of Merger—Conditions to the Completion of the Merger” and “The Reassignment—Closing Conditions.”
The Merger Agreement may be terminated in certain circumstances, including if the Merger shall not have been consummated by July 12, 2021, subject to an automatic three-month extension under certain circumstances, or if there is in effect any final and non-appealable
governmental order, judgment, writ, injunction, decree or ruling that permanently enjoins or prohibits the consummation of the Merger or imposes certain non-required
remedy.
Completion of the Merger is subject to receipt of clearance from the State Administration for Market Regulation, the PRC regulatory authority responsible for merger control. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. Although Huya and DouYu expect that all required regulatory clearances and approvals will be obtained, Huya and DouYu cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger. In particular, any antitrust filing imposed by the State Administration for Market Regulation may be time consuming and may have the effect of delaying or bringing uncertainty to the consummation of the Merger, imposing additional costs on Huya or DouYu and requiring commitment of management resources.
Failure to complete the Merger and the Reassignment on the expected schedule or at all would likely disrupt the business operations of Huya and DouYu and require them to revise their respective business plans, and could otherwise have a material adverse effect on their respective businesses and trading price. Moreover, if the Merger and Reassignment are not completed, both Huya and DouYu will be subject to several risks, including having to pay certain costs relating to the Merger and the Reassignment, the possibility of Huya or DouYu needing to pay a significant termination fee to the other, and the management teams of Huya and DouYu having their focus diverted from pursuing other opportunities that could be beneficial to Huya or DouYu, in each case, without realizing any of the benefits that might have resulted had the Merger and the Reassignment been completed.

Uncertainty about the Merger may adversely affect the relationships between Huya or DouYu with its users, broadcasters and employees, which could negatively affect their business, financial condition and results of operations, whether or not the Merger is completed.
The announcement of the Merger on October 12, 2020, whether or not completed, may cause uncertainties in the relationships between Huya or DouYu with its users or broadcasters which could have a material and adverse effect on the business, financial condition and results of operations of Huya or DouYu. Furthermore, uncertainties about the Merger may cause the current and prospective employees of Huya or DouYu to experience uncertainty about their future with us. These uncertainties may impair the ability of Huya or DouYu to retain, recruit or motivate key employees which could affect its business.
Huya and DouYu may have difficulty attracting, motivating and retaining executives and other key employees due to uncertainty associated with the Merger.
Huya’s success after completion of the Merger will depend in part upon the ability of Huya to retain key employees of Huya and DouYu. Competition for qualified personnel can be intense. Current and prospective employees of Huya or DouYu may experience uncertainty about the effect of the Merger, which may impair Huya’s and DouYu’s ability to attract, retain and motivate key personnel prior to and following the Merger. Employee retention may be particularly challenging during the pendency of the Merger, as employees of Huya and DouYu may experience uncertainty about their future roles with the combined company.
In addition, if key employees of Huya or DouYu depart, the integration of the companies may be more difficult and the combined company’s business following the Merger may be harmed. Furthermore, the combined company may have to incur significant costs in identifying, hiring, training and retaining replacements for departing employees and may lose significant expertise and talent relating to the businesses of Huya or DouYu, and the combined company’s ability to realize the anticipated benefits of the Merger may thus be adversely affected. Furthermore, there could be disruptions to or distractions for the workforce and management associated with integrating employees into the combined company. Accordingly, no assurance can be given that Huya will be able to attract or retain key employees of Huya and DouYu to the same extent that those companies have been able to attract or retain their own employees in the past.
Certain directors and executive officers of DouYu have agreements and arrangements that may result in their having interests in the Merger different from, or in addition to, those of DouYu shareholders generally.
In considering the recommendation of the DouYu Board to DouYu shareholders to approve the Merger, Merger Agreement and Plan of Merger, DouYu shareholders should be aware that certain members of the DouYu Board and certain executive officers of DouYu have agreements and arrangements which may result in their having interests in the Merger different from, or in addition to, those of DouYu shareholders generally, including treatment of DouYu RSU Awards in the Merger for certain directors and executive officers of DouYu including Mr. Chen and Mr. Zhang and board representation rights on the Huya Board for Mr. Chen. The DouYu Board was aware of these agreements and arrangements during its deliberations of the merits of the Merger and in determining to recommend that DouYu shareholders approve the Merger, Merger Agreement and Plan of Merger. Please see “Special Factors—Interests of DouYu’s Directors and Executive Officers in the Merger” beginning on page 93 for more information.
The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is preliminary and the actual financial condition and results of operations after the Merger may differ materially.
The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Huya’s actual financial condition or results of operations would have been had the Merger been completed on the dates indicated. The pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates, to record the DouYu identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Huya as of the date of completion of the Merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus. For more information, see “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 115 for more information.
The decline in financial forecast or the failure of actual financial results of each of Huya and DouYu to meet the forecasted results as disclosed elsewhere in this proxy statement/prospectus may adversely affect the future financial conditions, results of operations and prospects of the combined company.
Although the financial forecasts of Huya and DouYu are included in this proxy statement/prospectus, such forecasts are based on assumptions made by the managements of Huya and DouYu in preparing their respective financial forecasts, and are subject to significant uncertainties and contingencies that are difficult to predict and are beyond the control of Huya and DouYu. The financial forecasts may decline or the actual financial results of Huya and DouYu mail fail to meet the forecasted results, which may have an adverse impact on the financial conditions, results of operations and prospects of the combined company.
The Penguin Business’s unaudited carve out financial information included in this proxy statement/prospectus is presented for illustrative purposes only and does not represent the actual financial position or results of operations of the Penguin Business, DouYu or the surviving company following the Reassignment.
The Penguin Business’s unaudited carve out financial information contained in this proxy statement/prospectus is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and does not represent the actual financial position or results of operations of the Penguin Business prior to the Reassignment or that of DouYu or the surviving company following the Reassignment and the Merger. In addition, the Reassignment and post-Reassignment integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of Reassignment-related litigation or other claims. Unexpected delays in completing the Reassignment or in connection with the post-Reassignment integration process may significantly increase the related costs and expenses incurred by the Penguin Business and/or DouYu. The actual financial positions and results of operations of the Penguin Business prior to the Reassignment and that of DouYu and the surviving company following the Reassignment and the Merger may be different, possibly materially, from the unaudited carve out financial information included in this proxy statement/prospectus. In addition, the assumptions used in preparing the Penguin Business carve out financial information included in this proxy statement/prospectus may not prove to be accurate and may be affected by other factors, including factors beyond the control of each of the Penguin Business and DouYu.
If the IRS were to successfully challenge the qualification of the Merger as a reorganization under section 368(a) of the Internal Revenue Code, certain adverse tax consequences affecting the holders of DouYu shares and DouYu ADSs who respectively receive Huya Class A shares and Huya ADSs in the Merger may result, including such holders of DouYu shares and DouYu ADSs needing to recognize gain or loss with respect to the DouYu shares and DouYu ADSs surrendered in the Merger.
The Merger is intended to qualify as a reorganization under section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. If the Merger qualifies as a reorganization under section 368(a) of the Internal Revenue Code and neither Huya nor DouYu is or has been a PFIC, DouYu shareholders will not recognize gain or loss on the exchange of their DouYu shares for Huya Class A shares and DouYu ADS holders will not recognize gain or loss on the exchange of their DouYu ADSs for Huya ADSs, although gain or loss will be recognized upon the receipt of cash in lieu of fractional Huya Class A shares or Huya ADSs. Whether the Merger qualifies as a reorganization within the meaning of section 368(a) of the Internal Revenue Code with respect to which DouYu shareholders and DouYu ADS holders generally do not recognize gain or loss is uncertain and depends, in part, upon whether either Huya or DouYu is or has been a PFIC. Although neither Huya nor DouYu believes it is a PFIC, because PFIC status is a fact-intensive determination made on an annual basis and that depends on market conditions, no assurance can be given that Huya or DouYu will not be a PFIC.
Huya and DouYu cannot assure DouYu shareholders and DouYu ADS holders that the IRS will agree with the treatment of the Merger as a reorganization under section 368(a) of the Internal Revenue Code. If the IRS successfully challenges the qualification of the Merger as a reorganization under section 368(a) of the Internal Revenue Code, DouYu shareholders and DouYu ADS holders would generally be required to recognize gain or loss with respect to the DouYu shares and DouYu ADSs surrendered in the Merger in an amount equal to the difference between their adjusted tax basis in the surrendered DouYu shares or ADSs and the fair market value, as of the effective date of the Merger, of the Huya Class A shares or Huya ADSs received or to be received in the Merger. Generally, in such event, the tax basis in the Huya Class A shares or Huya ADSs received by DouYu shareholders and DouYu ADS holder would equal their fair market value as of the effective date of the Merger, and the holding period for the Huya Class A shares or Huya ADSs would begin on the day after the Merger.
Tax matters are complicated, and the tax consequences of the Merger to each DouYu shareholder or each DouYu ADS holder may also depend on each holder’s circumstances. DouYu shareholders and DouYu ADS holders are urged to read the discussion under “Special Factors—Tax Consequences of the Merger—United States Federal Income Tax Consequences” beginning on page 96 of this proxy statement/prospectus and to consult their tax advisors for a full understanding of the tax consequences of their participation in the Merger.
The issuance of Huya Class A shares to DouYu shareholders and Huya ADSs to DouYu ADS holders in the Merger will substantially reduce the percentage interests of Huya shareholders.
If the Merger is completed, Huya will issue new Huya Class A shares to DouYu shareholders and new Huya ADSs to DouYu ADS holders. DouYu shareholders before the Merger will own, in the aggregate, approximately 50% of the Huya shares outstanding immediately after the Merger on a fully diluted basis. The issuance of Huya Class A shares to DouYu shareholders and Huya ADSs to DouYu ADS holders in the Merger and the assumption of DouYu RSU Awards will substantially reduce the percentage interests of Huya shareholders.
Risks Related to Huya’s Business
Huya is, and will continue to be, subject to the risks described in “Item 3.D.—Key Information—Risk Factors” of the Huya 2019
20-F,
beginning on page 6, all of which are incorporated by reference into this proxy statement/prospectus.
Risks Related to DouYu’s Business
DouYu is, and will continue to be, subject to the risks described in “Item 3.D.—Key Information—Risk Factors” of the DouYu 2019
20-F,
beginning on page 3, all of which are incorporated by reference into this proxy statement/prospectus.
DouYu and certain of its current and former directors and officers have been named as defendants in several shareholder class action lawsuits, which could have a material adverse impact on DouYu’s business, financial condition, results of operation, cash flows and reputation.
DouYu will have to defend against the putative class actions described in “Important Information Regarding DouYu—Legal Proceedings,” including any appeals of such lawsuits should DouYu’s initial defense be unsuccessful. DouYu is currently unable to estimate the potential loss, if any, associated with the resolution of such lawsuits, if they proceed. DouYu anticipates that it will continue to be a target for lawsuits in the future, including putative class action lawsuits brought by shareholders. There can be no assurance that DouYu will be able to prevail in its defense or reverse any unfavorable judgment on appeal, and DouYu may decide to settle lawsuits on unfavorable terms. Any adverse outcome of these cases, including any plaintiffs’ appeal of the judgment in these cases, could result in payments of substantial monetary damages or fines, or changes to DouYu business practices, and thus have a material adverse effect on DouYu’s business, financial condition, results of operation, cash flows and reputation. In addition, there can be no assurance that DouYu insurance carriers will cover all or part of the defense costs, or any liabilities that may arise from these matters. The litigation process may utilize a significant portion of DouYu’s cash resources and divert management’s attention from the day-to-day
operations of DouYu, all of which could harm DouYu’s business. DouYu also may be subject to claims for indemnification related to these matters, and it cannot predict the impact that indemnification claims may have on DouYu’s business or financial results.
Risks Related to Penguin’s Business
The Penguin Business’s limited operating history with a relatively new business model in a relatively new market makes it difficult to evaluate its business and growth prospects.
In 2016, Tencent Holdings commenced its game centric live streaming operation through the establishment of the Penguin Business. The Penguin Business is principally engaged in operating its own live streaming platform, which enables streamers and viewers to interact with each other during live streaming with game live streaming as its primary theme. At the same time, the platform has also extended themes to life and entertainment topics beyond games to cater for users’ growing entertainment demands. The Penguin Business’s growth in the past may not be indicative of its future performance, as its operating results represent a limited size of sample of operational results and may be hard to repeat in the future. Many of the elements of Penguin’s business are evolving. The markets for its live streaming platform and the related products and services are relatively new and rapidly developing and are subject to significant challenges, especially in terms of converting non-paying
users to paying users, maintaining a stable paying user base and attracting new paying users. Penguin’s business plan relies heavily upon an expanding user base and the resulting increased revenue from live streaming and online advertising, as well as its ability to capitalize on the industry and explore other monetization avenues. The Penguin Business may not succeed in any of these aspects.
The Penguin Business has incurred net losses since inception, and the Penguin Business may continue to incur losses in the future.
The Penguin Business has incurred significant accumulated net losses to date. While the Penguin Business’s future revenue growth will be linked with the realization of the Penguin Business’s monetization strategies, which will be affected by user engagement, streamer retention and product offering, the Penguin Business’s cost-effective growth will rely on improvement of operational efficiency. The Penguin Business’s ability to improve operational efficiency will depend on its ability to maintain stronger bargaining position in contract negotiations with streamers, streamline the Penguin Business’s operation, achieve economies of scale and employ more advanced streaming technologies at lower cost, among other things. The Penguin Business cannot assure you that it will be able to improve its operational efficiency in the future.
If the Penguin Business fails to retain its existing users, keep them engaged or further grow its user base, Penguin’s business, operation, profitability and prospects may be materially and adversely affected.
The size of the Penguin Business’s user base and the level of the Penguin Business’s user engagement are critical to the Penguin Business’s success. The Penguin Business’s main monetization strategies—live streaming, online advertising and others depend on its ability to maintain and increase the size of its user base and user engagement level. If the Penguin Business’s user base becomes smaller or its users become less active, it is probable that they would spend less on the platform’s virtual gifts or visit the Penguin Business’s advertisements less frequently, or access the Penguin Business’s platform less in general. This would in turn drive streamers away from the Penguin Business’s platform, discourage companies from purchasing advertisements on the

Penguin Business’s platform and dissuade game developers and publishers from distributing their games through the Penguin Business’s platform. The Penguin Business’s financial condition would suffer from the consequential decline in revenue, and its business and operating results will be materially and adversely impacted.
The Penguin Business may fail to offer attractive content, in particular popular game content, on the Penguin Business’s platform.
The Penguin Business offers live streaming content with a primary focus on online games. The Penguin Business’s content library is constantly evolving and growing. Game content has been the key component of the Penguin Business’s content offerings since inception. The Penguin Business actively tracks viewership growth and community feedback to identify trending content and encourage its streamers and talent agencies to create content that caters to viewers constantly changing tastes. However, if the Penguin Business fails to expand and diversify its content offerings, identify trending and popular genres, or maintain the quality of its content, it may experience decreased viewership and user engagement, which may materially and adversely affect the Penguin Business’s results of operations and financial conditions.
The Penguin Business largely relies on its streamers to create high-quality and fun live streaming content. The Penguin Business has in place a comprehensive and effective incentive mechanism to encourage streamers and talent agencies to supply content that is attractive to its viewers. Also, talent agencies cooperating with the Penguin Business may guide or influence streamers to live stream content that is well received by the Penguin Business’s viewers. However, if the Penguin Business fails to observe the latest trends and timely guide streamers and talent agencies accordingly, or fail to attract streamers who are capable of creating content based on popular games, or if streamers fail to produce content for trending games, The Penguin Business’s viewer number may decline and the Penguin Business’s financial condition and results of operations may be materially and adversely affected.
Penguin’s business may suffer if it fails to successfully implement its monetization strategies.
The Penguin Business’s monetization model is new and evolving. The Penguin Business’s streaming platform is free to access, and the Penguin Business generates revenues primarily from live streaming and online advertising. As a result, the Penguin Business’s revenue is affected by its ability to increase user engagement and convert non-paying
users into paying users, which in turn depends on its ability to offer content, virtual gifts, advertisements and other services. The Penguin Business also generates a small portion of its revenue from game distribution, which involves revenue-sharing arrangements with game developers and publishers. If the Penguin Business is not successful in enhancing its ability to monetize its existing services or developing new approaches to monetization, the Penguin Business may not be able to maintain or increase its revenues and profits or recover any associated costs. The Penguin Business monitors market developments and may adjust its monetization strategies accordingly from time to time, which may result in decreases of the Penguin Business’s overall revenue or revenue contributions from some monetization channels. If new or enhanced services fail to engage customers or platform partners, the Penguin Business may fail to generate sufficient revenues to justify its investments, and its business and operating results may suffer as a result.
If the Penguin Business fails to effectively manage its growth and control its periodic spending to maintain such growth, its brand, business and results of operations may be materially and adversely affected.
The Penguin Business has experienced a period of significant growth and expansion that has placed, and continues to place, significant strain on its management and resources. The Penguin Business may encounter difficulties as it establishes and expands its operations, research and development, sales and marketing, and general and administrative capabilities. The Penguin Business cannot assure you that this level of growth will be sustainable or achieved at all in the future. The Penguin Business believes that its continued growth will depend on its ability to attract and retain viewers and streamers, develop an infrastructure to service and support an expanding body of viewers and streamers, explore new monetization avenues, convert non-paying
users to paying users, increase user engagement levels and capitalize on the eSports industry. Managing the Penguin Business’s growth will require significant expenditures and the allocation of valuable management resources. If the Penguin Business fails to achieve the necessary level of efficiency in its organization as the Penguin Business grows, its business, operating results and financial condition could be harmed.
The Penguin Business’s content monitoring system may not be effective in preventing misconduct by its platform users and misuse of the Penguin Business’s platform and such misconduct or misuse may materially and adversely impact The Penguin Business’s brand image, business and operating results.
The Penguin Business is a game-centric live streaming platform that provides real-time streaming and interactions. Because the Penguin Business does not have full control over how and what streamers or viewers will use its platform to communicate, the Penguin Business’s platform may be misused by individuals or groups of individuals to engage in immoral, disrespectful, fraudulent or illegal activities. For example, The Penguin Business detects spam accounts through which illegal or inappropriate content is streamed or posted and illegal or fraudulent activities are conducted on a timely basis. The Penguin Business has implemented control procedures to detect and block illegal or inappropriate content and illegal or fraudulent activities conducted through the misuse of its platform, but such procedures may not prevent all such content from being broadcasted or posted or activities from being carried out. The Penguin Business and the public perception of its brand may be materially and adversely affected by misuse of its platform.
In response to any allegations of illegal or inappropriate activities conducted through the Penguin Business’s platform or any negative media coverage about the platform, PRC government authorities may intervene and hold the Penguin Business liable for non-compliance
with PRC laws and regulations concerning the dissemination of information on the Internet and subject the Penguin Business to administrative penalties or other sanctions. Although the Penguin Business endeavors to ensure that all streamers are in compliance with relevant regulations, it cannot guarantee that all streamers will comply with all the PRC laws and regulations. Therefore, the Penguin Business’s live streaming service may be subject to investigations or subsequent penalties if content displayed on its platform is deemed to be illegal or inappropriate under PRC laws and regulations. As a result, the Penguin Business may suffer and its user base, revenues and profitability may be materially and adversely affected.
Risks Related to an Investment in Huya Class A shares and Huya ADSs
The market price of the Huya ADSs may be affected by factors different from those affecting the price of DouYu ADSs.
If the Merger is successfully completed, DouYu ADS holders will become holders of Huya ADSs and DouYu shareholders will become holders of Huya Class A shares. The businesses of Huya, and its results of operations, as well as the trading price of Huya ADSs, may be affected by factors different from those affecting DouYu’ s results of operations and the trading price of the DouYu ADSs.
The Huya Class A shares and Huya ADSs to be received by DouYu shareholders and DouYu ADS holders, respectively, will have different rights from the DouYu shares and DouYu ADSs.
At the Effective Time, DouYu shareholders will no longer be DouYu shareholders, but will instead become Huya shareholders, and DouYu ADS holders will no longer be DouYu ADS holders, but will instead become Huya ADS holders. While both DouYu and Huya are incorporated in the Cayman Islands, there are certain differences between the rights of DouYu shareholders and Huya shareholders, as well as the rights of DouYu ADS holders and Huya ADS holders.
The rights of DouYu ADS holders are governed by a deposit agreement among DouYu, the DouYu depositary and all holders and beneficial owners of DouYu ADSs, and the rights of Huya ADS holders are governed by a deposit agreement among Huya, the Huya depositary and all holders and beneficial owners of Huya ADSs. Deutsche Bank Trust Company Americas is the depositary under the Huya Deposit Agreement, while JPMorgan Chase Bank, N.A. is the depositary under the DouYu Deposit Agreement, and there are certain differences between the rights of DouYu ADS holders and the rights of Huya ADS holders under the respective deposit agreements. For more details, please see “Comparison of Rights of Huya and DouYu ADS Holders” beginning on page 191.
For a summary of the differences between DouYu shareholders and Huya shareholders, please see “Comparison of Rights of Huya and DouYu Shareholders” beginning on page 182.
The report of Huya’s independent auditor included in the Huya 2019 20-F was prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board (“PCAOB”) and, as such, you are deprived of the benefits of such inspection. In addition, various legislative and regulatory developments related to
U.S.-listed
China-based companies due to lack of PCAOB inspection and other developments may have a material adverse impact on Huya’s listing and trading in the U.S. and the trading prices of Huya ADSs.
Huya’s auditor is registered with the PCAOB. Pursuant to laws in the United States, the PCAOB has authority to conduct regular inspections over independent registered public accounting firms registered with the PCAOB to assess their compliance with the applicable professional standards. Huya’s auditor is also located in China, a jurisdiction which does not allow the PCAOB to conduct inspections without the approval of the Chinese authorities. As a result, Huya understands that its auditor is not currently inspected by the PCAOB.
In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulatory Commission (the “CSRC”) and the PRC Ministry of Finance, which established a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC. The PCAOB continued to discuss with the CSRC and the PRC Ministry of Finance on joint inspections in the PRC of PCAOB-registered audit firms that provide auditing services to Chinese companies that trade on U.S. stock exchanges. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating the greater risks of insufficient disclosures from companies in many emerging markets, including China, compared to those from U.S. domestic companies. In discussing the specific issues related to these risks, the statement again highlighted the PCAOB’s inability to inspect audit work and practices of accounting firms in China with respect to U.S. reporting companies. On June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or the PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms. On August 6, 2020, the PWG released the report. In particular, with respect to jurisdictions that do not grant the PCAOB sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommended that enhanced listing standards be applied to companies from NCJs for seeking initial listing and remaining listed on U.S. stock exchanges. Under the enhanced listing standards, if the PCAOB does not have access to work papers of the principal audit firm located in a NCJ for the audit of a U.S.-listed company as a result of governmental restrictions, the U.S.-listed company may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines that it has sufficient access to the firm’s audit work papers and practices to inspect the co-audit. The report recommended a transition period until January 1, 2022 before the new listing standards apply to companies already listed on U.S. stock exchanges. Under the PWG recommendations, if Huya fails to meet the enhanced listing standards before January 1, 2022, it could face de-listing from the NYSE, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, the Huya ADSs trading in the United States. There were recent media reports about the SEC’s proposed rulemaking in this regard. It is uncertain whether the PWG recommendations will be adopted, in whole or in part, and the impact of any new rule on Huya cannot be estimated at this time.

This lack of the PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of Huya’s independent registered public accounting firm. As a result, Huya and investors in the Huya Class A shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of Huya’s independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in Huya ADSs to lose confidence in Huya’s audit procedures and reported financial information and the quality of Huya’s financial statements.
On December 18, 2020, the Holding Foreign Companies Accountable Act was enacted, which in essence requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of the Holding Foreign Companies Accountable Act and any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including Huya, the market price of Huya ADSs could be materially adversely affected, and Huya’s securities could be delisted or prohibited from being traded “over-the-counter” if Huya is unable to meet the PCAOB inspection requirement in time.

FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus and the information incorporated by reference into this proxy statement/prospectus include certain forward-looking statements. In addition, in the future Huya, DouYu, and others on their behalf, may make statements that constitute forward-looking statements. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “believes,” “intends,” “plans,” or “expects,” or similar expressions, or by express or implied discussions regarding the Merger, the future financial results or business prospects of Huya, DouYu or any of their respective subsidiaries or consolidated affiliated entities or the potential growth opportunities or expected benefits from the Merger; or by discussions of strategies, plans, expectations or intentions. You should not place undue reliance on these statements.
Such forward-looking statements reflect the current views of Huya and/or DouYu regarding future events, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no assurance that Huya, DouYu or any of their respective subsidiaries or consolidated affiliated entities will achieve any particular financial results, or that the Merger will be completed or the expected benefits of the Merger will be achieved in a timely manner or at all. In particular, management’s expectations could be affected by, among other things: the live streaming industry or the game industry in China may not grow as quickly as expected; the outbreak of
COVID-19;
failure to generate sufficient revenues to offset research and development expenses, bandwidth costs, and costs and expenses to retain and attract broadcasters grow user base and generally expand business operations; unexpected regulatory actions or delays or government regulation generally; uncertainties regarding future demand for the products and services of Huya or DouYu; unforeseen adverse consequences of the proposed Merger, such as making it more difficult to maintain relationships with key employees; and the impact that the foregoing factors could have on the values attributed to the assets and liabilities of Huya, DouYu and any of their respective subsidiaries or consolidated affiliated entities as recorded on their consolidated balance sheets. Some of these factors are discussed in more detail under “Risk Factors” in this proxy statement/prospectus and in the Huya 2019
20-F,
including under “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” and in the DouYu 2019
20-F,
including under “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement/prospectus or in the documents incorporated herein by reference as anticipated, believed, estimated or expected.
Huya and DouYu do not as a matter of course make public forecasts as to their respective future earnings or other results other than previously providing estimated ranges of their expected financial results for as much as one quarter in advance in their respective regular earnings press releases. Both Huya and DouYu are very cautious of making financial forecasts for any extended period given the unpredictability of the underlying assumptions and estimates inherent in preparing financial forecasts. However, in connection with the negotiation of the Merger and as described in more detail in “Special Factors—Certain Financial Forecasts” in this proxy statement/prospectus, beginning on page 72, Huya and DouYu provided to each other, as well to the independent financial advisors of Huya Special Committee and DouYu Special Committee, certain non-public,
internal financial forecasts that the managements of Huya and DouYu prepared regarding their respective company’s future operations. The internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to financial forecasts, but, in the view of the management of Huya and DouYu, were prepared on a reasonable basis, reflecting the best currently available estimates and judgments, and presenting, to the best of their respective knowledge and belief, the expected course of action and the expected future financial performance of Huya and DouYu, respectively. However, this information is not fact and should not be relied upon as being necessarily predictive of actual future results.
Neither the independent auditor of Huya and DouYu, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial forecasts of Huya and DouYu,

nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial forecasts of Huya and DouYu. The unaudited condensed consolidated financial statements of Huya and DouYu included in this proxy statement/prospectus relate to Huya’s and DouYu’s historical financial information, respectively, and do not extend to the financial forecasts of Huya and DouYu and should not be read to do so.
Huya and DouYu caution against placing undue reliance on forward-looking statements, which reflect their current beliefs and are based on information currently available to them as of the date a forward-looking statement is made. Forward-looking statements set forth or incorporated by reference herein speak only as of the date of this proxy statement/prospectus or the date of the document incorporated by reference into this proxy statement/prospectus, as the case may be, and will only be updated in this proxy statement/prospectus or the document incorporated by reference into this proxy statement/prospectus, as the case may be, to the extent required by applicable federal securities law. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in Huya’s or DouYu’s public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 199 and page 200, respectively.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE EXTRAORDINARY GENERAL MEETING
The following are some questions that you may have regarding the Merger and the EGM and brief answers to those questions. Huya and DouYu urge you to read carefully the entire proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Merger and the EGM. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively.

Q:	What is this document and why did I receive the proxy card?

A:
You received a proxy card and were directed to this document because, as of the DouYu share record date or the DouYu ADS record date, you owned DouYu shares or DouYu ADSs, respectively. Merger Sub will be merged with and into DouYu, with DouYu continuing as the surviving company and as a wholly owned subsidiary of Huya, pursuant to the terms of a Merger Agreement and Plan of Merger that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A, and a copy of the Plan of Merger is attached as Exhibit A to the Merger Agreement.

In order to complete the Merger, DouYu shareholders must vote to authorize, approve and adopt the Merger Agreement and Plan of Merger. DouYu is holding the EGM to obtain this shareholder approval.
This proxy statement/prospectus contains important information about DouYu, Huya, Merger Sub, the EGM and other background information so that you can make an informed investment decision, and you should read this information carefully. If you are a DouYu shareholder, the proxy card for the EGM of DouYu shareholders which was mailed to you and which was filed as exhibit 99.3 to Huya’s registration statement on Form
F-4,
of which this proxy statement/prospectus is a part, allows you to vote your DouYu shares without attending the EGM in person, and if you are a DouYu ADS holder, the ADS voting instruction card which was mailed to you and which was filed as exhibit 99.4 to Huya’s registration statement on Form
F-4,
of which this proxy statement/prospectus is a part, allows you to vote your DouYu ADSs without needing to convert your DouYu ADSs into DouYu shares and attending the EGM in person.
This proxy statement/prospectus constitutes both a proxy statement of DouYu and a prospectus of Huya. It is a proxy statement because the DouYu Board is soliciting proxies from its shareholders. It is a prospectus of Huya with respect to the Huya Class A shares to be issued to DouYu shareholders in the Merger pursuant to the Merger Agreement and the Huya ADSs to be issued to DouYu ADS holders in the Merger pursuant to the Merger Agreement.

Q:	What is the Merger?

A:
The Merger is a
stock-for-stock
merger between DouYu and Huya. Once the closing conditions under the Merger Agreement have been satisfied or waived, and upon registration of the Plan of Merger with the Cayman Islands Registrar of Companies, Merger Sub will merge with and into DouYu, with DouYu continuing as the surviving company after the Merger. If the Merger is completed, DouYu will continue its operations as a privately held company owned solely by Huya, and as a result of the Merger, the DouYu ADSs will no longer be listed on NASDAQ, DouYu will cease to be a publicly traded company, the DouYu ADSs and the underlying DouYu shares will be deregistered under the Exchange Act, and the DouYu ADS program will terminate.

Q:	What will I receive in the Merger if I own DouYu shares or DouYu ADSs (that are not Excluded DouYu Shares)?

A:
As described in more detail under “The Merger Agreement and Plan of Merger and the Merger” below, at the Effective Time, (1) each outstanding DouYu share will be canceled in consideration of the right to receive 7.30 Huya Class A shares, and (2) each outstanding DouYu ADS will be canceled in consideration of the right to receive 0.730 Huya ADS; provided that the Excluded DouYu Shares shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor, and the Purported Dissenters Shares will be canceled for the Per Share Merger Consideration, without interest, or appraised value under the Cayman Companies Law.

Q:	Can the value of the Merger Consideration change between now and the time the Merger is completed?

A:
The value of Huya Class A shares and Huya ADSs to be delivered to DouYu shareholders and DouYu ADS holders, respectively, under the Merger Agreement will fluctuate based on the trading price for Huya ADSs on the NYSE. Regardless of the trading price of Huya’s ADSs on the NYSE on the effective date of the Merger, DouYu shareholders will receive 7.30 Huya Class A share for each DouYu share that they own (“Per Share Merger Consideration”) and DouYu ADS holders will receive 0.730 Huya ADS for each DouYu ADS that they own (“Per ADS Merger Consideration,” together with the Per Share Merger Consideration, the “Merger Consideration”). The market value of the Huya Class A shares and Huya ADSs that DouYu shareholders and DouYu ADS holders will respectively receive in the Merger will increase or decrease as the trading price of Huya ADSs increases or decreases, and may be different at the time the Merger is completed than it was at the time the Merger Agreement was signed or will be at the time of DouYu’s EGM to approve the Merger. The market price of Huya ADSs could be lower at any time prior to the completion of the Merger or at any time thereafter than it was at the date of the Merger Agreement. Please see the section titled “Risk Factors” beginning on page 18 for more information on the risks involved in investing in Huya Class A shares and ADSs.

As of November 9, 2020, the closing price of Huya ADSs on the NYSE was $21.02 per ADS. DouYu shareholders are urged to obtain current trading prices for Huya ADSs on the website of the New York Stock Exchange at http://www.nyse.com/ before you vote. This website is not incorporated by reference in this proxy statement/prospectus.

Q	What are the material tax consequences of the Merger to DouYu shareholders and DouYu ADS holders?

A:
Please see “Special Factors—Tax Consequences of the Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 97 for a summary of the U.S. federal income tax consequences of the Merger, “PRC Income Tax Consequences” beginning on page 99 for a summary of the PRC income tax consequences of the Merger, and “Cayman Islands Tax Consequences” on page 101 for a summary of the Cayman Islands tax consequences of the Merger. You should consult with your own tax advisor for a full understanding of how the Merger will affect your U.S. federal, state, local, foreign income and other taxes.

Q:	How will DouYu’s RSU awards be treated in the Merger?

A:
Each award of restricted share units (“DouYu RSU Award”) granted pursuant to the Amended and Restated Restricted Share Unit Scheme of DouYu (the “DouYu Restricted Share Unit Scheme”) that is outstanding and unvested and held directly by the applicable grantee immediately prior to the Effective Time shall be assumed by Huya and converted into a restricted share unit award (an “Assumed RSU Award”) with respect to a number of Huya Class A shares equal to the product obtained by multiplying (i) the applicable number of DouYu shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) 7.30, rounded to the nearest whole share. Each Assumed RSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding DouYu RSU Award immediately prior to the Effective Time (taking into account any changes thereto by reason of the Merger Agreement or the Merger), except for changes made as appropriate to effectuate the administration of the Assumed RSU Awards and certain other changes agreed by DouYu.

Each DouYu RSU Award that is outstanding and vested and held directly by the applicable grantee immediately prior to the Effective Time shall be canceled in exchange for the right to receive a number of Huya Class A shares equal to the product obtained by multiplying (i) the applicable number of DouYu shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) 7.30, rounded to the nearest whole share.

Q:	What is an American depositary share (ADS) and American depositary receipt (ADR)?

A:
An American depositary share (“ADS”) is an ownership interest in the securities of a
non-U.S.
company deposited at a custodian bank, as agent of the depositary. ADS holders hold their ADSs either directly or indirectly through a broker or other financial institution. If you hold ADSs directly, either represented by ADSs in book-entry form on the depositary’s direct registration system or represented by American depositary receipts (“ADRs”) that you hold in certificated form, you are an ADR holder. JPMorgan Chase Bank, N.A. is the depositary of DouYu’s ADS program and Deutsche Bank Trust Company Americas is the depositary of Huya’s ADS program.

Each Huya ADS represents one Huya Class A share and each DouYu ADS represents 1/10 DouYu share. For a comparison of the material differences between the rights of DouYu ADS holders and the rights of Huya ADS holders under the respective deposit agreement, please see “Comparison of Rights of Huya and DouYu ADS Holders” beginning on page 191.

Q:	If the Merger is completed, will the Huya ADSs to be delivered under the Merger Agreement be “listed” for trading?

A:
Yes. Huya ADSs are listed on the NYSE under the symbol “HUYA.” It is a condition to the completion of the Merger that the Huya ADSs to be delivered to DouYu ADS holders in connection with the Merger be approved for listing on the NYSE, subject to official notice of issuance.

Q:	After the Merger is completed, how will I receive the Merger Consideration for my DouYu shares?

A:
Within five business days after the Effective Time, an exchange agent appointed by Huya (subject to DouYu’s prior approval) will mail to each registered holder of the DouYu shares (other than holders of Excluded DouYu Shares or Purported Dissenters Shares) (1) a form of letter of transmittal specifying how the delivery of the Merger Consideration to registered holders of the DouYu shares will be effected and (2) instructions for effecting the surrender of share certificates in exchange for the applicable Merger Consideration for each DouYu share. DouYu shareholders will receive the Merger Consideration for their DouYu shares from the exchange agent after complying with these instructions. Do not send in your share certificates with your proxy card.

Q:	After the Merger is completed, how will I receive the Merger Consideration for my DouYu ADSs?

A:
Within five business days after the Effective Time, the surviving company and the exchange agent will mail to the DouYu depositary (1) a form of letter of transmittal specifying how the delivery of the Merger Consideration to the DouYu depositary will be effected and (2) instructions for effecting the surrender of all certificates representing DouYu ADSs. The DouYu depositary will be entitled to receive the Per ADS Merger Consideration, without interest, for each DouYu share held by the DouYu depositary in respect of which a DouYu ADS has been issued (the “Aggregate ADS Payment”), provided that the DouYu depositary will be required to surrender such certificates it holds to the exchange agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and the certificates so surrendered will forthwith be canceled.

Within five business days following the payment of the Aggregate ADS Payment, the surviving company and the exchange agent will cause the DouYu depositary to mail to each registered holder of DouYu ADSs

(other than holders of Excluded DouYu Shares) (1) a form of letter of transmittal specifying how the delivery of the Merger Consideration to the registered holders of the DouYu ADSs will be effected and (2) instructions for effecting the surrender of ADRs evidencing DouYu ADSs. Each holder registered on DouYu’s ADR register shall be entitled to receive the Per ADS Merger Consideration, without interest, for each DouYu ADS canceled at the Effective Time multiplied by the number of DouYu ADSs held by such holder, provided that each holder of an ADR shall be required to surrender such ADR to the DouYu depositary together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and the ADRs so surrendered shall forthwith be canceled pursuant to the DouYu Deposit Agreement.
Each ADR in respect of such canceled DouYu ADS shall be deemed at any time after the Effective Time to represent only the right to receive the Per ADS Merger Consideration, without interest. DouYu ADS holders shall pay the DouYu ADS cancellation fee payable under the DouYu Deposit Agreement to the DouYu depositary and the Huya ADS issuance fee payable to the Huya depositary. The DouYu Deposit Agreement provides that in the event of the cancellation of DouYu ADSs, the holder thereof will pay to the DouYu depositary a US$0.05 cancellation fee for each canceled DouYu ADS. The Huya Deposit Agreement provides that in the event of the issuance of Huya ADSs, any person to whom such Huya ADSs are issued will pay to the Huya depositary a US$0.05 issuance fee for each Huya ADS issued, which equals to US$0.0365 per DouYu ADS, or US$36.50 for every 1,000 DouYu ADSs, surrendered to the DouYu depositary in exchange for Huya ADSs.
If your DouYu ADSs are held in “street name” with The Depositary Trust Company (the clearance and settlement system for the DouYu ADSs) by your broker, bank or other nominee, you will not be required to take any action to receive the Per ADS Merger Consideration to which you are entitled as the DouYu depositary will arrange for the surrender of the DouYu ADSs and the remittance of the Per ADS Merger Consideration with The Depository Trust Company for distribution to your broker, bank or nominee on your behalf. If you have any questions concerning the receipt of the Per ADS Merger Consideration, please contact your broker, bank or nominee.

Q:	When will I receive the Merger Consideration?

A:
Assuming the Merger is completed, registered holders of DouYu shares will receive the Per Share Merger Consideration as soon as practicable following their compliance with the instructions set forth in the letter of transmittal received from the exchange agent, including the surrender of share certificates.

Assuming the Merger is completed, registered holders of DouYu ADSs will receive the Per ADS Merger Consideration as soon as practicable following their compliance with the instructions set forth in the letter of transmittal received from the DouYu depositary, including the surrender by such DouYu ADS holder of any DouYu ADRs evidencing their DouYu ADSs.
If your DouYu ADSs are held in “street name” with The Depositary Trust Company by your broker, bank or other nominee, the DouYu depositary will arrange for the surrender of the DouYu ADSs and the remittance of the Per ADS Merger Consideration with The Depository Trust Company for distribution to your broker, bank or nominee on your behalf.

Q:	Will I receive fractional interests in Huya Class A shares or Huya ADSs?

A:
No fractional Huya Class A shares or Huya ADSs will be issued as Merger Consideration. The exchange agent will (1) receive all Huya ADSs not used for share exchange in the Merger because of the existence of fractional Huya Class A shares or Huya ADSs and (2) sell such Huya ADSs on behalf of the holders of fractional Huya Class A shares or Huya ADSs on the NYSE and pass on the proceeds to such holders of the DouYu shares and DouYu ADSs in cash.

If you are a beneficial owner of DouYu ADSs and your DouYu ADSs are held in “street name” with The Depositary Trust Company by a broker or custodian, you should consult with your broker or custodian as to whether or not you may receive fractional interests in Huya ADSs.

Q:	Will I have to pay brokerage commissions or depositary fees?

A:
You will not have to pay brokerage commissions as a result of the exchange of your DouYu shares for Huya Class A shares in the Merger if your DouYu shares are registered in your name in the DouYu share register. The DouYu Deposit Agreement provides that in the event of the cancellation of the DouYu ADSs the holder thereof will pay to the DouYu depositary a US$0.05 cancellation fee, and the registered holders of DouYu ADSs shall pay such US$0.05 ADS cancellation fee for each DouYu ADS that Huya acquires from him or her in the Merger. In addition, each DouYu ADS holder will be required to pay to the Huya depositary an ADS issuance fee of US$0.05 per Huya ADS to be issued, which equals to US$0.0365 per DouYu ADS, or US$36.50 for every 1,000 DouYu ADSs, surrendered to the DouYu depositary in exchange for Huya ADSs. If your DouYu ADSs are held through a bank, broker or a custodian linked to a stock exchange, you should consult with them as to whether or not they charge any brokerage commissions, transaction fees or service charges in connection with the Merger.

Q:	When and where will the EGM be held?

A:	The EGM will take place on , 2021, beginning at local time at 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China.

Q:	What matters will be voted on at the EGM?

A:	You will be asked to consider and vote on the following resolutions:

•
as a special resolution, to authorize, approve and adopt the Merger Agreement and the Plan of Merger and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger and upon the Merger becoming effective, the amendment and restatement of the fourth amended and restated memorandum and articles of association of DouYu (as the surviving company) in the form attached as Appendix II to the Plan of Merger and the amendment of the authorized share capital of DouYu (as the surviving company) from US$100,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 per share and 500,000,000 shares of a par value of US$0.0001 per share as the board of directors may determine, to US$100,000 divided into 1,000,000,000 ordinary shares of a par value of US$0.0001 each as set forth in the Plan of Merger; or

•
as an ordinary resolution, to instruct the chairman of the EGM to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the approval of the Merger and the authorization, approval and adoption of the Merger Agreement and the Plan of Merger in the event that there are insufficient proxies received to authorize, approve and adopt the Merger Agreement and the Plan of Merger.

Q:	What vote of DouYu shareholders is required to approve the Merger Agreement and the Plan of Merger?

A:
In order for the Merger to be completed, the Merger Agreement must be approved by a special resolution of DouYu passed by an affirmative vote of shareholders representing two-thirds
or more of the DouYu shares present and voting in person or by proxy as a single class at the EGM authorizing, approving and adopting the Merger Agreement and the Plan of Merger. If this vote is not obtained, the Merger will not be completed.

As of October 31, 2020, there were 32,152,393 DouYu shares issued and outstanding and entitled to vote. As of the same date, the Tencent Entities beneficially owned 12,068,104 DouYu shares, representing 37.5% of the issued and outstanding DouYu shares, and has advised the DouYu Board that it intends to vote all of its DouYu shares in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.

Huya, Nectarine and, solely for the limited purposes set forth therein, DouYu entered into voting agreements dated as of October 12, 2020, with each of Mr. Chen and Mr. Zhang, the chief executive officer and co-chief
executive officer of DouYu, respectively, pursuant to which each of Mr. Chen and Mr. Zhang has agreed to vote 4,800,629 DouYu shares and 651,239 DouYu shares, respectively, beneficially owned by them, representing in total 17.0% of the issued and outstanding DouYu shares as of October 31, 2020, in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.

Q:	What vote of DouYu shareholders is required to approve the proposal to adjourn the EGM, if necessary, to solicit additional proxies?

A:
The proposal to adjourn the EGM must be approved by an ordinary resolution of DouYu passed by a majority of the votes cast by such shareholders of DouYu as, being entitled to do so, vote in person or by proxy as a single class at the DouYu EGM. Each DouYu share is entitled to one vote.

Q:	Who is entitled to vote at the EGM?

A:
The DouYu share record date is                , 2021 (New York City time) and the DouYu ADS record date is the close of business on                , 2021 (New York City time). Holders of DouYu shares on the DouYu share record date are entitled to attend and vote at the EGM, and holders of DouYu ADSs on the DouYu ADS record date are entitled to instruct the DouYu depositary how to vote the DouYu shares underlying their DouYu ADSs at the EGM. Holders of DouYu shares may appoint a proxy holder to vote on their behalf, and holders of DouYu ADSs may instruct the DouYu depositary how to vote the DouYu shares underlying their ADSs or may appoint a proxy holder to instruct the DouYu depositary how to vote on their behalf. Shareholders entered in the register of members of DouYu at the close of business on                , 2021 (New York City time) will receive the proxy card directly from DouYu, and DouYu ADS holders of record at the close of business on                 , 2021 (New York City time) will receive the ADS voting instruction card from the DouYu depositary.

Q:	Who is entitled to participate in the EGM?

A:
Only DouYu shareholders registered in the register of members of DouYu as of the DouYu share record date or their proxy holders are entitled to participate in the EGM or any adjournment thereof, unless they sell their DouYu shares before                , 2021. DouYu ADS holders themselves may not participate in the EGM. DouYu ADS holders who wish to attend the EGM must cancel their DouYu ADSs and become registered as a DouYu shareholder in DouYu’s register of members prior to                , 2021, the DouYu share record date.

Q:	What constitutes a quorum for the EGM?

A:
The presence, in person or by proxy, of one or more shareholders holding shares which carry in aggregate not less than an aggregate of one-third
of all votes attaching to all DouYu shares in issue and entitled to vote at the EGM, on the DouYu share record date, will constitute a quorum for the EGM.

Q:	When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect the Merger to close in the first half of 2021. In order to complete the Merger, we must obtain shareholder approval of the Merger at the EGM and the other closing conditions under the Merger Agreement must be satisfied or waived in accordance with the Merger Agreement.

Q:	What happens if the Merger is not completed?

A:	If the DouYu shareholders do not authorize, approve and adopt the Merger Agreement and the Plan of approve the transactions contemplated by the Merger Agreement and the Plan of Merger, including the

Merger, or if the Merger is not completed for any other reason, the DouYu shareholders and DouYu ADS holders will not receive any payment for their respective DouYu shares and DouYu ADSs pursuant to the Merger Agreement and the holders of any DouYu RSU Awards will not receive any Huya restricted share units pursuant to the Merger Agreement. In addition, DouYu will remain a publicly traded company. The DouYu ADSs will continue to be listed and traded on NASDAQ, provided that DouYu continues to meet NASDAQ’s listing requirements. In addition, DouYu will remain subject to SEC reporting obligations. Therefore, DouYu shareholders and DouYu ADS holders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of DouYu shares and DouYu ADSs.
Under specified circumstances in which the Merger Agreement is terminated, DouYu may be required to pay Huya a termination fee of $44 million or $177 million, which is the sole and exclusive remedy of Huya against DouYu for any loss or damage incurred as a result of any matters forming the basis for termination of the Merger Agreement. For more information, see “The Merger Agreement and Plan of Merger—Termination Fee” beginning on page 156.

Q:	Are there any risks in the Merger that I should consider?

A:	Yes. There are risks associated with all business combinations, including the Merger. These risks are discussed in more detail in the section titled “Risk Factors” beginning on page 18.

Q:	How do I vote if my DouYu shares are registered in my name?

A:
If DouYu shares are registered in your name (that is, you do not hold ADSs) as of the DouYu share record date, you should simply indicate on your proxy card how you want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible but in any event at least 48 hours before the time of the EGM so that your DouYu shares will be represented and may be voted at the EGM.

Alternatively, you can attend the EGM and vote in person. If you decide to sign and send in your proxy card, and do not indicate how you want to vote, the DouYu shares represented by your proxy will be voted FOR the proposal to authorize, approve and adopt the Merger Agreement and the Plan of Merger and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger, and FOR the proposal to instruct the chairman of the EGM to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger in the event that there are insufficient proxies received to authorize, approve and adopt the Merger Agreement and Plan of Merger, unless you appoint a person other than the chairman of the meeting as proxy, in which case the DouYu shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines. If your DouYu shares are held by your broker, bank or other nominee, please see below for additional information.

Q:	How do I vote if I hold DouYu ADSs?

A:
If you own DouYu ADSs as of the close of business on                , 2021 (New York City time) and have not cancelled your DouYu ADSs by the time and date as described in the paragraph below and elsewhere herein, you cannot attend or vote at the EGM directly because the DouYu shares underlying the DouYu ADSs are registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holder of ADRs and not in your name, but you may instruct the DouYu depositary as depositary under the DouYu Deposit Agreement how to vote the shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible but, in any event, so as to be received by the DouYu depositary no later than 12:00 p.m. New York City time on                , 2021. The DouYu depositary shall endeavor, insofar as practicable, to vote or cause to be voted the shares represented by your DouYu ADSs in accordance with your voting instructions. If the DouYu depositary timely receives voting instructions from an ADS holder which fails to specify the manner in which the DouYu depositary is to vote the shares represented by DouYu ADSs held by such ADS holder, no vote with respect to such ADS holder will be counted, unless such DouYu ADS holder indicates in their voting instructions that they are appointing a person designated by DouYu as his or her proxy, in which case the DouYu shares underlying the DouYu ADS represented by that DouYu ADS voting instruction card will be voted by the DouYu proxy FOR the authorization, approval and adoption of the Merger Agreement and the Plan of Merger and the other transactions contemplated thereby, including the Merger, and FOR the approval of the proposal to instruct the chairman of the EGM to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger in the event that there are insufficient proxies received to authorize, approve and adopt the Merger Agreement and the Plan of Merger.
Alternatively, you may vote at the EGM if you cancel your DouYu ADSs and become a holder of the DouYu shares underlying such cancelled DouYu ADSs by the close of business on                , 2021 (New York City time), the DouYu share record date. If you hold your DouYu ADSs through a financial intermediary such as a broker, you must contact and rely on the procedures of the financial intermediary through which you hold your ADSs if you wish to vote. If your DouYu ADSs are held by your broker, bank or other nominee, see below. If you wish to cancel your DouYu ADSs, you need to make arrangements with the DouYu depositary, provide the DouYu depositary with delivery instructions for the DouYu shares underlying your cancelled ADSs (name and address of person who will be the registered holder of DouYu shares), pay the fees and expenses required to be paid under the DouYu Deposit Agreement to the DouYu depositary for such surrender and cancellation (US$0.05 per DouYu ADS to be canceled) and related expenses and taxes (such as stamp taxes and stock transfer taxes) and follow the other procedures required pursuant to the DouYu Deposit Agreement and described herein, sufficiently in advance to become a registered holder of the DouYu shares underlying your cancelled DouYu ADSs by the close of business on the DouYu share record dated on                 , 2021 (New York City time). If you hold your DouYu ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the DouYu ADSs, the depositary bank will arrange for JPMorgan Chase Bank, N.A., Hong Kong Branch, the custodian holding the DouYu shares, to transfer the DouYu shares to DouYu’s share register. If you cancel your DouYu ADSs and vote your DouYu shares at the EGM, any instruction to the DouYu depositary on how to vote those DouYu ADSs will be disregarded.
Each holder of DouYu ADSs is solely responsible for the forwarding of voting notices and the ADS voting instruction card to the beneficial owner of the DouYu ADSs registered in such DouYu ADS holder’s name. There is no guarantee that holders and beneficial owners of DouYu ADSs generally or any holder or beneficial owner of DouYu ADSs in particular will receive the notices and ADS voting instruction card described above with sufficient time to enable such holder or beneficial owner of DouYu ADSs to return any voting instructions to the DouYu depositary in a timely manner. Under the DouYu Deposit Agreement, the DouYu depositary and its agents are not responsible for any failure to carry out any instructions to vote any of the DouYu shares underlying the DouYu ADSs, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by DouYu, for the manner in which any vote is case, including, without limitation, any vote cast by a person to whom the DouYu depositary is instructed to grant a discretionary proxy, or for the effect of any such vote.

Q:	If my DouYu ADSs are held in a brokerage account, will my broker vote my DouYu ADSs on my behalf?

A:
Your broker, bank or other nominee will only instruct the DouYu depositary to vote the DouYu shares underlying your DouYu ADSs on your behalf if you instruct it to do so. Therefore, it is important that you promptly follow the directions provided by your broker, bank or nominee regarding how to instruct it to instruct the Depositary to vote the DouYu shares underlying your DouYu ADSs. If you do not instruct your broker, bank or other nominee to instruct the Depositary how to vote the DouYu shares underlying your DouYu ADSs that it holds, those DouYu ADSs and the underlying DouYu shares may not be voted.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the Merger Agreement?

A:
DouYu ADS holders and DouYu shareholders who abstain from voting will not have their votes counted, and DouYu shareholders who fail to cast their vote in person or by proxy will not have their votes counted.

Q:	May I change my vote?

A:	If your DouYu shares are registered in your name, you may change your vote in one of three ways:
first, you may revoke a proxy by written notice of revocation given to the chairman of the EGM before the EGM commences. Any written notice revoking a proxy should be sent to 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China;
second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to DouYu no less than 48 hours prior to the EGM; or
third, you may attend the EGM and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the EGM.
Holders of DouYu ADSs may revoke their voting instructions by notification to the DouYu depositary in writing at any time prior to 12:00 p.m. New York City time on                , 2021. A holder of DouYu ADSs can do this in one of two ways:
first, a holder of DouYu ADSs can revoke its voting instructions by written notice of revocation timely delivered to the DouYu depositary; or
second, a holder of DouYu ADSs can complete, date and submit a new ADS voting instruction card to the DouYu depositary bearing a later date than the ADS voting instruction card sought to be revoked.
If you hold your DouYu ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the DouYu depositary, you must follow the directions and procedures of your broker, bank or nominee to change those instructions.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple proxy cards or ADS voting instruction cards. For example, if you hold your DouYu ADSs in more than one brokerage account, you will receive a separate ADS voting instruction card for each brokerage account in which you hold DouYu ADSs. If you are a DouYu shareholder of record and/or a DouYu ADS holder and your DouYu shares and/or DouYu ADSs, respectively, are registered in more than one name, you will receive more than one proxy card. Please submit each proxy card that you receive.

Q:	If I hold certificated DouYu shares, should I send in my share certificates now?

A:
No. Promptly after the Merger is completed, each DouYu shareholder of record as of the time of the Merger will be sent written instructions for exchanging their share certificates for the Per Share Merger Consideration. Please do not send your share certificates now.

All holders of uncertificated DouYu shares and DouYu ADSs will automatically receive the Per Share Merger Consideration or Per ADS Merger Consideration to which they are entitled as soon as practicable after the Merger is completed without any further action required on the part of such holders.

Q:	What happens if I sell my Shares or ADSs before the EGM?

A:
The record date for the EGM is earlier than the date of the EGM and the Effective Time. If you transfer your shares or ADSs after the applicable record date, but before the date of the EGM, unless the transferee requests a proxy, you will retain your right to vote at such EGM, but will have transferred the right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration you must hold your shares through completion of the Merger.

Q:	Am I entitled to dissenters’ rights?

A:
You will not be entitled to exercise dissenters’ rights under the Cayman Companies Law. Although dissenters’ rights are sometimes available in respect of statutory mergers effected under the Cayman Companies Law, such dissenters’ rights are specifically excluded (by the terms of Section 239 of the Cayman Companies Law) in respect of shares of any class where the following conditions are satisfied:

(a)
an open market for such class of shares exists on a recognised stock exchange or recognised interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Cayman Companies Law; and

(b)	the relevant shareholders are not required by the terms of the Plan of Merger to accept for such shares anything except:

i.	shares of the surviving company, or depository receipts in respect thereof;

ii.
shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger, are either listed on a national securities exchange or designated as a national market system security on a recognised interdealer quotation system or held of record by more than two thousand holders;

iii.	cash in lieu of fractional shares or fractional depository receipts described in sub-paragraphs (i) and (ii) above; or

iv.	any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in sub-paragraphs (i), (ii) and (iii) above.
A copy of the complete text of Section 239 of the Cayman Companies Law is attached as Annex G to this proxy statement/prospectus.
Under the terms of the Merger, both of the above conditions as required by Section 239 of the Cayman Companies Law will be satisfied:

1.
an open market for the DouYu shares will continue to exist on a recognized stock exchange (namely NASDAQ) at the expiry of the period specified in sub-paragraph
(a) above. That period is a maximum of 40 days following the date of the EGM, at which the vote of the DouYu shareholders giving authorization for the Merger is made. The DouYu ADSs will continue to be listed on NASDAQ until after the expiration of that period; and

2.
under the terms of the Plan of Merger, each DouYu shareholder who holds DouYu shares will receive only Huya Class A shares, as the Per Share Merger Consideration, which at the Effective Time are listed on a national securities exchange (namely the NYSE). DouYu shareholders will not be required to accept anything other than Huya Class A shares.

On the basis of the foregoing, the exception in Section 239 of the Cayman Companies Law will apply, so that dissenters’ rights will not be available under the Cayman Companies Law, and you will not be entitled to seek payment of the fair value of your DouYu shares by means of appraisal by the Cayman Islands court.
If you attempt to exercise dissenters’ rights under the Cayman Companies Law, DouYu, as the surviving company intends to seek a declaration that dissenter rights under the Cayman Companies Law do not apply, because the exception in Section 239 of the Cayman Companies Law is applicable, and also to apply for a stay or dismissal of your claim.
The terms of the Merger Agreement provide that if the Cayman Islands court holds that dissenters’ rights are available under the Cayman Companies Law, then the surviving company will comply with such determination and pay the fair value of the dissenter’s shares as determined by the Cayman Islands court to the relevant dissenting DouYu shareholder. However, if the Cayman Islands court finds that the exception in Section 239 of the Cayman Companies Law is applicable, then the relevant dissenting DouYu shareholder will receive only the Per Share Merger Consideration, in accordance with the terms of the Merger Agreement.

Q:	Will any proxy solicitor be used in connection with the EGM?

A:
No, DouYu has not retained a proxy solicitor. DouYu will ask banks, brokers and other custodians, nominees and fiduciaries to forward DouYu’s proxy solicitation materials to the beneficial owners of DouYu shares or DouYu ADSs held of record by such nominee holders. DouYu will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners and in obtaining voting instructions from those owners. In addition, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of DouYu’s officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket
expenses. DouYu will pay any and all expenses of filing, printing and mailing the proxy solicitation materials.

Q:	Do any of DouYu’s directors or executive officers have interests in the Merger that may differ from those of other shareholders?

A:
Yes. Some of DouYu’s directors or executive officers have interests in the Merger that may differ from those of other shareholders, including: (1) the beneficial ownership of equity interests in, and other relationships with, Tencent Holdings by Mr. Haiyang Yu and Ms. Song Zhou; (2) the potential grants of Huya share based awards to DouYu senior management and other employees after completion of the Merger; (3) treatment of DouYu RSU Awards and acceleration of vesting of DouYu RSU Awards held by certain senior management of DouYu; (4) continued indemnification rights and directors and officers liability insurance to be provided by DouYu to former directors and officers of DouYu; (5) the compensation of members of the DouYu Special Committee of the DouYu Board in exchange for their services in such capacity (the payment of which is not contingent upon the completion of the Merger or the DouYu Special Committee’s or the DouYu Board’s recommendation of the Merger); and (6) the continuation of service of the executive officers of DouYu in positions that are substantially similar to their current positions. Please see “Special Factors—Interests of DouYu’s Directors and Executive Officers in the Merger” beginning on page 93 for a more detailed discussion of how some of DouYu’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally.

Q:	How will DouYu’s directors and executive officers vote at the EGM on the proposal to adopt the Merger Agreement?

A:
Each of Mr. Chen and Mr. Zhang has entered into the Voting Agreement with Huya, Nectarine and, solely for the limited purposes set forth therein, DouYu, pursuant to which each of Mr. Chen and Mr. Zhang has agreed to vote 4,800,629 DouYu shares and 651,239 DouYu shares, respectively, beneficially owned by them, representing in total 17.0% of the issued and outstanding DouYu shares, in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. DouYu expects that all of the other directors and executive officers who beneficially own DouYu shares will vote all of their DouYu shares in favor of approval of the Merger and the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.

Q:	How does the DouYu Board recommend that I vote on the proposals?

A:	Based in part on the unanimous recommendation of the DouYu Special Committee, the DouYu Board determined that the Merger is fair (both substantively and procedurally) to, and in the best interests of,

DouYu and the Unaffiliated Security Holders, and approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Accordingly, the DouYu Board recommends that you vote:

•
FOR the special resolution to authorize, approve and adopt the Merger Agreement and the Plan of Merger and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger and upon the Merger becoming effective, the amendment and restatement of the fourth amended and restated memorandum and articles of association of DouYu (as the surviving company) in the form attached as Appendix II to the Plan of Merger and the amendment of the authorized share capital of DouYu (as the surviving company) from US$100,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 per share and 500,000,000 shares of a par value of US$0.0001 per share as the board of directors may determine, to US$100,000 divided into 1,000,000,000 ordinary shares of a par value of US$0.0001 each as set forth in the Plan of Merger; and

•
FOR the ordinary resolution to instruct the chairman of the EGM to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger in the event that there are insufficient proxies received to authorize, approve and adopt the Merger Agreement and the Plan of Merger.

For additional information regarding the factors and reasons considered by the DouYu Board in approving the Merger, the manner in which the DouYu Board made their decision, including the decision of certain members of the DouYu Board to abstain from voting and the interest of certain directors and their affiliates in the Merger, please see “Special Factors—Background of the Merger” beginning on page 44 and “Special Factors—DouYu Reasons for the Merger and Recommendation of the DouYu Board and DouYu Special Committee” beginning on page 57.

Q:	What do I need to do now?

A:
VOTING: You are urged to carefully read this proxy statement/prospectus, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference into this proxy statement/prospectus and to consider how the Merger affects you as a DouYu shareholder or ADS holder. You may also want to review the documents referenced under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively, and consult with your accounting, legal and tax advisors. Once you have considered all relevant information, you are encouraged to vote by proxy so that your DouYu shares and/or the DouYu shares underlying your ADSs are represented at the EGM of DouYu shareholders. You can vote your DouYu shares and/or the DouYu shares underlying your ADSs by marking your choices on the proxy card or the ADS voting instruction card, respectively, and then signing, dating and mailing it in the envelope which was included in the proxy solicitation materials which were mailed to you.

Q:	Who can help answer my questions?

A:
If you have any further questions about the Merger or if you need additional copies of this proxy statement/prospectus, you may also contact the investor relation departments of Huya and DouYu as follows.

Investor Relations
HUYA Inc.
Building A3,
E-Park
280 Hanxi Road
Panyu District, Guangzhou 511446
People’s Republic of China
Phone: +86 20 2290-7829
E-mail:
ir@huya.com

Investor Relations
DouYu International Holdings Limited
7F, Building 2, Riverside International Plaza
1062 Yangshupu Road
Yangpu District, Shanghai 200082
People’s Republic of China
Phone: +86 21 5882-2595
E-mail:
ir@douyu.tv

Q:	Where can I find more information about the companies involved in the Merger?

A:
You can find more information about Huya, Merger Sub, DouYu and Nectarine in “Summary—The Parties Involved in the Merger” beginning on page 1 of this proxy statement/prospectus, and in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively.

SPECIAL FACTORS
Background of the Merger
The following is a summary of the meetings, negotiations, material contacts and discussions by and among Tencent Holdings, Huya and DouYu that preceded the execution of the Merger Agreement. These events occurred in China and Hong Kong and, as a result, China Standard Time is used for all dates and times given.
As an existing shareholder of Huya and DouYu, Tencent Holdings has continuously evaluated the business, prospects and financial conditions, market conditions and other developments and factors that Tencent Holdings deems relevant to the management of its investment in Huya and DouYu. As part of its ongoing relationship with Huya and DouYu, representatives of Tencent Holdings regularly had discussions with representatives of each of Huya and DouYu regarding Huya’s and DouYu’s respective business prospects and financial conditions as well as ways in which their existing relationships with Tencent Holdings could be expanded.
Between June 2020 and early August 2020, Tencent Holdings had various discussions with its U.S. legal counsel, Latham & Watkins LLP (“Latham”), and its financial advisor, Goldman Sachs Asia L.L.C. (“Goldman Sachs”), on the desirability and potential transaction structure and timeline of a proposed combination of Huya and DouYu. Representatives of Latham and Goldman Sachs reviewed certain publicly available information about Huya and DouYu in order to assist Tencent Holdings in its evaluation of the possible transaction.
In early June 2020, representatives of Tencent Holdings met with Mr. Shaojie Chen (“Mr. Chen”) and Mr. Wenming Zhang (“Mr. Zhang”), the chief executive officer and co-chief
executive officer of DouYu, respectively, and discussed the competitive landscape in which DouYu operates and the desirability of a potential combination of Huya and DouYu as a strategy to assist Huya and DouYu in meeting their respective competitive challenges. Furthermore, in early June 2020, representatives of Tencent Holdings had discussions with Mr. Rongjie Dong (“Mr. Dong”), the chief executive officer of Huya, about recent business developments of Huya and the competitive landscape in which Huya operates. Specifically, Mr. Dong, Mr. Chen and Mr. Zhang determined that the optimal corporate structure would be one that manages all business lines under one corporate umbrella.
In June 2020, representatives of Tencent Holdings also met with representatives of JOYY Inc. (“JOYY”), a significant shareholder of Huya, and discussed the desirability of a potential combination between Huya and DouYu and whether Tencent Holdings and JOYY would be willing to support such a transaction.
In July 2020, representatives of Tencent Holdings, Huya and DouYu had several preliminary discussions about the proposed combination of Huya and DouYu, including potential synergies that could result from the proposed transaction and possible ways for Huya, DouYu and Tencent Holdings to enhance their business cooperation following completion of the proposed transaction. Also, during that same month, Mr. Chen, Mr. Zhang and Mr. Dong considered the possibility of merging Huya with DouYu, or vice versa. After thorough discussions, they determined that the proposed merger would be the best approach compared to the other strategic alternatives because Mr. Chen, Mr. Zhang and Mr. Dong believed that merging Huya with DouYu would deepen the integration of the management and professional teams of the two companies, facilitate closer coordination of their marketing efforts across all business segments, and improve their operating efficiency, thereby enhancing their live-streaming platforms and the ability of both companies to continue to enlarge their user base and enhancing user engagement and monetization.
Between late July 2020 and early August 2020, representatives of Tencent Holdings and representatives of JOYY discussed a possible transfer by JOYY of a portion of its Huya Class B Shares to Tencent Holdings, so that Tencent Holdings could further increase its stake in Huya, offering stronger incentive for Tencent Holdings to expand its business cooperation with Huya.
On August 8, 2020, Latham circulated to JOYY an initial draft of a share transfer agreement between Linen Investment and JOYY (the “JOYY SPA”), pursuant to which Linen Investment proposed to purchase from JOYY

30,000,000 Huya Class B Shares subject to the satisfaction of customary closing conditions. Between August 8 and August 10, 2020, Latham and JOYY’s counsel negotiated, among other things, the closing conditions for the share purchase, JOYY’s undertaking to support a potential strategic transaction between Huya and DouYu and representations and warranties to be given by JOYY in connection with the share transfer. The JOYY SPA was executed on August 10, 2020.
On August 9, 2020, Latham circulated to Mr. Dong an initial draft of a share transfer agreement between Linen Investment and Mr. Dong (the “First Huya CEO SPA”), pursuant to which Linen Investment proposed to purchase from Mr. Dong 1,000,000 Huya Class B Shares subject to the satisfaction of customary closing conditions. Representatives of Latham had a telephonic discussion with Mr. Dong on the material terms of the First Huya CEO SPA on August 10, and the First Huya CEO SPA was executed on the same day.
Also on August 9, 2020, Latham circulated to Mr. Chen’s counsel an initial draft of a share transfer agreement between Nectarine and Mr. Chen (the “DouYu CEO SPA”), pursuant to which Nectarine proposed to, immediately after the closing of the Merger, purchase from affiliates of Mr. Chen that hold DouYu Shares, or certain assignees as may be designated by Mr. Chen, 3,703,704 DouYu Shares subject to the satisfaction of customary closing conditions. Between August 9 and August 13, 2020, Latham and Mr. Chen’s counsel negotiated, among other things, Mr. Chen’s indemnification obligations under the DouYu CEO SPA and the assignability of Mr. Chen’s rights and obligations under the DouYu SPA. The DouYu CEO SPA was executed on August 13, 2020.
On August 10, 2020, each of the Huya Board and DouYu Board received a preliminary non-binding
proposal letter from Tencent Holdings, which proposed that Huya and DouYu enter into a stock-for-stock
merger, as a result of which Huya or its subsidiary would acquire each outstanding ordinary share of DouYu, including DouYu shares represented by DouYu ADSs, in exchange for a to-be-agreed
number of newly issued Huya shares, including Huya shares represented by Huya ADSs (the “Non-Binding Proposal”). According to the Non-Binding Proposal, Tencent Holdings would support the proposed transaction as a shareholder of each of Huya and DouYu, and would be willing to participate in such transaction in such manner and on such terms and conditions as to be further discussed and mutually agreed upon. At a meeting of the Huya Board on the same day, the Huya Board discussed and considered the content of the Non-Binding Proposal, and determined that, in view of the significant shareholding and voting power in Huya held by Tencent Holdings, it was advisable for the independent and disinterested members of the Huya Board to carefully consider and evaluate the
Non-Binding
Proposal.
On August 10, 2020, each of Huya and DouYu issued a press release regarding its receipt of the
Non-Binding
Proposal.
On August 13, 2020, Tencent Holdings contacted Huya and DouYu and proposed several terms related to the stock-for-stock merger contemplated in the Non-Binding Proposal in order to facilitate discussions among the parties (collectively, the “Proposed Terms”). Among those terms, Tencent proposed that it would be willing to consider transferring the Penguin Business to DouYu for a total consideration of US$500 million, with closing of the transfer to occur substantially concurrently with closing of the Merger. Tencent Holdings believes that the integration of the Penguin Business into DouYu’s existing business would allow DouYu to compete more effectively and potentially realize significant operational efficiencies and revenue and cost synergies. In view of such efficiencies and synergies, and based on its internal review of the business, prospects and financial conditions of Huya and DouYu, Tencent Holdings also proposed, as an initial position to be considered by Huya and DouYu, that the exchange ratio for the stock-for-stock merger be determined such that (i) the total number of issued and outstanding Huya Class A shares (calculated on a fully diluted and as converted basis) of Huya immediately before closing of the Merger shall be equal to (ii) the total number of Huya Class A shares to be issued by Huya as the merger consideration to DouYu’s shareholders and the holders of DouYu’s outstanding RSUs to be assumed by Huya. Furthermore, Tencent proposed that, substantially concurrently with the closing of the Merger, Huya and Douyu each distribute dividends to their respective existing shareholders in a total amount of US$200 million and US$90 million, respectively. Tencent Holdings also indicated its intention that Huya and Tencent will continue their business cooperation after the transfer of the Penguin Business and closing of the Merger.

On August 14, 2020, at a meeting of the Huya Board, a special committee was formed, consisting of Mr. Hongqiang Zhao and Mr. Tsang Wah Kwong, the two independent directors who are not affiliated with Tencent Holdings or JOYY Inc. (the “Huya Special Committee”). The Huya Special Committee was given the authority and responsibility to, among other things, (1) participate, directly or indirectly, in the negotiation on Huya’s behalf of proposed terms of the Non-Binding Proposal and the Proposed Terms and have exclusive authority to agree to such proposed terms on behalf of Huya, (2) consult with Huya’s full board and/or management with respect to the proposed terms of the Non-Binding Proposal and the Proposed Terms and have exclusive authority to review, evaluate and establish the procedures to be followed with respect to the negotiation, (3) retain legal counsels, (4) retain one or more financial advisors, (5) enter into contracts providing for the retention, compensation, reimbursement of expenses and indemnification of legal counsel and financial advisors, (6) be given full access to all books, records and other information and documents of or in the possession of Huya or available to Huya, (7) consider alternative transactions for Huya, and reject the terms of the Non-Binding Proposal if the Huya Special Committee determines that the terms of the Non-Binding Proposal and the Proposed Terms are not fair to and in the best interests of Huya or if the Huya Special Committee determines that an alternative transaction is more desirable, and (8) take all such other actions and exercise any other power that may be otherwise exercised by the Huya Board that the Huya Special Committee determines is necessary or advisable to carry out and fulfill such duties and responsibilities.
Also on August 14, 2020, at a meeting of the DouYu Board, the DouYu Board discussed and considered the content of the Non-Binding Proposal, and determined that, in view of the significant shareholding and voting power in DouYu held by Tencent Holdings, it was advisable for the independent and disinterested members of the DouYu Board to carefully consider and evaluate the Non-Binding Proposal and a special committee was formed, consisting of Mr. Zhaoming Chen, Mr. Xi Cao, Mr. Xuehai Wang and Mr. Zhi Yan, the four independent directors who are not related to Tencent Holdings (the “DouYu Special Committee”). The DouYu Special Committee was given the authority and responsibility to, among other things, (1) review, consider and negotiate on DouYu’s behalf of proposed terms of the Non-Binding Proposal and the Proposed Terms and have exclusive authority to agree to such proposed terms on behalf of DouYu, (2) establish, approve, modify, monitor and direct the process and procedures related to the review and evaluation of the Non-Binding Proposal and the Proposed Terms, any related transaction and any alternative transaction, (3) respond to any communications, inquiries or proposals regarding the Non-Binding Proposal, any related transaction or any alternative transaction, (4) review, evaluate, investigate, pursue and negotiate the terms and conditions of the Non-Binding Proposal and the Proposed Terms, any related transaction or any alternative transaction, (5) solicit expressions of interest or other proposals for alternative transactions to the extent the DouYu Special Committee deems appropriate, (6) recommend to the DouYu Board whether the Non-Binding Proposal, any related transaction or any alternative transaction is advisable and is fair to, and in the best interests of, DouYu and its shareholders (or any subset of the shareholders of DouYu that the DouYu Special Committee determines to be appropriate), (7) recommend rejection or approval of the Non-Binding Proposal, any related transaction or any alternative transaction to the DouYu Board or what action, if any, should be taken by DouYu with respect to the Non-Binding Proposal, any related transaction or any alternative transaction, (8) effect or recommend to the DouYu Board the consummation of the Non-Binding Proposal, any related transaction or any alternative transaction, (9) review, analyze, evaluate and monitor all proceedings and activities of DouYu related to the Non-Binding Proposal, any related transaction or any alternative transaction, (10) take such actions as the DouYu Special Committee may deem to be necessary or appropriate in connection with anti-takeover provisions, including, without limitation, actions with respect to the adoption, amendment, redemption or termination of, the exercise of any rights or the performance of any obligations under a shareholder rights plan, (11) take such actions as the DouYu Special Committee may deem to be necessary or appropriate in connection with any shareholders agreement with any shareholder of DouYu, including, without limitation, actions with respect to the entry into, amendment or termination of, the exercise of any rights or the performance of any obligations under, any shareholders agreement, (12) investigate DouYu and any prospective acquirers, the Non-Binding Proposal, any related transaction or alternative transaction and matters related thereto as it deems appropriate, (13) review and evaluate any employee benefit plan, severance plan or share incentive plan of DouYu in view of the
Non-Binding
Proposal, any related transaction or any alternative transaction, (14) review and comment upon any and all documents and other instruments used in connection with the Non-Binding Proposal, any related transaction or any alternative transaction, including any and all materials to be filed with the Securities and Exchange Commission, NASDAQ Stock Market and other governmental and non-governmental
persons and entities, (15) authorize the issuance of press releases and other public statements, including filings with the Securities and Exchange Commission, NASDAQ Stock Market and other governmental and non-governmental
persons and entities as the DouYu Special Committee considers appropriate regarding the Non-Binding Proposal, any related transaction or any alternative transaction, and (16) take such other actions as the DouYu Special Committee may deem to be necessary or appropriate for the DouYu Special Committee to discharge its duties.
On August 14, 2020, the Huya Special Committee retained Citigroup Global Markets Inc. (“Citigroup”) as its independent financial advisor after interviewing a number of investment banks, and retained Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as its U.S. legal counsel. On August 15, 2020, the Huya Special Committee retained Maples and Calder (Hong Kong) LLP (“Maples”) as its Cayman Islands legal advisor. Before retaining these advisors, the Huya Special Committee evaluated their credentials, experience and independence to serve as legal and financial advisors, respectively, to the Huya Special Committee and negotiated the fees to be paid to the financial advisor. On August 14, 2020, the DouYu Special Committee retained Morgan Stanley Asia Limited (“Morgan Stanley”) as its independent financial advisor after interviewing a number of investment banks, and retained Davis Polk & Wardwell LLP (“Davis Polk”) as its U.S. legal counsel.
On August 15, 2020, Latham circulated an initial draft of mutual nondisclosure agreement to be entered into by and among Tencent Holdings, Huya and DouYu. Between August 15, 2020 and August 28, 2020, Skadden, Davis Polk and Latham negotiated the terms of the mutual nondisclosure agreement, which was executed on August 28, 2020 and contained customary provisions restricting each of Tencent Holdings, Huya and DouYu’s disclosure and use of confidential information relating to the other parties or the proposed transaction, a
12-month
“standstill” provision restricting Tencent Holdings and Huya from acquiring securities or assets of DouYu or undertaking certain other related actions (in each case other than the proposed transaction) and a
12-month
“standstill” provision restricting DouYu from acquiring securities or assets of Tencent Holdings or Huya, as applicable, or undertaking certain other related actions (in each case other than the proposed transaction).
On August 17, 2020, Huya issued a press release announcing the formation of the Huya Special Committee to consider the Non-Binding Proposal, and the engagement of Citigroup as Huya’s independent financial advisor and Skadden as Huya’s U.S. legal counsel. On the same day, DouYu issued a press release announcing the formation of the DouYu Special Committee to consider the Non-Binding Proposal, and the engagement of Morgan Stanley as DouYu’s independent financial advisor and Davis Polk as DouYu’s U.S. legal counsel.
On August 20, 2020, Huya retained Haiwen & Partners (“Haiwen”) as its PRC legal advisor in connection with the proposed Merger.
On August 21, 2020, August 24, 2020, and August 28, 2020, representatives of Citigroup and Huya management held telephonic meetings to review the business and finances of Huya and Huya’s business plan and strategic initiatives, the market environment, and other matters related to the financial analysis which the Huya Special Committee instructed Citi to conduct, including Huya management’s financial forecasts.
On August 28, 2020, the DouYu Special Committee held a telephonic meeting with Morgan Stanley and Davis Polk, during which Morgan Stanley provided the DouYu Special Committee with an analysis of the key transaction terms and an update on its valuation work plan. In addition, the DouYu Special Committee retained Ogier (“Ogier”) as its Cayman Islands legal advisor and Han Kun Law Offices (“Han Kun”) as its PRC legal advisor in connection with the proposed Merger.
During the period from August 2020 to October 2020, representatives of financial, tax and legal advisors of Huya and DouYu conducted due diligence on DouYu and Huya, respectively, and also on Penguin.
On August 31, 2020, the Huya Special Committee held a telephonic meeting with Citigroup and Skadden, during which Citigroup provided the Huya Special Committee with an update of the status of the due diligence process and key next steps, and Skadden provided the Huya Special Committee with an update of the status of the transaction documents.
Over the course of September and October, representatives of Citigroup participated in multiple follow-up
calls with Huya and DouYu’s respective senior management to discuss further details regarding Huya and DouYu’s respective business plans, strategic initiatives, the market environment, financial forecasts and other matters related to Citi’s financial analysis.
On September 1, 2020, representatives of Huya, DouYu, Tencent Holdings, Citigroup, Morgan Stanley, Goldman Sachs, Skadden, Davis Polk, and Hankun held a telephonic meeting to conduct business and operating due diligence on DouYu.
On September 2, 2020, representatives of Huya, DouYu, Tencent Holdings, Citigroup, Morgan Stanley, Goldman Sachs, Skadden, Davis Polk, and Hankun held a telephonic meeting to conduct business and operating due diligence on Huya.
Also on September 2, 2020, Latham circulated an initial draft of the Merger Agreement to Skadden and Davis Polk, which contains customary conditions to closing of the Merger, including receipt of the Required DouYu Vote, the Form F-4 having become effective under the Securities Act, no government injunction or prohibition of the transaction, the representations and warranties in the Merger Agreement remaining true and correct as of the closing date subject to certain exceptions, performance of pre-closing covenants in all material respects and absence of any Huya Material Adverse Effect and DouYu Material Adverse Effect. Although Tencent Holdings believes that Nectarine’s reassignment of the Penguin Business to DouYu will introduce additional operational and financial synergies to DouYu and, post closing of the Merger, the combined company of Huya and DouYu, Tencent Holdings did not propose to include closing of the reassignment of the Penguin Business as a condtion to closing of the Merger in this initial draft of the Merger Agreement because Tencent Holdings believed that, even in the absence of the reassignment of the Penguin Business, the proposed merger will benefit Huya, DouYu and their respective shareholders.
On September 3, 2020, the DouYu Special Committee held a telephonic meeting with Morgan Stanley and Davis Polk, during which Morgan Stanley provided the DouYu Special Committee with a status update of the due diligence process, overall transaction process, and developments in the financial forecasts work streams.
From September 3, 2020 to September 10, 2020, Davis Polk, Morgan Stanley and the DouYu management discussed the comments and issues relating to the Merger Agreement including, among others, corporate governance of Huya and DouYu after the closing, treatment of DouYu RSU Awards, employee compensation and severance arrangement, the amount of termination fee, the identities of shareholders who are expected to enter into voting agreements, the no shop provision, and the amount of the DouYu Closing Dividend.
On September 4, 2020, the transactions contemplated under the JOYY SPA and the First Huya CEO SPA closed.
On September 5, 2020, Latham circulated an initial draft of the Reassignment Agreement (the “Reassignment Agreement”) to Davis Polk and Skadden with respect to Nectarine’s proposed reassignment of the Penguin Business to DouYu.
From September 5, 2020 to September 10, 2020, Davis Polk, Morgan Stanley, DouYu’s PRC counsel and the DouYu management discussed the comments and issues relating to the Reassignment Agreement, including, among others, the restructuring plan in connection with the reassignment of the Penguin Business to DouYu, the time frame for such restructuring, the timing of the closing of the reassignment transaction and the transition services to be provided by Tencent Holdings after the closing.
On September 7, 2020, the Huya Special Committee held a telephonic meeting with Citigroup and Skadden. At that meeting, Citigroup provided an update of its financial due diligence on Huya which would inform Citigroup’s valuation and fairness analysis. The Huya Special Committee raised several questions regarding the contemplated valuation methodologies, discussed key next steps, and instructed Citigroup to carry out its valuation analysis as it deems appropriate. Skadden then discussed certain key legal issues with respect to the draft Merger Agreement with the Huya Special Committee, together with the Huya management team present at the meeting. The Huya Special Committee posed questions on certain key issues, including (i) limiting Nectarine’s rights under the Merger Agreement, in particular, Nectarine’s rights to waive certain closing conditions and terminate the Merger Agreement, given Tencent Holdings’ interests in both Huya and DouYu; (ii) whether completion of the reassignment of the Penguin Business to DouYu could be added as a closing condition to the Merger Agreement in view of (x) Tencent Holdings’ proposal to transfer the Penguin Business to DouYu, and (y) the additional synergies that could arise from the acquisition and integration of the Penguin Business; (iii) whether Nectarine could provide indemnity to DouYu after the closing of the Reassignment Agreement based on issues identified in the due diligence; (iv) treatment of employee incentive awards of both Huya and DouYu; (v) closing conditions; and (vi) amount of termination fees. Skadden also responded to inquiries from the Huya management with respect to the pending securities litigation matters of DouYu. The Huya Special Committee instructed Skadden to conduct additional due diligence on such litigation matters, and revise the draft Merger Agreement based on the discussions and also taking into consideration comments from Huya management.
On September 8, 2020, representatives of Huya, DouYu, Tencent Holdings, and each party’s financial and legal advisors held a telephonic meeting to conduct business, operating, financial, tax and legal due diligence on Penguin.
On September 10, 2020, the DouYu Special Committee held another telephonic meeting with Morgan Stanley and Davis Polk. At the meeting, Morgan Stanley and Davis Polk provided the DouYu Special Committee with the key commercial and legal issues with respect to the Merger Agreement and the Reassignment Agreement.
Also on September 10, 2020, Davis Polk circulated a summary of key issues with respect to the Merger Agreement and the Reassignment Agreement to Latham. On the same day, Skadden received from Latham the summary of key issues with respect to the Merger Agreement and the Reassignment Agreement prepared by Davis Polk.
On September 11, 2020, Skadden provided its initial comments to the draft Merger Agreement to Latham, reflecting comments received from the Huya Special Committee and the Huya management.
On September 14, 2020, the Huya Special Committee held another telephonic meeting with Citigroup and Skadden. At the meeting, Citigroup provided the Huya Special Committee with an update on the Huya standalone financial forecasts that Huya management had prepared. The Huya Special Committee raised several questions regarding Huya’s financial forecasts, including the market capitalization of Huya and how it interplayed with Huya’s valuation. Citigroup also updated the Huya Special Committee of the status of legal, financial and tax due diligence on Huya, DouYu and the Penguin Business, respectively. Skadden provided the Huya Special Committee an update on the status of the transaction documents.
Also on September 14, 2020, the DouYu Special Committee held another telephonic meeting with Morgan Stanley and Davis Polk, during which, the management of DouYu reviewed with the DouYu Special Committee the components and key items of the financial forecasts including the revenues, costs and expenses, working capital and cash flows. The DouYu Special Committee posed questions, including (i) specific factors influencing the forecasts, such as the consequences of breach of contract by the broadcasters, (ii) the deviation from the forecasts conducted by the counterparties, (iii) the synergies among the parties resulting from the assets reassignment transaction and the merger transaction, and (iv) the next steps and timeline to finalize the financial forecasts. The management of DouYu and Morgan Stanley responded to these questions, and Davis Polk discussed with the DouYu Special Committee the key legal issues of the Merger Agreement, including among other things, (i) the scope of representations, warranties and covenants of DouYu and Huya, which Davis Polk suggested the scope thereof should be reciprocal and the DouYu Special Committee agreed, (ii) Huya’s preliminary suggestion towards the treatment and grant of DouYu RSU Awards, and (iii) removal of closing conditions and termination rights of Nectarine. The DouYu Special Committee then instructed Morgan Stanley and Davis Polk to further negotiate the merger agreement with Nectarine and Huya.
On September 14, 2020, representatives of Morgan Stanley shared DouYu’s financial forecasts and the combined financial forecasts of DouYu and the Penguin Business that DouYu management had prepared with representatives of Citigroup.
On September 15, 2020, the Huya Special Committee instructed Citigroup to share Huya’s financial forecasts that Huya Management had prepared with DouYu and Morgan Stanley.
From September 10, 2020 to September 15, 2020, Skadden and the Huya Special Committee and the Huya management discussed comments to Davis Polk’s summary of key issues and circulated a revised draft of the summary of key issues reflecting Huya’s comments.
From September 14, 2020 to September 18, 2020, Davis Polk, the DouYu Special Committee and the DouYu management discussed the key issues with respect to the Merger Agreement and the Reassignment Agreement.
On September 17, 2020, Skadden and Latham had a telephonic meeting to discuss the key issues under the draft Merger Agreement and the draft Reassignment Agreement. Those issues included, among other things, (i) the narrowing down of the scope of Nectarine’s rights under the Merger Agreement; (ii) the inclusion of the closing of the Reassignment as a condition to the closing of the Merger; (iii) the circumstances under which the No Vote Termination Fee is payable; and (iv) whether the representations and warranties made by Huya and DouYu, as well as covenants of Huya and DouYu with respect to conduct of business prior to closing, should be substantially identical.
Also on September 17, 2020, the DouYu Special Committee held another telephonic meeting with Morgan Stanley and Davis Polk, during which Morgan Stanley reported updates on the timeline of the Merger, the due diligence progress, the status of negotiations of the transaction documents, and the developments in the financial forecasts work streams.
On September 18, 2020, Davis Polk provided its initial comments to the draft Merger Agreement to Latham, reflecting comments received from the DouYu Special Committee.
On September 21, 2020, Latham circulated a revised draft of the Merger Agreement to Skadden and Davis Polk, which included certain of Davis Polk’s comments to the Merger Agreement dated September 18, 2020. The revisions included, among other things, (1) adding the closing of the Reassignment as a condition to closing of the Merger, (2) inserting a provision on Nectarine’s indemnification obligation under certain circumstances, with the maximum amount of such indemnification obligation left blank, and (3) requesting DouYu to provide additional details with respect to the DouYu RSU Trust. On September 21, 2020 and September 22, 2020, Davis Polk had discussions with the DouYu management and Morgan Stanley regarding the issues in the Merger Agreement including, among others, the treatment of DouYu RSU Awards, indemnification obligations of Nectarine and the closing conditions. Skadden circulated a key issues list to Latham later on the same day and received a revised key issues list from Latham on September 22, 2020 with Davis Polk’s comments included.
Also on September 21, 2020, representatives of Huya, DouYu, Citigroup, and Morgan Stanley held telephonic meetings to conduct due diligence on Huya’s financial forecasts and DouYu’s financial forecasts (after taking into account of the effects from the Reassignment).
From late September 2020 to early October 2020, Citigroup, Morgan Stanley and Goldman Sachs, on behalf of their respective clients, engaged in various discussions over the methodology for calculation of the Share Exchange Ratio and the ADS Exchange Ratio, including how to account for the outstanding employee share incentive awards of Huya and DouYu and the cut-off date to use to determine the share count of Huya and DouYu. Representatives of Tencent Holdings, Huya and DouYu also discussed the amount of dividends to be distributed by DouYu to its shareholders on or around the Closing Date.

On September 22, 2020, the Huya Special Committee held another telephonic meeting with Citigroup and Skadden, during which Citigroup discussed with the Huya Special Committee DouYu’s financial forecasts prepared by DouYu’s management, and Skadden updated the Huya Special Committee on the progress of the transaction documents and certain key legal issues, including the inclusion of the closing of the Reassignment as a condition to closing of the Merger, and the requirement to obtain a written consent from JOYY based on Huya’s currently effective memorandum and articles of association. On the same day, the DouYu Special Committee held another telephonic meeting with Morgan Stanley and Davis Polk, during which Davis Polk reported to the DouYu Special Committee the key findings of offshore legal due diligence on Huya, and Han Kun reported to the DouYu Special Committee the key findings of onshore legal due diligence on Huya and Penguin.
Also on September 22, 2020, Latham circulated a revised draft of the Reassignment Agreement to Skadden and Davis Polk. Later that day, an all-party
call was held among the respective management of Huya, DouYu and Tencent Holdings and each party’s financial and legal advisors to discuss key outstanding issues, including, among other things, (i) the amount of No Vote Termination Fee and Termination Fee; (ii) the indemnity cap with respect to Nectarine’s indemnification obligations contemplated by the draft Merger Agreement; (iii) change of nominee shareholders for each of the DouYu VIEs; (iv) treatment of DouYu shares held by the DouYu RSU Trust; and (v) acceleration of the vesting of share-based awards for both Huya and DouYu. Following such discussions, the parties agreed that the No Vote Termination Fee shall be equal to approximately 1% of DouYu’s implied equity value, the Termination Fee shall be equal to approximately 4% of DouYu’s implied equity value and Nectarine’s indemnity cap shall be equal to US$1,000,000. Latham, Skadden, Davis Polk and the management of Huya and DouYu then walked through the current draft of the Merger Agreement in detail.
Later on September 22, 2020, Latham circulated to Skadden and Davis Polk an initial draft of the form of a voting agreement proposed to be entered into by Nectarine, Huya and DouYu with each of Mr. Shaojie Chen (“Mr. Chen”), the chief executive officer of DouYu, and Mr. Wenming Zhang (“Mr. Zhang”), the co-chief
executive officer of DouYu (the “Voting Agreements”).
On September 23, 2020, Davis Polk discussed with Morgan Stanley and the DouYu management on the comments and issues relating to the Voting Agreement and the revised draft of the Reassignment Agreement. Later that day, Davis Polk provided comments on the draft of the Reassignment Agreement to Latham, reflecting comments received from the DouYu Special Committee. On the same day, Latham received comments on the draft form voting agreement from each of Skadden and Davis Polk and circulated the revised draft form voting agreement to Mr. Chen and Mr. Zhang’s counsel.
On September 24, 2020, Skadden circulated a revised draft of the Merger Agreement to Latham and Davis Polk, reflecting the discussions among all parties on September 22, 2020.
During the period from September 24, 2020 to September 28, 2020, Latham, Skadden and Davis Polk continued to exchange comments to the Merger Agreement.
On September 26, 2020, the DouYu Special Committee held another telephonic meeting with Morgan Stanley and Davis Polk, during which the management of DouYu reported a revised set of financial forecasts of DouYu. The DouYu Special Committee and the management of DouYu discussed the rationale and impacts of such revised financial forecasts. The management team of DouYu revisited financial forecasts and produced a further refined set of projections primarily due to the fact that the revenues generated from certain major fans events in the third quarter of 2020 were below expectation. DouYu revised down the net project projections in short-term due to increased revenue sharing fees and content costs. While such investments affected DouYu’s profitability in the short-term, the management team of DouYu believes they will help cement DouYu’s market leading position in the long run. Revisions were made primarily to revenue and operating expenses forecasts in 2020 and 2021, and the 2022 to 2024 forecasts are not impacted.
On September 26, 2020, representatives of Morgan Stanley shared a revised set of financial forecasts of DouYu with representatives of Citigroup.

On September 27, 2020, representatives of DouYu, Citigroup and Morgan Stanley held a telephonic meeting to discuss the rationale behind the revised financial forecasts of DouYu.
Also on September 27, 2020, representatives of Huya, DouYu, Nectarine and each party’s financial advisors held a telephonic meeting to further understand the rationale of the revised financial forecasts of DouYu.
On September 28, 2020, representatives of Citigroup shared a revised set of financial forecasts of Huya with representatives of Morgan Stanley.
On September 28, 2020, Latham circulated a revised draft of the Reassignment Agreement to Skadden and Davis Polk, reflecting the discussions among all parties on September 22, 2020.
Also on September 28, 2020, the Huya Special Committee held another telephonic meeting with Citigroup and Skadden. At that meeting, Citigroup provided a summary to the Huya Special Committee on DouYu’s revised financial forecasts for the third and fourth quarters of 2020, and discussed impact of such revised financial forecasts on the valuation of DouYu and Penguin as a whole. The Huya Special Committee instructed Citigroup to conduct additional due diligence to ascertain whether the reasons behind DouYu’s less optimistic financial forecasts for the third and fourth quarters of 2020 would have a long-term impact on DouYu’s business prospects, and in particular, DouYu and Penguin’s combined valuation in the proposed Merger. Over the course of the following week, Citigroup continued to work with DouYu management and Morgan Stanley to further evaluate the causes of the decline in DouYu’s financial forecasts and their potential impact on DouYu’s long-term business prospects and DouYu and Penguin’s valuation in the proposed Merger.
On September 29, 2020, representatives of Citigroup and Morgan Stanley held a telephonic meeting to discuss the rationale behind the revised financial forecasts of Huya.
On September 29, 2020, Latham circulated to Mr. Dong an initial draft of a share transfer agreement between Linen Investment and affiliates of Mr. Dong (the “Second Huya CEO SPA”), pursuant to which Linen Investment will, immediately before closing of the Merger, purchase from such affiliates of Mr. Dong 1,970,804 Huya Class B Shares, subject to the satisfaction of customary closing conditions. The Second Huya CEO SPA was executed on October 12, 2020.
On September 30, 2020, the Huya Special Committee held another telephonic meeting with Citigroup and Skadden, during which Citigroup and Skadden discussed key next steps.
During the period from September 29, 2020 to October 12, 2020, Latham, Skadden, Davis Polk, Zhonglun, Haiwen and Hankun continued to exchange comments to the Reassignment Agreement and the exhibits thereto, including the restructuring schedule, and agreed on the final draft of the Reassignment Agreement on October 9, 2020 and final version of all exhibits to the Reassignment Agreement on October 12, 2020.
Also on October 8, 2020, Latham circulated a revised draft of the Merger Agreement to Skadden and Davis Polk that included, among other things, provisions allowing certain senior management of DouYu to accelerate the vesting of their DouYu RSU Awards prior to the closing of the Merger, subject to the execution by such individuals of a lockup undertaking and a securities accounting monitoring agreement reflecting certain principles as set forth in an exhibit to the Merger Agreement. During the period from October 8, 2020 to October 11, 2020, Latham and Davis Polk continued to exchange comments to such principles and agreed on the final version of the principles of the lockup undertaking and securities monitoring agreement on October 11, 2020.
Between October 9, 2020 and October 11, 2020, Latham and Mr. Chen and Mr. Zhang’s counsel finalized the Voting Agreements.
On October 10, 2020, Davis Polk and Latham had a discussion regarding the treatment of DouYu RSU Awards.

On October 10, 2020, following continued discussions by and among Tencent Holdings, Huya and DouYu, with the assistance of Goldman Sachs, Citigroup and Morgan Stanley, with respect to the exchange ratio, Tencent Holdings, Huya and DouYu agreed that the Share Exchange Ratio shall be equal to 7.30 and the ADS Exchange Ration shall be equal to 0.730. The DouYu Special Committee agreed to such exchange ratio because in their view, the exchange ratio has reflected the fair value of DouYu, taking into account the past and current operations and financial condition, the strategic views and the business prospects of DouYu. Based on the Share Exchange Ratio of 7.30, the Merger Consideration represents an implied value of $18.83 per DouYu ADS ($188.30 per DouYu share) based on the Huya ADS closing trading price on the NYSE of $25.79 per Huya ADS ($25.79 per Huya Class A share) on October 9, 2020, which amounts to a premium of 34.5% over the closing trading price of DouYu ADSs on NASDAQ on October 9, 2020. As a result, the implied equity value of Huya and DouYu is substantially the same and DouYu shareholders before the Merger will own, in the aggregate, approximately 50% of the Huya shares outstanding immediately after the Merger on a fully diluted basis. Also on October 10, 2020, following continued discussions by and among Tencent Holdings, Huya and DouYu, it is agreed that the amount of dividends to be distributed by DouYu to its shareholders on or around the Closing Date will be reduced from US$90 million as preliminarily proposed to US$60 million. Later on the same day, Skadden circulated a revised draft of the Merger Agreement to Davis Polk and Latham reflecting the Share Exchange Ratio, ADS Exchange Ratio and the DouYu Closing Dividend in the amount of $60 million that Tencent Holdings, Huya and DouYu had agreed upon.
On October 11, 2020, Skadden, Davis Polk and Latham further discussed the outstanding issues of the draft Merger Agreement. In the evening of October 11, 2020, Skadden, Davis Polk and Latham agreed substantially on all the terms and conditions of the Merger Agreement.
In the morning of October 12, 2020, Huya received a written consent from JOYY Inc. consenting to the execution, delivery and performance of the Merger Agreement by Huya and Merger Sub and the consummation of the transactions contemplated under the Merger Agreement pursuant to Huya’s currently effective memorandum and articles of association.
Also in the morning of October 12, 2020, the Huya Special Committee held a telephonic meeting, together with representatives of Citigroup and Skadden. At that meeting, representatives of Citigroup reviewed and discussed its financial analysis with respect to Huya and DouYu and Penguin on a pro forma basis and the Merger. Thereafter, at the request of the Huya Special Committee, representatives then provided the oral opinion of Citigroup, subsequently confirmed in writing and attached hereto as Annex E, to the Huya Special Committee to the effect that, as of October 12, 2020, and based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in such written opinion, the 7.30x Share Exchange Ratio was fair, from a financial point of view, to Huya. Representatives of Skadden then summarized for the Huya Special Committee the key terms and final resolution of the issues that had been negotiated in the Merger Agreement. After considering the proposed terms of the Merger Agreement and the other transaction agreements and the various presentations of Citigroup and Skadden, including receipt of Citi’s oral opinion, the Huya Special Committee then unanimously (a) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is in the best interests of Huya, (b) approved and declared it advisable for Huya to enter into the Merger Agreement, the Plan of Merger, other transaction documents, and consummate the transactions contemplated thereby, including the Merger, and (c) recommended that the Huya Board approve and authorize the Merger Agreement, the Plan of Merger and other transaction documents, and the transactions, including the Merger.
Following the meeting of the Huya Special Committee, the Huya Board held a meeting in the afternoon of October 12, 2020, together with representatives of Citigroup and Skadden. At this meeting, the Huya Special Committee presented its recommendation, described above, to the Huya Board. After considering the proposed terms of the Merger Agreement and the other transaction agreements and the various presentations of Citigroup and Skadden, including Citi’s oral opinion provided to the Huya Special Committee. The Huya Board (other than Mr. Lingdong Huang, Mr. Zhi Cheng, Mr. Hai Tao Pu, Mr. Guang Xu and Mr. Lei Zheng, who abstained from voting due to affiliation with Tencent Holdings, and Mr. Rongjie Dong who abstained from voting due to his participation in a separate share transfer agreement with affiliates of Tencent Holdings), acting upon the unanimous recommendation of the Huya Special Committee, (a) determined that the execution by Huya of the Merger Agreement and the Plan of Merger and consummation of the transactions contemplated thereby, including the Merger, are fair to and in the best interests of Huya and (b) approved and declared advisable the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger.
In the afternoon of October 12, 2020, the DouYu Special Committee held a telephonic meeting, together with representatives of Morgan Stanley and Davis Polk. At the request of the DouYu Special Committee, representatives of Morgan Stanley then proceeded to provide the oral fairness opinion of Morgan Stanley, subsequently confirmed in writing and attached hereto as Annex F, to the DouYu Special Committee to the effect that, as of October 12, 2020, and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the 7.30x Share Exchange Ratio was fair, from a financial point of view, to DouYu. Representatives of Davis Polk then summarized for the DouYu Special Committee the key terms and final resolution of the issues that had been negotiated in the Merger Agreement. After considering the proposed terms of the Merger Agreement and the other transaction agreements and the various presentations of Morgan Stanley and Davis Polk, including receipt of Morgan Stanley’s oral fairness opinion, the DouYu Special Committee then unanimously (a) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is in the best interests of DouYu and fair to its shareholders, (b) approved and declared it advisable for DouYu to enter into the Merger Agreement, the Plan of Merger, other transaction documents, and consummate the transactions contemplated thereby, including the Merger, and (c) recommended that the DouYu Board approve and authorize the Merger Agreement, the Plan of Merger and other transaction documents, and the transactions, including the Merger.
Following the meeting of the DouYu Special Committee, the DouYu Board held a meeting in the afternoon of October 12, 2020, together with representatives of Morgan Stanley and Davis Polk. At this meeting, the DouYu Special Committee presented its recommendation, described above, to the DouYu Board. After considering the proposed terms of the Merger Agreement and the other transaction agreements and the various presentations of Morgan Stanley and Davis Polk, including Morgan Stanley’s opinion provided to the DouYu Special Committee that the 7.30x Share Exchange Ratio was fair, from a financial point of view, to DouYu, the DouYu Board (other than Mr. Shaojie Chen and Mr. Wenming Zhang, who abstained from voting due to their participation on a separate share transfer agreement with affiliates of Tencent Holdings, Mr. Haiyang Yu and Ms. Song Zhou, who abstained from voting due to affiliation with Tencent Holdings), acting upon the unanimous recommendation of the DouYu Special Committee, (a) determined that the execution by DouYu of the Merger Agreement and the Plan of Merger and consummation of the transactions contemplated thereby, including the Merger, are fair to and in the best interests of DouYu and its shareholders and (b) approved and declared advisable the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger.
In the evening of October 12, 2020, Huya and DouYu announced the execution of the Merger Agreement.
Huya Reasons for the Merger and Recommendation of the Huya Special Committee
Following receipt of the Non-Binding Proposal from Tencent Holdings on August 10, 2020, the Huya Board determined that, in view of the related party transaction nature of the Non-Binding Proposal, and the significant shareholding and voting power in Huya held by Tencent Holdings, it was advisable for the independent and disinterested members of the Huya Board to carefully consider and evaluate the Non-Binding Proposal, and the Huya Special Committee was formed on August 14, 2020, consisting of two independent directors, Mr. Hongqiang Zhao and Mr. Tsang Wah Kwong.
In addition to those discussions described in “—Background of the Merger,” the Huya Special Committee considered a variety of factors in evaluating the transactions contemplated by the Merger Agreement, including the following factors. The discussion of the factors considered by the Huya Special Committee in this sub-section
is not intended to be exhaustive and only includes the material factors considered by the Huya Special Committee. In view of the large number of factors considered by the Huya Special Committee in connection with the evaluation of the Merger Agreement and the Merger and the complexity of these matters, the Huya Special Committee did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination, nor did the Huya Special Committee evaluate whether these factors were of equal importance. This explanation of the Huya Special Committee’s reasons for the Merger and all other information presented in this sub-section
is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

•	belief that the combined company (which includes the Penguin Business) will have the reach and scale to bring its users high quality live streaming content;

•	belief that trends in the live streaming industry favor consolidation, and, following the proposed Merger, the combined company would strengthen its market position in the industry;

•	belief that the combined company would be in a better position to respond to competitive pressure from other online video services including short video platforms;

•
the advice of Huya’s management, who carefully evaluated the transactions contemplated by the Merger Agreement and the Reassignment Agreement in several dimensions, such as strategic complementarity, value creation potential and synergy opportunities, among others;

•	significant operational and financial synergies across a number of areas including leveraging live streaming content over a larger user base, and improving operation efficiency;

•
belief that the Merger would deepen the integration of the management and professional team of Huya and DouYu, better coordinate its efforts to grow user base and cooperate with talent agencies to recruit, manage, train and support broadcasters;

•
the financial presentation and opinion, dated October 12, 2020, of Citigroup to the Huya Special Committee that the 7.30x Share Exchange Ratio was fair, from a financial point of view, to Huya, as more fully described below under the heading “—Opinion of Citigroup Global Markets Inc. as Independent Financial Advisor to the Huya Special Committee”;

•	belief that the terms of the Merger Agreement and other documents to be executed in connection with the consummation of the Merger were reasonable, including, among other things:

•	the limited conditions to the parties’ obligations to complete the Merger and the probability that such conditions would be satisfied;

•	the fact that the termination date under the Merger Agreement allows for time that is expected to be sufficient to complete the Merger;

•	the ability of Huya to obtain a termination fee of US$44,000,000 or US$177,000,000, as applicable, from DouYu if the Merger is not consummated for certain reasons; and

•	the fact that DouYu’s founders have agreed to enter into a lock-up undertaking and securities account monitoring agreement with respect to the Huya ADSs they receive upon completion of the Merger.

•	the likelihood that the Merger would be completed based on, among other things:

•	the voting support from Nectarine and DouYu founders;

•	Huya’s ability to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement; and

•
the business reputation and capabilities of DouYu and its management, which the Huya Special Committee believed supported the conclusion that a transaction with DouYu could be completed in an orderly manner.

•	the information and advice previously provided to and reviewed by the Huya Special Committee.
The Huya Special Committee also considered the following potentially negative factors associated with the Merger:

•
the risks and contingencies related to the announcement and pendency of the Merger, including the impact of the Merger on DouYu’s users, broadcasters, employees and relationships with other third parties;

•	the risk of diverting Huya management focus, employee attention and resources from other strategic opportunities and from operational matters while working to complete the Merger;

•
the challenges of combining the businesses, policies, processes, systems, operations and workforces of Huya and DouYu and realizing the anticipated operational and financial synergies, and the risk that potential benefits and synergies sought in the Merger may not be realized or may not be realized within the expected time period;

•	the risk that the parties may incur significant costs and unexpected delays in consummating the Merger;

•
the fact that there can be no assurance that all conditions to the parties’ obligations to complete the Merger (including the condition that the closing of the Reassignment shall have occurred and the condition that the required vote of DouYu shareholders be obtained to authorize and approve the Merger Agreement, the Plan of Merger and the Merger) will be satisfied and, as a result, the Merger may not be consummated, and the possible effects on Huya should the parties fail to complete the Merger;

•	the fact that under the terms of the Merger Agreement, Huya must pay to DouYu a termination fee of US$177,000,000 if the Merger Agreement is terminated under certain circumstances; and

•
the fact that, pursuant to the Merger Agreement, Huya must generally conduct its business in the ordinary course and is subject to a variety of other restrictions on the conduct of its business prior to the closing of the Merger or termination of the Merger Agreement, which may delay or prevent it from pursuing business opportunities that may arise or preclude actions that would be advisable if Huya were to not enter into the Merger Agreement.

Following extensive discussions between the Huya Special Committee and its legal and financial advisors, on October 12, 2020, the Huya Special Committee, after due consideration, unanimously (a) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is in the best interests of Huya and fair to its shareholders, (b) approved and declared it advisable for Huya to enter into the Merger Agreement, the Plan of Merger, other transaction documents, and consummate the transactions contemplated thereby, including the Merger, and (c) recommended that the Huya Board approve and authorize the Merger Agreement, the Plan of Merger, other transaction documents, and the transactions contemplated thereby, including the Merger.
On October 12, 2020, the Huya Board (other than Mr. Lingdong Huang, Mr. Zhi Cheng, Mr. Hai Tao Pu, Mr. Guang Xu and Mr. Lei Zheng, who abstained from voting due to affiliation with Tencent Holdings, and Mr. Rongjie Dong who abstained from voting due to his participation in a separate share transfer agreement with affiliates of Tencent Holdings), acting upon the unanimous recommendation of the Huya Special Committee, at a duly held meeting, has (a) determined that the execution by Huya of the Merger Agreement and the Plan of Merger and consummation of the transactions contemplated thereby, including the Merger, are fair to and in the best interests of Huya and (b) approved and declared advisable the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger.

DouYu Reasons for the Merger and Recommendation of the DouYu Board and DouYu Special Committee
The DouYu Board, acting on the unanimous recommendation of the DouYu Special Committee, which DouYu Special Committee acted with the assistance of DouYu’s management (other than Mr. Chen, DouYu’s chief executive officer) and the DouYu Special Committee’s financial and legal advisors, evaluated the proposed Merger, including the terms and conditions of the Merger Agreement.
On October 12, 2020, the DouYu Special Committee unanimously recommended that the DouYu Board adopt resolutions that:

•
determine that the proposed Merger, on the terms and subject to the considerations set forth in the Merger Agreement, is in the best interests of DouYu and its shareholders, and declare it advisable to enter into the Merger Agreement;

•	approve the execution, delivery and performance by DouYu of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger;

•	recommend the approval and adoption of the Merger Agreement by the shareholders of DouYu; and

•	direct that the Merger Agreement and the Plan of Merger be submitted to the shareholders of DouYu for their approval.
On October 12, 2020, the DouYu Board (other than Mr. Shaojie Chen and Mr. Wenming Zhang, who abstained from voting due to their participation on a separate share transfer agreement with affiliates of Tencent Holdings, Mr. Haiyang Yu and Ms. Song Zhou, who abstained from voting due to affiliation with Tencent Holdings) at a duly held meeting adopted the resolutions recommended by the DouYu Special Committee.
In the course of reaching their respective determinations, the DouYu Board and the DouYu Special Committee considered the following substantive factors and potential benefits of the Merger, each of which the DouYu Special Committee and the DouYu Board believe supported their respective decisions, but which are not listed in any relative order of importance. This explanation of the DouYu Special Committee’s reasons for the Merger and all other information presented in this sub-section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

•
the advice of Douyu’s management, who carefully evaluated the transactions contemplated by the Merger Agreement and the Reassignment Agreement in several dimensions, such as opportunities for achieving synergy and creating value;

•	the current and historical market prices of the DouYu ADSs and Huya ADSs;

•
the fact that, based on the Huya ADS closing trading price on the NYSE of $25.79 per Huya ADS ($25.79 per Huya Class A share) on October 9, 2020 (the last trading day before the Merger Agreement was signed), the Merger Consideration represents an implied value of $18.83 per DouYu ADS ($188.30 per DouYu share), which amounts to a premium of 34.5% over the closing trading price of DouYu ADSs on NASDAQ on October 9, 2020;

•	the possibility that it could take a period of time before the trading price of DouYu shares and DouYu ADSs would reach and sustain the value of the consideration being offered in the Merger;

•
the DouYu Board’s knowledge of DouYu’s business, financial condition, results of operations, prospects and competitive position and its belief that the Merger is more favorable to the Unaffiliated Security Holders than any other alternative reasonably available to DouYu and its shareholders and ADS holders;

•	the DouYu Board’s knowledge of Huya’s business, financial condition, results of operations, prospects and competitive position;

•
forecasts of DouYu’s future financial performance prepared by DouYu’s management and forecasts of Huya’s future financial performance prepared by Huya’s management, together with DouYu’s management’s view of its and Huya’s financial condition, results of operations, business, prospects and competitive position;

•	global economic conditions and the potential effects on DouYu’s future financial condition;

•
the belief of the DouYu Special Committee that the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

•	the DouYu Board’s belief that it was unlikely that any other transaction with a third party could be consummated in light of the Tencent Entities’ equity stake in DouYu;

•	the increased costs of regulatory compliance for public companies;

•
the likelihood that the proposed Merger would be completed based on, among other things (and not necessarily in order of relative importance), the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to closing;

•
following its formation, the DouYu Special Committee’s independent control of the sale process with the advice and assistance of Morgan Stanley and Davis Polk as its financial and legal advisors, respectively, reporting solely to the DouYu Special Committee, and the fact that and that no limitations were placed on the DouYu Special Committee’s authority;

•	the ability of the DouYu Board to change recommendation to DouYu shareholders if the DouYu Board’s fiduciary duties otherwise require;

•
that a fixed ratio for the Per Share Merger Consideration and Per ADS Merger Consideration provides the holders of DouYu shares and DouYu ADSs, respectively, the opportunity to benefit from any increase in the trading price of Huya Class A shares between the announcement of the Merger Agreement and the completion of the Merger;

•
that the Merger Consideration would enable the holders of DouYu shares and DouYu ADSs to beneficially own approximately 50% of the total outstanding ordinary shares of Huya following the Merger, which will provide DouYu shareholders and DouYu ADS holders with the opportunity to participate in any future earnings or growth of Huya and future appreciation in the value of Huya Class A shares and Huya ADSs following the Merger, should such shareholders determine to retain the Huya Class A shares and Huya ADSs payable in the Merger;

•
the financial analyses reviewed with the DouYu Special Committee by representatives of Morgan Stanley, and the oral and written opinion of Morgan Stanley, dated October 12, 2020, to the DouYu Special Committee as to the fairness, from a financial point of view as of the date of the opinion, of the Merger Consideration to be received by the holders of DouYu shares and DouYu ADSs (other than the Excluded Persons), as more fully described below in the section titled “—Opinion of Morgan Stanley Asia Limited as Independent Financial Advisor to DouYu Special Committee.”

The DouYu Special Committee and the DouYu Board also believed that sufficient procedural safeguards were and are present to ensure that the Merger is procedurally fair to the Unaffiliated Security Holders and to permit the DouYu Special Committee and the DouYu Board to effectively represent the interests of such Unaffiliated Security Holders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

•
the DouYu Special Committee, consisting solely of independent and disinterested directors, acted to represent solely the interests of the Unaffiliated Security Holders, and the DouYu Special Committee had independent control of the extensive negotiations with Huya on behalf of such Unaffiliated Security Holders;

•
all of the directors serving on the DouYu Special Committee during the entire process are free from any affiliation with Huya and the Tencent Entities. In addition, none of such directors is or ever was an employee of DouYu or any of its subsidiaries or affiliates;

•
the fact that, other than their receipt of the DouYu Board and the DouYu Special Committee compensation (which are not contingent upon the consummation of the Merger or the DouYu Special Committee’s or DouYu Board’s recommendation of the Merger) and their indemnification and liability insurance rights under their respective Indemnification Agreement entered into with DouYu and the Merger Agreement, members of the DouYu Special Committee do not have interests in the Merger different from, or in addition to, those of the Unaffiliated Security Holders;

•
The DouYu Special Committee retained its own legal counsel and independent financial advisor that are independent from Huya, Merger Sub and the Tencent Entities to assist the DouYu Special Committee in connection with the review and consideration of the Merger and Reassignment, and such legal counsel and independent financial advisor acted solely on behalf of the DouYu Special Committee for the purposes of negotiating the terms of the Merger and Reassignment and preparing the opinion concerning the fairness of the transactions contemplated under the Merger Agreement and Reassignment Agreement;

•
the DouYu Special Committee was empowered to consider, attend to and take any and all actions in connection with the
Non-Binding
Proposal dated August 10, 2020 from Tencent Holdings and the transactions contemplated therein from the date the DouYu Special Committee was established, and no evaluation, negotiation, or response regarding the proposed Merger or any documentation in connection therewith from that date forward was considered by the DouYu Board for approval unless the DouYu Special Committee had recommended such action to the DouYu Board;

•
the terms and conditions of the Merger Agreement were the product of extensive negotiations between the DouYu Special Committee and its advisors, on the one hand, and Huya, the Tencent Entities and their respective advisors, on the other hand;

•	the DouYu Special Committee had the authority to reject the terms of any strategic transaction, including the Merger;

•	the DouYu Special Committee met regularly to consider and review the proposed Merger;

•	the ability of DouYu Board to change of recommendation to DouYu shareholders if DouYu Board’s fiduciary duties otherwise require;

•
the approximately
two-month
period between the public announcement that DouYu had received the Non-Binding Proposal from Tencent Holdings and the signing of the Merger Agreement provided an opportunity for other potentially interested buyers to indicate their interest in acquiring DouYu, and the fact that no party other than Huya, Merger Sub and the Tencent Entities had contacted DouYu or the DouYu Special Committee expressing an interest in exploring an alternative transaction with DouYu;

•
the Merger Agreement, Reassignment Agreement and the consummation of the transactions contemplated thereunder, including the Merger and Reassignment, have been approved by all of the directors who are neither employees of DouYu nor affiliated to Huya, Merger Sub or the Tencent Entities; and

•	the fact that the Merger is subject to an affirmative vote of shareholders representing two-thirds or more of the DouYu shares present and voting in person or by proxy as a single class at the EGM.
In light of the procedural safeguards described above, the DouYu Special Committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Unaffiliated Security Holders for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the Merger.

The DouYu Special Committee also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the Merger, which are discussed below and are not listed in any relative order of importance:

•
the risks and contingencies related to the announcement and pendency of the Merger, including the impact of the Merger on customers, employees, suppliers and relationships with other third parties, including the potential negative reaction of these parties to the fact that DouYu would be merging with another party or acquired by Huya;

•	the risk of diverting management focus, employee attention and resources from other strategic opportunities and from operational matters while working to complete the Merger;

•	the fact that, under the terms of the Merger Agreement, DouYu must pay to Huya a termination fee of US$44 million or US$177 million if the Merger Agreement is terminated under certain circumstances;

•
the challenges of combining the businesses, policies, processes, systems, operations and workforces of DouYu and Huya and realizing the anticipated operational and financial synergies, and the risk that potential benefits and synergies sought in the Merger may not be realized or may not be realized within the expected time period;

•
the fact that a fixed exchange ratio for the Per Share Merger Consideration and Per ADS Merger Consideration means that holders of DouYu shares and DouYu ADSs could be adversely affected by a decrease in the trading price of Huya ADSs between the time of the announcement and the completion of the Merger;

•	the risk that the parties may incur significant costs and unexpected delays in consummating the Merger; and

•
the fact that there can be no assurance that all conditions to the parties’ obligations to complete the Merger (including the condition that DouYu’s shareholders approve the Merger as required by the Cayman Companies Law and under the Merger Agreement) will be satisfied and, as a result, the Merger may not be consummated, and the possible effects on DouYu should the parties fail to complete the Merger.

The foregoing discussion of information and factors considered by the DouYu Special Committee and the DouYu Board is not intended to be exhaustive, but includes a number of the factors considered by the DouYu Special Committee and the DouYu Board. In view of the wide variety of factors considered by the DouYu Special Committee and the DouYu Board, neither the DouYu Special Committee nor the DouYu Board found it practicable to, and neither did, quantify or otherwise assign relative weights to the foregoing factors in reaching their respective conclusions. In addition, individual members of the DouYu Special Committee and the DouYu Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The DouYu Special Committee recommended that the DouYu Board approve, and the DouYu Board approved, the Merger Agreement based upon the totality of the information presented to and considered by it.
The DouYu Special Committee and the DouYu Board noted that the authorization and approval of the execution of the Merger Agreement, the Plan of Merger and the consummation of the transactions, including the Merger, are not subject to approval by a majority of the Unaffiliated Security Holders. Nevertheless, the DouYu Special Committee and the DouYu Board believe the Merger is procedurally fair to the Unaffiliated Security Holders because, among other things, (i) the majority-of-the-minority voting requirement is not customary in a merger transaction involving Cayman Islands companies, and (ii) various safeguards and protective measures have been adopted to ensure the procedural fairness of the transactions, including without limitation (a) the DouYu Board’s formation of the DouYu Special Committee and granting to the DouYu Special Committee of the authority to review, evaluate, and negotiate (and to ultimately either authorize or reject) the terms of the

Merger Agreement, the Plan of Merger and the transactions contemplated thereby, (b) the DouYu Special Committee’s retention of, and receipt of advice from, competent and experienced independent legal counsel and independent financial advisor for purposes of negotiating the terms of the transactions, (c) the execution of the Merger Agreement, the Plan of Merger and the consummation of the transactions, including the Merger, have been approved by all of the directors who are neither employees of DouYu nor affiliated with the management of DouYu, and (d) the right of DouYu to evaluate bona fide unsolicited alternative acquisition proposals that may arise before DouYu’s shareholders vote upon the Merger.
The DouYu Special Committee did not seek to determine a pre-Merger going concern value for DouYu to determine the fairness of the Merger to the Unaffiliated Security Holders because following the Merger DouYu will have a different capital structure. However, in reaching its conclusion regarding the fairness of the Merger to DouYu’s shareholders and the Unaffiliated Security Holders and its decision to recommend the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions, including the Merger, the DouYu Special Committee considered financial analyses presented by Morgan Stanley as an indication of the going concern value of DouYu. These analyses included, among others, historical trading ranges, range of analyst target prices, precedent transactions analysis, comparable companies analysis and discounted cash flow analysis. All of the material analyses as presented to the DouYu Special Committee on October 12, 2020 are summarized below under the section entitled “Special Factors—Opinion of Morgan Stanley Asia Limited as Independent Financial Advisor to DouYu Special Committee” beginning on page 75. The DouYu Special Committee expressly adopted the opinion of Morgan Stanley, among other factors considered, in reaching its determination as to the fairness of the transactions, including the Merger.
Neither the DouYu Special Committee nor the DouYu Board considered the liquidation value of DouYu’s assets because each considers DouYu to be a viable going concern business where value is derived from cash flows generated from its continuing operations, and because DouYu will continue to operate its business following the Merger.
Neither the DouYu Special Committee nor the DouYu Board, however, considered DouYu’s net book value, which is defined as total assets minus total liabilities and total mezzanine, attributable to DouYu’s shareholders, as a factor. The DouYu Special Committee and the DouYu Board believe the net book value is not a material indicator of the value of DouYu as a going concern but rather is indicative of historical costs as it does not take into account the future prospects of DouYu, market conditions, trends in the industry or the business risks inherent in competing with other companies in that industry. DouYu’s net book value per DouYu Share as of December 31, 2019 was $31.89 (based on 32,460,612 issued and outstanding Douyu shares as of that date, exluding 291,207 issued DouYu shares correspoinding to the ADSs repurchased by DouYu in 2019). Except for the Non-Binding Proposal from Tencent Holdings, DouYu is not aware of any other offers (firm or otherwise) made by any unaffiliated person during the past two years for: (i) the merger or consolidation of DouYu with or into another company, or vice-versa; (ii) the sale or other transfer of all or any substantial part of the assets of DouYu; or (iii) a purchase of DouYu’s securities that would enable the holder to exercise control of DouYu.
The DouYu Board and management of DouYu have been continuously dedicated to maximizing shareholder value. In reaching its determination that the Merger Agreement, the Plan of Merger and the consummation of the transactions, including the Merger, are fair to, and in the best interests of, DouYu, its shareholders and the Unaffiliated Security Holders and its decision to authorize and approve the Merger Agreement, the Plan of Merger and the transactions, including the Merger, and recommend the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions, including the Merger, by DouYu’s shareholders, the DouYu Board, on behalf of DouYu, considered the analysis and recommendation of the DouYu Special Committee and the factors examined by the DouYu Special Committee as described above under this section and under the section entitled “—Background of the Merger,” and adopted such recommendations and analysis. During its consideration of the Merger Agreement, the Plan of Merger and the transactions, including the Merger, the DouYu Board was also aware that some of DouYu’s directors and shareholders, including Mr. Shaojie Chen and Mr. Wenming Zhang, the chief executive officer and co-chief executive officer of DouYu respectively, have interests with respect to the Merger that are, or may be, different from, or in addition to those of DouYu’s shareholders and the Unaffiliated Security Holders generally, as described under the section entitled “Special Factors—Interests of DouYu’s Directors and Executive Officers in the Merger” beginning on page 93.
In reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of DouYu and the Unaffiliated Security Holders and its decision to approve the Merger Agreement and recommend the adoption of the Merger Agreement by DouYu shareholders and DouYu ADS holders, the DouYu Board considered the analysis and recommendation of the DouYu Special Committee and the factors examined by the DouYu Special Committee as described above under the section titled “DouYu Reasons for the Merger and Recommendation of the DouYu Board and DouYu Special Committee,” and adopted such recommendations, analysis and conclusions. Except as disclosed in “Special Factors—Interests of DouYu’s Directors and Executive Officers in the Merger” beginning on page 93, none of DouYu’s directors or officers has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders. For the foregoing reasons, the DouYu Board believes that the Merger Agreement and the transactions contemplated thereby are substantively and procedurally fair to the Unaffiliated Security Holders.
Tencent Entities Reasons for the Merger
Under SEC rules governing going-private transactions, the Tencent Entities are required to express their reasons for the Merger to the Unaffiliated Security Holders.
Each of the Tencent Entities is making the statements included in this section solely for the purpose of complying with the requirements of Rule
13e-3
and related rules under the Exchange Act. For the Tencent Entities, the purpose of the Merger is to enable Huya to acquire 100% of DouYu, in a transaction in which the ordinary shares and the ADSs of DouYu (other than the Excluded DouYu Shares and any Purported Dissenters Shares) will be canceled in exchange for the right to receive 7.30 validly issued, fully paid, non-assessable
Huya Class A shares, so that Huya will bear the rewards and risks of the sole ownership of DouYu after the ordinary shares and ADSs of DouYu are canceled, including any increases in value of DouYu as a result of improvements to DouYu’s operations or acquisitions of other businesses. In addition, the Merger will allow the Tencent Entities and their affiliates to increase their ownership percentage in DouYu through their ownership in Huya, as further described in this proxy statement/prospectus under the section titled “Special Factors—Interests of the Tencent Entities in the Merger.”
The Tencent Entities believe the combination between Huya and DouYu will create operational and financial synergies including through leveraging live streaming content over a larger user base, and help Huya and DouYu respond to competitive pressure from other online video services including short video platforms. In the course of considering the going-private transaction, the Tencent Entities did not consider alternative transaction structures because the Tencent Entities believed the Merger was the most direct and effective way to enable Huya to acquire ownership and control of DouYu.
Position of Huya, Merger Sub, the Tencent Entities and the Founder Filing Persons as to the Fairness of the Merger
Under SEC rules governing going-private transactions, each party involved in the Merger which involves DouYu’s going-private is required to express their belief as to the fairness of the Merger to the Unaffiliated Security Holders.
Each party involved in the Merger is making the statements included in this section solely for the purpose of complying with the requirements of Rule
13e-3
and related rules under the Exchange Act. Their views as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any holder of DouYu shares or DouYu ADSs as to how such holder should vote on the proposal to authorize and approve the

Merger Agreement, the Plan of Merger and the consummation of the transactions, including the Merger. The parties have interests in the Merger that are different from, and/or in addition to, those of the other shareholders or holder of ADSs of DouYu by virtue of their continuing interests in the surviving company after the completion of the Merger.
Huya and Merger Sub’s Position
Huya and Merger Sub believe that the interests of the Unaffiliated Security Holders were represented by the DouYu Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. Huya and Merger Sub did not participate in the deliberations of the DouYu Special Committee regarding, and did not receive any advice from the DouYu Special Committee’s independent legal or financial advisors as to, the fairness of the Merger to the Unaffiliated Security Holders. Huya and Merger Sub attempted to negotiate a transaction that would be most favorable to it, and not to Unaffiliated Security Holders and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were substantially and procedurally fair to Unaffiliated Security Holders. Citigroup was retained by the Huya Special Committee as its independent financial advisor to evaluate the fairness, from a financial point of view, of the Share Exchange Ratio to Huya, not to the Unaffiliated Security Holders
Nevertheless, based on their knowledge and analysis of available information regarding DouYu, as well as discussions with DouYu’s senior management regarding DouYu and its business and the factors considered by, and findings of, the DouYu Special Committee and the DouYu Board discussed under the section entitled “Special Factors—DouYu Reasons for the Merger and Recommendation of the DouYu Board and DouYu Special Committee” beginning on page 57, Huya and Merger Sub believe that the Merger is substantively fair to Unaffiliated Security Holders based on the following factors, which are not listed in any relative order of importance:

•	the current and historical market prices of the DouYu ADSs and Huya ADSs;

•
the fact that, based on the Huya ADS closing trading price on the NYSE of $25.79 per Huya ADS ($25.79 per Huya Class A share) on October 9, 2020 (the last trading day before the Merger Agreement was signed), the Merger Consideration represents an implied value of $18.83 per DouYu ADS ($188.30 per DouYu share), which amounts to a premium of 34.5% over the closing trading price of DouYu ADSs on NASDAQ on October 9, 2020;

•
notwithstanding that Huya and Merger Sub may not rely upon the opinion provided by Morgan Stanley to the DouYu Special Committee on October 12, 2020, the DouYu Special Committee received an opinion from Morgan Stanley stating that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion, the Share Exchange Ratio and the ADS Exchange Ratio pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates consummation of the Reassignment substantially concurrently with the consummation of the Merger) are fair from a financial point of view to the holders of DouYu ordinary shares (other than Excluded DouYu Shares and Purported Dissenters Shares) and the holders of DouYu ADSs (other than DouYu ADSs representing Excluded DouYu Shares), respectively;

•
the DouYu Special Committee and, upon the unanimous recommendation of the DouYu Special Committee, the DouYu Board determined that the Merger Agreement, the Plan of Merger and the transactions contemplated thereunder, including the Merger, are fair to and in the best interests of the Unaffiliated Security Holders;

•
the likelihood that the proposed Merger would be completed based on, among other things (and not necessarily in order of relative importance), the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to closing;

•	following its formation, the DouYu Special Committee’s independent control of the sale process with the advice and assistance of Morgan Stanley and Davis Polk as its financial and legal advisors, respectively, reporting solely to the DouYu Special Committee, and the fact that and that no limitations were placed on the DouYu Special Committee’s authority;

•	the ability of the DouYu Board to change recommendation to DouYu shareholders if the DouYu Board’s fiduciary duties otherwise require;

•
that a fixed ratio for the Per Share Merger Consideration and Per ADS Merger Consideration provides the holders of DouYu shares and DouYu ADSs, respectively, the opportunity to benefit from any increase in the trading price of Huya Class A shares between the announcement of the Merger Agreement and the completion of the Merger; and

•
that the Merger Consideration would enable the holders of DouYu shares and DouYu ADSs to beneficially own approximately 50% of the total outstanding ordinary shares of Huya following the Merger, which will provide DouYu shareholders and DouYu ADS holders with the opportunity to participate in any future earnings or growth of Huya and future appreciation in the value of Huya Class A shares and Huya ADSs following the Merger, should such shareholders determine to retain the Huya Class A shares and Huya ADSs payable in the Merger.

Huya and Merger Sub did not consider the liquidation value of DouYu because Huya and Merger Sub consider DouYu to be a viable going concern and view the trading history of the DouYu ADSs as an indication of DouYu’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
Huya and Merger Sub did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of DouYu as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger.
Huya and Merger Sub implicitly considered the value of DouYu as a going concern by taking into account DouYu’s current and anticipated business, financial condition, results and operations, prospects and other forward-looking matters. Huya and Merger Sub, however, did not seek to establish a pre-Merger going concern value for DouYu shares or DouYu ADSs because DouYu will have a significantly different capital structure following the Merger. Therefore, Huya and Merger Sub do not believe that the going concern value of DouYu is an appropriate indicator to determine the fairness of the Per Share Merger Consideration and Per ADS Merger Consideration payable in the Merger to the Unaffiliated Security Holders. However, Huya and Merger Sub believe that the average closing price of the DouYu ADSs of US$12.86 during the 30 trading days prior to the receipt by Huya of the Non-Binding Proposal on August 10, 2020, is indicative of DouYu’s going concern value. Huya and Merger Sub relied principally on the fact that the implied value of $18.83 per DouYu ADS ($188.30 per DouYu share) represents a premium of 46.4% over such indicative going concern value.
Huya and Merger Sub are not aware of, and thus did not consider, any offers or proposals made by any unaffiliated person during the past two years for (i) a merger or consolidation of DouYu with another company, (ii) the sale or transfer of all or substantially all of DouYu’s assets or (iii) the purchase of all or a substantial portion of the DouYu shares that would enable such person to exercise control of or significant influence over DouYu.
The Huya Special Committee engaged Citigroup as its independent financial advisor to evaluate the fairness, from a financial point of view, of the Share Exchange Ratio to Huya, not to the Unaffiliated Security Holders, and therefore, did not consider the opinion delivered by Citigroup in determining the substantive and procedural fairness of the Merger to Unaffiliated Security Holders.
Huya and Merger Sub did not purchase any of DouYu’s securities during the past two years, and therefore did not consider purchase price paid in any purchase of DouYu’s securities by them during the past two years.

Huya and Merger Sub believe that the Merger is procedurally fair to the Unaffiliated Security Holders based on the following factors, which are not listed in any relative order of importance:

•
the DouYu Special Committee, consisting solely of independent and disinterested directors, acted to represent solely the interests of the Unaffiliated Security Holders, and the DouYu Special Committee had independent control of the extensive negotiations with Huya on behalf of such Unaffiliated Security Holders;

•
all of the directors serving on the DouYu Special Committee during the entire process are free from any affiliation with Huya and the Tencent Entities. In addition, none of such directors is or ever was an employee of DouYu or any of its subsidiaries or affiliates;

•
the fact that, other than their receipt of the DouYu Board and the DouYu Special Committee compensation (which are not contingent upon the consummation of the Merger or the DouYu Special Committee’s or DouYu Board’s recommendation of the Merger) and their indemnification and liability insurance rights under their respective Indemnification Agreement entered into with DouYu and the Merger Agreement, members of the DouYu Special Committee do not have interests in the Merger different from, or in addition to, those of the Unaffiliated Security Holders;

•
The DouYu Special Committee retained its own legal counsel and independent financial advisor that are independent from Huya, Merger Sub and the Tencent Entities to assist the DouYu Special Committee in connection with the review and consideration of the Merger and Reassignment, and such legal counsel and independent financial advisor acted solely on behalf of the DouYu Special Committee for the purposes of negotiating the terms of the Merger and Reassignment and preparing the opinion concerning the fairness of the transactions contemplated under the Merger Agreement and Reassignment Agreement;

•
the DouYu Special Committee was empowered to consider, attend to and take any and all actions in connection with the
Non-Binding
Proposal from Tencent Holdings and the transactions contemplated therein from the date the DouYu Special Committee was established, and no evaluation, negotiation, or response regarding the proposed Merger or any documentation in connection therewith from that date forward was considered by the DouYu Board for approval unless the DouYu Special Committee had recommended such action to the DouYu Board;

•
the terms and conditions of the Merger Agreement were the product of extensive negotiations between the DouYu Special Committee and its advisors, on the one hand, and Huya, the Tencent Entities and their respective advisors, on the other hand;

•	the DouYu Special Committee had the authority to reject the terms of any strategic transaction, including the Merger;

•	the DouYu Special Committee met regularly to consider and review the proposed Merger;

•	the ability of DouYu Board to change of recommendation to DouYu shareholders if DouYu Board’s fiduciary duties otherwise require;

•
the approximately
two-month
period between the public announcement that DouYu had received the Non-Binding Proposal from Tencent Holdings and the signing of the Merger Agreement provided an opportunity for other potentially interested buyers to indicate their interest in acquiring DouYu, and the fact that no party other than Huya, Merger Sub and the Tencent Entities had contacted DouYu or the DouYu Special Committee expressing an interest in exploring an alternative transaction with DouYu;

•
the Merger Agreement, Reassignment Agreement and the consummation of the transactions contemplated thereunder, including the Merger and Reassignment, have been approved by all of the directors who are neither employees of DouYu nor affiliated to Huya, Merger Sub or the Tencent Entities; and

•	the fact that the Merger is subject to an affirmative vote of shareholders representing two-thirds or more of the DouYu shares present and voting in person or by proxy as a single class at the EGM.
The foregoing is a summary of the information and factors considered and given weight by Huya and Merger Sub in connection with its evaluation of the fairness of the Merger to the Unaffiliated Security Holders, which is not intended to be exhaustive, but is believed by Huya and Merger Sub to include all material factors considered by them. Huya and Merger Sub did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the Merger to the Unaffiliated Security Holders. Rather, their fairness determination was made after consideration of all of the foregoing factors as a whole.
Huya and Merger Sub believe these factors provide a reasonable basis for their belief that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders. This belief, however, is not intended to be and should not be construed as a recommendation by Huya and Merger Sub to any shareholder of DouYu as to how such shareholder should vote with respect to the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the transactions thereunder.
Position of the Tencent Entities
Under the SEC rules governing going private transactions, Tencent Entities are required to express their belief as to the fairness of the Merger to the Unaffiliated Security Holders. The Tencent Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule
13e-3
and related rules under the Exchange Act. The views of the Tencent Entities as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder of DouYu as to how that shareholder should vote on the proposal to approve the Merger and to approve and adopt the Merger Agreement, the Plan of Merger and the Merger. The Tencent Entities have interests in the Merger that are different from, and/or in addition to, those of the other shareholders of DouYu by virtue of its continuing interests in the surviving company after the completion of the Merger. These interests are described under “Summary—Interest of the Tencent Entities in the Merger” beginning on page 13.
The Tencent Entities believe that the interests of the Unaffiliated Security Holders were represented by the DouYu Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. None of the Tencent Entities or their respective affiliates participated in the deliberations of the DouYu Special Committee regarding, nor received any advice from the DouYu Special Committee’s independent legal or financial advisors as to, the fairness of the Merger to the Unaffiliated Security Holders.
The Tencent Entities did not perform, or engage a financial advisor to perform, any formal valuation to assist them in assessing the substantive and procedural fairness of the Per Share Merger Consideration and Per ADS Merger Consideration to the Unaffiliated Security Holders. Nevertheless, based on their knowledge and analysis of available information relating to DouYu, discussions with DouYu’s senior management regarding DouYu and its business, the factors considered by, and findings of, the DouYu Special Committee and the DouYu Board discussed under “Special Factors— DouYu Reasons for the Merger and Recommendation of the DouYu Board and DouYu Special Committee” beginning on page 57, and the following factors, which are considered material and not listed in any relative order of importance, the Tencent Entities believe that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders:

•
the fact that based on the Huya ADS closing trading price on the NYSE of $25.79 per Huya ADS ($25.79 per Huya Class A share) on October 9, 2020 (the last trading day before the Merger Agreement was signed), the Merger Consideration represents an implied value of $18.83 per DouYu ADS ($188.30 per DouYu share), which amounts to a premium of 34.5% over the closing trading price of DouYu ADSs on the NASDAQ on October 9, 2020;

•
notwithstanding that the fairness opinion of Morgan Stanley was delivered to the DouYu Special Committee only and no Tencent Entity was entitled to rely or relied on such opinion, the fact that the DouYu Special Committee received an opinion from Morgan Stanley to the effect that, as of the date of the opinion and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley set forth in its written opinion, the Merger Consideration was fair, from a financial point of view, to the Unaffiliated Security Holders;

•
that a fixed ratio for the Per Share Merger Consideration and Per ADS Merger Consideration provides the holders of DouYu shares and DouYu ADSs, respectively, the opportunity to benefit from any increase in the trading price of Huya Class A shares between the announcement of the Merger Agreement and the completion of the Merger;

•
the fact that, other than their receipt of the DouYu Board and the DouYu Special Committee compensation (which are not contingent upon the consummation of the Merger or the DouYu Special Committee’s or DouYu Board’s recommendation of the Merger) and their indemnification and liability insurance rights under their respective Indemnification Agreement entered into with DouYu and the Merger Agreement, members of the DouYu Special Committee do not have interests in the Merger different from, or in addition to, those of the Unaffiliated Security Holders;

•
in considering the Merger, the DouYu Special Committee acted solely to represent the interests of the Unaffiliated Security Holders, and the fact that, through approval by vote of all disinterested directors of the DouYu Board, the DouYu Special Committee was empowered to exercise the full power and authority of the DouYu Board in connection with considering the Merger and had independent control of the negotiations with the Tencent Entities and their advisors on behalf of the Unaffiliated Security Holders;

•
following its formation, the DouYu Special Committee’s independent control of the sale process with the advice and assistance of Morgan Stanley and Davis Polk as its financial and legal advisors, respectively, reporting solely to the DouYu Special Committee, and the fact that no limitations were placed on the DouYu Special Committee’s authority;

•
the DouYu Special Committee was empowered to consider, attend to and take any and all actions in connection with the Non-Binding Proposal from Tencent Holdings and the transactions contemplated therein from the date the DouYu Special Committee was established, and no evaluation, negotiation, or response regarding the proposed Merger or any documentation in connection therewith from that date forward was considered by the DouYu Board for approval unless the DouYu Special Committee had recommended such action to the DouYu Board;

•
the terms and conditions of the Merger Agreement were the product of extensive negotiations between the DouYu Special Committee and its advisors, on the one hand, and Huya, the Tencent Entities and their respective advisors, on the other hand;

•
the DouYu Special Committee had the authority to reject the terms of any strategic transaction, including the Merger, and the DouYu Special Committee was empowered to exercise any power or authority of the DouYu Board that the DouYu Special Committee determined was necessary or advisable in carrying out and fulfilling its duties and responsibilities;

•	the DouYu Special Committee met regularly to consider and review the proposed Merger;

•
the DouYu Special Committee and the DouYu Board had no obligation to recommend the approval and authorization of the Merger Agreement, the Plan of Merger and the Merger, or any other transaction, and under the delegation of authority by the DouYu Special Committee and the DouYu Board, the Merger Agreement, the Plan of Merger and the Merger require approval from the DouYu Special Committee;

•
the DouYu Special Committee and the DouYu Board were fully informed about the extent to which the interests of certain shareholders of DouYu who are also members of the Tencent Entities in the Merger differed from those of the unaffiliated shareholders;

•	the Merger was unanimously approved by the DouYu Special Committee;

•
the DouYu Special Committee and, acting upon the unanimous recommendation of the DouYu Special Committee, the DouYu Board determined that the Merger Agreement and the Merger are fair to and in the best interests of the Unaffiliated Security Holders;

•
under the terms of the Merger Agreement, in certain circumstances prior to obtaining the requisite shareholder approval of the Merger, DouYu is permitted to provide information to and participate in discussions or negotiations with persons making acquisition proposals;

•
the DouYu Board’s ability, under certain circumstances, to change, withhold, withdraw, qualify or modify the recommendation of the DouYu Board that DouYu’s shareholders vote to authorize and approve the Merger Agreement, the Plan of Merger and the Merger;

•
the Merger is not conditioned on any financing being obtained by Huya or Merger Sub, thus increasing the likelihood that the Merger will be consummated and the Merger Consideration will be paid to the Unaffiliated Security Holders;

•	DouYu has the ability, under certain circumstances, to specifically enforce the terms of the Merger Agreement; and

•	the fact that the Merger is subject to an affirmative vote of shareholders representing two-thirds or more of the DouYu shares present and voting in person or by proxy as a single class at the EGM.
The Tencent Entities understand that DouYu’s net book value was not considered as an important factor in determining the fairness of the merger consideration to the Unaffiliated Security Holders. The Tencent Entities believe that net book value, as an accounting concept based on historical costs, is not a material indicator of DouYu’s value as a going concern as it does not take into account the future prospects of DouYu, market conditions, trends in the industry or the business risks inherent in competing with larger companies in that industry, but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger Consideration to the Unaffiliated Security Holders.
The Tencent Entities implicitly considered the value of DouYu as a going concern by taking into account DouYu’s current and anticipated business, financial condition, results and operations, prospects and other forward-looking matters. The Tencent Entities, however, did not seek to establish a pre-Merger going concern value for DouYu shares or DouYu ADSs because DouYu will have a significantly different capital structure following the Merger. Therefore, the Tencent Entities do not believe that the going concern value of DouYu is an appropriate indicator to determine the fairness of the Per Share Merger Consideration and Per ADS Merger Consideration payable in the Merger to the Unaffiliated Security Holders. However, the Tencent Entities believe that the average closing price of the DouYu ADSs of US$12.86 during the 30 trading days prior to the receipt by Huya of the Non-Binding Proposal on August 10, 2020, is indicative of DouYu’s going concern value. The Tencent Entities relied principally on the fact that the implied value of $18.83 per DouYu ADS ($188.30 per DouYu share) represents a premium of 46.4% over such indicative going concern value.
The Tencent Entities believe that DouYu’s potential liquidation value is not a meaningful factor in an assessment of the fairness of the Per Share Merger Consideration and Per ADS Merger Consideration to the Unaffiliated Security Holders, because DouYu’s value is derived primarily from the cash flows it generates from its current business operations, and the Tencent Entities expect DouYu to continue its current business operations following the Merger. In addition, in view of the nature of DouYu’s assets and operations and the consequent considerable execution risk that would be inherent in a liquidation of DouYu’s assets, the Tencent Entities believe that it would be difficult to arrive at a realistic assessment of DouYu’s liquidation value.

The Tencent Entities did not perform or receive any independent reports, opinions or appraisals from any third party related to the Merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the Unaffiliated Security Holders.
The Tencent Entities are not aware of any firm offer made by any person unaffiliated with DouYu during the past two years for (i) the merger or consolidation of DouYu with or into another company, or vice versa; (ii) the sale or other transfer of all or any substantial part of the assets of the DouYu; or (iii) a purchase of DouYu’s securities that would enable the holder to exercise control of DouYu.
The foregoing is a summary of the information and factors considered by the Tencent Entities in connection with its evaluation of the fairness of the Merger Consideration to the Unaffiliated Security Holders. The Tencent Entities did not find it practicable to assign, and did not assign, relative weights to the individual factors considered; rather, their fairness determination was made after consideration of all of the foregoing factors as a whole.
Position of the Founder Filing Persons
Under the SEC rules governing going private transactions, the Founder Filing Persons are required to express their belief as to the fairness of the Merger to the Unaffiliated Security Holders. The Founder Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule
13e-3
and related rules under the Exchange Act. The views of the Founder Filing Persons as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder of DouYu as to how that shareholder should vote on the proposal to approve the Merger and to approve and adopt the Merger Agreement, the Plan of Merger and the Merger. The Founder Filing Persons have interests in the Merger that are different from, and/or in addition to, those of the other shareholders of DouYu by virtue of its continuing interests in the surviving company after the completion of the Merger. These interests are described under “Special Factors—Interests of DouYu’s Directors and Executive Officers in the Merger” beginning on page 93.
The Founder Filing Persons believe that the interests of the Unaffiliated Security Holders were represented by the DouYu Special Committee which had negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. None of the Founder Filing Persons participated in the deliberations of the DouYu Special Committee regarding, nor received any advice from the DouYu Special Committee’s independent legal or financial advisors as to, the fairness of the Merger to the Unaffiliated Security Holders. Additionally, the Founder Filing Persons did not participate in the negotiation of the Merger other than entering into the Voting Agreements by the Founder Filing Persons and entering into the Share Purchase Agreement by Mr. Chen.
Furthermore, the Founder Filing Persons did not undertake a formal evaluation of the fairness of the Merger to the Unaffiliated Security Holders. No financial advisor provided the Founder Filing Persons with any analysis or opinion with respect to the fairness of the Merger Consideration to the Unaffiliated Security Holders. The Founder Filing Persons did not receive any independent reports, opinions or appraisals from any third party that is materially related to the Merger in connection with the Merger Consideration or the fairness of the Merger Consideration offered to the Unaffiliated Security Holders or the fairness of the Merger to DouYu or its affiliates or to the Unaffiliated Security Holders, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger Consideration to the Unaffiliated Security Holders.
Based on their knowledge and analysis of available information relating to DouYu (which did not include confidential information regarding DouYu received by Huya, Merger Sub and the Tencent Entities), the factors considered by, and findings of, the DouYu Special Committee and the DouYu Board discussed under “Special Factors—DouYu Reasons for the Merger and Recommendation of the DouYu Board and DouYu Special Committee” beginning on page 57, and the following factors, which are considered material and not listed in any relative order of importance, the Founder Filing Persons believe that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders:

•
the fact that based on the Huya ADS closing trading price on the NYSE of $25.79 per Huya ADS ($25.79 per Huya Class A share) on October 9, 2020 (the last trading day before the Merger Agreement was signed), the Merger Consideration represents an implied value of $18.83 per DouYu ADS ($188.30 per DouYu share), which amounts to a premium of 34.5% over the closing trading price of DouYu ADSs on the NASDAQ on October 9, 2020;

•
notwithstanding that the fairness opinion of Morgan Stanley was delivered to the DouYu Special Committee only and no Founder Filing Person was entitled to rely or relied on such opinion, the fact that the DouYu Special Committee received an opinion from Morgan Stanley to the effect that, as of the date of the opinion and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley set forth in its written opinion, the Merger Consideration was fair, from a financial point of view, to the Unaffiliated Security Holders;

•
that a fixed ratio for the Per Share Merger Consideration and Per ADS Merger Consideration provides the holders of DouYu shares and DouYu ADSs, respectively, the opportunity to benefit from any increase in the trading price of Huya Class A shares between the announcement of the Merger Agreement and the completion of the Merger;

•
the DouYu Special Committee and, upon the unanimous recommendation of the DouYu Special Committee, the DouYu Board determined that the Merger Agreement, the Plan of Merger and the transaction contemplated thereby, including the Merger, are fair to and in the best interests of the Unaffiliated Security Holders.

The Founder Filing Persons believe that the Merger is procedurally fair to the Unaffiliated Security Holders based on the following factors, which are not listed in any relative order of importance:

•
in considering the transactions, the DouYu Special Committee, consisting solely of independent and disinterested directors, acted to represent solely the interests of the Unaffiliated Security Holders, and the DouYu Special Committee had independent control of the extensive negotiations on behalf of the Unaffiliated Security Holders;

•
all of the directors serving on the DouYu Special Committee during the entire process are free from any affiliation with Huya or the Tencent Entities; in addition, none of such directors is or ever was an employee of DouYu or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders other than the members’ receipt of DouYu Board compensation and DouYu Special Committee compensation (which are not contingent upon the completion of the Merger or the DouYu Special Committee’s or the DouYu Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective Indemnification Agreement entered into with DouYu and the Merger Agreement;

•
the DouYu Special Committee retained its own legal counsel and independent financial advisor that are independent from Huya, Merger Sub and the Tencent Entities to assist the DouYu Special Committee in connection with the review and consideration of the Merger and Reassignment, and such legal counsel and independent financial advisor acted solely on behalf of the DouYu Special Committee for the purposes of negotiating the terms of the Merger and Reassignment and preparing the opinion concerning the fairness of the transactions contemplated under the Merger Agreement and Reassignment Agreement;

•
the DouYu Special Committee was empowered to consider, attend to and take any and all actions in connection with the
Non-Binding
Proposal from the Tencent Entities and the transactions contemplated therein from the date the DouYu Special Committee was established, and no evaluation, negotiation or response regarding the proposed Merger or any documentation in connection therewith from that date forward was considered by the DouYu Board for approval unless the DouYu Special Committee had recommended such action to the DouYu Board;

•	the DouYu Special Committee was empowered to exercise full power or authority of the DouYu Board in connection with the transactions contemplated under the Merger Agreement;

•	the recognition by the DouYu Special Committee and the DouYu Board that it had no obligation to recommend the transactions contemplated under the Merger Agreement; and

•
the Founder Filing Persons did not participate in or have any influence over the deliberative process of, or the conclusions reached by, the DouYu Special Committee or the negotiating positions of the DouYu Special Committee.

The Founder Filing Persons refer to the fairness opinion of Morgan Stanley for the sole purpose of elaborating its belief of the fairness of the Merger, and did not adopt such opinion or any financial analysis of the DouYu Special Committee’s financial advisor as its own in reaching its determination as to the fairness of the Merger, because the Founder Filing Persons did not engage such financial advisor, evaluate its credentials or investigate or evaluate the basis, process and quality of such financial advisor’s financial analysis and opinion, and as a result the Founder Filing Persons believe they are not in a position to formally adopt such financial analysis and opinion.
The Founder Filing Persons did not consider the liquidation value of DouYu because the Founder Filing Persons considers DouYu to be a viable going concern and views the trading history of the ADSs as an indication of DouYu’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
The Founder Filing Persons did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of DouYu as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger.
The Founder Filing Persons implicitly considered the value of DouYu as a going concern by taking into account DouYu’s current and anticipated business, financial condition, results and operations, prospects and other forward-looking matters. The Founder Filing Persons, however, did not seek to establish a pre-Merger
going concern value for DouYu shares or DouYu ADSs because DouYu will have a significantly different capital structure following the Merger. Therefore, the Founder Filing Persons do not believe that the going concern value of DouYu is an appropriate indicator to determine the fairness of the Per Share Merger Consideration and Per ADS Merger Consideration payable in the Merger to the Unaffiliated Security Holders. However, the Founder Filing Persons believe that the average closing price of the DouYu ADSs of US$12.86 during the 30 trading days prior to the receipt by DouYu of the
Non-Binding
Proposal on August 10, 2020, is indicative of DouYu’s going concern value. The Founder Filing Persons relied principally on the fact that the implied value of $18.83 per DouYu ADS ($188.30 per DouYu share) represents a premium of 46.4% over such indicative going concern value.
The Founder Filing Persons are not aware of, and thus did not consider, any offers or proposals made by any unaffiliated person during the past two years for (i) the merger or consolidation of DouYu with or into another company, or vice-versa; (ii) the sale or other transfer of all or any substantial part of the assets of DouYu; or (iii) a purchase of DouYu’s securities that would enable the holder to exercise control of DouYu.
The foregoing is a summary of the information and factors considered and given weight by the Founder Filing Persons in connection with its evaluation of the fairness of the Merger to the Unaffiliated Security Holders, which is not intended to be exhaustive, but is believed by the Founder Filing Persons to include all material factors considered by it. The Founder Filing Persons did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the Merger to the Unaffiliated Security Holders. Rather, its fairness determination was made after consideration of all of the foregoing factors as a whole.
The Founder Filing Persons believe these factors provide a reasonable basis for its belief that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders. This belief, however, is not intended to be and should not be construed as a recommendation by the Founder Filing Persons to any shareholder of DouYu as to how such shareholder should vote with respect to the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger.
Certain Financial Forecasts
Huya and DouYu do not as a matter of course make public forecasts as to their respective future earnings or other results other than providing estimated ranges of their expected financial results for as much as one quarter in advance in their respective regular earnings press releases. Both Huya and DouYu are very cautious of making financial forecasts for any extended period given the unpredictability of the underlying assumptions and estimates inherent in preparing financial forecasts. However, in connection with the negotiation of the Merger, Huya and DouYu provided to each other, as well to the independent financial advisors of Huya Special Committee and DouYu Special Committee, certain non-public,
internal financial forecasts for the fiscal years 2020 to 2024 that the managements of Huya and DouYu prepared regarding their respective company’s future operations. A summary of such financial forecasts are set forth in the tables on page 73 and page 74 of this proxy statement/prospectus. The financial forecasts prepared by the management of Huya for the fiscal years 2020 to 2024 as set forth in the table on page 73 were provided to Citigroup for purposes of its financial analyses, and the financial forecasts of DouYu for the fiscal years 2020 to 2024 as set forth in the table on page 74 were provided to Morgan Stanley for purposes of its financial analyses. The financial forecasts of Huya and DouYu were not prepared with a view toward public disclosure, nor were they prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or with generally accepted accounting principles in any jurisdiction.
The financial forecasts of Huya and DouYu are included in this proxy statement/prospectus only because such forecasts were provided to DouYu, Huya and their respective advisors in connection with the Merger. The management of Huya and the management of DouYu believe that their respective forecasts were prepared on a reasonable basis, reflecting the best currently available estimates and judgments, and presenting, to the best of their respective knowledge and belief, the expected course of action and the expected future financial performance of Huya and DouYu, respectively. However, these forecasts should not be considered as fact and should not be relied upon as being necessarily predictive of actual future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the forecasts.
The financial forecasts of Huya and DouYu are based on the following material assumptions made by the managements of Huya and DouYu, respectively: no material changes in the existing political, legal, fiscal and economic conditions, government policies and guidelines, game and live streaming industry in China; no unexpected material impact from
COVID-19
or another pandemic; no material deviation in market conditions from economic forecasts; the ability of Huya and DouYu to continue their respective business as conducted at the time of the financial forecasts and carry out their respective business strategies as currently planned; no extraordinary corporate actions, such as dispositions of assets or properties, by either Huya or DouYu; Huya’s and DouYu’s ability to retain competent management and key personnel to support their respective ongoing operations; and certain margin and growth rate assumptions for each period for which Huya and DouYu have provided financial forecasts.
The foregoing material assumptions, as well as other assumptions made by the management of Huya and DouYu in preparing their respective financial forecasts, are subject to significant uncertainties and contingencies that are difficult to predict and are beyond the control of Huya and DouYu. In addition, the forecasts were prepared in the September 2020 and do not take into account any circumstances or events occurring after the date on which they were prepared and, accordingly, do not give effect to the Merger or any changes to the operations or strategy of Huya or DouYu that may be implemented or that were not anticipated at the time the forecasts were prepared. Although the management of Huya and DouYu believe that there was a reasonable basis for their respective financial forecasts and underlying assumptions, all assumptions remain uncertain, and the predictive nature of financial forecasts decreases with the length of the forecasted period. Accordingly, there can be no assurance that the assumptions made in preparing the financial forecasts will prove accurate. There will be differences between actual and forecasted results, and the differences may be material. You should consider the risks set forth in “Item 3.D. Risk Factors” in the Huya 2019
20-F,
which is incorporated by reference into this proxy statement/prospectus, the risks set forth in “Item 3.D. Risk Factors” in the DouYu 2019
20-F,
which is incorporated by reference into this proxy statement/prospectus, and the risks set forth in the section of this proxy statement/prospectus titled “Risk Factors” beginning on page 18. The financial forecasts are forward-looking statements and you should consider the intrinsic uncertainties related to forward-looking statements set forth in “Forward-Looking Statements” beginning on page 29 of this proxy statement/prospectus.
In addition, the prospective financial information in this section of “Certain Financial Forecasts” included in this proxy statement/prospectus has been prepared by, and is the responsibility of, Huya and DouYu’s respective management. Neither PricewaterhouseCoopers Zhong Tian LLP nor Deloitte Touche Tohmatsu Certified Public Accountants LLP has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying prospective financial information in this section and, accordingly, neither PricewaterhouseCoopers Zhong Tian LLP nor Deloitte Touche Tohmatsu Certified Public Accountants LLP expresses an opinion or any other form of assurance with respect thereto, and assume no responsibility for, and disclaim any association with the prospective financial information included in this proxy statement/prospectus. The PricewaterhouseCoopers Zhong Tian LLP report in the Huya 2019
20-F
and the Deloitte Touche Tohmatsu Certified Public Accountants LLP report in the DouYu 2019
20-F,
both of which are incorporated by reference in this proxy statement/prospectus, relate to Huya and DouYu’s previously issued financial statements, respectively. They do not extend to the prospective financial information in this section of “Certain Financial Forecasts” and should not be read to do so.
The expected future financial performance of Huya is based on numerous estimates and assumptions, including but not limited to projections regarding Huya’s user base growth, number of paying users, average revenue per paying user, revenue streams’ diversification, as well as assumptions on content, user acquisition, bandwidth, and personnel costs and expenses.
The table below sets forth a summary of Huya’s financial forecasts prepared by Huya’s management.

	Calendar year
	2020E	2021E	2022E	2023E	2024E
	(in RMB thousands)
Net revenue	11,002,299	13,641,943	15,963,363	17,840,935	19,001,194
Growth	31.4%	24.0%	17.0%	11.8%	6.5%
Gross profit	2,023,208	2,753,180	3,423,334	4,008,933	4,399,179
Growth	36.5%	36.1%	24.3%	17.1%	9.7%
Non-GAAP EBITDA (1)	1,097,655	1,595,581	2,076,885	2,495,966	2,758,858
Growth	81.2%	45.4%	30.2%	20.2%	10.5%
Non-GAAP net income/(loss) (2)	1,128,213	1,511,861	1,975,216	2,392,868	2,677,384
Growth	50.4%	34.0%	30.6%	21.1%	11.9%
Gross profit margin	18.4%	20.2%	21.4%	22.5%	23.2%
Non-GAAP EBITDA (1) margin	10.0%	11.7%	13.0%	14.0%	14.5%
Non-GAAP net income/(loss) (2) margin	10.3%	11.1%	12.4%	13.4%	14.1%

(1)
“Non-GAAP
EBITDA” refers to net income/(loss) before income taxes, interest expenses, interest income, depreciation and amortization (excluding amortization of acquired content), and further adjustments for share-based compensation expenses, business combination related expenses and other non-operating
items.

(2)	“Non-GAAP net income/(loss)” is calculated by excluding share-based compensation expenses and business combination related expenses.
The expected future financial performance of DouYu and Penguin is based on numerous estimates and assumptions, including projections regarding DouYu and Penguin’s user base growth, number of paying users, average revenue per paying user, diversification in revenue mix, as well as assumptions on content costs, bandwidth costs, administrative expenses and user acquisition costs.
The table below sets forth a summary of DouYu’s financial forecasts prepared by DouYu’s management.

	Calendar year
	2020E	2021E	2022E	2023E	2024E
	(in RMB thousands)
Net revenue	10,116,568	13,250,337	15,855,435	17,459,123	18,542,231
Growth	38.9%	31.0%	19.7%	10.1%	6.2%
Gross profit	1,821,366	2,690,553	3,364,125	3,754,835	4,051,898
Growth	52.3%	47.7%	25.0%	11.6%	7.9%
Non-GAAP EBITDA (1)	853,051	1,592,516	2,222,052	2,565,501	2,789,787
Growth	242.3%	86.7%	39.5%	15.5%	8.7%
Non-GAAP net income/(loss) (2)	863,622	1,514,451	1,876,184	2,175,353	2,390,316
Growth	144.8%	75.4%	23.9%	15.9%	9.9%
Gross profit margin	18.0%	20.3%	21.2%	21.5%	21.9%
Non-GAAP EBITDA (1) margin	8.4%	12.0%	14.0%	14.7%	15.0%
Non-GAAP net income/(loss) (2) margin	8.5%	11.4%	11.8%	12.5%	12.9%

(1)
“Non-GAAP
EBITDA” refers to net income/(loss) before income taxes, interest expenses, interest income, depreciation and amortization (excluding amortization of acquired content), and further adjustments for share-based compensation expenses, business combination related expenses and other non-operating
items.

(2)	“Non-GAAP net income/(loss)” is calculated by excluding share-based compensation expenses and business combination related expenses.
The table below sets forth a summary of DouYu and Penguin’s combined financial forecasts prepared by DouYu’s management.

	Calendar year
	2020E	2021E	2022E	2023E	2024E
	(in RMB thousands)
Net revenue	11,379,152	14,986,293	18,000,049	19,884,234	21,160,894
Growth	34.2%	31.7%	20.1%	10.5%	6.4%
Gross profit	1,623,017	2,628,991	3,570,560	4,134,914	4,557,872
Growth	69.2%	62.0%	35.8%	15.8%	10.2%
Non-GAAP EBITDA (1)	577,062	1,425,534	2,304,855	2,810,555	3,154,845
Growth		147.0%	61.7%	21.9%	12.2%
Non-GAAP net income/(loss) (2)	586,370	1,345,734	1,956,842	2,395,872	2,698,390
Growth	1283.5%	129.5%	45.4%	22.4%	12.6%
Gross profit margin	14.3%	17.5%	19.8%	20.8%	21.5%
Non-GAAP EBITDA (1) margin	5.1%	9.5%	12.8%	14.1%	14.9%
Non-GAAP net income/(loss) (2) margin	5.2%	9.0%	10.9%	12.0%	12.8%

(1)
“Non-GAAP
EBITDA” refers to net income/(loss) before income taxes, interest expenses, interest income, depreciation and amortization (excluding amortization of acquired content), and further adjustments for share-based compensation expenses, business combination related expenses and other non-operating
items.

(2)	“Non-GAAP net income/(loss)” is calculated by excluding share-based compensation expenses and business combination related expenses.
Opinion of Morgan Stanley Asia Limited as Independent Financial Advisor to DouYu Special Committee
Morgan Stanley was retained by the DouYu Special Committee to provide it with financial advisory services and a financial opinion in connection with the Merger. The DouYu Special Committee selected Morgan Stanley to act as its independent financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and the relevant industry. At the meeting of the DouYu Special Committee on October 12, 2020, Morgan Stanley rendered its oral opinion to the DouYu Special Committee, which was subsequently confirmed in writing by delivery of Morgan Stanley’s written opinion dated October 12, 2020, to the DouYu Special Committee, that as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley as set forth in the written opinion, the Share Exchange Ratio and the ADS Exchange Ratio pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates consummation of the Reassignment substantially concurrently with the consummation of the Merger) are fair from a financial point of view to the holders of DouYu ordinary shares (other than Excluded DouYu Shares and Purported Dissenters Shares) and the holders of DouYu ADSs (other than DouYu ADSs representing Excluded DouYu Shares), respectively.
The full text of Morgan Stanley’s written opinion dated October 12, 2020, is attached to this proxy statement/prospectus as Annex F. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in rendering the opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion is directed to the DouYu Special Committee and addresses only the fairness from a financial point of view of the Share Exchange Ratio and the ADS Exchange Ratio pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates consummation of the Reassignment substantially concurrently with the consummation of the Merger) to the holders of DouYu ordinary shares (other than Excluded DouYu Shares and Purported Dissenters Shares) and the holders of DouYu ADSs (other than DouYu ADSs representing Excluded DouYu Shares), respectively. It does not address any other aspects of the Merger and does not constitute a recommendation to any holders of DouYu ordinary shares or DouYu ADSs as to how to vote in connection with the shareholders’ meeting to be held in connection with the Merger or otherwise act with respect to the Merger, the Reassignment or any matter related thereto.
In arriving at its opinion, Morgan Stanley, among other things:

1.	reviewed certain publicly available financial statements and other business and financial information of DouYu and Huya, respectively;

2.	reviewed certain internal financial statements and other financial and operating data concerning DouYu, Huya and Penguin, respectively;

3.	reviewed certain financial projections prepared by the managements of DouYu, Huya and Penguin, respectively;

4.
reviewed certain information relating to certain strategic, financial and operational benefits anticipated from the Merger and the Reassignment, prepared by the managements of DouYu, Huya and Penguin, respectively;

5.
discussed the past and current operations and financial condition and the prospects of DouYu, including information relating to certain strategic, financial and operational benefits anticipated from the Merger and the Reassignment, with senior executives of DouYu and Huya;

6.
discussed the past and current operations and financial condition and the prospects of Huya, including information relating to certain strategic, financial and operational benefits anticipated from the Merger and the Reassignment, with senior executives of DouYu and Huya;

7.
discussed the past and current operations and financial condition and the prospects of Penguin, including information relating to certain strategic, financial and operational benefits anticipated from the Merger and the Reassignment, with senior executives of Penguin;

8.	reviewed the reported prices and trading activity for the DouYu ADSs and the Huya ADSs;

9.
compared the financial performance of DouYu and Huya and the prices and trading activity of the DouYu ADSs and the Huya ADSs with that of certain other publicly-traded companies comparable with DouYu and Huya, respectively, and their securities;

10.	participated in certain discussions and negotiations among representatives of DouYu and Huya and certain other parties and their financial and legal advisors;

11.	reviewed the financial terms and conditions of the Merger Agreement, the Reassignment Agreement and certain related documents in the form of drafts dated October 12, 2020; and

12.	performed such other analyses and considered such other factors as it has deemed appropriate.
In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the foregoing information and any other information that was publicly available or supplied or otherwise made available to it by DouYu, Huya, and Penguin. Morgan Stanley further relied upon the assurances of the managements of DouYu, Huya and Penguin that they were not aware of any facts or circumstances that would make such information inaccurate or misleading; and Morgan Stanley has not assumed any responsibility or liability therefor. With respect to the financial projections utilized in its analyses, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of DouYu, Huya and Penguin of the future financial performance of DouYu, Huya and Penguin, respectively, including information relating to the strategic, financial and operational benefits anticipated from the Merger and the Reassignment. Morgan Stanley expresses no view as to the sufficiency, adequacy or any other aspect of such financial forecasts or the assumptions on which they were based. In addition, Morgan Stanley assumed that (i) the consummation of the Reassignment would occur substantially concurrently with the consummation of the Merger, (ii) the Merger and the Reassignment would be consummated in accordance with all applicable laws and regulations and in accordance with the terms set forth in the Merger Agreement and the Reassignment Agreement, respectively, without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger would be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (iii) the definitive Merger Agreement and the definitive Reassignment Agreement would not differ in any material respect from the drafts thereof furnished to Morgan Stanley. Morgan Stanley also assumed that the representations and warranties made by DouYu and Huya in the Merger Agreement and by DouYu and Tencent in the Reassignment Agreement, respectively, were and would be true and correct in all respects material to its analyses. Morgan Stanley also assumed that in connection with the receipt of any governmental, regulatory or other approvals, consents or agreements required in connection with the proposed Merger and the proposed Reassignment, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on DouYu, Huya, Penguin, their respective affiliates or business segments or the contemplated benefits expected to be derived in the proposed Merger and the proposed Reassignment, in each case that would be in any respect material to its analyses. Morgan Stanley is not legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and has relied upon, without independent verification, the assessment of DouYu, Huya and Penguin and their legal, tax, regulatory and other advisors with respect to legal, tax, regulatory or other matters. Morgan Stanley also did not make any assessment with regard to the holding or organizational structure of DouYu, Huya or Penguin, including their validity or risks. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, relative to the consideration to be received by the holders of DouYu ordinary shares and DouYu ADSs in the Merger or otherwise or with respect to the underlying decision by DouYu to engage in the Merger or the Reassignment. Morgan Stanley was not requested to make, and did not make, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of DouYu, Huya or Penguin, or concerning the solvency or fair value of DouYu, Huya or Penguin, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events or circumstances occurring after the date of Morgan Stanley’s opinion may affect the opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm the opinion.
Morgan Stanley relied upon, without independent verification, the assessment by the managements of DouYu, Huya and Penguin of: (i) the strategic, financial and other benefits expected to result from the Merger and the Reassignment; (ii) the timing and risks associated with the integration of DouYu, Huya and Penguin; (iii) their ability to retain key employees of DouYu, Huya and Penguin, respectively and (iv) the validity of, and risks associated with existing and future technologies, intellectual property, products, services and business models of DouYu, Huya and Penguin.
Morgan Stanley’s opinion did not address the relative merits of the Merger, the Reassignment or any debt transactions contemplated by the Merger Agreement or the Reassignment Agreement as compared to other business or financial strategies that might be available to DouYu, nor did it address the underlying business decision of DouYu to enter into the Merger Agreement or the Reassignment Agreement or proceed with or effect the Merger, the Reassignment or any other transactions contemplated by the Merger Agreement or the Reassignment Agreement.
Summary of Financial Analyses
The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion rendered to the DouYu Special Committee. Morgan Stanley presented its analyses to the DouYu Special Committee on October 12, 2020. A copy of the presentation by Morgan Stanley to the DouYu Special Committee have been filed as Exhibit (c)-(4) DouYu’s transaction statement on Schedule
13E-3.
The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion rendered to the DouYu Special Committee:

•	Historical trading ranges;

•	Range of analyst target prices;

•	Precedent transactions analysis;

•	Comparable companies analysis; and

•	Discounted cash flow analysis;
The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except for the number of outstanding ordinary shares of DouYu and Huya (as applicable) on a fully diluted basis (which was calculated by the managements of DouYu and Huya, respectively) or as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 9, 2020. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s fairness opinion. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using the data referred to below.
In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain financial projections provided by the management of DouYu, Huya and Penguin (the “Management Projections”) and referred to in this proxy statement/prospectus. For more information, please see the section of this proxy statement/prospectus captioned, “— Management Projections.”
In connection with its analyses, Morgan Stanley calculated the implied consideration to be paid for each DouYu ADS (the “ADS Consideration”) by multiplying the ADS Exchange Ratio of 0.73x by the Huya ADS closing price of US$25.79 as of October 9, 2020 to arrive at the ADS Consideration of US$18.83. The analysis refers to DouYu ADSs and Huya ADSs throughout as there is no existing market for trading in ordinary shares of DouYu or Huya.
Historical Trading Ranges
Morgan Stanley reviewed the historical trading ranges of DouYu ADSs and Huya ADSs for various periods ending on October 9, 2012, the latest practicable date for which closing prices were available prior to the issue of its opinion.
Morgan Stanley observed the following ADS prices and implied ADS exchange ratio ranges (implied ADS exchange ratio ranges, for any given period, are derived using the lowest daily implied ADS exchange ratio in the period as the low end, and using the highest daily implied ADS exchange ratio in the period as the high end):

Time Period	Low	High
DouYu
October 9, 2020	US$14.00
One Week	US$13.22	US$14.00
One Month	US$13.21	US$16.36
Three Month	US$11.48	US$17.54
Six Month	US$6.91	US$17.54
Since DouYu Initial Public Offering (“IPO)	US$6.24	US$17.54

Huya
October 9, 2020	US$25.79
One Week	US$24.36	US$25.79
One Month	US$23.70	US$27.56
Three Month	US$22.37	US$29.58
Six Month	US$14.70	US$29.58
Since DouYu IPO	US$12.36	US$29.58
Implied ADS Exchange Ratio
October 9, 2020	0.54x
One Week	0.54x	0.55x
One Month	0.54x	0.61x
Three Months	0.50x	0.61x
Six Months	0.41x	0.63x
Since DouYu IPO	0.30x	0.63x

Range of Analyst Target Prices
Morgan Stanley reviewed the price targets estimated by selected equity research analysts of DouYu ADSs and Huya ADSs available as of August 12, 2020, after Tencent first sent the Non-Binding Proposal to DouYu and Huya, proposing that the companies enter into a stock-for-stock
merger. Morgan Stanley noted that the range of undiscounted price targets for DouYu ADSs was US$14.00 to US$18.50 with a consensus estimate of US$16.00 and for Huya ADSs was US$18.00 to US$28.00 with a consensus estimate of US$26.80. Morgan Stanley then calculated a range of implied ADS exchange ratios based on these undiscounted target prices of 0.57x to 0.78x with a consensus implied ADS exchange ratio of 0.64x.
Morgan Stanley noted that the ADS Consideration to be paid per DouYu ADS was US$18.83 (based on the ADS Exchange Ratio of 0.73x) as of October 9, 2020.
Precedent Transactions Analysis
Morgan Stanley also performed an analysis of selected precedent transactions, which attempted to provide an implied value for DouYu by comparing it to other companies involved in business combinations.
Morgan Stanley compared the premiums paid in (i) 23 selected take-private transactions involving U.S.-listed Cayman-incorporated Chinese companies with implied market capitalization (based on offer price) over US$500 million where definitive merger agreements were signed from January 1, 2015 to October 9, 2020 (the “Take Private Transactions”), and (ii) 52 selected merger of equals transactions from January 2010 to August 2020, in which targets and acquirers are valued between US$1 billion to US$10 billion and have approximately the same market capitalization (the “MOE Transactions”). For each of these transactions, Morgan Stanley derived the premium to the target company’s volume-weighted average stock price for the last 30 trading days prior to the announcement date for each transaction. Based on such analyses, Morgan Stanley derived a median premium of 19.0% and 8.9% in the Take Private Transactions and the MOE Transactions, respectively, and applied a premium range of 8.9% to 19.0% to DouYu’s volume-weighted average closing price per ADS for the last 30 trading days leading up to and including October 9, 2020 of US$14.29, which resulted in an implied per DouYu ADS value range of US$15.57 to US$17.01.
Morgan Stanley noted that the ADS Consideration to be paid per DouYu ADS was US$18.83 (based on the ADS Exchange Ratio of 0.73x) as of October 9, 2020.
No company or transaction utilized in the precedent transactions analysis is identical to DouYu and Huya or the Merger. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using precedent transactions data.
Comparable Companies Analysis
Morgan Stanley performed a comparable companies analysis for each of DouYu and Huya, which attempted to provide an implied value for each of DouYu and Huya by comparing it to similar companies. These companies were selected based upon the experience and judgment of Morgan Stanley and do not include all publicly traded companies in the segment of China social entertainment platforms. For the purposes of its analysis, Morgan Stanley reviewed and compared certain publicly available and internal financial information, ratios and available public market multiples relating to DouYu and Huya, some of which were based on both the equity research analyst projections (“Street Case”) and the Management Projections provided by the respective management of DouYu, Huya and Penguin (“Management Case”), to corresponding financial data for selected publicly traded companies. The companies included in the comparable companies analysis of DouYu and Huya were:

•	Tencent Music Entertainment Group;

•	Bilibili, Inc.;

•	JOYY, Inc.; and

•	Momo, Inc.
Morgan Stanley analyzed the following statistics for comparative purposes:

•
the ratio of aggregate value, defined as fully diluted market value plus total debt less cash and short term investments and adjusted for the value of third party minority interests (“Aggregate Value” or “AV”), to estimated calendar year 2020 adjusted EBITDA;

•	the ratio of Aggregate Value to estimated calendar year 2021 adjusted EBITDA;

•	the ratio of price to estimated non-GAAP earnings per ADS for calendar year 2020; and

•	the ratio of price to estimated non-GAAP earnings per ADS for calendar year 2021.
Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected a representative range of financial multiples of the comparable companies and applied this range of multiples to the relevant financial statistic of DouYu and Huya, which is adjusted for (i) the US$60 million and US$200 million cash dividend payable to shareholders of DouYu and Huya at closing, respectively, and (ii) the US$500 million cash acquisition of the Penguin Business by DouYu. The following table reflects the results of the analysis and the corresponding multiples for DouYu and Huya:

Implied Per ADS Value
	Representative Range	DouYu + Penguin Business	Huya	Implied Exchange Ratio
Calendar Year Financial – Street Case

AV to Estimated 2020 Adjusted EBITDA	20.7x – 29.7x	$10.88 - $14.66	$21.37 - $28.10	0.46x – 0.61x

AV to Estimated 2021 Adjusted EBITDA	13.0x – 21.5x	$12.52 - $19.29	$20.72 - $30.42	0.54x – 0.80x

Price to Estimate 2020 Non-GAAP Earnings Per ADS	23.0x – 37.3x	$9.34 - $15.14	$18.15 - $29.43	0.45x – 0.70x

Price to Estimate 2021 Non-GAAP Earnings Per ADS	14.9x – 27.8x	$10.83 - $20.20	$11.20 - $32.09	0.55x – 0.97x

Calendar Year Financial – Management Case

AV to Estimated 2020 Adjusted EBITDA	20.7x – 29.7x	$7.52 - $9.85	$19.80 - $25.85	0.34x – 0.45x

AV to Estimated 2021 Adjusted EBITDA	13.0x – 21.5x	$10.47 - $15.90	$18.59 - $26.89	0.51x – 0.74x

Price to Estimated 2020 Non-GAAP Earnings Per ADS	23.0x – 37.3x	$6.04 - $9.79	$15.90 - $25.78	0.33x – 0.52x

Price to Estimated 2010 Non-GAAP Earnings Per ADS	14.9x – 27.8x	$8.98 - $16.75	$13.81 - $25.75	0.56x – 1.00x
Morgan Stanley noted that the ADS Consideration to be paid per DouYu ADS was US$18.83 (based on the ADS Exchange Ratio of 0.73x) as of October 9, 2020.

In calculating the implied per ADS values of DouYu and Huya described above, Morgan Stanley accounted on a pro forma basis for the US$60 million and US$200 million cash dividends payable to shareholders of DouYu and Huya at closing, respectively, and the US$500 million cash acquisition of the Penguin Business by DouYu, based on a fully diluted basis which includes all stock options of DouYu and Huya and restricted stock units of DouYu and Huya as of October 9, 2020 by using the treasury method.
No company utilized in the comparable companies analysis is identical to DouYu or Huya. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of DouYu and Huya. These include, among other things, the impact of competition on the businesses of DouYu and Huya and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of DouYu and Huya or the industry, or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable companies data.
Discounted Cash Flow Analysis
As part of its analysis, and in order to estimate the present value of DouYu’s and Huya’s ADSs, respectively, Morgan Stanley performed an illustrative discounted cash flow analysis for each company using the Management Projections, accounting on a pro forma basis for the US$500 million cash acquisition of the Penguin Business by DouYu.
Morgan Stanley calculated net present values of free cash flows for DouYu (accounting on a pro forma basis for the US$500 million cash acquisition of the Penguin Business by DouYu) and Huya for the years 2020 through 2024 and calculated terminal values in the year 2024 based on a perpetual growth rate range of 2.0% to 4.0%, which range was selected by Morgan Stanley based on its professional judgement. These values were discounted at a discount rate ranging from 10.8% to 12.8%, which range was derived taking into account, among other things, a weighted average cost of capital calculation based on factors commonly considered for purposes of calculating an estimated weighted average cost of capital, including a market risk premium estimated by Morgan Stanley, risk-free-rate and estimated beta for DouYu ADS and Huya ADS.
These analyses resulted in a range of implied present values of US$12.08 to US$17.18 per DouYu ADS and US$17.93 to US$24.42 per Huya ADS. Morgan Stanley then calculated an implied ADS exchange ratio range based on the implied present values per ADS of 0.61x to 0.84x, using 25th percentile and 75th percentile of the full DCF range as the low end and high end.
Morgan Stanley noted that the ADS Consideration to be paid per DouYu ADS was US$18.83 (based on the ADS Exchange Ratio of 0.73x) as of October 9, 2020.
General
In connection with the review of the Merger by the DouYu Special Committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of DouYu or Huya.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of DouYu and Huya. These include, among other things, the impact of competition on the businesses of DouYu and Huya and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of DouYu and Huya or the industry, or in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analyses of the fairness, from a financial point of view, of the Share Exchange Ratio and the ADS Exchange Ratio pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates consummation of the Reassignment substantially concurrently with the consummation of the Merger) to the holders of DouYu ordinary shares (other than Excluded DouYu Shares and Purported Dissenters Shares) and the holders of DouYu ADSs (other than DouYu ADSs representing Excluded DouYu Shares), respectively, and in connection with the delivery of its opinion to the DouYu Special Committee. In addition, Morgan Stanley’s opinion does not in any manner address the prices at which the DouYu ADSs or the Huya ADSs will trade following the announcement or consummation of the Merger or the Reassignment.
The Share Exchange Ratio and the ADS Exchange Ratio were determined through negotiations between DouYu and Huya and were approved by the DouYu Board following the recommendation of the DouYu Special Committee. Morgan Stanley did not recommend any specific merger consideration to DouYu or the DouYu Special Committee, or that any specific merger consideration constituted the only appropriate merger consideration for the Merger. Morgan Stanley’s opinion does not address the underlying business decision to engage in the Merger, the Reassignment or any other transactions contemplated by the Merger Agreement or the Reassignment Agreement, or the relative merits of such transaction as compared to any strategic alternatives that may be available to DouYu. In addition, Morgan Stanley expresses no opinion or recommendation to any holders of DouYu ordinary shares or holders of DouYu ADSs as to how to vote in connection with the shareholders’ meeting to be held in connection with the Merger or otherwise act with respect to the Merger, the Reassignment or any matter related thereto.
Morgan Stanley’s opinion and its presentation to the DouYu Special Committee was one of many factors taken into consideration by the DouYu Special Committee in making its recommendation to the DouYu Board to authorize and approve the Merger Agreement and the Reassignment Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the DouYu Special Committee with respect to the Share Exchange Ratio or the ADS Exchange Ratio or of whether the DouYu Special Committee would have been willing to agree to a different exchange ratio. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.
Morgan Stanley has acted as independent financial advisor to the DouYu Special Committee in connection with the Merger and will receive a fee for its services. Pursuant to the engagement letter entered into between the DouYu Special Committee and Morgan Stanley dated August 24, 2020 (the “Engagement Letter”), the DouYu Special Committee agreed to pay Morgan Stanley an advisory fee of US$3,000,000 (the “Advisory Fee”) which will become due and payable upon the closing of the Merger. A fee of US$1,500,000 (which is creditable against the advisory fee if it becomes due and payable) is payable at the time that Morgan Stanley’s written opinion letter has been signed and delivered to the DouYu Special Committee (regardless of the conclusion reached therein). Additionally, DouYu Special Committee may pay Morgan Stanley an additional fee of up to $1,000,000 in its sole discretion upon the closing of the Merger. The DouYu Special Committee has also agreed to reimburse certain expenses of Morgan Stanley and to indemnify Morgan Stanley for certain liabilities. In the two years prior to the date of its written opinion, Morgan Stanley and its affiliates have received aggregate fees of approximately $5 to $20 million for financing services provided to DouYu and aggregate fees of approximately

$15 to $35 million for financial advisory and financing services provided to Tencent Holdings. Morgan Stanley provided financial advisory and financing services for DouYu and Tencent and has received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to DouYu, Huya and Tencent and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Morgan Stanley’s securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of DouYu, Huya and Tencent, or any other company, or any currency or commodity, that may be involved in the Merger, the Reassignment, or any related derivative instrument.
Opinion of Citigroup Global Markets Inc. as Independent Financial Advisor to the Huya Special Committee
The Huya Special Committee retained Citigroup as its independent financial advisor in connection with the transactions contemplated by the Merger Agreement and the Reassignment Agreement. In connection with this engagement, the Huya Special Committee requested Citigroup to evaluate the fairness, from a financial point of view, of the Share Exchange Ratio to Huya. On October 12, 2020, Citigroup rendered its oral opinion, which was subsequently confirmed in writing by delivery of Citigroup’s written opinion dated October 12, 2020, to the Huya Special Committee, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citigroup as set forth in its written opinion, the Share Exchange Ratio was fair, from a financial point of view, to Huya.
The full text of the written opinion of Citigroup, dated October 12, 2020, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken in connection with the opinion, is attached as Annex E to this proxy statement/prospectus and is incorporated herein by reference. The descriptions of the opinion of Citigroup set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. You are urged to read the opinion in its entirety. Citigroup’s opinion was provided for the information of the Huya Special Committee (in its capacity as such) in connection with its evaluation of the Share Exchange Ratio from a financial point of view and did not address any terms or any other aspects or implications of the Merger Agreement, the Reassignment Agreement or the transactions contemplated by the Merger Agreement and the Reassignment Agreement. Citigroup’s opinion does not address the underlying business decision of Huya to effect the transactions contemplated by the Merger Agreement and the Reassignment Agreement, the relative merits of such transactions as compared to any alternative business strategies that might exist for Huya or the effect of any other transaction in which Huya may engage, the likelihood that such transactions are consummated, or any legal, regulatory, tax or accounting matters. Citigroup’s opinion is not intended to be and does not constitute a recommendation to any shareholder of Huya or DouYu as to how such shareholder should vote or act on any matters relating to the transactions contemplated by the Merger Agreement and the Reassignment Agreement or otherwise.
In arriving at its opinion, Citigroup:

•	reviewed the Merger Agreement and the Reassignment Agreement;

•
held discussions with certain senior officers, directors and other representatives and advisors of Huya and certain senior officers and other representatives and advisors of DouYu concerning the businesses, operations and prospects of Huya, DouYu and Penguin and the strategic rationale for, and the potential benefits of, the transactions contemplated by the Merger Agreement and the Reassignment Agreement;

•
held discussions with certain senior officers and other representatives and advisors of Tencent Holdings concerning the businesses, operations and prospects of Penguin and the strategic rationale for, and the potential benefits of, the Reassignment;

•	examined certain publicly available business and financial information relating to Huya and DouYu, including certain public filings made by Huya and DouYu;

•
examined certain financial forecasts and other information and data relating to Huya and DouYu (including after taking into account the effects of the Reassignment) which were provided to or discussed with Citigroup by the managements of Huya and DouYu, including information relating to the potential strategic implications and operational benefits anticipated by the management of Huya to result from the transactions contemplated by the Merger Agreement and the Reassignment Agreement, as the Huya Special Committee has approved for use by Citigroup;

•
reviewed the financial terms of the transactions contemplated by the Merger Agreement and the Reassignment Agreement as set forth in the Merger Agreement and the Reassignment Agreement in relation to, among other things: current and historical market prices of Huya ADSs and DouYu ADSs; the historical and projected earnings and other operating data of Huya, DouYu and Penguin; and the capitalization and financial condition of Huya, DouYu and Penguin;

•
analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of Huya, DouYu and Penguin and the financial terms of the transactions contemplated by the Merger Agreement and the Reassignment Agreement; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.
In rendering its opinion, Citigroup, with consent of the Huya Special Committee, assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citigroup and upon the assurances of the managements of Huya and DouYu that they are not aware of any relevant information that was omitted or that remained undisclosed to Citigroup. With respect to financial forecasts and other information and data relating to Huya, DouYu and Penguin provided to or otherwise reviewed by or discussed with Citigroup, Citigroup was advised by the managements of Huya and DouYu and assumed that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Huya and DouYu as to the future financial performance of Huya, DouYu and Penguin, the potential strategic implications and operational benefits anticipated to result from the transactions contemplated by the Merger Agreement and the Reassignment Agreement and the other matters covered thereby, Citigroup expresses no view as to the accuracy of such forecasts and information nor the assumptions on which they were based, and Citigroup assumed that the financial results (including the potential strategic implications and operational benefits anticipated to result from such transactions) reflected in such forecasts and other information and data will be realized as projected. Citigroup notes that, although the management of Huya provided Citigroup with qualitative descriptions of certain potential strategic implications and operational benefits that may result from the transactions contemplated by the Merger Agreement and the Reassignment Agreement, neither of the managements of Huya and DouYu, nor any other person, provided Citigroup with quantitative estimates or forecasts of such implications or benefits or of any potential cost savings or other synergies that may result from such transactions and the Huya Special Committee has directed Citigroup not to consider, and Citigroup did not consider, any such implications, benefits, cost savings or other synergies for purposes of its analysis. Citigroup is financial advisor only and has relied upon, without independent verification, the assessment of Huya and DouYu and their legal, regulatory, tax and other advisors with respect to legal, regulatory, tax or other matters. The issuance of Citigroup’s opinion was authorized by Citigroup’s fairness opinion committee.

Citigroup assumed, with consent of the Huya Special Committee, that the transactions contemplated by the Merger Agreement and the Reassignment Agreement will be consummated in accordance with the timing and terms specified in the Merger Agreement and the Reassignment Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary financings, regulatory and third party approvals, consents and releases for such transactions, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Huya, DouYu and Penguin, or the contemplated benefits of such transactions that would be material to Citigroup’s analysis. Citigroup also assumed that the consideration to be paid by DouYu under the Reassignment Agreement is fair, from a financial point of view, to DouYu.
Citigroup’s opinion, as set forth herein, relates to the relative values of Huya and DouYu (taking into account the effects of the Reassignment). Citigroup did not express any opinion as to what the value of the Huya Class A Shares actually will be when issued pursuant to the transactions contemplated by the Merger Agreement and the Reassignment Agreement, or the price at which the Huya ADS will trade at any time, or the impact of such transactions on the solvency or viability of Huya, DouYu or Penguin or the ability of Huya, DouYu or Penguin to pay their respective obligations when they come due. Citigroup did not make or has not been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Huya, DouYu and Penguin, nor did Citigroup make any physical inspection of the properties or assets of Huya, DouYu and Penguin. Citigroup’s opinion is limited to the fairness, from a financial point of view, of the Share Exchange Ratio to Huya pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates the closing of the Reassignment substantially concurrently with the closing of the Merger). Citigroup’s opinion did not address any terms or other aspects or implications of the Merger Agreement, the Reassignment Agreement or the transactions contemplated by the Merger Agreement and the Reassignment Agreement, including, without limitation, the form or structure of such transactions or any terms, or any other agreement, arrangement or understanding entered into in connection with or contemplated by such transactions. Citigroup was not requested to, and Citigroup did not, solicit third party indications of interest in a possible strategic transaction involving Huya, nor was Citigroup requested to consider, and its opinion did not address, the underlying business decision of Huya to effect the transactions contemplated by the Merger Agreement and the Reassignment Agreement, the relative merits of such transactions as compared to any alternative business strategies that might exist for Huya or the effect of any other transaction in which Huya might engage, the likelihood that such transactions are consummated, or any legal, regulatory, tax or accounting matters. Citigroup also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to such transactions or any class of such persons, relative to the Share Exchange Ratio or otherwise. Citigroup’s opinion was necessarily based upon information available to Citigroup, and financial, stock market and other conditions and circumstances existing, as of the date of the opinion, and Citigroup did not assume any responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of the opinion.
In preparing its opinion, Citigroup performed a variety of financial and comparative analyses, including those described below. This summary of these analyses is not a complete description of Citigroup’s opinion or the analyses underlying, and factors considered in connection with, Citigroup’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citigroup arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Citigroup believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and Citigroup’s opinion.

In its analyses, Citigroup considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Huya, DouYu and Penguin. No company or business reviewed is identical or directly comparable to Huya, DouYu or Penguin. An evaluation of Citigroup’s analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies or business segments reviewed.
The estimates and projections contained in Citigroup’s analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates and projections used in, and the results derived from, Citigroup’s analyses are inherently subject to substantial uncertainty.
Citigroup was not requested to, and it did not, recommend or determine the specific consideration payable in, or the Share Exchange Ratio for, the transactions contemplated by the Merger Agreement and the Reassignment Agreement. The Share Exchange Ratio for the transactions contemplated by the Merger Agreement and the Reassignment Agreement was determined through negotiations among parties to such transactions, and the decision to enter into the Merger Agreement, the Reassignment Agreement and such transactions was solely that of the Huya Special Committee and Huya’s Board of Directors. Citigroup’s opinion was only one of many factors considered by the Huya Special Committee and Huya’s Board of Directors in their respective evaluation of the transactions contemplated by the Merger Agreement and the Reassignment Agreement and should not be viewed as determinative of the views of the Huya Special Committee, Huya’s Board of Directors or Huya’s management with respect to such transactions, the Share Exchange Ratio or any other aspect of such transactions.
Financial Analyses
The following is a summary of the material financial analyses presented to the Huya Special Committee in connection with the delivery of Citigroup’s opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citigroup’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Citigroup’s financial analyses. Certain financial data utilized for Huya and DouYu (including after taking into account the effects of the Reassignment) in the financial analyses described below were based on financial forecasts and estimates of Huya’s or DouYu’s management, which the Huya Special Committee directed Citigroup to use.
In performing the financial analyses summarized below and arriving at its opinion, Citigroup used and relied upon certain financial projections provided by Huya’s and DouYu’s management and referred to in this proxy statement/prospectus. For more information, please see the section of this proxy statement/prospectus captioned, “Special Factors—Certain Financial Forecasts.”
In calculating the implied exchange ratio reference ranges as reflected in the financial analyses described below, Citigroup divided the low-ends
(or high-ends, as the case may be) of the approximate implied adjusted equity value reference ranges per DouYu Share derived for DouYu (adjusted to account for the effects of the Reassignment and the DouYu Closing Dividend) from such analyses by the high-ends (or low-ends,
as the case may be) of the approximate implied adjusted equity value reference ranges per Huya Class A share derived for Huya (adjusted to account for the Huya Closing Dividend) from such analyses, in order to calculate the low-ends
(or high-ends) of the implied exchange ratio reference ranges.

Discounted Cash Flow Analysis
Huya
Citigroup conducted a discounted cash flow analysis of Huya. First, Citigroup calculated the unlevered, after tax free cash flows for Huya using years ended December 31, 2020 through December 31, 2024, based on financial projections prepared by Huya’s management, which are described in this proxy statement/prospectus in the section titled “Special Factors—Certain Financial Forecasts” beginning on page 72. Citigroup then calculated a range of terminal value of Huya at the conclusion of the projection period ending 2024 by applying a range of multiples from 10.0x to 12.2x to the projected EBITDA of Huya in the terminal year, based on financial projections prepared by Huya’s management. The range of multiples was selected based on the 2021E Firm Value/Adjusted EBITDA multiples of the selected companies (as described below under “Selected Companies Analysis”). The present value of such cash flows and terminal values were then calculated assuming a valuation date of September 30, 2020, and using discount rates ranging from 11.0 % to 12.8 % based on Citigroup’s professional judgment and experience, to reflect the weighted average costs of capital, referred to as the WACC, of Huya. The calculation of the present value of the projected unlevered, after tax free cash flows and the range of terminal values indicated an estimated firm value for Huya of $3,336 million to $4,121 million. Based on this estimated firm value range, Citigroup estimated the range of implied adjusted equity value of Huya to be $4,806 million to $5,591 million by adding the cash and cash equivalents, short-term deposits, short-term and long-term investments of Huya and subtracting the Huya Closing Dividend. Based on the foregoing, the discounted cash flow analysis indicated an implied adjusted equity value reference range of $19.7 to $22.9 per Huya Class A share (calculated on a fully diluted basis).
DouYu
Citigroup conducted a discounted cash flow analysis of DouYu (after taking into account the effects of the Reassignment). First, Citigroup calculated the unlevered, after tax free cash flows for DouYu (after taking into account the effects of the Reassignment) using years ended December 31, 2020 through December 31, 2024, based on financial projections prepared by DouYu’s management, which are described in this proxy statement/prospectus in the section titled “Special Factors—Certain Financial Forecasts” beginning on page 72. Citigroup then calculated a range of terminal value of DouYu (after taking into account the effects of the Reassignment) at the conclusion of the projection period ending 2024 by applying a range of multiples from 10.0x to 12.2x to the projected EBITDA of DouYu (after taking into account the effects of the Reassignment) in the terminal year, based on financial projections prepared by DouYu’s management. The range of multiples was selected based on the 2021E Firm Value/Adjusted EBITDA multiples of the selected companies. The present value of such cash flows and terminal values were then calculated assuming a valuation date of September 30, 2020, and using discount rates ranging from 11.0 % to 12.8 % based on Citigroup’s professional judgment and experience, to reflect the weighted average costs of capital, referred to as the WACC, of DouYu. The calculation of the present value of the projected unlevered, after tax free cash flows and the range of terminal values indicated an estimated firm value for DouYu of $3,885 million to $4,784 million. Based on this estimated firm value range, Citigroup estimated the range of implied adjusted equity value of DouYu to be $4,610 million to $5,510 million by adding the cash and cash equivalents and long-term investments of DouYu and subtracting non-controlling
interests in companies consolidated by DouYu, the DouYu Closing Dividend and the consideration for the Reassignment. Based on the foregoing, the discounted cash flow analysis indicated an implied adjusted equity value reference range of $138.2 to $165.1 per DouYu Share (calculated on a fully diluted basis).

Utilizing the implied adjusted equity value reference range per Huya Class A share (adjusted to account for the Huya Closing Dividend) and per DouYu Share (adjusted to account for the effects of the Reassignment and the DouYu Closing Dividend), in each case as described above, Citigroup calculated the following implied exchange ratio reference range, as compared to the proposed Share Exchange Ratio of 7.30 provided for in the Merger Agreement:

Implied Exchange Ratio Reference Range	Share Exchange Ratio	ADS Exchange Ratio
6.03x - 8.38x	7.30x	0.730x
Selected Companies Analysis
Citigroup performed a selected public companies analysis of Huya and DouYu by comparing certain financial and stock market information of Huya and DouYu with the following selected, publicly traded companies (which is herein referred to as the “selected companies”):

•	Tencent Music Entertainment Group

•	BiliBili Inc.

•	JOYY, Inc.

•	Momo, Inc.
These companies were selected, among other reasons, because they represent the main publicly traded peers with operations and businesses that, for purposes of Citigroup’s analysis, may be considered similar in certain aspects to that of Huya and DouYu. However, none of the selected companies reviewed is identical to Huya or DouYu. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the selected companies compared to Huya and DouYu and other factors that could affect the public trading value of the selected companies, Huya and DouYu.
In all instances, multiples were based on the closing share or ADS prices on October 9, 2020. For each of the following analyses performed by Citigroup, estimated financial data for the selected companies were based on the selected companies’ filings with the SEC and any other relevant stock exchanges as well as the publicly available consensus estimates of FactSet analysts.
In conducting its analyses, Citigroup reviewed the selected companies’ trading multiples based on (1) the ratio of firm value to estimated revenue for calendar years 2021 and 2022, (2) the ratio of firm value to estimated adjusted EBITDA for calendar years 2021 and 2022, and (3) the ratio of equity value to estimated adjusted net income, referred to as the P/E multiple, for calendar years 2021 and 2021. Adjusted EBITDA and adjusted net income are calculated based on publicly available consensus estimates of FactSet analysts.
Results of the analyses were presented for the selected companies, as indicated in the following table:

Selected Companies
	Low	Mean	High
2021 Estimated Firm Value/Revenue Multiple	0.9x	3.3x	7.3x
2022 Estimated Firm Value/Revenue Multiple	0.7x	2.6x	5.5x
2021 Estimated Firm Value/Adjusted EBITDA Multiple	4.6x	11.1x	21.0x
2022 Estimated Firm Value/Adjusted EBITDA Multiple	4.0x	8.7x	15.7x
2021 Estimated Equity Value/Adjusted Net Income Multiple	6.5x	15.6x	26.1x
2022 Estimated Equity Value/Adjusted Net Income Multiple	5.3x	12.0x	20.2x

Based on the above analyses, Citigroup applied a multiple reference range based on the mean of the selected companies’ multiples with a +/– 10% range, to (1) Huya’s and DouYu’s projected revenue for calendar year 2021 and 2022, (2) Huya’s and DouYu’s projected adjusted EBITDA for calendar year 2021 and 2022, and (3) Huya’s and DouYu’s projected adjusted net income for calendar year 2021 and 2022 (in the case of DouYu, after taking into account the effects of the Reassignment), each based on financial projections prepared by Huya’s and DouYu’s management, to calculate estimated firm value reference ranges for Huya and DouYu. Based on the estimated firm value reference ranges calculated under (1) (Firm Value/Revenue multiple) and (2) (Firm Value/Adjusted EBITDA multiple), Citigroup estimated the range of implied adjusted equity value of Huya by adding the cash and cash equivalents, short-term deposits, and short-term and long-term investments of Huya and subtracting the Huya Closing Dividend, and estimated the range of implied adjusted equity value of DouYu by adding the cash and cash equivalents and long-term investments of DouYu and subtracting non-controlling
interests in companies consolidated by DouYu, the DouYu Closing Dividend and the consideration for the Reassignment. Based on the estimated firm value reference ranges calculated under (3) (Equity Value/Adjusted Net Income multiple), Citigroup estimated the range of implied adjusted equity value of Huya and DouYu by subtracting the Huya Closing Dividend (in the case of Huya) or the DouYu Closing Dividend and the consideration for the Reassignment (in the case of DouYu). This resulted in the following reference ranges of implied adjusted equity value per Huya Class A share and per DouYu Share (each calculated on a fully diluted basis):

Reference Ranges of Implied
Method Used		HUYA Equity Values (Per Share)	DouYu Equity Values (Per Share)	Share Exchange Ratio (Number of Huya Shares for One DouYu Shares)
FV/Revenue	2021E	$30.8 - $36.3	$220.5 - $264.6	6.08 - 8.60
Multiple	2022E	$28.7 - $33.8	$208.7 - $250.2	6.18 - 8.71

FV/EBITDA	2021E	$15.8 - $17.9	$85.4 - $99.5	4.76 - 6.31
Multiple	2022E	$16.0 - $18.2	$102.7 - $120.6	5.63 - 7.54

P/E	2021E	$12.1 - $15.0	$82.3 - $100.9	5.47 - 8.31
Multiple	2022E	$12.2 - $15.1	$92.3 - $113.3	6.11 - 9.28
Utilizing the implied adjusted equity value reference range per Huya Class A share (adjusted to account for the Huya Closing Dividend) and per DouYu Share (adjusted to account for the effects of the Reassignment and the DouYu Closing Dividend), in each case as described above, Citigroup calculated the following implied exchange ratio reference range, as compared to the Share Exchange Ratio of 7.30 provided for in the Merger Agreement:

Implied Exchange Ratio Reference Range	Share Exchange Ratio	ADS Exchange Ratio
4.76x - 9.28x	7.30x	0.730x
Other Information
Citigroup also observed certain additional factors that were not considered part of Citigroup’s financial analyses with respect to its opinion but were noted for informational purposes for the Huya Special Committee, including the following:

•
Historical Share Price Performance
. Citigroup observed, for informational purposes, historical trading prices of the Huya ADSs and the DouYu ADSs during the
12-month
period ended October 9, 2020. During that period, the range of closing prices of the Huya ADSs was $12.4 to $29.6, and the range of closing prices of the DouYu ADSs was $6.2 to $17.5.

•
Illustrative Contribution Analysis.
Citigroup also observed, for informational purposes, the implied ownership of the combined company for the existing group of Huya and DouYu (after taking into account the effects of the Reassignment) shareholders and ADS holders based on the projected revenue, adjusted EBIT, adjusted EBITDA and adjusted net income of Huya and DouYu for the years ending December 31, 2021 through December 31, 2023, in each case based on financial projections prepared by Huya’s and DouYu’s management. Such implied equity ownership is calculated based on the respective implied equity values of Huya and DouYu, calculated in the following manner: based on the firm value estimated based on the closing price of the Huya ADSs as of October 9, 2020, Citigroup estimated the implied equity value of Huya by adding the cash and cash equivalents, short-term deposits, and short-term and long-term investments of Huya and subtracting the Huya Closing Dividend. Based on the firm value estimated based on the closing price of the DouYu ADSs as of October 9, 2020, Citigroup estimated the implied equity value of DouYu by adding the cash and cash equivalents and long-term investments of DouYu and subtracting non-controlling
interests in companies consolidated by DouYu, the DouYu Closing Dividend and the consideration for the Reassignment.

				Contribution Analysis		Implied Equity Ownership
(in US$ mm)		HUYA	DouYu+Penguin	HUYA	DouYu+Penguin	HUYA	DouYu+Penguin
Revenue	2021E	2,038	2,239	47.7%	52.3%	51.6%	48.4%
	2022E	2,384	2,689	47.0%	53.0%	51.1%	48.9%
	2023E	2,665	2,970	47.3%	52.7%	51.3%	48.7%

Adjusted EBIT	2021E	221	188	54.1%	45.9%	56.7%	43.3%
	2022E	294	315	48.3%	51.7%	52.1%	47.9%
	2023E	357	387	48.0%	52.0%	51.9%	48.1%

Adjusted EBITDA	2021E	238	213	52.8%	47.2%	55.7%	44.3%
	2022E	310	344	47.4%	52.6%	51.4%	48.6%
	2023E	373	420	47.0%	53.0%	51.1%	48.9%

Adjusted Net Income	2021E	226	200	53.0%	47.0%	53.0%	47.0%
	2022E	295	292	50.3%	49.7%	50.3%	49.7%
	2023E	357	357	50.0%	50.0%	50.0%	50.0%

•
EPS Breakeven Analysis.
Citigroup also observed, for informational purposes, the effect of the transactions contemplated by the Merger Agreement and the Reassignment Agreement to Huya’s earnings per share, based on financial projections prepared by Huya’s and DouYu’s management. Without taking into account any benefits as a result of the transactions contemplated by the Merger Agreement and the Reassignment Agreement, Citigroup noted that the computation showed that the EPS accretion/(dilution) would be (11.4%) in 2021, (1.3%) in 2022, (0.4%) in 2023 and 0.2% in 2024.

•
Selected Analyst Price Targets
. Citigroup also observed, for informational purposes, publicly available price targets estimated by selected broker analysts of the Huya ADSs and the DouYu ADSs available as of October 9, 2020. Citigroup noted that the range of undiscounted price targets estimated by such broker analysts for Huya ADSs was US$20.00 to US$31.00 with a median of US$26.60 and for DouYu ADSs was US$14.00 to US$20.00 with a median of US$15.40.

Miscellaneous
Under the terms of Citigroup’s engagement, Citigroup will receive a fee for its financial advisory services in connection with the transactions contemplated by the Merger Agreement and the Reassignment Agreement, a substantial portion of which is contingent upon the delivery of its opinion and the balance of which is contingent upon the consummation of such transactions, and Huya has agreed to reimburse certain of Citigroup’s expenses arising, and indemnify Citigroup against certain liabilities that may arise, out of its engagement.
As the Huya Special Committee was aware, Citigroup and its affiliates in the past have provided, currently provide and in the future may provide investment banking, commercial banking and financial advisory services unrelated to the transactions contemplated by the Merger Agreement and the Reassignment Agreement to Huya, DouYu and their respective affiliates, including Tencent Holdings, for which services Citigroup and such affiliates have received and expect to receive compensation. During the past two years, Citigroup and its affiliates have received aggregate fees of approximately $2 to $5 million for financing, cash management, markets and securities, and foreign exchange services provided to Huya, and aggregate fees of approximately $20 to $40 million for financing, cash management, markets and securities, and foreign exchange services provided to Tencent Holdings. In the ordinary course of business, Citigroup and its affiliates and employees, and funds or other entities they manage or advise or in which they invest or have other economic interests or with which they co-invest,
may actively trade, hold or vote, and may structure or effect transactions in, securities and other financial instruments of Huya, DouYu and their respective affiliates, including Tencent Holdings, for Citigroup’s or their own account or for the account of Citigroup’s or their customers and may at any time hold a long or short position or finance position in such securities or instruments. In addition, Citigroup and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Huya, DouYu and their respective affiliates, including Tencent Holdings. Citigroup and its affiliates may also in the future provide financial advisory, underwriting or other services to Huya, DouYu and their respective affiliates, including Tencent Holdings, for which Citigroup and is affiliates may receive compensation.
Effects of the Merger to DouYu
Public Shareholders
If the Merger is completed, Merger Sub will merge with and into DouYu, with DouYu continuing as the surviving company after the Merger. DouYu would continue its operations as a privately held company owned solely by Huya, and as a result of the Merger, the DouYu ADSs will no longer be listed on NASDAQ, DouYu will cease to be a publicly traded company and the DouYu ADS program will terminate.
Stock Exchange Delisting and Deregistration
As promptly as practicable following completion of the Merger (but not less than 20 days following the date on which DouYu has given each Purported Dissenting Shareholder a notice that the Required DouYu Vote has been obtained, as required by section 239 of the Cayman Companies Law), Huya will cause DouYu ADSs to be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the ”Exchange Act”). Registration under the Exchange Act may be terminated upon application to the SEC if the DouYu ADSs are neither listed on a national securities exchange nor held by 300 or more holders of record. As a result of such deregistration, DouYu will no longer be required to file reports with the SEC or otherwise be subject to the United States federal securities laws applicable to public companies.
Effect on the Interest of Huya and Tencent in the Net Book Value and Net Earnings of DouYu
The tables below set forth the interest of Huya and Tencent in DouYu’s net book value and net earnings before and after the Merger, based on the historical net book value of DouYu as of, and the historical net earnings of DouYu for, the year ended December 31, 2019 and the six months ended June 30, 2020. Huya and Tencent do not believe that net book value is a material indicator of the value of DouYu as a going concern but rather is primarily indicative of historical asset costs.

	Huya Ownership Prior to the Merger(1)				Huya Ownership After the Merger(1)
	Net Book Value		Net Earnings (Loss)		Net Book Value		Net Earnings (Loss)
	(in thousands of $)%		(in thousands of $)%		(in thousands of $)%		(in thousands of $)%
Year ended December 31, 2019	1,035,239	—	5,683	—	1,035,239	100	5,683	100
Six months ended June 30, 2020	1,056,710	—	84,289	—	1,056,710	100	84,289	100

(1) Ownership percentages are based on 32,152,393 DouYu ordinary shares issued and outstanding as of October 31, 2020.

	Tencent Ownership Prior to the Merger (1)				Tencent Ownership After the Merger (1)
	Net Book Value		Net Earnings (Loss)		Net Book Value		Net Earnings (Loss)
	(in thousands of $)%		(in thousands of $)%		(in thousands of $)%		(in thousands of $)%
Year ended December 31, 2019	393,391	37.5	2,160	37.5	698.786	67.5	3,836	67.5
Six months ended June 30, 2020	268,193	37.5	31,693	37.5	713,279	67.5	56,895	67.5
(1) Ownership percentages are based on 32,152,393 DouYu ordinary shares issued and outstanding as of October 31, 2020.
Plans for DouYu after the Merger
Following the completion of the Merger, Huya will beneficially own 100% of the equity interests in DouYu directly. Huya anticipates that DouYu will continue to conduct its operations substantially as they are currently being conducted, except that DouYu will cease to be a publicly traded company and will instead be a wholly owned subsidiary of Huya.
Following the completion of the Merger and the anticipated deregistration of the DouYu ADSs, DouYu will no longer be subject to the Exchange Act and the compliance and reporting requirements of NASDAQ and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.
Except as set forth in this proxy statement and the related transactions as contemplated by the Merger Agreement and the Reassignment Agreement, Huya has no present plans or proposals that relate to or would result in an extraordinary corporate transaction involving DouYu’s corporate structure, business, or management, such as a merger, reorganization, liquidation, relocation of any material operations, or sale or transfer of a material amount of assets. However, following the Effective Time, Huya will continue to evaluate DouYu’s entire business and operations from time to time, and may propose or develop plans and proposals which Huya considers to be in the best interests of DouYu and Huya’s equity holders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties or other extraordinary transactions. Huya expressly reserves the right to make any changes it deems appropriate to the operation of DouYu (as the surviving company) in light of such evaluation and review as well as any future developments.
Alternatives to the Merger
The DouYu Board did not independently determine to initiate a process for the sale of DouYu. The DouYu Special Committee was formed on August 17, 2020 in response to the DouYu Board’s receipt on August 10, 2020 of the Non-Binding Proposal. The DouYu Special Committee noted that the Non-Binding Proposal had been publicly announced on August 10, 2020 and was therefore known to the market in general, and would continue to be known to the market through and after the execution of the Merger Agreement. DouYu had not received and did not receive from third parties any other indications of interest in acquiring DouYu. Taking these considerations into account, the DouYu Special Committee decided that reaching out to third parties to assess their interest in an alternative transaction would be futile and would not be in the best interests of DouYu or DouYu’s Unaffiliated Security Holders. Since DouYu’s receipt of the Non-Binding Proposal, it has not received any actionable offer from any third party for a merger or consolidation of DouYu with another company, the sale or transfer of all or substantially all of DouYu’s assets, or the purchase of all of DouYu’s Shares, or a sufficient number of shares to enable such third party to exercise control of or significant influence over DouYu.

The DouYu Special Committee also considered the advisability of rejecting the Non-Binding Proposal and allowing the Company to remain as a public-traded company. However, based on the considerations set forth in “Special Factors – DouYu Reasons for the Merger and Recommendation of the DouYu Board and DouYu Special Committee” beginning on page 57, the DouYu Special Committee concluded that remaining as a public company would be less favorable than the Merger as a means to enhance the value to DouYu’s Unaffiliated Security Holders.
Interests of DouYu’s Directors and Executive Officers in the Merger
In considering the recommendation of the DouYu Board that DouYu shareholders vote for the authorization and approval of the Merger, Merger Agreement and Plan of Merger, DouYu shareholders should be aware that certain members of the DouYu Board and certain executive officers of DouYu have agreements and arrangements that provide them with interests in the merger that may differ from, or be in addition to, the interests of other DouYu shareholders generally. The DouYu Board was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend that DouYu shareholders vote for the authorization and approval of the Merger, Merger Agreement and Plan of Merger. These interests are described below.
Treatment of DouYu RSU Awards
Certain directors and executive officers of DouYu hold DouYu RSU Awards, and the Merger Agreement provides that each DouYu RSU Award that is outstanding and unvested and held directly by the applicable grantee immediately prior to the Effective Time shall be assumed by Huya and converted into an Assumed RSU Award with respect to a number of Huya Class A shares equal to the product obtained by multiplying (i) the applicable number of DouYu shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) the Share Exchange Ratio, rounded to the nearest whole share. Each Assumed RSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding DouYu RSU Award immediately prior to the Effective Time (taking into account any changes thereto by reason of the Merger Agreement or the Merger), except that (x) Huya shall take all necessary actions to reflect such changes to the terms and conditions applicable to the Assumed RSU Awards as set forth in the disclosure schedule delivered by DouYu in connection with the Merger Agreement, effective as of the Effective Time and (y) Huya may modify terms rendered inoperative by reason of the Merger or make such other adjustments as in the reasonable and good faith determination of Huya are appropriate to effectuate the administration of the Assumed RSU Award, provided that any such modification or adjustment shall not cause any adverse economic impact on the Assumed RSU Awards.
As of the Effective Time, without any action on the part of the holders thereof, each DouYu RSU Award that is outstanding and vested and held directly by the applicable grantee immediately prior to the Effective Time shall be canceled in exchange for the right to receive a number of Huya Class A shares equal to the product obtained by multiplying (i) the applicable number of DouYu shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) the Share Exchange Ratio, rounded to the nearest whole share. For the avoidance of doubt, each vested DouYu RSU Award that has exchanged for DouYu shares or DouYu ADSs prior to the Effective Time shall be deemed canceled and shall not be entitled to any right under this paragraph. See “The Merger Agreement and Plan of Merger—Treatment of DouYu RSU Awards” for more information.
DouYu may consider to cause all outstanding and unvested DouYu RSU Awards held by the individuals set forth in the disclosure schedule DouYu delivered in connection with the Merger Agreement as of the mailing date of this proxy statement/prospectus to become fully vested prior to the Effective Time. See “The Merger Agreement and Plan of Merger—Compensation Matters” for more information.

Share Transfer Agreement
On August 13, 2020, Nectarine entered into an agreement (the “Share Transfer Agreement”) to purchase 3,703,704 Ordinary Shares from affiliates of Mr. Chen that hold Ordinary Shares or certain assignees as may be designated by Mr. Chen subject to the restrictions set forth in the Share Transfer Agreement for an aggregate consideration of US$500,000,040, with such purchase to close immediately before the closing of the Merger.
Voting Agreements
Huya, Nectarine and, solely for the limited purposes set forth therein, DouYu entered into voting agreements dated as of October 12, 2020, with each of Mr. Chen and Mr. Zhang, the chief executive officer and co-chief
executive officer of DouYu, respectively, pursuant to which each of Mr. Chen and Mr. Zhang has agreed to vote 4,800,629 DouYu shares and 651,239 DouYu shares, respectively, beneficially owned by them, representing in total 17.0% of the issued and outstanding DouYu shares, in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.
Board and Management Representation Rights
It is anticipated that at the Effective Time, Mr. Chen, DouYu’s founder, chief executive officer and director, will be a co-chief
executive officer of the combined company and will be appointed a director on the Huya Board.
Indemnification of DouYu Directors and Officers; Directors’ and Officers’ Insurance
The memorandum and articles of association of the surviving company will contain provisions with respect to rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions that are at least as favorable to the directors, officers or employees of DouYu as those contained in the memorandum and articles of association of DouYu, except to the extent prohibited by the Cayman Companies Law or any other applicable law, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of each of the Indemnified Parties, unless such modification is required by law.
Huya shall, and shall cause the surviving company to, for a period of six (6) years from the Effective Time, honor and fulfill in all respects the obligations of DouYu, to the fullest extent permitted by law, under the indemnification agreements between DouYu and the Indemnified Parties as in effect on the date of the Merger Agreement arising out of or related to such Indemnified Parties’ service as a director or officer of DouYu or the DouYu Subsidiaries in such capacity or services performed by such persons at the request of DouYu or the DouYu Subsidiaries at or prior to the Effective Time.
Under the Merger Agreement, each of Huya and the surviving company agrees that, from and after the Effective Time, it will indemnify and hold harmless each Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of DouYu or its Subsidiaries or services performed by such persons at the request of DouYu or its Subsidiaries at or prior to the Effective Time; provided that any such indemnification will be subject to any limitation imposed from time to time under applicable law.
For a period of six years after the Effective Time, Huya shall cause the surviving company to maintain DouYu’s existing policies of directors’ and officers’ liability insurance for the benefit of those persons who are covered by such policies at the Effective Time (or Huya may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time); provided that in no event shall the surviving company be required to expend more than 300 percent of the annual premium for the DouYu directors’ and officers’ liability insurance as of the date of the Merger Agreement.

Interests of the Tencent Entities in the Merger
As of the date of this proxy statement/prospectus, the Tencent Entities beneficially own approximately 37.5% of the total issued and outstanding share capital of DouYu, representing approximately 37.5% of DouYu’s total voting power, and their affiliate Linen Investment owns approximately 47.6% of the total issued and outstanding share capital of Huya, representing approximately 69.7% of Huya’s total voting power. As a result of the Merger, after taking into consideration the additional Huya Shares to be acquired by Linen Investment immediately prior to the closing of the Merger pursuant to that certain Share Transfer Agreement entered into as of October 12, 2020 between Linen Investment and certain affiliates of Mr. Rongjie Dong and the additional DouYu shares to be acquired by the Tencent Entities immediately prior to the closing of the Merger pursuant to that certain Share Transfer Agreement entered into as of August 13, 2020 between Nectarine and Mr. Chen, the Tencent Entities and Linen Investment will collectively own approximately 67.5% of the total voting power in the surviving company on a fully diluted basis immediately following the completion of the Merger. Pursuant to the terms of the voting undertaking provided by Nectarine in the Merger Agreement, Nectarine has agreed to, among other things, vote, or cause to be voted, or provide written consent with respect to, all DouYu ordinary shares owned beneficially or of record by it or any of its subsidiaries (1) in favor of the approval of the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby, including the Merger, the approval of the execution and delivery by DouYu of the Merger Agreement, and the approval of any actions required in furtherance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (2) against any transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated by the Merger Agreement, including the Merger, or in competition or inconsistent with the transactions contemplated by the Merger Agreement, including the Merger, (3) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to (A) materially impede, frustrate, prevent, nullify, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement, including the Merger, (B) result in a breach of any presentation, warranty, covenant or any other obligation or agreement by DouYu under the Merger Agreement, or (C) result in any of the conditions to the consummation of the Merger not being fulfilled, and (4) in favor of any other matter necessary to effect the transactions contemplated by the Merger Agreement, including the Merger.
Because of the Tencent Entities’ equity interest in the surviving company through their equity interest in Huya, the Tencent Entities will indirectly enjoy the benefits from any future earnings and growth of DouYu after the Merger which, if DouYu is successfully managed, could exceed the value of their original investment in DouYu. The Tencent Entities will also indirectly bear the corresponding risks of any possible decreases in the future earnings, growth or value of DouYu. The investment by the Tencent Entities in the surviving company through Huya will be less liquid than the investment by the Tencent Entities in DouYu, because there is no public trading market for the surviving company’s shares and the Tencent Entities may not be able to sell their interest in the surviving company without also disposing their interest in Huya.
The Merger may also provide additional means to enhance shareholder value for the Tencent Entities, including improved profitability due to decrease in the expenses associated with the reporting and compliance obligations of a publicly traded company, and additional means for making liquidity available to the Tencent Entities through Huya, such as through dividends or other distributions.
Accounting Treatment
The Merger will be accounted for as follows under U.S. GAAP:
(i) The acquisition of DouYu by Huya is accounted for as a business combination using the acquisition method.
(ii) With respect to the Reassignment of the Penguin Business from Tencent Holdings via Nectarine to DouYu, given that Huya is a consolidated subsidiary of Tencent Holdings and Tencent Holdings through its affiliate will remain as the parent company of Huya after the closing of the Merger, the assets and liabilities of Penguin assigned to Huya through the Reassignment to DouYu will be accounted for at historical cost in accordance with the guidance in Transactions Between Entities Under Common Control Subsections of ASC
805-50.
For more detail on the accounting treatment of the Merger, please see “Unaudited Pro Forma Condensed Combined Financial Information—Notes to Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 123.
Tax Consequences of the Merger
United States Federal Income Tax Consequences
General
The following general discussion sets forth the anticipated U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of DouYu shares or DouYu ADSs. This discussion does not address the tax consequences of the Merger under
non-U.S.,
state, local or other tax laws or the tax consequences of transactions effectuated prior or subsequent to, or concurrently or in connection with, the Merger. The following discussion is based on existing U.S. federal income tax law, including the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder, U.S. Internal Revenue Service (the “IRS”) rulings, judicial decisions and other administrative pronouncements, all as in effect on the date of this proxy statement/prospectus. Neither Huya nor DouYu can provide any assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth below. Any future change in the U.S. federal income tax law or interpretation thereof could apply retroactively and could affect the accuracy of the following discussion. In addition, Huya and DouYu do not anticipate seeking any advance income tax ruling from the IRS regarding the tax consequences of the Merger or any transactions entered into concurrently or in connection with the Merger, and neither Huya nor DouYu can assure you that the IRS will agree with the conclusions expressed herein or that the conclusion expressed herein will be sustained by a U.S. court if so challenged.
This discussion is addressed only to (1) DouYu shareholders to the extent that they exchange DouYu shares for Huya Class A shares pursuant to the Merger and (2) DouYu ADS holders to the extent that they exchange DouYu ADSs for Huya ADSs pursuant to the Merger and therefore are treated for U.S. federal income tax purposes as receiving the Huya Class A shares represented by such Huya ADSs. Further, this discussion addresses only those U.S. Holders that hold their DouYu shares or DouYu ADSs as a capital asset under the Code (generally, property held for investment).
This discussion is not intended to be a complete analysis and does not address all potential tax consequences that may be relevant to you. Moreover, this discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws, such as:

•	financial institutions, broker dealers or insurance companies;

•	regulated investment companies, real estate investment trusts or cooperatives;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	persons who are required to accelerate the recognition of any item of income as a result of such income being recognized on an applicable financial statement;

•	persons that have a functional currency other than the U.S. dollar;

•	expatriates or tax-exempt organizations;

•	persons that are, or hold their DouYu shares or DouYu ADSs through, partnerships (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes);

•	persons who hold their DouYu shares or DouYu ADSs as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for United States federal income tax purposes;

•	persons subject to the alternative minimum tax;

•
persons who received DouYu shares or DouYu ADSs, or who acquired Huya Class A shares or Huya ADSs, pursuant to the exercise of employee stock options or otherwise as compensation or in connection with the performance of services; or

•
persons who owns directly, indirectly, or constructively five percent or more of DouYu’s shares (by vote or value) or will own five percent or more of Huya’s shares (by vote or value) pursuant to the Merger, including “five-percent transferee shareholders” (as defined below).

In general, a “five-percent transferee shareholder” is a U.S. Holder who holds DouYu shares and will own directly, indirectly or constructively through attribution rules, at least five percent of either the total voting power or total value of Huya Class A shares immediately after the Merger. The attribution rules for determining ownership are complex, and neither Huya nor DouYu can offer any assurance that you will not be a five percent transferee shareholder based on your particular facts and circumstances. If you believe you could become a five-percent transferee shareholder of Huya, you are urged to consult your tax advisor about the special rules and time-sensitive tax procedures, including the requirement to file a gain recognition agreement under section 367(a) of the Code, that may be required to obtain non-recognition
treatment in the Merger. Such a shareholder may be subject to adverse U.S. federal income tax rules that cause income to be recognized as a result of the Merger and is urged to consult with its tax advisor regarding the application of such rules.
If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds DouYu shares or DouYu ADSs, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the Merger to them.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of DouYu shares or DouYu ADSs that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created in or organized under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
You are strongly urged to consult your tax advisor as to the U.S. federal income tax consequences of the Merger, including the income tax consequences arising from your own unique facts and circumstances, and as to U.S. federal, state, local or
non-U.S.
income and other tax consequences arising out of the Merger and the ownership and disposition of Huya ADSs and/or Huya Class A shares.
U.S. Federal Income Tax Consequences of the Merger
The following discussion as to the U.S. federal income tax consequences of the Merger assumes that the Merger will be consummated as described in the Merger Agreement and Huya’s registration statement on Form
F-4,
of which this proxy statement/prospectus is a part. The discussion is also based on certain other assumptions, including the assumption that (1) the Merger will be treated as a “reorganization” for U.S. federal income tax purposes within the meaning of section 368(a) of the Code and (2) each of Huya and DouYu is not and has not been a passive foreign investment company (“PFIC”) within the meaning of the Code. Huya and DouYu intend that the Merger will be treated as a reorganization under Section 368(a) of the Code and, if required, will report the Merger in accordance with such treatment for all tax purposes. While Huya and DouYu intend that the Merger will be treated as a reorganization under section 368(a) of the Code, no assurance can be provided that the IRS will agree with this conclusion.
Assuming that the Merger is treated as a reorganization under section 368(a) of the Code and that DouYu is and has not been a PFIC, if you receive only (1) Huya Class A shares in exchange for DouYu shares pursuant to the Merger, or (2) Huya ADSs in exchange for your DouYu ADSs pursuant to the Merger, you will not recognize gain or loss upon the exchange (except with respect to cash received in lieu of a fractional interest in a Huya Class A share or Huya ADS). Accordingly, (1) the aggregate tax basis of the Huya Class A shares or Huya ADSs you receive in the Merger (including the tax basis allocable to fractional shares deemed to be received, as described below) will be the same as the aggregate tax basis of the DouYu shares or DouYu ADSs, respectively, you surrender in exchange therefor and (2) the holding period of the Huya Class A shares or Huya ADSs you receive in the Merger will include the holding period of the DouYu shares or DouYu ADSs, respectively, you surrender in exchange therefor.
If the IRS successfully challenged the qualification of the Merger as a reorganization under section 368(a) of the Code, you would generally be required to recognize gain or loss with respect to the DouYu shares and DouYu ADSs surrendered in the Merger equal to the difference between your adjusted tax basis in the surrendered shares or ADSs and the fair market value, as of the Effective Time, of the Huya Class A shares or Huya ADSs (including any fractional Huya Class A shares or Huya ADSs) received (or deemed received) in the Merger. Generally, in such event, your tax basis in the Huya Class A shares or Huya ADSs received by you would equal their fair market value as of the date of the Merger, and your holding period for the Huya Class A shares or Huya ADSs would begin on the day after the Merger.
A U.S. Holder who receives cash in lieu of a fractional interest in a Huya Class A share or Huya ADS should generally be treated as having received such fractional interest and then as having sold that fractional interest in a Huya Class A share or Huya ADS for cash. A U.S. Holder receiving cash in lieu of a fractional interest in a Huya Class A share or Huya ADS will generally recognize gain or loss equal to the difference between the amount of cash received and such U.S. Holder’s basis in such fractional interest in a Huya Class A share or Huya ADS. Any gain or loss recognized generally would be long-term capital gain or loss if the U.S. Holder’s holding period in such Huya Class A share or Huya ADS, as determined in accordance with the rules discussed above, exceeds one year at the closing of the Merger. Long-term capital gain of individuals and other non-corporate
U.S. Holders currently is eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.
Passive Foreign Investment Company
In general, a
non-U.S.
corporation will generally be treated as a PFIC, for United States federal income tax purposes, if, in any particular taxable year, either (1) seventy-five percent or more of its gross income for such year consists of certain types of “passive” income or (2) fifty percent or more of the quarterly average of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For purposes of the above calculations, a
non-U.S.
corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes. Goodwill is generally characterized as a non-passive
or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. The value of the goodwill may be determined in large part by reference to the average market capitalization of the
non-U.S.
corporation.
Neither Huya nor DouYu expects to be a PFIC for the current taxable year. However, because PFIC status is a fact-intensive determination made on an annual basis and that depends on market conditions, no assurance can be given that either Huya or DouYu has not been, or will not be, a PFIC. If DouYu is or was a PFIC for any tax year during which you hold or have held DouYu shares or DouYu ADSs and Huya is not a PFIC, under proposed U.S. Treasury Regulations, special rules may apply to cause you to recognize gain with respect to the Merger absent application of the “PFIC for PFIC Exception” discussed below. Under the special rules:

•	the Merger may be treated as a taxable exchange even if such transaction qualifies as a “reorganization” for U.S. federal income tax purposes within the meaning of section 368(a) of the Code;

•	any gain on the exchange of DouYu shares or DouYu ADSs will be allocated ratably over your holding period;

•	the amount allocated to the current tax year and any year prior to the first year in which DouYu was a PFIC will be taxed as ordinary income;

•	the amount allocated to each other tax year will be subject to tax at the highest rate of tax in effect applicable to you; and

•
an interest charge applicable generally to underpayments of tax will be imposed on the tax attributable to each taxable year, other than the current taxable year or any year prior to the first year in which DouYu was a PFIC, for the period the tax was deferred.

Generally, if these special rules apply, your tax basis in the Huya Class A shares or Huya ADSs received by you would equal their fair market value as of the date of the Merger, and your holding period for the Huya Class A shares or Huya ADSs would begin on the day after the Merger.
Notwithstanding the foregoing, if (1) the Merger qualifies as a reorganization within the meaning of section 368(a) of the Code, (2) DouYu was a PFIC for any tax year during which you hold or held DouYu shares or DouYu ADSs, and (3) Huya is also a PFIC for the tax year that includes the day after the effective date of the Merger, then proposed U.S. Treasury Regulations generally provide that the special rules described above will not apply to the exchange of DouYu shares or DouYu ADSs for Huya Class A shares or Huya ADSs, as applicable, pursuant to the Merger. For purposes of this discussion, this exception is referred to as the
“PFIC-for-PFIC
Exception.” In addition, to qualify for the
PFIC-for-PFIC
Exception, proposed U.S. Treasury Regulations require a U.S. Holder to report certain information to the IRS on Form 8621 together with such U.S. Holder’s U.S. federal income tax return for the tax year in which the Merger occurs. It is not expected that Huya will be a PFIC for the tax year that includes the day after the effective date of the Merger. Accordingly, it is anticipated that if DouYu is or was a PFIC during a U.S. Holder’s holding period, the
PFIC-for-PFIC
Exception would not be available to the U.S. Holder with respect to the Merger.
You are urged to consult your tax advisor regarding the U.S. federal income tax consequences of the Merger in the event either Huya or DouYu is treated as a PFIC.
U.S. Federal Income Tax Consequences of Holding Huya Class A Shares and Huya ADSs
The Huya 2019
20-F,
which has been incorporated by reference into this proxy statement/prospectus, contains a description of U.S. federal income tax consequences related to holding Huya Class A shares and Huya ADSs. The description contained in the such annual report, however, is only a summary and does not purport to be a complete analysis of all potential tax effects resulting from the ownership of Huya Class A shares or Huya ADSs (such as tax consequences for holders who are subject to special treatment under U.S. federal income tax law). You are urged to consult your tax advisor regarding the U.S. federal, state, local and
non-U.S.
income and other tax considerations of an investment in Huya ADSs and Huya Class A shares.
PRC Income Tax Consequences
Under the EIT Law, which took effect on January 1, 2008 and was subsequently amended on February 24, 2017 and December 29, 2018, enterprises established outside of China with “de facto management bodies”

within the PRC are considered “resident enterprises” for PRC enterprise income tax purposes, and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council adopted the Regulation on the Implementation of PRC Enterprise Income Tax Law, effective as of January 1, 2008, which defines a “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. Under the EIT Law and its implementation regulations, PRC enterprise income tax at the rate of 10% is applicable to any gain recognized by a
“non-resident
enterprise” under the EIT Law to the extent such gain is derived from sources within the PRC, provided that the
“non-resident
enterprise” (1) does not have an establishment or place of business in the PRC or (2) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, unless otherwise reduced or exempted by relevant tax treaties.
The EIT Law and its implementation rules are relatively new and ambiguities exist with respect to the interpretation of the provisions relating to resident enterprise issues. Although Huya’s offshore holding companies are not controlled by any PRC company or company group, Huya cannot assure you that it will not be deemed to be a PRC resident enterprise under the EIT Law and its implementation rules. In addition, under the Public Announcement on Several Issues Concerning Enterprise Income Tax for Indirect Transfer of Assets by
Non-Resident
Enterprises (“SAT Circular No. 7”) issued by the PRC State Administration of Taxation on February 3, 2015, the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC Taxable Assets, when a non-PRC
resident enterprise transfers PRC Taxable Assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC Taxable Assets. The PRC tax authorities may disregard the existence of such overseas holding company and consider the transaction to be a direct transfer of PRC Taxable Assets, if such transfer is deemed to have been conducted for the purposes of avoiding PRC EIT and lack any other reasonable commercial purpose. Although SAT Circular No. 7 contains certain exemptions (including (i) where a non-resident
enterprise derives income from the indirect transfer of PRC Taxable Assets by acquiring and selling shares of a listed overseas holding company which holds such PRC Taxable Assets on a public market; and (ii) where there is an indirect transfer of PRC Taxable Assets, if the non-resident
enterprise had directly held and disposed of such PRC Taxable Assets, the income from the transfer would have been exempted from PRC EIT under an applicable tax treaty or arrangement), it remains unclear whether any exemptions under SAT Circular No. 7 will be applicable to the transfer of our Shares or to any future acquisition by us outside of the PRC involving PRC Taxable Assets, or whether the PRC tax authorities will reclassify such transaction by applying SAT Circular No. 7. SAT Circular No. 7 may be determined by the tax authorities to be applicable to our Reorganization, if such transaction were determined by the tax authorities to lack reasonable commercial purpose. And pursuant to the Announcement of the SAT on the Source of Deduction of Income Tax for
Non-resident
Enterprises (Announcement of the State Administration of Taxation [2017] No.37) , issued by the SAT on October 17, 2017, and amended on June 15, 2018 where the party responsible to deduct such income tax did not or was unable to make such deduction, the non-
resident enterprise receiving such income should declare and pay the taxes that should have been deducted to the relevant tax authority.
DouYu does not believe that a gain recognized on the receipt of the Merger Consideration for DouYu ADSs or DouYu shares pursuant to the Merger by DouYu ADS holders or DouYu shareholders who are non-resident
enterprises should be subject to PRC income tax according to SAT Circular No. 7. If, however, the PRC tax authorities were to determine that DouYu should be considered a resident enterprise under the EIT Law or that the receipt of the Merger Consideration for DouYu shares or DouYu ADSs should otherwise be subject to PRC income tax, then a gain recognized on the receipt of the Merger Consideration for DouYu shares or DouYu ADSs pursuant to the Merger by DouYu shareholders or DouYu ADS holders, respectively, could be treated as
PRC-source
income that would be subject to PRC withholding tax at a rate of 10% in the case of non-resident
enterprises and 20% in the case of
non-PRC
resident individuals, unless otherwise reduced pursuant to an applicable tax treaty.

None of Huya, Merger Sub or DouYu intend to deduct or withhold any amount from the Merger Consideration. In the event that circumstances change and a deduction or withholding is required under applicable PRC law, each of the surviving company, DouYu, Huya and the exchange agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as it reasonably determines is required to deduct and withhold with respect to the making of such payment under any applicable PRC law. To the extent that amounts are so withheld and paid over to the appropriate governmental entity by the surviving company, DouYu, Huya or the exchange agent, as the case may be, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of DouYu shares or DouYu ADSs in respect to which such deduction and withholding was made by the surviving company or Huya, as the case may be. In the event that deduction or withholding in respect of PRC tax is necessary, Huya and DouYu will revise this proxy statement/prospectus to describe the proposed deduction or withholding, and Huya will file with the SEC an amendment to its registration statement on
Form F-4,
which will include the revised proxy statement/prospectus.
You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences.
Cayman Islands Tax Consequences
The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the Cayman Islands government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of the Merger Consideration by DouYu shareholders or DouYu ADS holders under the terms of the Merger Agreement. This is subject to the qualification that (1) Cayman Islands stamp duty may be payable if any original transaction documents, including the Merger Agreement, are brought to or executed in the Cayman Islands; and (2) registration fees will be payable to the Cayman Islands Registrar of Companies to register the Plan of Merger and other filings required in connection with the Merger.
Dissenters’ Rights
Huya and DouYu have considered whether the DouYu shareholders will be entitled to exercise statutory dissenters’ rights in respect of the Merger under the Companies Law. Huya has received advice from its counsel as to Cayman Islands law, Maples and Calder (Hong Kong) LLP, and DouYu has received advice from its counsel as to Cayman Islands law, Ogier, that dissenters’ rights will not be available. This is because Section 239 of the Cayman Companies Law expressly disapplies statutory dissenters’ rights in respect of shares of any class where certain conditions are satisfied, as follows:

(a)
an open market for such class of shares exists on a recognised stock exchange or recognised interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Cayman Companies Law; and

(b)	the relevant shareholders are not required by the terms of the plan of merger to accept for such shares anything except:

i.	shares of the surviving company, or depository receipts in respect thereof;

ii.
shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger, are either listed on a national securities exchange or designated as a national market system security on a recognised interdealer quotation system or held of record by more than two thousand holders;

iii.	cash in lieu of fractional shares or fractional depository receipts described in sub-paragraphs (i) and (ii) above; or

iv.	any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in sub-paragraphs (i), (ii) and (iii) above.

A copy of the complete text of Section 239 of the Cayman Companies Law is attached as Annex G to this proxy statement/prospectus.
Under the terms of the Merger, both of the above conditions as required by Section 239 of the Cayman Companies Law will be satisfied:

(a)
an open market for the DouYu shares will continue to exist on a recognized stock exchange (namely NASDAQ) at the expiry of the period specified in sub-paragraph
(a) above. That period is a maximum of 40 days following the date of the EGM, at which the vote of the DouYu shareholders giving authorization for the Merger is made. The DouYu ADSs will continue to be listed on NASDAQ until after the expiration of that period; and

(b)
under the terms of the Plan of Merger, each DouYu shareholder who holds DouYu shares will receive only Huya Class A shares, as the Per Share Merger Consideration, which at the Effective Time are listed on a national securities exchange (namely the NYSE). Holders of DouYu shares will not be required to accept anything other than Huya Class A shares.

On the basis of the foregoing, Huya and DouYu have been advised that the exception in Section 239 of the Cayman Companies Law will apply, so that dissenters’ rights will not be available under the Cayman Companies Law, and DouYu shareholders will not be entitled to seek payment of the fair value of their DouYu shares by means of appraisal by the Cayman Islands court.
The above advice was given subject to the qualification that Section 239 of the Cayman Companies Law has not yet been the subject of any judicial comment or case law in the Cayman Islands, and accordingly, although its plain meaning seems clear, there is no certainty as to how it will be applied by the Cayman Islands court, if challenged by a would-be
dissenting shareholder.
If any DouYu shareholder attempts to exercise dissenters’ rights under the Cayman Companies Law, DouYu, as the surviving company, intends to seek a declaration that dissenters’ rights under the Cayman Companies Law do not apply, because the exception in Section 239 of the Cayman Companies Law is applicable, and also to apply for a stay or dismissal of such DouYu shareholder’s claim.
The terms of the Merger Agreement provide that if the Cayman Islands court holds that dissenters’ rights are available under the Cayman Companies Law, then the surviving company will comply with such determination and pay the fair value of the dissenter’s shares as determined by the Cayman Islands court to the relevant dissenting DouYu shareholder. However, if the Cayman Islands court finds that the exception in Section 239 of the Cayman Companies Law is applicable, then the DouYu shareholder will receive only the Per Share Merger Consideration, in accordance with the terms of the Merger Agreement.
Regulatory Matters
Completion of the Merger is subject to receipt of clearance from the State Administration for Market Regulation, the PRC regulatory authority responsible for merger control. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Litigation Relating to the Merger
Huya, DouYu and the Tencent entities are not aware of any legal proceedings challenging the Merger Agreement, the Plan of Merger, the Merger, or the related transactions.

Fees and Expenses Relating to the Merger
Fees and expenses incurred or expected to be incurred by DouYu and Huya in connection with the Merger are estimated as of the date of this proxy statement/prospectus to be as follows:

Type of Fee or Expense	Amount ($)
Legal
Financial advisory
Accounting
Special Committee
Printing, proxy solicitation and mailing
Filing
Miscellaneous

Total

These fees and expenses will not reduce the Merger Consideration to be received by DouYu’s ADS holders. Whether or not the Merger is completed, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated in the Merger Agreement will be paid by the party incurring such expense except as otherwise provided in the Merger Agreement.
Effects on DouYu if the Merger is Not Completed
If the DouYu shareholders do not adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger, or if the Merger is not completed for any other reason, DouYu shareholders and ADS holders will not receive any Merger Consideration, nor will the holders of any DouYu RSU Awards receive Huya restricted share units pursuant to the Merger Agreement. In addition, DouYu will remain a publicly traded company. The DouYu ADSs will continue to be listed and traded on NASDAQ, provided that DouYu continues to meet NASDAQ’s listing requirements. In addition, DouYu will remain subject to SEC reporting obligations. Therefore, DouYu shareholders and ADS holders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of DouYu shares and ADSs.
Under specified circumstances in which the Merger Agreement is terminated, DouYu may be required to pay Huya a termination fee, or Huya may be required to pay DouYu and its affiliates (other than Huya and Merger Sub) a termination fee, in each case, as described under the section titled “The Merger Agreement and Plan of Merger—Termination Fee” beginning on page 156.

SELECTED HISTORICAL FINANCIAL DATA OF HUYA
The table below sets forth the selected historical consolidated statements of comprehensive (loss) income data of Huya for the four years ended December 31, 2016, 2017, 2018 and 2019 and the six months ended June 30, 2019 and 2020, and the selected historical consolidated balance sheet data of Huya as of December 31, 2016, 2017, 2018 and 2019 and June 30, 2020. Huya has not included financial information for the year ended December 31, 2015, as such information cannot be provided on a stand-alone and U.S. GAAP basis without unreasonable effort or expense. The selected historical consolidated statements of comprehensive (loss) income data for the three years ended December 31, 2017, 2018 and 2019 and the selected historical consolidated balance sheet data as of December 31, 2018 and 2019 have been derived from the audited consolidated financial statements included in the Huya 2019
20-F,
which is incorporated by reference into this proxy statement/prospectus. The selected historical consolidated statements of comprehensive (loss) income data for the year ended December 31, 2016 and the selected historical consolidated balance sheet data as of December 31, 2016 and 2017 have been derived from the audited historical consolidated financial statements of Huya which are not included herein and not incorporated by reference in this proxy statement/prospectus.
The selected historical consolidated statements of comprehensive income data of Huya for the six months ended June 30, 2019 and 2020, and the selected historical consolidated balance sheet data of Huya as of June 30, 2020 have been derived from Huya’s unaudited condensed consolidated financial statements included elsewhere in this proxy statement/prospectus. In the opinion of the management of Huya, apart from the adoption of ASU
No. 2016-13,
“Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”) using a modified retrospective approach with a cumulative-effect increase of RMB3.1 million recorded in accumulated deficit, the unaudited condensed consolidated financial statements of Huya have been prepared on the same basis as its audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments necessary for the fair statement of results for the periods presented.
You should read the following selected historical financial information in conjunction with the audited historical consolidated financial statements of Huya and related notes and “Item 5. Operating and Financial Review and Prospects,” which are contained in the Huya 2019
20-F
and which is incorporated in this proxy statement/prospectus by reference. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively.
The selected historical consolidated financial data for Huya has been prepared in accordance with U.S. GAAP. The historical results of Huya do not necessarily indicate results expected for any future periods. All translations of Renminbi into U.S. dollars for data in the following selected historical financial information were made at the exchange rate of RMB7.0651 to US$1.00 as of June 30, 2020. Huya makes no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all.

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2016	2017	2018	2019		2019	2020 (3)
	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for share, ADS, per share and per ADS data)
Selected Consolidated Statement of Comprehensive (Loss) Income:
Net revenues:
Live streaming	791,978	2,069,536	4,442,845	7,976,214	1,128,960	3,473,967	4,839,547	684,993
Advertising and others	4,926	115,280	220,595	398,287	56,374	167,972	269,645	38,166

Total net revenues	796,904	2,184,816	4,663,440	8,374,501	1,185,334	3,641,939	5,109,192	723,159

Cost of revenues (1)	(1,094,644)	(1,929,864)	(3,933,647)	(6,892,579)	(975,581)	(3,032,898)	(4,059,364)	(574,566)

Gross (loss) profit	(297,740)	254,952	729,793	1,481,922	209,753	609,041	1,049,828	148,593

Operating expenses:
Research and development expenses (1)	(188,334)	(170,160)	(265,152)	(508,714)	(72,004)	(195,455)	(335,914)	(47,546)
Sales and marketing expenses (1)	(68,746)	(87,292)	(189,207)	(438,396)	(62,051)	(197,756)	(221,056)	(31,288)
General and administrative expenses (1)	(71,325)	(101,995)	(287,710)	(352,824)	(49,939)	(160,139)	(230,212)	(32,584)

Total operating expenses	(328,405)	(359,447)	(742,069)	(1,299,934)	(183,994)	(553,350)	(787,182)	(111,418)

Other income	—	9,629	38,938	79,390	11,237	40,196	52,037	7,365

Operating (loss) income	(626,145)	(94,866)	26,662	261,378	36,996	95,887	314,683	44,540

Interest and short-term investments income	518	14,049	156,549	304,491	43,098	129,606	163,454	23,135
Fair value loss on derivative liabilities	—	—	(2,285,223)	—	—	—	—	—
Gain on fair value change of an investment	—	—	—	—	—	—	2,160	306

Other non-operating expenses	—	—	—	—	—	—	(10,010)	(1,417)

Foreign currency exchange gains (losses), net	—	—	51	1,157	164	413	(2,400)	(340)

(Loss) income before income tax benefits (expenses)	(625,627)	(80,817)	(2,101,961)	567,026	80,258	225,906	467,887	66,224

Income tax benefits (expenses)	—	—	50,943	(96,078)	(13,599)	(40,600)	(88,842)	(12,575)

(Loss) income before share of (loss) income in equity method investments, net of income taxes	(625,627)	(80,817)	(2,051,018)	470,948	66,659	185,306	379,045	53,649

Share of (loss) income in equity method investments, net of income taxes	—	(151)	113,329	(2,775)	(393)	(45)	(1,061)	(150)

Net (loss) income attributable to HUYA Inc.	(625,627)	(80,968)	(1,937,689)	468,173	66,266	185,261	377,984	53,499

Accretion to preferred shares redemption value	—	(19,842)	(71,628)	—	—	—	—	—
Deemed dividend to series A preferred shareholders	—	—	(496,995)	—	—	—	—	—
Net (loss) income attributable to ordinary shareholders	(625,627)	(100,810)	(2,506,312)	468,173	66,266	185,261	377,984	53,499

Net (loss) income	(625,627)	(80,968)	(1,937,689)	468,173	66,266	185,261	377,984	53,499

Foreign currency translation adjustments, net of nil tax	—	308	366,259	157,568	22,302	53,979	103,471	14,645

Total comprehensive (loss) income attributable to HUYA Inc.	(625,627)	(80,660)	(1,571,430)	625,741	88,568	239,240	481,455	68,144

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2016	2017	2018	2019		2019	2020 (3)
	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for share, ADS, per share and per ADS data)
Net (loss) income per ADS (2)
Basic	(6.26)	(1.01)	(15.02)	2.18	0.31	0.88	1.71	0.24
Diluted	(6.26)	(1.01)	(15.02)	2.02	0.29	0.81	1.60	0.23
Weighted average number of ADSs used in calculating net (loss) income per ADS
Basic	100,000,000	100,000,000	166,828,435	214,811,862	214,811,862	210,426,174	220,766,682	220,766,682
Diluted	100,000,000	100,000,000	166,828,435	232,024,961	232,024,961	227,772,954	236,183,381	236,183,381
Net (loss) income per ordinary share
Basic	(6.26)	(1.01)	(15.02)	2.18	0.31	0.88	1.71	0.24
Diluted	(6.26)	(1.01)	(15.02)	2.02	0.29	0.81	1.60	0.23
Weighted average number of ordinary shares used in calculating net (loss) income per ordinary share
Basic	100,000,000	100,000,000	166,828,435	214,811,862	214,811,862	210,426,174	220,766,682	220,766,682
Diluted	100,000,000	100,000,000	166,828,435	232,024,961	232,024,961	227,772,954	236,183,381	236,183,381

Notes:
(1)	Share-based compensation expenses were allocated in cost of revenues and operating expenses as follows:

	For the year ended December 31,					For the Six Months Ended June 30,
	2016	2017	2018	2019		2019	2020 (3)
	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Cost of revenues	5,677	2,877	10,472	31,593	4,472	8,290	30,587	4,329
Research and development expenses	19,538	9,174	30,643	86,296	12,214	25,755	71,518	10,123
Sales and marketing expenses	326	791	1,832	5,919	838	1,811	5,118	724
General and administrative expenses	26,557	27,266	183,748	157,936	22,354	80,579	110,834	15,688

(2)	Each ADS represents one Huya Class A share
The following table sets forth the selected historical consolidated balance sheet data of Huya as of December 31, 2016, 2017, 2018 and 2019 and June 30, 2020.

	As of December 31,					As of June 30,
	2016	2017	2018	2019		2020 (3)
	RMB	RMB	RMB	RMB	US$	RMB	US$
	(in thousands, except for share, ADS, per share and per ADS data)
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	6,187	442,532	709,019	1,113,193	157,562	2,062,524	291,931
Restricted cash	—	—	—	1,392	197	6,175	874
Short-term deposits	95,000	593,241	4,983,825	6,743,445	954,473	6,284,593	889,526
Short-term investments	—	—	300,162	2,219,531	314,154	2,398,004	339,415
Total current assets	156,101	1,250,307	6,595,187	10,591,820	1,499,175	11,275,686	1,595,969
Investments	—	10,299	219,827	379,424	53,704	430,551	60,941
Total assets	167,234	1,300,541	7,106,187	11,366,550	1,608,831	12,177,656	1,723,635
Total current liabilities	319,928	685,650	1,380,446	2,446,677	346,305	2,512,103	355,565
Total liabilities	331,621	730,674	1,461,180	2,681,700	379,570	2,768,470	391,851
Total mezzanine equity	—	509,668	—	—	—	—	—
Class A ordinary shares	—	1	29	44	6	46	7
Class B ordinary shares	—	66	104	100	14	100	14
Total shareholders’ (deficit) equity	(164,387)	60,199	5,645,007	8,684,850	1,229,261	9,409,186	1,331,784

(3)
On November 10, 2020, Huya issued its unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 and 2019. Based on Huya’s evaluation on subsequent events during the period from the date of Huya’s announcement of its unaudited financial results for the second quarter ended June 30, 2020, which was August 11, 2020, to November 10, 2020, Huya identified that there was a recognized subsequent event existing during the period, that provided additional evidence for Huya’s estimation on the financial impact incurred from one legal proceeding that was filed in August 2018 by a game publisher against Huya’s self-developed mobile game. Accordingly, pursuant to ASC 855-10-25-1, Huya recorded an estimated loss contingency of RMB20.0 million to reflect the recognized subsequent event in its unaudited interim condensed consolidated financial statements as of June 30, 2020 and for the six months ended June 30, 2020.

SELECTED HISTORICAL FINANCIAL DATA OF DOUYU
The table below sets forth the selected combined and consolidated statement of comprehensive income data of DouYu for the four years ended December 31, 2016, 2017, 2018 and 2019, and the six months ended June 30, 2019 and 2020, and the selected combined and consolidated balance sheet data of DouYu as of December 31, 2016, 2017, 2018, 2019, and June 30, 2019 and 2020. DouYu has not included financial information for the year ended December 31, 2015, as such information cannot be provided on a stand-alone and U.S. GAAP basis without unreasonable effort or expense. The selected combined and consolidated statements of comprehensive income data for the years ended December 31, 2017, 2018 and 2019 and the selected combined and consolidated balance sheet data as of December 31, 2018 and 2019 have been derived from the audited consolidated financial statements included in DouYu’s annual report on
Form 20-F
for the year ended December 31, 2019 (“DouYu 2019
20-F”),
filed with the SEC on April 28, 2020, which is incorporated by reference into this joint proxy statement/prospectus. The selected combined and consolidated statement of comprehensive income data for the year ended December 31, 2016 and the selected combined and consolidated balance sheet data as of December 31, 2016 and 2017 have been derived from the audited historical consolidated financial statements of DouYu which are not included herein.
The following selected consolidated statement of comprehensive income data for the six months ended June 30, 2019 and 2020 and the selected consolidated balance sheet data as of June 30, 2019 and 2020 have been derived from DouYu’s unaudited consolidated financial statements included elsewhere in this proxy statement/prospectus and have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the periods presented.
You should read the following selected historical financial information of DouYu in conjunction with the combined and consolidated financial statements and the related notes of DouYu and related notes and “Item 5. Operating and Financial Review and Prospects,” which are contained in the DouYu 2019
20-F
that DouYu has previously filed with the SEC and which is incorporated in this proxy statement/prospectus by reference. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively, of this proxy statement/prospectus.
The selected historical consolidated financial data for DouYu has been prepared in accordance with U.S. GAAP. The historical results of DouYu do not necessarily indicate results expected for any future periods. Unless otherwise indicated, all translations of Renminbi into U.S. dollars for DouYu’s data of 2020 and 2019 were made at the exchange rate of RMB7.0651 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2020. DouYu makes no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2016	2017	2018	2019		2019	2020
	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in millions)
Net revenues (1)(2)	786.9	1,885.7	3,654.4	7,283.2	1,030.9	3,361.9	4,786.2	677.4
Cost of revenues	(1,155.1)	(1,890.4)	(3,503.4)	(6,087.0)	(861.6)	(2,857.7)	(3,777.5)	(534.7)

Gross (loss)/profit	(368.2)	(4.7)	151.0	1,196.2	169.3	504.2	1,008.7	142.7

Operating expenses:
Sales and marketing expenses	(223.5)	(310.3)	(538.9)	(598.7)	(84.7)	(291.3)	(249.4)	(35.3)
Research and development expenses	(93.5)	(212.1)	(329.3)	(383.9)	(54.3)	(163.8)	(187.8)	(26.6)
General and administrative expenses (3)	(95.0)	(100.6)	(196.8)	(446.1)	(63.1)	(136.8)	(164.0)	(23.2)
Other operating income, net	3.8	9.3	54.9	100.8	14.3	29.4	49.0	6.9

Total operating expenses	(408.2)	(613.7)	(1,010.1)	(1,327.9)	(187.8)	(562.5)	(552.2)	(78.2)

(Loss)/profit from operations	(776.4)	(618.4)	(859.1)	(131.7)	(18.5)	(58.3)	456.5	64.5
Other expense, net	0.0	(0.3)	(20.2)	(22.8)	(3.2)	(3.9)	(18.4)	(2.6)
Foreign exchange gain (loss), net	—	—	(75.6)	32.0	4.5	32.0	—	—
Interest income	3.9	6.9	85.8	159.1	22.5	69.1	95.2	13.5
Gain on disposal of investment or subsidiaries	—	—	—	—	—	—	23.5	3.3
Interest expenses	(8.9)	—	—	—	—	—	—	—
Fair value changes of warranty liabilities	0.7	—	—	—	—	—	—	—

Income (loss) before income taxes	(780.7)	(611.8)	(869.1)	36.6	5.3	38.9	556.8	78.7
Income tax expenses	—	—	—	—	—	—	—	—
Share of income (loss) in equity method investments, net	(2.2)	(1.1)	(7.2)	(3.3)	(0.5)	2.4	17.0	2.4

Net income (loss)	(782.9)	(612.9)	(876.3)	33.3	4.8	41.3	573.8	81.1
Net loss attributable to non-controlling interest	—	—	—	6.5	0.9	1.5	22.7	3.1
Deemed dividend	(284.9)	—	(6.7)	—	—	—	—	—

Net income (loss) attributable to ordinary shareholders of the Company	(1,067.8)	(612.9)	(883.0)	39.8	5.7	42.8	596.5	84.2

Net income (loss)	(782.9)	(612.9)	(876.3)	33.3	4.8	41.3	573.8	81.1

Other comprehensive loss, net of tax of nil:
Foreign currency translation adjustments	—	—	325.6	109.5	15.5	6.2	56.8	8.0

Comprehensive income (loss)	(782.9)	(612.9)	(550.7)	142.8	20.3	47.5	630.6	89.1

Comprehensive income attributable to noncontrolling interests	—	—	—	6.3	0.9	1.5	22.7	3.1

Comprehensive income attributable to the Company	(782.9)	(612.9)	(550.7)	149.1	21.2	49.0	653.3	92.2

(1)
DouYu adopted ASU
2014-09,
“Revenue from Contracts with Customers (Topic 606)” and its amendments for the year ended December 31, 2019 with modified retrospective method, and thus the comparative financial information has not been restated.

(2)	For the six months ended June 30, 2019 and 2020, net revenues include related party revenues of RMB96.0 million and RMB7.6 million, respectively.
(3)	Includes share-based compensation of RMB17.6 million, RMB35.4 million and RMB290.8 million (US$41.5 million) in 2017, 2018 and 2019, respectively.

The following table presents a summary of DouYu’s selected consolidated balance sheet data as of December 31, 2016, 2017, 2018 and 2019 and June 30, 2019 and 2020:

	As of December 31,					As of June 30,
	2016	2017	2018	2019		2020
	RMB	RMB	RMB	RMB	US$	RMB	US$
	(in millions)
Summary Combined and Consolidated Balance Sheet Data:
Cash and Cash equivalents, short-term bank deposits, short-term investments and restricted cash (1)	516.8	539.6	5,562.2	8,134.9	1,151.4	8,188.9	1,159.1
Total current assets	675.9	862.9	6,117.0	8,601.7	1,217.5	8,667.3	1,226.8

Total assets	778.9	1,031.6	6,494.9	9,103.7	1,288.5	9,489.5	1,343.2
Deferred revenue	15.0	45.9	112.1	196.0	27.7	182.7	25.9
Accrued expenses and other current liabilities	120.7	208.2	313.5	392.3	55.5	297.5	42.1
Total current liabilities	523.9	871.9	2,863.9	1,794.2	254.0	1,880.4	266.2
Total liabilities	523.9	871.9	2,863.9	1,840.3	260.5	1,958.8	277.3

Total liabilities, convertible redeemable preferred shares and shareholders’ deficit	778.9	1,031.6	6,494.9	9,103.7	1,288.5	9,489.5	1,343.2

(1)
Include reclassifications of RMB1.8 billion, consisting of time deposits of RMB1.7 billion and structured deposits of RMB100 million with maturity within 12 months, from cash and cash equivalents to short-term bank deposits and short-term investments as of June 30, 2020.

To supplement its combined and consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, DouYu uses the following non-GAAP
financial measures to understand and evaluate its core operating performance: adjusted operating income (loss), which is calculated as operating income (loss) adjusted for share-based compensation expenses; adjusted net income (loss), which is calculated as net income (loss) adjusted for shared-based compensation expenses, share of loss (income) in equity method investments, gain (loss) on disposal of investment or subsidiaries and impairment loss on investments; adjusted net income (loss) attributable to DouYu, which is calculated as net income (loss) attributable to DouYu adjusted for share-based compensation expenses, share of loss (income) in equity method investments, gain (loss) on disposal of investment or subsidiaries and impairment loss of investments; and adjusted basic and diluted net income per ordinary shares, which is the non-GAAP
net income (loss) attributable to ordinary shareholders divided by weighted average number of ordinary shares used in the calculation of non-GAAP
basic and diluted net income per ordinary share. The
non-GAAP
financial measures are presented to enhance investors’ overall understanding of DouYu’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of the historical non-GAAP
financial measures to the most directly comparable GAAP financial measures. As non-GAAP
financial measures have material limitations as an analytical metric and may not be calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies. In light of the foregoing limitations, you should not consider non-GAAP
financial measures as a substitute for, or superior to, such metrics prepared in accordance with GAAP. DouYu encourages investors and others to review our financial information in its entirety and not rely on any single financial measure.

The table below sets forth a reconciliation of GAAP and
Non-GAAP
results for the years indicated:

	For the Year Ended December 31,				For the Six Months Ended June 30,
	2017	2018	2019		2019	2020	2020
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in millions, excepts for shares, ADSs, per share and per ADS data)
Income (Loss) from operations	(618.4)	(859.1)	(131.7)	(18.5)	(58.3)	456.5	64.5
Add:
Share-based compensation expenses	17.6	35.4	290.8	41.2	45.1	75.7	10.7

Adjusted operating income (loss)	(600.8)	(823.7)	159.1	22.7	(13.2)	532.2	75.2

Net income (loss)	(612.9)	(876.3)	33.3	4.8	41.3	573.8	81.1
Add:
Share-based compensation expenses	17.6	35.4	290.8	41.2	45.1	75.7	10.7
Share of income (loss) in equity method investments	1.1	7.2	3.3	0.5	(2.4)	(17.0)	(2.4)
Gain (loss) on disposal of investment or subsidiaries	—	—	—	—	—	(23.5)	(3.3)
Impairment loss of investment	—	15.2	19.0	2.7	3.9	10.8	1.5

Adjusted net income (loss)	(594.2)	(818.5)	346.4	49.2	87.9	619.8	87.6

Net income (loss) attributable to DouYu	(612.9)	(883.0)	39.8	5.7	42.8	596.5	84.2
Add:
Share-based compensation expenses	17.6	35.4	290.8	41.2	45.1	75.7	10.7
Gain (loss) on disposal of investment or subsidiaries	—	—	—	—	—	(23.5)	(3.3)
Share of income (loss) in equity method investments	1.1	7.2	3.3	0.5	(2.4)	(17.0)	(2.4)
Impairment loss of investment	—	15.2	19.0	2.7	3.9	10.8	1.5

Adjusted net income (loss) attributable to DouYu	(594.2)	(825.2)	352.9	50.1	89.4	642.5	90.7

Adjusted net income (loss) per ordinary share
Basic	(72.6)	(101.7)	17.58	2.49	7.31	20.18	2.85
Diluted	(72.6)	(101.7)	11.74	1.66	3.20	20.18	2.85
Adjusted net income (loss) per ADS
Basic	—	—	1.76	0.25	—	2.02	0.29
Diluted	—	—	1.17	0.17	—	2.02	0.29
Weighted average number of ordinary shares used in calculating adjusted net income (loss) per ordinary share
Basic	8,188,790	8,115,160	19,254,661	19,254,661	8,063,790	31,838,618	31,838,618
Diluted	8,188,790	8,115,160	31,442,931	31,442,931	27,947,586	31,838,618	31,838,618
Weighted average number of ordinary shares used in calculating adjusted net income (loss) per ADS
Basic	—	—	192,546,612	192,546,612	—	318,386,179	318,386,179
Diluted	—	—	314,429,306	314,429,306	—	318,386,179	318,386,179

HISTORICAL AND PRO FORMA PER SHARE DATA
The following table presents, for the year ended December 31, 2019 and for the six months ended June 30, 2020, selected historical per share and per ADS data of Huya and DouYu, as well as similar information reflecting the combination of Huya, DouYu and Penguin as if the proposed Merger had occurred on the first day of the periods presented and as a result was effective for the periods presented, which we refer to as “pro forma combined” information. The pro forma combined DouYu equivalent per share data presented below is calculated by multiplying the pro-forma
consolidated per share data by the Share Exchange Ratio of 7.30 Huya Class A share and the pro forma combined DouYu equivalent per ADS data is then calculated by multiplying the pro-forma
consolidated per ADS data by the ADS Exchange Ratio of 0.730 Huya ADS.
The pro forma combined information is derived from the unaudited pro forma condensed combined financial information as set forth in “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 115 of this proxy statement/prospectus and is provided for informational purposes only and is not necessarily an indication of the results that would have been achieved had the proposed Merger been completed as of the first day of the periods presented or that may be achieved by the combined company in the future. The December 31, 2019 selected comparative per share and per ADS information of Huya and DouYu set forth below has been derived from the respective audited consolidated financial statements. You should read the information in this section along with the historical consolidated financial statements of Huya and DouYu, respectively, and accompanying notes for the periods referred to above included in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively. The audited historical consolidated financial statements for Huya and DouYu have been prepared in accordance with U.S. GAAP. The June 30, 2020 selected comparative per share and per ADS information of Huya and DouYu set forth below has been derived from the respective unaudited interim condensed consolidation financials statements of Huya and DouYu, which are included elsewhere in this proxy statement/prospectus.

		Year Ended December 31,2019		Six Months Ended June 30,2020
		Per Share	Per ADS	Per Share	Per ADS
Basic income (loss) per share/ADS
Huya historical	US$	0.31	0.31	0.24	0.24
DouYu historical	US$	0.19	0.02	2.65	0.26
Pro forma combined	US$	(0.28)	(0.28)	0.09	0.09
Pro forma combined DouYu equivalent (1)	US$	(2.05)	(0.20)	0.69	0.07

Diluted income (loss) per share/ADS
Huya historical	US$	0.29	0.29	0.23	0.23
DouYu historical	US$	0.18	0.02	2.56	0.26
Pro forma combined	US$	(0.28)	(0.28)	0.09	0.09
Pro forma combined DouYu equivalent	US$	(2.05)	(0.20)	0.66	0.07

Cash Dividends per share/ADS
Huya historical	US$			—	—
DouYu historical	US$			—	—
Pro forma combined	US$			0.57	0.57
Pro forma combined DouYu equivalent	US$			4.17	0.42

Book value per share/ADS (2)
Huya historical	US$			5.97	5.97
DouYu historical	US$			33.39	3.34
Pro forma combined	US$			13.02	13.02
Pro forma combined DouYu equivalent	US$			95.02	9.50

(1)	DouYu equivalent figures are calculated by multiplying the pro forma consolidated per share data by the Share Exchange Ratio of 7.30 and per ADS data by the ADS Exchange Ratio of 0.730 Huya ADS.
(2)	Represents total shareholders’ equity divided by shares or ADSs, as applicable.

SELECTED HISTORICAL FINANCIAL DATA OF PENGUIN
Concurrently with the execution of the Merger Agreement, DouYu entered into a Reassignment Agreement, dated as of October 12, 2020, with Nectarine, pursuant to which, among other things, Nectarine agreed to novate and transfer certain business cooperation agreement and control agreements to DouYu, and Nectarine agreed to cause Shenzhen Tencent Computer Systems Company Limited and Shenzhen Chuanghai Digital Company Limited (“Chuanghai Digital”), and DouYu agreed to cause Wuhan Douyu Culture Network Technology Co., Ltd., a wholly owned Subsidiary of DouYu, to enter into certain other documents, such that upon completion of the transactions contemplated in the Reassignment Agreement, DouYu would beneficially own and take control of Chuanghai Digital, which would own and operate the Penguin Business (as defined under the section entitled “Important Information Regarding DouYu”). The closing of the transactions contemplated under the Reassignment Agreement is conditioned on, and is expected to occur substantially concurrently with, the closing of the Merger. The terms and conditions of the Reassignment Agreement are further described in this proxy statement/prospectus under the section entitled “The Reassignment Agreement”.
Pursuant to SEC Regulation
S-X
Rule
3-05,
DouYu’s acquisition of beneficial ownership and control of the Penguin Business does not require Huya to file financial statements or pro forma financial information with the SEC with respect to the Penguin Business, since none of the significance tests under SEC Regulation
S-X
Rule
3-05
are met at the 20 percent level. However, the Penguin Business’s audited financial statements for the year ended December 31, 2019 and unaudited interim condensed financial statements for the six months ended June 30, 2019 and 2020 are being voluntarily provided in this proxy statement/prospectus. The Penguin Business’s unaudited interim condensed financial statements for the six months ended June 30, 2019 and 2020 include all adjustments, consisting of normal recurring adjustments, that management of the Penguin Business considers necessary for the fair statement of the financial position and results of operations for such periods in accordance with U.S. GAAP. Translations of amounts from RMB into US$ for the convenience of the reader were calculated at the noon buying rate of RMB7.0651 to US$1.00 on June 30, 2020 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2019		2019	2020
	RMB	US$	RMB	RMB	US$
	(in thousands)
Selected Statement of Comprehensive Loss:
Revenues:
Live streaming (1)	1,110,606	157,196	509,644	439,122	62,154
Online games distribution (1)	51,763	7,327	32,756	14,786	2,093
Online advertising (1)	31,216	4,418	12,926	7,975	1,129
Cost of revenues:
Cost of revenues (1)	(1,430,524)	(202,478)	(661,244)	(633,757)	(89,702)

Gross loss	(236,939)	(33,537)	(105,918)	(171,874)	(24,327)
Research and development expenses (1)	(8,833)	(1,250)	(4,234)	(4,840)	(685)
Sales and marketing expenses (1)	(45,006)	(6,370)	(18,523)	(23,063)	(3,264)
General and administrative expenses (1)	(19,617)	(2,777)	(8,949)	(10,977)	(1,554)

Loss before income tax	(310,395)	(43,934)	(137,624)	(210,754)	(29,830)
Income tax expenses	—	—	—	—	—

Net loss	(310,395)	(43,934)	(137,624)	(210,754)	(29,830)

Net loss attributable to owner of Penguine Business	(310,395)	(43,934)	(137,624)	(210,754)	(29,830)

Other comprehensive loss, net of tax	—	—	—	—	—

Total comprehensive loss	(310,395)	(43,934)	(137,624)	(210,754)	(29,830)

Note:
(4)
Included transnsactions with related parties in revenues, cost of revenues, research and development expenses, sales and marketing expenses and general and administrative expenses for the periods as follows:

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2019		2019	2020
	RMB	US$	RMB	RMB	US$
	(in thousands)
Revenues:
Live streaming	28,258	4,000	—	2,642	374
Online games distribution	51,677	7,314	32,672	14,786	2,093
Online advertising	8,742	1,237	2,030	1,114	158
Cost of revenues:

Cost of revenues	(468,540)	(66,318)	(220,138)	(233,139)	(32,999)

Research and development expenses	(179)	(25)	(161)	(1)	(0)
Sales and marketing expenses	(11,739)	(1,662)	(1,190)	(13,338)	(1,888)
General and administrative expenses	(17,122)	(2,423)	(7,956)	(10,138)	(1,435)
The following table sets forth the selected historical balance sheet data of Penguin as of December 31, 2019 and June 30, 2020.

	As of December 31,		As of June 30,
	2019		2020
	RMB	US$	RMB	US$
	(in thousands)
Selected Balance Sheet Data:
Assets
Current assets:
Accounts receivable, net	2,380	337	1,852	262
Prepayments	1,389	197	830	117

Total current assets	3,769	533	2,682	380

Non-current assets:
Equipment, net	1,253	177	1,269	180

Total non-current assets	1,253	177	1,269	180

Total assets	5,022	711	3,951	559

Liabilities
Current liabilities:
Accounts payable	122,645	17,359	136,794	19,362
Accrued liabilities and other current liabilities	35,879	5,078	20,243	2,865
Amounts due to related parties	61,022	8,637	111,364	15,763
Contract liabilities	27,690	3,919	23,836	3,374

Total current liabilities	247,236	34,994	292,237	41,363

Total liabilities	247,236	34,994	292,237	41,363

Equity:
Invested capital	(242,214)	(34,283)	(288,286)	(40,804)

Total equity	(242,214)	(34,283)	(288,286)	(40,804)

Total liabilities and equity	5,022	711	3,951	559

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Pursuant to the Merger Agreement, Huya will acquire all the outstanding DouYu shares, including DouYu shares represented by DouYu ADS, through a stock-for-stock
merger. For a more detailed description of the Merger Agreement, please see “The Merger Agreement and Plan of Merger”. Concurrently with the execution of the Merger Agreement, DouYu and Nectarine entered into the Reassignment Agreement, pursuant to which Nectarine will assign its interests in Penguin Business to DouYu and deepen its business cooperation with DouYu in order to integrate the Penguin Business with the business of the combined Huya and DouYu upon the Merger, for a total consideration of US$500.0 million. For a more detailed description of the Reassignment Agreement and the Reassignment, please see “The Reassignment Agreement”. The closing of the Reassignment and the Merger will take place substantially concurrently with each other. The accompanying unaudited pro forma condensed combined balance sheet (the “Pro Forma Balance Sheet”) as of June 30, 2020 combines the historical consolidated balance sheets of Huya, DouYu and Penguin, giving effect to the Merger as if it had been completed on June 30, 2020. The accompanying unaudited pro forma condensed combined statements of comprehensive income (loss) (the “Pro Forma Statements of Comprehensive Income (Loss)”) for the six months ended June 30, 2020 and the year ended December 31, 2019 combine the historical consolidated statements of comprehensive income (loss) of Huya, DouYu and Penguin, giving effect to the Merger as if it had been completed on January 1, 2019. The Penguin Business’s carve out financial information is voluntarily presented since none of the significance tests under SEC Regulation S-X Rule 3-05 are met at the 20 percent level, containing a variety of adjustments, assumptions and preliminary estimates and such presentation may not necessarily reflect the results of Penguin Business’s financial position, results of operating activities or cash flows had it actually existed on a stand-alone basis during the year/period presented or for future periods. Disclosures related to the adjustments, assumptions and estimates applied in the preparation of Penguin Business’s carve out financial information have been included in Note 2.1 to audited financial statements of Penguin for the year ended December 31, 2019 and Note 2.1 to unaudited interim condensed financial statements of Penguin for the six months ended June 30, 2019 and 2020, respectively, which are included elsewhere in this proxy statement/prospectus.
As for Penguin Business assigned by Tencent Holdings via Nectarine, given that Huya became a consolidated subsidiary of Tencent Holdings in April 2020 and Tencent Holdings will remain as the parent company of Huya after the closing of the Merger, the assets and liabilities of the Penguin Business assigned to Huya through the Reassignment to DouYu will be accounted for at historical cost in accordance with the guidance in Transactions Between Entities Under Common Control Subsections of ASC
805-50
and Huya’s financials will be recast to include the results of Penguin for the periods where they were under common control. While for the acquisition of DouYu by Huya, it will be accounted for using the acquisition method. Accordingly, the accompanying unaudited pro forma condensed combined financial statements (the “Statements”) and related notes were prepared using the respective aforementioned methods.
When applying the acquisition method in the acquisition of DouYu, the purchase consideration to be paid has been preliminarily allocated to the assets acquired and liabilities assumed of DouYu based upon their estimated fair values as of June 30, 2020 after taking into account the unaudited pro forma adjustments in cash and cash equivalents reflecting (i) a cash dividend in an aggregate amount of US$60.0 million (equivalent to RMB424.8 million translated at exchange rate as of June 30, 2020) to be paid by DouYu to its then shareholders on or around the date of the closing of the Merger, (ii) a cash consideration of US$500.0 million (equivalent to RMB3,539.8 million translated at exchange rate as of June 30, 2020) to be paid by DouYu to Nectarine in order to integrate Penguin with the business of the combined Huya and DouYu upon the Merger, and (iii) estimated merger transaction costs amounted to RMB41.6 million to be paid by DouYu for the Merger. Any amount of the purchase consideration that is in excess of the estimated fair values of the assets acquired and liabilities assumed will be recorded as goodwill in Huya’s balance sheet upon the completion of the Merger. As of the date of this registration statement, Huya has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the DouYu assets to be acquired and the liabilities to be assumed and the related allocation of purchase price, nor has it identified all adjustments necessary to conform DouYu’s accounting policies to Huya’s accounting policies. An independent valuation firm has assisted Huya management in assessing the fair value of certain intangible assets and fixed assets of DouYu. A final determination of the fair value of DouYu’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of DouYu that exist as of the date of completion of the Merger and, therefore, cannot be made prior to that date. Additionally, the purchase consideration to be paid by Huya to complete the Merger will be determined based on the trading price of Huya ADSs at the time of the completion of the Merger. Accordingly, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the Statements presented below. Huya estimated the fair value of DouYu’s assets and liabilities based on discussions with DouYu’s management, due diligence review in connection with the Merger, and information available to Huya in public filings. Until the Merger is completed, both companies are limited in their ability to share information with each other. Upon completion of the Merger, valuation work will be performed. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of comprehensive income until the purchase price allocation is finalized. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the Statements.
Huya expects to incur significant costs and achieve significant operational and financial synergies in connection with integrating the operations of Huya and DouYu. The Statements do not reflect the costs of any integration activities or benefits that may result from realization of future operational and financial synergies expected to result from the Merger. The Statements and related notes are being provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated balance sheet of Huya would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of Huya’s future consolidated results of operations or consolidated balance sheet. The Statements are based upon currently available information and estimates and assumptions that Huya’s management believe are reasonable as of the date of this proxy statement/prospectus. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the Closing Date.

Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Loss)

	For the six months ended June 30, 2020
	Historical Huya RMB (1)	Historical DouYu RMB	Historical Penguin RMB	Pro Forma Adjustments RMB	Note		Pro Forma Combined RMB	Pro Forma Combined US$ (2)
	(in thousands, except share and per share amounts)
Net revenues	5,109,192	4,786,187	461,883	1,589	(a	)	10,358,851	1,466,200
Cost of revenues	(4,059,364)	(3,777,451)	(633,757)	(63,862)	(b	)	(8,534,434)	(1,207,971)

Gross profit (loss)	1,049,828	1,008,736	(171,874)	(62,273)			1,824,417	258,229

Research and development expenses	(335,914)	(187,808)	(4,840)	(89,880)	(c	)	(618,442)	(87,535)
Sales and marketing expenses	(221,056)	(249,414)	(23,063)	(196,773)	(d	)	(690,306)	(97,706)
General and administrative expenses	(230,212)	(164,050)	(10,977)	(186,113)	(e	)	(591,352)	(83,700)

Total operating expenses	(787,182)	(601,272)	(38,880)	(472,766)			(1,900,100)	(268,941)

Other income	52,037	49,032	—	—			101,069	14,305

Operating income (loss)	314,683	456,496	(210,754)	(535,039)			25,386	3,593

Interest and short-term investments income	163,454	95,150	—	—			258,604	36,603
Gain on fair value change of an investment	2,160	—	—	—			2,160	306
Other non-operating expenses	(10,010)	(18,400)	—	—			(28,410)	(4,021)
Gain on disposal of investment or subsidiaries	—	23,526	—	—			23,526	3,330
Foreign currency exchange losses, net	(2,400)	—	—	—			(2,400)	(340)

Income (Loss) before income tax (expenses) benefits	467,887	556,772	(210,754)	(535,039)			278,866	39,471
Income tax (expenses) benefits	(88,842)	—	—	75,519	(f	)	(13,323)	(1,886)

Income (Loss) before share of (loss) income in equity method investments, net of income taxes	379,045	556,772	(210,754)	(459,520)			265,543	37,585

Share of (loss) income in equity method investments, net of income taxes	(1,061)	17,024	—	—			15,963	2,259

Net income (loss)	377,984	573,796	(210,754)	(459,520)			281,506	39,844

Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Loss) (Continued)

	For the six months ended June 30, 2020
	Historical Huya RMB (1)	Historical DouYu RMB	Historical Penguin RMB	Pro Forma Adjustments RMB	Note		Pro Forma Combined RMB	Pro Forma Combined US$ (2)
	(in thousands, except share and per share amounts)
Net income (loss)	377,984	573,796	(210,754)	(459,520)			281,506	39,844
Less: Net loss attributable to noncontrolling interest	—	(22,699)	—	—			(22,699)	(3,213)

Net income (loss) attributable to ordinary shareholders	377,984	596,495	(210,754)	(459,520)			304,205	43,057

Net income per ordinary share
—Basic	1.71	18.73	—	—			0.67	0.09
—Diluted	1.60	18.12	—	—			0.64	0.09

Net income per ADS
—Basic	1.71	1.87	—	—			0.67	0.09
—Diluted	1.60	1.81	—	—			0.64	0.09

Weighted average number of ordinary shares used in calculating net income per ordinary share
—Basic	220,766,682	31,838,618	—	201,187,506	(g	)	453,792,806	453,792,806
—Diluted	236,183,381	32,920,090	—	—			475,852,272	475,852,272

Weighted average number of ADS used in calculating net income per ADS
—Basic	220,766,682	318,386,179	—	—			453,792,806	453,792,806
—Diluted	236,183,381	329,200,897	—	—			475,852,272	475,852,272

(1)
On November 10, 2020, Huya issued its unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 and 2019. Based on Huya’s evaluation on subsequent events during the period from the date of Huya’s announcement of its unaudited financial results for the second quarter ended June 30, 2020, which was August 11, 2020, to November 10, 2020, Huya identified that there was a recognized subsequent event existing during the period, that provided additional evidence for Huya’s estimation on the financial impact incurred from one legal proceeding that was filed in August 2018 by a game publisher against Huya’s self-developed mobile game. Accordingly, pursuant to ASC 855-10-25-1, Huya recorded an estimated loss contingency of RMB20.0 million to reflect the recognized subsequent event in its unaudited interim condensed consolidated financial statements as of June 30, 2020 and for the six months ended June 30, 2020.

(2)
The reporting currency of the combined company is Renminbi, but for the convenience of the reader, the amounts presented throughout the Statements are in US dollars. Unless otherwise noted, all conversions from RMB to US$ are made at a rate of RMB7.0651 to US$1.00 on June 30, 2020 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Loss) (Continued)

	For the Year Ended December 31, 2019
	Historical Huya RMB	Historical DouYu RMB	Historical Penguin RMB	Pro Forma Adjustments RMB	Note		Pro Forma Combined RMB	Pro Forma Combined US$ (3)
	(in thousands, except share and per share amounts)
Net revenues	8,374,501	7,283,230	1,193,585	9,063	(a	)	16,860,379	2,386,432
Cost of revenues	(6,892,579)	(6,087,073)	(1,430,524)	(133,609)	(b	)	(14,543,785)	(2,058,539)

Gross profit (loss)	1,481,922	1,196,157	(236,939)	(124,546)			2,316,594	327,893

Research and development expenses	(508,714)	(383,887)	(8,833)	(205,121)	(c	)	(1,106,555)	(156,623)
Sales and marketing expenses	(438,396)	(598,695)	(45,006)	(426,715)	(d	)	(1,508,812)	(213,558)
General and administrative expenses	(352,824)	(446,143)	(19,617)	(480,098)	(e	)	(1,298,682)	(183,817)

Total operating expenses	(1,299,934)	(1,428,725)	(73,456)	(1,111,934)			(3,914,049)	(553,998)

Other income	79,390	100,898	—	—			180,288	25,518

Operating income (loss)	261,378	(131,670)	(310,395)	(1,236,480)			(1,417,167)	(200,587)

Interest and short-term investments income	304,491	159,097	—	—			463,588	65,617
Other non-operating expenses	—	(22,882)	—	—			(22,882)	(3,239)
Foreign currency exchange gains, net	1,157	32,045	—	—			33,202	4,699

Income (Loss) before income tax (expenses) benefits	567,026	36,590	(310,395)	(1,236,480)			(943,259)	(133,510)
Income tax (expenses) benefits	(96,078)	—	—	151,037	(f	)	54,959	7,779

Income (Loss) before share of loss in equity method investments, net of income taxes	470,948	36,590	(310,395)	(1,085,443)			(888,300)	(125,731)

Share of loss in equity method investments, net of income taxes	(2,775)	(3,242)	—	—			(6,017)	(852)

Net income (loss)	468,173	33,348	(310,395)	(1,085,443)			(894,317)	(126,583)

Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Continued)

	For the Year Ended December 31, 2019
	Historical Huya RMB	Historical DouYu RMB	Historical Penguin RMB	Pro Forma Adjustments RMB	Note		Pro Forma Combined RMB	Pro Forma Combined US$ (3)
	(in thousands, except share and per share amounts)
Net income (loss)	468,173	33,348	(310,395)	(1,085,443)			(894,317)	(126,583)
Less: Net loss attributable to noncontrolling interest	—	(6,405)	—	—			(6,405)	(907)

Net income (loss) attributable to ordinary shareholders	468,173	39,753	(310,395)	(1,085,443)			(887,912)	(125,676)

Net income (loss) per ordinary share
—Basic	2.18	1.32	—	—			(1.98)	(0.28)
—Diluted	2.02	1.26	—	—			(1.98)	(0.28)

Net income (loss) per ADS
—Basic	2.18	0.13	—	—			(1.98)	(0.28)
—Diluted	2.02	0.13	—	—			(1.98)	(0.28)

Weighted average number of ordinary shares used in calculating net income (loss) per ordinary share
—Basic	214,811,862	19,254,661	—	213,771,463	(g	)	447,837,986	447,837,986
—Diluted	232,024,961	31,442,931	—	—			447,837,986	447,837,986

Weighted average number of ADS used in calculating net income (loss) per ADS
—Basic	214,811,862	192,546,612	—	—			447,837,986	447,837,986
—Diluted	232,024,961	314,429,306	—	—			447,837,986	447,837,986

(3)
Translations of amounts from RMB into US$ for the convenience of the reader were calculated at the noon buying rate of US$1.00 = RMB7.0651 on June 30, 2020 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of June 30, 2020
	Historical Huya RMB (1)	Historical DouYu RMB	Historical Penguin RMB	Pro Forma Adjustments RMB	Note		Pro Forma Combined RMB	Pro Forma Combined US$ (2)
	(in thousands)
Assets
Current assets
Cash and cash equivalents, short-term deposits and short-term investments	10,745,121	8,178,190	—	(5,450,480)	(h	)	13,472,831	1,906,955
Restricted cash	6,175	10,703	—	—			16,878	2,389
Accounts receivable, prepayments and other current assets	471,975	437,878	2,682	—			912,535	129,161
Amounts due from related parties	52,415	40,533	—	—			92,948	13,156

Total current assets	11,275,686	8,667,304	2,682	(5,450,480)			14,495,192	2,051,661

Non-current assets
Deferred tax assets	99,182	—	—	—			99,182	14,038
Investments	430,551	481,671	—	—			912,222	129,117
Goodwill	—	14,032	—	28,337,268	(j	)	28,351,300	4,012,866
Right-of-use assets, net	90,919	85,516	—	—			176,435	24,973
Property and equipment, Intangible assets and other non-current assets	281,318	240,945	1,269	3,195,000	(i	)	3,718,532	526,324

Total non-current assets	901,970	822,164	1,269	31,532,268			33,257,671	4,707,318

Total assets	12,177,656	9,489,468	3,951	26,081,788			47,752,863	6,758,979

Liabilities and shareholders’ equity
Current liabilities
Advances from customers and deferred revenue	560,789	195,933	23,836	—			780,558	110,481
Income taxes payable	83,223	—	—	—			83,223	11,780
Accounts payable, Accrued liabilities and other current liabilities	1,597,635	1,376,038	157,037	—			3,130,710	443,123
Amounts due to related parties	238,495	263,966	111,364	—			613,825	86,881
Lease liabilities due within one year	31,961	44,485	—	—			76,446	10,820

Total current liabilities	2,512,103	1,880,422	292,237	—			4,684,762	663,085

Unaudited Pro Forma Condensed Combined Balance Sheet (Continued)

	As of June 30, 2020
	Historical Huya RMB (1)	Historical DouYu RMB	Historical Penguin RMB	Pro Forma Adjustments RMB	Note		Pro Forma Combined RMB	Pro Forma Combined US$ (2)
	(in thousands)
Non-current liabilities
Lease liabilities	58,837	38,276	—	—			97,113	13,746
Deferred tax liabilities	540	—	—	798,750	(k	)	799,290	113,132
Deferred revenue	196,990	40,074	—	—			237,064	33,554

Total non-current liabilities	256,367	78,350	—	798,750			1,133,467	160,432

Total liabilities	2,768,470	1,958,772	292,237	798,750			5,818,229	823,517

Total shareholders’ equity (deficit)	9,409,186	7,530,696	(288,286)	25,283,038	(l	)	41,934,634	5,935,462

Total liabilities and shareholders’ equity	12,177,656	9,489,468	3,951	26,081,788			47,752,863	6,758,979

(1)
On November 10, 2020, Huya issued its unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 and 2019. Based on Huya’s evaluation on subsequent events during the period from the date of Huya’s announcement of its unaudited financial results for the second quarter ended June 30, 2020, which was August 11, 2020, to November 10, 2020, Huya identified that there was a recognized subsequent event existing during the period, that provided additional evidence for Huya’s estimation on the financial impact incurred from one legal proceeding that was filed in August 2018 by a game publisher against Huya’s self-developed mobile game. Accordingly, pursuant to ASC 855-10-25-1, Huya recorded an estimated loss contingency of RMB20.0 million to reflect the recognized subsequent event in its unaudited interim condensed consolidated financial statements as of June 30, 2020 and for the six months ended June 30, 2020.

(2)
The reporting currency of the combined company is Renminbi, but for the convenience of the reader, the amounts presented throughout the Statements are in US dollars. Unless otherwise noted, all conversions from RMB to US$ are made at a rate of RMB7.0651 to US$1.00 on June 30, 2020 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1. Description of The Transaction
On October 12, 2020, Huya and DouYu signed the Merger Agreement, pursuant to which Huya will acquire 100% of the outstanding shares of DouYu in a 100%
stock-for-stock
transaction. Concurrently with the execution of the Merger Agreement, DouYu will acquire the business of Penguin from Nectarine at a total consideration of US$500.0 million in order to integrate business of Penguin with the business of the combined Huya and DouYu upon the Merger. Under the terms of the Merger Agreement, each DouYu ordinary share issued and outstanding immediately prior to the effective time of the Merger will be canceled in exchange for the right to receive 7.30 Huya Class A ordinary shares, and each DouYu ADS will be surrendered in exchange for the right to receive 0.730 Huya ADS, which will result in Huya shareholders and ADS holders owning approximately 50% of Huya upon completion of the Merger and DouYu shareholders and ADS holders owning approximately 50%.
Note 2. Basis of Pro Forma Presentation
The Statements have been derived from the historical consolidated financial statements of Huya, DouYu and Penguin. Certain financial statement line items included in DouYu’s historical presentation have been disaggregated or condensed to conform to corresponding financial statement line items included in Huya’s historical presentation, such as the presentation of other taxes and surcharges.
Additionally, based on Huya’s review of DouYu and Penguin’s publicly disclosed summary of significant accounting policies and preliminary discussions with DouYu and Penguin’s management, the nature and amount of any adjustments to the historical financial statements of DouYu and Penguin to conform its accounting policies to those of Huya are not expected to be material. Prior to and following the completion of the Merger, further review of DouYu and Penguin’s accounting policies and financial statements may result in revisions to DouYu and Penguin’s policies and classifications to conform to those of Huya, which could have a material impact on Huya’s actual future financial condition and results of operations as compared to the Pro Forma Balance Sheet and Pro Forma Statement of Comprehensive Income (Loss) included in this registration statement.
The Merger is reflected in the Statements as follows,

(i)	The acquisition of DouYu by Huya is accounted for using the acquisition method. Details of the estimated purchase consideration and purchase price allocation are discussed in Note 3.

(ii)
With respect to the assignment of Penguin Business from Tencent group to DouYu, given that Huya becomes a consolidated subsidiary of Tencent in April 2020 and Tencent will remain as the parent company of Huya after the closing of the Merger, the assets and liabilities of Penguin assigned to Huya through its assignment to DouYu will be accounted for at historical cost in accordance with the guidance in Transactions Between Entities Under Common Control Subsections of ASC
805-50.

Note 3. Estimate of Consideration Expected to Be Transferred
Pursuant to the Merger Agreement, each DouYu ordinary share issued and outstanding immediately prior to the effective time of the Merger will be cancelled in exchange for the right to receive 7.30 Huya Class A ordinary shares, and each DouYu ADS will be surrendered in exchange for the right to receive 0.730 Huya ADS. Based on a Huya ADS price of US$22.40, the closing price of the Huya ADSs on the NYSE on October 30, 2020 (the most recent practicable date), and the number of DouYu’s outstanding shares at June 30, 2020, Huya would issue approximately 233.0 million Huya Class A ordinary shares and accordingly the total value of the merger consideration to be delivered to all DouYu shareholders and ADS holders in the Merger would have been approximately US$5.2 billion (equivalent to RMB37.0 billion translated at exchange rate as of June 30, 2020). Changes in Huya ADS price, or the number of DouYu shares at the closing of the Merger could result in material differences in the purchase consideration and, thus, the purchase price and related purchase price allocation.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)
Note 3. Estimate of Consideration Expected to Be Transferred (Continued)

The following is a preliminary estimate of the total value of the merger consideration to be delivered to all DouYu shareholders and ADS holders in the Merger with RMB amounts translated at exchange rate as of June 30, 2020 from US$ amounts:

RMB
(In thousands)

To DouYu shareholders*	36,953,469
To holders of outstanding DouYu restricted share units**	844,367

Total estimated purchase consideration for acquisition of DouYu	37,797,836

*	The estimated fair value of Huya shares issued to DouYu shareholders is based on the closing price of US$22.40 of Huya ADS on the NYSE on October 30, 2020.
**
As part of the merger, Huya will issue replacement restricted share units (“RSU”) to the pre-existing RSU holders of DouYu. These RSU have a preliminarily estimated fair value of RMB2,409.2 million, RMB844.4 million of which is attributable to pre-combination services and included as a component of the consideration to be transferred in the Merger.

The above estimate does not purport to represent the actual value of the total purchase consideration that will be received by DouYu’s shareholders and ADS holders when the Merger is completed. In accordance with U.S. GAAP, the fair value of equity securities issued as part of the merger consideration will be measured on the acquisition date of the Merger at the then-current market price.
This requirement will likely result in a per ADS value component different from the US$22.40 assumed in these Statements and that difference may be material. For example, an increase or decrease of 10% in the price of Huya ADS on the effective date of the Merger from the price of Huya ADSs assumed in the Statements would increase or decrease the value of the purchase consideration by approximately RMB3,779.8 million, which would be reflected in the Statements as an equivalent increase or decrease to goodwill.
Concurrently with the execution of the Merger Agreement, DouYu and Nectarine entered into the Reassignment Agreement, pursuant to which Nectarine will assign its interests in Penguin Business to DouYu and deepen its business cooperation with DouYu in order to integrate the Penguin Business with the business of the combined Huya and DouYu upon the Merger, for a total consideration of US$500.0 million (equivalent to RMB3,539.8 million translated at exchange rate as of June 30, 2020).

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)
Note 3. Estimate of Consideration Expected to Be Transferred (Continued)

The preliminary allocation of the estimated purchase price for the acquisition of DouYu is as follows:

RMB
(In thousands)
Total Estimated fair value of consideration transferred for acquisition of DouYu by issuance of Huya’s ordinary shares	37,797,836

Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash and cash equivalents, short-term deposits and short-term investments (1)	7,711,812
Investments	481,671
Accounts payable, accrued liabilities and other current liabilities	(1,376,038)
Newly identifiable intangible assets acquired	3,195,000
- Trademark	1,600,000
- Technology	460,000
- User base	450,000
- Contracts with streamers	685,000
Deferred tax liabilities	(798,750)
Other net assets	246,873

Total identifiable net assets	5,920,818

Goodwill	28,337,268

(1)
Cash and cash equivalents, short-term deposits and short-term investments acquired from DouYu in the above table include the unaudited pro forma adjustments reflecting (i) a cash dividend in an aggregate amount of US$60.0 million (equivalent to RMB424.8 million translated at exchange rate as of June 30, 2020) to be paid by DouYu to its then shareholders on or around the date of the closing of the Merger and (ii) estimated merger transaction costs amounted to RMB41.6 million to be paid by DouYu for the Merger, but exclude the pro forma adjustment reflecting a cash consideration of US$500.0 million (equivalent to RMB3,539.8 million translated at exchange rate as of June 30, 2020) to be paid by DouYu to Nectarine in order to integrate Penguin with the business of the combined Huya and DouYu upon the Merger.

No assurance can be provided as to the actual purchase price to be paid by Huya, the fair value of the assets to be acquired or the liabilities to be assumed in the Merger, or as to the final allocations of the purchase price. Any differences from those presented in the Statements could be material.
Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income
(a)  Net revenues
The historical net revenues of DouYu for the six months ended June 30, 2020 and for the year ended December 31, 2019 were recorded net of other taxes and surcharges, and accordingly the adjustment of RMB1.6 million and RMB9.1 million were to record DouYu’s other taxes and surcharges in net revenues and cost of revenues to conform to Huya’s presentation, respectively.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)
Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income (Continued)

(b)  Cost of revenues
Adjustments to cost of revenues for the six months ended June 30, 2020 and for the year ended December 31, 2019:

	For the six months ended June 30, 2020	For the year ended December 31, 2019
	(In RMB thousands)
To adjust amortization expense for newly identified intangible assets (1)	62,273	124,546
To reclassify other taxes and surcharges to cost of revenues (Note 4(a))	1,589	9,063

	63,862	133,609

(1)	Amortization of the newly identified intangible assets as detailed in Note 3 is computed using the straight-line method over their estimated useful lives, which are as follows:

Estimated useful lives

Trademark	10.5 years
Technology	4.5 years
User base	2 years
Contracts with streamers	5.5 years
(c)  Research and development expenses
Adjustments to research and development expenses for the six months ended June 30, 2020 and for the year ended December 31, 2019:

	For the six months ended June 30, 2020	For the year ended December 31, 2019
	(In RMB thousands)
To adjust amortization expense for newly identified intangible assets (Note 4(b)(1))	51,111	102,222
To adjust share-based compensation expense of assumed DouYu restricted share units (1)	38,769	102,899

	89,880	205,121

(1)
Pursuant to the Merger Agreement, Huya’s replacement awards have the same terms and conditions as DouYu’s restricted share units awards, which is to vest by equal installment for 36 months upon DouYu’s IPO completed on July 17, 2019, accordingly in accordance with ASC
805-30-55-10,
the fair value of the replacement awards to be attributed to postcombination vesting, giving effect to the Merger as if it had been completed on January 1, 2019, is then calculated by subtracting the portion attributable to precombination vesting from the total estimated fair value of the replacement awards based on the closing price of US$22.40 of Huya ADS on the NYSE on October 30, 2020. The portion of the replacement awards attributable to precombination vesting is the fair value of the acquiree awards multiplied by the ratio of the precombination

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)
Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income (Continued)

DouYu’s employee’s requisite service period completed prior to January 1, 2019 to the original requisite service period of the DouYu’s restricted share units awards.
The attribution of postcombination compensation cost for Huya’s replacement awards in the Pro Forma Statements of Comprehensive Income (Loss) based on Huya’s attribution policy, which is graded-vesting approach.
(d)  Sales and marketing expenses
Adjustments to sales and marketing expenses for the six months ended June 30, 2020 and for the year ended December 31, 2019:

	For the six months ended June 30, 2020	For the year ended December 31, 2019
	(In RMB thousands)
To adjust amortization expense for newly identified intangible assets (Note 4(b)(1))	188,690	377,381
To adjust share-based compensation expense of assumed DouYu restricted share units (Note 4(c)(1))	8,083	49,334

	196,773	426,715

(e) General and administrative expenses
Adjustments to general and administrative expenses related to share-based compensation expense of assumed DouYu restricted share units (Note 4(c)(1)) for the six months ended June 30, 2020 and for the year ended December 31, 2019 amounted to RMB186.1 million and RMB480.1 million, respectively.
(f)  Income tax benefits
Adjustments to income tax related to the movement of deferred tax liabilities incurred from newly identified intangible assets calculated based on DouYu’ statutory tax rate of 25% for the six months ended June 30, 2020 and for the year ended December 31, 2019 amounted to RMB75.5 million and RMB151.0 million, respectively.
(g)  Shares outstanding
The unaudited pro forma adjustment reflects the issuance of approximately 233.0 million Huya Class A shares at the effective time of the Merger. The unaudited pro forma weighted average number of basic shares outstanding is calculated by adding Huya’s weighted average number of basic shares outstanding for the period and the number of Huya shares expected to be issued to DouYu shareholders of approximately 233.0 million in the Merger. The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding Huya’s weighted average number of diluted shares outstanding for the period and the number of Huya Class A shares expected to be issued in the Merger. Each outstanding restricted share units to acquire DouYu shares issued under any of DouYu’s share incentive plans, whether or not then vested, will be canceled and terminated at the effective time of the Merger in exchange for the right receive 7.30 Huya Class A shares.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)
Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
(h)  Cash and cash equivalents
Adjustments to cash and cash equivalents as of June 30, 2020:

As of June 30, 2020
(In RMB thousands)
Estimated merger transaction costs to be paid by the combined company	70,060
Cash dividend to be paid by Huya in the Merger amounted to US$200.0 million (equivalent to RMB1,415.9 million translated at exchange rate as of June 30, 2020)	1,415,900
Cash dividend to be paid by DouYu in the Merger amounted to US$60.0 million (equivalent to RMB424.8 million translated at exchange rate as of June 30, 2020)	424,770
Cash consideration to be paid by DouYu in order to integrate Penguin with the business of the combined Huya and DouYu	3,539,750

5,450,480

(i)  Intangible assets
The unaudited pro forma adjustment amount of RMB3,195.0 million represents the newly identified and the step-up
to the preliminary estimated fair value of DouYu’s identifiable intangible assets as of June 30, 2020. The newly identified intangible assets primarily consist of trademark of RMB1,600.0 million, technology of RMB460.0 million, user base of RMB450.0 million and contracts with streamers of RMB685.0 million. The estimated fair value of the amortizable intangible assets is expected to be amortized on a straight-line basis over estimated useful lives that generally range from 2 to 10.5 years as detailed in Note 4(b)(1), subject to the finalization of the purchase price allocation.
(j)  Goodwill
Goodwill reflects the preliminary estimate of the excess of the purchase price to be paid by Huya over the fair value of DouYu’s identifiable assets to be acquired and liabilities to be assumed in the Merger (Note 3).

(k) Deferred	tax liabilities
The unaudited pro forma adjustment reflects the change in net deferred income taxes arising from fair value adjustments to DouYu’s assets to be acquired and liabilities to be assumed by Huya in the Merger. Deferred tax liabilities are not recognized for the then goodwill as it’s nontax-deductible. Deferred income taxes arising from the estimated fair value adjustments related to DouYu’s identifiable intangible assets have been calculated based on DouYu’ statutory tax rate of 25%.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)
Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet (Continued)

(l) Shareholders’	equity
Adjustments to shareholders’ equity as of June 30, 2020:

As of June 30, 2020
(In RMB thousands)
Estimated purchase consideration for acquisition of DouYu with elimination of DouYu’s pro forma shareholders’ equity as of June 30, 2020	30,733,518
Estimated merger transaction costs to be paid by the combined company	(70,060)
Cash dividend to be paid by Huya in the Merger	(1,415,900)
Cash dividend to be paid by DouYu in the Merger	(424,770)
Cash consideration to be paid by DouYu in order to integrate Penguin with the business of the combined Huya and DouYu	(3,539,750)

25,283,038

Furthermore, the unaudited pro forma adjustment reflects a
non-recurring
item relating to the replacement of restricted share units to purchase DouYu ordinary shares with rights to purchase Huya Class A shares. According to Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), to determine the portion of a replacement award that is part of the consideration transferred for the acquiree, the acquirer shall measure both the replacement awards granted by the acquirer and the acquiree awards as of the acquisition date in accordance with ASC 718, Compensation—Stock Compensation. The portion of the fair-value-based measure of the replacement award that is part of the consideration transferred in exchange for the acquiree equals the portion of the acquiree award that is attributable to pre-combination
service. Therefore, any difference between Huya’s issued replacement award and DouYu’s award attributable to pre-combination
service is charged to Huya’s post-combination financial statements on the date of replacement, or the acquisition date. The net impact of the adjustment is nil on the unaudited pro forma balance sheet.
Note 5. Restructuring Costs Related to Post-Merger Activities
As part of combining the two companies, Huya expects to incur restructuring costs during the year commencing with the closing of the Merger. The restructuring costs will be primarily comprised of costs associated with canceling or reducing DouYu’s existing purchase commitments, equipment and services. The Statements do not reflect adjustments related to these restructuring costs as the management of Huya and DouYu are not able to estimate the amount of these costs at this time. Certain liabilities associated with these restructuring activities may be recognized in the purchase price allocation upon completion of the Merger in accordance with ASC 805, which specifies that an acquirer would recognize a liability for restructuring or exit activities associated with the target company in a business combination only if the recognition criteria in ASC 420, Exit or Disposal Cost Obligations, are met by the acquirer at the acquisition date.

THE EXTRAORDINARY GENERAL MEETING OF DOUYU SHAREHOLDERS
Date, Time and Place
DouYu will hold the EGM on                , 2021, beginning at                (local time) at 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China.
Matters to be Considered at the EGM
The purposes of the EGM of DouYu shareholders are:

1.	to authorize, approve and adopt the Merger Agreement and the Plan of Merger and any and all transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger; and

2.
in the event that there are insufficient proxies received at the time of the EGM to authorize, approve and adopt the Merger Agreement and the Plan of Merger, to approve a proposal to instruct the chairman of the EGM to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.

Recommendation of DouYu’s Board of Directors
Item 1
Authorization, approval and adoption of the Merger Agreement.
Proposal
Based in part on the unanimous recommendation of the DouYu Special Committee, the DouYu board of directors (the ”DouYu Board”), by actions taken without the participation of four directors who either recused themselves or were not present at the meeting (Mr. Shaojie Chen and Mr. Wenming Zhang, who recused themselves because of the conflicts of interest, Mr. Haiyang Yu, who recused himself because of his current employment with Tencent Holdings, and Ms. Song Zhou, who recused herself because of her current employment with Tencent Holdings), (1) has determined that the Merger is advisable and in the best interests of, DouYu and the Unaffiliated Security Holders; (2) has approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and (3) recommends that DouYu shareholders vote “FOR” the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.
Explanations
For detailed information on the Merger Agreement and the Plan of Merger and the Merger, please see “The Merger Agreement and Plan of Merger” beginning on page 135.
Item 2
Approval of the proposal to instruct the chairman of the EGM to adjourn the EGM as described above in the event that there are insufficient proxies received at the time of the EGM to authorize, approve and adopt the Merger Agreement and the Plan of Merger.

Proposal
In the event that there are insufficient proxies received at the time of the EGM to authorize, approve and adopt the Merger Agreement and the Plan of Merger, to approve a proposal to instruct the chairman of the EGM to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.
Quorum
A quorum of DouYu shareholders is necessary to have a valid shareholders’ meeting. The required quorum for the transaction of business at the EGM is the presence, in person or by proxy, of one or more shareholders holding DouYu shares which carry in aggregate not less than one-third
of all votes attaching to all DouYu shares in issue and entitled to vote at the EGM, on the DouYu share record date. Abstentions will be included in the calculation of the number of DouYu shares represented at the EGM for purposes of determining whether a quorum has been achieved.
DouYu expects, as of the DouYu share record date, there will be                DouYu shares entitled to be voted at the EGM. In the event that a quorum is not present at the EGM, DouYu currently expects that it will adjourn the EGM to solicit additional proxies in favor of the adoption of the Merger Agreement.
Vote Required; Voting Agreements between Nectarine, Huya and Certain DouYu Shareholders
In order for the Merger to be completed, the Merger Agreement must be approved by a special resolution of DouYu passed by an affirmative vote of shareholders representing two-thirds
or more of the DouYu shares present and voting in person or by proxy as a single class at the EGM authorizing, approving and adopting the Merger Agreement and the Plan of Merger.
As of October 31, 2020, there were 32,152,393 DouYu shares issued and outstanding and entitled to vote. As of the same date, the Tencent Entities beneficially owned 12,068,104 DouYu shares, representing 37.5% of the issued and outstanding DouYu shares, and has advised the DouYu Board that it intends to vote all of its DouYu shares in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger.
Huya, Nectarine and, solely for the limited purposes set forth therein, DouYu entered into voting agreements dated as of October 12, 2020, with each of Mr. Shaojie Chen (“Mr. Chen”) and Mr. Wenming Zhang (“Mr. Zhang”), the chief executive officer and co-chief
executive officer of DouYu, respectively, pursuant to which each of Mr. Chen and Mr. Zhang has agreed to vote 4,800,629 DouYu shares and 651,239 DouYu shares, respectively, beneficially owned by them, representing in total 17.0% of the issued and outstanding DouYu shares, in favor of the authorization, approval and adoption of the Merger Agreement and the Plan of Merger and the transactions contemplated thereby, including the Merger.
For information on how the members of the DouYu Board and DouYu’s executive officers have agreements and arrangements that provide them with interests in the Merger that may differ from, or be in addition to, the interests of other DouYu shareholders, see “Special Factors—Interests of DouYu’s Directors and Executive Officers in the Merger” beginning on page 93.
DouYu Shareholders and ADS Holders Entitled to Vote; Voting Materials
Only DouYu shareholders entered in the register of members of DouYu at the close of business on                , 2021 (New York City time), the DouYu share record date, will receive the proxy card directly from DouYu. DouYu shareholders registered in the register of members of DouYu as of the DouYu share record date or their proxy holders are entitled to vote and may participate in the EGM or any adjournment thereof, unless

they sell their DouYu shares before                , 2020. DouYu shareholders wanting to vote by proxy should simply indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible but in any event at least 48 hours before the time of the EGM.
Holders of DouYu ADSs as of the close of business on                , 2021 (New York City time), cannot attend or vote at the EGM directly, but may instruct the DouYu depositary how to vote the shares underlying their DouYu ADSs by completing and signing an ADS voting instruction card provided by the DouYu depositary and returning it in accordance with the instructions printed on it as soon as possible but, in any event, so as to be received by the DouYu depositary no later than 12:00 p.m. New York City time on                , 2021. The DouYu depositary shall endeavor, insofar as practicable, to vote or cause to be voted the shares represented by DouYu ADSs in accordance with your voting instructions.
Holders of DouYu ADSs may vote at the EGM if they cancel their DouYu ADSs, provide instructions for the re-registration in their name of the DouYu shares underlying such DouYu ADSs, pay the fees and expenses required to be paid under the DouYu Deposit Agreement to the DouYu depositary for such surrender and cancellation, follow the other procedures required pursuant to the DouYu Deposit Agreement and described herein, and become a registered holder of the DouYu shares underlying such cancelled DouYu ADSs by the close of business on                , 2021 (New York City time). DouYu ADS holders wanting to cancel their ADSs need to make such arrangements with the DouYu depositary sufficiently in advance to ensure they are registered holders of such DouYu shares by the close of business on                 , 2021 (New York City time).
Persons holding DouYu ADSs in a brokerage, bank or nominee account should consult with their broker, bank or nominee to obtain directions on how to provide such broker, bank or nominee with instructions on how to instruct the Depositary to vote the DouYu shares underlying their ADSs.
Each DouYu share carries one vote, and each DouYu ADS represents one-tenth
(1/10) of a DouYu share. As of                , 2021, there were                DouYu shares issued and outstanding (including DouYu shares represented by DouYu ADSs), all of which are entitled to vote on the proposals at the EGM, subject to the procedures described above. As of                , 2021, there were                DouYu ADSs outstanding; subject to the cancellation procedures described above and elsewhere herein, none of the holders of these DouYu ADSs may vote in person at the EGM. As of the DouYu share record date, Tencent Entities beneficially owned                  DouYu shares, representing                 % of the issued and outstanding DouYu shares and                 % of DouYu’s total voting power.
DouYu shareholders who have acquired DouYu shares after the close of business on                 , 2021 (New York City time) may not attend the EGM unless they receive a proxy from the person or entity who had sold them such DouYu shares. DouYu shareholders who have sold their DouYu shares before the close of business on                 , 2021 (New York City time) are not entitled to vote or participate in the EGM.
Proxy Holders for Registered DouYu Shareholders
DouYu shareholders registered in the register of members of DouYu as of the DouYu share record date who are unable to participate in the EGM may appoint as a representative another DouYu shareholder, a third party or DouYu as proxy holder by completing and returning the form of proxy in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, DouYu as proxy holder will vote in favor of the Merger according to the recommendation of the DouYu Board. If new proposals (other than those on the agenda) are put forth before the EGM, DouYu as proxy holder will vote in accordance with the position of the DouYu Board.
Each holder of DouYu ADSs is solely responsible for the forwarding of voting notices and the ADS voting instruction card to the beneficial owner of the DouYu ADSs registered in such DouYu ADS holder’s name. There is no guarantee that holders and beneficial owners of DouYu ADSs generally or any holder or beneficial owner of DouYu ADSs in particular will receive the notices and ADS voting instruction card described above with sufficient time to enable such holder or beneficial owner of DouYu ADSs to return any voting instructions to the DouYu depositary in a timely manner. Under the DouYu Deposit Agreement, the

DouYu depositary and its agents are not responsible for any failure to carry out any instructions to vote any of the DouYu shares underlying the DouYu ADSs, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by DouYu, for the manner in which any vote is case, including, without limitation, any vote cast by a person to whom the DouYu depositary is instructed to grant a discretionary proxy, or for the effect of any such vote.
Voting or Proxies and Failure to Vote; Discretionary Proxy of DouYu Under DouYu Deposit Agreement
All DouYu shares represented by valid proxies will be voted at the EGM in the manner specified by the holder. If a DouYu shareholder returns a properly signed proxy card but does not indicate how the DouYu shareholder wants to vote, the DouYu shares represented by that proxy card will not be counted, unless (1) such DouYu shareholder appoints the chairman of the EGM as proxy, in which case the DouYu shares represented by that proxy card will be voted FOR the authorization, approval and adoption of the Merger Agreement and the Plan of Merger and the other transactions contemplated thereby, including the Merger, and FOR the approval of the proposal to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the approval of the Merger and the authorization, approval and adoption of the Merger Agreement and the Plan of Merger in the event that there are insufficient proxies received to approve the Merger Agreement and the Plan of Merger, or (2) such DouYu shareholder appoints a person other than the chairman of EGM as proxy, in which case the DouYu shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. DouYu shareholders who fail to cast their vote in person or by proxy will not have their votes counted.
If the DouYu depositary timely receives voting instructions from an ADS holder which fails to specify the manner in which the DouYu depositary is to vote the shares represented by DouYu ADSs held by such ADS holder, no vote with respect to such ADS holder will be counted, unless such ADS holder indicates in their voting instructions that they are appointing a person designated by DouYu as his or her proxy, in which case the DouYu shares underlying the DouYu ADS represented by that ADS voting instruction card will be voted by the DouYu proxy FOR the authorization, approval and adoption of the Merger Agreement and the Plan of Merger and the other transactions contemplated thereby, including the Merger, and FOR the approval of the proposal to adjourn the EGM in order to allow DouYu to solicit additional proxies in favor of the approval of the Merger and the authorization, approval and adoption of the Merger Agreement and the Plan of Merger in the event that there are insufficient proxies received to approve the Merger Agreement and the Plan of Merger. DouYu ADS holders will not have their votes counted if they fail to (1) either indicate on their ADS voting instruction card how they want to vote or indicate that they would like to appoint a person designated by DouYu as their proxy to vote on their behalf, (2) sign and date the ADS voting instruction card, or (3) mail the ADS voting instruction card in the return envelope at least 48 hours before the time of the EGM.
Under Paragraph 12 of the form of DouYu ADR attached as Exhibit A of the DouYu Deposit Agreement, DouYu has the right to request the DouYu depositary to issue a discretionary proxy in favor of a person to be designated by DouYu to vote any DouYu shares represented by ADSs for which the DouYu depositary does not timely receive valid voting instructions from the ADS holders as of the DouYu ADS record date, the close of business on                , 2021 (New York City time). DouYu will not request the DouYu depositary to issue a discretionary proxy in regards to the voting of shares represented by DouYu ADSs for which the DouYu depositary does not timely receive valid voting instructions from the DouYu ADS holders as of the DouYu ADS record date for the EGM to approve the Merger Agreement and Plan of Merger.
Banks, brokers and other nominees who hold DouYu ADSs in “street name” for their customers do not have discretionary authority to provide the DouYu depositary with voting instructions on how to vote the DouYu shares underlying the DouYu ADSs with respect to the adoption of the Merger Agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of DouYu ADSs, they may not provide the DouYu depositary with voting instructions on how to vote the DouYu shares underlying the DouYu ADSs with respect to the adoption of the Merger Agreement.

Revocability of Proxies
Registered holders of DouYu shares may revoke their proxies in one of three ways:

•
first, a registered DouYu shareholder may revoke a proxy by written notice of revocation given to the chairman of the EGM before the EGM commences. Any written notice revoking a proxy should be sent to the registered office of DouYu International Holdings Limited, being the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands;

•	second, a registered DouYu shareholder may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to DouYu no less than 48 hours prior to the EGM; or

•	third, a registered DouYu shareholder may attend the EGM and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the EGM.
Holders of DouYu ADSs may revoke their voting instructions by notification to the DouYu depositary in writing at any time prior to 12:00 p.m. New York City time on                , 2021. A holder of DouYu ADSs can do this in one of two ways:

•	first, a holder of DouYu ADSs can revoke its voting instructions by written notice of revocation timely delivered to the DouYu depositary; or

•	second, a holder of DouYu ADSs can complete, date and submit a new ADS voting instruction card to the DouYu depositary bearing a later date than the ADS voting instruction card sought to be revoked.
If you hold your DouYu ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the DouYu depositary, you must follow the directions and procedures of your broker, bank or nominee to change those instructions.
Whom to Call for Assistance
If you need assistance, including help in changing or revoking your proxy, you can contact Investor Relations of DouYu by calling at +86 21 5882-2595, emailing at ir@douyu.tv, or mailing at 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China.
Solicitation of Proxies
DouYu will ask banks, brokers and other custodians, nominees and fiduciaries to forward DouYu’s proxy solicitation materials to the beneficial owners of DouYu shares or DouYu ADSs held of record by such nominee holders. DouYu will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners and in obtaining voting instructions from those owners. In addition, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of DouYu’s officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket
expenses. DouYu will pay any and all expenses of filing, printing and mailing the proxy solicitation materials.
Other Business
DouYu is not currently aware of any business to be acted upon at the EGM other than the matters discussed in the notice convening the meeting.

THE MERGER AGREEMENT AND PLAN OF MERGER
The following is a summary of the Merger Agreement, the Plan of Merger and certain other key aspects of the Merger. This summary does not purport to be a complete description of the terms and conditions of the Merger Agreement or the Plan of Merger and is qualified in its entirety by reference to the Merger Agreement and the Plan of Merger, a copy of each of which is attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. DouYu shareholders are urged to read the Merger Agreement and the Plan of Merger in their entirety. In the event of any discrepancy between the terms of the Merger Agreement and the Plan of Merger and the following summary, the Merger Agreement and the Plan of Merger will control.
Structure and Completion of the Merger
The Merger Agreement and the Plan of Merger provide for the merger of Merger Sub with and into DouYu upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Cayman Companies Law. If the Merger is completed, DouYu will cease to be a publicly-traded company and will continue its operations as a privately held company wholly-owned by Huya.
The closing will occur no later than the fifth (5th) business day immediately following the satisfaction or waiver of the last of the closing conditions (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or, if permissible, waiver of such conditions), or another time agreed in writing by DouYu, Huya and Nectarine. At the closing or as soon as practicable thereafter, Merger Sub and DouYu will execute the Plan of Merger and file the Plan of Merger and other related documents with the Registrar of Companies of the Cayman Islands. The Merger will become effective on the date specified in the plan of merger in accordance with the Cayman Companies Law.
Nectarine, Huya and DouYu expect that the Merger will be completed during the first half of 2021, after all conditions to the Merger have been satisfied or waived. Nectarine, Huya and DouYu are not able to specify when, or assure you that, all conditions to the Merger will be satisfied or waived; however, Nectarine, Huya and DouYu intend to complete the Merger as promptly as practicable.
Memorandum and Articles of Association; Directors and Officers of the Surviving Company
Upon completion of the Merger, the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, will be the memorandum and articles of association of the surviving company, except that, (a) all references to the name of the surviving company shall be amended to “DouYu International Holdings Limited,” (b) all references therein to the authorized share capital of the surviving company shall be amended to refer to the correct authorized share capital of the surviving company as approved in the Plan of Merger and (c) the memorandum and articles of association of the surviving company shall include provisions with respect to rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions that are at least as favorable to the directors, officers or employees of DouYu as those contained in the memorandum and articles of association of DouYu, except to the extent prohibited by the Cayman Companies Law or any other applicable law, and Huya will cause such provisions described in this clause (c) not to be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of DouYu or the DouYu Subsidiaries (the “Indemnified Parties”), unless such modification shall be required by law.
The directors of Merger Sub immediately prior to the Effective Time will become the directors of the surviving company and the officers of DouYu immediately prior to the Effective Time will remain the officers of the surviving company.

Merger Consideration
At the Effective Time, by virtue of the Merger and without any action on the part of Huya, Merger Sub, DouYu or any shareholders of DouYu:
(1)   Other than as provided in paragraph (2) immediately below, each DouYu share issued and outstanding immediately prior to the Effective Time (other than DouYu shares represented by DouYu ADSs, the Excluded DouYu Shares and any Purported Dissenters Shares), shall be canceled in exchange for the right of the holder of the relevant DouYu share to receive 7.30 (the “Share Exchange Ratio”) Huya Class A shares; and
(2)   each DouYu ADS issued and outstanding immediately prior to the Effective Time will be surrendered in exchange for the right to receive 0.730 (the “ADS Exchange Ratio”) Huya ADSs.
No fractional Huya Class A shares or Huya ADSs will be issued to DouYu shareholders and ADS holders as part of the total Merger Consideration. The exchange agent will (1) receive all Huya ADSs not used for share exchange in the Merger because of the existence of fractional Huya Class A shares or Huya ADSs and (2) sell such Huya ADSs on behalf of the holders of fractional Huya Class A shares or Huya ADSs on the NYSE and pass on the proceeds due and payable to such holders of DouYu shares and DouYu ADSs in cash.
As of the Effective Time, all DouYu shares, including DouYu shares represented by DouYu ADSs, shall, by virtue of the Merger and without any action on the part of its holder, automatically be canceled, shall no longer be issued or outstanding and shall cease to exist and the register of members of DouYu shall be amended accordingly. Each DouYu share (other than the DouYu shares represented by DouYu ADSs, the Excluded DouYu Shares and Purported Dissenters Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration, each DouYu share represented by ten DouYu ADSs, together with such DouYu ADS, shall thereafter represent only the right to receive the Per ADS Merger Consideration, as the case may be, without interest, and any Purported Dissenters Shares shall thereafter represent only the right to receive (1) the Per Share Merger Consideration, without interest, or (2) the payments resulting from the procedure in Section 238 of the Cayman Companies Law, in each case, described in more detail in the section titled “Special Factors—Dissenters’ Rights” and “Annex G: Section 239 of the Cayman Companies Law” in this proxy statement/prospectus.
Notwithstanding the preceding paragraphs set forth under this sub-section
titled “—Merger Consideration,” (1) each DouYu ADS issued and outstanding immediately prior to the Effective Time that is issued to and held by DouYu Employee Benefit Trust (the “DouYu RSU Trust”) and (2) each DouYu share and DouYu ADS repurchased and held by DouYu in treasury either in the form of DouYu shares or DouYu ADSs (collectively, the “Excluded DouYu Shares”) shall, by virtue of the Merger and without any action on the part of its holder, automatically be canceled, shall not be issued or outstanding and shall cease to exist, and the register of members of DouYu will be amended accordingly, and no consideration shall be delivered or deliverable in exchange therefor.
The Per Share Merger Consideration will not be issued or delivered to any DouYu shareholder who is untraceable, unless and until such shareholder notifies the exchange agent of their contact details prior to the Effective Time. A DouYu shareholder will be deemed to be untraceable if (1) it, he or she has no registered address in the register of members maintained by DouYu, (2) on the last two consecutive occasions on which a dividend has been paid by DouYu, a check payable to such DouYu shareholder either (a) has been sent to such shareholder and has been returned undelivered or has not been cashed, or (b) has not been sent to such shareholder because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to DouYu, or (3) notice of a general meeting of DouYu shareholders has been sent to such shareholder and has been returned undelivered.

At the Effective Time, each outstanding ordinary share, par value $0.0001 per share, of Merger Sub will be converted into one fully paid and nonassessable ordinary share, par value $0.0001 per share, of the surviving company.
Please see “Risk Factors—Risks Related to the Merger—The market price of the Huya ADSs may decline following the completion of the Merger or during the period of time between the EGM and the date on which DouYu shareholders and DouYu ADS holders actually receive Huya Class A shares and Huya ADSs pursuant to the Merger Agreement.”
Treatment of DouYu RSU Awards
As of the Effective Time, without any action on the part of the holders thereof, each DouYu RSU Award that is outstanding and unvested and held directly by the applicable grantee immediately prior to the Effective Time shall be assumed by Huya and converted into an Assumed RSU Award with respect to a number of Huya Class A shares equal to the product obtained by multiplying (i) the applicable number of DouYu shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) the Share Exchange Ratio, rounded to the nearest whole share. Each Assumed RSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding DouYu RSU Award immediately prior to the Effective Time (taking into account any changes thereto by reason of the Merger Agreement or the Merger), except that (x) Huya shall take all necessary actions to reflect such changes to the terms and conditions applicable to the Assumed RSU Awards as set forth in the disclosure schedule delivered by DouYu in connection with the Merger Agreement, effective as of the Effective Time and (y) Huya may modify terms rendered inoperative by reason of the Merger or make such other adjustments as in the reasonable and good faith determination of Huya are appropriate to effectuate the administration of the Assumed RSU Award, provided that any such modification or adjustment shall not cause any adverse economic impact on the Assumed RSU Awards.
As of the Effective Time, without any action on the part of the holders thereof, each DouYu RSU Award that is outstanding and vested and held directly by the applicable grantee immediately prior to the Effective Time shall be canceled in exchange for the right to receive a number of Huya Class A shares equal to the product obtained by multiplying (i) the applicable number of DouYu shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) the Share Exchange Ratio, rounded to the nearest whole share. For the avoidance of doubt, each vested DouYu RSU Award that has exchanged for DouYu shares or DouYu ADSs prior to the Effective Time shall be deemed canceled and shall not be entitled to any right under this paragraph.
DouYu shall take all actions necessary to (i) effect the measures contemplated in this section, including but not limited to the adoption of any plan amendments, obtaining DouYu Board approval, and/or obtaining the necessary employee consents and (ii) to ensure that from and after the Effective Time neither Huya nor the surviving company will be required to issue DouYu shares, other share capital of the surviving company or any other consideration (other than as set forth in the two paragraphs immediately above) to any person pursuant to or in settlement of DouYu RSU Awards or any other awards granted under the DouYu Restricted Share Unit Scheme.
Subject to the terms of this
sub-section
titled “—Treatment of DouYu RSU Awards,” at the Effective Time, Huya shall assume all the obligations of DouYu under the DouYu Restricted Share Unit Scheme with such amendment and modification as the Huya Board may decide, each Assumed RSU Award and the agreements evidencing the grants thereof, and the number and kind of shares available for issuance under the DouYu Restricted Share Unit Scheme shall be adjusted to reflect Huya Class A shares and any other change that the Huya Board may decide, provided that any such modification or adjustment shall not cause any adverse economic impact on the Assumed RSU Awards.

Exchange Procedures
Holders of DouYu shares
Within five business days after the Effective Time, the exchange agent will mail to each registered holder of the DouYu shares (other than the DouYu depositary and holders of the Excluded DouYu Shares and Purported Dissenters Shares) (1) a form of letter of transmittal specifying how the delivery of the Merger Consideration to registered holders of the DouYu shares will be effected and (2) instructions for effecting the surrender of share certificates representing the DouYu shares. Upon surrender of a share certificate or a declaration of loss or non-receipt
and a completed letter of transmittal, each registered holder of DouYu shares will receive an amount equal to (1) the number of DouYu shares held by such holder multiplied by (2) the Per Share Merger Consideration.
Holders of DouYu ADSs
Within five business days after the Effective Time, the surviving company and the exchange agent will mail to the DouYu depositary (1) a form of letter of transmittal specifying how the delivery of the Per ADS Merger Consideration to the DouYu depositary will be effected and (2) instructions for effecting the surrender of all certificates representing DouYu shares in the form of DouYu ADSs. The DouYu depositary will be entitled to receive the Per ADS Merger Consideration, without interest, for each DouYu share held by the DouYu depositary in respect of which a DouYu ADS has been issued (the “Aggregate ADS Payment”).
Within five business days following the payment of the Aggregate ADS Payment, the DouYu depositary will mail to each registered holder of DouYu ADSs (other than holders of Excluded DouYu Shares) (1) a form of letter of transmittal specifying how the delivery of the Per ADS Merger Consideration to the registered holders of the DouYu ADSs will be effected and (2) instructions for effecting the surrender of DouYu ADSs. Each holder registered on the register of DouYu ADSs at the Effective Time shall be entitled to receive the Per ADS Merger Consideration for each DouYu ADS canceled at the Effective Time multiplied by the number of DouYu ADSs held by such holder, provided that each holder shall be required to surrender such ADSs to the DouYu depositary together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto. Each DouYu ADS holder shall pay the DouYu ADS cancellation fee to the DouYu depositary and the Huya ADS issuance fee to the Huya depositary. The DouYu ADSs so surrendered to the DouYu depositary shall forthwith be canceled pursuant to the DouYu Deposit Agreement.
Withholding Rights
Each of the surviving company, DouYu, Huya, the exchange agent and their respective affiliates shall be entitled to deduct and withhold from any payment otherwise payable pursuant to the Merger Agreement such amounts as it reasonably determines is required to deduct and withhold with respect to the making of such payment under any applicable tax law of the United States, the PRC, or other applicable jurisdictions. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the surviving company, DouYu, Huya, the exchange agent or their respective Affiliates, as the case may be, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of whom such deduction and withholding was made. A party that becomes aware prior to the time of payment that it must deduct or withhold amounts from such payment pursuant to the Merger Agreement (other than in respect of amounts treated as compensation) shall promptly notify the other party of such requirement, and the parties shall cooperate in good faith to minimize any such required deduction or withholding.
Representations and Warranties
The Merger Agreement contains representations and warranties made by Douyu to Huya, Merger Sub and Nectarine, representations and warranties made by Huya and Merger Sub to DouYu and Nectarine as well as representations and warranties made by Nectarine to Huya and DouYu. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement (including the disclosure schedules delivered by Huya and DouYu in connection therewith but not reflected in the Merger Agreement). In addition, some of those representations and warranties are subject to a contractual standard of materiality different from that generally applicable for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other parties prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties are made as of specified dates, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement/prospectus. The representations and warranties made by Huya were qualified by its public disclosure with the SEC prior to the date of the Merger Agreement and a disclosure schedule delivered by Huya to DouYu contemporaneously with the execution of the Merger Agreement. The representations and warranties made by DouYu were qualified by its public disclosure with the SEC prior to the date of the Merger Agreement and a disclosure schedule delivered by DouYu to Huya contemporaneously with the execution of the Merger Agreement.
The representations and warranties made by DouYu to Huya, Merger Sub and Nectarine include representations and warranties relating to, among other things:

•	due incorporation, valid existence and, where applicable, good standing of DouYu and the DouYu Subsidiaries; power and authority of DouYu and each of the DouYu Subsidiaries to carry on its businesses;

•
DouYu’s capitalization, information on DouYu RSU Awards and DouYu Restricted Share Unit Scheme, the absence of undisclosed options, warrants, preemptive or other similar rights or any debt securities that give its holders the right to vote with DouYu shareholders and the absence of encumbrances on DouYu’s ownership of equity interests in the DouYu Subsidiaries;

•
DouYu’s corporate power and authority to execute and deliver, to perform its obligations and to consummate the transactions under the Merger Agreement, and the enforceability of the Merger Agreement against DouYu;

•
upon unanimous recommendation of the DouYu Special Committee, the declaration of advisability, the authorization and approval, and the recommendation to the DouYu shareholders of the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, by the DouYu Board; and the required vote of DouYu shareholders to authorize and approve the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger;

•	filings with the SEC and compliance with applicable law concerning disclosure controls and procedures and internal control over financial reporting;

•	absence of certain undisclosed liabilities;

•
the absence of a “DouYu Material Adverse Effect” (as defined below), the operation of DouYu and the DouYu Subsidiaries in the ordinary course of business and the absence of certain other material changes or events since June 30, 2020;

•	governmental consents and approvals required for the execution and delivery by DouYu of the Merger Agreement or the consummation by DouYu of the transactions contemplated by the Merger Agreement;

•
the absence of violations of, default under, or breach of, the governing documents of DouYu and the DouYu Subsidiaries, applicable law regarding DouYu and the DouYu Subsidiaries and certain agreements of DouYu and the DouYu Subsidiaries as a result of DouYu entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, including the Merger;

•	real property owned or leased by DouYu and the DouYu Subsidiaries and the absence of secured creditors;

•	the absence of material legal proceedings and governmental orders against DouYu or the DouYu Subsidiaries;

•	compliance with licenses and permits and compliance with applicable laws, including but not limited to laws relating to anti-bribery matters, foreign exchange matters and data protection matters;

•	employee benefit plans and labor matters;

•	tax matters;

•	material contracts and the absence of any breach or default under any material contract;

•	insurance matters;

•	intellectual property;

•	DouYu Subsidiaries which are PRC subsidiaries;

•	interested party transactions;

•	the receipt of opinion from Morgan Stanley;

•	the absence of any undisclosed broker’s or finder’s fees; and

•
the absence of any other representations and warranties made by DouYu to Huya, Merger Sub and Nectarine (and each of Huya, Merger Sub and Nectarine acknowledges such absence of any other representations and warranties made by DouYu to Huya, Merger Sub and Nectarine).

Many of the representations and warranties in the Merger Agreement made by DouYu are qualified as to “materiality” or “DouYu Material Adverse Effect.” For purposes of the Merger Agreement, a “DouYu Material Adverse Effect” means change, condition, circumstance, effect, event, development or occurrence that, individually or in the aggregate, (1) has had or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of DouYu and the DouYu Subsidiaries, taken as a whole, or (2) prevents or materially impedes, interferes with or hinders DouYu’s ability to consummate of the transactions contemplated by the Merger Agreement, including the Merger; provided that any adverse changes, conditions, circumstances, effects, events, developments or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a “DouYu Material Adverse Effect”:
(1)   changes, conditions, effects, events or occurrences generally affecting the economy, the financial or capital markets or political, legislative or regulatory conditions or changes in the industries in which DouYu and the DouYu Subsidiaries operate;
(2)   the announcement or pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement;
(3)   any change in the market price or trading volume of the shares of common stock or other equity securities of DouYu (it being understood and agreed that the foregoing shall not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of DouYu Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a DouYu Material Adverse Effect);

(4)   any national or international political or social conditions in countries in which, or in the proximate geographic region of which, DouYu or the DouYu Subsidiaries operate, including the engagement by the any countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon another country, or any territories, possessions, or diplomatic or consular offices of another country or upon such other country’s military installations, equipment or personnel;
(5)   any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disasters, epidemic, pandemic (including the
COVID-19
pandemic (or any mutation or variation of the underlying virus thereof or related health condition)), act of God or other force majeure events;
(6)   changes in any applicable laws or regulations applicable to DouYu and the DouYu Subsidiaries or applicable accounting regulations or principles or the interpretation thereof;
(7)   any proceedings commenced by or involving any current or former member, partner or stockholder of DouYu or any of the DouYu Subsidiaries arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement;
(8)   any failure of DouYu and the DouYu Subsidiaries to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of DouYu Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a DouYu Material Adverse Effect); and
(9)   any effect to the extent resulting from a change, condition, circumstance, effect, event, development or occurrence that has a Material Adverse Effect on DouYu and the DouYu Subsidiaries;
except that changes, effects, events or occurrences referred to in clauses (1), (4), (5), (6), (8) and (9) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a DouYu Material Adverse Effect if and to the extent such changes, conditions, effects, events or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on DouYu and the DouYu Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which DouYu and the DouYu Subsidiaries operate.
Huya and Merger Sub made certain representations and warranties to DouYu and Nectarine under the Merger Agreement. The representations and warranties made by Huya and Merger Sub to DouYu and Nectarine include representations and warranties relating to, among other things:

•
due incorporation, valid existence and, where applicable, good standing of Huya, Merger Sub and the Huya Subsidiaries; power and authority of Huya and each of the Huya Subsidiaries to carry on its businesses;

•
Huya’s capitalization, information on Huya options and Huya restricted share unit awards and share incentive plan, the absence of undisclosed options, warrants, preemptive or other similar rights or any debt securities that give its holders the right to vote with Huya shareholders and the absence of encumbrances on Huya’s ownership of equity interests in the Huya Subsidiaries;

•
Huya’s corporate power and authority to execute and deliver, to perform its obligations and to consummate the transactions under the Merger Agreement, and the enforceability of the Merger Agreement against Huya;

•
upon unanimous recommendation of the Huya Special Committee, the declaration of advisability, the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, by the Huya Board;

•	filings with the SEC and compliance with applicable law concerning disclosure controls and procedures and internal control over financial reporting;

•	absence of certain undisclosed liabilities;

•
the absence of a “Huya Material Adverse Effect” (as defined below), the operation of Huya and the Huya Subsidiaries in the ordinary course of business and the absence of certain other material changes or events since June 30, 2020;

•	governmental consents and approvals required for the execution and delivery by Huya of the Merger Agreement or the consummation by Huya of the transactions contemplated by the Merger Agreement;

•
the absence of violations of, default under, or breach of, the governing documents of Huya and the Huya Subsidiaries, applicable law regarding Huya and the Huya Subsidiaries and certain agreements of Huya and the Huya Subsidiaries as a result of Huya entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, including the Merger;

•	real property owned or leased by Huya and the Huya Subsidiaries and the absence of secured creditors;

•	the absence of material legal proceedings and governmental orders against Huya or the Huya Subsidiaries;

•	compliance with licenses and permits and compliance with applicable laws, including but not limited to laws relating to anti-bribery matters, foreign exchange matters and data protection matters;

•	employee benefit plans and labor matters;

•	tax matters;

•	material contracts and the absence of any breach or default under any material contract;

•	insurance matters;

•	intellectual property;

•	Huya Subsidiaries which are PRC subsidiaries;

•	interested party transactions;

•	the receipt of opinion from Citi;

•	the absence of any undisclosed broker’s or finder’s fees; and

•
the absence of any other representations and warranties made by Huya and Merger Sub to DouYu and Nectarine (and each of DouYu and Nectarine acknowledges such absence of any other representations and warranties made by Huya and Merger Sub to DouYu and Nectarine).

Many of the representations and warranties in the Merger Agreement made by Huya are qualified as to “materiality” or “DouYu Material Adverse Effect.” For purposes of the Merger Agreement, a “DouYu Material Adverse Effect” means change, condition, circumstance, effect, event, development or occurrence that, individually or in the aggregate, (1) has had or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Huya and the Huya Subsidiaries, taken as a whole, or (2) prevents or materially impedes, interferes with or hinders Huya’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger; provided that any adverse changes, conditions, circumstances, effects, events, developments or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a “Huya Material Adverse Effect”:
(1)   changes, conditions, effects, events or occurrences generally affecting the economy, the financial or capital markets or political, legislative or regulatory conditions or changes in the industries in which Huya and the Huya Subsidiaries operate;

(2)   the announcement or pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement;
(3)   any change in the market price or trading volume of the shares of common stock or other equity securities of Huya (it being understood and agreed that the foregoing shall not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Huya Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Huya Material Adverse Effect);
(4)   any national or international political or social conditions in countries in which, or in the proximate geographic region of which, Huya or the Huya Subsidiaries operate, including the engagement by the any countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon another country, or any territories, possessions, or diplomatic or consular offices of another country or upon such other country’s military installations, equipment or personnel;
(5)   any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disasters, epidemic, pandemic (including the
COVID-19
pandemic (or any mutation or variation of the underlying virus thereof or related health condition)), act of God or other force majeure events;
(6)   changes in any applicable laws or regulations applicable to Huya and the Huya Subsidiaries or applicable accounting regulations or principles or the interpretation thereof;
(7)   any proceedings commenced by or involving any current or former member, partner or stockholder of Huya or any of the Huya Subsidiaries arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement;
(8)   any failure of Huya and the Huya Subsidiaries to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Huya Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Huya Material Adverse Effect); and
(9)   any effect to the extent resulting from a change, condition, circumstance, effect, event, development or occurrence that has a Material Adverse Effect on Huya and the Huya Subsidiaries;
except that changes, effects, events or occurrences referred to in clauses (1), (4), (5), (6), (8) and (9) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Huya Material Adverse Effect if and to the extent such changes, conditions, effects, events or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on Huya and the Huya Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which Huya and the Huya Subsidiaries operate.
Nectarine made certain representations and warranties to Huya and DouYu under the Merger Agreement. The representations and warranties made by Nectarine to Huya and DouYu include representations and warranties relating to, among other things:

•	due incorporation of Nectarine;

•
Nectarine’s corporate power and authority to execute and deliver, to perform its obligations and to consummate the transactions under the Merger Agreement, and the enforceability of the Merger Agreement against Nectarine;

•	Nectarine and its affiliates’ ownership of Huya Class B shares and Douyu shares;

•
governmental consents and approvals required for the execution and delivery by Nectarine of the Merger Agreement or the consummation by Nectarine of the transactions contemplated by the Merger Agreement;

•
the absence of violations of, default under, or breach of, the governing documents of Nectarine, applicable law regarding Nectarine and certain agreements of Nectarine as a result of Nectarine entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, including the Merger; and

•
the absence of any other representations and warranties made by Nectarine to Huya, Merger Sub and DouYu (and each of Huya, Merger Sub and DouYu acknowledges such absence of any other representations and warranties made by Nectarine to Huya, Merger Sub and DouYu).

Conduct of Business Prior to Closing
Under the Merger Agreement, each of Huya and DouYu has agreed that, subject to certain exceptions in the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, Huya and the Huya Subsidiaries and DouYu and the DouYu Subsidiaries will conduct their respective operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their respective current business organizations, keep available the service of their respective current officers and employees and preserve their respective relationships with customers, advertisers, licensors, suppliers and others having business dealings with them.
Subject to certain exceptions set forth in the Merger Agreement and the disclosure schedule DouYu delivered in connection with the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, without the prior written consent of Huya and Nectarine (which shall not be unreasonably withheld or delayed), DouYu will not and will not permit the DouYu Subsidiaries to, among other things:

•	amend the DouYu memorandum and articles of association or any of DouYu’s variable interest entity agreements (the “DouYu VIE Contracts”);

•
authorize for issuance, issue, sell, pledge, transfer or otherwise dispose of any share capital or any securities convertible into or exchangeable for any share capital or any equity equivalents, subject to certain exceptions;

•
(1) split, combine, subdivide or reclassify any of its share capital, (2) declare, set aside, or pay any dividend or other distribution in respect of its share capital, other than the DouYu Closing Dividend (as defined below), (3) enter into any agreement with respect to the voting of its share capital, (4) make any other actual, constructive or deemed distribution in respect of its share capital or otherwise make any payments to shareholders in their capacity as such, or (5) redeem, repurchase or otherwise acquire any of its share capital or any share capital of any of the DouYu Subsidiaries;

•
place DouYu or any of the DouYu Subsidiaries into liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization, redomiciliation or other reorganization (other than the Merger);

•
alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of the DouYu Subsidiaries, other than as a result of any internal restructuring;

•
except pursuant to an agreement existing on the date of the Merger Agreement (i) incur, modify, renew or assume any long-term or short-term debt or issue any debt securities in an amount exceeding RMB5,000,000 in the aggregate, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice; (ii) prepay any debt, borrowings or obligations in excess of RMB5,000,000 in the aggregate prior to their stated maturity; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to DouYu and the DouYu Subsidiaries, taken as a whole, except for guarantees of obligations of wholly-owned DouYu Subsidiaries, (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned DouYu subsidiaries, DouYu Subsidiaries that are variable interest entities (“DouYu VIE”) in accordance with the applicable variable interest entity agreements and for advances for travel and other expenses to officers, directors and employees made in the ordinary course of business consistent with past practice); (v) pledge or otherwise encumber shares of capital stock of DouYu or the DouYu Subsidiaries; or (vi) mortgage or pledge any of DouYu’s material assets, tangible or intangible, or create or suffer to exist any liens thereupon, other than permitted liens;

•
except as may be required as a result of a change in law or in generally accepted accounting principles or for the purpose of execution of the Merger Agreement and consummation of the transactions contemplated hereby, change any of the accounting principles used by it;

•
(1) abandon, permit to lapse, dispose of, license, sublicense, assign, transfer, create or incur any lien (other than permitted lien) on or grant to any person any rights to any of DouYu’s intellectual property, (ii) make any material change in the ownership or right to register any of DouYu’s intellectual property, or (iii) enter into any contract with respect to or otherwise binding upon any of DouYu’s intellectual property, in each case any of the foregoing in (i) to (iii), other than consistent with past practice in the ordinary course of business;

•
waive the benefits of, reduce the restriction periods or agree to modify in a manner adverse to DouYu or any of the DouYu Subsidiaries any non-competition, confidentiality,
standstill or similar agreement to which DouYu or any of the DouYu Subsidiaries is a party;

•
acquire, sell, lease, transfer or otherwise dispose of any assets in an amount exceeding RMB5,000,000 in the aggregate (including but not limited to domain names, trademarks and content licenses), except in the ordinary course of business consistent with past practice;

•
(i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein that, taken together, have an acquisition or investment amount exceeding RMB50,000,000 or (ii) authorize any new capital expenditures, except that, in the aggregate, would not exceed RMB50,000,000 during each fiscal quarter or except as specifically budgeted in DouYu’s current plan approved by the DouYu Board prior to the date of the Merger Agreement that was made available to Huya;

•
pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in an amount exceeding RMB5,000,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by governmental entities; provided that DouYu or the applicable DouYu Subsidiary shall notify Huya promptly after such payment, discharge or satisfaction as required by governmental entities;

•
settle or compromise any pending or threatened suit, action or claim in an amount exceeding RMB5,000,000 (other than responding to takedown notices or other notices or accusations of potential infringement in a manner consistent with past practice in the ordinary course of business);

•
(i) cancel, materially modify, terminate or grant a waiver of any rights under any of DouYu’s material contract in a manner adverse to DouYu or any of the DouYu Subsidiaries, (ii) enter into a new contract that (A) would be a DouYu material contract if in existence as of the date of the Merger Agreement or (B) contains, unless required by applicable law, a change of control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the transactions contemplated by the Merger Agreement or (iii) waive, release, cancel, convey or otherwise assign any material rights or claims under any such material contract or new contract of DouYu;

•	enter into any new lines of business that has any significant effects on the financial position of DouYu and the DouYu Subsidiaries, taken as a whole; or

•	take, propose to take, or agree in writing or otherwise to take any of the foregoing actions.
Subject to certain exceptions set forth in the Merger Agreement and the disclosure schedule Huya delivered in connection with the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, without the prior written consent of DouYu and Nectarine (which shall not be unreasonably withheld or delayed), Huya will not and will not permit the Huya Subsidiaries to, among other things:

•	amend the Huya memorandum and articles of association or any of Huya’s variable interest entity agreements;

•
authorize for issuance, issue, sell, pledge, transfer or otherwise dispose of any share capital or any securities convertible into or exchangeable for any share capital or any equity equivalents, subject to certain exceptions;

•
(1) split, combine, subdivide or reclassify any of its share capital, (2) declare, set aside, or pay any dividend or other distribution in respect of its share capital, other than the Huya Closing Dividend (as defined below), (3) enter into any agreement with respect to the voting of its share capital, (4) make any other actual, constructive or deemed distribution in respect of its share capital or otherwise make any payments to shareholders in their capacity as such, or (5) redeem, repurchase or otherwise acquire any of its share capital or any share capital of any of the Huya Subsidiaries;

•
place Huya or any of the Huya Subsidiaries into liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization, redomiciliation or other reorganization (other than the Merger);

•
alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of the Huya Subsidiaries, other than as a result of any internal restructuring;

•
except pursuant to an agreement existing on the date of the Merger Agreement (i) incur, modify, renew or assume any long-term or short-term debt or issue any debt securities in an amount exceeding RMB5,000,000 in the aggregate, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice; (ii) prepay any debt, borrowings or obligations in excess of RMB5,000,000 in the aggregate prior to their stated maturity; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to Huya and the Huya Subsidiaries, taken as a whole, except for guarantees of obligations of wholly-owned Huya Subsidiaries, (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned Huya subsidiaries, Huya Subsidiaries that are variable interest entities in accordance with the applicable variable interest entity agreements and for advances for travel and other expenses to officers, directors and employees made in the ordinary course of business consistent with past practice); (v) pledge or otherwise encumber shares of capital stock of Huya or the Huya Subsidiaries; or (vi) mortgage or pledge any of Huya’s material assets, tangible or intangible, or create or suffer to exist any liens thereupon, other than permitted liens;

•
except as may be required as a result of a change in law or in generally accepted accounting principles or for the purpose of execution of the Merger Agreement and consummation of the transactions contemplated hereby, change any of the accounting principles used by it;

•
(1) abandon, permit to lapse, dispose of, license, sublicense, assign, transfer, create or incur any lien (other than permitted lien) on or grant to any person any rights to any of Huya’s intellectual property, (ii) make any material change in the ownership or right to register any of Huya’s intellectual property, or (iii) enter into any contract with respect to or otherwise binding upon any of Huya’s intellectual property, in each case any of the foregoing in (i) to (iii), other than consistent with past practice in the ordinary course of business;

•
waive the benefits of, reduce the restriction periods or agree to modify in a manner adverse to Huya or any of the Huya Subsidiaries any non-competition, confidentiality,
standstill or similar agreement to which Huya or any of the Huya Subsidiaries is a party;

•
acquire, sell, lease, transfer or otherwise dispose of any assets in an amount exceeding RMB5,000,000 in the aggregate (including but not limited to domain names, trademarks and content licenses), except in the ordinary course of business consistent with past practice;

•
(i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein that, taken together, have an acquisition or investment amount exceeding RMB50,000,000 or (ii) authorize any new capital expenditures, except that, in the aggregate, would not exceed RMB50,000,000 during each fiscal quarter or except as specifically budgeted in Huya’s current plan approved by the Huya Board prior to the date of the Merger Agreement that was made available to DouYu;

•
pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in an amount exceeding RMB5,000,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by governmental entities; provided that Huya or the applicable Huya Subsidiary shall notify DouYu promptly after such payment, discharge or satisfaction as required by gvernmental entities;

•
settle or compromise any pending or threatened suit, action or claim in an amount exceeding RMB5,000,000 (other than responding to takedown notices or other notices or accusations of potential infringement in a manner consistent with past practice in the ordinary course of business);

•
(i) cancel, materially modify, terminate or grant a waiver of any rights under any of Huya’s material contract in a manner adverse to Huya or any of the Huya Subsidiaries, (ii) enter into a new contract that (A) would be a Huya material contract if in existence as of the date of the Merger Agreement or (B) contains, unless required by applicable law, a change of control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the transactions contemplated by the Merger Agreement or (iii) waive, release, cancel, convey or otherwise assign any material rights or claims under any such material contract or new contract of Huya;

•	enter into any new lines of business that has any significant effects on the financial position of Huya and the Huya Subsidiaries, taken as a whole; or

•	take, propose to take, or agree in writing or otherwise to take any of the foregoing actions.

Listing of Huya ADSs
Huya will use its reasonable best efforts to cause any Huya ADSs to be issued in connection with the Merger to be approved for listing on the NYSE.
Delisting of DouYu ADSs
DouYu shall use reasonable efforts to cause the delisting of DouYu ADSs from NASDAQ and the deregistration of DouYu shares under the Exchange Act as promptly as practicable after the Effective Time (but not less than 20 days following the date on which DouYu has given each Purported Dissenting Shareholder a notice that the Required DouYu Vote has been obtained, as required by section 239 of the Cayman Companies Law).
Acquisition Proposals Relating to DouYu; DouYu Board Recommendation
DouYu will not, nor will it permit any of the DouYu Subsidiaries to, nor will it authorize or permit any officer, director or employee or any investment banker, attorney, accountant or other advisor or representative of DouYu or any of the DouYu Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage any inquiry or the making of any proposal or offer or any other effort or attempt that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public
information with respect to DouYu or any of the DouYu Subsidiaries, or take any other action to facilitate, any Acquisition Proposal, or (iii) enter into any letter of intent, agreement or agreement in principle with respect to an Acquisition Proposal. Immediately after the execution and delivery of the Merger Agreement, DouYu will, and will cause the DouYu Subsidiaries and affiliates and their respective representatives to, cease and terminate any existing activities, discussions or negotiations with any person conducted heretofore with respect to any possible Acquisition Proposal, shall promptly cause to be returned or destroyed all confidential information provided by or on behalf of DouYu or any of the DouYu Subsidiaries to such person and shall notify each such person or its representatives that the DouYu Board no longer seeks or requests the making of any Acquisition Proposal, and withdraws any consent theretofore given to the making of an Acquisition Proposal. For the purpose of the Merger Agreement, “Acquisition Proposal” means any proposal or offer made by any person (other than Huya, Merger Sub or any affiliate thereof) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (A) beneficial ownership of ten percent (10%) or more of any class of share capital of DouYu pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (B) any one or more assets or businesses of DouYu and the DouYu Subsidiaries that constitute ten percent (10%) or more of the revenues or assets of DouYu and the DouYu Subsidiaries, taken as a whole.
The DouYu Board will not (1) fail to recommend that DouYu shareholders vote in favor of the Merger Agreement and the Merger or fail to include the DouYu Board recommendation in this proxy statement/prospectus or (2) withhold, withdraw, qualify or modify, or publicly announce its intent to withhold, withdraw, qualify or modify, in a manner adverse to Huya or Merger Sub, the DouYu Board’s recommendation that DouYu shareholders vote in favor of the Merger Agreement and the Merger.
Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the required DouYu shareholder approval of the Merger Agreement (the “Required DouYu Vote”), the DouYu Board may effect a change of recommendation if the DouYu Board has determined in good faith, after consultation with its financial advisor and outside legal advisor, that failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable law; provided, however, that prior to taking such action or announcing the intention to do so, (1) DouYu has complied in all material respect with this sub-section
titled “—Acquisition Proposals Relating to DouYu; DouYu Board Recommendation”, (2) the DouYu Board has given DouYu at least ten business days’ prior written notice of its intention to take such action and a description of the reasons for taking such action, (3) DouYu has negotiated, and has caused its representatives to negotiate, in good faith with Huya during such notice period to enable Huya to revise the terms of the Merger Agreement in such a manner that would obviate the need for taking such action, and (4) following the end of such notice period, the DouYu Board acting upon recommendation of the DouYu Special Committee) shall have considered in good faith any revisions to the Merger Agreement proposed in writing by Huya in a manner that would form a binding contract if accepted by DouYu, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to effect a change of recommendation would constitute a breach of the directors’ fiduciary duties under applicable law.
DouYu Shareholders’ Meeting
As soon as practicable after the SEC declares the Form
F-4
effective and confirms that it has no further comments on the Schedule
13E-3
and this proxy statement, but in any event no later than ten (10) days thereafter, DouYu shall (1) establish a record date for determining DouYu shareholders entitled to vote at the DouYu shareholder meeting and shall not change such record date or establish a different record date without the prior written consent of Huya and Nectarine, unless required to do so by applicable laws; and in the event that the date of the DouYu shareholder meeting as originally called is for any reason adjourned or otherwise delayed, DouYu agrees that unless Huya and Nectarine shall have otherwise approved in writing or as required by applicable laws or stock exchange requirement, DouYu shall, if possible, implement such adjournment or other delay in such a way that DouYu does not need to establish a new record date for the DouYu shareholder meeting, as so adjourned or delayed, (2) mail or cause to be mailed this proxy statement/prospectus to the holders of DouYu shares, including DouYu shares represented by DouYu ADSs, as of the record date and (3) instruct the DouYu depositary to endeavor to (A) fix a date established by the DouYu depositary as the record date for determining the holders of DouYu ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to the DouYu shares represented by DouYu ADSs, (B) provide all proxy solicitation materials to all such holders of DouYu ADSs at the cost and expense of DouYu and (C) vote all DouYu shares represented by DouYu ADSs in accordance with the instructions of such corresponding holders of DouYu ADSs.
As soon as practicable but in any event no later than 30 days after the date of mailing this proxy statement, DouYu shall hold the DouYu shareholders meeting. Subject to the conditions set forth in the sub-section
titled “—Acquisition Proposals Relating to DouYu; DouYu Board Recommendation,” (i) the DouYu Board shall recommend to holders of the DouYu shares that they authorize and approve the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, and shall include such recommendation in this proxy statement/prospectus and (ii) DouYu shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the authorization and approval of this Agreement, the Plan of Merger and the transactions contemplated thereby and shall take all other action necessary or advisable to secure the Required DouYu Vote unless the Merger Agreement is validly terminated in accordance with the Merger Agreement, (x) DouYu’s obligations pursuant to this sub-section shall
not be limited or otherwise affected by the commencement, public proposal, public disclosure or communication to DouYu or any other person of any Acquisition Proposal, and (y) DouYu’s obligations pursuant to this sub-section
shall not be limited or otherwise affected by any change of recommendation by the DouYu Board.
Directors’ and Officers’ Insurance; Indemnification
The memorandum and articles of association of the surviving company will contain provisions with respect to rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions that are at least as favorable to the directors, officers or employees of DouYu as those contained in the memorandum and articles of association of DouYu, except to the extent prohibited by the Cayman Companies Law or any other applicable law, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of each of the Indemnified Parties, unless such modification is required by law.

Huya shall, and shall cause the surviving company to, for a period of six (6) years from the Effective Time, honor and fulfill in all respects the obligations of DouYu, to the fullest extent permitted by law, under the indemnification agreements between DouYu and the Indemnified Parties as in effect on the date of the Merger Agreement arising out of or related to such Indemnified Parties’ service as a director or officer of DouYu or the DouYu Subsidiaries in such capacity or services performed by such persons at the request of DouYu or the DouYu Subsidiaries at or prior to the Effective Time.
Under the Merger Agreement, each of Huya and the surviving company agrees that, from and after the Effective Time, it will indemnify and hold harmless each Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of DouYu or its Subsidiaries or services performed by such persons at the request of DouYu or its Subsidiaries at or prior to the Effective Time; provided that any such indemnification will be subject to any limitation imposed from time to time under applicable law.
For a period of six years after the Effective Time, Huya shall cause the surviving company to maintain DouYu’s existing policies of directors’ and officers’ liability insurance for the benefit of those persons who are covered by such policies at the Effective Time (or Huya may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time); provided that in no event shall the surviving company be required to expend more than 300 percent of the annual premium for the DouYu directors’ and officers’ liability insurance as of the date of the Merger Agreement, and if such insurance cannot be so maintained or obtained at such costs, then the surviving company shall maintain or obtain as much of such insurance as can be so maintained or obtained at an annual premium amount not in excess of such amount.
Governance Matters
Huya shall take all actions necessary in accordance with the applicable laws and the memorandum and articles of association of Huya to cause (i) Mr. Chen to be appointed a director on the Huya Board, and (ii) Mr. Chen and Mr. Rongjie Dong to be appointed
Co-Chief
Executive Officers of Huya, in each case effective as of the Effective Time.
Huya shall take all actions necessary in accordance with the applicable laws and the memorandum and articles of association of Huya to cause (i) the name of Huya to be changed to a name mutually agreed by Nectarine, Huya and DouYu within three (3) months after the Effective Time and (ii) the ticker symbol of Huya to be changed to a symbol mutually agreed by Nectarine, Huya and DouYu within fifteen (15) business days after the Effective Time.
Huya Closing Dividend
On or around the Closing Date and in no event later than twenty (20) days after the Closing Date, Huya shall pay, or cause to be paid, in accordance with the terms of the memorandum and articles of association of Huya and applicable law, a dividend to each Huya shareholder and each Huya ADS holder as of the close of business on the record date that is after the date when the Required DouYu Vote is obtained and prior to the Closing Date and determined by an authorized officer of Huya with respect to such dividend in an amount per Huya share held by such Huya shareholders or underlying the Huya ADSs held by such Huya ADS holders equal to (i) US$200,000,000 divided by (ii) the number of Huya Class A shares and Huya Class B shares issued and outstanding as of the close of business on such record date (the “Huya Closing Dividend”).
DouYu Closing Dividend
On or around the Closing Date and in no event later than twenty (20) days after the Closing Date, DouYu shall pay, or cause to be paid, in accordance with the terms of the memorandum and articles of association of DouYu and applicable law, a dividend to each DouYu shareholder and each DouYu ADS holder as of the close of business on the record date that is after the date when the Required DouYu Vote is obtained and prior to the Closing Date and determined by an authorized officer of DouYu with respect to such dividend in an amount per DouYu share held by such DouYu shareholders or underlying the DouYu ADSs held by such DouYu ADS holders equal to (i) US$60,000,000 divided by (ii) the number of DouYu shares issued and outstanding as of the close of business on such record date (the “DouYu Closing Dividend”).
DouYu Corporate Structure Matters
On or prior to the closing, DouYu shall cause:

•
(A) to be delivered to Huya and Nectarine duly signed resignations of each legal representative and director of each DouYu VIE, (B) to be appointed as legal representatives and directors of each DouYu VIE persons designated by Nectarine and (C) to be completed the registration of such resignation and appointment as described in the foregoing clauses (A) and (B) with the relevant governmental entities;

•
each shareholder of Wuhan Ouyue Online TV Co., Ltd. (“Wuhan Ouyue”) to execute and deliver to Huya and Nectarine (A) all documents necessary for such shareholder to transfer, free of any third-party rights, claims or liens (except for permitted liens and as provided in the DouYu VIE Contracts (to the extent applicable to Wuhan Ouyue)), all such shareholder’s equity interests in Wuhan Ouyue to qualified person(s) designated by Huya and Nectarine for a nominal consideration of RMB 1 and (B) all documents as may be required to effect the registration of such transfer with the relevant governmental entities;

•
each shareholder of Wuhan DouYu Internet Technology Co., Ltd. (“Wuhan DouYu”) (other than those set forth in the disclosure schedule DouYu delivered in connection with the Merger Agreement) to (A) execute and deliver to Huya and Nectarine all documents necessary for such shareholder to transfer, free of any third-party rights, claims or liens (except for permitted liens and as provided in the DouYu VIE Contracts (to the extent applicable to Wuhan DouYu)), all such shareholder’s equity interests in Wuhan DouYu to person(s) designated by Huya and Nectarine for a nominal consideration of RMB 1 and all documents as may be required to effect the registration of such transfer with the relevant governmental entities (the “Registration Documents”) and (B) execute such other documents and take such other actions in connection with the transfer described in the foregoing clause (A);

•	to be submitted to the relevant governmental entities the Registration Documents; and

•
each shareholder of Wuhan DouYu set forth in the disclosure schedule DouYu delivered in connection with the Merger Agreement to execute and deliver to Huya and Nectarine an undertaking to cooperate with Huya and Nectarine and use best efforts to transfer all equity interests in Wuhan DouYu held by such nominee shareholder to qualified person(s) designated by Huya and Nectarine, based on a transfer plan mutually agreed by such shareholder, Huya and Nectarine, free of any third-party rights, claims or liens (except for permitted liens and as provided under the DouYu VIE Contracts), as soon as practicable and in any event within one (1) year after the Closing Date.

Voting of DouYu Shares by Nectarine
Nectarine will, at the DouYu shareholders meeting or any other meeting of the DouYu shareholders or any vote of DouYu shares relating to the approval of the Merger Agreement and the Merger, however called, (i) appear at such DouYu shareholders meeting or otherwise cause its representative(s) to appear at such DouYu shareholders meeting or otherwise cause its DouYu shares to be counted as present thereat for purposes of determining whether a quorum is present, and (ii) vote, or cause to be voted, or provide written consent with respect to, all DouYu shares then owned beneficially or of record by it or any of its subsidiaries, as of the record date for such meeting, (1) in favor of the approval of the Merger Agreement (as it may be amended or otherwise modified from time to time), the terms and conditions thereof and the transactions contemplated thereby, including the Merger, the approval of the execution and delivery by DouYu of the Merger Agreement, and the approval of any actions required in furtherance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (2) against any transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, or in competition or inconsistent with the transactions contemplated by the Merger Agreement, including the Merger, (3) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to (A) materially impede, frustrate, prevent, nullify, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement, including the Merger, (B) result in a breach of any presentation, warranty, covenant or any other obligation or agreement by DouYu under the Merger Agreement, or (C) result in any of the conditions to the consummation of the Merger not being fulfilled, (4) in favor of any adjournment or postponement of such DouYu shareholders meeting at which any of the matters described in the above mentioned clauses (1) through (3) is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Huya and (5) in favor of any other matter necessary to effect the transactions contemplated by the Merger Agreement, including the Merger.
Prior to the earlier of (i) the DouYu shareholders meeting or (ii) any other meeting of the DouYu shareholders or any vote of DouYu shares relating to the approval of the Merger Agreement and the Merger, however called, Nectarine will not, and will cause each of its subsidiaries not to, directly or indirectly, transfer, assign or otherwise dispose of any DouYu shares owned by Nectarine or its subsidiaries.
Reassignment Agreement
Neither Nectarine nor DouYu shall waive any of the conditions to closing under the Reassignment Agreement or amend any provisions of the Reassignment Agreement without Huya’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
Nectarine Indemnity
In the event that Nectarine (but not Huya) waives the closing condition to obtain PRC regulatory filings and the closing occurs, Nectarine shall indemnify, defend and hold harmless Huya, the surviving company and their subsidiaries (the “Nectarine Indemnitees”) from and against all liabilities, losses, damages, claims, causes of action, costs and expenses actually suffered or incurred by, or imposed upon, the Nectarine Indemnitees to the extent resulting from or in connection with Nectarine’s waiver of such closing condition, provided that in no event shall the aggregate liability of Nectarine in relation to claims brought against Nectarine exceed US$1,000,000.
Compensation Matters
Unless otherwise approved by Nectarine, DouYu will not, and will not permit the DouYu Subsidiaries to (i) enter into, adopt, amend, extend or terminate any bonus, profit sharing, compensation, severance, termination, equity, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, labor, collective bargaining, employment, severance or other benefit or compensation agreement, trust, plan, fund, award or arrangement for the benefit or welfare of any director, officer or employee in any manner (other than the entry into or amendment of employment or labor contracts with newly hired employees or the termination of employment agreements or labor contracts with terminated employees in the ordinary course of business consistent with past practice), (ii) except as required under any agreement, plan or arrangement in effect on the date of the Merger Agreement, grant or increase in any manner the compensation (including severance, termination or similar compensation) or benefits payable or to become payable to any director, officer or employee (including, without limitation, the granting of stock options or other equity awards), or (iii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits payable or to become payable to the beneficiaries of DouYu RSU Trust, any director, officer or employee under any benefit or compensation plan, agreement or arrangement.

DouYu shall be entitled to take all necessary actions to cause all outstanding and unvested DouYu RSU Awards held by the individuals set forth in the disclosure schedule DouYu delivered in connection with the Merger Agreement (the “Accelerating RSU Holders”) as of the mailing date of this proxy statement/prospectus (the “Accelerating RSUs”) to become fully vested prior to the Effective Time (the “Vesting Acceleration”), provided that the Vesting Acceleration shall not be permitted or effected with respect to an Accelerating RSU Holder unless such Accelerating RSU Holder shall have, on or prior to the mailing date of this proxy statement, duly executed and delivered to Nectarine, Huya and DouYu a lockup undertaking and a securities account monitoring agreement, in each case on terms and conditions mutually agreed by and among Nectarine, Huya and such Accelerating RSU Holder.
Unless otherwise approved by Nectarine, Huya will not, and will not permit the Huya Subsidiaries to (i) enter into, adopt, amend, extend or terminate any bonus, profit sharing, compensation, severance, termination, equity, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, labor, collective bargaining, employment, severance or other benefit or compensation agreement, trust, plan, fund, award or arrangement for the benefit or welfare of any director, officer or employee in any manner (other than the entry into or amendment of employment or labor contracts with newly hired employees or the termination of employment agreements or labor contracts with terminated employees in the ordinary course of business consistent with past practice), (ii) except as required under any agreement, plan or arrangement in effect on the date of the Merger Agreement, grant or increase in any manner the compensation (including severance, termination or similar compensation) or benefits payable or to become payable to any director, officer or employee (including, without limitation, the granting of stock options or other equity awards), or (iii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits payable or to become payable to any director, officer or employee under any benefit or compensation plan, agreement or arrangement.
Conditions to the Completion of the Merger
The obligations of DouYu, Huya and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of the following conditions:

•	the Required DouYu Vote shall have been obtained;

•
the registration statement on Form
F-4
(of which this proxy statement/prospectus is a part) having become effective under the Securities Act, and not having become the subject of any stop order, or any proceedings to seek a stop order, to suspend the effectiveness of the Form
F-4;

•	the Huya ADSs issuable as Merger Consideration pursuant to the Merger Agreement having been approved for listing on the NYSE, subject to official notice of; and

•
no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which (1) is in effect and (2) permanently enjoins or prohibits the consummation of the transaction contemplated by the Merger Agreement.

The obligations of each of Huya and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, or waiver by Huya and Nectarine, of the following conditions; provided that the last bullet point of the following conditions may be waived by Nectarine only:

•
(1) certain representations and warranties of DouYu in the Merger Agreement being true and correct in all respects save for de minimis inaccuracies as of the date of the Merger Agreement and as of the Closing Date as if made on and as of such date and time, and (2) certain representations and warranties of DouYu set forth in the Merger Agreement being true and correct interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “DouYu Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, would not constitute a DouYu Material Adverse Effect;

•
DouYu having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement prior to or at the time of closing of the Merger;

•	there having been no DouYu Material Adverse Effect since the date of the Merger Agreement;

•	The actions described under the sub-section titled “DouYu Corporate Structure Matters” having been completed;

•
DouYu shareholders holding no more than 10% of DouYu shares shall have provided any notice of objection, written demand for appraisal or taken any other action that purports to exercise any rights pursuant to Section 238 of the Cayman Companies Law;

•
DouYu shall have, within 20 days immediately following the date on which the Required DouYu Vote is obtained, given written notice thereof to each Purported Dissenting Shareholder, and the listing of DouYu shares on the NASDAQ Global Select Market shall have been maintained for a minimum of twenty (20) days after such notice date;

•
all closing conditions under the Reassignment Agreement shall have been satisfied or waived as of the closing, which waiver shall be subject to prior written consent of Huya and the closing of the Reassignment (as defined in the Reassignment Agreement) shall have occurred in accordance with the Reassignment Agreement substantially concurrently with the closing of the transactions contemplated by the Merger Agreement;

•
all PRC regulatory filings to be made or obtained in connection with the Merger and the other transactions contemplated by the Merger Agreement prior to closing shall have been duly made or obtained, or the statutory clearance or non-objection period
in respect of any such regulatory filing or notification has expired and no objection has been raised with respect to the Merger, in each case in accordance with applicable PRC laws.

The obligations of each of DouYu to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, or waiver by DouYu and Nectarine:

•
(1) certain representations and warranties of Huya and Merger Sub in the Merger Agreement being true and correct in all respects save for de minimis inaccuracies as of the date of the Merger Agreement and as of the Closing Date as if made on and as of such date and time, and (2) certain representations and warranties of Huya and Merger Sub set forth in the Merger Agreement being true and correct interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Huya Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, would not constitute a Huya Material Adverse Effect;

•
Huya and Merger Sub having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement prior to or at the time of closing of the Merger; and

•	there having been no Huya Material Adverse Effect since the date of the Merger Agreement.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the receipt of the Required DouYu Vote:

(1)	by mutual written consent of Huya and DouYu;

(2)	by any of Huya, DouYu or Nectarine, if:

•	the Merger is not completed by July 12, 2021; provided that if by July 12, 2021, all of the conditions set forth in the sub-section titled “—Conditions to the Completion of the Merger”

having been satisfied but for the condition set forth in the last bullet point of the second paragraph thereof, then such date shall automatically be extended for three (3) months; provided further that this termination right is not available to a party if the failure of the Merger to have been completed on or before such date was primarily due to the breach or failure of such party to perform in a material respect any of its obligations under the Merger Agreement;

•
any order, judgment, writ, injunction, decree, decision, ruling, verdict having the effect of permanently enjoining or prohibiting the consummation of the transaction contemplated by the Merger Agreement becomes final and non-appealable;
provided, that this termination right is not available to a party if the issuance of such final, non-appealable
order, judgment, writ, injunction, decree, decision, ruling, verdict was primarily due to the breach or failure of such party to perform in a material respect any of its obligations under Merger Agreement; or

•	the Required DouYu Vote is not obtained; provided that DouYu shall not be permitted to terminate the Merger Agreement if DouYu has not paid the No Vote Termination Fee (as defined below).

(3)	by Huya or Nectarine, if

•
the representations and warranties of DouYu shall not be true and correct or DouYu shall have breached or failed to perform any of its covenants or agreements contained in the Merger Agreement, such that the corresponding condition to closing would not be satisfied and such breach or inaccuracy cannot be cured by DouYu by July 12, 2021, or if curable, is not cured within thirty days after receipt by DouYu of written notice from Huya or Nectarine of such breach and stating Huya or Nectarine’s intention to terminate the Merger Agreement; provided, that this termination right is not available to Huya if it is then in material breach of any of its representations, warranties, covenants or other agreements under the Merger Agreement, such that any condition to Huya’s obligation to close would not be satisfied; or

•
(1) all of the closing conditions to the obligations of Huya and Merger Sub to consummate the Merger (including those conditions that are conditions to all parties’ obligations) are otherwise satisfied, (2) Huya and Nectarine have confirmed by notice to DouYu that all conditions to their obligation to consummate the Merger have been satisfied or that they will waive any such unsatisfied conditions, and (3) Douyu fails to consummate the Merger within three business days following the date the closing should have occurred pursuant to the Merger Agreement.

(4)	by DouYu or Nectarine, if:

•
the representations and warranties of Huya and Merger Sub shall not be true and correct or Huya or Merger Sub shall have breached or failed to perform any of its covenants or agreements contained in the Merger Agreement, such that the corresponding condition to closing would not be satisfied and such breach or inaccuracy cannot be cured by Huya and Merger Sub by July 12, 2021, or if curable, is not cured within thirty days after receipt by Huya and Merger Sub of written notice from DouYu or Nectarine of such breach and stating DouYu or Nectarine’s intention to terminate the Merger Agreement; provided, that this termination right is not available to DouYu if it is then in material breach of any of its representations, warranties, covenants or other agreements under the Merger Agreement, such that any condition to DouYu’s obligation to close would not be satisfied; or

•
(1) all of the closing conditions to the obligations of DouYu to consummate the Merger (including those conditions that are conditions to all parties’ obligations) are otherwise satisfied, (2) DouYu and Nectarine have confirmed by notice to Huya that all conditions to their obligation to consummate the Merger have been satisfied or that they will waive any such unsatisfied conditions, and (3) Huya fails to consummate the Merger within three business days following the date the closing should have occurred pursuant to the Merger Agreement.

Effect of Termination
If the Merger Agreement is terminated, it will become void and of no effect with no liability on the part of any of Huya, Merger Sub, DouYu or Nectarine (or of any of their representatives), except that certain provisions of the Merger Agreement (including the provision providing for a termination fee) will remain in full force and effect and no party will be released from of any liability or damages resulting from any willful and material breach of any representations, warranties, covenant or agreement contained in the Merge Agreement prior to such termination or be released from any liability arising from fraud.
Termination Fee
Huya is required to pay DouYu a termination fee of US$177,000,000 (the “Termination Fee”) if the Merger Agreement is terminated by DouYu or Nectarine because:

•
the representations and warranties of Huya and Merger Sub shall not be true and correct or Huya or Merger Sub shall have breached or failed to perform any of its covenants or agreements contained in the Merger Agreement, as set forth in more detail in clause (4) the sub-section
titled “—Termination of the Merger Agreement,” or

•
(1) all of the closing conditions to the completion of the Merger or to the obligations of Huya and Merger Sub to consummate the Merger have been satisfied, (2) DouYu and Nectarine have confirmed by notice to Huya that all conditions to their obligation to consummate the Merger have been satisfied or that they are willing to waive any such unsatisfied conditions, and (3) Huya fails to consummate the Merger within three business days following the date the closing should have occurred as set forth in the Merger.

DouYu is required to pay Huya the Termination Fee if the Merger Agreement is terminated by Huya or Nectarine because:

•
the representations and warranties of DouYu shall not be true and correct or DouYu shall have breached or failed to perform any of its covenants or agreements contained in the Merger Agreement, as set forth in more detail in clause (3) of the sub-section
titled “—Termination of the Merger Agreement,” or

•
(1) all of the closing conditions to the completion of the Merger or to the obligations of DouYu to consummate the Merger have been satisfied, (2) Huya and Nectarine have confirmed by notice to DouYu that all conditions to their obligation to consummate the Merger have been satisfied or that they are willing to waive any such unsatisfied conditions, and (3) DouYu fails to consummate the Merger within three business days following the date the closing should have occurred as set forth in the Merger.

In addition, in the event that (1) the Merger Agreement is terminated by DouYu, Huya or Nectarine due to the failure to obtain the Required DouYu Vote other than as a result of Nectarine’s breach of its obligations under the sub-section
titled “—Voting of DouYu Shares by Nectarine” (2) the DouYu Board has effected a change of recommendation and (3) the Merger Agreement is not at such time able to be terminated by Huya or Nectarine under clause (3) of the sub-section
titled “—Termination of the Merger Agreement,” DouYu shall pay Huya a termination fee of US$44,000,000 (the “No Vote Termination Fee”).
Fees and Expenses
Whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses except as otherwise provided in the Merger Agreement.

Amendment or Waiver
The Merger Agreement may be amended by action taken by DouYu, Huya, Merger Sub and Nectarine at any time before or after approval of the Merger Agreement by the Required DouYu Vote, but after any such approval, no amendment shall be made which requires the approval of the DouYu shareholders under applicable law without such approval.
At any time prior to the Effective Time, each of Huya and Merger Sub, DouYu and Nectarine may agree to (1) extend the time for the performance of any of the obligations or other acts of DouYu, Huya, Merger Sub or Nectarine, (2) waive any inaccuracies in the representations and warranties of DouYu, Huya, Merger Sub or Nectarine contained in the Agreement or in any document, certificate or writing delivered pursuant thereto, or (3) waive compliance by DouYu, Huya, Merger Sub or Nectarine with any of the agreements or conditions contained in the Merger Agreement. The failure of DouYu, Huya or Nectarine to assert any of its rights under the Merger Agreement shall not constitute a waiver of such rights.
Remedies
Subject to the third paragraph below, Huya’s receipt of the No Vote Termination Fee or Termination Fee from DouYu shall be the sole and exclusive remedy of Huya and the Huya Subsidiaries against the DouYu Related Parties (as defined below) (other than the shareholders of DouYu that are parties to the Voting Agreements pursuant to the terms of such agreements) for any loss suffered as a result of any breach of any covenant or agreement or the failure of the Merger to be consummated, and upon payment of such amount, none of the DouYu Related Parties (other than the shareholders of DouYu that are parties to voting agreements with Nectarine, Huya and DouYu pursuant to the terms of such agreements) shall have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby. Under no circumstances will Huya be entitled to monetary damages in excess of the amount of the No Vote Termination Fee or Termination Fee, as applicable. As used herein, “DouYu Related Party” means DouYu and the DouYu Subsidiaries and any of their respective former, current and future officers, employees, directors, partners, shareholders, management members or affiliates (excluding any Huya Related Party).
Subject to the third paragraph below, DouYu’s receipt of the Termination Fee from Huya shall be the sole and exclusive remedy of DouYu and the DouYu Subsidiaries against the Huya Related Parties (as defined below) for any loss suffered as a result of any breach of any covenant or agreement or the failure of the Merger to be consummated, and upon payment of such amount, none of the Huya Related Parties shall have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby. Under no circumstances will DouYu be entitled to monetary damages in excess of the amount of the Termination Fee. As used herein, “Huya Related Party” means Huya, Merger Sub, or any of their respective former, current and future general or limited partners, shareholders, managers, members, agents, directors, officers, employees or affiliates.
Each of Huya, Merger Sub, DouYu and Nectarine is entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which they are entitled at law or in equity. None of Huya, Merger Sub, DouYu or Nectarine shall be required to provide any bond or other security in connection with an injunction or injunctions sought in accordance with the Merger Agreement to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. While Huya and Merger Sub may pursue both a grant of specific performance and the payment of the No Vote Termination Fee or the Termination Fee, as applicable, or DouYu may pursue both a grant of specific performance and the payment of the Termination Fee, under no circumstances shall Huya and Merger Sub, on the one hand, or DouYu, on the other hand, be permitted or entitled to receive both a grant of specific performance and any money damages, including all or any portion of the No Vote Termination Fee or the Termination Fee, as applicable.

THE REASSIGNMENT AGREEMENT
The following is a summary of the material provisions of the Reassignment Agreement between Nectarine and DouYu. This summary does not purport to be a complete description of the terms and conditions of the Reassignment Agreement and is qualified in its entirety by reference to the Reassignment Agreement, a copy of which is attached as Annex B to this proxy statement/prospectus and incorporated herein by reference. In the event of any discrepancy between the terms of the Reassignment Agreement and the following summary, the Reassignment Agreement will control.
The Reassignment Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Reassignment Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Reassignment Agreement. The representations, warranties and covenants in the Reassignment Agreement are also modified in part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the underlying disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Reassignment Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Reassignment Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about Nectarine, DouYu or any other matter.
Overview
Concurrently with the execution of the Merger Agreement, (i) Tencent Holdings and Nectarine entered into that certain business cooperation agreement, dated as of October 12, 2020 (the “BCA”), pursuant to which Tencent Holdings and Nectarine agreed to cooperate, and to cause their affiliates to cooperate, in certain areas in the game live streaming business on terms and conditions set forth therein, (ii) Tencent Holdings, Nectarine, Shenzhen Tencent Computer Systems Company Limited (“Tencent Opco”) and Shenzhen Chuanghai Digital Company Limited (“Chuanghai Digital”) entered into that certain exclusive share option agreement, dated as of October 12, 2020 (the “Exclusive Share Option Agreement”), pursuant to which Tencent Opco irrevocably granted Nectarine or its designated representatives an exclusive option to purchase all or part of its equity interests in Chuanghai Digital, and (iii) Tencent Opco and Nectarine entered into that certain voting rights proxy agreement, dated as of October 12, 2020 (the “Proxy Agreement”), pursuant to which Tencent Opco irrevocably appointed Nectarine as its attorney-in-fact
to exercise Tencent Opco’s rights in Chuanghai Digital, including, without limitation, the power to vote on its behalf on all matters of Chuanghai Digital requiring shareholder approval under PRC laws and Chuanghai Digital’s Articles of Association.
Concurrently with the execution of the Merger Agreement, and in connection with the execution of the BCA, the Exclusive Share Option Agreement and the Proxy Agreement, DouYu and Nectarine entered into that certain reassignment agreement, dated as of October 12, 2020 (the “Reassignment Agreement”), pursuant to which Nectarine agreed, in exchange for aggregate consideration of US$500,000,000 from DouYu, to (i) novate and transfer all of its rights and obligations under the BCA, the Exclusive Share Option Agreement and the Proxy Agreement to DouYu, (ii) cause Tencent Opco and Chuanghai Digital to enter into an equity pledge agreement (the “Equity Pledge Agreement”) with Wuhan Douyu Culture Network Technology Co., Ltd., a wholly owned subsidiary of DouYu (“DouYu WFOE”), pursuant to which Tencent Opco will pledge its interest in Chuanghai Digital in favor of DouYu WFOE to guarantee the performance of obligations of Chuanghai Digital under the Exclusive Business Cooperation Agreement and (iii) cause Chuanghai Digital to enter into an exclusive business cooperation agreement (the “Exclusive Business Cooperation Agreement”) with DouYu WFOE, pursuant to which DouYu WFOE will provide exclusive technical support and consulting services to Chuanghai Digital (such transactions, collectively, the “Reassignment”). Following completion of the Reassignment, DouYu will beneficially own and control Chuanghai Digital, which will own and operate the gaming live streaming business previously operated by Nectarine and its affiliates under the name “Penguin
e-Sports”
(the “Penguin Business”).
Closing
In accordance with the terms and subject to the conditions of the Reassignment Agreement, the closing of the Reassignment (the “Reassignment Closing”) will take place substantially concurrently with the closing of the Merger or, in the event that the condition that the Reassignment occur substantially concurrently with the Merger is waived by Nectarine and DouYu, on the date that is the third business day after the satisfaction or waiver of the conditions set forth in the Reassignment Agreement. The date on which the Closing actually occurs is referred to as the “Reassignment Closing Date.”
Representations and Warranties
The Reassignment Agreement contains representations and warranties of Nectarine and DouYu, certain of which are qualified by materiality and material adverse effect and may be further modified and limited by the disclosure schedules or the knowledge of the parties.
Representations and Warranties of Nectarine
Nectarine made representations and warranties to DouYu relating to, among other things, organization and qualification, subsidiaries, capitalization, authority, financial statements, no undisclosed liabilities, compliance with laws, absence of changes, consents and approvals, no violations, assets and liabilities, real property, legal proceedings, material contracts, intellectual property, interested party transactions, brokers and no additional representations or warranties.
Representations and Warranties of DouYu
DouYu made representations and warranties to Nectarine relating to, among other things, organization, authority, consents and approvals, no violations, sufficient funds and no reliance.
Survival of Representations and Warranties
The representations and warranties of the respective parties to the Reassignment Agreement will survive the Reassignment Closing and remain in full force and effect until the date that is the eighteen-month anniversary of the Reassignment Closing Date, except that the representations and warranties made by Nectarine to DouYu relating to organization and qualification, subsidiaries, capitalization, authority and brokers will survive the Reassignment Closing and remain in full force and effect until the date that is the
24-month
anniversary of the Reassignment Closing Date, in each case, at which time such representations and warranties will expire and be of no force or effect.
Covenants
Mutual Covenants of DouYu and Nectarine
Subject to the terms and conditions of the Reassignment Agreement, each of DouYu and Nectarine have agreed, among other things, to:

•
use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law promptly to consummate the Reassignment and the other transactions contemplated by the Reassignment Agreement;

•
furnish, and cause their affiliates to furnish, to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the Reassignment and the other transactions contemplated by the Reassignment Agreement;

•
(i) give each other prompt notice of the making or commencement of any request, inquiry, investigation, action or other proceeding by or before any governmental entity with respect to the Reassignment or any other transaction contemplated by the Reassignment Agreement, (ii) keep each other informed as to the status of any such request, inquiry, investigation, action or other proceeding; and (iii) promptly inform each other of any communication to or from any governmental entity regarding the Reassignment and the other transactions contemplated by the Reassignment Agreement;

•
take, and cause certain of their affiliates to take, all necessary actions and execute all necessary documents to facilitate the completion of certain restructuring transactions in connection with the Reassignment as set forth on the applicable schedule to the Reassignment Agreement;

•
use their commercially reasonable efforts to negotiate and enter into, or cause to be negotiated and entered into, at the Reassignment Closing a transition services agreement in accordance with the terms set forth on the applicable exhibit to the Reassignment Agreement;

Additional Covenants of DouYu
Payment of Liabilities
After the Reassignment Closing, DouYu will, or will procure Chuanghai Digital to, pay an amount equal to the total amount of the liabilities of the Penguin Business as of the Reassignment Closing Date (excluding any all indebtedness and liabilities of Chuanghai Digital that are due and payable prior to the Reassignment Closing Date pursuant to the terms and conditions of such indebtedness and liabilities and that would have been settled or paid prior to the Reassignment Closing in accordance with the past practice of Nectarine or its affiliates, as applicable, with respect to the Penguin Business and in connection with such indebtedness and liabilities and any liabilities assumed by Chuanghai Digital or DouYu pursuant to any restructuring contracts), which amount will be calculated pursuant to the same accounting principles as applied in the preparation of Chuanghai Digital’s financial statements that were delivered to DouYu.
Additional Covenants of Nectarine
Payment of Liabilities
Nectarine has agreed to pay, or cause to be paid, prior to the Reassignment Closing all indebtedness and liabilities of Chuanghai Digital that is due and payable prior to the Reassignment Closing Date pursuant to the terms and conditions of such indebtedness and liabilities and that would have been settled or paid prior to the Reassignment Closing in accordance with the past practice of Nectarine or its affiliates, as applicable, with respect to the Penguin Business and in connection with such indebtedness and liabilities.
Conduct of Business of Chuanghai Digital
Except as required by applicable law or as expressly contemplated by the Reassignment Agreement of the Merger Agreement, during the period from October 12, 2020 to the earlier of the Reassignment Closing of the termination of the Reassignment Agreement in accordance with its terms (such period, the “interim period”), Nectarine has agreed to cause Chuanghai Digital and, solely with respect to the Penguin Business, Nectarine and its affiliates that own, lease or operate any of the properties and assets that will be acquired by Chuanghai Digital in connection with the Reassignment, to conduct their operations in the ordinary and usual course of business consistent with past practice.

During the interim period, Nectarine has also agreed to cause Chuanghai Digital and, solely with respect to the Penguin Business, Nectarine and its affiliates that own, lease or operate any of the properties and assets that will be acquired by Chuanghai Digital in connection with the Reassignment not to, without the prior written consent of DouYu (which consent will not be unreasonably withheld, conditioned, or delayed):

•
Take any action that would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Penguin Business or prevent or impede Nectarine’s or Chuanghai Digital’s ability to consummate the transactions contemplated by the Reassignment Agreement, including the Reassignment;

•	declare, set aside or pay any dividend or other distribution with respect to any share capital of Chuanghai Digital or redeem, repurchase or otherwise acquire any share capital of Chuanghai Digital;

•	materially change any method of accounting or accounting practice by Chuanghai Digital;

•
make or revoke any material tax election, any settlement or compromise of any tax liability or any change (or request to any taxing authority to change) any material aspect of the method of accounting of Chuanghai Digital for tax purposes;

•	amend Chuanghai Digital’s Articles of Association;

•
incur material indebtedness for borrowed money or guarantee such indebtedness for another person or issue or sell debt securities, warrants or other rights to acquire any debt security of Chuanghai Digital, in each case by Chuanghai Digital;

•
adopt, resolve to approve or petition for (including similar proceedings or orders in relation to) a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or reorganization of Chuanghai Digital; or

•	appoint any receiver, trustee, administrator or other similar person in relation to the affairs of Chuanghai Digital or its property or any part thereof.
Access to Information
Subject to certain limited exceptions and applicable law, during the interim period, Nectarine has agreed to cause Chuanghai Digital to (i) give DouYu and its authorized representatives reasonable access during normal business hours to all of Chuanghai Digital’s employees, officers, agents, contracts and properties and to all of Chuanghai Digital’s books and records, (ii) permit DouYu and its authorized representatives to make such inspections as they may reasonably require and (iii) cause its officers to furnish DouYu and its authorized representatives with such financial and operating data concerning Chuanghai Digital and other information with respect to Chuanghai Digital’s businesses, properties and personnel as DouYu and its authorized representatives may from time to time reasonably request.
Indemnification Obligations of Nectarine
Subject to certain limitations as set forth in the Reassignment Agreement, from and after the Reassignment Closing, Nectarine will indemnify, defend and hold harmless DouYu and its affiliates (collectively, the “Nectarine Indemnified Parties”) from and against any claims, actions, losses, damages, liabilities, taxes, costs and expenses actually suffered by a Nectarine Indemnified Party as a result of or in connection with any failure of any representation or warranty of Nectarine under the Reassignment Agreement to be true and correct as of the Reassignment Closing Date as if made on and as of such date (except for representations and warranties made as of a specified date, only as of the specified date) (“Damages”), provided, however, that (i) Nectarine will have no liability for any claim for indemnification in respect of any individual item where the amount of Damages relating thereto is less than $100,000, (ii) Nectarine will have no liability for any claim for indemnification unless and until the aggregate amount of Damages for which it would be responsible for claims for indemnification exceeds $5,000,000, in which case Nectarine shall be liable only for the amount exceeding $5,000,000, and (iii) the maximum aggregate amount of indemnifiable Damages payable by Nectarine will not exceed $100,000,000.
Closing Conditions
The consummation of the Reassignment is conditioned upon the satisfaction or waiver by the applicable parties to the Reassignment Agreement of the conditions set forth below. Therefore, unless these conditions are waived by the applicable parties to the Reassignment Agreement, the Reassignment may not be consummated. There can be no assurance that the parties to the Reassignment Agreement would waive any such provisions of the Reassignment Agreement.
Conditions to the Obligations of Each Party
The obligations of each of DouYu and Nectarine to consummate, or cause to be consummated, the Reassignment are subject to the fulfillment of the following conditions, any or all of which may be waived, in whole or in part, in writing by each of DouYu and Nectarine, to the extent permitted by applicable law:

•	the closing of the Merger will have occurred in accordance with the terms of the Merger Agreement substantially concurrently with the Reassignment Closing; and

•
No governmental entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any final and non-appealable
order, judgment, writ, injunction, decree, decision, ruling, verdict that (i) is in effect and (ii) permanently enjoins or prohibits the consummation of the transactions contemplated by the Reassignment Agreement, or requires, or is construed to require, DouYu, Nectarine, any of their respective affiliates or Chuanghai Digital to proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Reassignment Closing Date, any of the assets, licenses, operations, rights, products or businesses held by any of them prior to the Reassignment Closing Date, or any interest therein, or to agree to any material change (including through a licensing arrangement) or restriction on, or other impairment of DouYu’s or any of its affiliates’ ability to enjoy the full economic interest in and control over Chuanghai Digital as otherwise contemplated by the Exclusive Share Option Agreement, the Proxy Agreement, the Equity Pledge Agreement and the Exclusive Business Cooperation Agreement.

Conditions to the Obligations of DouYu
The obligation of DouYu to consummate the transactions contemplated by the Reassignment Agreement is subject to the fulfillment at or prior to the Reassignment Closing Date of the following additional conditions, any or all of which may be waived, in whole or in part, in writing by Nectarine, to the extent permitted by applicable law:

•
the completion of certain restructuring transactions contemplated by the Reassignment Agreement in accordance with the applicable schedule to the Reassignment Agreement and applicable laws, except for any such failure that primarily results from a breach by DouYu of its covenant with respect to the completion of such restructuring transactions and, after taking into account substitute arrangements offered by Nectarine and consented to by DouYu (which consent will not be unreasonably withheld, conditioned or delayed), as would not materially impact the conduct of the Penguin Business; and

•
certain of the representations and warranties of Nectarine pertaining to organization and qualification, subsidiaries, capitalization, authority and brokers will be true and correct in all material respects as of the Reassignment Closing Date as if made on and as of such date and time (except for representations and warranties made as of a specified date, only as of the specified date).

Conditions to the Obligations of Nectarine
The obligation of Nectarine to consummate the transactions contemplated by the Reassignment Agreement is subject to the fulfillment at or prior to the Reassignment Closing Date of the following additional condition, which may be waived, in whole or in part, in writing by DouYu, to the extent permitted by applicable law:

•
certain of the representations and warranties of Nectarine pertaining to organization and qualification, subsidiaries, capitalization, authority and brokers will be true and correct in all material respects as of the Reassignment Closing Date as if made on and as of such date and time (except for representations and warranties made as of a specified date, only as of the specified date).

Termination
The Reassignment Agreement may be terminated and the Reassignment may be abandoned at any time prior to the Reassignment Closing Date:

•	by the mutual written consent of DouYu and Nectarine;

•	by either of DouYu or Nectarine if:

o
the Reassignment has not been consummated on or before the Outside Date (as defined in the Merger Agreement), unless the failure of the Reassignment to have been consummated on or before such date was primarily due to the breach or failure of such party to perform in a material respect any of its obligations under the Reassignment Agreement or the Merger Agreement; or

o
any order, judgment, writ, injunction, decree, decision, ruling, verdict shall be in effect and shall have become final and nonappealable that permanently enjoins or prohibits the consummation of the transactions contemplated by the Reassignment Agreement, or requires, or is construed to require, DouYu, Nectarine, any of their respective affiliates or Chuanghai Digital to proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Reassignment Closing Date, any of the assets, licenses, operations, rights, products or businesses held by any of them prior to the Reassignment Closing Date, or any interest therein, or to agree to any material change (including through a licensing arrangement) or restriction on, or other impairment of DouYu’s or any of its affiliates’ ability to enjoy the full economic interest in and control over Chuanghai Digital as otherwise contemplated by the Exclusive Share Option Agreement, the Proxy Agreement, the Equity Pledge Agreement and the Exclusive Business Cooperation Agreement, unless the issuance of such order, judgment, writ, injunction, decree, decision, ruling, verdict was primarily due to the breach or failure of such party to perform in a material respect any of its obligations under the Reassignment Agreement.

In the event of the termination of the Reassignment Agreement, the Reassignment Agreement will become void and have no effect, without any liability on the part of any party thereto, other than liability of DouYu or Nectarine, as the case may be, for fraud or with respect to certain exceptions contemplated by the Reassignment Agreement that will survive any such termination of the Reassignment Agreement.
Governing Law
The Reassignment Agreement is governed by and construed in accordance with the law of the State of New York.

Arbitration
Any dispute, controversy or claim arising out of or relating to the Reassignment Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of the Reassignment Agreement) shall be finally settled by arbitration. The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “HKIAC Rules”), with the award of the arbitral tribunal to be final, conclusive and binding upon the DouYu and Nectarine.
Amendment
The Reassignment Agreement may only be amended, modified and supplemented by an instrument in writing signed by each of DouYu and Nectarine.

THE VOTING AGREEMENTS
The following is a summary of the material provisions of the voting agreements between HUYA, Nectarine and certain shareholders of DouYu. This summary does not purport to be a complete description of the terms and conditions of the voting agreements and is qualified in its entirety by reference to each voting agreement, copies of which are attached as Annex C and Annex D to this proxy statement/prospectus and incorporated herein by reference. In the event of any discrepancy between the terms of the voting agreements and the following summary, the voting agreements will control.
Overview
As a condition of and inducement to Huya’s, Nectarine’s and Merger Sub’s entry into the Merger Agreement, each of Shaojie Chen, the founder and Chief Executive Officer of DouYu, and Wenming Zhang, the
co-founder
and
co-Chief
Executive Officer of DouYu (each, a “DouYu Voting Shareholder” and, together, the “DouYu Voting Shareholders”), entered into a voting agreement with HUYA, Nectarine and, solely for the limited purposes set forth therein, DouYu on October 12, 2020 (the “DouYu Voting Agreements”), in each case, contemporaneously with the execution and delivery of the Merger Agreement. As of October 31, 2020, an aggregate of 5,451,868 DouYu shares, constituting approximately 17.0% of the total outstanding DouYu shares and 17.0% of the voting power of DouYu, are subject to the DouYu Voting Agreements.
Each DouYu Voting Shareholder has agreed, at any meeting of the DouYu shareholders, or any adjournment or postponement thereof, or any other occasion where a vote, consent or other approval (including by written consent) of the DouYu shareholders is sought with respect to the Merger Agreement and the transactions contemplated thereby, including the Merger (such meeting, adjournment, postponement or occasion, a “DouYu Shareholder Meeting”), to: (i) appear at such DouYu Shareholder Meeting or otherwise cause its representative(s) to appear at such DouYu Shareholder Meeting or otherwise cause all DouYu shares and other equity interests of DouYu that are beneficially owned by such DouYu Voting Shareholder or any of its affiliates as of October 12, 2020 or acquired after such date but prior to the termination of the applicable DouYu Voting Agreement (“Covered Shares”) to be counted as present thereat for purposes of determining whether a quorum is present, and (ii) vote, or cause to be voted, or provide written consent with respect to, all Covered Shares as of the record date for such meeting, (1) in favor of the approval of the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby, including the Merger, the approval of the execution and delivery by DouYu of the Merger Agreement, and the approval of any actions required in furtherance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (2) against any transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement, the plan of merger included in the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, or in competition or inconsistent with the transactions contemplated by the Merger Agreement, including the Merger, (3) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to (A) materially impede, frustrate, prevent, nullify, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement, including the Merger, (B) result in a breach of any representation, warranty, covenant or any other obligation or agreement by DouYu under the Merger Agreement, or (C) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, (4) in favor of any adjournment or postponement of such DouYu Shareholder Meeting at which any of the matters described in clauses (1) through (3) above is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by HUYA, and (5) in favor of any other matter necessary to effect the transactions contemplated by the Merger Agreement, including the Merger.
Representations and Warranties; Covenants
The DouYu Voting Agreements contain customary representations and warranties from the parties thereto.

Each DouYu Voting Shareholder has agreed to certain customary covenants, including, among others: (1) to waive, and not to assert or exercise, any rights of appraisal or rights to dissent from the Merger that such DouYu Voting Shareholder may have, (2) not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against HUYA, Tencent, Merger Sub, DouYu or any of their respective successors relating to the negotiation, execution or delivery of the respective DouYu Voting Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of the respective DouYu Voting Agreement or (y) alleging a breach of any fiduciary duty of the DouYu Board in connection with the Merger Agreement or the transactions contemplated thereby; and (3) that, in the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of DouYu affecting the Covered Shares of such DouYu Voting Shareholder, the respective DouYu Voting Agreement and the obligations thereunder will automatically attach to any additional Covered Shares or other securities or rights of DouYu issued to or acquired by such DouYu Voting Shareholder or any of its Affiliates.
Each DouYu Voting Shareholder has further agreed to authorize and instruct DouYu to enter a stop transfer order with respect to all of the Covered Shares of such DouYu Voting Shareholder (except for any Transfer contemplated by the respective DouYu Voting Agreement, the Merger Agreement and the share transfer agreement, dated August 13, 2020, by and between Mr. Chen and Tencent (the “Share Transfer Agreement”)) and DouYu has agreed that, as promptly as practicable after the date of the respective DouYu Voting Agreement, it shall make a notation on its records and give instructions to the transfer agent for the Covered Shares not to permit, during the term of the respective DouYu Voting Agreement, the transfer of the Covered Shares of such DouYu Voting Shareholder, other than any transfer contemplated by the respective DouYu Voting Agreement, the Merger Agreement and the Share Transfer Agreement.
Non-Solicitation
and Restrictions on Transfers
Each DouYu Voting Shareholder has agreed that he will not, and will cause his representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, endorse or induce in any way the submission or announcement of any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into, continue or participate in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of DouYu or any of its subsidiaries to, or enter into any agreement with, any person (other than HUYA, Tencent or Merger Sub or any of their respective representatives) relating to any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, or (iii) otherwise cooperate with or participate in, or assist or facilitate or take any action that could reasonably be expected to assist or facilitate, any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, or any discussions or negotiations in relation thereto. Additionally, the DouYu Voting Shareholders agreed to immediately cease any existing activities, actions, discussions or negotiations conducted prior to their entry into the DouYu Voting Agreements with respect to any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal.
Each DouYu Voting Shareholder has also agreed to comply with certain restrictions on the disposition and encumbrance of, and the taking of certain actions with respect to, the Covered Shares.
Termination
Each DouYu Voting Agreement terminates upon the earliest to occur of the mutual agreement of the parties to the respective DouYu Voting Agreement to terminate such DouYu Voting Agreement, the effective time of the Merger and the termination of the Merger Agreement in accordance with its terms.

IMPORTANT INFORMATION REGARDING HUYA AND MERGER SUB
Important Information Regarding Huya
Description of Huya
Huya is a leading game live streaming platform in China. Huya is incorporated under the laws of the Cayman Islands and carries out its operation primarily through its subsidiaries and consolidated affiliated entities in China. For a description of Huya’s operation and business in China, please see “Item 4. Information on the Company—A. History and Development of the Company” on page 55 of the Huya 2019
20-F.
Due to PRC legal restrictions on foreign ownership and investment in internet-based businesses such as distribution of online information and value-added telecommunications services, Huya operates its business primarily through Guangzhou Huya and the subsidiaries of Guangzhou Huya. Huya does not hold equity interests in Guangzhou Huya. However, through a series of contractual arrangements with Guangzhou Huya and its shareholders, Huya effectively controls, and is able to derive substantially all of the economic benefits from, Guangzhou Huya and its subsidiaries.
Huya’s principal executive offices are located at Building A3,
E-Park,
280 Hanxi Road, Panyu District, Guangzhou 511446, People’s Republic of China, and its telephone number is +86 20 2290-7888. Huya’s registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands.
Huya ADSs are listed on the NYSE under the symbol “HUYA.”
Contractual Arrangements with Guangzhou Huya
PRC laws and regulations impose restrictions on foreign ownership and investment in internet-based businesses such as distribution of online information, value-added telecommunications services. Huya is a Cayman Islands company and its PRC subsidiary is considered a foreign-invested enterprise. Huya believes the live streaming services offered through its platform constitute a type of value-added telecommunication services that foreign ownership and investment are restricted; and therefore Huya should operate its platform through contractual arrangements with a variable interest entity and its shareholders to ensure compliance with the relevant PRC laws and regulations. Huya has entered into a series of contractual arrangements, through Guangzhou Huya Technology Co., Ltd. (“Huya Technology”), with Guangzhou Huya and the shareholder of Guangzhou Huya to obtain effective control over Guangzhou Huya and its subsidiaries, through which Huya operates its live streaming business.
Huya currently conducts its business through Guangzhou Huya and its subsidiaries based on these contractual arrangements, which allow Huya to:

•	exercise effective control over Guangzhou Huya and its subsidiaries;

•	receive substantially all of the economic benefits of Guangzhou Huya and its subsidiaries; and

•	have an exclusive option to purchase all or part of the equity interests in Guangzhou Huya when and to the extent permitted by PRC law.
As a result of these contractual arrangements, Huya has become the primary beneficiary of Guangzhou Huya, and Huya treats Guangzhou Huya as its variable interest entity under U.S. GAAP. Huya has consolidated the financial results of Guangzhou Huya and its subsidiaries in Huya’s consolidated financial statements in accordance with U.S. GAAP.

The shareholder of Guangzhou Huya was changed from Guangzhou Huaduo Network Technology Co., Ltd. and Guangzhou Qinlv Investment Consulting Co., Ltd. to Linzhi Tencent Technology Co., Ltd. (“Linzhi Tencent) in September 2020. The following is a summary of the currently effective contractual arrangements by and among Huya Technology, Guangzhou Huya, and Linzhi Tencent.
Agreements that provide Huya with effective control over Guangzhou Huya
Shareholder Voting Rights Proxy Agreement.
On September 17, 2020, Huya Technology, Guangzhou Huya, and Linzhi Tencent
entered into a voting rights proxy agreement. Under the voting rights proxy agreement, Linzhi Tencent, as the shareholder of Guangzhou Huya, irrevocably executed a power of attorney and appointed Huya Technology as its attorney-in-fact
to exercise such shareholder’s rights in Guangzhou Huya, including, without limitation, the power to vote on its behalf on all matters of Guangzhou Huya requiring shareholder approval under PRC laws and regulations and the articles of association of Guangzhou Huya and rights to information relating to all business aspects of Guangzhou Huya. The term of this agreement is ten years from the execution date of this agreement and will be automatically extended for one more year indefinitely. Huya Technology has sole discretion to terminate the agreement at any time by providing 30 days’ prior written notice to Guangzhou Huya.
Equity Interest Pledge Agreement.
On September 17, 2020, Huya Technology, Guangzhou Huya and Linzhi Tencent entered into an equity interest pledge agreement. Pursuant to the equity interest pledge agreement, Linzhi Tencent, as the shareholder of Guangzhou Huya, pledged all of its equity interests in Guangzhou Huya to Huya Technology to guarantee the performance by Guangzhou Huya and Linzhi Tencent of their respective obligations under the exclusive business cooperation agreement, exclusive option agreement and voting rights proxy agreement. If Guangzhou Huya or Linzhi Tencent breaches their respective contractual obligations under those agreements, Huya Technology, as the pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will become effective on the date the pledged equity interests are registered with the competent administration for market regulation and will remain effective until the pledgor is no longer the shareholder of Guangzhou Huya. The pledged equity interests were registered with the competent administration for market regulation on September 21, 2020.
Agreement that allows Huya to receive economic benefits from Guangzhou Huya
Exclusive Business Cooperation Agreement.
On September 17, 2020, Huya Technology and Guangzhou Huya
entered into an exclusive business cooperation agreement. Under the exclusive business cooperation agreement, Huya Technology has the exclusive right to provide to Guangzhou Huya technology support, business support and consulting services related to Guangzhou Huya’s business, the scope of which is to be determined by Huya Technology from time to time. Huya Technology owns the exclusive intellectual property rights created as a result of the performance of this agreement. The timing and amount of the service fee payments shall be determined at the sole discretion of Huya Technology. The term of this agreement is ten years from the execution date of this agreement and will be automatically extended for another ten years, unless otherwise agreed upon by Huya Technology and Guangzhou Huya.
Agreement that provide Huya with the option to purchase the equity interests in Guangzhou Huya
Exclusive Option Agreement
. On September 17, 2020, Huya Technology, Guangzhou Huya, and Linzhi Tencent entered into an exclusive option agreement. Under the exclusive option agreement, Linzhi Tencent irrevocably granted Huya Technology or its designated representatives an exclusive option to purchase, to the extent permitted under PRC law, all or part of its equity interests in Guangzhou Huya. Huya Technology or its designated representatives have sole discretion as to when to exercise such options, either in part or in full. Without Huya Technology’s prior written consent, Linzhi Tencent shall not sell, transfer, mortgage or otherwise dispose of its equity interests in Guangzhou Huya. The term of this agreement is ten years and may be extended at Huya Technology’s sole discretion.

In the opinion of Commerce & Finance Law Offices, Huya’s PRC legal counsel:

•	the ownership structures of Huya Technology and Guangzhou Huya are in compliance with PRC laws or regulations currently in effect; and

•
the contractual arrangements among Huya Technology, Guangzhou Huya and Linzhi Tencent, governed by PRC law, are valid, binding and enforceable under PRC law, and do not and will not result in any violation of applicable PRC laws or regulations currently in effect.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. If the PRC government finds that the agreements that establish the structure for operating Huya’s live streaming business do not comply with PRC government restrictions on foreign investment in value-added telecommunications services business, such as the internet content provision services, Huya could be subject to severe penalties, including being prohibited from continuing operations. Please see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—If the PRC government finds that the structure we have adopted for our business operations does not comply with PRC laws and regulations, or if these laws or regulations or interpretations of existing laws or regulations change in the future, we could be subject to severe penalties, including the shutting down of our platform and our business operations,” “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations,” “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of the internet industry and companies” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” of the Huya 2019
20-F.
Directors and Executive Officers of Huya
Please see “Item 6.A—Directors, Senior Management and Employees—Directors and Executive Officers” of the Huya 2019
20-F
and Huya’s report on
Form 6-K,
furnished to the SEC on May 18, 2020, for information on the current directors and executive officers of Huya.
At the Effective Time, Mr. Chen, DouYu’s founder, chief executive officer and director, will be a co-chief
executive officer of the combined company and will be appointed a director on the Huya Board. The biography of Mr. Chen is set forth below.
Shaojie Chen
is DouYu’s founder. Mr. Chen has served as DouYu’s director and chief executive officer since May 2014. Mr. Chen was the founder of Shenzhen Zhangmenren Network Technology Co., Ltd. and served as its general manager from May 2008 to March 2010. He was also the founder of Acfun, an online video platform in China and served as its chief executive officer from March 2010 to March 2012. Mr. Chen graduated from Shandong Youth University of Political Science in July 2007 majoring in computer science. Mr. Chen also completed the chief executive officer series courses (CKGSB CEO Program) in Cheung Kong Graduate School of Business in November 2018.
Compensation of Huya’s Directors and Executive Officers
Please see “Item 6.B—Directors, Senior Management and Employees—Compensation of Directors and Executive Officers” of the Huya 2019
20-F
for information on the compensation received by Huya’s current directors and executive officers, other than Mr. Tsang Wah Kwong who began to serve as Huya’s independent director after the date of the Huya 2019
20-F.
If the Merger is completed, Mr. Chen will join the Huya Board. Subject to the execution by Mr. Chen of a lockup undertaking and a securities account monitoring agreement, all outstanding and unvested DouYu

RSU Awards held by Mr. Chen as of the proxy mailing date will become fully vested prior to the Effective Time. Mr. Chen will receive the corresponding DouYu ADSs as a result of such acceleration, which will be converted into Huya ADSs upon the completion of the Merger subject to certain conditions set forth in the Merger Agreement.
Controlled Company
Because the Tencent Entities will control a majority of the outstanding voting power of Huya upon the completion of the Merger, Huya will be a “ controlled company” under the corporate governance rules of the NYSE. Therefore, Huya will be permitted to elect to rely on certain exemptions from corporate governance rules, including an exemption form the rule that a majority of Huya’s board of directors must be independent directors, and an exemption from the requirement that Huya’s nominating committee be composed entirely of independent directors. Please see “ Item 16.G—Corporate Governance” of the Huya 2019 20-F for information on Huya’s corporate governance practices.
Ownership of Huya Shares by Certain Beneficial Owners, Directors and Executive Officers
Please see “Item 6.E—Directors, Senior Management and Employees—Share Ownership” of the Huya 2019
20-F
for information on the ownership of Huya shares by certain beneficial owners, directors and executive officers of Huya, which is incorporated herein by reference.
Mr. Tsang Wah Kwong who has served as Huya’s independent director since May 2020 does not have any beneficial ownership in Huya as of the date of this proxy statement/prospectus.
Related Party Transactions
Please see “Item 7.B—Major Shareholders and Related Party Transactions—Related Party Transactions” of the Huya 2019
20-F
for information on related party transactions of Huya, which is incorporated herein by reference.
Aside from the treatment of his DouYu RSU Awards in the Merger as set forth in “Important Information Regarding Huya—Compensation of Huya’s Directors and Executive Officers,” Mr. Chen has not had any transactions with Huya in the past three years.
Important Information Regarding Merger Sub
Merger Sub is a direct and wholly owned subsidiary of Huya and was formed solely for the purpose of effecting the Merger. Merger Sub has not conducted any business operations other than incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. As of the date of this proxy statement/prospectus, Merger Sub does not beneficially own any DouYu shares or DouYu ADSs.
Merger Sub’s business offices are located at Building A3,
E-Park,
280 Hanxi Road, Panyu District, Guangzhou 511336, People’s Republic of China, and its telephone number is +86 20 2290-7888. Merger Sub’s registered office in the Cayman Islands is located at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman
KYI-1104,
Cayman Islands.
Mr. Rongjie Dong is the sole director of Merger Sub.

IMPORTANT INFORMATION REGARDING DOUYU
INFORMATION ON DOUYU
Description of DouYu
DouYu is a leading game-centric live streaming platform in China and a pioneer in the eSports value chain. DouYu operates its platform both on PC and mobile apps, through which users can enjoy immersive and interactive games and entertainment live streaming. DouYu was incorporated in January 2018 under the laws of the Cayman Islands as an exempted company with limited liability. For a description of DouYu’s operation and business in China, please see “Item 4. Information on the Company—4.A. History and Development of the Company” on page 46 of the DouYu 2019
20-F.
DouYu is a holding company and does not directly own any substantive business operations in the PRC. DouYu operates its business within the PRC primarily through its variable interest entities, Wuhan Douyu Internet Technology Co., Ltd. (“Wuhan DouYu”) and Wuhan Ouyue Online TV Co., Ltd. (“Wuhan Ouyue”). See “Item 3. Key Information—3.D. Risk Factors—Risks Related to Our Corporate Structure.” Wuhan Douyu, Wuhan Ouyue and their respective subsidiaries hold DouYu’s ICP License, the License for Online Transmission of Audio/Video Programs, the Internet Culture Operation License, and other licenses or permits that are necessary for DouYu’s business operations in the PRC.
DouYu’s principal executive offices are located 20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, the People’s Republic of China. DouYu’s telephone number at this address is +86 27 8775 0710. DouYu’s registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand
Cayman KY1-1104, Cayman
Islands.
DouYu ADSs are listed on NASDAQ under the symbol “DOYU.”
Reassignment of the Penguin Business from Tencent Holdings to DouYu
DouYu and Nectarine entered into a reassignment agreement, dated as of October 12, 2020 (the “Reassignment Agreement”), pursuant to which Nectarine agreed, in exchange for aggregate consideration of US$500,000,000 from DouYu, to cause Shenzhen Chuanghai Digital Company (“Chuanghai Digital”), Chuanghai Digital’s shareholder and certain other parties to enter into a series of agreements with Wuhan Douyu Culture Network Technology Co., Ltd., a wholly owned subsidiary of DouYu (“DouYu WFOE”). Following completion of such reassignment, DouYu will beneficially own and control Chuanghai Digital, which will own and operate the gaming live streaming business previously operated by Nectarine and its affiliates under the name “Penguin
e-Sports”
(the “Penguin Business”). For a description of the Reassignment Agreement and the risk factors relating to the Penguin Business, please see “The Reassignment Agreement” and “Risk Factors—Risks Related to Penguin’s Business.”
Share Transfer Agreement
On August 13, 2020, Nectarine entered into a share transfer agreement to purchase 3,703,704 DouYu shares from affiliates of Mr. Shaojie Chen that hold DouYu shares or certain assignees as may be designated by Mr. Chen for an aggregate consideration of US$500,000,040. See “Interests of DouYu’s Directors and Executive Officers in the Merger—Share Transfer Agreement.”

Transactions in DouYu shares and DouYu ADSs
Prior Public Offerings
DouYu’s registration statement on
Form F-1
(File
No. 333-230976)
for DouYu’s initial public offering was declared effective by the SEC on July 16, 2019 and trading in the ADSs on the NYSE commenced on July 17, 2019. At a public offering price of $11.50 per ADS, DouYu offered and sold in the offering a total of 44,924,730 ADSs, and the selling shareholders identified in the registration statement offered and sold a total of 22,462,380 ADSs. DouYu received net proceeds of approximately US$489.9 million after deducting underwriting discounts and commissions and offering expenses payable by DouYu. DouYu did not receive any of the proceeds from the sale of the ADSs being sold by the selling shareholders. Nectarine remained the largest shareholder of DouYu, holding 37.2% of DouYu’s outstanding shares upon completion of the initial public offering.
Prior Stock Repurchases
On December 20, 2019, the DouYu Board authorized a share repurchase program whereby DouYu may repurchase up to US$100.0 million of its ordinary shares in the form of DouYu ADSs during a period of up to 12 months commencing on December 20, 2019 (the “Share Repurchase Program”). DouYu’s share repurchases may be made from time to time on the open market at prevailing market prices, in open-market transactions, privately negotiated transactions or block trades, and/or through other legally permissible means, depending on market conditions and in accordance with the applicable rules and regulations. The timing and conditions of the share repurchases were subject to various factors including the requirements under Rule
10b-18
and Rule
10b5-1
of the Exchange Act.
The following table summarizes the details of the repurchases made in accordance with the Share Repurchase Program, and DouYu did not make any other purchase of any subject securities during the past two years:

Period	Total Number of ADSs Purchased	Average Price Paid Per ADS (1)	Total Number of ADSs Purchased as Part of the Publicly Announced Plan	Approximate Dollar Value of ADSs that May Yet Be Purchased Under the Plan
				(RMB in Thousands)
December	2,912,070	$8.24	2,912,070	$75,949.4
January	8,131,061	$8.61	8,131,061	$6,028.5
February	731,860	$8.24	731,860	—
March	—	—	—	—

Total	11,774,991	$8.49	11,774,991	—

Notes:

(1)	Every 10 DouYu ADSs represent one DouYu ordinary share. Average price paid per DouYu ADS is calculated using the execution price for each repurchase excluding commissions paid to the broker.
Except as disclosed above, there were no purchases of DouYu shares or DouYu ADSs by any Filing Person during the past two years.
Transactions in DouYu shares or DouYu ADSs in the Past 60 Days
Other than as disclosed above and as set forth in “Interests of DouYu’s Directors and Executive Officers in the Merger—Share Transfer Agreement,” there have been no transactions in DouYu shares or DouYu ADSs during the past 60 days by DouYu, Huya, Nectarine, or any of their respective officers or directors, or subsidiary of the foregoing.

Securities Ownership of Certain Beneficial Owners and Management of DouYu
The following table sets forth information with respect to the beneficial ownership of the DouYu shares as of the date of this proxy statement/prospectus, by:

•	each of DouYu’s directors and executive officers;

•	DouYu’s directors and executive officers as a group;

•	each person known to DouYu to beneficially own more than 5.0% of the total issued and outstanding DouYu shares; and

•	each filing person, as applicable.
The calculation in the table below is based on 32,152,393 DouYu shares outstanding as of October 31, 2020, excluding DouYu’s shares which have been issued and held by DouYu RSU Trust that has waived its rights associated with such ordinary shares, including voting rights and dividend rights, before the corresponding RSUs vest pursuant to the vesting schedule, or repurchased and held by DouYu in treasury either in the form of DouYu shares or DouYu ADSs.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of DouYu shares beneficially owned by a person and the percentage ownership of that person, DouYu has included DouYu shares that the person has the right to acquire (including in respect of share incentive awards that vest) within 60 days from the date of this proxy statement/prospectus, including through the exercise of any option, warrant, or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares
Directors and Executive Officers	Number	Percentage of total ordinary shares**	Percentage of aggregate voting power ***
Shaojie Chen (1)	4,919,822	15.3	15.3
Wenming Zhang (2)	677,342	2.1	2.1
Chao Cheng	*	*	*
Mingming Su	*	*	*
Hao Cao	*	*	*
Song Zhou	—	—	—
Haiyang Yu	—	—	—
Xi Cao	—	—	—
Zhaoming Chen	—	—	—
Xuehai Wang	—	—	—
Zhi Yan	—	—	—
All Directors and Executive Officers as a Group	5,668,377	17.6	17.6
Principal Shareholders:
Nectarine Investment Limited (3)	12,068,104	37.5	37.5
Warrior Ace Holding Limited (4)	4,840,360	15.1	15.1
Investment funds affiliated with Sequoia Capital China and other group members (5)	2,940,792	9.1	9.1

Notes:

*	Less than 1% of DouYu’s total outstanding shares.
**
For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of (i) 32,152,393, being the number of ordinary shares outstanding as of October 31, 2020, excluding DouYu’s shares which have been issued and held by DouYu RSU Trust that has waived its rights associated with such ordinary shares, including voting rights and dividend rights, before the corresponding RSUs vest pursuant to the vesting schedule, or repurchased and held by DouYu in treasury either in the form of DouYu shares or DouYu ADSs, and (ii) the number of ordinary shares underlying share options held by such person or group that are exercisable or DouYu RSUs that will become vested within 60 days after the date of this proxy statement/prospectus.
***
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of DouYu ordinary shares as a single class.

(1)
The number of ordinary shares beneficially owned represents (i) 4,840,360 ordinary shares held by Mr. Chen through Warrior Ace Holding Limited, or Warrior Ace; and (ii) 79,462 ordinary shares underlying the RSUs DouYu granted to Mr. Chen under DouYu Restricted Share Unit Scheme, which will vest within 60 days after the date of this proxy statement/prospectus. Warrior Ace is an exempted company incorporated with limited liability under the laws of the British Virgin Islands wholly-owned by Mr. Chen. The registered address of Warrior Ace is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Warrior Ace is beneficially owned and controlled by Mr. Chen.

(2)
The number of ordinary shares beneficially owned represents (i) 659,940 ordinary shares held by Mr. Zhang through Starry Zone Investments Limited, or Starry Zone; and (ii) 17,402 ordinary shares underlying the RSUs DouYu granted to Mr. Zhang under DouYu Restricted Share Unit Scheme, which will vest within 60 days after the date of this proxy statement/prospectus. Starry Zone is an exempted company incorporated with limited liability under the laws of the British Virgin Islands wholly-owned by Mr. Zhang. The registered address of Starry Zone is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Starry Zone is beneficially owned and controlled by Mr. Zhang.

(3)
Represents 12,068,104 ordinary shares held by Nectarine, a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of Tencent. The registered address of Nectarine is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands. Nectarine is beneficially owned and controlled by Tencent, a Cayman Islands exempted company listed on the Main Board of the Stock Exchange of Hong Kong.

(4)	Represents 4,840,360 ordinary shares beneficially owned by Mr. Chen, DouYu’s chief executive officer and director, as set forth in note (1) above.
(5)
Represents (i) 1,301,766 ordinary shares held by SCC Growth IV
2018-D,
L.P., an exempted limited partnership formed under the laws of the Cayman Islands, (ii) 968,780 ordinary shares held by SCC Growth IV
2018-F,
L.P., an exempted limited partnership formed under the laws of the Cayman Islands (SCC Growth IV
2018-D,
L.P. and SCC Growth IV
2018-F,
L.P. are collectively referred to as “SCC Growth IV”), (iii) 662,069 ordinary shares held by Sequoia Capital Global Growth Fund II, L.P., an exempted limited partnership formed under the laws of the Cayman Islands, and (iv) 8,177 ordinary shares held by Sequoia Capital Global Growth II Principals Fund, L.P., an exempted limited partnership formed under the laws of the Cayman Islands (Sequoia Capital Global Growth Fund II, L.P. and Sequoia Capital Global Growth II Principals Fund, L.P. are collectively referred to as “SC GGFII”). The general partner of SCC Growth IV is SC China Growth IV Management, L.P., whose general partner is SC China Holding Limited. SC China Holding Limited is wholly owned by SNP China Enterprises Limited, which in turn is wholly owned by Neil Nanpeng Shen (Mr. Shen, together with SCC Growth IV, SC China Growth IV Management, L.P., SC China Holding Limited and SNP China Enterprises Limited are collectively referred to as “Sequoia Capital China”). The general partner of SC GGFII is SC Global Growth II Management, L.P., whose general partner is SC US (TTGP), Ltd. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the shares held by SC GGFII are Roelof Botha and Douglas Leone (Messrs. Botha and Leone, together with SC GGFII, SC Global Growth II Management, L.P. and SC US (TTGP), Ltd. are collectively referred to as “Sequoia Capital Global Growth”). Sequoia Capital China and Sequoia Capital Global Growth may be deemed to be a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to their ownership of DouYu shares. The registered address of Sequoia Capital China is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands, and the address of Sequoia Capital Global Growth is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

Legal Proceedings
In March and April 2020, DouYu and certain of its current and former officers and directors were also named as defendants in several putative securities class actions filed in state and federal courts alleging that the defendants made material misstatements and omissions in its IPO registration statement. The cases allege claims under Sections 11 and 15 of the Securities Act. The actions have been transferred and consolidated into the two pending actions:
In re Douyu Int’l Holdings Ltd. Secs. Litig.
, Index No. 651703/2020 (Sup. Ct. N.Y. Cty.) (the “Consolidated State Court Action”), and
In re Douyu Int’l Holdings Ltd. Secs. Litig.
,
20-cv-7234
(S.D.N.Y.) (the “Consolidated Federal Court Action”). DouYu filed a motion to dismiss the Consolidated State Court Action on August 14, 2020, which is fully briefed. The plaintiffs filed an opposition to motion to dismiss on September 29, 2020, and DouYu filed a reply to opposition on October 20, 2020. The plaintiffs in the Consolidated Federal Court Action intend to file an amended complaint by December 4, 2020.
DouYu will have to defend against the putative securities class action lawsuits, as applicable, including any appeals of such lawsuits should its initial defense be unsuccessful. DouYu is currently unable to estimate the possible outcome or loss or possible range of loss, if any, associated with the resolution of these lawsuits. In the event that its initial defense of the lawsuits is unsuccessful, DouYu cannot assure you that DouYu will prevail in any appeal. Any adverse outcome of the case, including any plaintiff’s appeal of a judgment in the lawsuits, could have a material adverse effect on DouYu’s business, financial condition, results of operation, cash flows, and reputation. The litigation process may utilize a significant portion of DouYu’s resources and divert management’s attention from the day-to-day
operations, all of which could harm DouYu’s business.
INFORMATION ON PENGUIN
Substantially concurrently with the closing of the Merger, DouYu will acquire the game live streaming platform owned and operated by Tencent Holdings and its subsidiaries under the brand “
Penguin
e-Sports
” pursuant to the terms and conditions of the Reassignment Agreement, as described in this proxy statement/prospectus under the section entitled “The Reassignment Agreement.”
Translations of amounts from RMB into US$ for the convenience of the reader were calculated at the noon buying rate of RMB7.0651 to US$1.00 on June 30, 2020 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.
Overview
In 2016, Tencent Holdings commenced its game centric live streaming operation through the establishment of Penguin. Penguin is principally engaged in operating its own live streaming platform, which enables streamers and viewers to interact with each other during live streaming with game live streaming as its primary theme. The platform also features lifestyle themes and entertainment topics beyond games to cater to users’ growing entertainment demands.
Historically Penguin did not exist as a separate legal entity. After the signing of the Reassignment Agreement and pursuant to the terms thereof, Tencent Holdings and its subsidiaries will undertake certain internal restructuring such that, after the completion of such restructuring, Penguin will be operated by Chuanghai Digital, which is 100% owned by Shenzhen Tencent Computer Systems Company Limited.
Penguin generates a majority of its revenue from sales of virtual items in the platform. Users purchase the virtual currency in Penguin’ platform and convert into virtual items for use. Users can present the virtual items to streamers to show support for their favorite streamers. The platform shares a portion of the sales proceeds of virtual items with streamers and talent agencies in accordance with their revenue sharing arrangement. Penguin also generates revenues from advertising and online game distribution. Penguin sells various forms of advertising including display-based advertisements in various areas of the platform, and performance-based advertisements, including native advertisements in cooperation with streamers that integrate promotion activities in shows and programs on the live streaming platforms. Online games distribution revenue mainly consists of in-game
purchase revenue shared by the online games operators, including from Tencent Holdings. Online games operated by Tencent Holdings and others are displayed through Penguin’ platforms to attract users to download and play.
The financial information of Penguin has been derived from the financial statements of Tencent Holdings and its subsidiaries which includes all the costs of doing business to represent the financial position and performance of Penguin as if it is on a standalone basis throughout the periods. With respect to the financials of Penguin, revenues, most costs and selling expenses generated or incurred solely by Penguin are carved out directly from the financial statements of Tencent Holdings and its subsidiaries, and other indirect costs and selling expenses incurred in operation are allocated to Penguin according to certain principles described in the footnotes to Penguin’s audited financial statements for the year ended December 31, 2019 and unaudited condensed financial statements for the six months ended June 30, 2019 and 2020 provided in this proxy statement/prospectus.
Penguin had revenues of RMB1,193.6 million (US$168.9 million) for year ended December 31, 2019 and RMB555.3 million and RMB461.9 million (US$65.4 million) for the six months ended June 30, 2019 and 2020, respectively. Penguin had net loss of RMB310.4 million (US$43.9 million) in 2019 and RMB137.6 million and RMB210.8 million (US$29.8 million) for the six months ended June 30, 2019 and 2020, respectively.
Business
Penguin generates majority of its revenue from sales of virtual items in live streaming platforms as well as other services, which substantially consist of online games distribution services and online advertising.
Live Streaming
Penguin generates live streaming revenues from sales of virtual items in the platform. Users purchase the virtual currency in Penguin Business’s platform and convert into virtual items for use. The Platform shares a portion of the sales proceeds of virtual items with streamers and talent agencies in accordance with their revenue sharing arrangement. The Platform designs, creates and offers various virtual items for sales to users with pre-determined
standalone selling price.
Online Games Distribution
Penguin also generates online games distribution revenue. Its online games distribution revenue mainly consists of in-game
purchase revenue shared by the online games operators, including from Tencent Holdings and others. Online games operated by Tencent Holdings, its subsidiaries or others are displayed through Penguin’s platforms to attract users to download and play.
Online Advertising
Penguin primarily generates advertising revenues from sales of various forms of advertising including (i) display-based advertisements in various areas of the platform, and (ii) performance-based advertisements, including native advertisements in cooperation with streamers that integrated promotion activities in shows and programs on the live streaming platforms. Penguin derives revenue from display-based advertising based on number of display/impression basis or ratably over the respective contractual term with the advertisers or their advertising agencies depending on the contractual measures. It derives revenue from performance-based advertising when relevant specific performance measures are fulfilled.

Penguin, or Tencent Group on behalf of Penguin, also enters into contracts with advertising agencies, which represent Penguin in negotiation and contracting with advertisers. Penguin shares with these advertising agencies a portion of the revenues Penguin derives from the advertisers.

(Amounts expressed in thousands)	Year ended December 31,		Six months ended June 30,
	2019		2019 (Unaudited)	2020 (Unaudited)
	RMB	US$	RMB	RMB	US$
Revenues
Live streaming (including transactions with related parties of Penguin of RMB28,258 for the year ended December 31, 2019 and nil and RMB2,642 for the six months ended June 30, 2019 and 2020, respectively)	1,110,606	157,196	509,644	439,122	62,154
Online games distribution (including transactions with related parties of Penguin of RMB51,677 for the year ended December 31, 2019 and RMB32,672 and RMB14,786 for the six months ended June 30, 2019 and 2020, respectively)	51,763	7,327	32,756	14,786	2,093
Online advertising (including transactions with related parties of Penguin of RMB8,742 for the year ended December 31, 2019 and RMB2,030 and RMB1,114 for the six months ended June 30, 2019 and 2020, respectively)	31,216	4,418	12,926	7,975	1,129
Cost of revenues
Cost of services (including transactions with related parties of Penguin of RMB468,540 for the year ended December 31, 2019 and RMB220,138 and RMB233,139 for the six months ended June 30, 2019 and 2020, respectively)	(1,430,524)	(202,478)	(661,244)	(633,757)	(89,702)

Gross loss	(236,939)	(33,537)	(105,918)	(171,874)	(24,327)
Research and development expenses (including transactions with related parties of Penguin of RMB179 for the year ended December 31, 2019 and RMB161 and RMB1 for the six months ended June 30, 2019 and 2020, respectively)	(8,833)	(1,250)	(4,234)	(4,840)	(685)
Sales and marketing expenses (including transactions with related parties of Penguin of RMB11,739 for the year ended December 31, 2019 and RMB1,190 and RMB13,338 for the six months ended June 30, 2019 and 2020, respectively)	(45,006)	(6,370)	(18,523)	(23,063)	(3,264)
General and administrative expenses (including transactions with related parties of Penguin of RMB17,122 for the year ended December 31, 2019 and RMB7,956 and RMB10,138 for the six months ended June 30, 2019 and 2020, respectively)	(19,617)	(2,777)	(8,949)	(10,977)	(1,554)

Loss before income tax	(310,395)	(43,934)	(137,624)	(210,754)	(29,830)
Income tax expense	—	—	—	—	—

Net loss	(310,395)	(43,934)	(137,624)	(210,754)	(29,830)

While influenced by general factors affecting the game-centric live streaming industry in China, Penguin’s results of operations are more directly affected by specific factors, including the following major factors: its ability to maintain and expand its user base and enhance our user engagement; its ability to attract and retain popular streamers and to enhance the quality of our content; its ability to strengthen monetization capabilities; and its ability to further improve cost efficiency through investments in technology and achieving operating leverage.
Revenue
Revenue represents the fair value of the consideration received or receivable for the sales of virtual items and the provision of services in the ordinary course of the Penguin’s activities and is recorded when control of the promised virtual items or services is transferred at net of value-added tax (“VAT”). Penguin conducts its business through various contracts with customers, including live streaming, online games distribution and online advertising.
Cost of Revenues
Cost of revenues primarily represents revenue sharing fees with streamers and talent agencies, content costs and bandwidth costs.
Period to Period Comparison
Six Months Ended June 30, 2020 Compared to Six Months Ended June 30, 2019
Revenues
. Penguin’s revenues for the six months ended June 30, 2020 were RMB461.9 million (US$65.4 million), consisting of RMB439.1 million (US$62.2 million) from live streaming, RMB14.8 million (US$2.1 million) from online games distribution and RMB8.0 (US$1.1 million) million from online advertising, as compared to revenues of RMB555.3 million, consisting of RMB509.6 million from live streaming, RMB32.8 million from online games distribution and RMB12.9 million from online advertising, for the six months ended June 30, 2019. The decrease was primarily attributable to the temporary removal of certain gameplay features during two holidays.
Cost of revenues
. Penguin’s cost of revenues for the six months ended June 30, 2020 was RMB633.8 million (US$89.7 million), as compared to cost of revenues of RMB661.2 million for the six months ended June 30, 2019. The decrease was primarily attributable to lower revenue sharing fees and content costs incurred, in line with the decrease in total revenues.
Gross loss
. Penguin’s gross loss for the six months ended June 30, 2020 was RMB171.9 million (US$24.3 million), as compared to gross loss of RMB105.9 million for the six months ended June 30, 2019.
Operating expenses.
Penguin’s operating expenses consist of sales and marketing expenses, general and administrative expenses and research and development expenses. Penguin’s sales and marketing expenses for the six months ended June 30, 2020 was RMB23.1 million (US$3.3 million), as compared to sales and marketing expenses of RMB18.5 million for the six months ended June 30, 2019. The increase was primarily attributable to increased marketing expenses associated with the promotions for its products and brand name as well as increased personnel-related expenses. Penguin’s general and administrative expenses and research and development expenses for the six months ended June 30, 2020 as compared to the same period in 2019 were generally consistent.
Net loss
. Penguin’s net loss for the six months ended June 30, 2020 was RMB210.8 million (US$29.8 million), as compared to net loss of RMB137.6 million for the six months ended June 30, 2019.

Year Ended December 31, 2019
Revenues
. Penguin’s revenues for 2019 were RMB1,193.6 million (US$168.9 million), consisting of RMB1,110.6 million (US$157.2 million) from live streaming, RMB51.8 million (US$7.3 million) from online games distribution and RMB31.2 million (US$4.4 million) from online advertising attributable to strong user base and user engagement as a result of increased user-streamer interactions and enhanced user experience.
Cost of revenues
. Penguin’s cost of revenues for 2019 was RMB1,430.5 (US$202.5 million) million primarily attributable to revenue sharing fees and content costs.
Gross loss
. Penguin’s gross loss for 2019 was RMB236.9 million (US$33.5 million).
Operating expenses.
Penguin’s operating expenses consist of sales and marketing expenses, general and administrative expenses and research and development expenses. Penguin’s sales and marketing expenses for 2019 was RMB45.0 million (US$6.4 million), primarily attributable to marketing and promotional activities.
Penguin’s general and administrative expenses and research and development expenses for 2019 were RMB19.6 million (US$2.8 million) and RMB8.8 million (US$1.3 million), respectively.
Net loss
. Penguin’s net loss for 2019 was RMB310.4 million (US$43.9 million).
Liquidity and Capital Resources
The following table sets forth the movements of Penguin’s cash flows for the periods indicated:

(Amounts expressed in thousands)	Year ended December 31,		Six months ended June 30,
	2019		2019	2020
	RMB	US$	RMB	RMB	US$
Net cash used in operating activities	(289,059)	(40,914)	(125,033)	(164,304)	(23,256)
Net cash (used in)/generated from investing activities	(413)	(58)	1	(378)	(54)
Net cash generated from financing activities	289,472	40,972	125,032	164,682	23,309

Net change in cash, cash equivalents	—	—	—	—	—

Cash, cash equivalents at beginning of the year	—	—	—	—	—

Cash and cash equivalents at end of the year	—	—	—	—	—

Operating Activities
Net cash used in operating activities was RMB164.3 million (US$23.3 million) during the six months ended June 30, 2020, which was primarily due to Penguin’s net loss of RMB210.8 million (US$29.8 million), adjusted for (i) depreciation on equipment of RMB362,000 (US$51,000), (ii) a decrease in accounts receivable of RMB528,000 (US$75,000), (iii) a decrease in prepayments of RMB559,000 (US$79,000), (iv) a decrease in accounts payable, accrued liabilities and other liabilities of RMB1.5 million (US$0.2 million), (v) an increase in amounts due to related parties of RMB50.3 million (US$7.1 million), and (vi) a decrease in contract liabilities of RMB3.9 million (US$0.5 million).
Net cash used in operating activities was RMB289.1 million (US$40.9 million) in 2019, primarily due to Penguin’s net loss of RMB310.4 million (US$43.9 million), adjusted for (i) depreciation on equipment of RMB635,000 (US$90,000), (ii) a decrease in accounts receivable of RMB4.2 million (US$0.6 million), (iii) increase in prepayments of RMB603,000 (US$85,000), (iv) an increase in accounts payable, accrued liabilities and other liabilities of RMB6.2 million (US$0.9 million), (v) an increase in amounts due to related parties of RMB5.6 million (US$0.8 million), and (vi) an increase in contract liabilities of RMB5.4 million (US$0.8 million).

Investing Activities
Net cash used in investing activities was RMB378,000 (US$54,000) during the six months ended June 30, 2020, which was primarily attributable to purchase of equipment of RMB461,000 (US$65,000), which was partially offset by proceeds from disposal of equipment of RMB83,000 (US$12,000).
Net cash used in investing activities was RMB413,000 (US$58,000) in 2019, which was primarily attributable to purchase of equipment of RMB940,000 (US$133,000), which was partially offset by proceeds from disposal of equipment of RMB527,000 (US$75,000).
Financing Activities
Net cash generated from financing activities was RMB164.7 million (US$23.3 million) during the six months ended June 30, 2020, which was attributable to contributions from the owner of Penguin.
Net cash generated from financing activities was RMB289.5 million (US$41.0 million) in 2019, which was attributable to contributions from the owner of Penguin.
Research and Development, Technology and Patents
Penguin’s business depends on its technological capabilities help to deliver superior user experience, increase operational efficiency and enable innovations. Penguin’s platform incorporates the following features: (i) quality of video and live streaming, (ii) content-based recommendation and filtering, (iii) image recognition, and (iv) streamer discovery capabilities. Even though Penguin’s business is focused on research and development, it obtains research and development support primarily from third-party contractors and from Tencent Holdings. Penguin relies on a combination of patents, copyrights, trademarks and trade secret laws to protect its intellectual property.
Tabular Disclosure of Contractual Obligations
The following table sets forth Penguin’s contractual obligations as of December 31, 2019:

	Payment Due by Years Ending
	Total	Less than 1 year	1–3 years	3–5 years	More than 5 years
	(RMB in millions)
Purchase Commitment (1)	14.2	14.2	—	—	—

Note:

(1)	Purchase commitment relates to Penguin’s purchase of game broadcasting copyrights.
Market Risks
Foreign Exchange Risk
The revenues and expenses of Penguin are generally denominated in RMB and their assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. Remittances of foreign currencies into the PRC or remittances of RMB out of the PRC as well as exchange between RMB and foreign currencies require approval by foreign exchange administrative authorities and certain supporting documentation. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into other currencies.

Credit Risk
Financial instruments that potentially expose Penguin to credit risk consist primarily of accounts receivable. The carrying amount of these financial assets represents the maximum exposure to credit risk in relation to the corresponding financial assets of Penguin. Penguin conducts credit evaluations of third-party customers and related parties, and generally does not require collateral or other security from its third-party customers and related parties. Users of Penguin’ platform are required to recharge in advance to purchase virtual currency then purchase virtual items for use. Thus, Penguin does not have significant accounts receivable.
Liquidity Risk
As of December 31, 2019, all of the financial liabilities of Penguin have contractual maturity date within one year.
Capital Risk Management
Penguin’ objectives when managing capital (including funding from Tencent Holdings and related parties) are to safeguard Penguin’ ability to continue as a going concern in order to provide returns for its shareholder and benefits for other stakeholders and to maintain an optimal capital structure to enhance equity value in the long term.

COMPARISON OF RIGHTS OF HUYA AND DOUYU SHAREHOLDERS
The rights of Huya shareholders are governed by Cayman Islands law and the memorandum and articles of association of Huya, and the rights of DouYu shareholders are governed by Cayman Islands law and the memorandum and articles of association of DouYu. Upon completion of the Merger, the rights of DouYu shareholders who become shareholders of Huya in the Merger will be governed by Cayman Islands law and the memorandum and articles of association of Huya.
While both Huya and DouYu are companies incorporated under the laws of the Cayman Islands, and accordingly, the shareholder rights of both companies are governed by Cayman Islands law, there are certain differences between the rights of Huya shareholders and the rights of DouYu shareholders due to differences between the two companies’ respective memorandum and articles of association. Summarized below are the material differences between the two companies’ respective memorandum and articles of association in regards to shareholder rights. The statements in this proxy statement/prospectus concerning a comparison of shareholder rights are necessarily a summary and are not intended to identify immaterial differences that may exist between the rights of Huya shareholders and the rights of DouYu shareholders.
This comparison is qualified in its entirety by reference to Huya’s and DouYu’s respective amended and restated memorandum and articles of association, both of which should be read carefully. Huya’s amended and restated memorandum and articles of association were filed as Exhibit 99.2 to Huya’s report on Form
6-k
(SEC File
No. 001-38482)
furnished to the SEC on May 15, 2020, and is incorporated herein by reference. DouYu’s amended and restated memorandum and articles of association were filed as Exhibit 3.2 to DouYu’s registration statement on
Form F-1
(SEC File
No. 333-230976),
as amended, for its initial public offering, initially filed with the SEC on April 22, 2019, and is incorporated herein by reference, and a description of the DouYu shares is contained in the section titled “Description of Share Capital” in DouYu’s registration statement on
Form F-1,
as amended, for its initial public offering, initially filed with the SEC on April 22, 2019, and such description of Huya shares is incorporated herein by reference. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively, of this proxy statement/prospectus.

Provisions Applicable to Holders of Huya Ordinary Shares	Provisions Applicable to Holders of DouYu Ordinary Shares
Voting Rights

In respect of all matters subject to a shareholders’ vote, each holder of Class A ordinary shares is entitled to one vote per share and each holder of Class B ordinary shares is entitled to ten votes per share on all matters subject to vote at Huya’s general meetings of shareholders (including any annual general meetings and any extraordinary general meetings). Huya’s Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of its shareholders, except as may otherwise be required by law. Voting at any shareholders’ meeting is by way of a poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of one or more shareholders present in person or represented by proxy and holding shares which carry, in aggregate, not less than one-third
of all votes attaching to all shares in issue and entitled to vote at

In respect of all matters subject to a shareholders’ vote, each shareholder shall have one vote (if voting by a show of hands) and on a poll each holder of shares is entitled to one vote per share. Voting at any general meeting of shareholders (including any annual general meeting and any extraordinary general meeting). is on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder present in person or by proxy.

A quorum required for a meeting of shareholders consists of one or more shareholders present in person or represented by proxy and holding shares which carry, in aggregate, not less than one-third
of all votes attaching to all shares in issue and entitled to vote at general meetings. Shareholders may be present in person or by proxy or, if the shareholder is

Provisions Applicable to Holders of Huya Ordinary Shares	Provisions Applicable to Holders of DouYu Ordinary Shares
general meetings. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by the Huya Board on its own initiative or upon a request to the directors by shareholders holding, at the date of deposit of the requisition, shares which represent, in aggregate, no less than one-third
of the votes attaching to all Huya’s issued and outstanding shares, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, Huya’s amended and restated memorandum and articles of association do not provide its shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least ten (10) calendar days is required for the convening of Huya’s annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds
of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of Huya, as permitted by the Cayman Companies Law and its amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of Huya’s name or making changes to its memorandum and articles of association. Holders of the ordinary shares may, among other things, determine the remuneration of the directors and declare dividends by ordinary resolution.

a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by DouYu’s chairman or a simple majority of its directors or shall be convened upon a requisition of shareholders holding no less than one-third
of the votes attaching to all DouYu’s issued and outstanding shares; however, DouYu’s fourth amended and restated memorandum and articles of association do not provide its shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least ten (10) calendar days is required for the convening of DouYu’s annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds
of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of DouYu, as permitted by the Cayman Companies Law and its fourth amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of DouYu’s name or making changes to the memorandum and articles of association. Holders of the ordinary shares may, among other things, determine the remuneration of the directors.

Conversion Rights

Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person other than holders of Class B ordinary shares or their affiliates, or	Not applicable

Provisions Applicable to Holders of Huya Ordinary Shares	Provisions Applicable to Holders of DouYu Ordinary Shares
upon a change of ultimate beneficial ownership of any Class B ordinary shares to any person or entity who is not an affiliate of the holder of such Class B ordinary shares, such Class B ordinary shares shall be automatically and immediately converted into the same number of Class A ordinary shares.

Issue of Shares

Subject to the provisions, if any, in Huya’s amended and restated memorandum and articles of association, the directors may, in their absolute discretion and without approval of the existing Huya shareholders, issue shares, grant rights over existing shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attached to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing Huya shareholders, at such times and on such other terms as they think proper, and grant options with respect to shares and issue warrants or similar instruments with respect thereto.

Subject to the approval rights of Linen Investment Limited, the Tencent Holdings affiliate (“Linen”), and JOYY Inc. (“JOYY”) under Huya’s amended and restated memorandum and articles of association, the directors may authorise the division of shares into any number of classes and the different classes shall be authorised, established and designated (or re-designated
as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the directors or by a special resolution. Subject to the approval rights of Linen and JOYY, the directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, at such time and on such terms as they may think appropriate. Subject to the approval rights of Linen and JOYY, the directors may issue from time to time, out of the authorised share capital of Huya, series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the directors shall by resolution of directors determine, with

Subject to the provisions, if any, in DouYu’s amended and restated memorandum and articles of association, the directors may, in their absolute discretion and without approval of the existing DouYu shareholders, issue shares, grant rights over existing shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attached to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing DouYu shareholders, at such times and on such other terms as they think proper, and grant options with respect to shares and issue warrants or similar instruments with respect thereto.

The directors may authorise the division of shares into any number of classes and the different classes shall be authorised, established and designated (or re-designated
as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the directors. The directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, at such time and on such terms as they may think appropriate. The directors may issue from time to time, out of the authorised share capital of DouYu, series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

Provisions Applicable to Holders of Huya Ordinary Shares	Provisions Applicable to Holders of DouYu Ordinary Shares
respect to any series of preferred shares, the terms and rights of that series.

Huya may not take, permit to occur, approve, authorize, or agree or commit to do any of the following matters, whether in a single transaction or a series of related transactions, whether directly or indirectly, whether through approval or action on the part of the shareholders or the Huya Board, and whether or not by amendment of its amended and restated memorandum and articles of association, or otherwise, unless (i) for so long as JOYY and its affiliates collectively hold no less than 20% of the voting power in Huya on a fully diluted basis, prior written consent or affirmative vote of JOYY is obtained, and (ii) for so long as Linen and its affiliates collectively hold no less than 20% of the voting power in Huya on a fully diluted basis, prior written consent or affirmative vote of Linen is obtained; provided that where any of the following acts or matters requires the approval of the shareholders of Huya in accordance with the Cayman Companies Law, if the shareholders vote in favour of such act or matter but the affirmative vote of JOYY or Linen, as the case may be, has not been obtained, then the holders of all classes of shares of Huya then in existence who vote against such act or matter shall, collectively, have such number of votes as are equal to the aggregate number of votes cast in favour of such act or matter plus one (1) vote:

(a) creation or authorization of the creation of, or issuance of or creation of an obligation of Huya to issue (i) additional Class B ordinary shares, (ii) any class of shares that carry more than one vote per share (in each case of (i) and (ii), other than the new Class B share issuance under Huya’s amended and restated memorandum and articles of association), or (iii) shares of any class or series on such terms that in effect give any investor (other than Linen and JOYY) a new veto right over actions of similar nature as to which JOYY has veto rights under Huya’s amended and restated memorandum and articles of association;

(b) any related party transaction, the amount of which in any fiscal year equals to or exceeds 30% of the total assets of Huya and its subsidiaries as reflected on the audited consolidated financial statements of Huya for the immediately preceding fiscal year, whether in a single or a series of transactions, other than transactions entered into in the ordinary course of business consistent with past practice;

Provisions Applicable to Holders of Huya Ordinary Shares	Provisions Applicable to Holders of DouYu Ordinary Shares

(c) any sale, transfer, assignment or disposal by Huya or any of its subsidiary, whether directly or indirectly, of the property, assets or business of Huya or any of its subsidiary, the amount of which in any fiscal year equals to or exceeds 40% of the total assets of Huya and its subsidiaries as reflected on the audited consolidated financial statements of Huya for the immediately preceding fiscal year, whether in a single or a series of transactions; and

(d) amendment, alteration or repeal of the articles in Huya’s amended and restated memorandum and articles of association providing for the above approval rights of JOYY and Linen and the approval rights of JOYY and Linen in the immediately following paragraph.

The Huya Board may by resolution issue additional Class B ordinary shares to holders of Class B ordinary shares, at the same price and upon the same terms and conditions determined by the Huya Board, to mitigate the dilutive effect on the voting powers of holders of Class B ordinary shares as a result of any increase in the number of shares reserved for issuance pursuant to Huya’s share incentive scheme or employee benefit scheme, such that each holder of Class B ordinary shares may maintain the same percentage of voting power in Huya as such holder had immediately prior to the increase in the number of shares reserved for such purposes.

Transfer of Shares

Subject to the restrictions in Huya’s amended and restated memorandum and articles of association as set out below, any of Huya’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the Huya Board.

The Huya Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which Huya has a lien. The Huya Board may also decline to register any transfer of any ordinary share unless:

•  the instrument of transfer is lodged with Huya, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as the Huya Board may reasonably require to show the right of the transferor to make the transfer;

Any of DouYu’s shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form approved by the DouYu Board.

The DouYu Board may, in its absolute discretion, decline to register any transfer of any share if a restriction on transfer imposed thereby or by applicable laws or regulations still subsists. The DouYu Board may also decline to register any transfer of any ordinary share unless:

•  the instrument of transfer is lodged with DouYu, accompanied by such other evidence as the DouYu Board may reasonably require to show the right of the transferor to make the transfer;

•  the instrument of transfer is in respect of only one class of shares;

Provisions Applicable to Holders of Huya Ordinary Shares	Provisions Applicable to Holders of DouYu Ordinary Shares

•  the instrument of transfer is in respect of only one class of shares;

•  the instrument of transfer is properly stamped, if required;

•  in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•  a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as Huya’s directors may from time to time require is paid to Huya in respect thereof.

If Huya’s directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE, be suspended and the register closed at such times and for such periods as the Huya Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the Huya Board may determine.

•  the instrument of transfer is properly stamped, if required;

•  in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•  a fee of such maximum sum as NASDAQ may determine to be payable or such lesser sum as the DouYu Board may from time to time require, is paid to DouYu in respect thereof.

If DouYu’s directors refuse to register a transfer, they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of NASDAQ, be suspended and the register closed at such times and for such periods as the DouYu Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any year as the DouYu Board may determine.

Variation of Rights Attached to Shares

If at any time, Huya’s share capital is divided into different classes of shares, all or any of the rights attached to any such class may (subject to any rights or restrictions for the time being attached to any class of share) only be materially adversely varied with the consent in writing of the holders of two-thirds
of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by Huya. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.	If at any time, DouYu’s share capital is divided into different classes of shares, all or any of the rights attached to any such class may (subject to any rights or restrictions for the time being attached to any class of share) only be materially adversely varied with the consent in writing of the holders of not less than two-thirds
of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by DouYu. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Provisions Applicable to Holders of Huya Ordinary Shares	Provisions Applicable to Holders of DouYu Ordinary Shares

Convening Extraordinary General Meetings of Shareholders

The company is not required to convene annual general meetings of shareholders.

The chairman of the board of directors, or a majority of the directors, may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of Huya.

A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition Huya shares which carry in aggregate not less than one-third
(1/3) of all votes attaching to all issued and outstanding shares of Huya that as at the date of the deposit carry the right to vote at general meetings of Huya.

At least ten (10) calendar days’ notice shall be given for any general meeting.

The company is not required to convene annual general meetings of shareholders.

The chairman of the board of directors, or a majority of the directors, may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of DouYu.

A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition DouYu shares which carry in aggregate not less than one-third
(1/3) of all votes attaching to all issued and outstanding shares of DouYu that as at the date of the deposit carry the right to vote at general meetings of DouYu.

At least ten (10) calendar days’ notice shall be given for any general meeting.

Quorum for General Meetings

One or more Huya shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third
of all votes attaching to all Huya shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural
person, by its duly authorised representative, shall be a quorum for all purposes	One or more DouYu shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third
of all votes attaching to all DouYu shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural
person, by its duly authorised representative, shall be a quorum for all purposes.

Directors

Unless otherwise determined by Huya in a general meeting, the number of directors shall not be less than five (5), including no less than two (2) independent directors. The Huya Board has the right to expand its size and determine the exact number of directors on it. Notwithstanding the foregoing, any holder of a majority of the voting power in Huya shall have the right to appoint up to the lowest number of directors that (x) constitutes a majority of the directors and (y) is no less than proportionate to its voting power in Huya, the exact number of directors to be determined from time to time by the board.

For as long as JOYY and its affiliates collectively hold no less than 15% of the voting power in Huya on a fully diluted basis, JOYY shall be entitled to appoint, remove and replace one (1) director by delivering a written notice to Huya, and such appointment, removal or

Unless otherwise determined by DouYu in a general meeting, the number of directors shall not be less than three (3) directors. The exact number of directors shall be determined from time to time by the DouYu Board.

The entities that hold shares on behalf of and are controlled by either of Mr. Shaojie Chen or Mr. Wenming Zhang shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time up to four (4) directors to the DouYu Board;

Nectarine Investment Limited (“Nectarine”) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time up to two (2) directors to the DouYu Board; provided that, the rights of Nectarine to appoint

Provisions Applicable to Holders of Huya Ordinary Shares	Provisions Applicable to Holders of DouYu Ordinary Shares
replacement as specified therein shall be valid and effective automatically and forthwith upon delivery of such written notice to Huya (without the requirement for any further approval or action on the part of the shareholders or the Huya Board), and JOYY’s such right shall not be amended, altered or repealed unless prior written consent or affirmative vote of JOYY is obtained.

For as long as Linen and its affiliates collectively hold no less than 20% of the issued share capital of Huya on a fully diluted basis, Linen shall be entitled to appoint, remove and replace at least one (1) director by delivering a written notice to Huya, and such appointment, removal or replacement as specified therein shall be valid and effective automatically and forthwith upon delivery of such written notice to Huya (without the requirement for any further approval or action on the part of the shareholders or the Huya Board), and Linen’s such right shall not be amended, altered or repealed unless prior written consent or affirmative vote of Linen is obtained.

For so long as Linen and its affiliates collectively hold no less than 50% of the voting power in Huya, Linen shall be entitled to appoint, remove and replace up to the lowest number of directors that (x) constitutes a majority of the directors and (y) is no less than proportionate to its voting power in Huya, by delivering a written notice to Huya, and such appointment, removal or replacement as specified therein shall be valid and effective automatically and forthwith upon delivery of such written notice to Huya (without the requirement for any further approval or action on the part of the shareholders or the Huya Board).

The Huya Board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a vacancy on the board arising from the office of any director being vacated in any of the circumstances described in the amended and restated memorandum and articles of association or as an addition to the existing board.

directors shall terminate if Nectarine ceases to beneficially own at least 33% of the shares it beneficially owns immediately prior to the completion of the DouYu’s initial public offering (as adjusted for any stock split, stock dividend, recapitalization, reclassification or similar transaction of DouYu) at any time;

The DouYu Board shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time up to four (4) independent directors by an affirmative of a simple majority of the directors then entitled to vote; and

Subject to the foregoing clauses, the DouYu Board shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time any additional directors by an affirmative of a simple majority of the directors then entitled to vote.

Dividend Rights

The holders of Huya’s ordinary shares are entitled to such dividends as may be declared by the Huya Board subject to its amended and restated memorandum and articles of association. In addition, Huya’s shareholders may by an ordinary resolution declare a dividend, but no	The holders of DouYu’s shares are entitled to such dividends as may be declared by the DouYu Board subject to its fourth amended and restated memorandum and articles of association.

Provisions Applicable to Holders of Huya Ordinary Shares	Provisions Applicable to Holders of DouYu Ordinary Shares
dividend may exceed the amount recommended by its directors.

Capitalization of Reserves

The Huya Board has authority, without any further sanction or approval required of Huya’s shareholders, to capitalize any amounts standing to the credit of Huya’s reserves (including a share premium account, capital redemption reserve and profit and loss account) which is available for distribution, and to apply such sums in order to pay up the amounts (if any) for the time being unpaid on shares held by shareholders, or to pay up in full unissued shares to be allotted to shareholders credited as fully paid.	The DouYu Board has authority, without any further sanction or approval required of DouYu’s shareholders, to capitalize an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account) which is available for distribution, and to apply such sums in order to pay up the amounts (if any) for the time being unpaid on shares held by shareholders, or to pay up in full unissued shares to be allotted to shareholders credited as fully paid.

COMPARISON OF RIGHTS OF HUYA AND DOUYU ADS HOLDERS
The rights of Huya ADS holders are governed by the Huya Deposit Agreement, and the rights of DouYu ADS holders are governed by the DouYu Deposit Agreement. Upon completion of the Merger, the rights of DouYu ADS holders who become Huya ADS holders in the Merger will be governed by the Huya Deposit Agreement.
Summarized below are the material difference between the rights of Huya ADS holders under the Huya Deposit Agreement and the rights of DouYu ADS holders under the DouYu Deposit Agreement. The statements in this proxy statement/prospectus concerning a comparison of ADS holder rights are necessarily a summary and are not intended to identify immaterial differences that may exist between the rights of Huya ADS holders and the rights of DouYu ADS holders. This comparison is qualified in its entirety by reference to the Huya Deposit Agreement and the DouYu Deposit Agreement, both of which should be read carefully.
The Huya Deposit Agreement was filed as Exhibit 4.3 to Huya’s registration statement on
Form S-8
(SEC File
No. 333-227336),
as amended, initially filed with the SEC on September 14, 2018, and is incorporated herein by reference, and the description of the Huya ADSs contained in the section titled “Description of American Depositary Shares” in Huya’s registration statement on
Form F-1
(SEC File
No. 333-224202),
as amended, for its
follow-on
public offering, initially filed with the SEC on April 3, 2019, and such description of the Huya ADSs is incorporated herein by reference. A form of the DouYu Deposit Agreement was filed as Exhibit 4.3 to DouYu’s registration statement on
Form F-1
(SEC File
No. 333-230976),
as amended, for its initial public offering, initially filed with the SEC on April 22, 2019, and is incorporated herein by reference, and a description of the DouYu ADSs is contained in the section titled “Description of American Depositary Shares” in DouYu’s registration statement on
Form F-1,
as amended, for its initial public offering, initially filed with the SEC on April 22, 2019, and such description of DouYu ADSs is incorporated herein by reference. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 199 and page 200, respectively, of this proxy statement/prospectus.
All references to the depositary in the left hand column below refer to the Huya depositary and all references to the depositary in the right hand column below refer to the DouYu depositary; and all references to ADSs in the left hand column below refer to Huya ADSs, and all references to ADSs in the right hand column below refer to DouYu ADSs.

Provisions Applicable to Holders of Huya ADSs	Provisions Applicable to Holders of DouYu ADSs
General

The Huya ADS depositary is Deutsche Bank Trust Company Americas pursuant to the Huya Deposit Agreement.

Each Huya ADS represents ownership of one Class A ordinary share of Huya, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS also represents ownership of any other securities, cash or other property which may be held by the depositary.

Holders of Huya ADSs are not treated as shareholders of Huya and do not have the same rights as Huya Class A shareholders. Rather, such holders have rights as holders of Huya ADSs, which are set forth in the Huya Deposit Agreement. The Huya ADS depositary will actually be

The DouYu ADS depositary is JPMorgan Chase Bank, N.A., pursuant to DouYu Deposit Agreement.

Every 10 American depositary shares represent one ordinary share, deposited with the custodian, as agent of the depositary. Each ADS also represents ownership of any other securities, cash or property from time to time held by the depositary in respect or in lieu of the deposited shares.

Holders of DouYu ADSs are not treated as shareholders of DouYu and do not have the same rights as holders of DouYu ADSs, which are set forth in the DouYu Deposit Agreement. The DouYu ADS depositary will actually be the holders of the DouYu ordinary shares underlying the registered DouYu

Provisions Applicable to Holders of Huya ADSs	Provisions Applicable to Holders of DouYu ADSs
the holder of the Huya Class A shares underlying the registered Huya ADSs, so holders of Huya ADSs must rely on it to exercise the rights of a shareholder of Huya on their behalf.

An investor may hold the Huya ADSs either directly or indirectly through its broker, dealer, commercial bank, trust company or other nominee. If an investor holds Huya ADSs directly, it is a Huya ADR holder and the Huya ADSs will be registered in its name on the books of the Huya ADS depositary.

ADSs, so holders of DouYu ADSs must rely on it to exercise the rights of a shareholder of DouYu on their behalf.

An investor may hold DouYu ADSs either directly or indirectly through its broker or other financial institutions. If an investor holds DouYu ADSs directly, it is an DouYu ADS holder and the DouYu ADSs will be registered in its name on the books of the DouYu ADS depositary.

Dividend and Other Distributions

The depositary has agreed to pay to Huya ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. A Huya ADS holder will receive these distributions in proportion to the number of ordinary shares his ADSs represent as of the record date (which will be as close as practicable to the record date for Huya’s ordinary shares) set by the depositary with respect to the ADSs.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted.

The depositary has agreed to pay to DouYu ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and deducting its fees and expenses. A DouYu ADS holder will receive these distributions in proportion to the number of underlying securities his ADSs represent as of the record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set for DouYu’s ordinary shares) set by the depositary with respect to the ADSs.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted.

Distributions of Cash

The depositary will convert or cause to be converted any cash dividend or other cash distribution Huya pays on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the Huya Deposit Agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the Huya Deposit Agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who

Distributions of Cash

The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered DouYu ADS holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority

Provisions Applicable to Holders of Huya ADSs	Provisions Applicable to Holders of DouYu ADSs
have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.	required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

Distributions of Shares

For any ordinary shares Huya distributes as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

Distributions of Shares

In the case of a distribution in shares, the depositary will issue additional DouYu ADRs to evidence the number of DouYu ADSs representing such shares. Only whole DouYu ADSs will be issued. Any DouYu shares which would result in fractional DouYu ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the DouYu holders entitled thereto.

Rights to Receive Additional Shares

In the case of a distribution of rights to subscribe for additional shares or other rights, if DouYu timely provides evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if DouYu does not timely furnish such evidence, the depositary may: (i) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the DouYu ADS holders entitled thereto; or (ii) if it is not practicable to sell such rights by reason of the non-transferability
of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case DouYu ADS holders will receive nothing and the rights may lapse.

Elective Distributions in Cash or Shares

If Huya offers holders of its ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with Huya and having received timely notice as described in the Huya Deposit Agreement of such elective distribution by Huya, has discretion to determine to what extent such elective distribution will be made available to a holder of the ADSs. Huya must timely first instruct the depositary to make such elective distribution available to Huya ADS holders and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to Huya ADS holders. In such

Other Distributions

In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered DouYu ADS holder, the depositary may choose any method of

Provisions Applicable to Holders of Huya ADSs	Provisions Applicable to Holders of DouYu ADSs
case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to Huya ADS holders a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that a Huya ADS holder will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.	distribution that it deems practicable for such DouYu ADS holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the DouYu ADS holder as deposited securities, in which case the DouYu ADSs will also represent the retained items.

Distribution of Rights to Receive Additional Shares

If Huya offers holders of its ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the Huya Deposit Agreement of such distribution by Huya, consult with Huya, and Huya must determine whether it is lawful and reasonably practicable to make these rights available to Huya ADS holders. Huya must first instruct the depositary to make such rights available to Huya ADS holders and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, the Huya ADS holders will receive no value for them.

If the depositary makes rights available to Huya ADS holders, it will establish procedures to distribute such rights and enable such holders to exercise the rights upon payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary shall not be obliged to make available a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

Other Distributions

Subject to receipt of timely notice, as described in the Huya Deposit Agreement, from Huya with the request to make any such distribution available to Huya ADS holders, and provided the depositary has determined

Provisions Applicable to Holders of Huya ADSs	Provisions Applicable to Holders of DouYu ADSs
such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the Huya Deposit Agreement, the depositary will distribute to Huya ADS holders anything else Huya distributes on deposited securities by any means it may deem practicable, upon payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what Huya distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that Huya ADS holders may have no rights to or arising from such property.

Voting Rights

Holders of Huya ADSs may instruct the depositary to vote the ordinary shares or other deposited securities underlying their ADSs at any meeting at which they are entitled to vote pursuant to any applicable law, the provisions of Huya’s amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, holders of Huya ADSs could exercise their right to vote directly if they withdraw the ordinary shares. However, they may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If Huya asks for Huya ADS holders’ instructions and upon timely notice from Huya by regular, ordinary mail delivery, or by electronic transmission, as described in the Huya Deposit Agreement, the depositary will notify the Huya ADS holders of the upcoming meeting at which they are entitled to vote pursuant to any applicable law, the provisions of Huya’s amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver the voting materials to the holders. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of Huya’s amended and restated memorandum and articles of association, to

Holders of DouYu ADSs may instruct the depositary to vote the ordinary shares or other deposited securities underlying their ADSs at any meeting at which they are entitled to vote pursuant to any applicable law, the provisions of DouYu’s amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, holders of DouYu ADSs could exercise their right to vote directly if they withdraw the ordinary shares. However, they may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If DouYu asks for DouYu ADS holders’ instructions and upon timely notice from DouYu by regular, ordinary mail delivery, or by electronic transmission, as described in the DouYu Deposit Agreement, the depositary will notify the DouYu ADS holders of the upcoming meeting at which they are entitled to vote pursuant to any applicable law, the provisions of DouYu’s amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver the voting materials to the holders. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of DouYu’s

Provisions Applicable to Holders of Huya ADSs	Provisions Applicable to Holders of DouYu ADSs
vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as the Huya ADS holders instruct. The depositary will only vote or attempt to vote as instructed. If Huya timely requested the depositary to solicit the Huya ADS holders’ instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by Huya with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by Huya to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if Huya informs the depositary it does not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.	amended and restated memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as the DouYu ADS holders instruct. The depositary will only vote or attempt to vote as instructed. If DouYu timely requested the depositary to solicit the DouYu ADS holders’ instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by DouYu with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by DouYu to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter unless (1) DouYu informs the depositary in writing that (a) it wishes such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of shares, and (2) the depositary has obtained an opinion of counsel, in form and substance satisfactory to the depositary, confirming that (i) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands, (ii) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of the Cayman Islands, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under the laws, rules and regulations of the Cayman Islands, and (iv) the granting of such discretionary proxy will not under any circumstances result in the shares represented by the DouYu ADSs being treated as assets of the depositary under the laws, rules or regulations of the Cayman Islands.

Provisions Applicable to Holders of Huya ADSs	Provisions Applicable to Holders of DouYu ADSs

Fees

The depositary reserves the right to charge the following fees for the services performed under the terms of the Huya Deposit Agreement, provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the Huya ADSs are listed:

(i) to any person to whom Huya ADSs are issued or to any person to whom a distribution is made in respect of Huya ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S. $ 5.00 per 100 Huya ADSs (or fraction thereof) so issued under the terms of the Huya Deposit Agreement to be determined by the depositary;

(ii) to any person surrendering Huya ADSs for withdrawal of deposited securities or whose Huya ADSs are canceled or reduced for any other reason including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S. $ 5.00 per 100 Huya ADSs reduced, canceled or surrendered (as the case may be);

(iii) to any holder of Huya ADSs, a fee not in excess of U.S. $ 5.00 per 100 Huya ADSs held for the distribution of cash dividends;

(iv) to any holder of Huya ADSs, a fee not in excess of U.S. $ 5.00 per 100 ADSs held for the distribution of cash entitlements (other than cash dividends) and/or cash proceeds, including proceeds from the sale of rights, securities and other entitlements;

(v) to any holder of Huya ADSs, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights; and

(vi) for the operation and maintenance costs in administering the Huya ADSs an annual fee of U.S. $ 5.00 per 100 Huya ADSs.

The depositary reserves the right to charge the following fees for the services performed under the terms of the DouYu Deposit Agreement, provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the DouYu ADSs are listed:

(i) to any person to whom DouYu ADSs are issued, including without limitation, issuance against deposits of shares, issuance in respect of share distributions, right and other distribution as defined in DouYu Deposit Agreement, issuance pursuant to stock dividend or stock split declared by DouYu, or issuance pursuant to a merger, exchange of securities or any other transaction event affecting the DouYu ADSs or the deposited securities, U.S. $ 5.00 per 100 DouYu ADSs (or portion thereof) so issued or upon which a share distribution or elective distribution is made or offered (as the case may be);

(ii) to any person surrendering DouYu ADSs for withdrawal of deposited securities or whose DouYu ADSs are canceled or reduced for any other reason, U.S. $ 5.00 per 100 DouYu ADSs (or portion therefore) so reduced, canceled or surrendered (as the case may be);

(iii) to any holder of DouYu ADSs, a fee not in excess of U.S. $ 5.00 per 100 DouYu ADSs held for any cash distribution made, of for any elective cash/stock dividend offered, pursuant to the DouYu Deposit Agreement;

(iv) to any holder of DouYu ADSs, a fee for the distribution or sale of securities pursuant to DouYu Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of DouYu ADSs, which would have been charged as a result of the deposit of such securities but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to DouYu ADS holders entitled thereto;

(v) to any holder of DouYu ADSs, for the operation and maintenance costs in administering the DouYu ADSs an annual fee of US$0.05 or less per ADS (or portion thereof); and

(vi) to any holder of DouYu ADSs, a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents, pursuant to the DouYu Deposit Agreement.

Provisions Applicable to Holders of Huya ADSs	Provisions Applicable to Holders of DouYu ADSs

Changes Affecting Deposited Securities

Upon any change in par value,
split-up,
subdivision, cancellation, consolidation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting Huya or to which it otherwise is a party, any securities which shall be received by the depositary or a custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such deposited securities shall, to the extent permitted by law, be treated as new deposited securities under the Huya Deposit Agreement, and the receipts shall, subject to the provisions of the Huya Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. Alternatively, the depositary may, with Huya’s approval, and shall, if Huya shall so request, subject to the terms of the Huya Deposit Agreement and receipt of satisfactory documentation contemplated by the Huya Deposit Agreement, execute and deliver additional receipts as in the case of a stock dividend on the shares, or call for the surrender of outstanding receipts to be exchanged for new receipts, in either case, as well as in the event of newly deposited shares, with necessary modifications to this form of receipt specifically describing such new deposited securities and/or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Huya ADS holders, the depositary may, with Huya’s approval, and shall if Huya requests, subject to receipt of satisfactory legal documentation contemplated in the Huya Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the depositary and/or a division or affiliate(s) of the depositary and taxes and/or governmental charges) for the account of the holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Huya Deposit Agreement. The depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to holders in general or any holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.
Subject to DouYu Deposit Agreement, the depositary may, in its discretion, and shall if reasonably requested by DouYu, amend the ADR or distribute additional or amended ADRs
(with or without calling this ADR for exchange) or cash, securities or property on the record date to reflect any change in par value,
split-up,
consolidation, cancellation or other reclassification of deposited securities, any share distribution or other distribution not distributed to DouYu ADS holders or any cash, securities or property available to the depositary in respect of deposited securities from any recapitalization,
reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of DouYu.

To the extent the depositary does not so amend this ADR or make a distribution to DouYu ADS holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute deposited securities and each ADS evidenced by the ADR shall automatically represent its pro rata interest in the deposited securities as then constituted.

Promptly upon the occurrence of any of the aforementioned changes affecting deposited securities, DouYu shall notify the depositary in writing of such occurrence and as soon as practicable after receipt of such notice from DouYu, may instruct the Depositary to give notice thereof, at DouYu’s expense, to DouYu ADS holders in accordance with the DouYu Deposit Agreement. Upon receipt of such instruction, the depositary shall give notice to the Douyu ADS holders in accordance with the DouYu Deposit Agreement, as soon as reasonably practicable.

WHERE YOU CAN FIND MORE INFORMATION
Each of Huya and DouYu is subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and files or furnishes annual and current reports and other information with the SEC. You may read and copy any document Huya or DouYu files with or furnishes to the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at
1-800-SEC-0330.
The information Huya or DouYu files with or furnishes to the SEC is also available free of charge on the SEC’s website at http://www.sec.gov.
Huya has filed a registration statement on Form
F-4,
including the exhibits and annexes thereto, with the SEC under the Securities Act, to register the Huya Class A shares that will underlie the Huya ADSs that DouYu ADS holders will receive in connection with the Merger. This proxy statement/prospectus is a part of that registration statement as well as an invitation to the EGM of DouYu shareholders. Huya may also file amendments to the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement, and some parts have been omitted in accordance with the rules and regulations of the SEC. Deutsche Bank Trust Company Americas., as Huya’s depositary, has previously filed a separate registration statement on Form
F-6
(Registration
No. 333-224563)
with the SEC for the registration of the Huya ADSs that DouYu ADS holders will receive in connection with the Merger.
You should read the two registration statements on Form
F-4
and Form
F-6
and the exhibits and schedules filed with those registration statements as they contain important information about Huya and DouYu and the Huya Class A shares and Huya ADSs.
Because the Merger is a “going private” transaction, Tencent Holdings, Nectarine, DouYu, Huya and Merger Sub have filed with the SEC a transaction statement on schedule
13E-3
with respect to the Merger. The schedule
13E-3,
including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The schedule
13E-3
will be amended to report promptly any material changes in the information set forth in the most recent Schedule
13E-3
filed with the SEC.
Each of Huya and DouYu undertake to provide without charge to holders of Huya shares and Huya ADSs and holders of DouYu shares and DouYu ADSs, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement/prospectus, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement/prospectus incorporates.
Requests for copies of the filings of Huya and DouYu should be directed to:

Investor Relations HUYA Inc. Building A3, E-Park 280 Hanxi Road Panyu District, Guangzhou 511446 People’s Republic of China Phone: +86 20 2290-7829 E-mail: ir@huya.com
Investor Relations
DouYu International Holdings Limited
7F, Building 2, Riverside International Plaza
1062 Yangshupu Road
Yangpu District, Shanghai 200082
People’s Republic of China
Phone: +86 21 5882-2595
E-mail:
ir@douyu.tv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows Huya and DouYu to “incorporate by reference” certain information filed with or furnished to the SEC, which means that Huya and DouYu can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about Huya and DouYu that is not included in or delivered with this proxy statement/prospectus. The information incorporated by reference is an important part of this proxy statement/prospectus. With respect to this proxy statement/prospectus but not with respect to any corresponding Schedule 13E–3, information that Huya or DouYu later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this proxy statement/prospectus and information previously incorporated by reference into this proxy statement/prospectus.
Each document incorporated by reference into this proxy statement/prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in the affairs or Huya or DouYu since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this proxy statement/prospectus to the extent that a subsequent statement contained in another document that is incorporated by reference into this proxy statement/prospectus at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
This proxy statement/prospectus incorporates by reference the documents listed below, which Huya and DouYu have previously filed with or furnished to the SEC. These documents contain important information about Huya and DouYu and their business, financial condition and results of operation.
Huya Filings
:

•	Huya’s annual report on Form 20–F for the year ended December 31, 2019, filed with the SEC on April 27, 2020 (SEC file number is 001-38482); and

•	The description of Huya ADSs contained in Huya’s Form 424(b)(4) final prospectus for its follow-on public offering, filed with the SEC on April 10, 2019 (SEC file number 333-230706).
DouYu Filings
:

•	DouYu’s annual report on Form 20–F for the year ended December 31, 2019, filed with the SEC on April 28, 2020 (SEC file number is 001-38967); and

•
The description of the DouYu shares and DouYu ADSs contained in DouYu’s Form 424(b)(4) final prospectus for its initial public offering, filed with the SEC on July 18, 2019 (SEC file number 333-230976).

In addition, all annual reports on Form
20-F
that Huya and DouYu file with the SEC and all reports on Form
6-K
that Huya and DouYu furnish to the SEC indicating that they are so incorporated by reference into this proxy statement/prospectus, in each case after the date of this proxy statement/prospectus and prior to the date of the EGM, will also be incorporated by reference into this proxy statement/prospectus, but shall not be incorporated by reference into any corresponding Schedule
13E-3.
Any information contained in, or incorporated by reference into, this proxy statement/prospectus prior to the filing with, or furnishing to, the SEC of any such report after the date of this proxy statement/prospectus shall be deemed to be modified or superseded to the extent that the disclosure in such report modifies or supersedes such information.
You may obtain copies of these documents in the manner described above under “Where You Can Find More Information.”

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
Huya was incorporated in the Cayman Islands in order to enjoy the following benefits:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.
However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Huya’s constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between Huya, its officers, directors and shareholders, be arbitrated.
Substantially all of Huya’s operations are conducted in China, and substantially all of its assets are located in China. A majority of Huya’s officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against Huya or its officers judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
Huya has appointed Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, Huya’s counsel as to Cayman Islands law, and Commerce & Finance Law Offices, Huya’s counsel as to PRC law, have advised Huya, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•
recognize or enforce judgments of United States courts obtained against Huya or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against Huya or its directors or officers predicated upon the securities laws of the United States or any state in the United States.
Maples and Calder (Hong Kong) LLP has further advised Huya that a final and conclusive judgment in personam in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of multiple damages, taxes, fines, penalties or similar charges, will be recognized and enforced by the courts of the Cayman Islands provided that (1) such courts had proper jurisdiction over the parties subject to such judgment, (2) the judgment was not obtained in a manner which contravenes the rules of natural justice or the public policy of the Cayman Islands, (3) such judgment was not obtained by fraud, (4) the enforcement of the judgment would not be contrary to natural justice or the public policy of the Cayman Islands,

(5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (6) there is due compliance with the correct procedures under the laws of the Cayman Islands.
Commerce & Finance Law Offices has further advised Huya that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. However, China does not have any treaties or other agreements with the United States that provide for the reciprocal recognition and enforcement of foreign judgments.

LEGAL MATTERS
Huya is being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Huya Class A shares represented by the Huya ADSs offered by this proxy statement/prospectus will be passed upon for Huya by Maples and Calder (Hong Kong) LLP, and certain legal matters as to PRC law will be passed upon for Huya by Commerce & Finance Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.
DouYu is being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters as to Cayman Islands law will be passed upon for DouYu by Ogier, and certain legal matters as to PRC law will be passed upon for DouYu by Han Kun Law Offices. Davis Polk & Wardwell LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.
Tencent Holdings is being represented by Latham & Watkins LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters as to Cayman Islands law will be passed upon for Tencent Holdings by Walkers. Certain legal matters as to PRC law will be passed upon for Tencent Holdings by Zhong Lun Law Firm. Latham & Watkins LLP may rely upon Walkers with respect to matters governed by Cayman Islands law and Zhong Lun Law Firm with respect to matters governed by PRC law.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Huya 2019 Form
20-F
for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 18/F, PricewaterhouseCoopers Center, 10 Zhujiang Xi Road, Pearl River New City, Tianhe District, Guangzhou 510623, the People’s Republic of China.
The financial statements, and the related financial statement schedule, incorporated in this proxy statement/prospectus by reference from DouYu International Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2019 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the translation of RMB amounts to U.S. dollar amounts for the convenience of readers in the United States of America). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 30/F Bund Center, 222 Yan An Road East, Shanghai 200002, the People’s Republic of China.
The financial statements of the Penguin Business as of and for the year ended December 31, 2019 included in this proxy statement/prospectus have been so included in reliance upon the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 34/F, Tower A, Kingkey100, 5016 Shennan East Road, Luohu District, Shenzhen, Guangdong Province 518000, the People’s Republic of China.

HUYA INC.
INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND JUNE 30, 2020
(All amounts in thousands, except share, ADS, per share and per ADS data)

	As of December 31,	As of June 30,
	2019	2020	2020
	RMB	RMB	US$
Assets
Current assets
Cash and cash equivalents	1,113,193	2,062,524	291,931
Restricted cash	1,392	6,175	874
Short-term deposits	6,743,445	6,284,593	889,526
Short-term investments	2,219,531	2,398,004	339,415
Accounts receivable, net	61,708	63,486	8,986
Amounts due from related parties	51,936	52,415	7,419
Prepayments and other current assets	400,615	408,489	57,818

Total current assets	10,591,820	11,275,686	1,595,969

Non-current assets
Deferred tax assets	45,816	99,182	14,038
Investments	379,424	430,551	60,941
Property and equipment, net	96,686	118,489	16,771
Intangible assets, net	45,085	66,078	9,353
Right-of-use assets, net	102,824	90,919	12,869
Prepayments and other non-current assets	104,895	96,751	13,694

Total non-current assets	774,730	901,970	127,666

Total assets	11,366,550	12,177,656	1,723,635

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	3,725	34,714	4,913
Advances from customers and deferred revenue	845,966	560,789	79,375
Income taxes payable	26,051	83,223	11,779
Accrued liabilities and other current liabilities	1,460,025	1,562,921	221,217
Amounts due to related parties	79,032	238,495	33,757
Lease liabilities due within one year	31,878	31,961	4,524

Total current liabilities	2,446,677	2,512,103	355,565

Non-current liabilities
Lease liabilities	70,110	58,837	8,328
Deferred tax liabilities	—	540	76
Deferred revenue	164,913	196,990	27,882

Total non-current liabilities	235,023	256,367	36,286

Total liabilities	2,681,700	2,768,470	391,851

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND JUNE 30, 2020 (CONTINUED)
(All amounts in thousands, except share, ADS, per share and per ADS data)

	As of December 31,	As of June 30,
	2019	2020	2020
	RMB	RMB	US$
Shareholders’ equity
Class A ordinary shares (US$0.0001 par value; 750,000,000 shares authorized as of December 31, 2019 and June 30, 2020, respectively; 67,101,314 and 70,054,088 shares issued and outstanding as of December 31, 2019 and June 30, 2020, respectively)	44	46	7
Class B ordinary shares (US$0.0001 par value; 200,000,000 shares authorized as of December 31, 2019 and June 30, 2020, respectively; 152,357,321 and 152,357,321 shares issued and outstanding as of December 31, 2019 and June 30, 2020, respectively)	100	100	14
Additional paid-in capital	10,081,946	10,327,892	1,461,818
Statutory reserves	64,679	64,679	9,155
Accumulated deficit	(1,986,054)	(1,611,137)	(228,042)
Accumulated other comprehensive income	524,135	627,606	88,832

Total shareholders’ equity	8,684,850	9,409,186	1,331,784

Total liabilities and shareholders’ equity	11,366,550	12,177,656	1,723,635

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020
(All amounts in thousands, except share, ADS, per share and per ADS data)

	For the six months ended June 30,
	2019	2020	2020
	RMB	RMB	US$
Net revenues
Live streaming	3,473,967	4,839,547	684,993
Advertising and others (including transactions with related parties of RMB4,543 and RMB13,404 for the six months ended June 30, 2019 and 2020, respectively)	167,972	269,645	38,166

Total net revenues	3,641,939	5,109,192	723,159

Cost of revenues (1) (including transactions with related parties of RMB187,992 and RMB303,392 for the six months ended June 30, 2019 and 2020, respectively)	(3,032,898)	(4,059,364)	(574,566)

Gross profit	609,041	1,049,828	148,593

Operating expenses (1)
Research and development expenses (including transactions with related parties of RMB3,879 and RMB1,535 for the six months ended June 30, 2019 and 2020, respectively)	(195,455)	(335,914)	(47,546)
Sales and marketing expenses (including transactions with related parties of RMB2,571 and RMB10,597 for the six months ended June 30, 2019 and 2020, respectively)	(197,756)	(221,056)	(31,288)
General and administrative expenses (including transactions with related parties of RMB760 and RMB244 for the six months ended June 30, 2019 and 2020, respectively)	(160,139)	(230,212)	(32,584)

Total operating expenses	(553,350)	(787,182)	(111,418)

Other income	40,196	52,037	7,365

Operating income	95,887	314,683	44,540

Interest and short-term investments income	129,606	163,454	23,135
Gain on fair value change of an investment	—	2,160	306
Other non-operating expenses	—	(10,010)	(1,417)
Foreign currency exchange gains (losses), net	413	(2,400)	(340)

Income before income tax expenses	225,906	467,887	66,224

Income tax expenses	(40,600)	(88,842)	(12,575)

Income before share of loss in equity method investments, net of income taxes	185,306	379,045	53,649

Share of loss in equity method investments, net of income taxes	(45)	(1,061)	(150)

Net income attributable to HUYA Inc.	185,261	377,984	53,499

Net income attributable to ordinary shareholders	185,261	377,984	53,499

Net income	185,261	377,984	53,499

Other comprehensive income:
Foreign currency translation adjustment, net of nil tax	53,979	103,471	14,645

Total comprehensive income attributable to HUYA Inc.	239,240	481,455	68,144

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020 (CONTINUED)
(All amounts in thousands, except share, ADS, per share and per ADS data)

	For the six months ended June 30,
	2019	2020	2020
	RMB	RMB	US$
Net income per ADS*
—Basic	0.88	1.71	0.24
—Diluted	0.81	1.60	0.23

Net loss per ordinary share
—Basic	0.88	1.71	0.24
—Diluted	0.81	1.60	0.23

*	Each ADS represents one Class A ordinary share.
(1)	Share-based compensation was allocated to cost of revenues and operating expenses as follows:

	For the six months ended June 30,
	2019	2020	2020
	RMB	RMB	US$
Cost of revenues	8,290	30,587	4,329
Research and development expenses	25,755	71,518	10,123
Sales and marketing expenses	1,811	5,118	724
General and administrative expenses	80,579	110,834	15,688
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020
(All amounts in thousands, except share, ADS, per share and per ADS data)

	Class A ordinary shares		Class B ordinary shares		Additional paid-in capital	Statutory reserves	Accumulated deficit	Accumulated other comprehensive income	Total shareholders’ equity
	Shares	Amount	Shares	Amount
		RMB		RMB	RMB	RMB	RMB	RMB	RMB
Balance at December 31, 2018	44,639,737	29	159,157,321	104	7,667,855	34,634	(2,424,182)	366,567	5,645,007
Share-based compensation related to Huya Share-based Awards	—	—	—	—	115,025	—	—	—	115,025
Share-based compensation related to JOYY Inc. (“JOYY”)’s Share-based Awards	—	—	—	—	1,410	—	—	—	1,410
Class B ordinary shares converted to Class A ordinary shares	4,800,000	3	(4,800,000)	(3)	—	—	—	—	—
Issuance of Class A ordinary shares upon the completion of the follow-on public offering	13,600,000	9	—	—	2,110,057	—	—	—	2,110,066
Issuance of ordinary shares for exercised share options	714,000	1	—	—	10,688	—	—	—	10,689
Issuance of ordinary shares for vested restricted share units	35,433	—	—	—	—	—	—	—	—
Deemed distribution to JOYY	—	—	—	—	(9,278)	—	—	—	(9,278)
Net income	—	—	—	—	—	—	185,261	—	185,261
Foreign currency translation adjustment, net of nil tax	—	—	—	—	—	—	—	53,979	53,979

Balance at June 30, 2019	63,789,170	42	154,357,321	101	9,895,757	34,634	(2,238,921)	420,546	8,112,159

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020 (CONTINUED)
(All amounts in thousands, except share, ADS, per share and per ADS data)

	Class A ordinary shares		Class B ordinary shares		Additional paid-in capital	Statutory reserves	Accumulated deficit	Accumulated other comprehensive income	Total shareholders’ equity
	Shares	Amount	Shares	Amount
		RMB		RMB	RMB	RMB	RMB	RMB	RMB
Balance at December 31, 2019	67,101,314	44	152,357,321	100	10,081,946	64,679	(1,986,054)	524,135	8,684,850
Cumulative effect of initial adoption of ASC 326	—	—	—	—	—	—	(3,067)	—	(3,067)
Balance at January 1, 2020	67,101,314	44	152,357,321	100	10,081,946	64,679	(1,989,121)	524,135	8,681,783
Share-based compensation related to Huya Share-based Awards	—	—	—	—	218,057	—	—	—	218,057
Issuance of ordinary shares for exercised share options	1,605,752	1	—	—	28,903	—	—	—	28,904
Issuance of ordinary shares for vested restricted share units	1,347,022	1	—	—	(1)	—	—	—	—
Deemed distribution to JOYY	—	—	—	—	(1,013)	—	—	—	(1,013)
Net income	—	—	—	—	—	—	377,984	—	377,984
Foreign currency translation adjustment, net of nil tax	—	—	—	—	—	—	—	103,471	103,471

Balance at June 30, 2020	70,054,088	46	152,357,321	100	10,327,892	64,679	(1,611,137)	627,606	9,409,186

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020
(All amounts in thousands)

	For the six months ended June 30,
	2019	2020	2020
	RMB	RMB	US$
Cash flows from operating activities
Net income attributable to HUYA Inc.	185,261	377,984	53,499
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	20,245	27,024	3,825
Amortization of acquired intangible assets	7,672	19,622	2,777
Amortization of right-of-use assets	11,498	14,213	2,012
Expected credit loss expenses	—	1,429	202
Losses on disposal of property and equipment and intangible assets	3	282	40
Share-based compensation	116,435	218,057	30,864
Share of loss in equity method investments, net of income taxes	45	1,061	150
Other non-cash income	(9,278)	(1,013)	(143)
Deferred income taxes	1,685	(52,259)	(7,397)
Gain on fair value changes of an investment	—	(2,160)	(306)
Short-term investment income	(10,103)	(36,949)	(5,230)
Foreign currency exchange (losses) gains	(413)	2,400	340
Changes in operating assets and liabilities:
Accounts receivable, net	(13,112)	(4,073)	(576)
Prepayments and other assets	(31,109)	27,048	3,828
Amounts due from related parties	200,272	(1,638)	(232)
Amounts due to related parties	68,317	162,701	23,029
Accounts payable	108	(24)	(3)
Deferred revenue	340,798	(249,358)	(35,294)
Lease liabilities	(10,761)	(13,411)	(1,898)
Advances from customers	(6,803)	(3,742)	(530)
Accrued liabilities and other current liabilities	180,092	102,897	14,563
Income tax payable	20,710	57,172	8,092

Net cash provided by operating activities	1,071,562	647,263	91,612

Cash flows from investing activities
Placements of short-term deposits	(6,147,541)	(5,843,255)	(827,059)
Maturities of short-term deposits	4,304,179	6,394,005	905,013
Placements of short-term investments	(1,240,001)	(900,000)	(127,387)
Maturities of short-term investments	648,812	758,602	107,373
Purchase of property and equipment	(33,429)	(18,044)	(2,554)
Purchase of intangible assets	(911)	(62,806)	(8,890)
Cash paid for long-term investments	(92,944)	(49,066)	(6,945)
Proceeds from disposal of property and equipment	4	11	2

Net cash (used in) provided by investing activities	(2,561,831)	279,447	39,553

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020 (CONTINUED)
(All amounts in thousands)

	For the six months ended June 30,
	2019	2020	2020
	RMB	RMB	US$
Cash flows from financing activities
Net proceeds from issuance of ordinary shares upon follow-on public offering	2,113,336	—	—
Proceeds from exercise of vested share options	10,683	18,364	2,599

Net cash provided by financing activities	2,124,019	18,364	2,599

Net increase in cash and cash equivalents and restricted cash	633,750	945,074	133,764
Cash and cash equivalents and restricted cash at the beginning of the period	709,019	1,114,585	157,759
Effect of exchange rate changes on cash and cash equivalents and restricted cash	6,304	9,040	1,282

Cash and cash equivalents at the end of the period	1,349,073	2,068,699	292,805

	For the six months ended June 30,
	2019	2020	2020
	RMB	RMB	US$
Supplemental disclosure of cash flows information:
—Income tax paid	18,205	91,954	13,015
—Acquisition of property and equipment in form of accounts payable	(17,834)	(34,607)	(4,898)
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

1.	Organization and principal activities

(a)	Organization and principal activities
HUYA Inc. (“Huya” or the “Company”, also refer to Huya’s consolidated operating entities, where appropriate) is a holding company incorporated in Cayman Islands on March 30, 2017 and conducts its business through its subsidiaries, VIE and VIE’s subsidiaries (“VIEs”, also refer to VIE and its subsidiaries as a whole, where appropriate) (collectively, the “Group”) in the People’s Republic of China (the “PRC”).
The Group is principally engaged in operating its own live streaming platforms, which enable broadcasters and viewers to interact with each other during live streaming. The primary theme of the Group’s platforms is game live streaming. The Group has also extended themes to life and entertainment topics beyond games to cater to the Group’s users’ growing entertainment demands. In providing these services, the Group has cooperated with talent agencies in broadcaster recruitment, live streaming training and support, promotion strategies development and content management and discipline under the Group’s guidance and supervision. Company generates the majority of its revenue from sales of virtual items in live streaming platforms as well as other services, which substantially consist of advertising and online game-related services.
Before April 3, 2020, the Company was a subsidiary of JOYY Inc. (“JOYY”, refer to JOYY Inc. or JOYY’s consolidated operating entities, where appropriate). On April 3, 2020, JOYY transferred 16,523,819 Class B ordinary shares of Huya to Linen Investment Limited, a wholly-owned subsidiary of Tencent Holding Limited. (the “Parent Company” or “Tencent”, also refer to Tencent Holding Limited. or Tencent’s consolidated operating entities, where appropriate). Upon the closing of the share transfer, Tencent’s voting power in Huya has been increased to 50.1% on a fully-diluted basis, or 50.9% calculated based on the total issued and outstanding shares of Huya, and then Huya becomes the subsidiary of Tencent.

(b)	Public Offering
The Company completed its IPO in May 2018, issued and sold a total of 17,250,000 American Depositary shares (“ADSs”) for a total consideration of US$175.7 million after deducting the underwriting discounts and commissions and offering expenses.
In April 2019, the Company completed a
follow-on
public offering, issued and sold 13,600,000 ADSs for a total consideration of US$313.8 million after deducting the underwriting discounts and commissions and offering expenses. JOYY, as a selling shareholder, sold 4,800,000 Huya’s ADSs. These 4,800,000 Class B ordinary shares were converted into Class A ordinary shares automatically.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

1.	Organization and principal activities (continued)

(c)	Principal subsidiaries and VIEs
The details of the principal subsidiaries and VIE through which the Company conducts its business operations as of June 30, 2020 are set out below:

Name	Place of incorporation	Date of incorporation	% of direct or indirect economic ownership	Principal activities
Wholly foreign-owned enterprise (“WFOE”)
Huya Limited	Hong Kong	January 4, 2017	100%	Investment holding
Guangzhou Huya Technology Co., Ltd. (“Huya Technology”)	PRC	June 16, 2017	100%	Software development
HUYA PTE. LTD.	Singapore	July 23, 2018	100%	Internet value added services
Hainan Huya Entertainment Information Technology Co., Ltd. (“Hainan Huya”)	PRC	December 4, 2019	100%	Internet value added services

VIE
Guangzhou Huya Information Technology Co., Ltd. (“Guangzhou Huya”)	PRC	August 10, 2016	100%	Internet value added services

2.	Summary of significant accounting policies

(a)	Basis of presentation
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Apart from the adoption of ASU
No. 2016-13,
“Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”) using a modified retrospective approach with a cumulative-effect increase of RMB3,067 recorded in accumulated deficit, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements as of December 31, 2019 and for the period ended December 31, 2019. In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for the fair statement of results for the periods presented, have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year or any other interim period.
The preparation of condensed consolidated financial statements requires management to make estimates and assumptions that affect the recorded amounts reported therein. A change in facts or circumstances surrounding the estimate could result in a change to estimates and impact future operating results.
The unaudited condensed consolidated financial statements and related disclosures have been prepared with the presumption that users of the unaudited condensed consolidated financial statements have read or have accessed to the audited consolidated financial statements as of December 31, 2019 and for the period ended December 31, 2019. The condensed consolidated balance sheet at December 31, 2019 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by U.S. GAAP. Accordingly, these unaudited condensed consolidated financial statements should be read in

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

2.	Summary of significant accounting policies (continued)

(a)	Basis of presentation (continued)

conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2019 and for the period ended December 31, 2019.

(b)	Consolidation
The Group’s consolidated financial statements include the financial statements of the Company, its subsidiaries and VIEs for which the Company or its subsidiary is the primary beneficiary. All transactions and balances among the Company, its subsidiaries and VIEs have been eliminated upon consolidation.
A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting powers; or has the power to appoint or remove the majority of the members of the board of directors; or to cast a majority of votes at the meeting of directors; or has the power to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.
A VIE is an entity in which the Company, or its subsidiary, through contractual agreements, bears the risks of, and enjoys the rewards normally associated with ownership of the entity, and therefore the Company or its subsidiary is the primary beneficiary of the entity. In determining whether the Company or its subsidiaries are the primary beneficiary, the Company considered whether it has the power to direct activities that are significant to the VIE’s economic performance, and also the Company’s obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. Huya Technology and ultimately the Company hold all the variable interests of the VIEs and has been determined to be the primary beneficiary of the VIEs.

(c)	Use of estimates
The preparation of the Company’s unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, related disclosure of contingent assets and liabilities at the balance sheet date, and the reported amounts of revenues and expenses during the reporting period in the unaudited condensed consolidated financial statements and accompanying notes. Actual results could differ materially from such estimates. The Company believes that assessment of whether the Group acts as a principal or an agent in different revenue streams, the determination of estimated selling prices of multiple element revenue contracts, income taxes, tax considerations for earnings retained in the Group’s VIEs, and subsequent adjustment due to significant observable price change for the equity investments without readily determinable fair values and not accounted for by the equity method, represent critical accounting policies that reflect more significant judgments and estimates used in the preparation of its unaudited condensed consolidated financial statements.
Management bases the estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from these estimates.

(d)	Foreign currency translation
The Group uses Renminbi (“RMB”) as its reporting currency. The functional currency of the Company and its subsidiaries incorporated in Hong Kong, Cayman Islands and Singapore is United States dollar (“US$”), while the functional currency of the Group’s entities in PRC is RMB, which is their respective local currency. In the consolidated financial statements, the financial information of the Company and its

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

2.	Summary of significant accounting policies (continued)

(d)	Foreign currency translation (continued)

subsidiaries, which use US$ as their functional currency, have been translated into RMB. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains, and losses are translated using the average exchange rate for the period. Translation adjustments arising from these are reported as foreign currency translation adjustments and are shown as a component of other comprehensive income in the statement of comprehensive income.
Foreign currency transactions denominated in currencies other than functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are remeasured at the applicable rates of exchange in effect at that date. Foreign exchange gains and losses resulting from the settlement of such transactions and from remeasurement at year-end
are recognized in foreign currency exchange gains (losses), net in the consolidated statement of comprehensive income.

(e)	Convenience translation
Translations of amounts from RMB into US$ for the convenience of the reader were calculated at the noon buying rate of US$1.00 = RMB7.0651 on June 30, 2020 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

(f)	Statutory reserves
The Group did not make any appropriation to its general reserve fund, statutory surpluses fund, discretionary surplus fund, and the staff bonus and welfare fund for the six months ended June 30, 2019 and 2020, respectively.

(g)	Segment reporting
The Group’s chief operating decision maker has been identified as its Chief Executive Officer (“CEO”), who reviews the consolidated results when making decisions about allocating resources and assessing performance of the Group as a whole. Therefore, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. The Group’s long-lived assets are substantially all located in the PRC and substantially all of the Group’s revenues are derived from the PRC. Therefore, no geographical segments are presented.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

2.	Summary of significant accounting policies (continued)

(h)	Revenue
Revenues are recognized when control of the promised virtual items or services is transferred to the Group’s customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those virtual items or services. The following table disaggregates the Group’s revenue by major type for the period ended June 30, 2019 and 2020:

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Live streaming	3,473,967	4,839,547
Advertising and others	167,972	269,645

Total	3,641,939	5,109,192

Revenue recognition and significant judgments

(i)	Live streaming
The Group is principally engaged in operating its own live streaming platforms, which enable broadcasters and viewers to interact with each other during live streaming. It generates revenue from sales of virtual items in the platforms. The Group has a recharge system for users to purchase the Group’s virtual currency then purchase virtual items for use. Users can recharge via various online third-party payment platforms, including WeChat Pay, AliPay and other payment platforms. Virtual currency is non-refundable
and without expiry. As the virtual currency is often consumed soon after it is purchased based on history of turnover of the virtual currency, the Group considers it does not expect to be entitled to a breakage amount for the virtual currency. Unconsumed virtual currency is recorded as deferred revenue. Virtual currencies used to purchase virtual items are recognized as revenue according to the prescribed revenue recognition policies of virtual items addressed below unless otherwise stated. The Group shares a portion of the sales proceeds of virtual items (“revenue sharing fee”) with broadcasters and talent agencies in accordance with their revenue sharing arrangements. Broadcasters, who do not have revenue sharing arrangements with the Group, are not entitled to any revenue sharing fee.
The Group evaluates and determines that it is the principal and views users to be its customers. The Group reports live streaming revenues on a gross basis. Accordingly, the amounts billed to users are recorded as revenues and revenue sharing fee paid to broadcasters and talent agencies are recorded as cost of revenues. Where the Group is the principal, it controls the virtual items before they are transferred to users. Its control is evidenced by the Group’s sole ability to monetize the virtual items before they are transferred to users, and is further supported by the Group being primarily responsible to users and having a level of discretion in establishing pricing.
The Group designs, creates and offers various virtual items for sales to users with pre-determined
standalone selling price. Sales proceeds are recorded as deferred revenue and recognized as revenue based on the consumption of the virtual items. Virtual items are categorized as consumable and time-based items. Consumable items are consumed upon purchase and use while time-based items could be used for a fixed period of time. Users can purchase and present consumable items to broadcasters to show support for their favorite broadcasters, or purchase time-based virtual items for one or multiple months for a monthly fee, which provide users with recognized status, such as priority speaking rights or special symbols over a period of time. Revenue related to each of consumable items as a single performance obligation provided on a consumption basis, is recognized at the point in time when the virtual item is transferred directly to the users

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

2.	Summary of significant accounting policies (continued)

(h)	Revenue (continued)
Revenue recognition and significant judgments (continued)

(i)	Live streaming (continued)

and consumed by them, while revenue related to time-based virtual items provided on a subscription basis is recognized ratably over the contract period. The Group does not have further performance obligations to the user after the virtual items are consumed immediately or after the stated contract period of time for time-based items.
The Group may also enter into contracts that can include various combinations of virtual items, which are generally capable of being distinct and accounted for as separate performance obligations, such as Huya Noble Member Program. Determining whether those virtual items are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. The contract of Huya Noble Member Program, which is normally purchased on a monthly basis, includes three major virtual items, a) the noble member status, b) the virtual currency coupons, and c) the right of subsequent renewal at a discounted price, which are considered distinct and accounted for separately under ASC 606. A noble member status itself cannot be purchased on a standalone basis, and it is used for one month but the users can simultaneously purchase multiple months of the package (with effective period of noble member status limited to a maximum of 24 months from date of purchase) at any point in time. The virtual currency coupons, which have the same purchase power as the Group’s virtual currency but with expiry dates, is valid to purchase virtual items for a fixed period. Judgment is required to determine standalone selling price for each distinct performance obligation. The Group allocates the arrangement consideration to the separate accounting of each distinct performance obligation based on their relative standalone selling prices. In instances where standalone selling price is not directly observable as the Group does not sell the virtual item separately, such as the noble member status and the virtual currency coupons, the Group determines the standalone selling price based on pricing strategies, market factors and strategic objectives. In respect of the right of subsequent renewal at a discounted price, the Group estimates individual user’s times of renewal based on historical data of users’ spending pattern and average times of renewal. The Group recognizes revenue for each of the distinct performance obligations identified in accordance with the applicable revenue recognition method relevant for that obligation. For revenue allocated to noble member status, it is generally recognized ratably over the contract period as users simultaneously consume and receive benefits. For revenue related to virtual currency coupons provided on a consumption basis, virtual currency coupons used to purchase virtual items are recognized as revenue according to the prescribed revenue recognition policies of virtual items addressed above unless otherwise stated. Although the virtual currency coupons have expiry dates, the Group considers the impact of the breakage amount for virtual currency coupons insignificant as historical data shows that virtual currency coupons are consumed shortly after they are released to users and the forfeiture rate remains relatively low for the periods reported, therefore, the Group does not expect to be entitled to a breakage amount for the virtual currency coupons. For the right of subsequent renewal at a discounted price, upon each time a subsequent renewal is purchased, the cash received is recorded as deferred revenue and allocated proportionally to the noble member status and virtual currency coupons based on their relative standalone selling price and revenue is then recognized following the revenue recognition method of noble member status and virtual currency coupons as described above respectively.
As the Group’s live streaming virtual items are generally sold without right of return and the Group does not provide any other credit and incentive to its users, accounting of variable consideration when estimating the amount of revenue to recognize is not applicable to the Group’s live streaming business.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

2.	Summary of significant accounting policies (continued)

(h)	Revenue (continued)
Revenue recognition and significant judgments (continued)

(ii)	Advertising
The Group generates advertising revenues primarily from sales of various forms of advertising and promotion campaigns, including (i) display advertisements in various areas of our platform, (ii) native advertisements in cooperation with broadcasters, and (iii) game events advertising and campaigns. Advertisements on the Group’s platforms are generally charged on the basis of duration. Advertising contracts are signed to establish the fixed price and the advertising services to be provided. Where the service is transferred to customers, revenues from advertising contracts are recognized ratably over the contract period of display.
The Group enters into advertising contracts directly with advertisers or third-party advertising agencies that represent advertisers. Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 3 months. Both third-party advertising agencies and direct advertisers are generally billed at the end of the display period and payments are due usually within 3 months. In instances where the timing of revenue recognition differs from the timing of billing, the Group has determined the advertising contracts generally do not include a significant financing component. The primary purpose of the credits terms is to provide customers with simplified and predictable ways of purchasing the Group’s advertising services, not to receive financing from its customers or to provide customers with financing.
Certain customers may receive sales incentives in the forms of discounts and rebates to advertisers or advertising agencies based on purchase volume, which are accounted for as variable consideration. The Group estimates these amounts based on the expected amount to be provided to customers considering the contracted rebate rates and estimated sales volume based on historical experience, and reduce revenues recognized. For the six months ended June 30, 2019 and 2020, the amounts of discounts and rebates to advertising customers were RMB20,986 and RMB44,324, respectively. The Group believes that there will not be significant changes to its estimates of variable consideration.

(iii)	Online game revenues
The Group generates revenues from offering virtual items in online games developed by the Group itself or third parties to game users. The Group has a recharge system for game user to purchase game tokens for use. Game user can recharge via various online third-party payment platforms, including WeChat Pay, AliPay and other payment platforms. Game tokens are non-refundable
and without expiry. As the game token is often consumed soon after it is purchased based on its history of turnover, the Group considers it not expect to being entitled to a breakage amount for the game token.
The majority of online games revenues were derived from the Group’s self-developed games for the periods presented.
With respect to the game operation contracts entered into between the Group and distribution platforms for co-publishing
or between the Group and users for self-publishing, the Group owns the games’ copyrights and other intellectual property, and takes primary responsibilities of game development and game operation, including designing, development, and updating of the games including the game content, as well as the pricing of virtual items, providing on-going
updates of new contents and bug fixing, determining the distribution platforms and payment channels, and providing customer services. Therefore, the Group considers itself to be the principal in these contracts and views users to be its customers. Revenues derived from self-developed games are recorded on a gross basis, and fees to be shared with distribution platforms and payment handling costs charged by payment platforms are recorded as cost of revenues.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

2.	Summary of significant accounting policies (continued)

(h)	Revenue (continued)
Revenue recognition and significant judgments (continued)

(iii)	Online game revenues (continued)

Users play games free of charge and are charged for purchases of virtual items mainly including consumable and perpetual items, which can be utilized to enhance users’ game-playing experience. Consumable items represent virtual items that can be consumed by a specific user within a specified period of time. Perpetual items represent virtual items that are accessible to the users’ account over the life of the online games. The Group maintains information on consumption details of in-game
virtual items, therefore, the Group recognizes revenues based on item-based model: (1) for consumable items, the revenue is recognized immediately upon consumption as the Group does not have further performance obligations to the user after the virtual items are consumed immediately; (2) for perpetual items, as the Group has responsibilities to ensure the game users can continue to gain access to the games to get the in-game
experience and benefit after the sale of the perpetual items and the Group’s service obligations are directly linked to each game user’s engagement, therefore, the revenue from sales of perpetual items is recognized ratably over the user relationship period of a specific game as described below.
The estimated user relationship period is based on data collected from those game users who have purchased game tokens. The Group maintains a system that captures the following information for each game user: (a) the frequency that game users log into each game, and (b) the amount and the timing of when the game users charge his or her game token. The Group estimates the user relationship period for a particular game to be the date a user purchases a game token through the date the Group estimates the game user plays the game for the last time. This computation is completed on a user by user basis. Then, the results for all analyzed users are averaged to determine an estimated end user relationship period for each game. Revenues from in-game
payments of each month are recognized over the user relationship period estimated for that game.
The determination of user relationship period is based on the Group’s best estimate that takes into account all known and relevant information at the time of assessment. The Group assesses the estimated user relationships on a monthly basis. Any adjustments arising from changes in the user relationship as a result of new information will be accounted as a change in accounting estimate in accordance with ASC 250 Accounting Changes and Error Corrections.
Contract balances
The Group collects accounts receivable from various online payment platforms, distribution platforms and advertising customers.
The opening balance of accounts receivable from third-party and related party payment platforms were RMB30,507 and RMB239,290, respectively, as of January 1, 2019. As of December 31, 2019 and June 30, 2020, accounts receivable from third-party payment platforms were RMB43,339 and RMB50,901, respectively, and accounts receivable from related parties as payment platforms were RMB31,261 and RMB23,118, respectively.
The opening balance of accounts receivable from third-party distribution platforms as of January 1, 2019 was RMB2,941. As of December 31, 2019 and June 30, 2020, accounts receivable from third-party distribution platforms were RMB3,978 and RMB5,625, respectively. No accounts receivable was from related party distribution platforms as of January 1, 2019, and the balance of accounts receivable from a related party as distribution platform was RMB687 and RMB670, as of December 31, 2019 and June 30, 2020.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

2.	Summary of significant accounting policies (continued)

(h)	Revenue (continued)
Contract balances (continued)

The opening balance of accounts receivable from third-party advertising customers and related party advertising customers were RMB11,323 and RMB5,926, respectively, as of January 1, 2019. As of December 31, 2019 and June 30, 2020, accounts receivable from third-party advertising customers were RMB15,313 and RMB10,175, respectively. The balance of accounts receivable from a related party was RMB2,994 and RMB4,541, as of December 31, 2019 and June 30, 2020, respectively.
Contract liabilities primarily consists of deferred revenue for unconsumed virtual items and unamortized revenue from virtual items in the Group’s platforms, where there is still an obligation to be provided by the Group, which will be recognized as revenue when all of the revenue recognition criteria are met.
The opening balance of deferred revenue related to live streaming business as of January 1, 2019 was RMB543,245. As of December 31, 2019 and June 30, 2020, deferred revenue related to live streaming business were RMB951,166 and RMB699,716, respectively. During the six months ended June 30, 2019 and 2020, the Group recognized revenue of live streaming business amounted to RMB425,536 and RMB679,485, respectively, that was included in the corresponding contract liability balance at the beginning of the periods.
The opening balance of deferred revenue related to online game business as of January 1, 2019 was RMB6,867. As of December 31, 2019 and June 30, 2020, deferred revenue related to online game business were RMB8,752 and RMB10,844, respectively. During the six months ended June 30, 2019 and 2020, the Group recognized revenue of online game business amounted to RMB6,867 and RMB8,752, respectively, that was included in the corresponding contract liability balance at the beginning of the periods.
During the six months ended June 30, 2019 and 2020, the Group does not have any arrangement where the performance obligations have already been satisfied in the past period, but the corresponding revenue is only recognized in a later period.

(i)	Investment
Equity Investments without Readily Determinable Fair Values
The Company elected to record equity investments without readily determinable fair values and not accounted for by the equity method at cost, less impairment, adjusted for subsequent observable price changes, and will report changes in the carrying value of the equity investments in current earnings. Changes in the carrying value of the equity investment will be required to be made whenever there are observable price changes in orderly transactions for the identical or similar investment of the same issuer. The implementation guidance notes that an entity should make a “reasonable effort” to identify price changes that are known or that can reasonably be known.
Equity Investments Accounted for Using the Equity Method
The Group accounts for its equity investment over which it has significant influence but does not own a majority equity interest or otherwise control using the equity method. The Group adjusts the carrying amount of the investment and recognizes investment income or loss for share of the earnings or loss of the investee after the date of investment. The Group assesses its equity investment for other-than-temporary impairment by considering factors including, but not limited to, current economic and market conditions, operating performance of the entities, including current earnings trends and undiscounted cash flows, and

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

2.	Summary of significant accounting policies (continued)

(i)	Investment (continued)
Equity Investments Accounted for Using the Equity Method (continued)

other entity-specific information. The fair value determination, particularly for investment in privately held entities, requires judgment to determine appropriate estimates and assumptions. Changes in these estimates and assumptions could affect the calculation of the fair value of the investment and determination of whether any identified impairment is other-than-temporary.

(j)	Share-based compensation
Share-based compensation expense arises from share-based awards, including restricted share units granted by JOYY with its own underlying shares to certain management and other key employees who to some extent provide services to the Group (“JOYY’s Share-based Awards”), share options for the purchase of Huya’s ordinary shares and Huya’s restricted share units, granted by the Group to its management, key employees and non-employees
(“Huya Share-based Awards”).
JOYY’s Share-based Awards
In determining the fair value of restricted share units granted, the fair value of the underlying shares of JOYY on the grant dates is applied. The grant date fair value of restricted share units is based on stock price of JOYY in the NASDAQ Global Market.
Share-based compensation expense for restricted share units granted under JOYY share-based incentive plans is recognized using the graded vesting method, net of estimated forfeiture rates, over the requisite service period, which is generally the vesting period. Forfeitures are estimated at the time of grant based on historical forfeiture rates and will be revised in the subsequent periods if actual forfeitures differ from those estimates.
Huya’s share options
After the listing of the Company, the grant date fair value of share options is based on stock price of the Company’s ordinary share in NYSE minus the respective exercise price.
Share-based compensation expense for share options granted to employees is measured based on their grant-date fair values and recognized over the requisite service period, which is generally the vesting period. The number of share-based awards for which the service is not expected to be rendered over the requisite period is estimated, and the related compensation expense is not recorded for the number of awards so estimated.
Huya’s restricted share units
Fair value of restricted share units (“RSUs”) is determined with reference to the fair value of the underlying shares.
After the completion of IPO, the fair value of restricted share units is determined with reference to stock price of Huya in NYSE.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

2.	Summary of significant accounting policies (continued)

(k)	Leases
In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update
No. 2016-02
(Topic 842) “Leases”. Topic 842 supersedes the lease requirements in Accounting Standards Codification (ASC) Topic 840, “Leases”. Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. The Company adopted the new standard using the optional transition method beginning January 1, 2019. As permitted under the transition guidance, the Company carried forward the assessment of whether the existing contracts contain or are leases, classification of the leases and remaining lease terms. RMB92,075 of lease assets and RMB91,654 of liabilities were recognized on the balance sheet upon adoption as of January 1, 2019.
The Company categorize leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that allow lessee to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. All other leases are categorized as operating leases. All the leases recognized by the Company were classified as operating leases for the years presented.
Lease liabilities are recognized at the present value of the fixed lease payments using a discount rate based on similarly secured borrowings available to us. Lease assets are recognized based on the initial present value of the fixed lease payments plus any direct costs from executing the leases or lease prepayments reclassified from “Prepayments and other current assets” upon lease commencement. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

(l)	Recently issued accounting pronouncements
In December 2019, the FASB issued ASU
No. 2019-12,
Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in accounting standards. The amendments in the ASU are effective for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. The Company plans to adopt the ASU prospectively on January 1, 2021. The ASU is currently not expected to have a material impact on the Company’s consolidated financial statements.
In January 2020, the FASB issued ASU
No. 2020-01,
Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the Emerging Issues Task Force). The amendments in this update clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted. The ASU is currently not expected to have a material impact on the Company’s consolidated financial statements.
In March 2020, the FASB issued ASU
No. 2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The amendments in this update are effective for all entities as of March 12, 2020 through December 31, 2022. The amendments in this update provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The ASU is currently not expected to have a material impact on the Company’s consolidated financial statements.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

3.	Cash and cash equivalents
Cash and cash equivalents represent cash on hand and demand deposits placed with banks or other financial institutions, and all highly liquid investments with maturities of three months or less. Cash and cash equivalents balance as of December 31, 2019 and June 30, 2020 primarily consist of the following currencies:

	December 31, 2019		June 30, 2020
	Amount	RMB equivalent	Amount	RMB equivalent
RMB	475,991	475,991	945,832	945,832
US$	88,716	618,902	152,759	1,081,460
SGD	3,537	18,300	6,685	33,967
Others (i)	—	—	1,275	1,265

Total		1,113,193		2,062,524

(i)	As of June 30, 2020, the other currencies consist of Hong Kong dollar, Brazilian real and Thai Baht.

4.	Restricted cash
Restricted cash represents deposits that was restricted for litigation. The deposits which was restricted cannot be withdrawn until the preservation of property has been lift. As of December 31, 2019 and June 30, 2020, the Group’s restricted cash were RMB1,392 and RMB6,175, respectively.

5.	Short-term deposits
Short-term deposits represent time deposits placed with banks with maturities of less than one year. Short-term deposits as of December 31, 2019 and June 30, 2020 primarily consist of the following currencies:

	December 31, 2019		June 30, 2020
	Amount	RMB equivalent	Amount	RMB equivalent
RMB	500,000	500,000	1,130,000	1,130,000
US$	894,964	6,243,445	728,101	5,154,593

Total		6,743,445		6,284,593

6.	Short-term investments
Short-term investments represent wealth management products with maturities of less than one year. Short-term investments as of December 31, 2019 and June 30, 2020 primarily consist of the following currencies:

	December 31, 2019		June 30, 2020
	Amount	RMB equivalent	Amount	RMB equivalent
RMB	2,211,055	2,211,055	2,398,004	2,398,004
US$	1,215	8,476	—	—

Total		2,219,531		2,398,004

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

7.	Accounts receivable, net

	December 31,	June 30,
	2019	2020
	RMB	RMB
Accounts receivable, gross	62,630	66,701
Less: expected credit loss provision	(922)	(3,215)

Accounts receivable, net	61,708	63,486

The Group’s accounts receivable and other receivables are within the scope of ASC Topic 326. The Group has identified the relevant risk characteristics of its customers and the related receivables, and other receivables which include size, type of the services the Group provides, or a combination of these characteristics. Receivables with similar risk characteristics have been grouped into pools. For each pool, the Group considers the historical credit loss experience, current economic conditions, supportable forecasts of future economic conditions, and any recoveries in assessing the lifetime expected credit losses. Other key factors that influence the expected credit loss analysis include customer demographics, payment terms offered in the normal course of business to customers, and industry-specific factors that could impact the Group’s receivables. Additionally, external data and macroeconomic factors are also considered. This is assessed at each quarter based on the Group’s specific facts and circumstances.
The following table presents the activity in the expected credit loss provision related to accounts receivable, net for the six months ended June 30, 2020:

For the six months ended June 30,
2020
RMB
Balance as at December 31, 2019	922
Adoption of ASC Topic 326	3,122

Balance as at January 1, 2020	4,044
Current period provision	846
Current period reversal	(1,675)

Balance as at June 30, 2020	3,215

8.	Prepayments and other current assets

	December 31,	June 30,
	2019	2020
	RMB	RMB
Prepayments to vendors and content providers	184,744	193,074
Input value-added tax to be deducted	2,059	75,297
Interests receivable	168,739	56,010
Receivables from exercise of vested share options	9,475	20,015
Prepayments to third-party payment platform	7,912	14,613
Loan to a third party	10,000	10,000
Others	17,686	40,052
Less: expected credit loss provision	—	(572)

Total	400,615	408,489

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

8.	Prepayments and other current assets (continued)

The following table presents the activity in the expected credit loss provision related to other receivables for the six months ended June 30, 2020:

For the six months ended June 30,
2020
RMB
Balance as at December 31, 2019	—
Adoption of ASC Topic 326	308

Balance as at January 1, 2020	308
Current period provision	355
Current period reversal	(91)

Balance as at June 30, 2020	572

9.	Investments

	December 31,	June 30,
	2019	2020
	RMB	RMB
Equity method investments	203,730	203,633
Equity investments without readily determinable fair values (i)	175,694	226,918

	379,424	430,551

(i)	During the six months ended June 30, 2020, the Company acquired equity interests of two privately-held entities with a total consideration of RMB 49,065 .
The Company has neither significant influence nor control in these investees. These equity investments are not considered as debt securities or equity securities that have readily determinable fair values. Accordingly, the Company elected to account for these investments at cost less impairments, adjusted by observable price changes.

10.	Property and equipment, net
Property and equipment consist of the following:

	December 31,	June 30,
	2019	2020
	RMB	RMB
Gross carrying amount
Servers, computers and equipment	142,236	189,929
Leasehold improvements	32,038	33,436
Others	10,603	10,139

Total	184,877	233,504
Less: accumulated depreciation	(88,191)	(115,015)

Property and equipment, net	96,686	118,489

Depreciation expense for the six months ended June 30, 2019 and 2020 were RMB20,245 and RMB27,024, respectively.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

11.	Intangible assets, net
The following table summarizes the Group’s intangible assets:

	December 31,	June 30,
	2019	2020
	RMB	RMB
Gross carrying amount
Copyrights of video content	30,021	64,266
License	32,000	32,000
Software	3,125	9,332
Domain names	5,120	5,283
Trademark	1,132	1,132

Total of gross carrying amount	71,398	112,013

Less: accumulated amortization
Copyrights of video content	(17,689)	(32,730)
License	(3,556)	(4,622)
Software	(2,756)	(5,986)
Domain names	(1,613)	(1,786)
Trademark	(699)	(811)

Total of accumulated amortization	(26,313)	(45,935)

Intangible assets, net	45,085	66,078

Amortization expense for the six months ended June 30, 2019 and 2020 were RMB7,672 and RMB19,622, respectively.
The estimated amortization expenses for each of the following five years as of June 30, 2020 are as follows:

Twelve months ended June 30	Amortization expense of intangible assets
RMB
2021	33,389
2022	5,155
2023	4,143
2024	2,572
2025	2,474
The weighted average amortization periods of intangible assets as of December 31, 2019 and June 30, 2020 are as below:

	December 31,	June 30,
	2019	2020
Copyrights of video content	2 years	2 years
License	15 years	15 years
Software	1 year	1 year
Domain names	15 years	15 years
Trademark	5 years	5 years

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

12.	Advances from customers and deferred revenue

	December 31,	June 30,
	2019	2020
	RMB	RMB
Advances from customers	50,961	47,219
Deferred revenue, current	795,005	513,570

Total current advances from customers and deferred revenue	845,966	560,789

Deferred revenue, non-current	164,913	196,990

Total non-current deferred revenue	164,913	196,990

13.	Accrued liabilities and other current liabilities

	December 31,	June 30,
	2019	2020
	RMB	RMB
Revenue sharing fees	817,792	939,421
Bandwidth costs	167,793	199,589
Salaries and welfare	251,914	166,012
Marketing and promotion expenses	61,210	65,494
Deposits from content providers, suppliers and advertising customers	47,386	59,982
Other taxes payable	40,349	50,018
License fees	48,138	45,070
Others	25,443	37,335

Total	1,460,025	1,562,921

14.	Cost of revenues

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Revenue sharing fees and content costs	2,468,681	3,215,533
Bandwidth costs	364,744	504,924
Salaries and welfare	91,228	148,073
Payment handling costs	44,536	81,598
Share-based compensation	8,290	30,587
Depreciation and amortization	19,949	23,318
Other taxes and surcharges	10,339	22,895
Others	25,131	32,436

Total	3,032,898	4,059,364

15.	Other income
Other income primarily comprised government grants which represent cash subsidies received from the PRC government by the Group entities and gains recognized for the transfer to third parties of the exclusive cooperation rights of broadcasters. Government grants are originally recorded as deferred revenue when

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

15.	Other income (continued)

received upfront. After all of the conditions specified in the grants have been met, the grants are recognized as other income.

16.	Taxation

(a)	PRC value-added tax and related surcharges
The Group is subject to value-added tax (“VAT”) and related surcharges on the revenues earned for services provided in the PRC. Net revenues are presented after netting off the VAT. The primary applicable rate of VAT is 6% for the six months end June 30, 2019 and 2020. The surcharges are calculated based on 12% of VAT paid.

(b)	Income taxes
(i) Cayman Islands (“Cayman”)
Under the current tax laws of Cayman Islands, the Company and its subsidiaries are not subject to tax on income or capital gains. Besides, upon payment of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.
(ii) Hong Kong
Under the current Hong Kong Inland Revenue Ordinance, the subsidiary of the Group in Hong Kong is subject to 8.25% and 16.5% Hong Kong profit tax on its taxable income within HKD$2 million and beyond HKD$2 million, respectively. Payments of dividends are not subject to any withholding tax.
(iii) Singapore
The income tax provision of the Group in respect of its international operations was calculated at the tax rate of 17% on the assessable profits based on the existing legislation, interpretations and practices in respect thereof.

(iv)	PRC
In accordance with the Enterprise Income Tax Law (“EIT Law”), Foreign Investment Enterprises (“FIEs”) and domestic companies are subject to Enterprise Income Tax (“EIT”) at a uniform rate of 25%. The subsidiaries and VIEs of the Group in the PRC are subject to a uniform income tax rate of 25% for periods presented.
Certified High and New Technology Enterprises (“HNTE”) are entitled to a preferential tax rate of 15%, but need to re-apply
every three years. During this three-years period, an HNTE must conduct a qualification self-review each year to ensure it meets the HNTE criteria and is eligible for the 15% preferential tax rate for that year. If an HNTE fails to meet the criteria for qualification as an HNTE in any year, the enterprise cannot enjoy the 15% preferential tax rate in that year and must instead use the regular 25% EIT rate.
Qualified software enterprises (“Software Enterprise”) are exempt from EIT for two years, followed by a 50% reduction in the applicable tax rates for the next three
years, commencing from the first profit making year. An entity that qualifies as a “Key National Software Enterprise” (a “KNSE”) is entitled to a further reduced preferential income tax rate of 10%. Entities must perform a self-assessment each year to ensure they meet the criteria for qualification, pursuant to SAT Public Notice [2018] No.23 (“Circular 23”). If a

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

16.	Taxation (continued)

(b)	Income taxes (continued)

(iv)	PRC (continued)

KNSE fails to meet the criteria for qualification as a KNSE in any year, the entity cannot enjoy the 10% preferential tax rate in that year.
An entity registered in Hainan free trade port and operating substantially that qualifies as an “Encouraged Industrial Enterprises” (an “EIE”) is entitled to a preferential income tax rate of 15% for five years since January 1, 2020. Entities must perform a self-assessment each year to ensure they meet the criteria for qualification, pursuant to SAT Public Notice 2020 No.31 (“Circular 31”). If an EIE fails to meet the criteria for qualification as an EIE in any year, the enterprise cannot enjoy the 15% preferential tax rate in that year and must instead use the regular 25% EIT rate.
The Group’s PRC entities provided for enterprise income tax are as follows:

•
Huya Technology was qualified as a Software Enterprise, and enjoyed the zero preferential tax rate starting from 2017 and
12.5
% preferential tax rate starting from 2019. In 2019, Huya Technology is qualified as a KNSE and applied the income tax rate of
10
% for the year of 2019 pursuant to SAT Public Notice [2018] No.23 (“Circular 23”).

•
Guangzhou Huya applied for the HNTE qualification and obtained approval in November 2018. It entitled to enjoy the preferential tax rate of
15
% as an HNTE for three years starting from 2018, and should apply for HNTE qualification renewal in 2021.

•	Hainan Huya was qualified as an EIE in Hainan free trade port, and enjoyed the preferential tax rate of 15 % for five years starting from 2020.

•	The remaining PRC subsidiaries and VIEs were subject to 25 % EIT for the periods reported.
According to a policy promulgated by the State Tax Bureau of the PRC and effective from 2008 onwards, enterprises engaged in research and development activities are entitled to claim an additional tax deduction amounting to 50% of the qualified research and development expenses incurred in determining its tax assessable profits for that year. The additional tax deducting amount of the qualified research and development expenses have been increased from 50% to 75%, effective from 2018 to 2020, according to a new tax incentives policy promulgated by the State Tax Bureau of the PRC in September 2018 (“Super Deduction”).
The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC
company is located.” Based on a review of surrounding facts and circumstances, the Group does not believe that it is likely that its entities registered outside of the PRC should be considered as resident enterprises for the PRC tax purposes.
The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a FIE to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident
enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. The Cayman Islands, where the Company incorporated, does not have

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

16.	Taxation (continued)

(b)	Income taxes (continued)

(iv)	PRC (continued)

such tax treaty with China. According to the arrangement between the mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by an FIE in China to its immediate holding company in Hong Kong will be subject to withholding tax at a rate of no more than 5% (if the immediate holding company in Hong Kong is the beneficial owner of the FIE and owns directly at least 25% of the shares of the FIE). In accordance with accounting guidance, all undistributed earnings are presumed to be transferred to the parent company and withholding taxes should be accrued accordingly. All FIEs are subject to the withholding tax from January 1, 2008. The presumption may be overcome if the Group has sufficient evidence to demonstrate that the undistributed dividends will be re-invested
and the remittance of the dividends will be postponed indefinitely.
The undistributed earnings and reserves of the Group entities located in the PRC are considered to be indefinitely reinvested, because the Group does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future and intends to retain most of its available funds and any future earnings for use in the operation and expansion of its business. Accordingly, no deferred tax liability on 10% WHT of aggregate undistributed earnings and reserves of the Company’s entities located in the PRC has been accrued that would be payable upon the distribution of those amounts to the Company as of June 30, 2020.
The current and deferred portions of income tax benefits included in the consolidated statements of operations are as follows:

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Current income tax expenses	38,915	141,101
Deferred income tax expenses (benefits) (i)	1,685	(52,259)

Total income tax expenses	40,600	88,842

(i)	The deferred income tax benefits for the six months ended June 30, 2020 represented mainly the deferred tax related to unrealized losses arisen from intercompany transactions.

17.	Ordinary shares
During the six months ended June 30, 2019, 749,433 Class A ordinary shares were issued for the exercised share options and vested restricted share units. Besides, 4,800,000 Class B ordinary shares were converted to Class A ordinary shares.
During the six months ended June 30, 2020, 2,952,774 Class A ordinary shares were issued for the exercised share options and vested restricted share units.
As of June 30, 2020, 70,054,088 Class A ordinary shares and 152,357,321 Class B ordinary shares had been issued and outstanding, respectively.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

18.	Share-based compensation
Compensation expense recognized for share-based awards granted by JOYY and Huya, respectively, was as follows:

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Share-based compensation expenses
—Related to JOYY’s Share-based Awards	1,410	—
—Related to Huya Share-based Awards	115,025	218,057

Total	116,435	218,057

There was no capitalized share-based compensation expense for the periods presented.

(a)	JOYY’s Share-based Awards
Certain of the Group’s employees were granted awards under the 2011 Share Incentive Scheme of JOYY. The share-based compensation expense arising from such grants was allocated to the Group and recognized as share-based compensation expense in the Group’s consolidated statements of comprehensive income.
As of June 30, 2020, there was no unrecognized compensation expense since all the JOYY’s Share-Based Awards have been vested.

(b)	Huya Share-based Awards
Huya amended and restated 2017 Share Incentive Plan
On July 10, 2017, the Board of Directors of the Company approved the establishment of 2017 Share Incentive Plan, the purpose of which is to provide an incentive for employees contributing to the Group. The 2017 Share Incentive Plan shall be valid and effective for 10 years from the grant date. The maximum number of shares that may be issued pursuant to all awards under 2017 Share Incentive Plan shall be 17,647,058 shares. On March 31, 2018, the Board of Directors approved the amended and restated 2017 Share Incentive Plan. The maximum number of shares that may be issued has been increased from 17,647,058 shares to 28,394,117 shares, including incentive share options and restricted share units.
(i) Options
Grant of options
During the six months ended June 30, 2019 and 2020, no share option was granted.
Vesting of options
There are three types of vesting schedule, which are: i) 50% of the options will be vested after 24 months of the grant date and the remaining 50% will be vested in two equal installments over the following 24 months, ii) options will be vested in four equal installments over the following 48 months, and iii) options will be vested in four equal installments over the following 24 months.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

18.	Share-based compensation (continued)

(b)	Huya Share-based Awards (continued)
Huya amended and restated 2017 Share Incentive Plan (continued)
(i) Options (continued)

These options shall (i) be exercisable during its term cumulatively according to the vesting schedule set out in the grant notice and with the applicable provisions of the amended and restated 2017 Share Incentive Plan, provided that the performance conditions otherwise agreed by the parties (if any) to which the option is subject have been fulfilled upon each corresponding vesting date; (ii) be deemed vested and exercisable immediately in the event of a change of control, regardless of the vesting schedule; (iii) be exercisable upon any arrangement as otherwise agreed by the parties based on their discussion in good faith.
Movements in the number of share options granted and their related weighted average exercise prices are as follows:

	Number of options	Weighted average exercise price (US$)	Weighted average remaining contractual life (years)
As at December 31, 2018	17,520,555	2.5210	8.82
Forfeited	(5,750)	2.5500
Exercised	(714,000)	2.2298

As at June 30, 2019	16,800,805		8.32

As at December 31, 2019	15,251,661	2.5458	7.84
Forfeited	(18,000)	2.5500
Exercised	(1,605,752)	2.5500

As at June 30, 2020	13,627,909		7.37

Expected to vest at June 30, 2020	—	—	—
Exercisable as at June 30, 2020	13,627,909	2.5453	7.37
Forfeitures are estimated at the time of grant. If necessary, forfeitures are revised in subsequent periods if actual forfeitures differ from those estimates.
For the six months ended June 30, 2019 and 2020, the Group recorded share-based compensation of RMB62,618 and RMB75,699 related to the share options, including share-based compensation expense of RMB57,737 immediately recognized upon a change of control on April 3, 2020 as detailed in Note 1(a).
As of June 30, 2020, there was no unrecognized compensation expense since all the options have been vested.
(ii) Restricted share units
Grant of restricted share units
During the six months ended June 30, 2019 and 2020, the Company granted 413,000 and 2,126,452 restricted share units to employees pursuant to the amended and restated 2017 Share Incentive Plan.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

18.	Share-based compensation (continued)

(b)	Huya Share-based Awards (continued)
Huya amended and restated 2017 Share Incentive Plan (continued)
(ii) Restricted share units (continued)

Vesting of restricted share units
There are three

main
types of vesting schedule, which are: i) 50% of the restricted share units will be vested after 24 months of the grant date and the remaining 50% will be vested in two equal installments over the following 24 months, ii) restricted share units will be vested in four equal installments over the following 48 months
, and iii) 25% of the restricted share units will be vested after 6 months of the grant date and the remaining 75% will be vested in three equal installments over the following 36 months.
The following table summarizes the activity of restricted share units for the six months ended June 30, 2019 and 2020:

	Number of restricted shares	Weighted average grant-date fair value (US$)
Outstanding, December 31, 2018	4,107,185	9.0331
Granted	413,000	21.9009
Forfeited	(62,000)	8.1384
Vested	(465,000)	7.1600

Outstanding, June 30, 2019	3,993,185	10.5960

Outstanding, December 31, 2019	6,279,848	15.4350
Granted	2,126,452	15.7608
Forfeited	(274,570)	16.8622
Vested	(1,540,141)	10.0049

Outstanding, June 30, 2020	6,591,589	16.6036

Expected to vest at June 30, 2020	6,071,452	16.4559
For the six months ended June 30, 2019 and 2020, the Company recorded share-based compensation of RMB52,407 and RMB142,358 related to the restricted share units using the graded vesting attribution method.
As of June 30, 2020, total unrecognized compensation expense relating to the restricted share units was RMB443,180. The expense is expected to be recognized over a weighted average period of 1.15 year using the graded-vesting attribution method.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

19.	Net income per share
Basic and diluted net income per share for the six months ended June 30, 2019 and 2020, are calculated as follows:

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Numerator:
Net income	185,261	377,984

Numerator for basic and diluted net income per share	185,261	377,984

Denominator:
Denominator for basic calculation—weighted average number of Class A and Class B ordinary shares outstanding	210,426,174	220,766,682
—Diluted effect of share options	14,345,621	12,566,186
—Diluted effect of restricted share units	3,012,224	2,850,513

Denominator for diluted calculation	227,784,019	236,183,381

Net income per ADS*
—Basic	0.88	1.71
—Diluted	0.81	1.60

Net income per ordinary share
—Basic	0.88	1.71
—Diluted	0.81	1.60

*	Each ADS represents one Class A ordinary share.

20.	Related party transactions
During the six months ended June 30, 2019 and 2020, significant related party transactions were as follows:
Transactions with JOYY

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Purchase of services by JOYY on behalf of Huya	11,266	11,547
Operation support services provided by JOYY (i)	13,160	2,562
Deemed distribution to JOYY	9,278	1,013
Cash collected by JOYY as a payment platform for Huya	1,176,600	—
Share-based compensation expenses related to JOYY’s Share-based Awards (Note 18(a))	1,410	—
Others	8,398	1,438

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

20.	Related party transactions (continued)

Transactions with Tencent

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Operation support services provided by Tencent (ii)	88,934	162,309
Purchase of copyrights for live streaming from Tencent	81,062	79,192
Payment on behalf of Tencent	12,918	8,610
Advertising revenue from Tencent	4,393	7,336
Market promotion expenses charged by Tencent	1,851	6,322
Cash collected by Tencent as a game operator for Huya	—	2,832
Others	79	3,280

(i)	Purchases of services from JOYY mainly consist of office rental, payment handling services and bandwidth services which are charged at market price.
(ii)	Operation support services from Tencent mainly consist of bandwidth and payment handling services which are charged at market price.
Transactions with entities over which Tencent has significant influence (“Tencent’s related parties”)

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Purchase of operating rights for live streaming from Tencent’s related parties	—	28,089
Bandwidth service provided by Tencent’s related parties	—	11,129
Content production costs charged by Tencent’s related parties	—	5,216
Market promotion expenses charged by Tencent’s related parties	—	3,715
Others	—	5,734
As of December 31, 2019 and June 30, 2020, the amounts due from/to related parties were as follows:

	December 31,	June 30,
	2019	2020
	RMB	RMB
Amounts due from related parties
Tencent and its related parties	41,129	52,415
JOYY	10,807	—

Total	51,936	52,415

Amounts due to related parties
Tencent	78,832	168,619
Tencent’s related parties	200	58,722
JOYY	—	11,154

Total	79,032	238,495

The other receivables/payables from/to related parties are unsecured and payable on demand.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

21.	Fair value measurements
Fair value reflects the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the assets or liabilities.
The Group applies a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. This guidance specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:
Level 1—Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.
Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.
Level 3—Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect the Group’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The fair value guidance describes three main approaches to measure the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.
When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.
The following table summarizes the Company’s assets that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy as of December 31, 2019 and June 30, 2020:

	As of December 31, 2019
	Level 1	Level 2	Level 3	Total
Assets
Short-term investments (i)	108,476	2,111,055	—	2,219,531

	As of June 30, 2020
	Level 1	Level 2	Level 3	Total
Assets
Short-term investments (i)	—	2,398,004	—	2,398,004

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

21.	Fair value measurements (continued)

(i)
Short-term investments represented the investments issued by commercial banks and financial institution with a variable interest rate indexed to the performance of underlying assets within one year. For the instruments whose fair value is provided by banks at the end of each period, the Company classifies the valuation techniques that use these inputs as Level 1 of fair value measurements. For the instruments whose fair value is estimated based on quoted prices of similar products provided by banks at the end of each period, the Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

22.	Lease
The Group has entered into various
non-cancellable
operating lease agreements for offices. The Group determines if an arrangement is a lease, or contains a lease, at inception and record the leases in the financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.
The balances for the operating leases where the Group is the lessee are presented as follows within the balance sheets:

	As of December 31, 2019	As of June 30, 2020
	RMB	RMB
Right-of-use assets	102,824	90,919

Current portion of operating lease liabilities	31,878	31,961
Non-current operating lease liabilities	70,110	58,837

Total operating lease liabilities	101,988	90,798

23.	Commitments and contingencies
(a) Operating commitments
As of December 31, 2019, future minimum payments under
non-cancellable
agreements consist of the following:

Twelve months ended December 31	Operating commitments
RMB
2020	10,787
2021	5,598
2022	4,086
2023 and thereafter	3,204

23,675

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

23.	Commitments and contingencies (continued)

As of June 30, 2020, future minimum payments under
non-cancellable
agreements consist of the following:

Twelve months ended June 30, 2020	Operating commitments
RMB
2021	10,860
2022	4,578
2023	4,103
2024 and thereafter	1,196

20,737

The commitments presented above mainly consist of property management fees, short-term lease commitments and leases that have not yet commenced but that create significant rights and obligations for the Company, which are not included in operating lease right-of–use
assets and lease liabilities.
(b) Capital commitments
As of June 30, 2020, the Group did
not
have any capital commitment.
(c) Legal proceedings
As of June 30, 2020, the Group involved in a few cases related to unfair competition in broadcasters recruitment. These cases are pending in various courts. Total claim amount is RMB35.4 million.
As of the date of issuance of the financial statements, those remaining lawsuits are still pending and the Group is not able to make a reliable estimate of the potential loss, if any.

24.	VIEs
The following consolidated financial information of the Group’s VIEs excluding the intercompany items with the Group’s subsidiaries was included in the accompanying consolidated financial statements as of and for the periods ended:

	December 31,	June 30,
	2019	2020
	RMB	RMB
Total current assets	2,033,635	1,326,950
Total non-current assets	634,965	673,603
Total assets	2,668,600	2,000,553
Total current liabilities	1,935,670	1,801,797
Total non-current liabilities	169,713	199,794
Total liabilities	2,105,383	2,001,591

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Net revenues	3,624,897	5,025,445
Net income	455,802	2,898,657

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amount in thousands, except share, ADS, per share and per ADS data, unless otherwise stated)

24.	VIEs (continued)

	For the six months ended June 30,
	2019	2020
	RMB	RMB
Net cash provided by operating activities	1,224,973	2,975,191
Net cash (used in) provided by investing activities	(700,423)	441,437

25.	Subsequent events
The Group has evaluated subsequent events through November 10, 2020, which is the date the unaudited interim condensed consolidated financial statements were issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the unaudited interim condensed consolidated financial statements other than as discussed below,
On October 12, 2020, the Company and DouYu International Holdings Limited (“DouYu”) (NASDAQ: DOYU) entered into an agreement and plan of merger (the “Merger Agreement”) with Tiger Company Ltd., a newly formed company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of Huya (“Merger Sub”), and, solely for the limited purposes set forth therein, Nectarine Investment Limited, a wholly owned subsidiary of Tencent. Pursuant to the Merger Agreement, Huya will acquire all the outstanding shares of DouYu, including ordinary shares represented by ADS, through a stock-for-stock merger (the “Merger”). Pursuant to the Merger Agreement, each Douyu ordinary share issued and outstanding immediately prior to the effective time of the Merger will be canceled in exchange for the right to receive 7.30 Huya Class A ordinary shares, and each Douyu ADS will be surrendered in exchange for the right to receive 0.730 Huya ADS.
Concurrently with the execution of the Merger Agreement, DouYu and Nectarine entered into the reassignment agreement (the “Ressignment”), pursuant to which Nectarine will assign its interests in the game live streaming business operated by the Tencent group under the “Penguin e-Sports” brand (the “Penguin Business”) and deepen its business cooperation with DouYu in order to integrate the Penguin Business with the business of the combined Huya and DouYu upon the Merger, for a total consideration of US$500.0 million.
In accordance with the terms of the Merger Agreement, the Board of Directors of the Company also approved a cash dividend in an aggregate amount of US$200.0 million to be paid on or around the date of the closing of the Merger.
The closing of the Reassignment and the Merger will take place substantially concurrently with each other and the Merger is currently expected to close during the first half of 2021.

DOUYU INTERNATIONAL HOLDINGS LIMITED

DOUYU INTERNATIONAL HOLDINGS
LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2019	As of June 30, 2020
	RMB	RMB	US$ (Note 2)
ASSETS
Current assets:
Cash and cash equivalents	8,091,990,270	6,381,495,234	903,242,025
Restricted cash	42,902,719	10,702,719	1,514,872
Short-term bank deposits	—	1,696,695,000	240,151,590
Short-term investments	—	100,000,000	14,154,082
Accounts receivable, net of allowance of RMB15,834,902 and RMB14,426,759 as of December 31, 2019 and June 30, 2020, respectively	188,099,873	160,610,476	22,732,937
Prepayments	50,304,112	98,523,752	13,945,132
Amount due from related parties	24,043,850	40,533,442	5,737,136
Other current assets	204,309,593	178,743,606	25,299,515

Total current assets	8,601,650,417	8,667,304,229	1,226,777,289
Property and equipment, net	38,909,465	35,235,840	4,987,309
Intangible assets, net	198,056,841	188,537,894	26,685,807
Investments	225,533,885	481,671,468	68,176,171
Goodwill	30,972,888	14,031,800	1,986,072
Right-of-use assets	—	85,515,963	12,103,999
Other non-current assets	8,546,843	17,170,800	2,430,369

TOTAL ASSETS	9,103,670,339	9,489,467,994	1,343,147,016

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities: (including amounts of the consolidated VIEs without recourse to DouYu International Holdings Limited. See Note 2.2)
Accounts payable	890,038,953	1,078,539,829	152,657,405
Advances from customers	17,134,532	13,274,947	1,878,947
Deferred revenue	195,982,486	182,658,465	25,853,628
Accrued expenses and other current liabilities	392,347,124	297,497,982	42,108,106
Amounts due to related parties	298,733,022	263,965,885	37,361,946
Lease liabilities due within one year	—	44,485,430	6,296,504

Total current liabilities	1,794,236,117	1,880,422,538	266,156,536
Lease liabilities	—	38,276,429	5,417,677
Deferred revenue	46,070,348	40,073,602	5,672,050

TOTAL LIABILITIES	1,840,306,465	1,958,772,569	277,246,263

Commitments and contingencies (Note 12)

Shareholders’ equity
Ordinary shares (US$0.0001 par value, 500,000,000 shares authorized, 34,568,689 shares issued, 32,751,819 and 33,098,886 shares outstanding as of December 31, 2019 and June 30, 2020, respectively)	22,144	22,388	3,169
Treasury shares (291,207 and 1,177,499 shares as of December 31, 2019 and June 30, 2020, respectively)	(168,567,125)	(695,097,853)	(98,384,715)
Additional paid-in capital	10,324,277,855	10,433,754,807	1,476,802,141
Accumulated deficit	(3,348,717,860)	(2,752,222,410)	(389,551,798)
Accumulated other comprehensive income	434,893,990	491,673,598	69,591,878

Total DouYu Shareholder’s Equity	7,241,909,004	7,478,130,530	1,058,460,675
Noncontrolling interests	21,454,870	52,564,895	7,440,078

Total Shareholders’ Equity	7,263,363,874	7,530,695,425	1,065,900,753

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	9,103,670,339	9,489,467,994	1,343,147,016

The accompanying notes are an integral part of these condensed consolidated financial statements.

DOUYU INTERNATIONAL HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE INCOME

	Six months ended June 30,
	2019	2020
	RMB	RMB	US$ (Note 2)
Net revenues (including related party revenues of RMB95,981,036 and RMB7,634,603 for the six months ended June 30, 2019 and 2020, respectively)	3,361,852,523	4,786,187,829	677,440,918
Cost of revenues	(2,857,674,443)	(3,777,450,881)	(534,663,470)

Gross profit	504,178,080	1,008,736,948	142,777,448
Operating expenses:
Sales and marketing expenses	(291,327,691)	(249,414,316)	(35,302,305)
General and administrative expenses	(136,802,384)	(164,049,881)	(23,219,754)
Research and development expenses	(163,824,620)	(187,808,706)	(26,582,597)
Other operating income, net	29,382,140	49,032,731	6,940,133

Total operating expenses	(562,572,555)	(552,240,172)	(78,164,523)

Income (loss) from operations	(58,394,475)	456,496,776	64,612,925
Other expenses, net	(3,878,839)	(18,399,904)	(2,604,337)
Foreign exchange gain	32,045,080	—	—
Interest income	69,117,932	95,150,315	13,467,653
Gain on disposal of subsidiary	—	23,525,694	3,329,846

Income before income taxes	38,889,698	556,772,881	78,806,087
Income tax expense	—	—	—
Share of income in equity method investments	2,417,579	17,023,570	2,409,530

Net income	41,307,277	573,796,451	81,215,617
Net loss attributable to noncontrolling interests	1,483,810	22,698,999	3,212,835

Net income attributable to ordinary shareholders of the Company	42,791,087	596,495,450	84,428,452

Net income per share
Basic	1.53	18.73	2.65
Diluted	1.46	18.12	2.56
Weighted average shares used in calculating net income per share
Basic	8,063,790	31,838,618	31,838,618
Diluted	29,343,741	32,920,090	32,920,090
Net income	41,307,277	573,796,451	81,215,617
Other comprehensive income, net of tax of nil:
Foreign currency translation adjustments	6,220,771	56,759,271	8,033,753

Comprehensive income	47,528,048	630,555,722	89,249,370

Comprehensive loss attributable to noncontrolling interests	1,483,810	22,719,336	3,215,713

Comprehensive income attributable to the ordinary shareholders	49,011,858	653,275,058	92,465,083

The accompanying notes are an integral part of these condensed consolidated financial statements.

DOUYU INTERNATIONAL HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Ordinary shares		Treasury shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total shareholders’ equity (deficit) attributable to DouYu	Noncontrolling interests	Total shareholders’ equity (deficit)
	Number of shares	RMB	Number of shares	RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance at January 1, 2019	8,063,790	5,148	—	—	48,989,244	(3,388,471,092)	325,593,213	(3,013,883,487)	—	(3,013,883,487)
Noncontrolling interest arising from business acquisition	—	—	—	—	—	—	—	—	5,980,924	5,980,924
Net income	—	—	—	—	—	42,791,087	—	42,791,087	(1,483,810)	41,307,277
Share-based compensation	—	—	—	—	45,212,934	—	—	45,212,934	—	45,212,934
Foreign currency translation adjustments	—	—	—	—	—	—	6,220,771	6,220,771	—	6,220,771

Balance at June 30, 2019	8,063,790	5,148	—	—	94,202,178	(3,345,680,005)	331,813,984	(2,919,658,695)	4,497,114	(2,915,161,581)

DOUYU INTERNATIONAL HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES (CONTINUED)
IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Ordinary shares		Treasury shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total shareholders’ equity attributable to DouYu	Noncontrolling interests	Total shareholders’ equity
	Number of shares	RMB	Number of shares	RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance at January 1, 2020	32,751,819	22,144	291,207	(168,567,125)	10,324,277,855	(3,348,717,860)	434,893,990	7,241,909,004	21,454,870	7,263,363,874
Repurchase of ordinary shares	—	—	886,292	(526,530,728)	—	—	—	(526,530,728)	—	(526,530,728)
Acquisitions of noncontrolling interests	—	—	—	—	8,900,238	—	—	8,900,238	(13,400,238)	(4,500,000)
Contribution from shareholder in connection with an acquisition of an equity method investment (Note 4)	—	—	—	—	18,767,750	—	—	18,767,750	—	18,767,750
Capital contribution from noncontrolling interest shareholder	—	—	—	—	6,106,145	—	—	6,106,145	67,229,599	73,335,744
Net income	—	—	—	—	—	596,495,450	—	596,495,450	(22,698,999)	573,796,451
Share-based compensation	—	—	—	—	75,703,063	—	—	75,703,063	—	75,703,063
Vesting of restricted share units	347,067	244	—	—	(244)	—	—	—	—	—
Foreign currency translation adjustments	—	—	—	—	—	—	56,779,608	56,779,608	(20,337)	56,759,271

Balance at June 30, 2020	33,098,886	22,388	1,177,499	(695,097,853)	10,433,754,807	(2,752,222,410)	491,673,598	7,478,130,530	52,564,895	7,530,695,425

The accompanying notes are an integral part of these condensed consolidated financial statements.

DOUYU INTERNATIONAL HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
	2019	2020
	RMB	RMB	US$ (Note 2)
Cash flows from operating activities:
Net income	41,307,277	573,796,451	81,215,617
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	17,295,290	10,850,712	1,535,819
Loss from the disposal of intangible assets	—	550,590	77,931
Amortization of intangible assets	24,469,529	44,224,845	6,259,621
Non-cash operating lease expenses	—	22,226,731	3,145,990
Loss on the disposal of property and equipment	57,755	—	—
Provision (reversal) for allowance for doubtful accounts	3,181,999	(1,339,850)	(189,643)
Share of income in equity method investments	(2,417,579)	(17,023,570)	(2,409,530)
Gain on disposal of a subsidiary	—	(23,525,694)	(3,329,846)
Impairment loss of investments	3,790,443	19,417,065	2,748,307
Unrealized gain from investment in equity investee	—	(8,571,429)	(1,213,207)
Share-based compensation	45,212,934	75,703,063	10,715,073
Foreign exchange gain	(32,045,080)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(87,264,987)	17,935,292	2,538,575
Prepayments	39,489,183	(58,868,678)	(8,332,321)
Other current assets	(180,624,628)	24,615,367	3,484,079
Other non-current assets	—	(8,623,957)	(1,220,642)
Amounts due from related parties	(8,088,946)	7,051,983	998,143
Accounts payable	322,339,402	188,893,545	26,736,146
Advances from customers	10,470,785	(3,719,585)	(526,473)
Accrued expenses and other current liabilities	(9,241,209)	(43,728,313)	(6,189,341)
Amounts due to related parties	73,782,691	(34,767,137)	(4,920,969)
Deferred revenue	46,306,745	(19,320,767)	(2,734,677)
Lease liabilities	—	(12,754,636)	(1,805,302)

Net cash provided by operating activities	308,021,604	753,022,028	106,583,350

Cash flows from investing activities:
Proceeds on disposal of property and equipment	112,644	95,109	13,462
Purchases of property and equipment	(10,922,856)	(6,461,642)	(914,586)
Purchases of intangible assets	(64,514,870)	(58,860,589)	(8,331,176)
Payment for short-term bank deposits	—	(1,696,695,000)	(240,151,590)
Purchases of short-term investments	(1,075,000,000)	(2,709,000,000)	(383,464,064)
Proceeds from disposal of short-term investments	1,075,000,000	2,609,000,000	369,279,982
Proceeds from disposal of intangible assets	—	1,455,423	206,002
Proceeds from disposal of a subsidiary	—	50,543,501	7,153,968
Payment for business acquisition, net of cash acquired	(11,012,762)	—	—
Payment for investments	(12,600,000)	(231,191,900)	(32,723,090)
Loans to related parties	(5,000,000)	(10,000,000)	(1,415,408)
Repayment of loan to related parties	714,286	10,089,244	1,428,040

Cash used in investing activities	(103,223,558)	(2,041,025,854)	(288,888,460)

DOUYU INTERNATIONAL HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Six months ended June 30,
	2019	2020
	RMB	RMB	US$ (Note 2)
Cash flows from financing activities
Payment of IPO offering costs	(10,153,625)	—	—
Acquisition of noncontrolling interest	—	(4,500,000)	(636,934)
Proceeds from capital contribution from noncontrolling interest shareholder	—	73,335,744	10,380,001
Repurchase of ordinary shares	—	(579,824,528)	(82,068,835)
Settlement of redemption liability to a preferred shareholder in connection with 2018 Restructuring (1)	(1,323,049,149)	—	—
Repayment of advance from related party	(39,995,000)	—	—

Cash used in financing activities	(1,373,197,774)	(510,988,784)	(72,325,768)

Effect of foreign exchange rate changes on cash and cash equivalents	6,191,177	56,297,574	7,968,405

Net increase in cash, cash equivalents and restricted cash	(1,162,208,551)	(1,742,695,036)	(246,662,473)
Cash, cash equivalent and restricted cash at the beginning of the period	5,562,204,889	8,134,892,989	1,151,419,370

Cash, cash equivalent and restricted cash at the end of the period	4,399,996,338	6,392,197,953	904,756,897

Supplemental disclosure on non-cash investing and financing activities:
Deferred offering costs payable	26,095,859	—	—
Payable for purchases of property and equipment	5,670,592	—	—
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the statement of financial position that sum to the total of the same such amounts shown in the statement of cash flows.

	As of June 30,
	2019	2020
	RMB	RMB
Cash and cash equivalents	4,399,996,338	6,381,495,234
Restricted cash	—	10,702,719

Total cash, cash equivalents and restricted cash shown in the statement of cash flows	4,399,996,338	6,392,197,953

(1)
In May 2018, as an integrated step of the 2018 Restructuring, in order to comply with certain PRC foreign currency control rules and regulations, Beijing Sequoia has to redeem its investment in Series A Preferred Equity in Wuhan Douyu for US$197,443,500 from Wuhan Douyu and the redemption amount in full is to be reinvested to the Company as capital contribution. The redemption amount, equivalent to RMB1,323,049,149, has been paid by Wuhan Douyu in first half year of 2019.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to the Condensed Consolidated Financial Statements

1.	Organization and principal activities
DouYu International Holdings Limited (the “Company” or “DouYu International”) was incorporated under the laws of Cayman Islands on January 5, 2018. The Company, its subsidiaries and its variable interest entities (collectively referred to as the “Group”) operate platform on PC and mobile apps, through which users can enjoy immersive and interactive gaming and entertainment live streaming.

2.	Summary of significant accounting policies

2.1	Basis of Presentation
The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘‘US GAAP’’) and applicable rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Interim financial statements reflect all normal and recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosure normally included in annual financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim financial statements should be read in conjunction with the Group’s condensed consolidated financial statements as of and for the years ended December 31, 2018 and 2019.

2.2	Basis of Consolidation
The condensed consolidated financial statements include the financial statements of the Company, its subsidiaries and VIEs. All transactions and balances among the Company, its subsidiaries and the VIEs have been eliminated upon consolidation.
The Company, through its wholly-owned foreign invested subsidiary, WFOE in the PRC, entered into a series of contractual arrangements (“VIE agreements”) with Wuhan Douyu Network Technology Co., Ltd. (‘‘Wuhan Douyu’’) and Wuhan Ouyue Online TV Co., Ltd. (‘‘Wuhan Ouyue’’) (collectively known as “the VIEs”) and their respective shareholders that enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of the VIEs, and (2) receive the economic benefits of the VIEs that could be significant to the VIEs.
Applicable PRC laws and regulations currently limit foreign ownership of companies that provide internet valued-added businesses. The Company is deemed a foreign legal person under PRC laws and accordingly subsidiaries owned by the Company are not eligible to engage in provisions of internet content or online services. The Group therefore operates its business, primarily through the VIEs and the subsidiaries of the VIEs.

Notes to the Condensed Consolidated Financial Statements (continued)

2.	Summary of significant accounting policies (continued)

2.2	Basis of Consolidation (continued)

The following financial statement amounts and balances of the VIEs were included in the accompanying condensed consolidated financial statements after elimination of intercompany transactions and balances:

	As of December 31, 2019	As of June 30, 2020
	RMB	RMB
ASSETS
Cash and cash equivalents	826,481,128	1,038,051,244
Restricted cash	42,902,719	10,702,719
Short-term bank deposits	—	210,000,000
Short-term investments	—	100,000,000
Accounts receivable, net	176,599,681	145,180,777
Prepayments	12,982,856	86,910,348
Amount due from related parties	13,431,477	14,506,399
Other current assets	82,405,807	110,159,776
Property and equipment, net	17,794,907	13,471,546
Intangible assets, net	130,272,386	141,176,528
Right-of-use assets, net	—	45,952,175
Investments	147,033,947	326,144,439
Other non-current assets	1,918,598	4,654,226

Total Assets	1,451,823,506	2,246,910,177

LIABILITIES
Accounts payable	794,266,492	1,003,180,314
Advances from customers	16,975,882	9,063,666
Deferred revenue	181,250,993	169,300,598
Accrued expenses and other current liabilities	177,228,742	145,075,307
Amounts due to related parties	59,693,186	246,941,064
Lease liabilities	—	43,926,131

Total Liabilities	1,229,415,295	1,617,487,080

	Six Months ended June 30,
	2019	2020
	RMB	RMB
Net revenue	3,334,443,811	4,733,053,396
Net income	435,102,934	890,624,128

	Six Months ended June 30,
	2019	2020
	RMB	RMB
Net cash provided by operating activities	81,657,219	692,412,433
Net cash used in investing activities	(14,473,970)	(513,042,317)
Net cash used in provided by financing activities	(1,363,044,149)	—
The VIEs contributed 99% of the Group’s consolidated revenue for the six months ended June 30, 2019 and 2020. As of December 31, 2019 and June 30, 2020, the VIEs accounted for an aggregate of 16% and 24% of the consolidated total assets, 67% and 82% of the consolidated total liabilities, respectively.

Notes to the Condensed Consolidated Financial Statements (continued)

2.	Summary of significant accounting policies (continued)

2.2	Basis of Consolidation (continued)

There are no terms in any arrangements, considering both explicit arrangements and implicit variable interests that require the Company or its subsidiaries to provide financial support to the VIEs. However, if the VIEs were ever to need financial support, the Group may provide financial support to its VIEs through loans to the shareholders of the VIEs or entrustment loans to the VIEs.
The Group believes that there are no assets held in the VIEs that can be used only to settle obligations of the VIEs. As the VIEs are incorporated as limited liability companies under the PRC Company Law, creditors of the VIEs do not have recourse to the general credit of the Company for any of the liabilities of the VIEs. Relevant PRC laws and regulations restrict the VIEs from transferring a portion of their net assets, equivalent to the balance of its statutory reserve and its registered capital, to the Company in the form of loans and advances or cash dividends.

2.3	Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ materially from such estimates. Significant accounting estimates reflected in the Group’s condensed consolidated financial statements include revenue recognition, share-based compensation, realization of deferred tax assets, impairment of investment, and allowance for credit loss.

2.4	Foreign currency translation
The functional currency of the Company is in US dollars (“US$”). The functional currency of the Group’s subsidiaries and VIEs in the PRC is Renminbi (“RMB”).
Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency are measured and recorded in the functional currency at the exchange rate prevailing on the transaction date. Translation gains and losses are recognized in the consolidated statements of comprehensive income.
The Group’s reporting currency is Renminbi (“RMB”). For entities within the Group that have a functional currency other than the reporting currency, assets and liabilities are translated from each entity’s functional currency to the reporting currency at the exchange rates in effect on the balance sheet date. Equity amounts are translated at historical exchange rates. Revenues, expenses, gains and losses are translated using the average rates for the period. Translation adjustments are reported as cumulative translation adjustments and are shown as a component of other comprehensive income in the statements of comprehensive income and the consolidated statements of change in shareholders’ equity (deficit).

2.5	Fair value measurements
Fair value reflects the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the assets or liabilities.

Notes to the Condensed Consolidated Financial Statements (continued)

2.	Summary of significant accounting policies (continued)

2.5	Fair value measurements (continued)

The Group applies a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. This guidance specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:
Level 1 — Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.
Level 2 — Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.
Level 3 — Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect the Group’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The fair value guidance describes three main approaches to measure the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.
When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.
The Group measures its financial assets and liabilities including cash and cash equivalents, restricted cash, short-term bank deposits, short-term investments, accounts receivable, amount due from related parties, other current assets, accounts payable, amounts due to related parties and accrued expenses and other current liabilities at fair value which are approximates their cost due to the short-term nature of these assets and liabilities.
The Group measures equity method investments at fair value on a nonrecurring basis when they are deemed to be impaired. The fair values of these investments are determined based on valuation techniques using the best information available, and may include future performance projections, discount rate and other assumptions that are significant to the measure of fair value. An impairment charge to these investments is recorded when the carry amount of the investment exceeds its fair value and this condition is determined to be other-than-temporary. The Group recognized impairment losses of RMB3,790,443 and nil related to equity method investments for the six months ended June 30, 2019 and 2020, respectively.
Beginning January 1, 2019, the Group’s equity investments without readily determinable fair values, which do not qualify for NAV practical expedient and over which the Group does not have the ability to exercise significant influence through the investments in common stock or in substance common stock, are accounted for under the measurement alternative upon the adoption of Accounting Standards Update (“ASU”) 2016-01 “Recognition and Measurement of Financial Assets and Liabilities” (the “Measurement

Notes to the Condensed Consolidated Financial Statements (continued)

2.	Summary of significant accounting policies (continued)

2.5	Fair value measurements (continued)

Alternative”). Under the Measurement Alternative, the carrying value is measured at cost, less any impairment, plus and minus changes resulting from observable price changes in orderly transactions for identical or similar investments. The Group recognized an unrealized gain of nil and RMB8,571,429 as a result of an observable price change event for the six months ended June 30, 2019 and 2020, respectively. The Group recognized impairment losses of nil and RMB19,417,064 related to equity investments without readily determinable fair values for the six months ended June 30, 2019 and 2020, respectively.

2.6	Convenience Translation into United States Dollars
Translations of balances in the consolidated balance sheets, consolidated statements of comprehensive income and consolidated statements of cash flows from RMB into United States dollars are solely for the convenience of the reader and were calculated at the rate of US$1.00 = RMB7.0651 on June 30, 2020, as set forth in H.10 statistical release of the Federal Reserve Board. The translation is not intended to imply that the RMB amounts could have been, or could be, converted, realized or settled into United States dollars at that rate on June 30, 2020, or at any other rate.

2.7	Accounts receivable and allowance for doubtful accounts
Accounts receivable are stated at the historical carrying amount net of allowance for credit loss. On January 1, 2020, the Group adopted ASU
No. 2016-13
“Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, using the modified retrospective transition method. Based on the Group’s assessment, the adoption of ASC 326 did not have any material impact to the Group’s condensed consolidated financial statements and there were no material differences between the Group’s adoption of ASC 326 and its historic accounting method. ASU
2016-13
replaces the existing incurred loss impairment model with a forward-looking current expected credit loss (“CECL”) methodology, which results in more timely recognition of credit losses. The Group has developed a CECL model based on historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. The cumulative effect from the adoption as of January 1, 2020 was immaterial to the condensed consolidated financial statements.

2.8	Goodwill
Goodwill is recognized for the excess of the purchase price over the fair value of tangible and identifiable intangible net assets of business acquired. Several factors give rise to goodwill in the Group’s acquisitions, such as the expected benefit from the existing workforce and client service capability of the acquired business. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. Prior to January 1, 2020, the Group performed a two-step
test to determine the amount, if any, of goodwill impairment. In Step 1, the Group compares the fair value of the reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, the Group performs Step 2 and compares the implied fair value of goodwill with the carrying amount of that goodwill for that reporting unit. An impairment charge equal to the amount by which the carrying amount of goodwill for the reporting unit exceeds the implied fair value of that goodwill is recorded, limited to the amount of goodwill allocated to that reporting unit. Starting from January 1, 2020, the Group adopted ASU
2017-04,
“Intangibles—Goodwill and Other (Topic 350): simplifying the test for goodwill impairment”, which simplifies the

Notes
to the
Condensed
Consolidated Financial Statements (continued)

2.	Summary of significant accounting policies (continued)

2.8	Goodwill (continued)

accounting for goodwill impairment by eliminating Step two from the goodwill impairment test. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess, versus determining an implied fair value in Step two to measure the impairment loss. For the six months ended June 30, 2019 and 2020, no impairment charge was recognized on goodwill.

2.9	Revenue recognition
On January 1, 2019, the Group adopted ASC 606, “Revenue from Contracts with Customers” using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. Results for reporting periods beginning after January 1, 2019 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with the Group’s historic accounting under Topic 605. Based on the Group’s assessment, the adoption of ASC 606 did not have any material impact to the Group’s condensed consolidated financial statements.
The following table disaggregates the Group’s revenue by major type for the six months ended June 30, 2019 and 2020, respectively:

	Six Months ended June 30,
	2019	2020
	RMB	RMB
Live streaming	3,062,359,398	4,432,896,655
Advertisement	209,354,384	300,630,398
Other	90,138,741	52,660,776

Total	3,361,852,523	4,786,187,829

Live streaming
The Group is principally engaged in operating its own live streaming platforms, which enable streamers and users to interact with each other during live streaming. The users have the option to purchase virtual currency, which is non-refundable
and can only be used to redeem for virtual items to be used in the live streaming sessions on the Group’s platforms. Unredeemed virtual currency is recorded as deferred revenue. Virtual currencies used to purchase virtual items are recognized as revenue according to the prescribed revenue recognition policies of virtual items addressed below. Virtual items are categorized as consumable and time-based items. Consumable items consist of virtual gifts presented from the users to the streamers to show their support, and are consumed immediately upon redemption and time-based items consist of monthly premium subscription services.
The Group has evaluated and determined that it is the principal and views the users to be its customers. Specifically, the Group controls the virtual items before they are transferred to users. Its control is evidenced by the Group’s sole ability to monetize the virtual items before they are transferred to users, and is further supported by the Group being primarily responsible to the users for the delivery of the virtual items as well as having full discretion in establishing pricing for the virtual items. Accordingly, the Group reports its live streaming revenue on a gross basis with amounts billed to users for the virtual items recorded as revenues and the revenue sharing fee paid to streamers or talent agencies recorded as cost of revenues. Sales proceeds are initially recorded as deferred revenue and recognized as revenue based on the consumption of the virtual items. The Group has determined that the virtual items represent one performance obligation in the live streaming service. Revenue related to each of the consumable items is recognized at the point in time when

Notes to the Condensed Consolidated Financial Statements (continued)

2.	Summary of significant accounting policies (continued)

2.9	Revenue recognition (continued)

the virtual gifts is transferred directly to the streamers and consumed by them, while revenue related to time-based items is recognized ratably over a fixed period on a straight line basis. Although some virtual items have expiry dates, the Group considers that the impact of breakage for the virtual items is insignificant as historical data shows that virtual items are consumed shortly after they are released to users and the forfeiture rate remains relatively low for the periods presented. The Group does not have further performance obligations to the user after the virtual items are consumed.
Virtual items may be sold individually or bundled into one arrangement. When the Group’s users purchase multiple virtual items bundled within the same arrangement, the Group allocates the total consideration to each distinct virtual item based on their relative standalone selling prices. In instances where standalone selling price is not directly observable as the Group does not sell the virtual items separately, the Group determines the standalone selling price based on pricing strategies, market factors and strategic objectives. The Group recognizes revenue for each of the distinct virtual item in accordance with the revenue recognition method discussed above unless otherwise stated.
Advertisement
The Group generates advertisement revenues from rendering of various forms of advertisement services and provision of promotion campaigns on the live streaming platforms by way of advertisement display or integrated promotion activities in shows and programs on the live streaming platforms. Advertisements on the Group’s platforms are generally charged on the basis of duration whereby revenue is recognized ratably over the contract period of display. The Group provides sales incentives in the forms of discounts and rebates to advertisers or advertisement agencies based on purchase volume. Revenue is recognized based on the price charged to the advertisers or agencies, net of sales incentives provided to the advertisers or agencies. Sales incentives are estimated and recorded at the time of revenue recognition based on the contracted rebate rates and estimated sales volume based on historical experience. For the six months ended June 30, 2019 and 2020, the rebates recorded by the Group were RMB27,326,465 and RMB33,329,604, respectively.
Other revenue
Other revenue mainly consists of game distribution revenue. Online games developed by third party game developers are displayed through the Group’s platforms to attract users to download and play the games. The Group earns revenues from game developers in accordance with the pre-determined
arrangements based on the in game purchase amounts for the games downloaded or played through the Group’s platforms. Game distribution revenue is recognized at a point in time when the purchase in game is made. Other revenue also includes ticket revenue for certain events held by the Group.
Contract balances
Contract balances include accounts receivable, advances from customers and deferred revenue. Accounts receivable represent cash due from third-party application stores as well as from advertising customers and are recorded when the right to consideration is unconditional. The allowance for doubtful accounts reflects the best estimate of probable losses inherent to the account receivable balance. Advances from customers primarily represent cash received from the Group’s advertisement customers. Deferred revenue primarily includes cash received from paying users related to the Group’s live streaming service. Deferred revenue is recognized as revenue when all of the revenue recognition criteria have been met or

Notes to the Condensed Consolidated Financial Statements (continued)

2.	Summary of significant accounting policies (continued)

2.9	Revenue recognition (continued)

over the estimated service period. Revenue recognized in the six months ended June 30, 2020 that was included in the deferred revenue balance as of January 1, 2020 was RMB182,819,528.

	Accounts receivable	Advances from customers	Deferred revenue
	RMB	RMB	RMB
Opening Balance as of January 1, 2020	188,099,873	17,134,532	182,819,528
Net change	(27,489,397)	(3,859,585)	(13,518,930)

Ending Balance as of June 30, 2020	160,610,476	13,274,947	169,300,598

2.10	Operating leases as lessee
The Group leased offices under operating leases.
On January 1, 2020, the Group adopted ASU
No. 2016-02,
Leases (Topic 842) by using the modified retrospective method and did not restate the comparable periods. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Company elected the short-term lease exemption for all contracts with lease terms of 12 months or less.
Under the new lease accounting standard, the Group determines if an arrangement is a lease or contains a lease at lease inception. The Group measure the operating lease liabilities at the commencement date based on the present value of remaining lease payments over the lease term, which was computed using the Group’s incremental borrowing rate, an estimated rate the Group would be required to pay for a collateralized borrowing equal to the total lease payments over the lease term. The Group measures the operating lease ROU assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Group begins recognizing operating lease expense based on lease payments on a straight-line basis over the lease term when the lessor makes the underlying asset available to the Group.
RMB100,318,025 of lease assets and RMB81,851,982 of liabilities were recognized on the balance sheet upon adoption as of January 1, 2020.

Notes to the Condensed Consolidated Financial Statements (continued)

3.	Other current assets
Other current assets consist of the following:

	As of December 31, 2019	As of June 30, 2020
	RMB	RMB
Interest receivable	53,484,027	29,565,595
Value-added tax recoverable	62,336,003	29,319,498
Funds receivable from third party payment service provider (1)	69,263,440	64,801,248
Content rights	10,589,085	42,152,026
Others	8,637,038	12,905,239

Total	204,309,593	178,743,606

(1)	The Group opened accounts with external online payment service providers to collect funding from users.

4.	Investments
Equity method investments:

	As of December 31, 2019	As of June 30, 2020
	RMB	RMB
Hangzhou Aijidi Culture Creation Co., Ltd.	4,090,990	3,943,536
Chongqing Yuwan Network Media Co., Ltd.	9,721,472	12,197,828
Hunan Yuyou Starfire Culture Media Co., Ltd.	15,139,902	14,071,419
Wuhan Shayu Network Technology Co., Ltd.(“Shayu”) (1)	—	203,545,159
Others (2)	3,849,736	—

	32,802,100	233,757,942

(1)
In 2016, the Group invested RMB10 million for 8.5% equity interest in Shayu, a live streaming platform in PRC and accounted for this investment as an equity security without a readily determinable fair value. In May 2020, to restructure and increase its investment in Shayu, the Group completed the following transactions:

•
The Group acquired 19.125% equity interest in Shayu from Mr. Chen Shaojie, the Group’s CEO and shareholder for a cash consideration of RMB24,850,000. The purchase price paid by the Group was below fair value of the acquired equity interest, which is determined to be RMB43,617,750 by the Group with the assistance of an independent valuer. The excess amount of RMB18,767,750 between the fair value of the equity interest acquired in Shayu over the price paid is accounted as contribution from shareholder in the condensed consolidated statement of change in shareholders’ equity.

•
The Company injected cash of RMB 80,000,000 and its holding of 100% equity interest in Chengdu Shuangsi Culture Broadcasting Co., Ltd (“Shuangsi”) with a fair value determined to be RMB54,391,900 into Shayu, in exchange of 8.309% newly issued equity interest in Shayu. Shuangsi ceased to be a subsidiary of the Group and a gain on disposal of subsidiary in the amount of RMB23,525,694 was recognized in the condensed consolidated statement of comprehensive income, representing the difference between the fair value of Shuangsi and its carrying value at the date of the transaction.

Notes to the Condensed Consolidated Financial Statements (continued)

4.	Investments (continued)

Upon the completion of these transactions, the Group has 35.084% equity interest of Shayu and accounts for its investment in Shayu under the equity method.

(2)
In 2018, the Group made investments in four talent agencies with aggregate cash consideration of RMB3,600,000, none of which was individually material. In April 2020, the Group lost significant influence over these four talent agencies. Thus, these equity method investees with carrying amount of RMB4,077,376 were reclassified as equity securities without readily determinable fair values.

During the six months ended June 30, 2019 and 2020, the Group recorded impairment of RMB3,790,443 and nil, respectively.
Equity securities without readily determinable fair values:

	As of December 31, 2019	As of June 30, 2020
	RMB	RMB
Content producers	123,629,785	188,811,526
Technology and software companies	59,102,000	49,102,000
Others	10,000,000	10,000,000

	192,731,785	247,913,526

Equity securities without readily determinable fair value were accounted as cost method investments prior to adopting ASC 321. For six months ended June 30, 2019 and 2020, nil and RMB19,417,064 impairment were recorded and an upward adjustments of nil and RMB 8,571,429 as result of observable price change for the identical or similar investment of the same investees was recognized in other expense, net.

5.	Accrued expenses and other current liabilities
Accrued expenses and other current liabilities consist of the following:

	As of December 31, 2019	As of June 30, 2020
	RMB	RMB
Accrued payroll and welfare	163,309,115	136,429,979
Marketing cost	112,859,994	90,049,508
Payable for repurchase of ordinary shares	53,293,800	—
Deposits	30,566,743	26,579,209
Other tax payable	13,767,363	19,436,104
Others	18,550,109	25,003,182

Total	392,347,124	297,497,982

Notes to the Condensed Consolidated Financial Statements (continued)

6.	Cost of revenues
Cost of revenues consist of the following:

	Six months ended June 30,
	2019	2020
	RMB	RMB
Bandwidth costs	315,618,557	321,299,441
Revenue sharing fees and content costs	2,394,021,579	3,329,777,086
Others	148,034,307	126,374,354

Total	2,857,674,443	3,777,450,881

7.	Share-based compensation
I.
Non-vested
Gogo Glocal restricted shares
A summary of
non-vested
restricted share activities during the six months ended June 30, 2020 is presented below:

	Number of shares	Weighted average grant-date fair value
Outstanding as of December 31, 2019	2,049,466	31.50
Vested	(62,105)	31.50
Forfeited (1)	(1,429,906)	31.50
Cancellation (2)	(557,455)	31.50

Outstanding as of June 30, 2020	—	—

(1)
In February 2020, the Group repurchased 1,429,906 shares of unvested restricted shares from one of the Gogo Glocal’s founders with a consideration of US$1 due to the early termination of his requisite employment service, which was considered as a forfeiture of the unvested restricted shares.

(2)
In February 2020, the Group canceled 557,455 unvested restricted shares granted. The corresponding unrecognized share-based compensation expense of RMB7,451,210 was immediately recognized in the condensed consolidated statement of comprehensive income for the six months ended June 30, 2020.

As of June 30, 2020, the total unrecognized share-based compensation expense was nil.
For the six months ended June 30, 2019 and 2020, the Group recorded compensation expenses of RMB45,212,932 and RMB8,029,560, respectively.

Notes to the Condensed Consolidated Financial Statements (continued)

7.	Share-based compensation (continued)

II. Restricted share units
A summary of restricted share unit activities during the six months ended June 30, 2020 is presented below:

	Number of restricted shares	Weighted average grant-date fair value	Weighted average remaining contractual life
		RMB	Years
Outstanding as of December 31, 2019	1,794,586	274.55	2.58
Vested	(347,067)	274.55
Forfeited	(2,881)	274.55

Outstanding as of June 30, 2020	1,444,638	274.55	2.08

The Group has recorded compensation expenses of nil and RMB67,298,503 for the six months ended June 30, 2019 and 2020 relating to these restricted share units. As of June 30, 2020, there were RMB275,210,925, unrecognized share-based compensation expenses related to the restricted share units.

8.	Segment Information
The Group uses the management approach to determine operation segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker (“CODM”) for making decisions, allocation of resources and assessing performance.
The Group’s CODM has been identified as the Chief Executive Officer who reviews the consolidated results of operations when making decisions about allocating resources and assessing performance of the Group. Before October 2018, the Group operated and managed its business in PRC China as a single segment. In October 2018, the Group acquired Nonolive and identified it as a new operating segment. In August 2019, the Group set up “DouYu Japan” which operates a live streaming platform in Japan with a third party. The Group has determined that Nonolive and DouYu Japan do not meet the quantitative thresholds for a reportable segment under ASC
280-10-50
in the six months ended June 30, 2020, therefore, does not result in a reportable segment.
100% and 92.37% of the Group’s revenue for the six months ended June 30, 2019 and 2020, respectively, were generated from the PRC. As of June 30, 2019 and 2020, 100% and 97.44% of long-lived assets of the Group were located in the PRC.
There were no customers from whom revenue accounted for 10% or more of total revenue for the six months ended June 30, 2019 and 2020, respectively.

9.	Net income per share and net income attributable to ordinary shareholders
The Group’s convertible redeemable preferred shares are participating securities as the preferred shares participate in undistributed earnings on an as-if
converted basis.
For the six months ended June 30, 2019, the Group used the
two-class
method of computing basic earnings per share. Under this method, net income applicable to holders of ordinary shares is allocated on a pro-rata
basis to the ordinary and preferred shares to the extent that each class may share in income for the period had it been distributed. Diluted net income per share for the six months ended June 30, 2019 is computed using

Notes to the Condensed Consolidated Financial Statements (continued)

9.	Net income per share and net income attributable to ordinary shareholders (continued)

as-if-converted
method and assumes the vest of restricted share units using the treasury stock method as this method is more dilutive than the two-class
method.
Upon the consummation of the Company’s IPO on October July 17, 2019, the convertible redeemable preferred shares were automatically converted into ordinary shares. The two-class
method of computing earnings per share ceased to apply on the conversion date.
Basic and diluted net income per share for each of the year presented were calculated as follows:

	Six months ended June 30,
	2019	2020
	RMB	RMB
Basic net income per share calculation
Numerator:
Net income attributable to DouYu Holdings Limited shareholders	42,791,087	596,495,450
Amounts allocated to convertible redeemable preferred shares for participating rights to dividends	(30,454,311)	—

Net income attributable to ordinary shareholders for computing basic net income per share	12,336,776	596,495,450

Denominator:
Weighted average number of ordinary shares used in computing basic income per ordinary share	8,063,790	31,838,618

Basic net income per ordinary share	1.53	18.73

Diluted net income per share calculation
Numerator:
Net income attributable to ordinary shareholders of DouYu Holdings Limited	12,336,776	596,495,450
Add: undistributed earnings allocated to participating securities	30,454,311	—

Net income attributable to ordinary shareholders for computing diluted net income per ordinary share	42,791,087	596,495,450

Denominator:
Weighted average number of ordinary shares used in computing basic income per ordinary share	8,063,790	31,838,618
Add: conversion of convertible redeemable preferred shares into ordinary shares	19,906,105	—
Restricted Share Units	1,373,846	1,081,472

Weighted average ordinary shares used in computing diluted income per ordinary share	29,343,741	32,920,090

Diluted net income per ordinary share	1.46	18.12

Notes to the Condensed Consolidated Financial Statements (continued)

10.	Related party transactions
The table below sets forth major related parties and their relationships with the Group:

Company Name	Relationship with the Group
Tencent Holdings Limited (“Tencent Group”)	Parent company of one of our shareholders
For the six months ended June 30, 2019 and 2020, significant related party transactions were as follows:

	Six months ended June 30,
	2019	2020
	RMB	RMB
Live streaming revenue derived from
Equity method investees—talent agencies	78,933,963	1,415,094
Advertisement revenue derived from
Tencent Group	2,659,943	743,697
Other revenue derived from
Tencent Group	14,387,130	5,475,812
Revenue sharing fees and content cost paid to
Tencent Group	3,918,816	2,456,153
Equity method investees—talent agencies	353,638,193	476,856,579

Total	357,557,009	479,312,732

Bandwidth fees paid to
Tencent Group	117,000,468	105,148,383
Payment handling fees paid to
Tencent Group	14,026,878	21,322,748
Content rights purchased from
Tencent Group	32,293,475	36,732,755
As of December 31, 2019 and June 30, 2020, the amounts due from/to related parties are as follows:

	As of December 31, 2019	As of June 30, 2020
	RMB	RMB
Amount due from related parties
Tencent Group	23,935,019	40,172,138
Equity method investees—talent agencies	108,831	361,304

Total	24,043,850	40,533,442

Amount due to related parties
Tencent Group	251,069,127	205,046,416
Equity method investees—talent agencies	47,663,895	58,919,469

Total	298,733,022	263,965,885

Notes to the Condensed Consolidated Financial Statements (continued)

11.	Leases
For the six months ended June 30, 2020, the lease expense is as:

Six months ended June 30, 2020
RMB
Operating lease expense	20,925,309
Short-term lease expense	3,889,493

Total lease expense	24,814,802

Operating lease expense was RMB21,269,358 for the six months ended June 30, 2019 prior to the adoption of the lease ASUs.
Supplemental consolidated balance sheet information related to leases was as follows:

As of June 30, 2020
RMB
Operating lease:
Operating leases right-of-use assets	85,515,963
Current portion of lease liabilities	44,485,430
Non-current portion of lease liabilities	38,276,429
Total operating lease liabilities
Weighted-average remaining lease term (in years)—operating leases	1.12
Weighted-average discount rate—operating leases	4.30%
Supplemental cash flow information related to leases are as follows:

Six months ended June 30, 2020
RMB
Cash paid for operating leases	22,472,405
Lease liabilities arising from obtaining right-of-use assets	23,382,282
As of June 30, 2020, future minimum lease payments under
non-cancellable
operating lease agreements for which the Group has recognized operating lease right-of-use
assets and liabilities are as follows:

Years ending	RMB
2020 (July-December)	30,676,101
2021	39,584,250
2022	12,401,942
2023	3,257,440
2024 and thereafter	—

Total undiscounted cash flows	85,919,733
Less: imputed interest	3,157,874

Total	82,761,859

Lease liabilities due within one year	44,485,430
Lease liabilities due after one year	38,276,429

Notes to the Condensed Consolidated Financial Statements (continued)

12.	Commitments and contingencies
Contingencies
In 2019, the Group was named as one of the defendants to lawsuits filed in court by a third party company platform operator for mobile apps and games in China. The third party platform operator is seeking a total monetary damage in an amount of RMB66.7 million by claiming certain steamers infringe their non-compete
agreements with it by operating on the Group’s platform. As of June 30, 2020, these cases have been withdrawn by plaintiff.
The Group is subject to periodic legal or administrative proceedings in the ordinary course of business. The Group does not have any pending legal or administrative proceeding to which the Group is a party that will have a material effect on its business or financial condition.

13.	Subsequent events
The Group has evaluated subsequent events through November 10, 2020, which is the date when the condensed consolidated financial statements were issued.
On October 12, 2020, the Company entered into an agreement with HUYA Inc. (“Huya”) and Nectarine Investment Limited (“Tencent”), a wholly owned subsidiary of Tencent Holdings Limited (the “Merge Agreement”), pursuant to which Huya will acquire all the outstanding shares of the Company DouYu, including ordinary shares represented by American depositary shares, through a stock-for-stock
merger.
Concurrently with the execution of the Merger Agreement, the Company and Tencent entered into a Reassignment Agreement, dated October 12, 2020, pursuant to which Tencent will assign its interests in the game live streaming business operated by the Tencent group under the “Penguin
e-Sports”
brand (the “Penguin Business”) to the Company (the “Reassignment”) and deepen its business cooperation with the Company in order to integrate the Penguin Business with the business of the combined Huya and the Company upon the Merger, for a total consideration of US$500,000,000. The closing of the Reassignment is conditioned on, and is expected to occur substantially concurrently with, the closing of the Merger. The closing of the Merger is also conditioned on, and is expected to occur substantially concurrently with, the closing of the Reassignment.

PENGUIN BUSINESS
INDEX TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019

Report of Independent Auditors
To the management of Penguin Business of Tencent Holdings Limited
We have audited the accompanying financial statements of the Penguin Business of Tencent Holdings Limited (the “Business”), which comprise the balance sheet as of December 31, 2019, and the related statements of comprehensive loss, changes in invested capital and cash flows for the year then ended.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Business’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Business as of December 31, 2019 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China
November 10, 2020

PENGUIN BUSINESS
STATEMENT OF COMPREHENSIVE LOSS

(Amounts expressed in thousands of RMB)	Note	Year ended December 31, 2019
Revenues	5
Live streaming (including transactions with related parties of Penguin Business of RMB28,258 for the year ended December 31, 2019)		1,110,606
Online games distribution (including transactions with related parties of Penguin Business of RMB51,677 for the year ended December 31, 2019)		51,763
Online advertising (including transactions with related parties of Penguin Business of RMB8,742 for the year ended December 31, 2019)		31,216
Cost of revenues	10
Cost of services (including transactions with related parties of Penguin Business of RMB468,540 for the year ended December 31, 2019)		(1,430,524)

Gross loss		(236,939)
Research and development expenses (including transactions with related parties of Penguin Business of RMB179 for the year ended December 31, 2019)		(8,833)
Sales and marketing expenses (including transactions with related parties of Penguin Business of RMB11,739 for the year ended December 31, 2019)		(45,006)
General and administrative expenses (including transactions with related parties of Penguin Business of RMB17,122 for the year ended December 31, 2019)		(19,617)

Loss before income tax		(310,395)

Income tax expense	6	—

Net loss		(310,395)

Net loss attributable to owner of Penguin Business		(310,395)

Other comprehensive loss, net of tax		—

Total comprehensive loss		(310,395)

The accompanying notes form an integral part of these financial statements.

PENGUIN BUSINESS
BALANCE SHEET

(Amounts expressed in thousands of RMB)	Note	As of December 31, 2019
Assets
Current assets:
Accounts receivable, net		2,380
Prepayments		1,389

Total current assets		3,769

Non-current assets:
Equipment, net	8	1,253

Total non-current assets		1,253

Total assets		5,022

Liabilities
Current liabilities:
Accounts payable	9	122,645
Accrued liabilities and other current liabilities	9	35,879
Amounts due to related parties	11	61,022
Contract liabilities		27,690

Total current liabilities		247,236

Total liabilities		247,236

Equity:
Invested capital		(242,214)

Total Equity		(242,214)

Total liabilities and equity		5,022

The accompanying notes are an integral part of these financial statements.

PENGUIN BUSINESS
STATEMENT OF CHANGES IN INVESTED CAPITAL

Year ended December 31, 2019
(Amounts expressed in thousands of RMB)	Invested capital
Balance as of January 1, 2019	(221,291)

Loss and total comprehensive loss for the year	(310,395)
Contributions from owner of Penguin Business	289,472

Balance as of December 31, 2019	(242,214)

The accompanying notes form an integral part of these financial statements.

PENGUIN BUSINESS
STATEMENT OF CASH FLOWS

(Amounts expressed in thousands of RMB)	Year ended December 31, 2019
Cash flows from operating activities:
Net loss	(310,395)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation on equipment	635
Changes in operating assets and liabilities:
Accounts receivable	4,173
Prepayments	(603)
Accounts payable, accrued liabilities, and other current liabilities	6,158
Amounts due to related parties	5,621
Contract liabilities	5,352

Net cash used in operating activities	(289,059)

Cash flows from investing activities:
Purchase of equipment	(940)
Disposal of equipment	527

Net cash used in investing activities	(413)

Cash flows from financing activities:
Contributions from owner of Penguin Business	289,472

Net cash generated from financing activities	289,472

Net change in cash, cash equivalents	—
Cash, cash equivalents at beginning of the year	—

Cash and cash equivalents at end of the year	—

The accompanying notes are an integral part of these financial statements.

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

1.	General information
Penguin Business refers to a live streaming platform (“Penguin Business” or the “Business”) established and owned by Tencent Holdings Limited (“Tencent Holdings”) which enables broadcasters and viewers to interact with each other during live streaming with game live streaming as its primary theme. The platform has also extended themes to life and entertainment topics beyond games to cater for users’ growing entertainment demands.
Tencent Holdings was incorporated in the Cayman Islands with limited liability. The address of its registered office is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman
KY1-1111,
Cayman Islands. The shares of Tencent Holdings have been listed on the Main Board of The Stock Exchange of Hong Kong Limited since June 16, 2004. Tencent Holdings and its subsidiaries (“Tencent Group” or “Tencent”) are principally engaged in the provision of Value-added Services (“VAS”), FinTech and Business Services and Online Advertising Services.
In 2016, Tencent Group commenced its game centric live streaming operation through establishing Penguin Business. Penguin Business generates majority of its revenue from sales of virtual items in live streaming platforms as well as other services, which substantially consist of online games distribution and online advertising services.
On October 12, 2020, HUYA Inc. (“Huya”) (NYSE: HUYA) and DouYu International Holdings Limited (“DouYu”) (NASDAQ: DOYU) entered into a series of agreements, pursuant to which Huya will acquire all the outstanding shares of DouYu in exchange for the new shares of Huya, as a stock-for-stock
merger. Concurrently, Tencent Group and DouYu entered into a Reassignment Agreement (the “Reassignment”), pursuant to which Tencent Group agreed to reassign Penguin Business to DouYu, for a total consideration of US$500,000,000 (the “Transaction”).

2.	Summary of significant accounting policies
The principal accounting policies applied in the preparation of the financial statements are set out below. These policies have been consistently applied to the year presented, unless otherwise stated.

2.1	Basis of preparation and presentation
Throughout the year presented in the financial statements, Penguin Business did not exist as a separate legal entity. The financial information of Penguin Business has therefore been derived from the consolidated financial statements of Tencent Group which includes all the costs of doing business to represent the financial position and performance of Penguin Business as if it is on a standalone basis throughout the periods. The management determined that this presentation presents Penguin Business most appropriately based on several factors, including the scope of Penguin Business is clearly defined within the above agreements and the approach is consistent with custom and practice in relation to broadly equivalent transactions within the United States market.
The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and comprise an aggregation of the earnings, financial position and cash flows of Penguin Business after making such adjustments as were considered appropriate and reasonable in relation to the items set out below.

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.1	Basis of preparation and presentation (continued)

(a)	The assets and liabilities have been stated at historical carrying amounts. Only those assets and liabilities that are specifically identifiable to Penguin Business are included.

(b)
Revenues, most costs and selling expenses generated or incurred solely by Penguin Business are carved out directly from the consolidated financial statements of Tencent Holdings, and other indirect costs and selling expenses incurred in operation are allocated to the Business as principles described in (e) below. These financial statements reflect all the costs of doing business.

(c)
Any funding received from/paid to Tencent Holdings and its group entities/operations other than Penguin Business (“Tencent Group Entities”) in the period covered by these financial statements are treated as deemed capital contributions or return of capital within invested equity.

(d)
Accounts receivable and other current assets, and accounts payable and other current liabilities received or settled by Tencent Group Entities are also treated as deemed capital contributions or return of capital within invested equity.

(e)
Certain common operating and most of the administrative expenses incurred by Penguin Business in conjunction with other operations of Tencent Group including financial, human resources, office administration and other support functions are allocated to the financial statements primarily based on the methodology which management believes as reasonable:

i)
Salaries and welfare of corporate level key management personnel and employees of certain shared functions, including corporate level key managements, research and development, operational support and administrative departments, the allocation was based on the proportion of number of staff in each business line.

ii)	Rental expenses of shared areas were allocated based on the occupied space of each business line.

(f)
All intercompany transactions, mainly referring to revenue sharing, corporate administrative and management fee, between Penguin Business with Tencent Group Entities, been eliminated in the consolidated financial statements of Tencent Holdings but reinstated for the purpose of these financial statements, are disclosed as related party transactions (Note 11).

However, such presentation may not necessarily reflect the results of Penguin Business’s financial position, results of operating activities or cash flows had it actually existed on a stand-alone basis during the year presented or for future periods.
The invested equity balance within the financial statements represents the deficit or excess of total assets over total liabilities. The movements in invested equity throughout the year are analyzed within the statement of changes in invested equity. Given the nature of the financial statements, it is not possible to establish a separate balance for the retained earnings/accumulated deficits within the invested equity balance as of January 1, 2019 and so no such split is provided.

2.2	Use of estimates
The preparation of the financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.2	Use of estimates (continued)

revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements. Significant accounting estimates reflected in Penguin Business’s financial statements include recoverability of non-financial
assets, assessment of whether Penguin Business acts as a principal or an agent in different revenue streams and share-based compensation arrangements. Penguin Business bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from these estimates.

2.3	Going concern
As of December 31, 2019, Penguin Business reported net current liabilities of approximately RMB243,467 thousand. As stated in the Reassignment, (a) Tencent shall pay, or cause to be paid, all indebtedness and liabilities of the Business that is due and payable prior to the closing date of the Transaction (the “Overdue Liabilities”); (b) After the closing date of the Transaction, DouYu shall, or shall procure the company which will own and operate the Penguin Business, to pay an amount equal to the total amount of the liabilities of the Penguin Business as of the closing date (excluding any Overdue Liabilities and any liabilities assumed by the company or DouYu pursuant to other related contacts). Consequently, the management believe that Penguin Business will continue as a going concern and have prepared the financial statements on a going concern basis.

2.4	Revenue recognition
Revenue represents the fair value of the consideration received or receivable for the sales of virtual items and the provision of services in the ordinary course of Penguin Business’s activities and is recorded when control of the promised virtual items or services is transferred at net of value-added tax (“VAT”). Penguin Business recognizes revenue in accordance with ASC 606 “Revenue from Contracts with Customers” consistently for the year presented.
Penguin Business conducts its business through various contracts with customers, including:

(i)	Live streaming
Penguin Business is principally engaged in operating its own live streaming platform, which enables broadcasters and viewers to interact with each other during live streaming. It generates revenue from sales of virtual items in the platform. Users purchase the virtual currency in Penguin Business’s platform and convert into virtual items for use. Virtual currency is non-refundable
but without expiry. Unconsumed virtual currency is recorded as deferred revenue. Virtual currencies used to purchase virtual items are recognized as revenue according to the prescribed revenue recognition policies of virtual items addressed below unless otherwise stated. The Business shares a portion of the sales proceeds of virtual items with broadcasters and talent agencies in accordance with their revenue sharing arrangement.
Penguin Business evaluates and determines that it is the principal and views users to be its customers. Penguin Business reports live streaming revenues on a gross basis according to the criteria stated in (iv) below. Accordingly, the amounts billed to users are recorded as revenues and revenue sharing with

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.4	Revenue recognition (continued)

(i)	Live streaming (continued)

broadcasters and talent agencies are recorded as cost of revenues. Where Penguin Business is the principal, it controls the virtual items before they are transferred to users. Its control is evidenced by Penguin Business’s sole ability to monetize the virtual items before they are transferred to users and is further supported by Penguin Business being primarily responsible to users and the discretion in establishing pricing.
The Business designs, creates and offers various virtual items for sales to users with pre-determined
standalone selling price. Sales proceeds are recorded as deferred revenue and recognized as revenue based on the consumption of the virtual items. Virtual items in the platform are all consumable items, which are consumed upon use. Users can purchase and present consumable items to broadcasters to show support for their favorite broadcasters. Revenue related to each consumable item as a single performance obligation provided on a consumption basis, is recognized at the point in time when the virtual item is transferred directly to the users and consumed by them. The Business does not have further performance obligations to the user after the virtual items are consumed immediately.
Penguin Business may also enter into contracts that can include various combinations of virtual items, which are generally capable of being distinct and accounted for as separate performance obligations. Determining whether those virtual items are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. The purchase of virtual currency includes two major virtual items, a) the virtual currency and b) the virtual points (based on the number of virtual currency purchased), which are considered distinct and accounted for separately under ASC 606. The virtual point itself cannot be purchased on a standalone basis, it can be used to redeem certain virtual items for use and the virtual points generally expired within one month from date of issuance. Judgment is required to determine standalone selling price for each distinct performance obligation and Penguin Business then allocates the arrangement consideration to the separate accounting of each distinct performance obligation based on their relative standalone selling prices. In instances where standalone selling price is not directly observable as Penguin Business does not sell the virtual item separately, such as the virtual points, Penguin Business determines the standalone selling price based on pricing strategies, market factors and strategic objectives. In respect of the virtual points provided on a consumption basis, virtual points used to purchase virtual items are recognized as revenue according to the prescribed revenue recognition policies of virtual items addressed above unless otherwise stated. Although the virtual points have expiry dates, Penguin Business considers the impact of the breakage amount for virtual points is insignificant as historical data shows that virtual points are consumed shortly after they are released to users and the forfeiture rate remains relatively low for the periods reported, therefore, Penguin Business does not expect to be entitled to a breakage amount for the virtual points.
As Penguin Business’s live streaming virtual items are generally sold without right of return and Penguin Business does not provide any other credit and incentive to its users, therefore accounting of variable consideration when estimating the amount of revenue to recognize is not applicable to Penguin Business’s live streaming business.

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.4	Revenue recognition (continued)

(ii)	Online advertising
Penguin Business primarily generates advertising revenues from sales of various forms of advertising including (i) display-based advertisements in various areas of the platform, and (ii) performance-based advertisements, including native advertisements in cooperation with broadcasters that integrated promotion activities in shows and programs on the live streaming platforms. Advertising contracts are signed to establish the fixed price and the advertising services to be provided. Where the service is transferred to customers, revenues from advertising contracts are recognized. Revenue from display-based advertising are recognized on number of display/impression basis or ratably over the respective contractual term with the advertisers or their advertising agencies depending on the contractual measures. Revenue from performance-based advertising are recognized when relevant specific performance measures are fulfilled.
Penguin Business or Tencent Group on behalf of Penguin Business, also entered into contracts with advertising agencies third-party or entities controlled by Tencent, which represent Penguin Business in negotiation and contracting with advertisers. Penguin Business shares with these advertising agencies a portion of the revenues Penguin Business derives from the advertisers. Revenues are recognized on a gross or net basis based on assessment according to the criteria stated in (iv) below. If revenue for advertising through these advertising agencies are recorded at the gross amount, the portion remitted to advertising agencies, including any cash incentive in the form of commissions, is recorded as cost of revenues. If revenue for advertising through these advertising agencies are recorded at the net amount, cash incentives, in the form of commissions to any advertising agencies based on volume and performance, are accounted for as a reduction of revenue, based on expected performance.

(iii)	Online game distribution revenue
Online games distribution revenue mainly consists of
in-game
purchase revenue shared by the online games operators, including from Tencent Group and others. Online games operated by Tencent Group or others are displayed through our platforms to attract users to download and play. Penguin Business earns revenues from online games operators in accordance with the pre-determined
rate the
in-game
purchase amounts by the users referred by Penguin Business (either the games downloaded or played through our platform). Game distribution revenue is recognized at a point in time when the in-game
purchase is made.

(iv)	Principal agent consideration
Penguin Business reports the revenue on a gross or net basis depending on whether Penguin Business is acting as a principal or an agent in a transaction. Same as the detailed analysis on gross basis of revenue recognition in living streaming described in 2.4(i) above, the determination of whether to report the revenues of Penguin Business on a gross or net basis is based on an evaluation of whether various factors, including but not limited to whether Penguin Business (i) is the primary obligor in the arrangement; (ii) has latitude in establishing the selling price; (iii) changes the product or performs part of the service; (iv) has involvement in the determination of product and service specifications.

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.4	Revenue recognition (continued)

(v)	Contract balance
Contract liabilities primarily consist of deferred revenue for unconsumed virtual in the platforms, where there is still an obligation to be provided by Penguin Business, which will be recognized as revenue when all of the revenue recognition criteria are met.
The opening balance of deferred revenue related to live streaming business as of January 1, 2019 was RMB22,338 thousand. As of December 31, 2019, deferred revenue related to live streaming business was RMB27,690 thousand. During the year ended December 31, 2019, Penguin Business recognized revenue of live streaming business amounted to RMB22,338 thousand, that was included in the corresponding contract liability balance at the beginning of the year.
During the year ended December 31, 2019, Penguin Business does not have any arrangement where the performance obligations have already been satisfied in the past year, but the corresponding revenue is only recognized in a later year.
Penguin Business does not disclose the information about the remaining performance obligations as the performance obligations of Penguin Business have an expected duration of one year or less.
As of December 31, 2019, the aggregate amount of the transaction price allocated to the remaining performance obligation is RMB27,690 thousand and expected to be recognized as revenue within 12 months.

2.5	Cost of revenues
Amounts recorded as cost of revenues relate to direct expenses incurred in order to generate revenue. Such costs are recorded as incurred. Cost of revenues consists primarily of (i) revenue sharing fees and content costs, including payments to various broadcasters, and content providers, (ii) bandwidth costs, (iii) salaries and welfare, and intangibles directly related to operating the platform, (iv) payment handling costs, (v) share-based compensation, and (vi) other costs.

2.6	Research and development expenses
Research and development expenses primarily consist of (i) staff costs and development personnel and (ii) share-based compensation for research and development personnel. Costs are expensed as incurred.

2.7	Sales and marketing expenses
Sales and marketing expenses consist primarily of advertising and promotion expenses, staff costs and other related incidental expenses that are incurred to conduct Penguin Business’s sales and marketing activities.
Advertising and promotional expenses was RMB42,518 thousand during the year ended December 31, 2019.

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.8	General and administrative expenses
General and administrative expenses consist primarily of staff costs, share-based compensation and benefits for certain senior management and legal and professional services fees and other general corporate related expenses.

2.9	Share-based compensation
Tencent Holdings operates a number of share-based compensation plans (including share option schemes and share award schemes), under which Tencent Holdings including Penguin Business receives services from employees and other qualifying participants as consideration for equity instruments (including share options and awarded shares) of Tencent Holdings. The fair value of the employee services’ received by Penguin Business in exchange for the grant of equity instruments of Tencent Holdings is recognized as an expense over the vesting period, i.e. the period over which all of the specified vesting conditions are to be satisfied and credited to invested equity as part of the contributions from Tencent Holdings into Penguin Business.
For grant of share options, the total amount to be expensed is determined by reference to the fair value of the options granted by using the binomial option-pricing model, which includes the impact of market performance conditions (such as Tencent Holding’s share price) but excludes the impact of service conditions and non-market
performance conditions. For grant of award shares, the total amount to be expensed is determined by reference to the market price of Tencent Holdings’ shares at the grant date.
Non-market
performance and service conditions are included in assumptions about the number of options that are expected to become vested.

2.10	Other employee benefits
Penguin Business participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. The relevant labor regulations require the company in the PRC to pay the local labor and social welfare authorities monthly contributions based on the applicable benchmarks and rates stipulated by the local government. The relevant local labor and social welfare authorities are responsible for meeting all retirement benefits obligations and Penguin Business has no further commitments beyond their monthly contributions. The contributions to the plan are expensed as incurred. During the year ended December 31, 2019, contributions to such plan amounting to RMB4,270 thousand was charged to the statements of comprehensive loss.

2.11	Leases
In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update
No. 2016-02
(Topic 842) “Leases”. Topic 842 supersedes the lease requirements in Accounting Standards Codification (ASC) Topic 840, “Leases”. Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. The Business categorize leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that allow lessee to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in equipment, net. All other leases are categorized as operating leases. All the leases

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.11	Leases (continued)

recognized by the Business were classified as operating leases for the year presented. Lease liabilities are recognized at the present value of the fixed lease payments using a discount rate based on similarly secured borrowings available to us. Lease assets are recognized based on the initial present value of the fixed lease payments plus any direct costs from executing the leases or lease prepayments reclassified from “Prepayments and other current assets” upon lease commencement. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease. Based on management’s assessment, the adoption of ASU
2016-02
does not have an impact on Penguin Business’s financial statements since Penguin Business did not have any lease asset or liability and rental expenses of the Business were allocated based on its occupied space which in line with the basis described in Note 2.1(e).

2.12	Income taxes
Income tax charges have been determined based on the separate tax return method as if Penguin Business had filed separate tax returns in these financial statements.
Penguin Business accounts for income taxes using the liability method, under which deferred income taxes are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized as income or expense in the period that includes the enactment date. Valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that the asset will not be realizable in the foreseeable future.
Penguin Business adopts ASC 740 “Income Taxes” which prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.
Penguin Business did not have significant unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of and for the year ended December 31, 2019.

2.13	Accounts receivable, net
Penguin Business’s accounts receivable is within the scope of ASC Topic 326. The Business has identified the relevant risk characteristics of its customers and the related receivables, which include size, type of the services the Business provides, or a combination of these characteristics. Receivables with similar risk characteristics have been grouped into pools. For each pool, the Business considers the historical credit loss experience, current economic conditions, supportable forecasts of future economic conditions, and any recoveries in assessing the lifetime expected credit losses. Other key factors that influence the expected credit loss analysis include customer demographics, payment terms offered in the normal course of business

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.13	Accounts receivable, net (continued)

to customers, and industry-specific factors that could impact the Business’s receivables. Additionally, external data and macroeconomic factors are also considered. This is assessed at each quarter based on the Business’s specific facts and circumstances.

2.14	Impairment of long-lived assets
For long-lived assets other than investments whose impairment policy is discussed elsewhere in the financial statements, Penguin Business evaluates for impairment whenever events or changes (triggering events) indicate that the carrying amount of an asset may no longer be recoverable. Penguin Business assesses the recoverability of the long-lived assets by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to receive from use of the assets and their eventual disposition. Such assets are considered to be impaired if the sum of the expected undiscounted cash flows is less than the carrying amount of the assets. The impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Penguin Business tests impairment of long-lived assets at the reporting unit level when impairment indicator appeared and recognizes impairment in the event that the carrying value exceeds the fair value of each reporting unit. For the year reported, Penguin Business has only one reporting unit.
Loss of long-lived assets amounting to RMB15,111 thousand was recognized in the cost of revenues for the year ended December 31, 2019.

2.15	Equipment
Equipment are stated at historical cost less accumulated depreciation and impairment loss, if any. Depreciation is calculated using the straight-line method over their estimated useful lives. Residual rate is determined based on the economic value of the property and equipment at the end of the estimated useful lives as a percentage of the original cost.
Depreciation is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Computers	3 years
Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of comprehensive loss.

2.16	Intangible assets
There is no intangible asset recorded as the intellectual properties, trademarks, patents and software copyrights of the Business are all self-developed and was expensed when related expenditures incurred.

2.17	Fair value measurements
Fair value reflects the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.17	Fair value measurements (continued)

measurements for assets and liabilities required or permitted to be recorded at fair value, Penguin Business considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the assets or liabilities.
Penguin Business applies a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. This guidance specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:
Level 1—Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.
Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.
Level 3—Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect Penguin Business’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The fair value guidance describes three main approaches to measure the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.
When available, Penguin Business uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, Penguin Business will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.
Penguin Business did not have any other financial instruments that were required to be measured at fair value on a recurring basis as of December 31, 2019.

3.	Recent accounting pronouncements
In June 2016, the FASB issued ASU
No. 2016-13
“Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. The new guidance amended guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. For available for sale debt securities, credit losses will be presented as an allowance rather than as a write-down. This standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for all entities. In November 2019, the FASB issued

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

3.	Recent accounting pronouncements (continued)

ASU
No. 2019-10,
“Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits,
and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Business adopted this new guidance consistently throughout the year presented. Based on management’s assessment, the adoption of ASU
No. 2016-13
does not have a significant impact on Penguin Business’ financial statements.
In August 2016, the FASB issued ASU
No. 2016-15
“Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”. This standard clarifies the classification of certain cash receipts and cash payments in the statement of cash flows, including debt prepayment or extinguishment costs, settlement of contingent consideration arising from a business combination, insurance settlement proceeds, and distributions from certain equity method investees. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Business adopted this new guidance consistently throughout the year presented. Based on management’s assessment, the adoption of ASU
No. 2016-15
does not have a significant impact on its financial statements.
In August 2018, the FASB issued ASU
No. 2018-15,
“Intangibles—Goodwill and
Other—Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software. The implementation costs incurred in a hosting arrangement that is a service contract should be presented as a prepaid asset in the balance sheet and expensed over the term of the hosting arrangement to the same line item in the statement of operations as the costs related to the hosting fees. This standard is effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. The amendments should be applied either retrospectively or prospectively to all implementation costs incurred after adoption. Based on management’s assessment, the adoption of ASU
No. 2018-15
does not expect to have a significant impact on its financial statements.
In August 2018, the FASB issued ASU
No. 2018-13,
“Fair Value Measurement (Topic 820)”. This standard modifies disclosure requirements related to fair value measurement and is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. The standard also allows for early adoption of any removed or modified disclosures upon issuance while delaying adoption of the additional disclosures until their effective date. Based on management’s assessment, the adoption of ASU
No. 2018-13
does not expect to have a significant impact on its financial statements.
In December 2019, the FASB issued ASU
No. 2019-12,
“Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. Based on

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

3.	Recent accounting pronouncements (continued)

management’s assessment, the adoption of ASU
No. 2019-12
does not expect to have a significant impact on its financial statements.
In January 2020, the FASB issued ASU
No. 2020-01,
“Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the Emerging Issues Task Force)”. The amendments in this update clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted. Based on management’s assessment, the adoption of ASU
No. 2020-01
does not expect to have a significant impact on its financial statements.
In March 2020, the FASB issued ASU
No. 2020-03,
“Codification Improvements to Financial Instruments”. The amendments in this Update are effective for all entities as of March 12, 2020 through December 31, 2022. The amendments related to Issue 1 (“Fair Value Option Disclosures”), Issue 2 (“Applicability of Portfolio Exception in Topic 820 to Nonfinancial Items”), Issue 4 (“Cross-Reference to Line
of-Credit
or Revolving-Debt Arrangements Guidance in Subtopic
470-50”),
and Issue 5(“Cross-Reference to Net Asset Value Practical Expedient in Subtopic
820-10
“) are conforming amendments. For public business entities, the amendments are effective upon issuance of this final update. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years beginning after December 15, 2020. Early application is permitted. The amendment related to Issue 3 (“Disclosures for Depository and Lending Institutions “) is a conforming amendment that affects the guidance in the amendments in Accounting Standards Update
2019-04, Codification
Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. That guidance relates to the amendments in
2016-01, Financial
Instruments—Overall (Subtopic
825-10):
Recognition and Measurement of Financial Assets and Financial Liabilities. The effective date of Update
2019-04
for the amendments to Update
2016-01
is for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The amendments of Issues 6 (“Interaction of Topic 842 and Topic 326 “) clarify that the contractual term of a net investment in a lease determined in accordance with Topic 842 should be the contractual term used to measure expected credit losses under Topic 326. The amendments of Issues 6 clarify that when an entity regains control of financial assets sold, an allowance for credit losses should be recorded in accordance with Topic 326. For entities that have not yet adopted the amendments related to Update
2016-13,
the effective dates and the transition requirements for amendments of Issue 6 and Issue 7 (“Interaction of Topic 326 and Subtopic
860-20
“) are the same as the effective date and transition requirements in Update
2016-13.
For entities that have adopted the guidance in Update
2016-13,
the amendments of Issue 6 and Issue 7 are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For those entities, the amendments should be applied on a modified-retrospective basis by means of a cumulative-effect adjustment to opening retained earnings in the statement of financial position as of the date that an entity adopted the amendments in Update
2016-13.
Based on management’s assessment, the adoption of ASU
No. 2020-03
does not expect to have a significant impact on its financial statements.
In March 2020, the FASB issued ASU
No. 2020-04,
“Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting”. The amendments in this update are effective

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

3.	Recent accounting pronouncements (continued)

for all entities as of March 12, 2020 through December 31, 2022. The amendments in this update provide optional expedients and exceptions for applying generally accepted accounting principles (GAAP) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. Based on management’s assessment, the adoption of ASU
No. 2020-04
does not expect to have a significant impact on its financial statements.

4.	Concentration and Risks

(a)	Foreign exchange risk
The revenues and expenses of Penguin Business are generally denominated in RMB and their assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. Remittances of foreign currencies into the PRC or remittances of RMB out of the PRC as well as exchange between RMB and foreign currencies require approval by foreign exchange administrative authorities and certain supporting documentation. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into other currencies.

(b)	Credit risk
Financial instruments that potentially expose the Business to credit risk consist primarily of accounts receivable. The carrying amounts of these financial assets represent the maximum exposure to credit risk in relation to the corresponding financial assets of Penguin Business.
Penguin Business conducts credit evaluations of third-party customers and related parties, and generally does not require collateral or other security from its third-party customers and related parties. Users of the Business are required to recharge in advance to purchase virtual currency then purchase virtual items for use, such recharge is collected by Tencent Group on behalf of the Penguin Business. Thus, it does not have significant accounts receivable.

(c)	Liquidity risk
There is no independent treasury function of Penguin Business as it is managed centrally by Tencent Group.
As of December 31, 2019, all of the financial liabilities of Penguin Business have contractual maturity date within one year.

(d)	Capital risk management
Penguin Business’s objectives when managing capital (including funding from Tencent Holdings and related parties) are to safeguard Penguin Business’s ability to continue as a going concern in order to provide returns for Tencent Holdings and benefits for other stakeholders and to maintain an optimal capital structure to enhance equity value in the long term.

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

5.	Revenues

Year ended December 31,
(In thousands)	2019
Revenues from live streaming platforms	1,110,606
Revenues from online games distribution	51,763
Revenues from online advertising	31,216

Total	1,193,585

6.	Income taxes
Penguin Business is subject to corporate income tax in the PRC at a statutory tax rate of 15%. During the year ended December 31, 2019, no PRC corporate income tax has been provided for as Penguin Business has no estimated assessable profit for the year.
No deferred income tax balance was disclosed as full valuation allowance is provided on deferred tax assets as Penguin Business has been reporting recurring tax losses since its commencement.

7.	Share-based compensation
Tencent Holdings operates a number of share-based compensation plans (including share option scheme and share award scheme), under which Tencent Group including Penguin Business receives services from employees as consideration for equity instruments (including share options and awarded shares) of Tencent Holdings.
Compensation expense recognized for share-based awards was as follow:
For the year ended December 31, 2019, total share-based compensation expenses recognized was RMB9,128 thousand, in respect of the share options and/or awarded shares granted to the employees attributable to Penguin Business.

(a)	Restricted Shares Units
Tencent Holdings has adopted certain share award schemes (the “Share Award Scheme”) as of December 31, 2019, which is managed by an independent trustee appointed by Tencent Group (the “Trustee”). The vesting period of the awarded share is determined by the Board of Directors of Tencent Holdings.
The fair value of the awarded shares was calculated based on the market price of Tencent Holdings’ shares at the respective grant date. The expected dividends during the vesting period have been taken into account when assessing the fair value of these awarded shares.

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

7.	Share-based compensation (continued)

(a)	Restricted Shares Units (continued)

A summary of the Restricted Shares Units activities granted by Tencent Holdings to the employees attributable to Penguin Business for the year ended December 31, 2019 is presented below:

Number of restricted shares units	Number of restricted shares units	Weighted average grant-date fair value (HKD)
At January 1, 2019	105,745	292.92

Granted	63,610	351.00
Transferred (Note)	(70,655)	301.44
Vested	(17,420)	250.47

At December 31, 2019	81,280	340.07

Expected to vest at December 31, 2019	71,555	350.91

Note:
Refer to the restricted shares units owned by staffs transferred out of Penguin Business during the year.
As of December 31, 2019, total unrecognized compensation expense relating to the restricted shares units was HKD12,649 thousand. The expense is expected to be recognized over a weighted average period of 1.5 years.

(b)	Share options
Tencent Holdings has adopted several share option schemes. The board of Tencent Holding may, at its discretion, grant options to any qualifying participants to subscribe for shares in Tencent Holdings, subject to the terms and conditions stipulated therein. The exercise price must be in compliance with the requirement under the Rules Governing the Listing of Securities on the Stock Exchange. In addition, the option vesting period is determined by the board of Tencent Holdings provided that it is not later than the last day of a
7-year
period for the relevant share option schemes after the date of grant of option.
A summary of the movements in the share options granted by Tencent Holdings to the employee attributable to the Penguin Business during for the year ended December 31, 2019 is as follows:

	Number of share options	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
		(HKD)	(years)	(HKD)
Outstanding as of January 1, 2019	22,960	331.05	6.04	—
Outstanding as of December 31, 2019	22,960	331.05	5.04	995,378
Expected to vest as of December 31, 2019	13,857	341.99	5.13	449,097
Exercisable as of December 31, 2019	8,531	311.85	4.87	533,609

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

7.	Share-based compensation (continued)

(b)	Share options (continued)

As of December 31, 2019, total unrecognized compensation expense relating to the share options was RMB569 thousand. The expense is expected to be recognized over a weighted-average remaining vesting period of 1.39 years.

8.	Equipment, net
Equipment consist of the following:

(In thousands)	December 31, 2019
Computers - total original costs	2,179
Less: accumulated depreciation	(926)

Net book value	1,253

Depreciation expenses recognized in cost of revenue for the year ended December 31, 2019 was RMB635 thousand.

9.	Accounts payable, accrued liabilities and other current liabilities

(In thousands)	December 31, 2019
Accounts payable to suppliers	122,645
Accrued marketing expenses	17,356
Salaries payables	18,330
Accrued professional fees	60
Others	133

Total	158,524

10.	Costs of revenues

(In thousands)	Year ended December 31, 2019
Revenue sharing fees and content costs	1,149,549
Bandwidth costs	175,662
Salaries and welfare	60,371
Payment handling costs	10,505
Others	34,437

Total	1,430,524

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

11.	Related party transactions
The following is the significant related party transactions entered into in the ordinary course of business between Penguin Business and its related parties (who consist of (i) Tencent Group Entities and (ii) entities outside Tencent Group but meet the definition of related parties from Penguin Business’s perspective, as if Penguin Business is a subsidiary of Tencent) in addition to the related party information shown elsewhere in the financial statements:

(In thousands)	Year ended December 31, 2019
- Revenue sharing fees and content costs	190,830
- Purchase of intelligent property copyright of online games	83,972
- Bandwidth and server custody costs	175,662
- Advertising and promotion expenses	11,346

Allocation of expenses (Note 2.1(e), Note b):
- Employee benefits expenses	3,001
- Other expenses (Note c)	32,769

(In thousands)	December 31, 2019
- Accounts payable	55,303
- Accrued liabilities and other current liabilities	5,719
Notes:

(a)	The payables to related parties are unsecured, interest-free and payable on demand.

(b)	The allocated portion for the year ended December 31, 2019 is included in cost of revenues, research and development expenses, selling expenses and general and administrative expenses.

(c)
Other expenses mainly represented shared expenses primarily related to workplace resources and certain corporate functions that attributable to Penguin Business and are mainly made on a basis reasonably considering proportion of headcount, infrastructure usage metrics and active degree of each business segment.

12.	Commitments and contingencies
As of December 31, 2019, the Business has future minimum purchase commitment related to the purchase of game broadcasting copyrights of RMB14,151 thousand.

13.	Subsequent events
Starting in January 2020, there was an outbreak of coronavirus in China and it rapidly spread globally. In March 2020, the World Health Organization declared
COVID-19
as a global pandemic. Based on management’s preliminary assessment, there was no significant impact on the results of operation and financial position of the Business subsequent to the year ended 31 December 2019 and up to the date of the issuance of the financial statements. However, due to the evolving situation and global spread, there remains a high degree of uncertainty in the long-term impact to the Business. The Business will continue to evaluate the impact on the results of operation and financial position of the Business and react actively as the situation evolves.

PENGUIN BUSINESS
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Amounts in RMB unless otherwise stated)

13.	Subsequent events (continued)

Pursuant to the Reassignment dated October 12, 2020, Tencent agreed to reassign its interests in the Penguin Business to DouYu, for a total consideration of US$500,000,000.
Penguin Business has evaluated any subsequent events to December 31, 2019 and their impact on the reported results and disclosures, through November 10, 2020, the date of these financial statements were issued.

PENGUIN BUSINESS
INDEX TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020

PENGUIN BUSINESS
UNAUDITED INTERIM CONDENSED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020

		For the six months ended June 30,
(Amounts expressed in thousands of RMB)	Note	2019	2020
Revenues	4
Live streaming (including transactions with related parties of Penguin Business of nil and RMB2,642 for the six months ended June 30, 2019 and 2020, respectively)		509,644	439,122
Online games distribution (including transactions with related parties of Penguin Business of RMB32,672 and RMB14,786 for the six months ended June 30, 2019 and 2020, respectively)		32,756	14,786
Online advertising (including transactions with related parties of Penguin Business of RMB2,030 and RMB1,114 for the six months ended June 30, 2019 and 2020, respectively)		12,926	7,975
Cost of revenues	9
Cost of services (including transactions with related parties of Penguin Business of RMB220,138 and RMB233,139 for the six months ended June 30, 2019 and 2020, respectively)		(661,244)	(633,757)

Gross loss		(105,918)	(171,874)
Research and development expenses (including transactions with related parties of Penguin Business of RMB161 and RMB1 for the six months ended June 30, 2019 and 2020, respectively)		(4,234)	(4,840)
Sales and marketing expenses (including transactions with related parties of Penguin Business of RMB1,190 and RMB13,338 for the six months ended June 30, 2019 and 2020, respectively)		(18,523)	(23,063)
General and administrative expenses (including transactions with related parties of Penguin Business of RMB7,956 and RMB10,138 for the six months ended June 30, 2019 and 2020, respectively)		(8,949)	(10,977)

Loss before income tax		(137,624)	(210,754)

Income tax expense	5	—	—

Net loss		(137,624)	(210,754)

Net loss attributable to owner of the Penguin Business		(137,624)	(210,754)

Other comprehensive loss, net of tax		—	—

Total comprehensive loss		(137,624)	(210,754)

The accompanying notes are an integral part of these financial statements.

PENGUIN BUSINESS
UNAUDITED INTERIM CONDENSED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND JUNE 30, 2020

		As of December 31,	As of June 30,
(Amounts expressed in thousands of RMB)	Note	2019	2020
Assets
Current assets:
Accounts receivable, net		2,380	1,852
Prepayments		1,389	830

Total current assets		3,769	2,682

Non-current assets:
Equipment, net	7	1,253	1,269

Total non-current assets		1,253	1,269

Total assets		5,022	3,951

Liabilities
Current liabilities:
Accounts payable	8	122,645	136,794
Accrued liabilities and other current liabilities	8	35,879	20,243
Amounts due to related parties	10	61,022	111,364
Contract liabilities		27,690	23,836

Total current liabilities		247,236	292,237

Total liabilities		247,236	292,237

Equity:
Invested capital		(242,214)	(288,286)

Total equity		(242,214)	(288,286)

Total liabilities and equity		5,022	3,951

The accompanying notes are an integral part of these financial statements.

PENGUIN BUSINESS
UNAUDITED INTERIM CONDENSED STATEMENTS OF CHANGES IN INVESTED CAPITAL
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020

(Amounts expressed in thousands of RMB)	Invested capital
Balance as of January 1, 2019	(221,291)
Loss and total comprehensive loss for the period	(137,624)
Contributions from owner of the Penguin Business	125,032

Balance as of June 30, 2019	(233,883)

Balance as of January 1, 2020	(242,214)
Loss and total comprehensive loss for the period	(210,754)
Contributions from owner of the Penguin Business	164,682

Balance as of June 30, 2020	(288,286)

The accompanying notes are an integral part of these financial statements.

PENGUIN BUSINESS
UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2020

	For the six months ended June 30,
(Amounts expressed in thousands of RMB)	2019	2020
Cash flows from operating activities:
Net loss	(137,624)	(210,754)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation on equipment	294	362
Changes in operating assets and liabilities:
Accounts receivable	3,491	528
Prepayments	(1,492)	559
Accounts payable, accrued liabilities, and other current liabilities	14,640	(1,487)
Amounts due to related parties	(7,153)	50,342
Contract liabilities	2,811	(3,854)

Net cash used in operating activities	(125,033)	(164,304)

Cash flows from investing activities:
Purchase of equipment	(525)	(461)
Disposal of equipment	526	83

Net cash generated from/(used in) investing activities	1	(378)

Cash flows from financing activities:
Contributions from owner of the Penguin Business	125,032	164,682

Net cash generated from financing activities	125,032	164,682

Net change in cash, cash equivalents	—	—
Cash, cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of the period	—	—

The accompanying notes are an integral part of these financial statements.

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

1.	General information
Penguin Business refers to a live streaming platform (“Penguin Business” or the “Business”) established and owned by Tencent Holdings Limited (“Tencent Holdings”) which enables broadcasters and viewers to interact with each other during live streaming with game live streaming as its primary theme. The platform has also extended themes to life and entertainment topics beyond games to cater for users’ growing entertainment demands.
Tencent Holdings was incorporated in the Cayman Islands with limited liability. The address of its registered office is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman
KY1-1111,
Cayman Islands. The shares of Tencent Holdings have been listed on the Main Board of The Stock Exchange of Hong Kong Limited since June 16, 2004. Tencent Holdings and its subsidiary (“Tencent Group”) are principally engaged in the provision of Value-added Services (“VAS”), FinTech and Business Services and Online Advertising services.
In 2016, Tencent Group commenced its game centric live streaming operation through establishing Penguin Business. The Penguin Business generates majority of its revenue from sales of virtual items in live streaming platforms as well as other services, which substantially consist of online games distribution and online advertising services.
On October 12, 2020, HUYA Inc. (“Huya”) (NYSE: HUYA) and DouYu International Holdings Limited (“DouYu”) (NASDAQ: DOYU) entered into a series of agreements, pursuant to which Huya will acquire all the outstanding shares of DouYu in exchange for the new shares of Huya, a stock-for-stock
merger. Concurrently, Tencent Group and DouYu entered into a Reassignment Agreement (the “Reassignment”), pursuant to which Tencent Group agreed to reassign Penguin Business to DouYu, for a total consideration of US$500,000,000 (the “Transaction”).

2.	Summary of significant accounting policies
The accompanying unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim condensed financial statements have been prepared on the same basis as the audited financial statements as of December 31, 2019. In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for the fair statement of results for the periods presented, have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year or any other interim period.
The unaudited interim condensed financial statements and related disclosures have been prepared with the presumption that users of the unaudited interim condensed financial statements should be read in conjunction with the audited financial statements as of December 31, 2019. The condensed balance sheet at December 31, 2019 have been derived from the audited financial statements at that date but does not include all the information and footnotes required by U.S. GAAP. Accordingly, these unaudited interim condensed financial statements should be read in conjunction with the audited financial statements and notes thereto as of December 31, 2019.

2.1	Basis of preparation and presentation
Throughout the periods presented in the financial statements, the Penguin Business did not exist as a separate legal entity. The financial information of Penguin Business has therefore been derived from the

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.1	Basis of preparation and presentation (continued)

financial statements of Tencent Group which includes all the costs of doing business to represent the financial position and performance of the Penguin Business as if it is on a standalone basis throughout the periods. The management determined that this presentation presents the Penguin Business most appropriately based on several factors, including the scope of the Penguin Business is clearly defined within the above agreement and the approach is consistent with custom and practice in relation to broadly equivalent transactions within the United States market.
The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and comprise an aggregation of the earnings, financial position and cash flows of the Penguin Business after making such adjustments as were considered appropriate and reasonable in relation to the items set out below.

(a)	The assets and liabilities have been stated at historical carrying amounts. Only those assets and liabilities that are specifically identifiable to the Penguin Business are included.

(b)
Revenues, most costs and selling expenses generated or incurred solely by the Penguin Business are carved out directly from the financial statements of Tencent Holdings, and other indirect costs and selling expenses incurred in operation are allocated to the Business as principles described in (e) below.

(c)
Any funding received from/paid to Tencent Holdings and its group entities/operations other than the Penguin Business (“Tencent Group Entities”) in the period covered by these financial statements are treated as capital contributions or return of capital within invested equity.

(d)
Accounts receivable and other current assets, and accounts payable and other current liabilities received or settled by Tencent Group Entities are also treated as deemed capital contributions or return of capital within invested equity.

(e)
Certain common operating and most of the administrative expenses incurred by the Penguin Business in conjunction with other operations of Tencent Group including financial, human resources, office administration and other support functions are allocated to the financial statements primarily based on the methodology which management believes as reasonable:

i)
Salaries and welfare of corporate level key management personnel and employees of certain shared functions, including corporate level key managements, research and development, operational support and administrative departments, the allocation was based on the proportion of number of staff in each business line.

ii)	Rental expenses of shared areas were allocated based on the occupied space of each business line.

(f)
All intercompany transactions, mainly referring to revenue sharing, corporate administrative and management fee, between the Penguin Business with Tencent Holdings Group entities, been eliminated in the financial statements of Tencent Holdings but reinstated for the purpose of these financial statements, are disclosed as related party transactions (Note 10).

However, such presentation may not necessarily reflect the results of Penguin Business’s financial position, results of operating activities or cash flows had it actually existed on a stand-alone basis during the periods presented or for future periods.
The invested equity balance within the financial statements represents the deficit or excess of total assets over total liabilities. The movements in invested equity throughout the periods are analyzed within the

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.1	Basis of preparation and presentation (continued)

statements of changes in invested equity. Given the nature of the financial statements, it is not possible to establish a separate balance for the retained earnings/accumulated deficits within the invested equity balance at January 1, 2019 and so no such split is provided.

2.2	Use of estimates
The preparation of the financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements. Significant accounting estimates reflected in the Penguin Business’s financial statements include recoverability of non-financial
assets, assessment of whether Penguin Business acts as a principal or an agent in different revenue streams and share-based compensation arrangements. Penguin Business bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from these estimates.

2.3	Going concern
As of June 30, 2020, the Penguin Business reported net current liabilities of approximately RMB289,555 thousand. As stated in the Reassignment, (a) Tencent shall pay, or cause to be paid, all indebtedness and liabilities of the Business that is due and payable prior to the closing date of the Transaction (the “Overdue Liabilities”); (b) After the closing date of the Transaction, DouYu shall, or shall procure the company which will own and operate the Penguin Business, to pay an amount equal to the total amount of the liabilities of the Penguin Business as of the closing date (excluding any Overdue Liabilities and any liabilities assumed by the company or DouYu pursuant to other related contacts). Consequently, the management believe that Penguin Business will continue as a going concern and have prepared the financial statements on a going concern basis.

2.4	Revenue recognition
Revenue represents the fair value of the consideration received or receivable for the sales of virtual items and the provision of services in the ordinary course of the Penguin Business’s activities and is recorded when control of the promised virtual items or services is transferred at net of value-added tax (“VAT”). The Penguin Business recognizes revenue in accordance with ASC 606 “Revenue from Contracts with Customers” consistently for all periods presented.
The Penguin Business conducts its business through various contracts with customers, including:

(i)	Live streaming
The Penguin Business is principally engaged in operating its own live streaming platforms, which enables broadcasters and viewers to interact with each other during live streaming. It generates revenue from sales of virtual items in the platform. Users purchase the virtual currency in Penguin Business’s

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.4	Revenue recognition (continued)

(i)	Live streaming (continued)

platform and convert into virtual items for use. Virtual currency is non-refundable
but without expiry. Unconsumed virtual currency is recorded as deferred revenue. Virtual currencies used to purchase virtual items are recognized as revenue according to the prescribed revenue recognition policies of virtual items addressed below unless otherwise stated. The Business shares a portion of the sales proceeds of virtual items with broadcasters and talent agencies in accordance with their revenue sharing arrangement.
The Penguin Business evaluates and determines that it is the principal and views users to be its customers. The Penguin Business reports live streaming revenues on a gross basis according to the criteria stated in (iv) below. Accordingly, the amounts billed to users are recorded as revenues and revenue sharing with broadcasters and talent agencies are recorded as cost of revenues. Where the Penguin Business is the principal, it controls the virtual items before they are transferred to users. Its control is evidenced by the Penguin Business ’s sole ability to monetize the virtual items before they are transferred to users and is further supported by the Penguin Business being primarily responsible to users and the discretion in establishing pricing.
The Business designs, creates and offers various virtual items for sales to users with pre-determined
standalone selling price. Sales proceeds are recorded as deferred revenue and recognized as revenue based on the consumption of the virtual items. Virtual items in the Platform are all consumable items, which are consumed upon use. Users can purchase and present consumable items to broadcasters to show support for their favorite broadcasters. Revenue related to each consumable item as a single performance obligation provided on a consumption basis, is recognized at the point in time when the virtual item is transferred directly to the users and consumed by them. The Business does not have further performance obligations to the user after the virtual items are consumed immediately.
Penguin Business may also enter into contracts that can include various combinations of virtual items, which are generally capable of being distinct and accounted for as separate performance obligations. Determining whether those virtual items are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. The purchase of virtual currency includes two major virtual items, a) the virtual currency and b) the virtual points (based on the number of virtual currency purchased), which are considered distinct and accounted for separately under ASC 606. The virtual points itself cannot be purchased on a standalone basis, it can be used to redeem certain virtual items for use and the virtual points generally expired within one month from date of issuance. Judgment is required to determine standalone selling price for each distinct performance obligation and Penguin Business then allocates the arrangement consideration to the separate accounting of each distinct performance obligation based on their relative standalone selling prices. In instances where standalone selling price is not directly observable as Penguin Business does not sell the virtual item separately, such as the virtual points, Penguin Business determines the standalone selling price based on pricing strategies, market factors and strategic objectives. In respect of the virtual points provided on a consumption basis, virtual points used to purchase virtual items are recognized as revenue according to the prescribed revenue recognition policies of virtual items addressed above unless otherwise stated. Although the virtual points have expiry dates, Penguin Business considers the impact of the breakage amount for virtual points is insignificant as historical data shows that virtual points are consumed shortly after they are released to users and the forfeiture

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.4	Revenue recognition (continued)

(i)	Live streaming (continued)

rate remains relatively low for the periods reported, therefore, Penguin Business does not expect to be entitled to a breakage amount for the virtual points.
As the Penguin Business’s live streaming virtual items are generally sold without right of return and the Penguin Business does not provide any other credit and incentive to its users, therefore accounting of variable consideration when estimating the amount of revenue to recognize is not applicable to the Penguin Business’s live streaming business.

(ii)	Online advertising
The Penguin Business primarily generates advertising revenues from sales of various forms of advertising including (i) display-based advertisements in various areas of the platform, and (ii) performance-based advertisements, including native advertisements in cooperation with broadcasters that integrated promotion activities in shows and programs on the live streaming platforms. Advertising contracts are signed to establish the fixed price and the advertising services to be provided. Where the service is transferred to customers, revenues from advertising contracts are recognized ratably over the contract period of display. Revenue from display-based advertising are recognized on number of display/impression basis or ratably over the respective contractual term with the advertisers or their advertising agencies depending on the contractual measures. Revenue from performance-based advertising are recognized when relevant specific performance measures are fulfilled.
The Penguin Business or Tencent Group on behalf of the Penguin Business, also entered into contracts with advertising agencies third-party or entities controlled by Tencent, which represent the Penguin Business in negotiation and contracting with advertisers. The Penguin Business shares with these advertising agencies a portion of the revenues the Penguin Business derives from the advertisers. Revenues are recognized on a gross or net basis based on assessment according to the criteria stated in (iv) below. If revenue for advertising through these advertising agencies are recorded at the gross amount, the portion remitted to advertising agencies, including any cash incentive in the form of commissions, is recorded as cost of revenues. If revenue for advertising through these advertising agencies are recorded at the net amount, cash incentives, in the form of commissions to any advertising agencies based on volume and performance, are accounted for as a reduction of revenue, based on expected performance.

(iii)	Online games distribution revenue
Online games distribution revenue mainly consists of
in-game
purchase revenue shared by the online games operators, including from Tencent Group and others. Online games operated by Tencent Group or others are displayed through our platforms to attract users to download and play. Penguin Business earns revenues from online games operators in accordance with the pre-determined
rate the
in-game
purchase amounts by the users referred by Penguin Business (either the games downloaded or played through our platform). Game distribution revenue is recognized at a point in time when the purchase is made.

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.4	Revenue recognition (continued)

(iv)	Principal agent consideration
The Penguin Business reports the revenue on a gross or net basis depending on whether the Penguin Business is acting as a principal or an agent in a transaction. Same as the detailed analysis on gross basis of revenue recognition in living streaming described in 2.4(i) above, the determination of whether to report the revenues of the Penguin Business on a gross or net basis is based on an evaluation of whether various factors, including but not limited to whether the Penguin Business (i) is the primary obligor in the arrangement; (ii) has latitude in establishing the selling price; (iii) changes the product or performs part of the service; (iv) has involvement in the determination of product and service specifications.

(v)	Contract balance
Contract liabilities primarily consist of deferred revenue for unconsumed virtual in the platforms, where there is still an obligation to be provided by the Penguin Business, which will be recognized as revenue when all of the revenue recognition criteria are met.
The opening balance of deferred revenue related to live streaming business as of January 1, 2019 was RMB22,338 thousand. As of June 30, 2019 and 2020, deferred revenue related to live streaming business were RMB25,149 and RMB23,836 thousand, respectively. During the six months ended June 30, 2019 and 2020, the Penguin Business recognized revenue of live streaming business amounted to RMB22,338 and RMB27,690 thousand, respectively, that was included in the corresponding contract liability balance at the beginning of the periods.
The Penguin Business does not disclose the information about the remaining performance obligations as the performance obligations of the Penguin Business have an expected duration of one year or less.
As of June 30, 2019, the aggregate amount of the transaction price allocated to the remaining performance obligation is RMB25,149 thousand and expected to be recognized as revenue within 12 months.
As of June 30, 2020, the aggregate amount of the transaction price allocated to the remaining performance obligation is RMB23,836 thousand and expected to be recognized as revenue within 12 months.

2.5	Impairment of long-lived assets
For long-lived assets other than investments whose impairment policy is discussed elsewhere in the financial statements, the Penguin Business evaluates for impairment whenever events or changes (triggering events) indicate that the carrying amount of an asset may no longer be recoverable. The Penguin Business assesses the recoverability of the long-lived assets by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to receive from use of the assets and their eventual disposition. Such assets are considered to be impaired if the sum of the expected undiscounted cash flows is less than the carrying amount of the assets. The impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Penguin Business tests impairment of long-lived assets at the reporting unit level when impairment indicator appeared and recognizes impairment in the event that the carrying value exceeds the fair value of each reporting unit. For the periods reported, the Penguin Business has only one reporting unit.

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.5	Impairment of long-lived assets (continued)

Loss of long-lived assets amounting to RMB12,113 thousand and RMB1,132 thousand were recognized in the cost of revenues for the six months ended June 30, 2019 and 2020.

2.6	Intangible assets
There is no intangible asset recorded as the intellectual properties, trademarks, patents and software copyrights of the Business are all self-developed and was expensed when related expenditures incurred.

2.7	Fair value measurements
Fair value reflects the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Penguin Business considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the assets or liabilities.
The Penguin Business applies a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. This guidance specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:
Level 1—Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.
Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.
Level 3—Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect the Penguin Business’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The fair value guidance describes three main approaches to measure the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.
When available, the Penguin Business uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Penguin Business will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

2.	Summary of significant accounting policies (continued)

2.7	Fair value measurements (continued)

The Penguin Business did not have any other financial instruments that were required to be measured at fair value on a recurring basis as of June 30, 2019 and 2020.

3.	Recent accounting pronouncements
In June 2016, the FASB issued ASU
No. 2016-13
“Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. The new guidance amended guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. For available for sale debt securities, credit losses will be presented as an allowance rather than as a write-down. This standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for all entities. In November 2019, the FASB issued ASU
No. 2019-10,
“Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits,
and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Business adopted this new guidance consistently throughout the periods presented. Based on management’s assessment, the adoption of ASU
No. 2016-13
does not have a significant impact on the Penguin Business’s financial statements.
In August 2016, the FASB issued ASU
No. 2016-15
“Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”. This standard clarifies the classification of certain cash receipts and cash payments in the statement of cash flows, including debt prepayment or extinguishment costs, settlement of contingent consideration arising from a business combination, insurance settlement proceeds, and distributions from certain equity method investees. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Business adopted this new guidance consistently throughout the periods presented. Based on management’s assessment, the adoption of ASU
No. 2016-15
does not have a significant impact on the Penguin Business’s financial statements.
In August 2018, the FASB issued ASU
No. 2018-15,
“Intangibles—Goodwill and
Other—Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software. The implementation costs incurred in a hosting arrangement that is a service contract should be presented as a prepaid asset in the balance sheet and expensed over the term of the hosting arrangement to the same line item in the statement of operations as the costs related to the hosting fees. This standard is effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. The amendments should be applied either retrospectively or prospectively to all implementation costs incurred after adoption. Based on management’s assessment, the adoption of ASU
No. 2018-15
does not expect to have a significant impact on the Penguin Business’s financial statements.
In August 2018, the FASB issued ASU
No. 2018-13,
“Fair Value Measurement (Topic 820)”. This standard modifies disclosure requirements related to fair value measurement and is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. The standard also allows for early adoption of any removed or modified disclosures upon issuance while

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

3.	Recent accounting pronouncements (continued)

delaying adoption of the additional disclosures until their effective date. Based on management’s assessment, the adoption of ASU
No. 2018-13
does not have a significant impact on the Penguin Business’s financial statements.
In December 2019, the FASB issued ASU
No. 2019-12,
“Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. Based on management’s assessment, the adoption of ASU
No. 2019-12
does not expect to have a significant impact on the Penguin Business’s financial statements.
In January 2020, the FASB issued ASU
No. 2020-01,
“Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the Emerging Issues Task Force)”. The amendments in this update clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted. Based on management’s assessment, the adoption of ASU
No. 2020-01
does not expect to have a significant impact on the Penguin Business’s financial statements.
In March 2020, the FASB issued ASU
No. 2020-03,
“Codification Improvements to Financial Instruments”. The amendments in this Update are effective for all entities as of March 12, 2020 through December 31, 2022. The amendments related to Issue 1(“Fair Value Option Disclosures”), Issue 2(“Applicability of Portfolio Exception in Topic 820 to Nonfinancial Items”), Issue 4(“Cross-Reference to Line
of-Credit
or Revolving-Debt Arrangements Guidance in Subtopic
470-50”),
and Issue 5(“Cross-Reference to Net Asset Value Practical Expedient in Subtopic
820-10
“) are conforming amendments. For public business entities, the amendments are effective upon issuance of this final update. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years beginning after December 15, 2020. Early application is permitted. The amendment related to Issue 3(“Disclosures for Depository and Lending Institutions “) is a conforming amendment that affects the guidance in the amendments in Accounting Standards Update
2019-04, Codification
Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. That guidance relates to the amendments in
2016-01, Financial
Instruments—Overall (Subtopic
825-10):
Recognition and Measurement of Financial Assets and Financial Liabilities. The effective date of Update
2019-04
for the amendments to Update
2016-01
is for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The amendments of Issues 6 (“Interaction of Topic 842 and Topic 326 “) clarify that the contractual term of a net investment in a lease determined in accordance with Topic 842 should be the contractual term used to measure expected credit losses under Topic 326. The amendments of Issues 6 clarify that when an entity regains control of financial assets sold, an allowance for credit losses should be recorded in accordance with Topic 326. For entities that have not yet adopted the amendments related to Update
2016-13,
the effective dates and the transition

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

3.	Recent accounting pronouncements (continued)

requirements for amendments of Issue 6 and Issue 7 (“Interaction of Topic 326 and Subtopic
860-20
“) are the same as the effective date and transition requirements in Update
2016-13.
For entities that have adopted the guidance in Update
2016-13,
the amendments of Issue 6 and Issue 7 are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For those entities, the amendments should be applied on a modified-retrospective basis by means of a cumulative-effect adjustment to opening retained earnings in the statement of financial position as of the date that an entity adopted the amendments in Update
2016-13.
Based on management’s assessment, the adoption of ASU
No. 2020-03
does not expect to have a significant impact on the Penguin Business’s financial statements.
In March 2020, the FASB issued ASU
No. 2020-04,
“Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting”. The amendments in this update are effective for all entities as of March 12, 2020 through December 31, 2022. The amendments in this update provide optional expedients and exceptions for applying generally accepted accounting principles (GAAP) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. Based on management’s assessment, the adoption of ASU
No. 2020-04
does not expect to have a significant impact on the Penguin Business’s financial statements.

4.	Revenues

	Six months ended June 30,
(In thousands)	2019	2020
Revenue from live streaming	509,644	439,122
Revenue from online games distribution	32,756	14,786
Revenue from online advertising	12,926	7,975

Total	555,326	461,883

5.	Income taxes
The Penguin Business is subject to corporate income tax in the PRC at a statutory tax rate of 15%. During the six months ended June 30, 2019 and 2020, no PRC corporate income tax has been provided for as the Penguin Business has no estimated assessable profit for the periods.
No deferred income tax was recognized in respect of any tax losses incurred by Penguin Business during the periods as Penguin Business does not constitute a tax entity in the PRC.

6.	Share-based awards
Tencent Holdings operates a number of share-based compensation plans (including share option scheme and share award scheme), under which Tencent Group including Penguin Business receives services from employees as consideration for equity instruments (including share options and awarded shares) of Tencent Holdings.
Compensation expenses recognized for share-based awards were as follow:
During the six months ended June 30, 2019 and 2020, total share-based compensation expenses recognized were RMB7,320 thousand and RMB10,094 thousand, respectively, in respect of the share options and/or shares awarded granted to the employees attributable to Penguin Business.

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

6.	Share-based awards (continued)

(a)	Restricted Shares Units
Tencent Holdings has adopted certain share award scheme (the “Share Award Scheme”) as of June 30, 2020, which is managed by an independent trustee appointed by Tencent Group (the “Trustee”). The vesting period of the awarded share is determined by the Board of Directors of Tencent Holdings.
The fair value of the awarded shares was calculated based on the market price of Tencent Holdings’ shares at the respective grant date. The expected dividends during the vesting period have been taken into account when assessing the fair value of these awarded shares.
A summary of the Restricted Shares Units activities granted by Tencent Holdings to the employees attributable to Penguin Business for the six months ended June 30, 2019 and 2020 is presented below:

Number of restricted shares units	Number of restricted shares units	Weighted average grant-date fair value (HKD)
At January 1, 2019	105,745	292.92
Transferred (Note)	(43,380)	294.83

At June 30, 2019	62,365	291.60

At January 1, 2020	81,280	340.07
Transferred (Note)	(9,853)	346.27
Lapsed/forfeited	(1,195)	357.70
Vested	(540)	354.40

At June 30, 2020	69,692	338.78

Expected to vest at June 30, 2020	61,866	350.48

Note:
Refer to the restricted shares units owned by staffs transferred out of Penguin Business during the periods.
As of June 30, 2020, total unrecognized compensation expense relating to the restricted shares units was HKD7,665 thousand. The expense is expected to be recognized over a weighted average period of 1.33 years.

(b)	Share options
Tencent Holdings has adopted several share option schemes. The board of Tencent Holding may, at its discretion, grant options to any qualifying participants to subscribe for shares in Tencent Holdings, subject to the terms and conditions stipulated therein. The exercise price must be in compliance with the requirement under the Rules Governing the Listing of Securities on the Stock Exchange. In addition, the option vesting period is determined by the board of Tencent Holdings provided that it is not later than the last day of a
7-year
period for the relevant share option schemes after the date of grant of option.

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

6.	Share-based awards (continued)

(b)	Share options (continued)

A summary of the movements in the share options granted by Tencent Holdings to the employee attributable to Penguin Business during for the six months ended June 30, 2019 and 2020 is as follows:

	Number of share options	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
		(HKD)	(years)	(HKD)
Outstanding as of January 1, 2019	22,960	331.05	6.04	—
Outstanding as of June 30, 2019	22,960	331.05	5.54	467,298
Outstanding as of January 1, 2020	22,960	331.05	5.04	995,378
Outstanding as of June 30, 2020	22,960	331.05	4.54	3,847,010
Expected to vest as of June 30, 2020	14,070	341.99	4.63	2,203,475
Exercisable as of June 30, 2020	8,531	311.85	4.37	1,593,160
As of June 30, 2020, total unrecognized compensation expense relating to the share options was HKD311 thousand. The expense is expected to be recognized over a weighted-average remaining vesting period of 1.21 years.

7.	Equipment, net
Equipment consists of the following:

(In thousands)	December 31, 2019	June 30, 2020
Computer-total original costs	2,179	2,170
Less: accumulated depreciation	(926)	(901)

Net book value	1,253	1,269

Depreciation expenses recognized in cost of revenues for the six months ended June 30, 2019 and 2020 were RMB294 thousand and RMB362 thousand, respectively.

8.	Accounts payable, accrued liabilities and other current liabilities

(In thousands)	December 31, 2019	June 30, 2020
Accounts payable to suppliers	122,645	136,794
Accrued marketing expenses	17,356	8,669
Salaries payables	18,330	11,528
Accrued professional fees	60	—
Others	133	46

Total	158,524	157,037

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

9.	Costs of revenues

	Six months ended June 30,
(In thousands)	2019	2020
Revenue sharing fees and content costs	518,621	488,056
Bandwidth costs	96,934	87,214
Salaries and welfare	26,946	41,741
Payment handling costs	6,716	2,770
Others	12,027	13,976

Total	661,244	633,757

10.	Related party transactions
The following is the significant related party transactions entered into in the ordinary course of business between Penguin Business and its related parties (who consist of (i) Tencent Group Entities and (ii) entities outside Tencent group but meet the definition of related parties from Penguin Business’s perspective, as if Penguin Business is a subsidiary of Tencent) in addition to the related party information shown elsewhere in the financial statements:

	Six months ended June 30,
(In thousands)	2019	2020
- Revenue sharing fees and content costs	74,734	79,057
- Purchase of intelligent property copyright of online games	40,000	59,874
- Bandwidth and server custody costs	96,934	87,214
- Advertising and promotion expenses	780	13,337

Allocation of expenses (Note 2.1(e), Note b) :
- Employee benefits expenses	1,182	1,764
- Other expenses (note c)	15,815	15,370

(In thousands)	December 31, 2019	June 30, 2020
- Accounts payable	55,303	107,158
- Accrued liabilities and other current liabilities	5,719	4,206
Notes:

(a)	The payables to related parties are unsecured, interest-free and payable on demand.

(b)	The allocated portion for the six months ended June 30, 2019 and 2020 are included in cost of revenue, research and development expenses, selling expenses and general and administrative expenses.

(c)
Other expenses mainly represented shared expenses primarily related to workplace resources and certain corporate functions that attributable to Penguin Business and are mainly made on a basis reasonably considering proportion of headcount, infrastructure usage metrics and active degree of each business segment.

PENGUIN BUSINESS
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
(Amounts in RMB unless otherwise stated)

11.	Commitments and contingencies
As of June 30, 2020, the Business has future minimum purchase commitment related to the purchase of game broadcasting copyrights of RMB83,645 thousand.

12.	Subsequent events
Starting in January 2020, there was an outbreak of coronavirus in China and it rapidly spread globally. In March 2020, the World Health Organization declared
COVID-19
as a global pandemic. Based on management’s preliminary assessment, there was no significant impact on the results of operation and financial position of the Business subsequent to the six months ended June 30, 2020 and up to the date of the issuance of the financial statements. However, due to the evolving situation and global spread, there remains a high degree of uncertainty in the long-term impact to the Business. The Business will continue to evaluate the impact on the results of operation and financial position of the Business and react actively as the situation evolves.
Pursuant to the Reassignment dated October 12, 2020, Tencent Holdings agreed to reassign its interest in the Penguin Business to DouYu, for a total consideration of US$500,000,000.
Penguin Business has evaluated any subsequent events to June 30, 2020 and their impact on the reported results and disclosures, through November 10, 2020, the date of these financial statements were issued.

ANNEX A: MERGER AGREEMENT
Execution Version
AGREEMENT AND PLAN OF MERGER
dated as of October 12, 2020
among
HUYA Inc.,
Tiger Company Ltd.,
DouYu International Holdings Limited
and
Nectarine Investment Limited
(solely for purposes of the Specified Provisions)

AGREEMENT
AND PLAN OF
MERGER

A-i

A-ii

EXHIBITS

EXHIBIT A –	Plan of Merger
EXHIBIT B –	Principles of Lockup Undertaking and Securities Account Monitoring Agreement

A-iii

Glossary of Defined Terms

Accelerating RSU Holders	A-51
Accelerating RSUs	A-51
Acquisition Proposal	A-42
Additional Huya Shares	A-23
Affiliate	A-60
Aggregate ADS Payment	A-6
Agreement	A-1, A-A-1
Articles of Association	A-2
Assumed RSU Award	A-4
Bankruptcy and Equity Exception
Business Day	A-60
Cayman Companies Law	A-2
Certificates	A-5
Claim	A-45
Closing	A-2
Closing Date	A-2
Code	A-60
Contract	A-14
COVID-19 Measures	A-60
Data Protection Laws	A-15, A-28
Dissenters Shares
DouYu	A-1, A-A-1
DouYu ADSs	A-3, A-A-2
DouYu Affiliate	A-15
DouYu Agreements	A-14
DouYu Benefit Plan	A-16
DouYu Board	A-1
DouYu Board Recommendation	A-42
DouYu Change of Recommendation	A-42
DouYu Closing Dividend	A-49
DouYu Deposit Agreement	A-5
DouYu Depositary	A-5
DouYu Disclosure Schedule	A-9
DouYu Dividend Record Date	A-49
DouYu Employees	A-60
DouYu Financial Advisor	A-21
DouYu Intellectual Property	A-60
DouYu IP Agreements	A-61
DouYu IT Systems	A-20
DouYu Licensed Intellectual Property	A-61
DouYu Material Adverse Effect	A-61
DouYu Material Contract	A-19
DouYu Memorandum and Articles of Association	A-9
DouYu Owned Intellectual Property	A-61
DouYu Permits	A-14
DouYu PRC Subsidiaries	A-20
DouYu Record ADS Holders	A-43
DouYu Related Party	A-61
DouYu Restricted Share Unit Scheme	A-61

A-iv

DouYu RSU Awards	A-61
DouYu RSU Trustee
DouYu SEC Reports	A-11
DouYu Share	A-A-1
DouYu Share Incentive Plan	A-61
DouYu Shareholders	A-1
DouYu Shareholders Meeting	A-61
DouYu Shares	A-A-1
DouYu Software	A-61
DouYu Special Committee	A-61
DouYu VIE Contracts	A-61
DouYu VIEs	A-61
DouYu Voting Agreement	A-1
DouYu Voting Agreements	A-1
DouYu Voting Shareholders	A-1
Effective Time	A-2
ERISA	A-53
Exchange Act	A-11
Exchange Agent	A-5
Exchange Fund	A-5
Exchange Ratio	A-3
Excluded Shares	A-4
Expenses	A-47
FCPA	A-15
Form F-4	A-41
GAAP	A-12
Government Official	A-15
Governmental Entity	A-14
HKIAC	A-58
HKIAC Rules	A-59
Huya	A-A-1
Huya ADSs	A-A-2
Huya Agreements	A-27
Huya Benefit Plan	A-29
Huya Board	A-1
Huya Class A Shares	A-3
Huya Class B Shares	A-23
Huya Closing Dividend	A-49
Huya Deposit Agreement	A-5
Huya Depositary	A-5
Huya Disclosure Schedule	A-22
Huya Dividend Record Date	A-49
Huya Employees	A-61
Huya Financial Advisor	A-34
Huya Financial Information	A-25
Huya Intellectual Property
Huya IP Agreements	A-62
Huya IT Systems	A-33
Huya Licensed Intellectual Property	A-62
Huya Material Adverse Effect	A-62
Huya Material Contract	A-31

A-v

Huya Memorandum and Articles of Association	A-22
Huya Option	A-62
Huya Owned Intellectual Property	A-62
Huya Permits	A-27
Huya PRC Subsidiaries	A-33
Huya Related Party	A-62
Huya RSU Awards	A-62
Huya SEC Reports	A-24
Huya Share Incentive Plan	A-62
Huya Shareholders	A-23
Huya Shares	A-23
Huya Software	A-62
Huya Special Committee	A-62
Huya VIE Contracts	A-62
Huya VIEs	A-62
Indemnified Parties	A-45
Intellectual Property	A-62
IT Assets	A-63
Judgment	A-14
know	A-63
knowledge	A-63
Law	A-63
Lien	A-63
Material Adverse Effect	A-63
Merger	A-1, A-A-1
Merger Consideration	A-3, A-A-2
Merger Sub	A-1, A-A-1
No Vote Termination Fee	A-64
Non-Required Remedy	A-45
Notice Date	A-50
Off-the-Shelf Software	A-64
Outside Date	A-54
Parties	A-1
Per ADS Merger Consideration	A-3, A-A-2
Per Share Merger Consideration	A-3, A-A-2
Permitted Liens	A-64
Person	A-64
Plan of Merger	A-2
PRC	A-64
PRC Anti-Bribery Laws	A-15
PRC Regulatory Filings	A-64
Proceedings	A-14
Proxy Mailing Date	A-41
Proxy Statement	A-41
Public Software	A-64
Purported Dissenting Shareholder	A-7
Reassignment Agreement	A-1
Record Date	A-43
Registered	A-64
Representative	A-42
Required DouYu Vote	A-11
Review Date	A-12

A-vi

SAFE	A-15
SAFE Circular 37	A-64
SAFE Circular 7	A-65
Schedule 13E-3	A-41
SEC	A-65
Section 238	A-7
Section 239	A-7
Securities Act	A-11
Share Issuance	A-41
Software	A-65
Specified Provisions	A-1
Statutory DouYu Benefit Plan	A-16
Statutory Huya Benefit Plan	A-29
Subsidiary	A-65
Surviving Corporation	A-A-1
Takeover Statute	A-47
Tax	A-65
Tax Group	A-17
Tax Returns	A-65
Taxes	A-65
Taxing Authority	A-65
Tencent	A-1
Tencent Indemnitees	A-50
Termination Fee	A-65
Transaction Agreements	A-65
UGC Agreements	A-65
Uncertificated Shares	A-5
US$	A-65
Vesting Acceleration	A-B-1
Wholly Owned DouYu Subsidiaries
Wholly Owned Huya Subsidiaries
Wuhan DouYu	A-65
Wuhan Ouyue	A-65

A-vii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “
Agreement
”), dated October 12, 2020, is by and among HUYA Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
Huya
”), Tiger Company Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of Huya (“
Merger Sub
”), DouYu International Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
DouYu
”, together with Huya, Merger Sub and DouYu, the “
Parties
”), and, solely for purposes of
Sections 1.3
,
6.1
,
6.2
,
6.3
,
7.1
,
7.3
,
7.4
,
7.7
,
7.11
,
7.12
,
7.13
,
7.14
,
7.17
,
7.18
,
7.19
,
7.20
,
7.22
and
Articles III
,
IV
,
V
,
VIII
,
IX
and
X
(collectively, the “
Specified Provisions
”), Nectarine Investment Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands and a wholly owned Subsidiary of Tencent Holdings Limited (“
Tencent
”). Certain capitalized terms used in this Agreement are used as defined in
Section 10.13
.
WHEREAS, (a) the board of directors of Huya (the “
Huya Board
”), acting upon the unanimous recommendation of the Huya Special Committee, and the sole director of Merger Sub have (i) approved the merger of Merger Sub with and into DouYu (the “
Merger
”), with DouYu surviving the Merger as the surviving company (as defined in the Cayman Companies Law) upon the terms and subject to the conditions set forth in this Agreement and becoming a direct wholly owned Subsidiary of Huya as a result of the Merger, (ii) approved the execution, delivery and performance by Huya and Merger Sub, as the case may be, of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, including the Share Issuance and the Huya Closing Dividend, and (iii) approved the execution, delivery and performance by Merger Sub of the Plan of Merger; and (b) Huya, as the sole shareholder of Merger Sub, has approved the execution, delivery and performance by Merger Sub of this Agreement, the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby;
WHEREAS, the board of directors of DouYu (the “
DouYu Board
”), acting upon the unanimous recommendation of the DouYu Special Committee, has (i) determined that it is in the best interests of DouYu and its shareholders (the “
DouYu Shareholders
”), and declared it advisable, to enter into this Agreement and the Plan of Merger, (ii) approved the execution, delivery and performance by DouYu of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby, including the DouYu Closing Dividend, and (iii) resolved to recommend the approval and authorization by way of special resolution of this Agreement, the Merger, the Plan of Merger and other transactions contemplated herein by the DouYu Shareholders;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Parties to enter into this Agreement, each of Shaojie Chen and Wenming Zhang (together, the “
DouYu Voting Shareholders
”), has executed and delivered to Tencent, Huya and DouYu a voting agreement dated as of the date hereof, between each such DouYu Voting Shareholder, Tencent, Huya and DouYu (together with the schedules and exhibits attached thereto, each, a “
DouYu Voting Agreement
” and together, the “
DouYu Voting Agreements
”); and
WHEREAS, concurrently with the execution and delivery of this Agreement, Tencent and DouYu entered into that certain Reassignment Agreement, dated the date hereof (the “
Reassignment Agreement
”), pursuant to which, among other things, Tencent agreed to novate and transfer certain business cooperation agreement and control agreements to DouYu, and Tencent agreed to cause Shenzhen Tencent Computer Systems Company Limited (in Chinese, “
深圳市腾讯计算机系统有限公司
”), and Shenzhen Chuanghai Digital Company Limited (in Chinese, “
深圳市创海数码有限公司
”) (“
Chuanghai Digital
”), and DouYu agreed to cause Wuhan Douyu Culture Network Technology Co., Ltd. (in Chinese “
武汉斗鱼鱼乐网络科技有限公司
”), a wholly owned Subsidiary of DouYu, to enter into certain other documents, such that upon completion of the transactions contemplated in the Reassignment Agreement, DouYu would beneficially own and take control of Chuanghai Digital, which would own and operate the Acquired Business (as defined under the Reassignment Agreement). The closing of the transactions contemplated under the Reassignment Agreement is conditioned on, and is expected to occur substantially concurrently with, the closing of the Merger.
NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties and, with respect to the Tencent Provisions, Tencent hereby agree as follows:
ARTICLE I.
THE MERGER
Section 1.1
The Merger
. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Islands Companies Law (2020 Revision) (the “
Cayman Companies Law
”), Merger Sub shall be merged with and into DouYu. Following the Merger, Merger Sub shall cease to exist and will be struck off the Register of Companies in the Cayman Islands and DouYu shall continue as the surviving company (as defined in the Cayman Companies Law) (the “
Surviving Corporation
”) under the Laws of the Cayman Islands and become a wholly-owned Subsidiary of Huya.
Section 1.2
Effective Time
. Subject to the provisions of this Agreement, Merger Sub and DouYu shall execute a plan of merger (the “
Plan of Merger
”) substantially in the form contained in
Exhibit A
hereto and the Parties shall file the Plan of Merger and other documents required to effect the Merger pursuant to the Cayman Companies Law with the Registrar of Companies of the Cayman Islands as provided in Section 233 of the Cayman Companies Law on or as soon as practicable after the Closing Date. The Merger shall become effective on the date specified in the Plan of Merger in accordance with the Cayman Companies Law (the “
Effective Time
”).
Section 1.3
Closing of the Merger
. Unless otherwise mutually agreed in writing among the Parties and Tencent, the closing of the Merger (the “
Closing
”) will take place at 10:00 a.m. (Hong Kong time) electronically, on a date to be agreed among DouYu, Huya and Tencent (the “
Closing Date
”), which shall be no later than the fifth (5th) Business Day immediately following the satisfaction or waiver of the last of the conditions set forth in
Article VIII
(other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) or another time agreed in writing by DouYu, Huya and Tencent.
Section 1.4
Effects of the Merger
. The Merger shall have the effects specified in the Cayman Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall succeed to and assume all the rights, property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges, mortgages, charges or security interests and all contracts, obligations, claims, debts and liabilities of Merger Sub and DouYu in accordance with the Cayman Companies Law.
Section 1.5
Memorandum and Articles of Association
. At the Effective Time, in accordance with the Plan of Merger, DouYu will adopt the memorandum of association and articles of association of Merger Sub as in effect immediately prior to the Effective Time as the memorandum of association and articles of association (the “
Articles of Association
”) of the Surviving Corporation until thereafter amended in accordance with applicable Law and the Articles of Association; save and except (a) all references to the name of the Surviving Corporation shall be amended to “DouYu International Holdings Limited” and (b) all references therein to the authorized share capital of the Surviving Corporation shall be amended to refer to the correct authorized share capital of the Surviving Corporation as approved in the Plan of Merger; and (c) the Articles of Association shall include such indemnification provisions as required by
Section 7.6
.
Section 1.6
Directors
. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, each to hold office in accordance with the Articles of Association until their respective death, resignation, or removal or until their respective successors are duly elected and qualified.
Section 1.7
Officers
. The officers of DouYu immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Association until their respective death, resignation, or removal or until their successors are duly elected or appointed and qualified.
Section 1.8
Regulatory filings
. Each of Merger Sub and DouYu agrees and undertakes with the other that it will, and/or will procure that a member of its board of directors will, give, execute and file with the Registrar of Companies of the Cayman Islands such certificates, documents, declarations, undertakings and confirmations, and pay such fees, as may be required to be filed pursuant to section 233 of the Cayman Companies Law in order to consummate the Merger.
ARTICLE II.
CONVERSION OF SECURITIES
Section 2.1
Conversion of Securities
. At the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the DouYu Shareholders:
(a)
Securities of Merger Sub
. Each ordinary share, par value US$0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable
ordinary share, par value US$0.0001 per share, of the Surviving Corporation. Such conversion shall be effected by means of the cancellation of such shares of Merger Sub, in exchange for the right to receive one such ordinary share of the Surviving Corporation. Such ordinary share shall be the only issued and outstanding share capital of the Surviving Corporation.
(b)
Merger Consideration
.
(i) Other than as provided in
Section 2.1(b)(ii)
, each ordinary share, par value US$0.0001 per share, of DouYu issued and outstanding immediately prior to the Effective Time (individually, a “
DouYu Share
” and collectively, the “
DouYu Shares
”) (other than DouYu Shares represented by DouYu ADSs, the Excluded Shares and any Purported Dissenters Shares), shall be canceled in exchange for the right of the holder of the relevant DouYu Share to receive 7.30
(the “
Exchange Ratio
”) validly issued, fully paid,
non-assessable
Class A ordinary shares, par value US$0.0001 per share, of Huya (“
Huya Class
 A Shares
”) (such number of shares, the “
Per Share Merger Consideration
”).
(ii) Each American depositary share of DouYu, each of which represents one-tenth
(1/10) of a DouYu Share (the “
DouYu ADSs
”), issued and outstanding immediately prior to the Effective Time, together with the DouYu Shares represented by such DouYu ADSs, shall be canceled in exchange for the right of the holder of the relevant DouYu ADS, at the direction of the DouYu Depositary, to receive 0.730 American depositary shares of Huya, each of which represents one Huya Class A Share (the “
Huya ADSs
”) (such number of Huya ADSs, the “
Per ADS Merger Consideration
” and together with the Per Share Merger Consideration, the “
Merger Consideration
”).
As of the Effective Time, all DouYu Shares, including DouYu Shares represented by DouYu ADSs, shall, by virtue of the Merger and without any action on the part of its holder, automatically be canceled, shall no longer be issued or outstanding and shall cease to exist and the register of members of DouYu will be amended accordingly. Each DouYu Share (other than DouYu Shares represented by DouYu ADSs, the Excluded Shares and any Purported Dissenters Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration and each DouYu Share represented by ten (10) DouYu ADSs, together with such DouYu ADSs, shall thereafter represent only the right to receive the Per ADS Merger Consideration, as the case may be, without interest, and any Purported Dissenters Shares shall thereafter represent only the right to receive the applicable payments due and owing as referred to in
Section 2.6
.

(c)
Cancellation of DouYu Shares
. Notwithstanding
Section 2.1(b)
, each DouYu Share and each DouYu ADS issued and outstanding immediately prior to the Effective Time that is (i) issued to and held by DouYu Employee Benefit Trust (the “
DouYu RSU Trust
”), or (ii) repurchased and held by DouYu in treasury either in the form of DouYu Shares or DouYu ADSs (collectively, the “
Excluded Shares
”) shall, by virtue of the Merger and without any action on the part of its holder, automatically be canceled, shall no longer be issued or outstanding and shall cease to exist, and the register of members of DouYu will be amended accordingly, and no consideration shall be delivered or deliverable in exchange therefor.
(d)
Untraceable Shareholders
. The Per Share Merger Consideration shall not be issued or delivered to DouYu Shareholders who are untraceable unless and until, except as provided below, they notify the Exchange Agent of their current contact details prior to the Effective Time. A DouYu Shareholder will be deemed to be untraceable if (i) it, he or she has no registered address in the register of members maintained by DouYu, (ii) on the last two consecutive occasions on which a dividend has been paid by DouYu, a check payable to such shareholder either (A) has been sent to such shareholder and has been returned undelivered or has not been cashed or (B) has not been sent to such shareholder because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to DouYu or (iii) notice of the DouYu Shareholders Meeting has been sent to such shareholder and has been returned undelivered.
(e)
Certain Adjustments
. Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the issued and outstanding DouYu Shares or Huya Class A Shares, as applicable, or securities convertible into or exchangeable or exercisable for DouYu Shares or Huya Class A Shares, as applicable, shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any share dividend, subdivision, reclassification, recapitalization, split, combination, consolidation, readjustment, exchange of shares or similar transaction, the Per Share Merger Consideration and Per ADS Merger Consideration shall be appropriately adjusted to reflect such share dividend, subdivision, reclassification, recapitalization, split, combination, consolidation, readjustment, exchange of shares or similar transaction.
Section 2.2
Treatment of DouYu RSU Awards
.
(a) As of the Effective Time, without any action on the part of the holders thereof, each DouYu RSU Award that is outstanding and unvested and held directly by the applicable grantee immediately prior to the Effective Time shall be assumed by Huya and converted into a restricted share unit award (an “
Assumed RSU Award
”) with respect to a number of Huya Class A Shares equal to the product obtained by multiplying (i) the applicable number of DouYu Shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) the Exchange Ratio, rounded to the nearest whole share. Each Assumed RSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding DouYu RSU Award immediately prior to the Effective Time (taking into account any changes thereto by reason of this Agreement or the Merger), except that (x) Huya shall take all necessary actions to reflect such changes to the terms and conditions applicable to the Assumed RSU Awards as set forth in
Section 2.2(a)
of the DouYu Disclosure Schedule, effective as of the Effective Time and (y) Huya may modify terms rendered inoperative by reason of the Merger or make such other adjustments as in the reasonable and good faith determination of Huya are appropriate to effectuate the administration of the Assumed RSU Award, provided that any such modification or adjustment shall not cause any adverse economic impact on the Assumed RSU Awards.
(b) As of the Effective Time, without any action on the part of the holders thereof, each DouYu RSU Award that is outstanding and vested and held directly by the applicable grantee immediately prior to the Effective Time shall be canceled in exchange for the right to receive a number of Huya Class A Shares equal to the product obtained by multiplying (i) the applicable number of DouYu Shares subject to such DouYu RSU Award immediately prior to the Effective Time by (ii) the Exchange Ratio, rounded to the nearest whole share. For the avoidance of doubt, each vested DouYu RSU Award that has exchanged for DouYu Shares or DouYu ADSs prior to the Effective Time shall be deemed canceled and shall not be entitled to any right under this
Section 2.2(b)
.
(c) DouYu shall take all actions necessary to (i) effect the measures contemplated in this
Section 2.2
, including but not limited to the adoption of any plan amendments, obtaining DouYu Board approval, and/or obtaining the necessary employee consents and (ii) to ensure that from and after the Effective Time neither Huya nor the Surviving Corporation will be required to issue DouYu Shares, other share capital of the Surviving Corporation or any other consideration (other than as required by this
Section 2.2
) to any Person pursuant to or in settlement of DouYu RSU Awards or any other awards granted under the DouYu Restricted Share Unit Scheme.
(d) Subject to the terms of this
Section 2.2
, at the Effective Time, Huya shall assume all the obligations of DouYu under the DouYu Restricted Share Unit Scheme with such amendment and modification as the Huya Board may decide, each Assumed RSU Award and the agreements evidencing the grants thereof, and the number and kind of shares available for issuance under the DouYu Restricted Share Unit Scheme shall be adjusted to reflect Huya Class A Shares and any other change that the Huya Board may decide, provided that any such modification or adjustment shall not cause any adverse economic impact on the Assumed RSU Awards.
Section 2.3
Exchange Fund
.
(a) Subject to the conditions and terms of the deposit agreement, dated as of July 16, 2019 (the “
DouYu Deposit Agreement
”), entered into by and among DouYu, JPMorgan Chase Bank, N.A. (the “
DouYu Depositary
”), as depositary, and all holders and beneficial owners from time to time of DouYu ADSs, prior to the Effective Time, Huya shall, subject to DouYu’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed), appoint a commercial bank or trust to act as exchange agent hereunder for the purpose of canceling DouYu Shares and DouYu ADSs in exchange for the Per Share Merger Consideration and the Per ADS Merger Consideration, as applicable (the “
Exchange Agent
”).
(b) At or prior to the Effective Time, Huya shall (i) deposit with, allot and issue to, the Exchange Agent, for the benefit of the holders of DouYu Shares (other than holders of Excluded Shares and Purported Dissenters Shares) a number of Huya Class A Shares sufficient to settle the Per Share Merger Consideration provided in
Section 2.1(b)
and (ii) cause Deutsche Bank Trust Company Americas, as depositary (the “
Huya Depositary
”), to deposit with, allot and issue to, the Exchange Agent, for the benefit of the holders of DouYu ADSs (other than holders of Excluded Shares) a number of Huya ADSs sufficient to settle the Per ADS Merger Consideration provided in
Section 2.1(b)
. The Huya ADSs shall be issued in accordance with the deposit agreement, dated as of May 10, 2018 (the “
Huya Deposit Agreement
”), entered into by and among Huya, the Huya Depositary and all holders and beneficial owners from time to time of the Huya ADSs. The Huya Class A Shares and Huya ADSs deposited with, allotted and issued to, the Exchange Agent are collectively referred to as the “
Exchange Fund
”.
Section 2.4
Exchange Procedures
.
(a)
Holders of DouYu Shares:
(i) promptly after the Effective Time (and in any event within five (5) Business Days thereafter), the Surviving Corporation shall cause the Exchange Agent to mail to each registered holder of DouYu Shares (other than the DouYu Depositary and holders of Excluded Shares and Purported Dissenters Shares) (A) a form of letter of transmittal (which shall specify how the delivery of the Merger Consideration to such registered holders of DouYu Shares shall be effected) and (B) instructions for effecting the surrender of any and all share certificates which have been issued representing such DouYu Shares (the “
Certificates
”). Each registered holder of DouYu Shares (including DouYu Shares not represented by a Certificate (“
Uncertificated Shares
”)), excluding for the avoidance of doubt the DouYu Depositary and holders of Excluded Shares and Purported Dissenters Shares, shall be entitled to receive the Per Share Merger Consideration, without interest, for each DouYu Share (including DouYu Shares formerly represented by a Certificate and Uncertificated Shares) canceled at the Effective Time multiplied by (x) the number of DouYu Shares represented by such Certificate (or declaration of loss or non-receipt
and, if applicable, indemnity in the

required form and in compliance with
Section 2.9
) or (y) the number of Uncertificated Shares, as the case may be, provided
that each holder of a Certificate shall be required to surrender such Certificate (or a declaration of loss or non-receipt
and, if applicable, indemnity in the required form and in compliance with
Section 2.9
) to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, and the Certificate so surrendered shall forthwith be canceled; and (ii) if the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the canceled DouYu Shares are registered, it shall be a condition of payment that (A) a share transfer form in respect of DouYu Shares represented by the Certificate so surrendered (if any) shall be in a proper form to transfer the relevant DouYu Shares and (B) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of such canceled DouYu Shares and shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Upon the cancellation of any DouYu Shares at the Effective Time, the registered holder of such canceled DouYu Shares shall have no further rights in respect of such canceled DouYu Shares, and each Certificate in respect of such canceled DouYu Shares shall be deemed at any time after the Effective Time to represent only the right to receive the Per Share Merger Consideration as contemplated by this
Article II
, without interest.
(b)
Holders of DouYu ADSs
. Notwithstanding anything to the contrary set forth in
Section 2.4(a)
above, promptly after the Effective Time (and in any event within five (5) Business Days thereafter), the Surviving Corporation and the Exchange Agent shall mail to the DouYu Depositary (A) a form of letter of transmittal (which shall specify how the delivery of the Per ADS Merger Consideration to (or to the order of) the DouYu Depositary shall be effected); and (B) instructions for effecting the surrender of any and all Certificates representing DouYu Shares in the form of DouYu ADSs. The DouYu Depositary shall be entitled to receive the Per ADS Merger Consideration, without interest, for each DouYu Share held by the DouYu Depositary in respect of which a DouYu ADS has been issued (the “
Aggregate ADS Payment
”),
provided
that the DouYu Depositary shall be required to surrender such Certificates it holds to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, and the Certificates so surrendered shall forthwith be canceled. Promptly after the payment of the Aggregate ADS Payment (and in any event within five (5) Business Days thereafter), and subject to the DouYu Deposit Agreement, the Surviving Corporation and the Exchange Agent shall cause the DouYu Depositary to mail to each registered holder of DouYu ADSs (other than holders of Excluded Shares) (X) a form of letter of transmittal (which shall specify how the delivery of the Per ADS Merger Consideration to the registered holders of DouYu ADSs shall be effected); and (Y) instructions for effecting the surrender of any and all ADRs (as such term is defined in the DouYu Deposit Agreement) evidencing DouYu ADSs. Each holder registered on the register of ADRs of DouYu of such DouYu ADSs canceled at the Effective Time shall be entitled to receive the Per ADS Merger Consideration for each DouYu ADS canceled at the Effective Time multiplied by the number of DouYu ADSs held by such holder, provided
that each holder of an ADR shall be required to surrender such ADR to the DouYu Depositary together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the DouYu Depositary, and the ADRs so surrendered shall forthwith be canceled pursuant to the DouYu Deposit Agreement. Each ADR in respect of such canceled DouYu ADS shall be deemed at any time after the Effective Time to represent only the right to receive the Per ADS Merger Consideration as contemplated by this
Article II
. Notwithstanding anything to the contrary set forth in this
Section 2.4(b)
, DouYu ADS Holders shall pay the DouYu ADS cancellation fee payable to DouYu Depositary and the Huya ADS issuance fee payable to the Huya Depositary.
(c)
Settlement of Fractional Securities
. No fractional Huya Class A Shares or Huya ADSs shall be issued to holders of DouYu Shares and DouYu ADSs as part of the total Merger Consideration. The Exchange Agent shall (i) receive all Huya ADSs not used for share exchange in the Merger because of the existence of fractional Huya Class A Shares or Huya ADSs and (ii) sell such Huya ADSs on behalf of the holders of fractional Huya Class A Shares or Huya ADSs on the New York Stock Exchange and pass on the net proceeds due and payable to such holders of DouYu Shares and DouYu ADSs in cash. Each holder of DouYu Shares or DouYu ADSs (except the holders of the Excluded Shares and Purported Dissenters Shares) who would have received fractional Huya Class A Shares or Huya ADSs but for this
Section 2.4(c)
shall receive a cash payment representing such holder’s proportionate interest in the net proceeds from the sale by the Exchange Agent pursuant to this
Section 2.4(c)
.
(d)
Arrangements with Depositaries.
Each of Huya and DouYu will use reasonable efforts to put into place appropriate arrangements with the Huya Depositary and the DouYu Depositary to give effect to this
Article II
.
Section 2.5
Transfer Books; No Further Ownership Rights
. Subject to
Section 2.6
, the Merger Consideration paid in respect of the cancellation of DouYu Shares and DouYu ADSs in accordance with the terms of this
Article II
shall be deemed to have been paid in full satisfaction of all rights pertaining to DouYu Shares (including DouYu Shares represented by Certificates and Uncertificated Shares) or ADRs. At the Effective Time, the register of members of DouYu and the register of ADRs of DouYu shall be closed, and thereafter there shall be no further registration of transfers on the register of members of the Surviving Corporation of DouYu Shares or on the register of ADRs of DouYu of DouYu ADSs that were issued and outstanding immediately prior to the Effective Time, provided that nothing herein shall prevent the Surviving Corporation from maintaining a register of members in respect of its ordinary shares after the Effective Time and from registering transfers of such ordinary shares after the Effective Time. From and after the Effective Time, (i) the holders of DouYu Shares issued and outstanding immediately prior to the Effective Time and (ii) subject to the DouYu Deposit Agreement, the holders of ADRs that evidenced ownership of DouYu ADSs outstanding immediately prior to the Effective Time, shall cease to have any rights with respect to such DouYu Shares or ADRs, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of
Section 2.6(a)
, if, at any time after the Effective Time, Certificates or ADRs are presented to the Surviving Corporation, or the DouYu Depositary, where applicable, for any reason, they shall be canceled as provided in this
Article II
.
Section 2.6
Purported Dissenting Shares
.
(a) The Merger shall be governed by Section 239 of the Cayman Companies Law (“
Section
 239
”) and none of the rights of dissenters under Section 238 of the Cayman Companies Law (“
Section

”) shall be available in respect of the Merger; provided, however, that if a DouYu Shareholder (such DouYu Shareholder, a “
Purported Dissenting Shareholder
”) provides any notice of objection, notice of dissent, written demand for appraisal or takes any other action that purports to exercise any dissenter rights pursuant to Section 238, such Purported Dissenting Shareholder shall not be entitled to receive the Per Share Merger Consideration with respect to DouYu Shares owned by such Purported Dissenting Shareholder (the “
Purported
Dissenters Shares
”) unless and until either (i) such Purported Dissenting Shareholder shall have withdrawn such objection, dissent, demand or other action in such manner as would render such Purported Dissenting Shareholder to be deemed to have effectively withdrawn its dissent from the Merger if Section 238 were to apply in such case, or (ii) a court of the Cayman Islands with competent jurisdiction either strikes out the petition for determination of fair value under Section 238 on the grounds that Section 239 applies to the Merger, or makes a declaration, or otherwise grants a final and non-appealable
judgement confirming, that Section 239 applies to the Merger. If a Purported Dissenting Shareholder withdraws its demand for dissent from the Merger in such manner as would render such Purported Dissenting Shareholder to be deemed to have effectively withdrawn its dissent from the Merger, or fails to validly exercise its dissenter rights, in each case as if Section 238 were to apply in such case, then the DouYu Shares held by such Purported Dissenting Shareholder shall cease to be Purported Dissenters Shares.
(b) With respect to each Purported Dissenters Share, the holder thereof shall be entitled to receive: (A) in the event a Cayman Islands court either (i) strikes out the petition for determination of fair value under Section 238 on the grounds that Section 239 applies to the Merger, or (ii) makes a declaration, or otherwise grants a final and non-appealable
judgment confirming, that Section 239 applies to the Merger, the Per Share Merger Consideration, without interest; (B) in the event a Cayman Islands court either (i) grants a final and non-appealable
judgment determining the fair value of the Purported Dissenters Share required to be paid to the Purported Dissenting Shareholder under Section 238, or (ii) makes a declaration that Section 239 does not apply to the Merger, only the payment resulting from the procedure in Section 238; provided that, in the event that a petition under Section 238(9) is not filed within the time limits specified therein (subject to any additional time periods resulting from any stay of proceedings under Section 238 which may be ordered by the Cayman Islands court), then such holder shall receive the Per Share Merger Consideration with respect to each Purported Dissenters Share, without interest. DouYu shall promptly give Huya (i) copies of notices of objection, notices of dissent, any written demands for appraisal, attempted withdrawals of such demands, and any other instruments that are received by DouYu relating to any purported exercise of rights to dissent from the Merger by any Purported Dissenting Shareholder and (ii) the opportunity to direct or approve all offers, negotiations and proceedings with respect to such purported exercise of dissenter rights. DouYu shall not, except with the prior written consent of Huya, voluntarily make any payment with respect to any purported exercise by a shareholder of its rights to dissent from the Merger, any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.
(c) Prior to the Effective Time, Huya shall appoint a qualified trustee to act as trustee (the “
Trustee
”) for the purpose of holding the Per Share Merger Consideration that would otherwise have been payable to the Purported Dissenting Shareholders in exchange for the cancellation of each Purported Dissenters Share held by it but for the purported exercise of dissenter rights by such Purported Dissenting Shareholders. At the Effective Time, Huya shall deposit with, allot and issue to, the Trustee, for the benefit of the Purported Dissenting Shareholders a number of Huya Class A Shares equal to the product obtained by multiplying (i) the number of Purported Dissenters Shares as of the Effective Time by (ii) the Exchange Ratio. Huya shall cause the Trustee to (a) hold for the benefit of each Purported Dissenting Shareholder the Per Share Merger Consideration with respect to each Purported Dissenters Share held by it until such Purported Dissenting Shareholder becomes entitled to receive the Per Share Merger Consideration pursuant to
Section 2.6(b)
, and (b) promptly after such Purported Dissenting Shareholder becomes so entitled, transfer the Per Share Merger Consideration to such Purported Dissenting Shareholders with respect to each Purported Dissenters Share held by it in accordance with the same procedure and subject to the same terms and conditions as provided in
Section 2.4
, as if applied to such transfer
mutatis mutandis
; provided that in the event such Purported Dissenting Shareholder becomes entitled to receive consideration other than the Per Share Merger Consideration pursuant to
Section 2.6(b)
, the corresponding Huya Shares held by the Trustee shall be returned to the Surviving Corporation and becomes properties of the Surviving Corporation, or disposed of on behalf of the Surviving Corporation with the proceeds from such disposal paid to the Surviving Corporation.
Section 2.7
Termination of Exchange Fund
. Any portion of the Exchange Fund which remains undistributed to the holders of DouYu Shares and DouYu ADSs (other than the Excluded Shares and the Purported Dissenters Shares) at the date nine (9) months after the Effective Time shall be delivered to the Surviving Corporation on the instruction of the Surviving Corporation, and any holder of DouYu Shares and DouYu ADS (other than holders of Excluded Shares and Purported Dissenters Shares) who has not theretofore complied with this
Article II
shall thereafter look only to the Surviving Corporation and Huya (subject to this Agreement and abandoned property, escheat and similar laws) for the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, to which such holder is entitled, without any interest on any portion thereof. Any such portion of the Exchange Fund remaining unclaimed by such holders of DouYu Shares and DouYu ADSs at such time at which amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of the Surviving Corporation or its designee, free and clear of any claims or interest of any Person previously entitled thereto.
Section 2.8
No Liability
. None of Huya, Merger Sub, DouYu, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
Section 2.9
Lost, Stolen or Destroyed Certificates
. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit or declaration of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or by the Exchange Agent, an

indemnity or the posting by such Person of a bond in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Per Share Merger Consideration with respect to DouYu Shares formerly represented thereby pursuant to this Agreement.
Section 2.10
Withholding Rights
. Each of the Surviving Corporation, DouYu, Huya, the Exchange Agent and their respective Affiliates shall be entitled to deduct and withhold from any payment otherwise payable pursuant to this Agreement such amounts as it reasonably determines is required to deduct and withhold with respect to the making of such payment under any provisions of Tax Law of the United States, the PRC, or other applicable jurisdictions. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Surviving Corporation, DouYu, Huya, the Exchange Agent or their respective Affiliates, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. A Party that becomes aware prior to the time of payment that it must deduct or withhold amounts from such payment pursuant to this Agreement (other than in respect of amounts treated as compensation) shall promptly notify the other Party of such requirement, and the Parties shall cooperate in good faith to minimize any such required deduction or withholding.
Section 2.11
Agreement of Fair Value
. Huya, Merger Sub and DouYu respectively agree that the Per Share Merger Consideration represents not less than the fair value of DouYu Shares for the purposes of Section 238(8) of the Cayman Companies Law.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF DOUYU
Except as (A) disclosed in the DouYu SEC Reports filed with, or furnished to, the SEC prior to the date hereof (other than disclosures in such DouYu SEC Reports contained in the “Risk Factors” and “Forward-Looking Statements” sections thereof or any other disclosures of risks or uncertainties in the DouYu SEC Reports which are nonspecific, cautionary, predictive or forward-looking in nature) or (B) set forth in the section of the disclosure schedule delivered to Huya by DouYu on the date hereof (the “
DouYu Disclosure Schedule
”) that specifically relates to a specified section or subsection of this
Article III
, or any other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection, DouYu hereby represents and warrants to Huya, Merger Sub and Tencent, that:
Section 3.1
Organization and Qualification; Subsidiaries
.
(a) DouYu is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each Subsidiary of DouYu is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its incorporation or organization. DouYu and each of its Subsidiaries has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted. Except as listed in
Section 3.1(a)
of the DouYu Disclosure Schedule, DouYu and each of its Subsidiaries is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed is not material. An accurate and complete copy of the Fourth Amended and Restated Memorandum and Articles of Association of DouYu, as in effect as of the date of this Agreement (the “
DouYu Memorandum and Articles of Association
”), has been publicly filed or furnished by DouYu as part of the DouYu SEC Reports.
(b)
Section 3.1(b)
of the DouYu Disclosure Schedule sets forth a list of (i) all Subsidiaries of DouYu and (ii) DouYu’s interest in any Person which is not a Subsidiary, including any Person in which DouYu has a non-controlling
equity interest. Except as listed in
Section 3.1(b)
of the DouYu Disclosure Schedule, DouYu does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.
Section 3.2
Capitalization
.
(a) As of the date of this Agreement, the authorized share capital of DouYu is US$100,000 divided into (A) 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each, and (B) 500,000,000 shares of a nominal or par value of US$0.0001 each, as the DouYu Board may determine in accordance with the DouYu Memorandum and Articles of Association. As of the date hereof, (A) 32,094,655 DouYu Shares are issued and outstanding (excluding any DouYu Shares held by the DouYu RSU Trust with respect to the unvested DouYu RSU Awards), and (B) no other shares of DouYu are issued and outstanding. As of the date of this Agreement, 2,106,321 DouYu Shares are issued to the DouYu RSU Trust for the purpose of managing the DouYu RSU Awards under the DouYu Restricted Share Unit Scheme, of which 2,080,079 DouYu RSU Awards corresponding to 2,080,079 DouYu Shares have been granted and not forfeited and 809,786 DouYu RSU Awards corresponding to 809,786 DouYu Shares have become vested. No award has been granted and outstanding under the DouYu Share Incentive Plan.
(b) DouYu has made available to Huya accurate and complete copies of the DouYu Share Incentive Plan, the DouYu Restricted Share Unit Scheme and the form of award agreements thereunder in respect of DouYu RSU Awards granted as of the date of this Agreement. All the outstanding DouYu Shares are, and DouYu Shares issuable upon the vesting of outstanding DouYu RSU Awards will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable.
Except (i) as set forth in
Section 3.2(a)
, (ii) as set forth in the DouYu Deposit Agreement, (iii) as set forth in the DouYu Voting Agreements, (iv) for the transactions contemplated by this Agreement and the DouYu VIE Contracts, and (v) as listed in
Section 3.2(b)
of the DouYu Disclosure Schedule, (A) there is no share capital of DouYu authorized, issued or outstanding, (B) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued share capital of DouYu or any of its Subsidiaries, obligating DouYu or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any share capital or other equity interest in DouYu or any of its Subsidiaries or securities convertible into or exchangeable or exercisable for such share capital or equity interests, or obligating DouYu or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, agreement, arrangement or commitment, and (C) there are no outstanding obligations of DouYu or any of its Subsidiaries to repurchase, redeem or otherwise acquire any DouYu Shares or other share capital of DouYu or any of its Subsidiaries, or to make any payments based on the market price or value of shares or other share capital of DouYu or its Subsidiaries, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary course of business. Other than DouYu ADSs and the DouYu Deposit Agreement, DouYu does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) with the DouYu Shareholders on any matter.
(c) All of the outstanding share capital of DouYu’s Subsidiaries formed outside of the PRC (the “
DouYu Offshore Subsidiaries
”) has been duly authorized, and validly issued, and is fully paid and non-assessable
and owned by DouYu, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be required by applicable Law), and there are no irrevocable proxies with respect to such share capital.
(d) Each DouYu RSU Award was (i) granted under the DouYu Restricted Share Unit Scheme (ii) duly authorized by all necessary action, including, as applicable, approval by the DouYu Board (or a duly authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents and (iii) granted in compliance with all applicable Law in all material respects and all of the terms and conditions of the DouYu Restricted Share Unit Scheme.

(e) DouYu has no secured creditors and has granted no fixed or floating security interests that are outstanding.
Section 3.3
Authority
.
(a) DouYu has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Required DouYu Vote, to consummate the transactions contemplated hereby. The DouYu Board has duly and validly authorized the execution, delivery and performance of this Agreement and approved the consummation of the transactions contemplated hereby, and has at a meeting duly called and held at which a majority of the directors present at such meeting voted in favor of such resolutions in accordance with the DouYu Memorandum and Articles of Association and the applicable listing and corporate governance rules and regulations of The NASDAQ Global Select Market, (i) approved, and declared advisable, this Agreement, the Merger, the Plan of Merger and the other transactions contemplated hereby; (ii) determined that such transactions are advisable and fair to, and in the best interests of, DouYu and the DouYu Shareholders (other than Tencent); and (iii) resolved to recommend that the DouYu Shareholders authorize and approve by way of special resolution this Agreement, the Plan of Merger, the Merger and the other transactions contemplated hereby and thereby (including, without limitation, the adoption of the amended and restated memorandum and articles of association with effect from the Effective Date and the cancellation of the authorised but unissued shares of DouYu pursuant to the terms of this Agreement). No other corporate proceedings on the part of DouYu are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and the Plan of Merger, the Required DouYu Vote). This Agreement has been duly and validly executed and delivered by DouYu and, assuming the due authorization, execution and delivery by Huya, Merger Sub and Tencent, constitutes a valid, legal and binding agreement of DouYu, enforceable against DouYu in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
(b) Subject to
Section 7.2(b)
, acting upon the unanimous recommendation of DouYu Special Committee, the DouYu Board has directed that this Agreement, the Merger and the Plan of Merger be submitted to the DouYu Shareholders for their authorization and approval by way of special resolution at a meeting to be held for that purpose. The only vote of the holders of any class or series of share capital of DouYu necessary to authorize and approve this Agreement, the Plan of Merger, the Merger and the other transactions contemplated hereby, is a special resolution of DouYu, meaning the affirmative vote of shareholders representing two-thirds
or more of DouYu Shares present and voting in person or by proxy as a single class at the DouYu Shareholders Meeting in accordance with Section 233(6) of the Cayman Companies Law authorizing and approving this Agreement, the Plan of Merger, the Merger and the other transactions contemplated therein (including, without limitation, the adoption of the amended and restated memorandum and articles of association with effect from the Effective Date and the cancellation of the authorised but unissued shares of DouYu pursuant to the terms of this Agreement) (the “
Required DouYu Vote
”). No other vote of the DouYu Shareholders is required by Law, the DouYu Memorandum and Articles of Association or otherwise in order for DouYu to authorize and approve this Agreement, the Merger or the Plan of Merger or to consummate the transactions contemplated hereby.
Section 3.4
SEC Reports; Financial Statements
.
(a) DouYu has timely (including following any extensions of time for filing provided by Rule
12b-25
promulgated under the Exchange Act) filed or furnished, as applicable, all forms, reports and documents required to be filed or furnished by it with the SEC pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “
Securities Act
”), or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “
Exchange Act
”) (such forms, reports and documents so filed, furnished or provided, including any amendments thereto, collectively, the “
DouYu SEC Reports
”). Each of the DouYu SEC Reports, as of its filing date and except to the extent corrected by a subsequent DouYu SEC Report, has complied or, if filed or furnished after the date hereof and before the Effective Time, will comply, as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed or amended, as the case may be. No Subsidiary of DouYu is subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act. The DouYu SEC Reports did not contain, when filed or furnished (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of DouYu has failed in any respect to make the certifications required of him or her under section 302 or section 906 of the Sarbanes-Oxley Act of 2002, in each case with respect to the DouYu SEC Reports.
(b) The audited and unaudited consolidated financial statements of DouYu and the unaudited financial data included in the earnings release for the quarters ended March 31, 2020 and June 30, 2020, included or incorporated by reference in the DouYu SEC Reports (collectively, the “
DouYu Financial Information
”) fairly present (except as may be indicated in the notes thereto), or in the case of DouYu SEC Reports filed or furnished after the date of this Agreement, will fairly present, to the extent practicable, in all material respects, the financial position and the results of operations, shareholders’ equity and cash flows of DouYu and its consolidated Subsidiaries as of the times and for the periods then ended (subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end
adjustments that are not material in the aggregate). Such DouYu Financial Information has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis (“
GAAP
”), except as specifically indicated in the notes thereto.
(c) DouYu is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of The NASDAQ Global Select Market.
(d) DouYu has established and maintains disclosure controls and procedures (as defined in
Rule 13a-15(e)
of the Exchange Act) as required under
Rule 13a-15
or
15d-15
of the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information relating to DouYu, including its Subsidiaries, required to be included in reports filed or furnished under the Exchange Act is accumulated and communicated to DouYu’s management, including the chief executive officer and chief financial officer of DouYu, to allow timely decisions regarding required disclosure. Neither DouYu nor, to DouYu’s knowledge, DouYu’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of DouYu’s internal controls and procedures which could reasonably adversely affect DouYu’s ability to record, process, summarize or report financial data, in each case which has not been subsequently remediated.
Section 3.5
No Undisclosed Liabilities
. Neither DouYu nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, required to be recorded or reflected on a balance sheet under GAAP, and there is no existing condition, situation or set of circumstances which could be expected to result in such material liability or obligation, except for liabilities or obligations (a) reflected, accrued or reserved against in DouYu’s consolidated balance sheets or in the notes thereto included in the DouYu SEC Reports filed or furnished prior to the date hereof, (b) incurred since the date of the most recent balance sheet included in the DouYu SEC Reports in the ordinary course of business consistent with past practices, (c) disclosed in
Section 3.5
of the DouYu Disclosure Schedule, (d) arising under this Agreement or the performance by DouYu of its obligations hereunder, or (e) arising, directly or indirectly, in connection with the
COVID-19
pandemic (or any mutation or variation of the underlying virus thereof or related health condition).
Section 3.6
Absence of Changes
. Except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and any
COVID-19
Measures and except as disclosed in
Section 3.6
of the DouYu Disclosure Schedule, since June 30, 2020 (the “
Review Date
”), DouYu and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice and there has not been:
(a) any circumstance, event, occurrence or development which has had, or would reasonably be expected to have, individually or in the aggregate, a DouYu Material Adverse Effect;

(b) (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any share capital of DouYu or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to DouYu or to any wholly-owned Subsidiary of DouYu) or (ii) any redemption, repurchase or other acquisition of any share capital of DouYu or any of its Subsidiaries, other than the payment of DouYu Closing Dividend pursuant to
Section 7.16(b)
;
(c) any material change in any method of accounting or accounting practice by DouYu or any of its Subsidiaries;
(d) any making or revocation of any material Tax election, any settlement or compromise of any material Tax liability, or any change (or request to any Taxing Authority to change) any material aspect of the method of accounting of DouYu or any of its Subsidiaries for Tax purposes;
(e) except to the extent required by applicable Law or otherwise contemplated in this Agreement, any increase in the compensation or benefits payable or to become payable to any of its directors, officers or employees (except for increases for non-officer
employees in the ordinary course of business and consistent with past practice);
(f) except to the extent required by applicable Law or otherwise contemplated in this Agreement, (i) any establishment, adoption, entry into, termination or amendment of any bonus, profit sharing, equity, thrift, pension, retirement, deferred compensation, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any director, officer or employee, (ii) any grant or increase in any severance, change in control, termination or similar compensation or benefits payable to any director, officer or employee, or (iii) any acceleration of the time of payment or vesting of, or the lapsing of restrictions with respect to, or any funding or otherwise securing the payment of, any compensation or benefits payable or to become payable to any director, officer or employee under any benefit or compensation plan, agreement or arrangement;
(g) any amendment to the DouYu Memorandum and Articles of Association or any similar governing instrument of any of the Subsidiaries of DouYu or any amendment to or termination of any of the DouYu VIE Contracts;
(h) any incurrence of material indebtedness for borrowed money (other than short term debt incurred in the ordinary course of business and consistent with past practice) or any guarantee of such indebtedness for another Person (other than wholly-owned Subsidiaries of DouYu) or any issue or sale of debt securities, warrants or other rights to acquire any debt security of DouYu or any of its Subsidiaries;
(i) any adoption of, resolution to approve or petition or similar proceeding or order in relation to, a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization of DouYu or any of its Subsidiaries;
(j) any receiver, trustee, administrator or other similar Person appointed in relation to the affairs of DouYu or its property or any part thereof; or
(k) any agreement to do any of the foregoing .
Section 3.7
Consents and Approvals; No Violations
.
(a) Except such as shall have been obtained prior to the Closing and except for (i) such filings and approvals as may be required by any federal securities Laws, including compliance with any applicable requirements of the Securities Act and the Exchange Act, (ii) compliance with the rules and regulations of The NASDAQ Global Select Market, (iii) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands and publication of notice of the Merger in the Cayman Islands Governmental Gazette, in each case as required by the Cayman Companies Law, and (iv) any PRC Regulatory Filing, no filing with or notice to, and no permit, authorization, consent or approval of, any supranational, national, state, municipal or local court or tribunal or administrative, governmental, quasi-governmental or regulatory body, agency or authority (a “
Governmental Entity
”) is necessary for the execution and delivery by DouYu of this Agreement or the consummation by DouYu of the transactions contemplated hereby, including the Merger.
(b) The execution, delivery and performance of this Agreement by DouYu does not, and the consummation by DouYu of the transactions contemplated hereby will not, constitute or result in, (i) (assuming the Required DouYu Vote is duly obtained and passed) any breach of any provision of the DouYu Memorandum and Articles of Association or of the respective governing documents of any of the Subsidiaries of DouYu, (ii) a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the creation of any Lien (other than any Lien created as a result of any actions taken by Huya or Merger Sub)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument (each, a “
Contract
”) or obligation to which DouYu or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (collectively, the “
DouYu Agreements
”), or (iii) (assuming the Required DouYu Vote is duly obtained and passed and compliance with the matters referred to in
Section 3.7(a)
) violate any Law or Judgment applicable to DouYu or any of its Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a DouYu Material Adverse Effect or prevent or materially impair the ability of DouYu to consummate the Merger and the other transactions contemplated hereby. There are no third-party consents and approved required to be obtained under the DouYu Agreements as a result of the change-in-control
of DouYu which would reasonably be expected to prevent or materially impair the ability of DouYu to consummate the Merger and the other transactions contemplated hereby.
Section 3.8
Property
. None of DouYu or its Subsidiaries owns any real property. DouYu or one of its Subsidiaries is the lessee of all leases reflected on
Section 3.8
of the DouYu Disclosure Schedule, free and clear of all Liens (other than Permitted Liens), and is in occupancy of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of DouYu, the lessor, except as do not have or would not reasonably be expected to have, individually or in the aggregate, a DouYu Material Adverse Effect.
Section 3.9
Legal Proceedings
. Except as listed in
Section 3.9
of the DouYu Disclosure Schedule, neither DouYu, nor any of its Subsidiaries, nor, to the knowledge of DouYu, any of their respective directors or officers is a party to any, and there are no pending or, to the knowledge of DouYu, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations (the “
Proceedings
”) of any nature against DouYu, any of its Subsidiaries or their respective directors or officers or to which any of their equity interests or material properties or assets is subject, which (a) has material effects on the financial position or profitability of DouYu and its Subsidiaries, taken as a whole, or (b) challenges or seeks to enjoin, alter, prevent or materially delay the Merger. There is no material judgment, order, injunction or decree (the “
Judgment
”) outstanding against DouYu, any of its Subsidiaries, any of their equity interests, material properties or assets, or any of their directors and officers (in their capacity as directors and officers).
Section 3.10
Permits; Compliance with Applicable Laws
.
(a) Except as listed in
Section 3.10(a)
of the DouYu Disclosure Schedule, each of DouYu and its Subsidiaries hold all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of all Governmental Entities necessary for it to own, lease, operate and use its properties and assets or to carry on its business (the “
DouYu Permits
”), and (i) all of the DouYu Permits are valid, in full force and effect, and are not subject to any pending or, to the knowledge of DouYu, threatened Proceedings by any Governmental Entity to suspend, cancel, modify, terminate or revoke any such DouYu Permit, (ii) each of DouYu and its Subsidiaries is in material compliance with the terms and requirements of the DouYu Permits, and (iii) neither DouYu nor any of its Subsidiaries is in material default under, and to the knowledge of DouYu, no condition exists that with notice or lapse of time or both would constitute a material default under or would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of, any such DouYu Permit.
(b) Neither DouYu nor any of its Subsidiaries is or has been in material violation of any Law applicable to DouYu or its Subsidiaries (including the Foreign Corrupt Practices Act of 1977, as amended (the “
FCPA
”), the PRC Law on Anti-Unfair Competition adopted on September 2, 1993, if applicable, the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, if applicable (collectively, the “
PRC Anti-Bribery Laws
”), and applicable rules and regulations of relevant PRC Governmental Entities), except for violations which would not reasonably be expected to have, individually or in the aggregate, a DouYu Material Adverse Effect. No investigation or review by any Governmental Entity with respect to DouYu or its Subsidiaries is pending or, to DouYu’s knowledge, threatened in writing, nor, to DouYu’s knowledge, has any Governmental Entity indicated in writing an intention to conduct the same, in each case with respect to a material violation of applicable Law.
(c) None of DouYu, any of its Subsidiaries or any of their respective directors, officers or employees or, to DouYu’s knowledge, any agent, or any other person acting for or on behalf of DouYu or any Subsidiary has (individually and collectively, a “
DouYu Affiliate
”), (i) made any bribe, influence payment, kickback, payoff, or any other type of payment that would be unlawful under any applicable Law; (ii) offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any officer, employee or any other person acting in an official capacity for any Governmental Entity (including any political party or official thereof) or agency or instrumentality thereof (including any state-owned or controlled enterprise), or to any candidate for political office (individually and collectively, a “
Government Official
”) for the purpose of (A) improperly influencing any act or decision of such Government Official in his official capacity, (B) improperly inducing such Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to improperly influence or affect any act or decision of any Governmental Entity, in each case, in order to assist DouYu, any Subsidiary, or any DouYu Affiliate in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any unlawful contributions, payments, gifts, or expenditures. DouYu and its Subsidiaries have effective disclosure controls and procedures and an internal accounting controls system applicable to it and its Subsidiaries which are designed to provide reasonable assurances that violations of the FCPA, the PRC Anti-Bribery Laws or any similar Law will be prevented, detected and deterred.
(d) DouYu is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange (“
SAFE
”) on August 8, 2006 and effective as of September 8, 2006. Neither DouYu nor any of its Subsidiaries is or has been in material violation of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors.
(e) DouYu has taken reasonable steps to comply with SAFE Circular 7 and has taken reasonable steps to cause its beneficiary shareholders who are PRC residents to comply with SAFE Circular 37 with respect to their interests in DouYu.
(f) Except as would not reasonably be expected to have a DouYu Material Adverse Effect, DouYu and its Subsidiaries have in the past two (2) years complied with all Laws applicable to data privacy, data security or personal information (“
Data Protection Laws
”), as well as its and their own rules, policies and procedures relating to privacy, data protection, and the collection, retention, protection, use and other processing of personal information. No action or claim has been asserted or threatened against any of DouYu or its Subsidiaries alleging a material violation of any Data Protection Law and, to the knowledge of DouYu, there does not exist any basis therefor. Except as would not reasonably be expected to have a DouYu Material Adverse Effect, the transactions contemplated by this Agreement will not result in the violation of any Data Protection Law or the rules, policies and procedures relating to privacy, data protection, and the collection, retention, protection, use and other processing of personal information of DouYu or its Subsidiaries.
Section 3.11
Employee Benefit Plans
.
(a) Each employee benefit plan, program or arrangement (whether written or unwritten) for the benefit of any DouYu Employee (including without limitation, any stock option, stock purchase, stock appreciation rights or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, profit sharing plan, unemployment or severance compensation plan, or employment or consulting agreement) that DouYu or any of its Subsidiaries maintains, sponsors, participates in, is a party to or contributes to (each, a “
DouYu Benefit Plan
”), is disclosed in the DouYu SEC Reports or listed in
Section 3.11(a)
of the DouYu Disclosure Schedule, other than any DouYu Benefit Plan mandated by applicable Law to which the sole liability of DouYu and its Subsidiaries is to make contributions required by Law including plans or programs maintained by a Governmental Entity requiring the payment of social insurance taxes or similar contributions by DouYu or its Subsidiaries to a fund of a Governmental Entity with respect to wages of an employee (each of such plan, a “
Statutory DouYu Benefit Plan
”). True and complete copies of each such DouYu Benefit Plan other than Statutory DouYu Benefit Plan, including all amendments thereto have been provided or made available to Huya and Merger Sub.
(b) Except as permitted by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with another event) will (i) result in any payment becoming due to any DouYu Employee under any of the DouYu Benefit Plans or otherwise; (ii) increase any compensation or benefits due to any DouYu Employee under any of the DouYu Benefit Plans or otherwise; (iii) result in any acceleration of the time of payment or vesting of any compensation or benefits due to any DouYu Employee under any DouYu Benefit Plan or otherwise; or (iv) result in DouYu being obligated to grant any options, restricted share units or other rights to purchase or acquire DouYu Share to any DouYu Employees after the date hereof.
(c) Except as disclosed in the DouYu SEC Reports and severance benefits provided for under applicable Law, DouYu and its Subsidiaries do not maintain any DouYu Benefit Plan that provides benefits in the nature of severance to any DouYu Employees. No DouYu Benefit Plan provides welfare benefits, including, death or medical benefits (whether or not insured), beyond retirement or termination of service, other than coverage mandated solely by applicable Law.
(d) With respect to each DouYu Benefit Plan, neither DouYu nor any of its Subsidiaries has received any notice, letter or other written or oral communications from any Governmental Entity regarding any material non-compliance
of employee social benefits requirements.
(e) Except as would not, individually or in the aggregate, reasonably be expected to have a DouYu Material Adverse Effect, there are no pending or, to the knowledge of DouYu, threatened Proceedings by or on behalf of any employee or beneficiary covered under any such DouYu Benefit Plan, as applicable, or otherwise involving any such DouYu Benefit Plan (other than routine claims for benefits). Each DouYu Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law.
Section 3.12
Labor Matters
. There are no collective bargaining agreements which pertain to DouYu Employees. Except as would not, individually or in the aggregate, be reasonably likely to have a DouYu Material Adverse Effect, as of the date hereof, (i) there are no pending labor disputes between DouYu or any of its Subsidiaries, on the one hand, and any DouYu Employee, on the other hand, (ii) each of DouYu and its Subsidiaries is in compliance with all applicable Laws relating to employment, termination, wages and hours and social security, in each case, with respect to each of the DouYu Employees (including those on layoff, disability or leave of absence, whether paid or unpaid); and (iii) neither DouYu nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for DouYu Employees other than coverage mandated by applicable Law.
Section 3.13
Taxes
.
(a) Each of DouYu and its Subsidiaries has duly and timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are true, complete and accurate in all material respects. All material Taxes shown to be due and payable on such Tax Returns have been timely paid.
(b) The most recent DouYu Financial Information reflects an adequate reserve for all Taxes payable by DouYu and its Subsidiaries for all Taxable periods and portions thereof through the date of such DouYu Financial Information. To DouYu’s knowledge, no material deficiency with respect to Taxes has been proposed, asserted or assessed against DouYu or any of its Subsidiaries, other than any deficiency which has been paid or is being contested in good faith in appropriate Proceedings and for which adequate reserves have been established in the DouYu SEC Reports. No material Liens for Taxes exist with respect to any asset of DouYu or any of its Subsidiaries, except for Permitted Liens or Liens for which adequate reserves have been established in the DouYu SEC Reports.
(c) All material amounts of Taxes required to be withheld by DouYu and each of its Subsidiaries have been timely withheld, and to the extent required by applicable Law, all such withheld amounts have been timely paid over to the appropriate Governmental Entity.
(d) No audit, investigation, suit or other administrative or court proceedings are pending, in progress or, to the knowledge of DouYu, threatened with respect to any Taxes or Tax assets of DouYu or any of its Subsidiaries, and no written notice thereof has been received.
(e) No written claim has been made by a Taxing Authority in a jurisdiction where neither DouYu nor any of its Subsidiaries files Tax Returns for a particular type of Tax that DouYu or any Subsidiary is or may be subject to this type of Tax or required to file a Tax Return with respect to such type of Tax in that jurisdiction.
(f) Neither DouYu nor any of its Subsidiaries has participated in any transaction that is treated as a tax shelter or similar transaction under Applicable Law.
(g) Neither DouYu nor any of its Subsidiaries (i) has been a member of an affiliated or similar group filing a consolidated, combined, unitary or similar Tax Return (a “
Tax Group
”) other than a Tax Group of which DouYu was the common parent or (ii) has any liability for the Taxes of any other Person (other than DouYu or any of its Subsidiaries) (x) as a transferee or successor, (y) pursuant to any tax sharing agreement or other contractual obligation (other than pursuant to customary provisions of contractual agreements entered into in the ordinary course of business the principal subject of which does not relate to Taxes) or (z) as a result of such other Person having being at any time a member of a Tax Group of which DouYu or any Subsidiary thereof was also a member.
Section 3.14
Material Contracts
.
(a) Except for this Agreement and the Reassignment Agreement,
Section 3.14
of the DouYu Disclosure Schedule sets forth a true and complete list of all of the following types of Contracts that currently remain in effect (x) to which DouYu or any of its Subsidiaries is a party or which binds or affects their respective properties or assets, and (y) have not been filed with or furnished to the SEC as an exhibit to the DouYu SEC Reports:
(i) any Contract that would be required to be filed or furnished by DouYu pursuant to Item 19 and paragraph 4 of the Instructions to Exhibits of
Form 20-F
under the Exchange Act;
(ii) any Contract granting a right of first refusal, first offer or first negotiation;
(iii) any Contract relating to (A) the formation, creation, operation, management or control of a partnership, joint venture, limited liability company or similar arrangement, (B) strategic cooperation or partnership arrangements, or (C) other similar agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities, in each case, more than RMB20,000,000, by DouYu or any of its Subsidiaries;
(iv) any Contract for the acquisition, sale or lease (including leases in connection with financing transactions) of material properties or assets of DouYu (by merger, purchase or sale of assets or stock or otherwise);
(v) any Contract with any Governmental Entity;
(vi) any Contract granting or evidencing a Lien on any material properties or assets of DouYu or any of its Subsidiaries, other than a Permitted Lien;
(vii) any Contract involving the capital expenditure by DouYu or its Subsidiaries, or relating to indebtedness for borrowed money or any financial guaranty, in each case, more than RMB20,000,000;
(viii) any Contract involving a loan (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel and entertainment allowances to the employees of the Company and any of its Subsidiaries extended in the ordinary course of business), or investment in, any Person, in each case, more than RMB20,000,000, other than a wholly-owned Subsidiary of DouYu or any Contract relating to the making of any such loan, advance or investment that is material to the financial status of DouYu;
(ix) any
non-competition
Contract or other Contract that purports to limit, curtail or restrict in any material respect the ability of DouYu or any of its Subsidiaries to compete in any geographic area, industry or line of business;
(x) any Contract that contains a put, call or similar right pursuant to which DouYu or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests or assets of any Person that have a fair market value or purchase price of more than RMB20,000,000;
(xi) any Contracts involving any resolution or settlement of any actual or threatened material litigation, arbitration, claim or other dispute, more than RMB5,000,000;
(xii) any Contract (other than Contracts granting DouYu RSU Awards) giving the other party the right to terminate such Contract as a result of this Agreement or the consummation of the transactions contemplated by this Agreement, including the Merger;
(xiii) any Contract that contains restrictions with respect to (A) payment of dividends or any distribution with respect to equity interests of DouYu or any of its Subsidiaries, (B) pledging of share capital of DouYu or any of its Subsidiaries or (C) issuance of guaranty by DouYu or any of its Subsidiaries;
(xiv) any material DouYu IP Agreements with an aggregate contract value exceeding RMB20,000,000;
(xv) Contracts with top twenty streamers and top twenty talent agencies, in each case, in terms of contract value; or
(xvi) any other Contract, a breach or termination of which could reasonably be expected to have a DouYu Material Adverse Effect.

Each Contract of the type described in this
Section 3.14(a)
, together with any Contract that has been filed or furnished by DouYu pursuant to Item 19 and paragraph 4 of the Instructions to Exhibits of Form
20-F
under the Exchange Act, is referred to herein as a “
DouYu Material Contract
”. A true and complete copy of each DouYu Material Contract in effect as of the date hereof has been made available to Huya (including, where applicable, pursuant to agreed-upon procedures to protect competitively sensitive information) or publicly filed with the SEC.
(b) Each DouYu Material Contract constitutes the valid and legally binding obligation of DouYu or its applicable Subsidiary, enforceable in accordance with its terms and is in full force and effect, subject to Bankruptcy and Equity Exception. There is no material breach or default under any DouYu Material Contract either by DouYu or, to DouYu’s knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by DouYu or, to DouYu’s knowledge, any other party. No party to any such DouYu Material Contract has given notice to DouYu of or made a claim against DouYu with respect to any material breach or default thereunder.
Section 3.15
Insurance Matters
.
Section 3.15
of the DouYu Disclosure Schedule sets forth a list of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities, operations and directors and officers of DouYu and its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a DouYu Material Adverse Effect, all such policies, programs and arrangements are in full force and effect, no notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. Neither DouYu nor any of its Subsidiaries knows of any threatened termination of, or material alteration of coverage under, any of its respective insurance policies.
Section 3.16
Intellectual Property
.
(a)
List of Intellectual Property
. DouYu has provided to Huya and Tencent with a true and complete list of all DouYu Owned Intellectual Property that is Registered, indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the identity of the current applicant or registered owner.
(b)
Ownership; Sufficiency
. Except as would not have a DouYu Material Adverse Effect, (i) DouYu and its Subsidiaries own or have sufficient rights to use all Intellectual Property that is necessary for the operation of their business as currently conducted; (ii) DouYu and its Subsidiaries solely and exclusively own all right, title and interest in the DouYu Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens); and (iii) DouYu and its Subsidiaries have a valid license to use the DouYu Licensed Intellectual Property in connection with and as used in the operation of their business as currently conducted.
(c)
Validity and Enforceability
. Except as would not have a DouYu Material Adverse Effect, each DouYu Owned Intellectual Property that is Registered is (i), to the knowledge of DouYu, valid, subsisting (or in the case of applications, applied for) and enforceable, (ii) currently in compliance with any and all legal requirements necessary to maintain the validity and enforceability thereof, and (iii) not subject to any outstanding Judgment adversely affecting DouYu’s or its Subsidiaries’ use thereof or rights thereto, or that would impair the validity or enforceability thereof. There has been no action or claim asserted or, to the knowledge of DouYu, threatened challenging the ownership, scope, validity or enforceability of any DouYu Owned Intellectual Property that is Registered, except as would not materially affect the business of DouYu and its Subsidiaries, taken as a whole.
(d)
Infringement
. Except as would not have a DouYu Material Adverse Effect, (i) neither DouYu nor any of its Subsidiaries has received any notice in writing that DouYu or any such Subsidiary, the operation of the business of DouYu and its Subsidiaries or the use or other exploitation of DouYu Intellectual Property in connection therewith has, in the last two (2) years, infringed, misappropriated or otherwise violated the Intellectual Property rights of any other Person; and (ii) to the knowledge of DouYu, no Person (including current and former officers, employees, consultants and contractors of DouYu or any of its Subsidiaries) is engaging, or has engaged in the last two (2) years, in any activity that infringes, misappropriates or otherwise violates any DouYu Intellectual Property.
(e)
Protection Measures
. DouYu and its Subsidiaries have taken reasonable measures at a level that is not below industry standards to maintain the confidentiality and value of all material confidential information used or held for use in the operation of the business of DouYu and its Subsidiaries, including the source code for any DouYu Software and all other material confidential DouYu Intellectual Property. To the knowledge of DouYu, (i) no material confidential information, trade secrets or other material confidential DouYu Intellectual Property has been disclosed by DouYu or any of its Subsidiaries to any Person except pursuant to non-disclosure
and/or license agreements that obligate such Person to keep such confidential information, trade secrets or other confidential DouYu Intellectual Property confidential and (ii) no party thereto is in material default of any such agreement.
(f)
Public Software
. Except as would not have a DouYu Material Adverse Effect, no Public Software has been used by DouYu or any of its Subsidiaries in connection with any DouYu Software or any IT Asset of DouYu or any of its Subsidiaries in a manner that requires the licensing, disclosure or distribution of any source code of any DouYu Software or limits the receipt of consideration in connection with the use, licensing or distribution of such DouYu Software or IT Asset of DouYu or any of its Subsidiaries.
(g)
IT Assets
. Except as would not have a DouYu Material Adverse Effect, (i) the IT Assets owned by, licensed to or otherwise used for the benefit of DouYu and its Subsidiaries (including DouYu Software) (collectively “
DouYu IT Systems
”) are sufficient for the operation of their business as currently conducted; (ii) the DouYu IT Systems are free from bugs or other defects and, to the knowledge of DouYu, do not contain any viruses; (iii) DouYu and its Subsidiaries have implemented reasonable backup, security and disaster recovery measures and technology to protect the confidentiality, integrity and security of such DouYu IT Systems (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, at a level that is not below industry practices; (iv) there have been no security breaches in the DouYu IT Systems owned by DouYu or its Subsidiaries and, to the knowledge of DouYu, the DouYu IT Systems owned by third parties to the extent used by or on behalf of DouYu or its Subsidiaries; and (v) there have been no disruptions in any DouYu IT Systems that have adversely affected the business of DouYu or its Subsidiaries.
Section 3.17
PRC Subsidiaries
.
(a) True and complete copies of each of the constitutional documents and certificates and related contracts and agreements of DouYu’s Subsidiaries formed in the PRC (the “
DouYu PRC Subsidiaries
”) have been provided or made available to Huya and Merger Sub and have been duly approved or issued (as applicable) by competent PRC Governmental Entities.
(b) All filings and registrations with the PRC Governmental Entities required to be made in respect of the DouYu PRC Subsidiaries and their operations, including, but not limited to, the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, SAFE, tax bureau and customs authorities have been duly completed in accordance with the relevant rules and regulations, except where failure to make such filings and registration has not had, or would not reasonably be expected to have, a DouYu Material Adverse Effect.
(c) The portion of the contributed registered capital of each DouYu VIE has been contributed in accordance with applicable Law or the constitutional documents of such DouYu VIE.
(d) No approvals are required to be obtained for the performance by the respective parties of their obligations and the transactions contemplated under the DouYu VIE Contracts other than those already obtained or contemplated by the DouYu VIE Contracts.

(e) The execution, delivery and performance by each of the relevant parties of their respective obligations under each of the DouYu VIE Contracts, and the consummation of the transactions contemplated thereunder, did not, do not and will not (i) result in any violation of their respective articles of association, their respective business licenses or constitutive documents; (ii) result in any violation of any applicable PRC Laws, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Judgment of any court of the PRC having jurisdiction over the relevant parties to the DouYu VIE Contracts, as the case may be, any agreement or instrument to which any of them is expressed to be a party or which is binding on any of them.
(f) (i) Pursuant to the DouYu VIE Contracts, taken as a whole, and to the extent permitted by applicable Laws, DouYu has effective control over each DouYu VIE and has consolidated the financial results of each DouYu VIE in accordance with GAAP, and (ii) each of the DouYu VIE Contracts constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(g) DouYu has effective control of and is the primary beneficiary of each DouYu VIE. Except as provided in the DouYu VIE Contracts, equity holders’ equity interests in any DouYu VIE are not subject to any Liens (other than Permitted Liens) or any third-party rights or claims. There are no disputes, disagreements, claims or any legal proceedings of any material nature, raised by any Governmental Entity or any other Person, against or affecting any of DouYu, DouYu VIEs or any of DouYu VIE’s shareholders that: (i) challenge the validity or enforceability of any part or all of the DouYu VIE Contracts taken as whole; (ii) challenge the DouYu VIE structure or the ownership structure as set forth in the DouYu VIE Contracts; (iii) claim any ownership, share, equity or interest in DouYu or DouYu VIEs, or claim any compensation for not being granted any ownership, share, equity or interest in DouYu or DouYu VIEs; or (iv) claim any of the DouYu VIE Contracts or the ownership structure thereof or any arrangements or performance of or in accordance with the DouYu VIE Contracts was, is or will be in violation of any PRC Laws, in each case in the preceding clauses (i) through (iv), where such dispute, disagreement, claim or legal proceeding has a materially disproportionate adverse effect on DouYu, DouYu VIEs or any of their shareholders as compared to other similarly situated enterprises in the PRC which adopt a similar “variable interest entity” structure that allows one entity to exercise voting control and have a substantial economic interest in another entity where such first entity does not, directly or indirectly, own a majority of the equity interests of the second entity.
Section 3.18
Interested Party Transactions
. Except for (a) employment agreements and indemnification agreements filed, furnished or incorporated by reference as an exhibit to a DouYu SEC Report filed or furnished prior to the date hereof, (b) the DouYu Restricted Share Unit Scheme, and (c) any Contracts between DouYu or any of its Subsidiaries on the one hand, and Tencent or any of its Subsidiaries, on the other hand, with an aggregate contract value not exceeding RMB5,000,000,
Section 3.18
of the DouYu Disclosure Schedule sets forth a correct and complete list of the contracts or agreements under which there are any existing or future liabilities between DouYu or any of its Subsidiaries, on the one hand, and any (i) present executive officer or director of DouYu as of the date of this Agreement or (ii) record or beneficial owner of more than five percent (5%) of the DouYu Shares as reflected in filings of Schedules 13G or 13D with the SEC with respect to DouYu prior to the date of this Agreement, on the other hand, in each case, with an aggregate contract value exceeding RMB5,000,000.
Section 3.19
Opinion of Financial Advisor
. MORGAN STANLEY ASIA LIMITED (the “
DouYu Financial Advisor
”) has delivered to the DouYu Special Committee its written opinion, to the effect that, as of the date of such opinion, and subject to the various assumptions, qualifications and limitations set forth therein, the Exchange Ratio is fair from a financial point of view to the holders of DouYu Shares and DouYu ADSs.
Section 3.20
Brokers
. No broker, finder or investment banker (other than the DouYu Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of DouYu or any of its Affiliates.

Section 3.21
Non-Reliance
. In connection with the due diligence investigation of Huya and its Subsidiaries by DouYu, its Affiliates and its Representatives, DouYu, its Affiliates and its Representatives have received and may continue to receive after the date hereof from Huya, its Subsidiaries, its Affiliates and their respective Representatives certain estimates, projections, forecasts and other forward looking information, as well as certain business plan information, regarding Huya and its Subsidiaries and their businesses and operations. DouYu hereby acknowledges and agrees (a) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward looking statements, as well as in such business plans, with which DouYu is familiar, (b) that DouYu is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward looking information or business plans), and (c) that DouYu will have no claim against Huya or any of its Subsidiaries, or any of their respective Affiliates, Representatives or any other Person, with respect thereto. Accordingly, DouYu hereby acknowledges and agrees that none of Huya or any of its Subsidiaries, nor any of their respective Affiliates, Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward looking statements or business plans.
Section 3.22
No Additional Representations
. Except for the representations and warranties made by DouYu in this
Article III
, neither DouYu nor any other person makes any other express or implied representation or warranty with respect to DouYu or any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Huya, Merger Sub, Tencent or any of their respective Affiliates or Representatives, notwithstanding the delivery or disclosure to Huya, Merger Sub, Tencent or any of their respective Affiliates or Representatives of any documentation, forecasts or other information in connection with the transactions contemplated hereby, and each of Huya, Merger Sub and Tencent acknowledges the foregoing.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF HUYA AND MERGER SUB
Except as (A) disclosed in the Huya SEC Reports filed with, or furnished to, the SEC prior to the date hereof (other than disclosures in such Huya SEC Reports contained in the “Risk Factors” and “Forward-Looking Statements” sections thereof or any other disclosures of risks or uncertainties in the Huya SEC Reports which are nonspecific, cautionary, predictive or forward-looking in nature) or (B) set forth in the section of the disclosure schedule delivered to DouYu by Huya on the date hereof (the “
Huya Disclosure Schedule
”) that specifically relates to a specified section or subsection of this
Article IV
or any other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection, Huya and Merger Sub hereby jointly and severally represent and warrant to DouYu and Tencent, that:
Section 4.1
Organization and Qualification; Subsidiaries
.
(a) Huya is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each Subsidiary of Huya is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its incorporation. Huya and each of its Subsidiaries has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted. Except as listed in
Section 4.1(a)
of the Huya Disclosure Schedule, Huya and each of its Subsidiaries is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed is not material. An accurate and complete copy of the Fourth Amended and Restated Memorandum and Articles of Association of Huya, as in effect as of the date of this Agreement (the “
Huya Memorandum and Articles of Association
”), has been publicly filed or furnished by Huya as part of the Huya SEC Reports.

(b)
Section 4.1(b)
of the Huya Disclosure Schedule sets forth a list of (i) all Subsidiaries of Huya and (ii) Huya’s interest in any Person which is not a Subsidiary, including any Person in which Huya has a non-controlling
equity interest. Except as listed in
Section 4.1(b)
of the Huya Disclosure Schedule, Huya does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.
Section 4.2
Capitalization
.
(a) As of the date of this Agreement, the authorized share capital of Huya is US$100,000 divided into 1,000,000,000 shares (the “
Huya Shares
”) comprising (i) 750,000,000 Huya Class A Shares, (ii) 200,000,000 Class B ordinary shares of a par value of US$0.0001 each (the “
Huya Class
 B Shares
”) and (iii) 50,000,000 shares of a par value of US$0.0001 as the Huya Board may determine in accordance with the Huya Memorandum and Articles of Association (the “
Additional Huya Shares
”). As of the date of this Agreement, (A) 82,940,180 Huya Class A Shares are issued and outstanding (including 69,406,966 Huya Class A Shares represented by Huya ADSs and excluding 2,229,610 Huya Class A Shares issued to the Huya Depositary for bulk issuance of Huya ADSs reserved for issuances upon the exercise or vesting of awards under the Huya Share Incentive Plan), (B) 152,357,321 Huya Class B Shares are issued and outstanding and (C) no Additional Huya Shares are outstanding. As of the date of this Agreement, 7,454,818 Huya Class A Shares are underlying outstanding Huya RSU Awards and 1,174,956 Huya Class A Shares are underlying outstanding Huya Options.
(b) Huya has made available to DouYu accurate and complete copies of the Huya Share Incentive Plan and the form of award agreements thereunder in respect of the Huya Options and Huya RSU Awards granted as of the date of this Agreement. All the outstanding Huya Shares are, and Huya Class A Shares issuable upon the exercise of outstanding Huya Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable.
Except (i) as set forth in
Section 4.2(a)
, (ii) as set forth in the Huya Deposit Agreement and (iii) for the transactions contemplated by this Agreement and the Huya VIE Contracts, (A) there is no share capital of Huya authorized, issued or outstanding; (B) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued share capital of Huya or any of its Subsidiaries, obligating Huya or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any share capital or other equity interest in Huya or any of its Subsidiaries or securities convertible into or exchangeable or exercisable for such share capital or equity interests, or obligating Huya or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, agreement, arrangement or commitment, and (C) there are no outstanding obligations of Huya or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Huya Shares or other share capital of Huya or any of its Subsidiaries, or to make any payments based on the market price or value of shares or other share capital of Huya or any of its Subsidiaries, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary course of business. Other than the Huya ADSs and the Huya Deposit Agreement, Huya does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) with the shareholders of Huya (the “
Huya Shareholders
”) on any matter.
(c) All of the outstanding share capital of Huya’s Subsidiaries formed outside of the PRC (the “
Huya Offshore S
ubsidiaries
”) has been duly authorized, and validly issued, and is fully paid and non-assessable
and owned by Huya, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be required by applicable Law), and there are no irrevocable proxies with respect to such share capital.
(d) Each Huya Option and Huya RSU was (i) granted under the Huya Share Incentive Plan (ii) duly authorized by all necessary action, including, as applicable, approval by the Huya Board (or a duly authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents and (iii) granted in compliance with all applicable Law in all material respects and all of the terms and conditions of the Huya Share Incentive Plan.
(e) As of the date of this Agreement, the authorized share capital of Merger Sub consists solely of US$100,000, divided into 1,000,000,000 ordinary shares, par value US$0.0001 per share, of which 1 ordinary share is validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Huya, free and clear of any Liens. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time, will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
(f) Merger Sub has no secured creditors and has granted no fixed or floating security interests that are outstanding.
Section 4.3
Authority
.
(a) Each of Huya and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Huya Board, acting upon the unanimous recommendation of the Huya Special Committee, has duly and validly authorized the execution, delivery and performance of this Agreement and approved the consummation of the transactions contemplated hereby, and has at a meeting duly called and held at which a majority of the directors present at such meeting voted in favor of such resolutions in accordance with the Huya Memorandum and Articles of Association and the applicable listing and corporate governance rules and regulations of the New York Stock Exchange, (i) approved, and declared advisable this Agreement, the Merger and the other transactions contemplated hereby; and (ii) determined that such transactions are advisable and fair to, and in the best interests of, Huya and the Huya Shareholders (other than Tencent). The sole director of Merger Sub, and Huya as the sole shareholder of Merger Sub, has duly and validly authorized and approved by the sole director resolution and by special resolution the execution, performance and delivery of this Agreement, the Plan of Merger and the consummation of the transactions contemplated hereby, including the Merger, and taken all corporate actions required to be taken by the sole director of Merger Sub and by Huya as the sole shareholder of Merger Sub for the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of Huya or Merger Sub are necessary to authorize and approve this Agreement, the Merger or the Plan of Merger or to consummate the transactions contemplated hereby, including the Share Issuance. This Agreement has been duly and validly executed and delivered by each of Huya and Merger Sub and, assuming the due authorization, execution and delivery by DouYu and Tencent, constitutes a valid, legal and binding agreement of each of Huya and Merger Sub, enforceable against each of Huya and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) No vote of the Huya Shareholders is required by Law, the Huya Memorandum and Articles of Association or otherwise in order for Huya to authorize and approve this Agreement, the Share Issuance or to consummate the transactions contemplated hereby.
Section 4.4
SEC Reports; Financial Statements
.
(a) Huya has timely (including following any extensions of time for filing provided by Rule
12b-25
promulgated under the Exchange Act) filed or furnished, as applicable, all forms, reports and documents required to be filed or furnished by it with the SEC pursuant to the Securities Act or the Exchange Act (such forms, reports and documents so filed, furnished or provided, including any amendments thereto, collectively, the “
Huya SEC Reports
”). Each of the Huya SEC Reports, as of its filing date and except to the extent corrected by a subsequent Huya SEC Report, has complied or, if filed or furnished after the date hereof and before the Effective Time, will comply, as to form in all material respects with all applicable requirements of the Securities

Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed or amended, as the case may be. No Subsidiary of Huya is subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act. The Huya SEC Reports did not contain, when filed or furnished (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of Huya has failed in any respect to make the certifications required of him or her under section 302 or section 906 of the Sarbanes-Oxley Act of 2002, in each case with respect to the Huya SEC Reports.
(b) The audited and unaudited consolidated financial statements of Huya and the unaudited financial data included in the earnings release for the quarters ended March 31, 2020 and June 30, 2020, included or incorporated by reference in the Huya SEC Reports (collectively, “
Huya Financial Information
”) fairly present (except as may be indicated in the notes thereto), or in the case of Huya SEC Reports filed or furnished after the date of this Agreement, will fairly present, to the extent practicable, in all material respects, the financial position and the results of operations, shareholders’ equity and cash flows of Huya and its consolidated Subsidiaries as of the times and for the periods then ended (subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end
adjustments that are not material in the aggregate). Such Huya Financial Information have been prepared in accordance with GAAP, except as specifically indicated in the notes thereto.
(c) Huya is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.
(d) Huya has established and maintains disclosure controls and procedures (as defined in
Rule 13a-15(e)
of the Exchange Act) as required under
Rule 13a-15
or
15d-15
of the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information relating to Huya, including its Subsidiaries, required to be included in reports filed or furnished under the Exchange Act is accumulated and communicated to Huya’s management, including the chief executive officer and chief financial officer of Huya, to allow timely decisions regarding required disclosure. Neither Huya nor, to Huya’s knowledge, Huya’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of Huya’s internal controls and procedures which could reasonably adversely affect Huya’s ability to record, process, summarize or report financial data, in each case which has not been subsequently remediated.
Section 4.5
No Undisclosed Liabilities
. Neither Huya nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, required to be recorded or reflected on a balance sheet under GAAP, and there is no existing condition, situation or set of circumstances which could be expected to result in such material liability or obligation, except for liabilities or obligations (a) reflected, accrued or reserved against in Huya’s consolidated balance sheets or in the notes thereto included in the Huya SEC Reports filed or furnished prior to the date hereof, (b) incurred since the date of the most recent balance sheet included in the Huya SEC Reports in the ordinary course of business consistent with past practices, (c) disclosed in
Section 4.5
of the Huya Disclosure Schedule, (d) arising under this Agreement or the performance by Huya of its obligations hereunder, or (e) arising, directly or indirectly, in connection with the
COVID-19
pandemic (or any mutation or variation of the underlying virus thereof or related health condition).
Section 4.6
Absence of Changes
. Except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and any
COVID-19
Measures and except as disclosed in
Section 4.6
of the Huya Disclosure Schedule, since the Review Date, Huya and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice and there has not been:
(a) any circumstance, event, occurrence or development which has had, or would reasonably be expected to have, individually or in the aggregate, a Huya Material Adverse Effect;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any share capital of Huya or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to Huya or to any wholly-owned Subsidiary of Huya) or (ii) any redemption, repurchase or other acquisition of any share capital of Huya or any of its Subsidiaries, other than the payment of Huya Closing Dividend pursuant to Section 7.16(a);
(c) any material change in any method of accounting or accounting practice by Huya or any of its Subsidiaries;
(d) any making or revocation of any material Tax election, any settlement or compromise of any material Tax liability, or any change (or request to any Taxing Authority to change) any material aspect of the method of accounting of Huya or any of its Subsidiaries for Tax purposes;
(e) except to the extent required by applicable Law or otherwise contemplated in this Agreement, any increase in the compensation or benefits payable or to become payable to any of its directors, officers or employees (except for increases for non-officer
employees in the ordinary course of business and consistent with past practice);
(f) except to the extent required by applicable Law or otherwise contemplated in this Agreement, (i) any establishment, adoption, entry into, termination or amendment of any bonus, profit sharing, equity, thrift, pension, retirement, deferred compensation, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any director, officer or employee, (ii) any grant or increase in any severance, change in control, termination or similar compensation or benefits payable to any director, officer or employee, or (iii) any acceleration of the time of payment or vesting of, or the lapsing of restrictions with respect to, or any funding or otherwise securing the payment of, any compensation or benefits payable or to become payable to any director, officer or employee under any benefit or compensation plan, agreement or arrangement;
(g) any amendment to the Huya Memorandum and Articles of Association or any similar governing instrument of any of the Subsidiaries of Huya or any amendment to or termination of any of the Huya VIE Contracts;
(h) any incurrence of material indebtedness for borrowed money (other than short term debt incurred in the ordinary course of business and consistent with past practice) or any guarantee of such indebtedness for another Person (other than wholly-owned Subsidiaries of Huya) or any issue or sale of debt securities, warrants or other rights to acquire any debt security of Huya or any of its Subsidiaries;
(i) any adoption of, resolution to approve or petition or similar proceeding or order in relation to, a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization of Huya or any of its Subsidiaries;
(j) any receiver, trustee, administrator or other similar Person appointed in relation to the affairs of Huya or its property or any part thereof; or
(k) any agreement to do any of the foregoing.
Section 4.7
Consents and Approvals; No Violations
.
(a) Except such as shall have been obtained prior to the Closing and except for (i) such filings and approvals as may be required by any federal securities Laws, including compliance with any applicable requirements of the Securities Act and the Exchange Act, (ii) compliance with the rules and regulations of the New York Stock Exchange and approval of listing of newly issued Huya ADSs to be issued in the Merger on the New York Stock

Exchange, (iii) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands and publication of notice of the Merger in the Cayman Islands Governmental Gazette, in each case as required by the Cayman Companies Law, and (iv) any PRC Regulatory Filing, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Huya or Merger Sub of this Agreement or the consummation by Huya or Merger Sub of the transactions contemplated hereby, including the Merger and the Share Issuance.
(b) The execution, delivery and performance of this Agreement by Huya or Merger Sub does not, and the consummation by Huya or Merger Sub of the transactions contemplated hereby, including the Merger and the Share Issuance, will not, constitute or result in (i) any breach of any provision of the Huya Memorandum and Articles of Association or of the respective governing documents of Merger Sub or any of Huya’s Subsidiaries, (ii) a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the creation of any Lien (other than any Lien created as a result of any actions taken by DouYu)) under, any of the terms, conditions or provisions of any Contract or obligation to which Huya or Merger Sub or any of Huya’s Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (collectively, the “
Huya Agreements
”) or (iii) violate any Law or Judgment applicable to Huya or Merger Sub or any of Huya’s Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Huya Material Adverse Effect or prevent or materially impair the ability of Huya and Merger Sub to consummate the Merger and the other transactions contemplated hereby.
Section 4.8
Property
. None of Huya or its Subsidiaries owns any real property. Huya or one of its Subsidiaries is the lessee of all leases reflected on
Section 4.8
of the Huya Disclosure Schedule, free and clear of all Liens (other than Permitted Liens), and is in occupancy of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of Huya, the lessor, except as do not have or would not reasonably be expected to have, individually or in the aggregate, a Huya Material Adverse Effect.
Section 4.9
Legal Proceedings
. Except as listed in
Section 4.9
of the Huya Disclosure Schedule, neither Huya nor any of its Subsidiaries, nor, to the knowledge of Huya, any of their respective directors or officers, is a party to any, and there are no pending or, to the knowledge of Huya, threatened, Proceedings of any nature against Huya, any of its Subsidiaries or their respective directors or officers or to which any of their equity interests or material properties or assets is subject, which (a) has material effects on the financial position or profitability of Huya and its Subsidiaries, taken as a whole, or (b) challenges or seeks to enjoin, alter, prevent or materially delay the Merger. There is no material Judgment outstanding against Huya, any of its Subsidiaries, any of their equity interests, material properties or assets, or any of their directors and officers (in their capacity as directors and officers).
Section 4.10
Permits; Compliance with Applicable Laws
.
(a) Except as listed in
Section 4.10(a)
of the Huya Disclosure Schedule, each of Huya and its Subsidiaries hold all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of all Governmental Entities necessary for it to own, lease, operate and use its properties and assets or to carry on its business (the “
Huya Permits
”), and (i) all of the Huya Permits are valid, in full force and effect, and are not subject to any pending or, to the knowledge of Huya, threatened Proceedings by any Governmental Entity to suspend, cancel, modify, terminate or revoke any such Huya Permit, (ii) each of Huya and its Subsidiaries is in material compliance with the terms and requirements of the Huya Permits, and (iii) neither Huya nor any of its Subsidiaries is in material default under, and to the knowledge of Huya, no condition exists that with notice or lapse of time or both would constitute a material default under or would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of, any such Huya Permit.

(b) Neither Huya nor any of its Subsidiaries is or has been in material violation of any Law applicable to Huya or its Subsidiaries (including FCPA, the PRC Anti-Bribery Laws and applicable rules and regulations of relevant PRC Governmental Entities), except for violations which would not reasonably be expected to have, individually or in the aggregate, a Huya Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Huya or its Subsidiaries is pending or, to Huya’s knowledge, threatened in writing, nor, to Huya’s knowledge, has any Governmental Entity indicated an intention in writing to conduct the same, in each case with respect to a material violation of applicable Law.
(c) None of Huya, any of its Subsidiaries or any of their respective directors, officers or employees or, to Huya’s knowledge, any agent, or any other person acting for or on behalf of Huya or any Subsidiary has (individually and collectively, a “
Huya Affiliate
”), (i) made any bribe, influence payment, kickback, payoff, or any other type of payment that would be unlawful under any applicable Law; (ii) offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any Governmental Official for the purpose of (A) improperly influencing any act or decision of such Government Official in his official capacity, (B) improperly inducing such Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to improperly influence or affect any act or decision of any Governmental Entity, in each case, in order to assist Huya, any Subsidiary, or any Huya Affiliate in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any unlawful contributions, payments, gifts, or expenditures. Huya and its Subsidiaries have effective disclosure controls and procedures and an internal accounting controls system applicable to it and its Subsidiaries which are designed to provide reasonable assurances that violations of the FCPA, the PRC Anti-Bribery Laws or any similar Law will be prevented, detected and deterred.
(d) Huya is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and SAFE on August 8, 2006 and effective as of September 8, 2006. Neither Huya nor any of its Subsidiaries is or has been in material violation of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors.
(e) Huya has taken reasonable steps to comply with SAFE Circular 7 and has taken reasonable steps to cause its beneficiary shareholders who are PRC residents to comply with SAFE Circular 37 with respect to their interests in Huya.
(f) Except as would not reasonably be expected to have a Huya Material Adverse Effect, Huya and its Subsidiaries have in the past two (2) years complied with all Laws applicable to data privacy, data security or personal information (“
Data Protection Laws
”), as well as its and their own rules, policies and procedures relating to privacy, data protection, and the collection, retention, protection, use and other processing of personal information. No action or claim has been asserted or threatened against any of Huya or its Subsidiaries alleging a material violation of any Data Protection Law and, to the knowledge of Huya, there does not exist any basis therefor. Except as would not reasonably be expected to have a Huya Material Adverse Effect, the transactions contemplated by this Agreement will not result in the violation of any Data Protection Law or the rules, policies and procedures relating to privacy, data protection, and the collection, retention, protection, use and other processing of personal information of Huya or its Subsidiaries.
Section 4.11
Employee Benefit Plans
.
(a) Each employee benefit plan, program or arrangement (whether written or unwritten) for the benefit of any Huya Employee (including without limitation, any stock option, stock purchase, stock appreciation rights or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, profit sharing plan, unemployment or severance compensation plan, or employment or consulting agreement) that Huya or any of its Subsidiaries maintains, sponsors, participates in, is a party to or contributes to (each, a “
Huya Benefit Plan
”), is disclosed in the Huya SEC Reports or listed in
Section 4.11(a)
of the Huya Disclosure Schedule, other than any Huya Benefit Plan mandated by applicable Law to which the sole liability of Huya and its Subsidiaries is to make contributions required by Law including plans or programs maintained by a Governmental Entity requiring the payment of social insurance taxes or similar contributions by Huya or its Subsidiaries to a fund of a Governmental Entity with respect to wages of an employee (each of such plan, a “
Statutory Huya Benefit Plan
”). True and complete copies of each such Huya Benefit Plan other than a Statutory Huya Benefit Plan, including all amendments thereto have been provided or made available to DouYu.
(b) Except as permitted by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with another event) will (i) result in any payment becoming due to any Huya Employee under any of the Huya Benefit Plans or otherwise; (ii) increase any compensation or benefits due to any Huya Employee under any of the Huya Benefit Plans or otherwise; (iii) result in any acceleration of the time of payment or vesting of any compensation or benefits due to any Huya Employee under any Huya Benefit Plan or otherwise; or (iv) result in Huya being obligated to grant any options, restricted share units or other rights to purchase or acquire Huya Share to any Huya Employees after the date hereof.
(c) Except as disclosed in the Huya SEC Reports and severance benefits provided for under applicable Law, Huya and its Subsidiaries do not maintain any Huya Benefit Plan that provides benefits in the nature of severance to any Huya Employees. No Huya Benefit Plan provides welfare benefits, including, death or medical benefits (whether or not insured), beyond retirement or termination of service, other than coverage mandated solely by applicable Law.
(d) With respect to each Huya Benefit Plan, neither Huya nor any of its Subsidiaries has received any notice, letter or other written or oral communications from any Governmental Entity regarding any material non-compliance
of employee social benefits requirements.
(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Huya Material Adverse Effect, there are no pending or, to the knowledge of Huya, threatened Proceedings by or on behalf of any Huya Employee or beneficiary covered under any such Huya Benefit Plan, as applicable, or otherwise involving any such Huya Benefit Plan (other than routine claims for benefits). Each Huya Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law.
Section 4.12
Labor Matters
. There are no collective bargaining agreements which pertain to Huya Employees. Except as would not, individually or in the aggregate, be reasonably likely to have a Huya Material Adverse Effect, as of the date hereof: (i) there are no pending labor disputes between Huya or any of its Subsidiaries, on the one hand, and any Huya Employee, on the other hand, (ii) each of Huya and its Subsidiaries is in compliance with all applicable Laws relating to employment, termination, wages and hours and social security, in each case, with respect to each of the Huya Employees (including those on layoff, disability or leave of absence, whether paid or unpaid); and (iii) neither Huya nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Huya Employees other than coverage mandated by applicable Law.
Section 4.13
Taxes
.
(a) Each of Huya and its Subsidiaries has duly and timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are true, complete and accurate in all material respects. All material Taxes shown to be due and payable on such Tax Returns have been timely paid.
(b) The most recent Huya Financial Information reflects an adequate reserve for all Taxes payable by Huya and its Subsidiaries for all Taxable periods and portions thereof through the date of such Huya Financial

Information. To Huya’s knowledge, no material deficiency with respect to Taxes has been proposed, asserted or assessed against Huya or any of its Subsidiaries, other than any deficiency which has been paid or is being contested in good faith in appropriate Proceedings and for which adequate reserves have been established in the Huya SEC Reports. No material Liens for Taxes exist with respect to any asset of Huya or any of its Subsidiaries, except for Permitted Liens or Liens for which adequate reserves have been established in the Huya SEC Reports.
(c) All material amounts of Taxes required to be withheld by Huya and each of its Subsidiaries have been timely withheld, and to the extent required by applicable Law, all such withheld amounts have been timely paid over to the appropriate Governmental Entity.
(d) No audit, investigation, suit or other administrative or court proceedings are pending, in progress or, to the knowledge of Huya, threatened with respect to any Taxes or Tax assets of Huya or any of its Subsidiaries, and no written notice thereof has been received.
(e) No written claim has been made by a Taxing Authority in a jurisdiction where neither Huya nor any of its Subsidiaries files Tax Returns for a particular type of Tax that Huya or any Subsidiary is or may be subject to this type of Tax or required to file a Tax Return with respect to such type of Tax in that jurisdiction.
(f) Neither Huya nor any of its Subsidiaries has participated in any transaction that is treated as a tax shelter or similar transaction under Applicable Law.
(g) Neither Huya nor any of its Subsidiaries (i) has been a member of Tax Group other than a Tax Group of which Huya was the common parent or (ii) has any liability for the Taxes of any other Person (other than Huya or any of its Subsidiaries) (x) as a transferee or successor, (y) pursuant to any tax sharing agreement or other contractual obligation (other than pursuant to customary provisions of contractual agreements entered into in the ordinary course of business the principal subject of which does not relate to Taxes) or (z) as a result of such other Person having being at any time a member of a Tax Group of which Huya or any Subsidiary thereof was also a member.
Section 4.14
Material Contracts
.
(a) Except for this Agreement and the Reassignment Agreement,
Section 4.14
of the Huya Disclosure Schedule sets forth a true and complete list of all of the following types of Contracts that currently remain in effect (x) to which Huya or any of its Subsidiaries is a party or which binds or affects their respective properties or assets, and (y) have not been filed with or furnished to the SEC as an exhibit to the Huya SEC Reports:
(i) any Contract that would be required to be filed or furnished by Huya pursuant to Item 19 and paragraph 4 of the Instructions to Exhibits of
Form 20-F
under the Exchange Act;
(ii) any Contract granting a right of first refusal, first offer or first negotiation;
(iii) any Contract relating to (A) the formation, creation, operation, management or control of a partnership, joint venture, limited liability company or similar arrangement, (B) strategic cooperation or partnership arrangements, or (C) other similar agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities, in each case, more than RMB20,000,000, by Huya or any of its Subsidiaries;
(iv) any Contract for the acquisition, sale or lease (including leases in connection with financing transactions) of material properties or assets of Huya (by merger, purchase or sale of assets or stock or otherwise);
(v) any Contract with any Governmental Entity;
(vi) any Contract granting or evidencing a Lien on any material properties or assets of Huya or any of its Subsidiaries, other than a Permitted Lien;

(vii) any Contract involving the capital expenditure by Huya or its Subsidiaries, or relating to indebtedness for borrowed money or any financial guaranty, in each case, more than RMB20,000,000;
(viii) any Contract involving a loan (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel and entertainment allowances to the employees of the Company and any of its Subsidiaries extended in the ordinary course of business), or investment in, any Person, in each case, more than RMB20,000,000, other than a wholly-owned Subsidiary of Huya or any Contract relating to the making of any such loan, advance or investment that is material to the financial status of Huya;
(ix) any
non-competition
Contract or other Contract that purports to limit, curtail or restrict in any material respect the ability of Huya or any of its Subsidiaries to compete in any geographic area, industry or line of business;
(x) any Contract that contains a put, call or similar right pursuant to which Huya or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests or assets of any Person that have fair market value or purchase price of more than RMB20,000,000;
(xi) any Contracts involving any resolution or settlement of any actual or threatened material litigation, arbitration, claim or other dispute, more than RMB5,000,000;
(xii) any Contract (other than Contracts granting Huya Options / Huya RSU Awards) giving the other party the right to terminate such Contract as a result of this Agreement or the consummation of the transactions contemplated by this Agreement, including the Merger;
(xiii) any Contract that contains restrictions with respect to (A) payment of dividends or any distribution with respect to equity interests of Huya or any of its Subsidiaries, (B) pledging of share capital of Huya or any of its Subsidiaries or (C) issuance of guaranty by Huya or any of its Subsidiaries;
(xiv) any material Huya IP Agreements with an aggregate contract value exceeding RMB20,000,000;
(xv) Contracts with top twenty streamers and top twenty talent agencies, in each case, in terms of contract value; or
(xvi) any other Contract, a breach or termination of which could reasonably be expected to have a Huya Material Adverse Effect.
Each Contract of the type described in this
Section 4.14(a)
, together with any Contract that has been filed or furnished by Huya pursuant to Item 19 and paragraph 4 of the Instructions to Exhibits of Form
20-F
under the Exchange Act, is referred to herein as a “
Huya Material Contract
”. A true and complete copy of each Huya Material Contract in effect as of the date hereof has been made available to DouYu (including, where applicable, pursuant to agreed-upon procedures to protect competitively sensitive information) or publicly filed with the SEC.
(b) Each Huya Material Contract constitutes the valid and legally binding obligation of Huya or its applicable Subsidiary, enforceable in accordance with its terms and is in full force and effect, subject to Bankruptcy and Equity Exception. There is no material breach or default under any Huya Material Contract either by Huya or, to Huya’s knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Huya or, to Huya’s knowledge, any other party. No party to any such Huya Material Contract has given notice to Huya of or made a claim against Huya with respect to any material breach or default thereunder.
Section 4.15
Insurance Matters
.
Section 4.15
of the Huya Disclosure Schedule sets forth a list of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities, operations and directors and officers of Huya and its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Huya Material Adverse Effect, all such policies, programs and arrangements are in full force and effect, no notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. Neither Huya nor any of its Subsidiaries knows of any threatened termination of, or material alteration of coverage under, any of its respective insurance policies.
Section 4.16
Intellectual Property
.
(a)
List of Intellectual Property
. Huya has provided to DouYu and Tencent with a true and complete list of all Huya Owned Intellectual Property that is Registered, indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the identity of the current applicant or registered owner.
(b)
Ownership; Sufficiency
. Except as would not have a Huya Material Adverse Effect, (i) Huya and its Subsidiaries own or have sufficient rights to use all Intellectual Property that is necessary for the operation of their business as currently conducted; (ii) Huya and its Subsidiaries solely and exclusively own all right, title and interest in the Huya Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens); and (iii) Huya and its Subsidiaries have a valid license to use the Huya Licensed Intellectual Property in connection with and as used in the operation of their business as currently conducted.
(c)
Validity and Enforceability
. Except as would not have a Huya Material Adverse Effect, each Huya Owned Intellectual Property that is Registered is (i), to the knowledge of Huya, valid, subsisting (or in the case of applications, applied for) and enforceable, (ii) currently in compliance with any and all legal requirements necessary to maintain the validity and enforceability thereof, and (iii) not subject to any outstanding Judgment adversely affecting Huya’s or its Subsidiaries’ use thereof or rights thereto, or that would impair the validity or enforceability thereof. There has been no action or claim asserted or, to the knowledge of Huya, threatened challenging the ownership, scope, validity or enforceability of any Huya Owned Intellectual Property that is Registered, except as would not materially affect the business of Huya and its Subsidiaries, taken as a whole.
(d)
Infringement
. Except as would not have a Huya Material Adverse Effect, (i) neither Huya nor any of its Subsidiaries has received any notice in writing that Huya or any such Subsidiary, the operation of the business of Huya and its Subsidiaries or the use or other exploitation of Huya Intellectual Property in connection therewith has, in the last two (2) years, infringed, misappropriated or otherwise violated the Intellectual Property rights of any other Person; and (ii) to the knowledge of Huya, no Person (including current and former officers, employees, consultants and contractors of Huya or any of its Subsidiaries) is engaging, or has engaged in the last two (2) years, in any activity that infringes, misappropriates or otherwise violates any Huya Intellectual Property.
(e)
Protection Measures
. Huya and its Subsidiaries have taken reasonable measures at a level that is not below industry standards to maintain the confidentiality and value of all material confidential information used or held for use in the operation of the business of Huya and its Subsidiaries, including the source code for any Huya Software and all other material confidential Huya Intellectual Property. To the knowledge of Huya, (i) no material confidential information, trade secrets or other material confidential Huya Intellectual Property has been disclosed by Huya or its Subsidiaries to any Person except pursuant to non-disclosure
and/or license agreements that obligate such Person to keep such confidential information, trade secrets or other confidential Huya Intellectual Property confidential and (ii) no party thereto is in material default of any such agreement.
(f)
Public Software
. Except as would not have a Huya Material Adverse Effect, no Public Software has been used by Huya or any of its Subsidiaries in connection with any Huya Software or any IT Asset of Huya or any of its Subsidiaries in a manner that requires the licensing, disclosure or distribution of any source code of any Huya Software or limits the receipt of consideration in connection with the use, licensing or distribution of such Huya Software or IT Asset of Huya or any of its Subsidiaries.
(g)
IT Assets
. Except as would not have a Huya Material Adverse Effect, (i) the IT Assets owned by, licensed to or otherwise used for the benefit of Huya and its Subsidiaries (including Huya Software)

(collectively, “
Huya IT Systems
”) are sufficient for the operation of their business as currently conducted; (ii) the Huya IT Systems are free from bugs or other defects and, to the knowledge of Huya, do not contain any viruses; (iii) Huya and its Subsidiaries have implemented reasonable backup, security and disaster recovery measures and technology to protect the confidentiality, integrity and security of such Huya IT Systems (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, at a level that is not below industry practices; (iv) there have been no security breaches in the Huya IT Systems owned by Huya or its Subsidiaries and, to the knowledge of Huya, the Huya IT Systems owned by third parties to the extent used by or on behalf of Huya or its Subsidiaries; and (v) there have been no disruptions in any Huya IT Systems that have adversely affected the business of Huya or its Subsidiaries.
Section 4.17
PRC Subsidiaries
.
(a) True and complete copies of each of the constitutional documents and certificates and related contracts and agreements of Huya’s Subsidiaries formed in the PRC (the “
Huya PRC Subsidiaries
”) have been provided or made available to DouYu and have been duly approved or issued (as applicable) by competent PRC Governmental Entities.
(b) All filings and registrations with the PRC Governmental Entities required to be made in respect of the Huya PRC Subsidiaries and their operations, including, but not limited to, the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, SAFE, tax bureau and customs authorities have been duly completed in accordance with the relevant rules and regulations, except where failure to make such filings and registration has not had, or would not reasonably be expected to have, a Huya Material Adverse Effect.
(c) The portion of the contributed registered capital of each Huya VIE has been contributed in accordance with applicable Law or the constitutional documents of such Huya VIE.
(d) No approvals are required to be obtained for the performance by the respective parties of their obligations and the transactions contemplated under the Huya VIE Contracts other than those already obtained or contemplated by the Huya VIE Contracts.
(e) The execution, delivery and performance by each of the relevant parties of their respective obligations under each of the Huya VIE Contracts, and the consummation of the transactions contemplated thereunder, did not, do not and will not (i) result in any violation of their respective articles of association, their respective business licenses or constitutive documents; (ii) result in any violation of any applicable PRC Laws, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Judgment of any court of the PRC having jurisdiction over the relevant parties to the Huya VIE Contracts, as the case may be, any agreement or instrument to which any of them is expressed to be a party or which is binding on any of them.
(f) (i) Pursuant to the Huya VIE Contracts, taken as a whole, and to the extent permitted by applicable Laws, Huya has effective control over each Huya VIE and has consolidated the financial results of each Huya VIE in accordance with GAAP, and (ii) each of the Huya VIE Contracts constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(g) Huya has effective control of and is the primary beneficiary of each Huya VIE. Except as provided in the Huya VIE Contracts, nominee equity holders’ equity interests in any Huya VIE are not subject to any Liens (other than Permitted Liens) or any third-party rights or claims. There are no disputes, disagreements, claims or any legal proceedings of any material nature, raised by any Governmental Entity or any other Person, against or affecting any of Huya, Huya VIEs or any of Huya VIE’s shareholders that: (i) challenge the validity or enforceability of any part or all of the Huya VIE Contracts taken as whole; (ii) challenge the Huya VIE structure or the ownership structure as set forth in the Huya VIE Contracts; (iii) claim any ownership, share, equity or interest in Huya or Huya VIEs, or claim any compensation for not being granted any ownership, share, equity or interest in Huya or Huya VIEs; or (iv) claim any of the Huya VIE Contracts or the ownership structure thereof or any arrangements or performance of or in accordance with the Huya VIE Contracts was, is or will be in violation of any PRC Laws, in each case in the preceding clauses (i) through (iv), where such dispute, disagreement, claim or legal proceeding has a materially disproportionate adverse effect on Huya, Huya VIEs or any of their shareholders as compared to other similarly situated enterprises in the PRC which adopt a similar “variable interest entity” structure that allows one entity to exercise voting control and have a substantial economic interest in another entity where such first entity does not, directly or indirectly, own a majority of the equity interests of the second entity.
Section 4.18
Interested Party Transactions
. Except for (a) employment agreements and indemnification agreements filed, furnished or incorporated by reference as an exhibit to a Huya SEC Report filed or furnished prior to the date hereof, (b) the Huya Share Incentive Plan, and (c) any Contracts between Huya or any of its Subsidiaries on the one hand, and Tencent or any of its Subsidiaries, on the other hand, with an aggregate contract value not exceeding RMB5,000,000, Section 4.18 of the Huya Disclosure Schedule sets forth a correct and complete list of the contracts or agreements under which there are any existing or future liabilities between Huya or any of its Subsidiaries, on the one hand, and any (i) present executive officer or director of Huya as of the date of this Agreement or (ii) record or beneficial owner of more than five percent (5%) of the Huya Shares as reflected in filings of Schedules 13G or 13D with the SEC with respect to Huya prior to the date of this Agreement, on the other hand, in each case, with an aggregate contract value exceeding RMB5,000,000.
Section 4.19
Opinion of Financial Advisor
. Citigroup Global Markets Inc. (the “
Huya Financial Advisor
”) has delivered to the Huya Special Committee its written opinion to the effect that, as of the date of such opinion and subject to the various assumptions, qualifications and limitations set forth therein, the Exchange Ratio is fair from a financial point of view to Huya.
Section 4.20
Brokers
. No broker, finder or investment banker (other than the Huya Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Huya or Merger Sub or any of their respective Affiliates.
Section 4.21
Non-Reliance
. In connection with the due diligence investigation of DouYu and its Subsidiaries by Huya, Merger Sub, their Affiliates and their respective Representatives, Huya, Merger Sub, their Affiliates and their respective Representatives have received and may continue to receive after the date hereof from DouYu and its Affiliates and their respective Representatives certain estimates, projections, forecasts and other forward looking information, as well as certain business plan information, regarding DouYu and its Subsidiaries and their businesses and operations. Huya and Merger Sub hereby acknowledge and agree (a) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward looking statements, as well as in such business plans, with which Huya and Merger Sub are familiar, (b) that Huya and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward looking information or business plans), and (c) that Huya and Merger Sub will have no claim against DouYu or any of its Subsidiaries, or any of their respective Affiliates, Representatives or any other Person, with respect thereto. Accordingly, Huya and Merger Sub hereby acknowledge and agree that none of DouYu or any of its Subsidiaries, nor any of their respective Affiliates, Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward looking statements or business plans.
Section 4.22
No Additional Representations
. Except for the representations and warranties made by Huya and Merger Sub in this
Article IV
, none of Huya, Merger Sub or any other person makes any other express or implied representation or warranty with respect to Huya or any of its Subsidiaries (including Merger Sub) or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to DouYu, Tencent or any of their respective Affiliates (other than Huya) or Representatives, notwithstanding the delivery or disclosure to DouYu, Tencent or any of their respective Affiliates (other than Huya) or Representatives of any documentation, forecasts or other information in connection with the transactions contemplated hereby, and each of DouYu and Tencent acknowledges the foregoing.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF TENCENT
Tencent hereby represents and warrants to DouYu and Huya that:
Section 5.1
Organization
. Tencent is an exempted company with limited liability incorporated under the laws of the Cayman Islands.
Section 5.2
Authority
. (a) Tencent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions applicable to Tencent contemplated hereby, and has obtained all necessary internal approvals for the execution, delivery and performance of this Agreement by Tencent and the consummation of the transactions applicable to Tencent contemplated hereby. No other corporate proceedings on the part of Tencent are necessary to authorize and approve this Agreement or to consummate the transactions applicable to Tencent contemplated hereby. This Agreement has been duly and validly executed and delivered by Tencent and, assuming the due authorization, execution and delivery by DouYu, Huya and Merger Sub, constitutes a valid, legal and binding agreement of Tencent, enforceable against Tencent in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 5.3
Ownership
. As of the date of this Agreement, Tencent and its Affiliates, taken together, are the beneficial owners of (i) 12,068,104 DouYu Shares and (ii) 112,012,054 Huya Class B Shares, and own such DouYu Shares and Huya Class B Shares, in each case, free and clear of all liens, encumbrances, equities or claims.
Section 5.4
Consents and Approvals; No Violations
.
(a) Except such as shall have been obtained prior to the Closing and except for any PRC Regulatory Filing or such filings and approvals as may be required by any federal securities Laws, including compliance with any applicable requirements of the Securities Act and the Exchange Act, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Tencent of this Agreement or the consummation by Tencent of the transactions applicable to it contemplated hereby.
(b) The execution, delivery and performance of this Agreement by Tencent does not, and the consummation by Tencent of the transactions applicable to it contemplated hereby will not, constitute or result in (i) any breach of any provision of the Amended and Restated Memorandum and Articles of Association of Tencent, as in effect as of the date of this Agreement, (ii) a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of an obligation or the creation of any Liens) under, any of the terms, conditions or provisions of any Contract or obligation to which Tencent is a party or by which it or its properties or assets may be bound or (iii) violate any Law or Judgment applicable to Tencent or any of its properties or assets.
Section 5.5
No Additional Representations
. Except for the representations and warranties made by Tencent in this
Article V
, neither Tencent nor any other person makes any other express or implied representation or warranty with respect to Tencent or its business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to DouYu, Huya, Merger Sub or any of their respective Affiliates (other than Tencent) or Representatives, notwithstanding the delivery or disclosure to DouYu, Huya, Merger Sub or any of their respective Affiliates (other than Tencent) or Representatives of any documentation, forecasts or other information in connection with the transactions contemplated hereby, and each of DouYu, Huya and Merger Sub acknowledges the foregoing.
ARTICLE VI.
COVENANTS RELATED TO CONDUCT OF BUSINESS
Section 6.1
Conduct of Business of DouYu
. Except as required by applicable Law (including
COVID-19
Measures) or as expressly contemplated by any of the Transaction Agreements, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with
Article IX
, DouYu will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and keep available the service of its current officers and employees and preserve its relationships with customers, advertisers, licensors, suppliers and others having business dealings with it;
provided
,
that
, during any period of full or partial suspension of operations related to the
COVID-19
pandemic, DouYu may, in connection with the
COVID-19
pandemic, take such actions as are reasonably necessary (A) to protect the health and safety of DouYu’s or its Subsidiaries’ employees and other individuals having business dealings with DouYu or its Subsidiaries or (B) to respond to third-party supply or service disruptions caused by the
COVID-19
pandemic, including, but not limited to, the
COVID-19
Measures, and any such actions taken (or not taken) as a result of, in response to, or otherwise related to the
COVID-19
pandemic shall be deemed to be taken in the “ordinary and usual course of business” for all purposes of this
Section 6.1
and not be considered a breach of this
Section 6.1
;
provided
,
further
, that DouYu shall provide Huya with written notice of such actions taken in connection with the
COVID-19
pandemic;
provided
,
further
, that following any such suspension, to the extent that DouYu or any of its Subsidiaries took any actions pursuant to the immediately preceding proviso that caused deviations from its business being conducted in the ordinary and usual course of business consistent with past practice, to resume conducting its business in the ordinary and usual course of business consistent with past practice in all material respects as soon as reasonably practicable. Without limiting the generality of the foregoing, and except as required by applicable Law, as otherwise contemplated in this Agreement or
Section 6.1
of the DouYu Disclosure Schedule, from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with
Article IX
, DouYu will not, and will not permit its Subsidiaries to, without the prior written consent of Huya and Tencent (which consent shall not be unreasonably withheld or delayed):
(a) amend the DouYu Memorandum and Articles of Association or any of the DouYu VIE Contracts;
(b) authorize for issuance, issue, sell, pledge, dispose of, transfer, deliver or agree or commit to issue, sell, pledge, dispose of, transfer or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any share capital or any other securities convertible into or exchangeable for any share capital or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), other than the issuance of DouYu Shares upon the vesting of DouYu RSU Awards outstanding as of the date hereof;
(c) (i) split, combine, subdivide or reclassify any of its share capital; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its share capital (other than the DouYu Closing Dividend); (iii) enter into any agreement with respect to the voting of its share capital, (iv) make any other actual, constructive or deemed distribution in respect of any of its share capital or otherwise make any payments to shareholders in their capacity as such; or (v) redeem, repurchase or otherwise acquire any of its share capital or any share capital of any of its Subsidiaries;

(d) place DouYu or any of its Subsidiaries into liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization, redomiciliation or other reorganization (other than the Merger);
(e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of DouYu’s Subsidiaries, other than as a result of any internal restructuring;
(f) except pursuant to a Contract existing on the date of this Agreement (i) incur, modify, renew or assume any long-term or short-term debt or issue any debt securities in an amount exceeding RMB5,000,000 in the aggregate, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice; (ii) prepay any debt, borrowings or obligations in excess of RMB5,000,000 in the aggregate prior to their stated maturity; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to DouYu and its Subsidiaries, taken as a whole, except for guarantees of obligations of wholly-owned Subsidiaries of DouYu, (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned subsidiaries of DouYu, DouYu VIEs in accordance with DouYu VIE Contracts and for advances for travel and other expenses to officers, directors and employees made in the ordinary course of business consistent with past practice); (v) pledge or otherwise encumber shares of capital stock of DouYu or its Subsidiaries; or (vi) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon other than Permitted Liens;
(g) except as may be required as a result of a change in Law or in GAAP or for the purpose of execution of this Agreement and consummation of the transactions contemplated hereby, change any of the accounting principles used by it;
(h) (i) abandon, permit to lapse, dispose of, license, sublicense, assign, transfer, create or incur any Lien (other than Permitted Lien) on or grant to any Person any rights to any DouYu Intellectual Property, (ii) make any material change in the ownership or right to register any DouYu Intellectual Property, or (iii) enter into any Contract with respect to or otherwise binding upon any DouYu Intellectual Property, in each case any of the foregoing in (i) to (iii), other than consistent with past practice in the ordinary course of business;
(i) waive the benefits of, reduce the restriction periods or agree to modify in a manner adverse to DouYu or any of its Subsidiaries any non-competition,
confidentiality, standstill or similar agreement to which DouYu or any of its Subsidiaries is a party;
(j) acquire, sell, lease, transfer or otherwise dispose of any assets in an amount exceeding RMB5,000,000 in the aggregate (including but not limited to domain names, trademarks and content licenses), except in the ordinary course of business consistent with past practice;
(k) (i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein that, taken together, have an acquisition or investment amount exceeding RMB50,000,000 or (ii) authorize any new capital expenditures, except that, in the aggregate, would not exceed RMB50,000,000 during each fiscal quarter or except as specifically budgeted in DouYu’s current plan approved by the DouYu Board prior to the date hereof that was made available to Huya;
(l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in an amount exceeding RMB5,000,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by Governmental Entities; provided that DouYu or its applicable Subsidiary shall notify Huya promptly after such payment, discharge or satisfaction as required by Governmental Entities;

(m) settle or compromise any pending or threatened suit, action or claim in an amount exceeding RMB5,000,000 (other than responding to takedown notices or other notices or accusations of potential infringement in a manner consistent with past practice in the ordinary course of business);
(n) (i) cancel, materially modify, terminate or grant a waiver of any rights under any DouYu Material Contract in a manner adverse to DouYu or any of its Subsidiaries, (ii) enter into a new Contract that (A) would be a DouYu Material Contract if in existence as of the date of this Agreement or (B) contains, unless required by applicable Law, a change of control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the transactions contemplated by this Agreement or (iii) waive, release, cancel, convey or otherwise assign any material rights or claims under any such DouYu Material Contract or new Contract;
(o) enter into any new lines of business that has any significant effects on the financial position of DouYu and its Subsidiaries, taken as a whole; or
(p) take, propose to take, or agree in writing or otherwise to take, any of the actions described in
Section 6.1(a)
through
Section 6.1(o)
.
Section 6.2
Conduct of Business of Huya
. Except as required by applicable Law (including
COVID-19
Measures) or as expressly contemplated by any of the Transaction Agreements, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with
Article IX
, Huya will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and keep available the service of its current officers and employees and preserve its relationships with customers, advertisers, licensors, suppliers and others having business dealings with it;
provided
,
that
, during any period of full or partial suspension of operations related to the
COVID-19
pandemic, Huya may, in connection with the
COVID-19
pandemic, take such actions as are reasonably necessary (A) to protect the health and safety of Huya’s or its Subsidiaries’ employees and other individuals having business dealings with Huya or its Subsidiaries or (B) to respond to third-party supply or service disruptions caused by the
COVID-19
pandemic, including, but not limited to, the
COVID-19
Measures, and any such actions taken (or not taken) as a result of, in response to, or otherwise related to the
COVID-19
pandemic shall be deemed to be taken in the “ordinary and usual course of business” for all purposes of this
Section 6.2
and not be considered a breach of this
Section 6.2
;
provided
,
further
, that Huya shall provide DouYu with written notice of such actions taken in connection with the
COVID-19
pandemic;
provided
,
further
, that following any such suspension, to the extent that Huya or any of its Subsidiaries took any actions pursuant to the immediately preceding proviso that caused deviations from its business being conducted in the ordinary and usual course of business consistent with past practice, to resume conducting its business in the ordinary and usual course of business consistent with past practice in all material respects as soon as reasonably practicable. Without limiting the generality of the foregoing, and except as required by applicable Law, as otherwise contemplated in this Agreement or
Section 6.2
of the Huya Disclosure Schedule, from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with
Article IX
, Huya will not, and will not permit its Subsidiaries to, without the prior written consent of DouYu and Tencent (which consent shall not be unreasonably withheld or delayed):
(a) amend the Huya Memorandum and Articles of Association or any of the Huya VIE Contracts;
(b) authorize for issuance, issue, sell, pledge, dispose of, transfer, deliver or agree or commit to issue, sell, pledge, dispose of, transfer or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any share capital or any other securities convertible into or exchangeable for any share capital or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), other than the issuance of Huya Class A Shares upon the exercise or vesting of Huya Options and Huya RSU Awards outstanding as of the date hereof;

(c) (i) split, combine, subdivide or reclassify any of its share capital; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its share capital (other than the Huya Closing Dividend); (iii) enter into any agreement with respect to the voting of its share capital, (iv) make any other actual, constructive or deemed distribution in respect of any of its share capital or otherwise make any payments to shareholders in their capacity as such; or (v) redeem, repurchase or otherwise acquire any of its share capital or any share capital of any of its Subsidiaries;
(d) place Huya or any of its Subsidiaries into liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization redomiciliation or other reorganization (other than the Merger);
(e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Huya’s Subsidiaries, other than as a result of any internal restructuring;
(f) except pursuant to a Contract existing on the date of this Agreement (i) incur, modify, renew or assume any long-term or short-term debt or issue any debt securities in an amount exceeding RMB5,000,000 in the aggregate, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice; (ii) prepay any debt, borrowings or obligations in excess of RMB5,000,000 in the aggregate prior to their stated maturity; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to Huya and its Subsidiaries, taken as a whole, except for guarantees of obligations of wholly-owned Subsidiaries of Huya; (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned subsidiaries of Huya, Huya VIEs in accordance with Huya VIE Contracts and for advances for travel and other expenses to officers, directors and employees made in the ordinary course of business consistent with past practice); (v) pledge or otherwise encumber shares of capital stock of Huya or its Subsidiaries; or (vi) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon other than Permitted Liens;
(g) except as may be required as a result of a change in Law or in GAAP or for the purpose of execution of this Agreement and consummation of the transactions contemplated hereby, change any of the accounting principles used by it;
(h) (i) abandon, permit to lapse, dispose of, license, sublicense, assign, transfer, create or incur any Lien (other than Permitted Lien) on or grant to any Person any rights to, any Huya Intellectual Property, (ii) make any material change in the ownership or right to register any Huya Intellectual Property, or (iii) enter into any Contract with respect to or otherwise binding upon any Huya Intellectual Property , in each case any of the foregoing in (i) to (iii), other than consistent with past practice in the ordinary course of business;
(i) waive the benefits of, reduce the restriction periods or agree to modify in a manner adverse to Huya or any of its Subsidiaries any non-competition,
confidentiality, standstill or similar agreement to which Huya or any of its Subsidiaries is a party;
(j) acquire, sell, lease, transfer or otherwise dispose of any assets in an amount exceeding RMB5,000,000 in the aggregate (including but not limited to domain names, trademarks and content licenses), except in the ordinary course of business consistent with past practice;
(k) (i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein that, taken together, have an acquisition or investment amount exceeding RMB50,000,000 or (ii) authorize any new capital expenditures, except that, in the aggregate, would not exceed RMB50,000,000 during each fiscal quarter or except as specifically budgeted in Huya’s current plan approved by the Huya Board prior to the date hereof that was made available to DouYu;

(l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in an amount exceeding RMB5,000,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or required by Governmental Entities; provided that Huya or its applicable Subsidiary shall notify DouYu promptly after such payment, discharge or satisfaction as required by Governmental Entities;
(m) settle or compromise any pending or threatened suit, action or claim in an amount exceeding RMB5,000,000 (other than responding to takedown notices or other notices or accusations of potential infringement in a manner consistent with past practice in the ordinary course of business);
(n) (i) cancel, materially modify, terminate or grant a waiver of any rights under any Huya Material Contract in a manner adverse to Huya or any of its Subsidiaries, or (ii) enter into a new Contract that (A) would be a Huya Material Contract if in existence as of the date of this Agreement or (B) contains, unless required by applicable Law, a change of control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the transactions contemplated by this Agreement, or (iii) waive, release, cancel, convey or otherwise assign any material rights or claims under any such Huya Material Contract or new Contract;
(o) enter into any new lines of business that has any significant effects on the financial position of DouYu and its Subsidiaries, taken as a whole; or
(p) take, propose to take, or agree in writing or otherwise to take, any of the actions described in
Section 6.2(a)
through
Section 6.2(o)
.
Section 6.3
Access to Information
.
(a) Subject to applicable Law, between the date hereof and the Effective Time, each of the Parties will (i) give the other Parties, Tencent and their respective authorized Representatives reasonable access during normal business hours to all of its employees, officers, agents, contracts and properties and to all of its books and records, (ii) permit the other Parties, Tencent and their respective authorized Representatives to make such inspections as they may reasonably require and (iii) will cause its officers and officers of its Subsidiaries to furnish the other Parties, Tencent and their respective authorized Representatives with such financial and operating data and other information with respect to its and its Subsidiaries’ respective businesses, properties and personnel as the other Parties, Tencent and their respective authorized Representatives may from time to time reasonably request;
provided
that no investigation pursuant to this
Section 6.3(a)
shall affect or be deemed to modify any of the representations or warranties made by any Party in this Agreement. For the avoidance of doubt, no Party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) waive the attorney-client privilege of such Party or any of its Subsidiaries (
provided
that such Party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of attorney-client privilege), (ii) contravene any applicable Law (including any applicable antitrust or competition Laws) or requirements of Governmental Entities (
provided
that such Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such law or requirement) (iii) breach the terms of a confidentiality agreement with a third party entered into prior to the date hereof (provided that such Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure) or (iv) result in the other Parties, Tencent or their respective Subsidiaries receiving information that is competitively sensitive. If any information is withheld by a Party or any of its Subsidiaries pursuant to the proviso to the preceding sentence, such withholding Party shall inform the other Parties and Tencent as to the general nature of what, and pursuant to which clause of the proviso in the preceding sentence such information, is being withheld.
(b) Between the date hereof and the Effective Time, each of DouYu and Huya shall furnish to the other and to Tencent, (i) concurrently with the delivery thereof to management of DouYu or Huya, as applicable, such monthly financial statements and data as are regularly prepared for distribution to such management and (ii) at the earliest time they are available, such financial statements as are prepared for the DouYu SEC Reports or the Huya SEC Reports, as applicable, in each case, other than such information that will result in the other Parties, Tencent or their respective Subsidiaries receiving information that is competitively sensitive.
ARTICLE VII.
ADDITIONAL AGREEMENTS
Section 7.1
Preparation of and Filing of the Form
F-4,
the Proxy Statement and the
Schedule 13E-3
.
(a) As promptly as practicable following the date of this Agreement, (i) Huya and DouYu shall jointly prepare (with the reasonable cooperation of Tencent) the proxy statement/prospectus to be filed with the SEC in connection with approval of the Merger by the DouYu Shareholders (the “
Proxy Statement
) and the registration statement on Form
F-4
to be filed with the SEC by Huya in connection with the issuance of the Huya Class A Shares constituting the Merger Consideration (the “
Share Issuance
”) (as amended or supplemented from time to time and including any document incorporated by reference therein, the “
Form
F-4
”), in which the Proxy Statement will be included as a prospectus, and (ii) DouYu, Huya and Tencent shall jointly prepare and file with the SEC the Rule
13e-3
transaction statement on
Schedule 13E-3
relating to the Required DouYu Vote and the transactions contemplated hereby (as amended or supplemented, the “
Schedule
 13E-3
”). Each of DouYu and Huya shall use its reasonable best efforts to have the Form
F-4
declared effective by the SEC under the Securities Act as promptly as practicable after such filing (including by responding to any comments of the SEC) and keep the Form
F-4
effective for so long as necessary to consummate the transactions contemplated by this Agreement or, if earlier, until the termination of this Agreement in accordance with
Article IX
. DouYu shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the DouYu Shareholders as promptly as practicable after the Form
F-4
is declared effective by the SEC under the Securities Act (such date when the Proxy Statement is mailed to the DouYu Shareholders, the “
Proxy Mailing Date
”). Each of the Parties and Tencent shall cooperate and consult with each other in connection with the preparation and filing of the Form
F-4,
the Proxy Statement and the
Schedule 13E-3,
as applicable, including promptly furnishing to each other in writing upon request any and all information relating to a Party, Tencent or their respective Affiliates as may be required to be set forth therein, as applicable, under applicable Law. No filing of, or amendment or supplement to, the Form
F-4,
the Proxy Statement or the
Schedule 13E-3
will be made by any of DouYu, Huya or Tencent, as applicable, without providing the others a reasonable opportunity to review and comment thereon.
(b) Each of the Parties and Tencent agrees that none of the information supplied or to be supplied in writing by or on behalf of such Party, Tencent or their respective Subsidiaries specifically for inclusion or incorporation by reference in (i) the Form
F-4,
at the time it (and any amendment or supplement to it) is filed with the SEC by Huya or at the time it becomes effective under the Securities Act, (ii) the Proxy Statement, on the date it is first mailed to the DouYu Shareholders and at the time of the DouYu Shareholders Meeting, or (iii) the
Schedule 13E-3
at the time it (and any amendment or supplement to it) is filed with the SEC, shall contain untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Each of the Parties and Tencent further agrees that all documents that it is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable. If at any time prior to the Effective Time any information relating to DouYu, Huya, Tencent, or any of their respective Affiliates, directors or officers, is discovered by DouYu, Huya or Tencent that should be set forth in an amendment or supplement to, the Form
F-4,
the Proxy Statement or the
Schedule 13E-3,
so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the others and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Laws, disseminated to the DouYu Shareholders. DouYu, Huya and Tencent, as

applicable, shall notify each other promptly of the receipt of any comments, written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Form
F-4,
the Proxy Statement or the
Schedule 13E-3
or for additional information and each of DouYu, Huya and Tencent shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Form
F-4,
the Proxy Statement, the
Schedule 13E-3,
as applicable, or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Form
F-4
or the
Schedule 13E-3,
as applicable.
(c) Huya shall use its reasonable best efforts to cause any Huya ADSs to be issued in connection with the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.
Section 7.2
Acquisition Proposals Relating to DouYu
.
(a) DouYu will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any officer, director or employee or any investment banker, attorney, accountant or other advisor or representative (each, a “
Representative
”) of DouYu or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage any inquiry or the making of any proposal or offer or any other effort or attempt that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public
information with respect to DouYu or any of its Subsidiaries, or take any other action to facilitate, any Acquisition Proposal, or (iii) enter into any letter of intent, agreement or agreement in principle with respect to an Acquisition Proposal. Immediately after the execution and delivery of this Agreement, DouYu will, and will cause its Subsidiaries and Affiliates and their respective Representatives to, cease and terminate any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any possible Acquisition Proposal, shall promptly cause to be returned or destroyed all confidential information provided by or on behalf of DouYu or any of its Subsidiaries to such Person and shall notify each such Person or its Representatives that the DouYu Board no longer seeks or requests the making of any Acquisition Proposal, and withdraws any consent theretofore given to the making of an Acquisition Proposal. For the purpose of this Agreement, “
Acquisition Proposal
” means any proposal or offer made by any Person (other than Huya, Merger Sub or any Affiliate thereof) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (A) beneficial ownership (as defined under section 13(d) of the Exchange Act) of ten percent (10%) or more of any class of share capital of DouYu pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (B) any one or more assets or businesses of DouYu and its Subsidiaries that constitute ten percent (10%) or more of the revenues or assets of DouYu and its Subsidiaries, taken as a whole.
(b) The DouYu Board will not (i) fail to recommend that the DouYu Shareholders vote in favor of this Agreement and the Merger (the “
DouYu Board Recommendation
”) or fail to include the DouYu Board Recommendation in the Proxy Statement or (ii) withhold, withdraw, qualify or modify, or publicly announce its intent to withhold, withdraw, qualify or modify, in a manner adverse to Huya or Merger Sub, the DouYu Board Recommendation (actions described in this clause (ii) referred to as a “
DouYu Change of Recommendation
”). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Required DouYu Vote is obtained, but not after, the DouYu Board may effect a DouYu Change of Recommendation if the DouYu Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable Law;
provided
,
however
, that prior to taking such action or announcing the intention to do so, (i) DouYu has complied in all material respects with this
Section 7.2
, (ii) the DouYu Board has given Huya at least ten (10) Business Days’ prior written notice of its intention to take such action and a description of the reasons for taking such action, (iii) DouYu has negotiated, and has caused its Representatives to negotiate, in good faith with Huya during such notice period to enable Huya to revise the terms of this Agreement in such a manner that would obviate the need for taking such action and (iv) following the end of such notice period, the DouYu Board (acting upon recommendation of the DouYu Special Committee) shall have considered in good faith any revisions to this

Agreement proposed in writing by Huya in a manner that would form a binding contract if accepted by DouYu, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to effect a DouYu Change of Recommendation would constitute a breach of the directors’ fiduciary duties under applicable Law.
(c) Nothing in this
Section 7.2
shall (i) permit DouYu to terminate this Agreement, (ii) release DouYu from the obligation of holding the DouYu Shareholders Meeting (as defined below) pursuant to
Section 7.3
or (iii) affect any other obligations of DouYu under this Agreement.
Section 7.3
DouYu Shareholders Meetings
.
(a) As soon as practicable after the SEC declares the Form
F-4
effective and confirms that it has no further comments on the
Schedule 13E-3
and the Proxy Statement, but in any event no later than ten (10) days thereafter, DouYu shall (i) establish a record date for determining DouYu Shareholders entitled to vote at the DouYu Shareholder Meeting (the “
Record Date
”) and shall not change such Record Date or establish a different record date for the DouYu Shareholder Meeting without the prior written consent of Huya and Tencent, unless required to do so by applicable Laws; and in the event that the date of the DouYu Shareholder Meeting as originally called is for any reason adjourned or otherwise delayed, DouYu agrees that unless Huya and Tencent shall have otherwise approved in writing or as required by applicable Laws or stock exchange requirement, DouYu shall, if possible, implement such adjournment or other delay in such a way that DouYu does not need to establish a new Record Date for the DouYu Shareholder Meeting, as so adjourned or delayed, (ii) mail or cause to be mailed the Proxy Statement to the holders of DouYu Shares (and concurrently furnish the Proxy Statement under Form
6-K),
including DouYu Shares represented by DouYu ADSs, as of the Record Date, for the purpose of voting upon the authorization and approval of this Agreement, the Plan of Merger and the transactions contemplated herein and (iii) instruct the DouYu Depositary to (A) fix the Record Date as the record date for determining the holders of DouYu ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to the DouYu Shares represented by DouYu ADSs (the “
DouYu Record ADS Holders
”), (B) provide all proxy solicitation materials to all DouYu Record ADS Holders and (C) vote all DouYu Shares represented by DouYu ADSs in accordance with the instructions of such corresponding DouYu Record ADS Holders. Subject to
Section 7.3(b)
, without the prior written consent of Huya and Tencent, the authorization and approval of this Agreement, the Plan of Merger and the transactions contemplated herein, including the Merger, are the only matters (other than procedural matters) that shall be proposed to be voted upon by the DouYu Shareholders at the DouYu Shareholder Meeting.
(b) As soon as practicable but in any event no later than thirty (30) days after the date of mailing the Proxy Statement, DouYu shall hold the DouYu Shareholder Meeting. Subject to
Section 7.2
, (i) the DouYu Board shall recommend to holders of the DouYu Shares that they authorize and approve this Agreement, the Plan of Merger and the transactions contemplated herein, including the Merger, and shall include such recommendation in the Proxy Statement and (ii) DouYu shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the authorization and approval of this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby and shall take all other action necessary or advisable to secure the Required DouYu Vote. Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement is validly terminated in accordance with
Article IX
, (x) DouYu’s obligations pursuant to this
Section 7.3
shall not be limited or otherwise affected by the commencement, public proposal, public disclosure or communication to DouYu or any other Person of any Acquisition Proposal, and (y) DouYu’s obligations pursuant to this
Section 7.3
shall not be limited or otherwise affected by any DouYu Change of Recommendation.
Section 7.4
Reasonable Best Efforts
.
(a) Subject to the terms and conditions of this Agreement, and subject at all times to each Person’s and its directors’ duty to act in a manner consistent with their fiduciary duties, each of DouYu, Huya and Tencent, as applicable, will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law promptly to consummate the Merger and the other transactions contemplated by this Agreement, including preparing, executing and filing promptly all documentation to effect all necessary notices, reports, applications and other filings and to obtain promptly all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or Governmental Entity in order to consummate the Merger and the other transactions contemplated by this Agreement, except to the extent such actions, things, notices, reports, applications, filings, consents, registrations, approvals, permits or authorizations are related to any PRC Regulatory Filings with respect to which Tencent has the right to waive the condition prescribed in
Section 8.2(g)
;
provided
, that except to the extent related to such PRC Regulatory Filings, DouYu, Huya and Tencent will cooperate with each other in determining whether any action by or in respect of, or filing with, any Governmental Entity is required in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and seeking any such actions, consents, approvals or waivers or making any such filings. Each of Huya, DouYu and Tencent will furnish, and cause their Affiliates to furnish, to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Merger and the other transactions contemplated hereby.
(b) Without limiting the generality of anything contained in this Section 7.4, each of DouYu, Huya and Tencent, as applicable, will, and will cause their Affiliates to: (i) give each other prompt notice of the making or commencement of any request, inquiry, investigation, action or other Proceeding by or before any Governmental Entity with respect to the Merger or any other transaction contemplated hereby; (ii) keep each other informed as to the status of any such request, inquiry, investigation, action or other Proceeding; and (iii) promptly inform each other of any communication to or from any Governmental Entity regarding the Merger and the other transactions contemplated hereby. Each of DouYu, Huya and Tencent will consult and cooperate, and will cause its Affiliates to consult and cooperate, with each other and will consider in good faith the views of each other in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other transactions contemplated hereby. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or other Proceeding, each of DouYu, Huya and Tencent will permit, and will cause its Affiliates to permit, authorized Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or other Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or other Proceeding.
(c) To the extent it is determined by Tencent in good faith that any PRC Regulatory Filings are required to be made with respect to the transactions contemplated hereby to any competent Governmental Entity, unless Tencent waive the condition prescribed in
Section 8.2(g)
in accordance with
Section 8.2(g)
with respect to any such PRC Regulatory Filings, each of Huya, DouYu and Tencent will, and will cause its Affiliates to, (i) make, and cooperate and coordinate with each other in the making of, such PRC Regulatory Filings as promptly as practicable with or to each such competent Governmental Entity, (ii) supply each other or each other’s outside counsel with any information that may be required or requested by any such Governmental Entity in connection with such PRC Regulatory Filings, (iii) supply any additional information that may be required or requested by such Governmental Entity in which any such PRC Regulatory Filings are made under any such applicable PRC Laws as promptly as practicable, and (iv) use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under any such applicable PRC Laws as soon as reasonably practicable.
(d) Notwithstanding the foregoing, nothing contained in this Agreement will require, or be construed to require, Huya, Tencent or any of their respective Affiliates to, and neither DouYu nor any of its Subsidiaries shall, proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Effective Time, any of the assets, licenses, operations, rights, products or businesses held by any of them prior to the Effective Time, or any interest therein, or to agree to any material change (including through a licensing arrangement) or restriction on, or other impairment of Huya’s or any of its Affiliates’ (including, after the Effective Time, DouYu or its Subsidiaries) ability to own, manage or operate, any such assets, licenses, operations, rights, products or businesses, or any interest therein, or Huya’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the shares of the Surviving Corporation (any of the actions referred to in this
Section 7.4(d)
, a “
Non-Required
Remedy
”).
Section 7.5
Public Announcements
. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Huya and DouYu. Thereafter, each of Huya and DouYu will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to obtaining the approval of such other Party (such approval not to be unreasonably withheld or delayed), except with respect to any action taken by the DouYu Board or the DouYu Special Committee pursuant to, and in accordance with,
Section 7.2
and
Section 7.3
or as may be required by Law or by any applicable listing agreement with or rules of a securities exchange, as determined by Huya or DouYu, as the case may be.
Section 7.6 Indemnification; Directors’ and Officers’ Insurance
.
(a) Each of Huya and the Surviving Corporation agrees that, from and after the Effective Time, it will indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of DouYu or its Subsidiaries (the “
Indemnified Parties
”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of DouYu or its Subsidiaries or services performed by such persons at the request of DouYu or its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including, for the avoidance of doubt, in connection with (i) the transactions contemplated by this Agreement and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. The Articles of Association will contain provisions with respect to rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions that are at least as favorable to the directors, officers or employees of DouYu as those contained in the DouYu Memorandum and Articles of Association, except to the extent prohibited by the Cayman Companies Law or any other applicable Law, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by Law. Huya shall, and shall cause the Surviving Corporation to, for a period of six (6) years from the Effective Time, honor and fulfill in all respects the obligations of DouYu, to the fullest extent permitted by Law, under the indemnification agreements between DouYu and the Indemnified Parties as in effect on the date hereof arising out of or related to such Indemnified Parties’ service as a director or officer of DouYu or its Subsidiaries in such capacity or services performed by such persons at the request of DouYu or its Subsidiaries at or prior to the Effective Time.
(b) Huya or the Surviving Corporation shall have the right, but not the obligation, to assume and control the defense of any threatened or actual litigation, claim or proceeding relating to any acts or omissions covered under this
Section 7.6
(each, a “
Claim
”) unless there is a conflict of interest between Huya and the Surviving Corporation, on the one hand, and the Indemnified Party, on the other (for the avoidance of doubt, conflict of interest shall be deemed to exist in the event of any threatened or actual litigation, claim or proceeding relating to the transactions contemplated by this Agreement), but in any event, no such Claim shall be settled or compromised without Huya’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed);
provided
, that none of Huya or the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any such Claim for which indemnification has been sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent. Each of Huya, the Surviving Corporation and the Indemnified Parties shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.
(c) For a period of six (6) years after the Effective Time, Huya shall cause the Surviving Corporation to maintain DouYu’s existing policies of directors’ and officers’ liability insurance for the benefit of those persons who are covered by such policies at the Effective Time (or Huya may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time); provided that in no event shall the Surviving Corporation be required to expend pursuant to this
Section 7.6(c)
more than an amount per year equal to 300% of annual premiums for the existing DouYu directors’ and officers’ liability insurance as set forth in
Section 7.6(c)
of the DouYu Disclosure Schedule, and if the cost of such insurance policy exceeds such amount, then the Surviving Corporation shall obtain a policy with the greatest coverage for a cost not exceeding such amount.
(d) If Huya or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Huya or the Surviving Corporation shall assume all of the obligations set forth in this
Section 7.6
.
(e) The provisions of this
Section 7.6
shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives, each of which shall be a third-party beneficiary of the provisions of this
Section 7.6
.
Section 7.7
Notification of Certain Matters
. Each of DouYu, Huya and Tencent shall, upon obtaining knowledge of any of the following, give prompt notice to the others of (i) the occurrence or non-occurrence
of any event the occurrence or
non-occurrence
of which would be likely to cause any representation or warranty of such Person contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty of such Person not so qualified, to be untrue or inaccurate in any material respect, at or prior to the Effective Time, (ii) any material failure of any of DouYu, Huya or Tencent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) the occurrence or non-occurrence
of any event the occurrence or
non-occurrence
of which would be likely to cause any condition to the obligations of DouYu, Huya, Merger Sub or Tencent, as applicable to effect the transactions contemplated hereby not to be satisfied, (iv) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by such Person or any of its Subsidiaries between the date of this Agreement and the Effective Time, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of such Person and its Subsidiaries taken as a whole to which such Person or any of its Subsidiaries is a party or is subject, (v) any notice or other communication from any Governmental Entity in connection with the Merger, (vi) (x) any Proceedings (or communications indicating that the same may be contemplated) commenced or threatened against any of DouYu, Huya, Merger Sub or Tencent or any of their respective Subsidiaries, as the case may be, which, in each case, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.9
or
Section 4.9
, or which relate to the consummation of the Merger, or (y) any disputes, disagreements, claims or any legal proceedings of any nature, which, in each case, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.16
or
Section 4.16
, (vii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (viii) any event or occurrence that has, or would reasonably be expected to have, a DouYu Material Adverse Effect or a Huya Material Adverse Effect with respect to DouYu or Huya, as the case may be;
provided
,
however
, that the delivery of any notice pursuant to this
Section 7.7
shall not cure such breach or
non-compliance
or limit or otherwise affect the remedies available hereunder to the Person receiving such notice.

Section 7.8
Fees and Expenses
. Subject to
Section 9.5(b)
,
Section 9.5(c)
and
Section 9.5(g)
, whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the Person incurring such Expenses. As used in this Agreement, “
Expenses
” includes all reasonable and documented
out-of-pocket
expenses (including, without limitation, all filing costs and reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Person and its Affiliates) incurred by a Person or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby, and the filing, printing and mailing of the Form
F-4,
the Proxy Statement and the
Schedule 13E-3.
Section 7.9
Delisting of Stock
. Huya and DouYu shall use reasonable efforts to cause the delisting of DouYu Shares from the NASDAQ Global Select Market and the deregistration of the DouYu Shares under the Exchange Act as promptly as practicable after the Effective Time in compliance with applicable Law.
Section 7.10
Anti-Takeover Statutes
. If any “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “
Takeover Statute
”) is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Huya and DouYu shall use their respective reasonable best efforts (a) to take all actions necessary so that no Takeover Statute is or becomes applicable to any of the transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or lawfully minimize the effects of any Takeover Statute on the Merger or the other transactions contemplated by this Agreement.
Section 7.11
Resignations
. To the extent requested by Huya in writing at least three (3) Business Days prior to the Closing, on the Closing Date, DouYu shall cause to be delivered to Huya duly signed resignations, effective as of the Effective Time, of the directors of DouYu and its Subsidiaries as requested by Huya. The Parties and Tencent expect and agree that both Huya and DouYu shall maintain stability of its respective core management team after the Effective Time.
Section 7.12
Governance Matters
(a) Huya shall take all actions necessary in accordance with the applicable Laws and Huya Memorandum and Articles of Association to cause (i) Mr. Shaojie Chen to be appointed a director on the Huya Board, and (ii) Mr. Shaojie Chen and Mr. Rongjie Dong to be appointed
Co-Chief
Executive Officers of Huya, in each case effective as of the Effective Time.
(b) Huya shall take all actions necessary in accordance with the applicable Laws and Huya Memorandum and Articles of Association to cause (i) the name of Huya to be changed to a name mutually agreed by Tencent, Huya and DouYu within three (3) months after the Effective Time and (ii) the ticker symbol of Huya to be changed to a symbol mutually agreed by Tencent, Huya and DouYu within fifteen (15) Business Days after the Effective Time.
(c) The provisions of this
Section 7.12
shall survive the consummation of the Merger.
Section 7.13
DouYu Corporate Structure Matters
.
(a) On or prior to the Closing, DouYu shall cause:
(i) (A) to be delivered to Huya and Tencent duly signed resignations of each legal representative and director of each DouYu VIE, (B) to be appointed as legal representatives and directors of each DouYu VIE Persons designated by Tencent and (C) to be completed the registration of such resignation and appointment as described in the foregoing clauses (A) and (B) with the relevant Governmental Entities;

(ii) each shareholder of Wuhan Ouyue to execute and deliver to Huya and Tencent (A) all documents necessary for such shareholder to transfer, free of any third-party rights, claims or Liens (except for Permitted Liens and as provided in the DouYu VIE Contracts (to the extent applicable to Wuhan Ouyue)), all such shareholder’s equity interests in Wuhan Ouyue to qualified Person(s) designated by Huya and Tencent for a nominal consideration of RMB 1 and (B) all documents as may be required to effect the registration of such transfer with the relevant Governmental Authorities, including the documents set forth on
Section 7.13(a)(ii)
of the DouYu Disclosure Schedule;
(iii) each shareholder of Wuhan DouYu (other than those set forth on
Section 7.13(a)(v)
of the DouYu Disclosure Schedule) to (A) execute and deliver to Huya and Tencent all documents necessary for such shareholder to transfer, free of any third-party rights, claims or Liens (except for Permitted Liens and as provided in the DouYu VIE Contracts (to the extent applicable to Wuhan DouYu)), all such shareholder’s equity interests in Wuhan DouYu to Person(s) designated by Huya and Tencent for a nominal consideration of RMB 1 and all documents as may be required to effect the registration of such transfer with the relevant Governmental Entities (the “
Registration Documents
”), including the documents set forth on
Section 7.13(a)(iii)(A)
of the DouYu Disclosure Schedule and (B) execute such other documents and take such other actions in connection with the transfer described in the foregoing clause (A) as set forth on
Section 7.13(a)(iii)(B)
of the DouYu Disclosure Schedule;
(iv) to be submitted to the relevant Governmental Entities the Registration Documents; and
(v) each shareholder of Wuhan DouYu set forth on
Section 7.13(a)(v)
of the DouYu Disclosure Schedule to execute and deliver to Huya and Tencent an undertaking to cooperate with Huya and Tencent and use best efforts to transfer all equity interests in Wuhan DouYu held by such nominee shareholder to qualified Person(s) designated by Huya and Tencent, based on a transfer plan mutually agreed by such shareholder, Huya and Tencent, free of any third-party rights, claims or Liens (except for Permitted Liens and as provided under the DouYu VIE Contracts), as soon as practicable and in any event within one (1) year after the Closing Date.
(b) All Taxes, costs or expenses arising out of or in connection with the actions carried out in accordance with
Section 7.13(a)
shall be borne by the party incurring such Taxes, costs or expenses.
(c) DouYu shall take all steps necessary and appropriate to cause the changes of directors, officers and governing documents for any of DouYu’s Subsidiaries upon the reasonable request of Huya, provided that any such changes shall only be effective at or after the Effective Time.
Section 7.14
Participation in Litigation
.
(a) Prior to the Effective Time, each of Huya, DouYu and Tencent shall give prompt notice to the others of any actions, suits, claims or proceedings commenced or, to such party’s knowledge, threatened against such party that relate to this Agreement and the transactions contemplated hereby.
(b) Each of Huya, DouYu and Tencent shall give the others the opportunity to participate in the defense or settlement of any shareholder litigation against itself and/or its directors relating to the transactions contemplated hereby, and no such litigation shall be settled or compromised without the others’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
(c) DouYu shall suspend Proceedings pending as of the date hereof, and shall not, and shall cause its Subsidiaries not to, bring new Proceedings after the date hereof, against Huya or any of Huya’s Subsidiaries or to which any of their equity interests, properties or assets is subject. Huya shall suspend Proceedings pending as of the date hereof, and shall not, and shall cause its Subsidiaries not to, bring new Proceedings after the date hereof, against DouYu or any of DouYu’s Subsidiaries or to which any of their equity interests, properties or assets is subject.

Section 7.15
Tax Treatment
. For United States federal income tax purposes, the Parties intend that the Merger be treated as a “reorganization” within the meaning of Section 368(a) of the Code (and that this Agreement shall be adopted as a “plan of reorganization” within the meaning of U.S. Treasury Regulations Sections
1.368-2(g)
and
1.368-3(a)),
and the Parties shall use reasonable best efforts to cause the Merger to qualify for such treatment. Notwithstanding anything herein to the contrary, in the event a legal opinion relating to the intended tax treatment set forth in this
Section 7.15
is required to be issued by counsel in connection with any conditions to consummate the transactions contemplated by this Agreement, each of the Parties will use reasonable best efforts and will cooperate with one another to obtain such opinion, including providing representations and warranties of the sort customarily provided by parties as the basis for a legal opinion that a transaction qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 7.16
Closing Dividends
.
(a) On or around the Closing Date and in no event later than twenty (20) days after the Closing Date, Huya shall pay, or cause to be paid, in accordance with the terms of the Huya Memorandum and Articles of Association and applicable Law, a dividend to each Huya Shareholder as of the close of business on the record date that is after the date when the Required DouYu Vote is obtained and prior to the Closing Date and determined by an authorized officer of Huya with respect to such dividend (the “
Huya Dividend Record Date
”) in an amount per Huya Share held by such Huya Shareholders equal to (i) US$200,000,000 divided by (ii) the number of Huya Shares issued and outstanding as of the close of business on the Huya Dividend Record Date (the “
Huya Closing Dividend
”).
(b) On or around the Closing Date and in no event later than twenty (20) days after the Closing Date, DouYu shall pay, or cause to be paid, in accordance with the terms of the DouYu Memorandum and Articles of Association and applicable Law, a dividend to each DouYu Shareholder as of the close of business on the record date that is after the date when the Required DouYu Vote is obtained and prior to the Closing Date and determined by an authorized officer of DouYu with respect to such dividend (the “
DouYu Dividend Record Date
”) in an amount per DouYu Share held by such DouYu Shareholders equal to (i) US$60,000,000 divided by (ii) the number of DouYu Shares issued and outstanding as of the close of business on the DouYu Dividend Record Date (the “
DouYu Closing Dividend
”).
Section 7.17
Voting of DouYu Shares by Tencent
.
(a) Tencent will, at the DouYu Shareholders Meeting or any other meeting of the DouYu Shareholders or any vote of DouYu Shares relating to the approval of this Agreement and the Merger, however called, (i) appear at such DouYu Shareholders Meeting or otherwise cause its representative(s) to appear at such DouYu Shareholders Meeting or otherwise cause its DouYu Shares to be counted as present thereat for purposes of determining whether a quorum is present, and (ii) vote, or cause to be voted, or provide written consent with respect to, all DouYu Shares then owned beneficially or of record by it or any of its Subsidiaries, as of the record date for such meeting, (1) in favor of the approval of this Agreement (as it may be amended or otherwise modified from time to time), the terms and conditions hereof and the transactions contemplated hereby, including the Merger, the approval of the execution and delivery by DouYu of this Agreement, and the approval of any actions required in furtherance of this Agreement and the transactions contemplated hereby, including the Merger, (2) against any transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated by this Agreement, including the Merger, or in competition or inconsistent with the transactions contemplated by this Agreement, including the Merger, (3) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to (A) materially impede, frustrate, prevent, nullify, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by this Agreement, including the Merger, (B) result in a breach of any presentation, warranty, covenant or any other obligation or agreement by DouYu under this Agreement, or (C) result in any of the conditions to the consummation of the Merger not being fulfilled, (4) in favor of any adjournment or postponement of such

DouYu Shareholders Meeting at which any of the matters described in clauses (1)
through
(3)
 of this
Section 7.17(a)(ii)
is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Huya; and (5) in favor of any other matter necessary to effect the transactions contemplated hereby, including the Merger.
(b) Prior to the earlier of (i) the DouYu Shareholders Meeting or (ii) any other meeting of the DouYu Shareholders or any vote of DouYu Shares relating to the approval of this Agreement and the Merger, however called, Tencent will not, and will cause each of its Subsidiaries not to, directly or indirectly, transfer, assign or otherwise dispose of any DouYu Shares owned by Tencent or its Subsidiaries.
Section 7.18
Reassignment Agreement
.
Neither Tencent nor DouYu shall waive any of the conditions to closing under the Reassignment Agreement or amend any provisions of the Reassignment Agreement without Huya’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, this
Section 7.18
shall not survive any termination of this Agreement in accordance with its terms.
Section 7.19
Exemption from Dissenter Rights
.
(a) Provided that the Required DouYu Vote has been obtained, DouYu shall give written notice to each Purported Dissenting Shareholder as soon as practicable, and in any event within ten (10) days, after the DouYu Shareholders Meeting that the Required DouYu Vote has been obtained (the date such notice has been given to all Purported Dissenting Shareholder, the “
Notice Date
”), and shall prompt notify Huya and Tencent after the Notice Date has occurred.
(b) DouYu shall take, or cause to be taken, all necessary and appropriate actions to maintain the listing of DouYu Shares on the NASDAQ Global Select Market for a minimum of twenty (20) days after the Notice Date.
Section 7.20
Tencent Indemnity
. In the event that Tencent (but not Huya) waives the condition set forth in
Section 8.2(g)
and the Closing occurs, Tencent shall indemnify, defend and hold harmless Huya, the Surviving Corporation and their Subsidiaries (the “
Tencent Indemnitees
”) from and against all liabilities, losses, damages, claims, causes of action, costs and expenses actually suffered or incurred by, or imposed upon, the Tencent Indemnitees to the extent resulting from or in connection with Tencent’s waiver of the condition set forth in
Section 8.2(g)
, provided that in no event shall the aggregate liability of Tencent in relation to claims brought against Tencent pursuant to this
Section 7.20
exceed US$1,000,000.
Section 7.21
Termination of DouYu Share Incentive Plan
. DouYu shall take all actions necessary in accordance with applicable Laws and DouYu Memorandum and Articles of Association to terminate the DouYu Share Incentive Plan, effective as of the Effective Time, and shall take all actions necessary to complete the cancellation of registration with SAFE within the period as required by applicable Laws.
Section 7.22
Compensation Matters
.
(a) Unless otherwise approved by Tencent, DouYu will not, and will not permit its Subsidiaries to (i) enter into, adopt, amend, extend or terminate any bonus, profit sharing, compensation, severance, termination, equity, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, labor, collective bargaining, employment, severance or other benefit or compensation agreement, trust, plan, fund, award or arrangement for the benefit or welfare of any director, officer or employee (including without limitation the DouYu Restricted Share Unit Scheme and the DouYu Share Incentive Plan) in any manner (other than the entry into or amendment of employment or labor contracts with newly hired employees or the termination of employment agreements or labor contracts with terminated employees in the ordinary course of business consistent with past practice), (ii) except as required under any agreement, plan or arrangement in effect on the date hereof, grant or increase in any manner the compensation (including severance, termination or similar compensation) or benefits payable or to become payable to any director, officer or employee (including, without limitation, the granting of stock options or other equity awards), or (iii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits payable or to become payable to the beneficiaries of DouYu RSU Trust, any director, officer or employee under any benefit or compensation plan, agreement or arrangement.
(b) Notwithstanding anything to the contrary in this Agreement, DouYu shall be entitled to take all necessary actions to cause all outstanding and unvested DouYu RSU Awards held by the individuals set forth on
Section 7.22(b)
of the DouYu Disclosure Schedule (the “
Accelerating RSU Holders
”) as of the Proxy Mailing Date (the “
Accelerating RSUs
”) to become fully vested prior to the Effective Time (the “
Vesting
Acceleration
”), provided that the Vesting Acceleration shall not be permitted or effected with respect to an Accelerating RSU Holder unless such Accelerating RSU Holder shall have, on or prior to the Proxy Mailing Date, duly executed and delivered to Tencent, Huya and DouYu a lockup undertaking and a securities account monitoring agreement, in each case on terms and conditions mutually agreed by and among Tencent, Huya and such Accelerating RSU Holder and reflecting the principles set forth in Exhibit B to this Agreement.
(c) Unless otherwise approved by Tencent, Huya will not, and will not permit its Subsidiaries to (i) enter into, adopt, amend, extend or terminate any bonus, profit sharing, compensation, severance, termination, equity, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, labor, collective bargaining, employment, severance or other benefit or compensation agreement, trust, plan, fund, award or arrangement for the benefit or welfare of any director, officer or employee (including without limitation the Huya Share Incentive Plan) in any manner (other than the entry into or amendment of employment or labor contracts with newly hired employees or the termination of employment agreements or labor contracts with terminated employees in the ordinary course of business consistent with past practice), (ii) except as required under any agreement, plan or arrangement in effect on the date hereof, grant or increase in any manner the compensation (including severance, termination or similar compensation) or benefits payable or to become payable to any director, officer or employee (including, without limitation, the granting of stock options or other equity awards), or (iii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits payable or to become payable to any director, officer or employee under any benefit or compensation plan, agreement or arrangement.
Section 7.23
Corporate Actions
. DouYu hereby agrees that it will not, and will not permit its Subsidiaries to, enter into any transaction document in connection with the corporate action set forth in
Section 7.23
of the DouYu Disclosure Schedule without prior approval of the DouYu Board and prior written consent of Tencent during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with
Article IX
. Huya hereby agrees that it will not, and will not permit its Subsidiaries to, enter into any transaction document in connection with the corporate action set forth in
Section 7.23
of the Huya Disclosure Schedule without prior approval of the Huya Board and prior written consent of Tencent during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with
Article IX
. For the avoidance of doubt, any corporate actions taken pursuant to this
Section 7.23
or any entry into the transaction documents pursuant to this
Section 7.23
and any performance of such transaction documents shall not constitute any breach of
Section 6.1
by DouYu or
Section 6.2
by Huya, as applicable.
ARTICLE VIII.
CONDITIONS TO CONSUMMATION OF THE MERGER
Section 8.1
Conditions to Each Party’s Obligations to Effect the Merger
. The obligation of each of DouYu, Huya and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Effective Time of each of the following conditions, provided that any or all of the conditions set forth in Section 8.1 may be waived, in whole or in part, in an instrument in writing signed on behalf of each of DouYu, Huya and Tencent, to the extent permitted by applicable Law:
(a) The Required DouYu Vote shall have been obtained.
(b) The Form
F-4
shall have become effective under the Securities Act, and shall not be the subject of any stop order, or any proceedings to seek a stop order, suspending the effectiveness of the Form
F-4.
(c) The Huya ADSs issuable as Merger Consideration pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
(d) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any final and non-appealable
order, judgment, writ, injunction, decree, decision, ruling, verdict which (i) is in effect and (ii) permanently enjoins or prohibits the consummation of the transactions contemplated hereby, or imposes a
Non-Required
Remedy.
Section 8.2
Conditions to the Obligations of Huya and Merger Sub
. The obligation of each of Huya and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived, in whole or in part, in an instrument in writing signed on behalf of each of Huya and Tencent, to the extent permitted by applicable Law, provided that, subject to
Section 7.20
, the condition set forth in
Section 8.2(g)
may be waived, in whole or in part, solely in an instrument in writing signed on behalf of Tencent:
(a) The representations and warranties of DouYu (i) set forth in the first sentence of
Section 3.1(a)
,
Section 3.2(a)
,
Section 3.3
,
Section 3.17(g)
and
Section 3.20
shall be true and correct in all respects save for de minimis inaccuracies as of the date of this Agreement and as of the Closing Date as if made on and as of such date and time (except for representations and warranties made as of a specified date, only as of the specified date) and (ii) set forth in this Agreement (other than those Sections specifically identified in clause (i)), shall be true and correct interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “DouYu Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a DouYu Material Adverse Effect, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct, or true and correct in all material respects, as the case may be, only as of the specified date).
(b) DouYu shall have performed or complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the time of the Closing.
(c) Since the date of this Agreement, there shall not have been any DouYu Material Adverse Effect.
(d) The actions described in
Section 7.13(a)
shall have been completed in accordance with the provisions thereof.
(e) DouYu shall have delivered to Huya a certificate, dated as of the Effective Time, signed by an executive officer of DouYu, certifying as to the fulfillment of the conditions specified in
Sections 8.2(a)
,
8.2(b)
,
8.2(c)
and
8.2(d)
.
(f) The holders of no more than 10% of DouYu Shares shall have provided any notice of objection, written demand for appraisal or taken any other action that purports to exercise any rights pursuant to Section 238.
(g) All PRC Regulatory Filings to be made or obtained in connection with the Merger and the other transactions contemplated hereby prior to Closing shall have been duly made or obtained, or the statutory clearance or
non-objection
period in respect of any such regulatory filing or notification has expired and no objection has been raised with respect to the Merger, in each case in accordance with applicable PRC Laws.
(h) DouYu shall have, within 20 days immediately following the date on which the Required DouYu Vote is obtained, given written notice thereof to each Purported Dissenting Shareholder, and the listing of DouYu Shares on the NASDAQ Global Select Market shall have been maintained for a minimum of twenty (20) days after the Notice Date.
(i) All closing conditions under the Reassignment Agreement shall have been satisfied or waived as of the Closing, which waiver shall be subject to prior written consent of Huya pursuant to
Section 7.18
and the closing of the Reassignment (as defined in the Reassignment Agreement) shall have occurred in accordance with the Reassignment Agreement substantially concurrently with the Closing.
Section 8.3
Conditions to the Obligations of DouYu
. The obligation of DouYu to consummate the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived, in whole or in part, in an instrument in writing signed on behalf of DouYu and Tencent, to the extent permitted by applicable Law:
(a) The representations and warranties of Huya and Merger Sub (i) set forth in the first sentence of
Section 4.1(a)
,
Section 4.2(a)
,
Section 4.3
,
Section 4.17(g)
and
Section 4.20
shall be true and correct in all respects save for de minimis inaccuracies as of the date of this Agreement and as of the Closing Date as if made on and as of such date and time (except for representations and warranties made as of a specified date, only as of the specified date) and (ii) set forth in this Agreement (other than those Sections specifically identified in clause (i)), shall be true and correct interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Huya Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Huya Material Adverse Effect, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct, or true and correct in all material respects, as the case may be, only as of the specified date).
(b) Huya and Merger Sub shall have performed or complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the time of the Closing.
(c) Since the date of this Agreement, there shall not have been any Huya Material Adverse Effect.
(d) Huya shall have delivered to DouYu a certificate, dated as of the Effective Time, signed by a designated director of Huya and a designated director of Merger Sub, certifying as to the fulfillment of the conditions specified in
Sections 8.3(a)
,
8.3(b)
and
8.3(c)
.
ARTICLE IX.
TERMINATION; AMENDMENT; WAIVER
Section 9.1
Termination by Mutual Agreement
.
This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Required DouYu Vote, by mutual written consent of DouYu and Huya.

Section 9.2
Termination by Any of Huya, DouYu or Tencent
. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by any of Huya, DouYu or Tencent if:
(a) the Merger shall not have been consummated by July 12, 2021 (the “
Outside Date
”);
provided
that if, as of the Outside Date, all of the conditions set forth in
Article VIII
have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing) or duly waived by the party or parties entitled to the benefit of such condition, except for any condition set forth in
Section 8.2(g)
(to the extent not waived by Tencent), then the Outside Date shall automatically be extended, without further action of the Parties until the three (3)-month anniversary of the Outside Date; provided, further, that the right to terminate this Agreement under this
Section 9.2(a)
shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the breach or failure of such party to perform in a material respect any of its obligations under this Agreement;
(b) any order, judgment, writ, injunction, decree, decision, ruling, verdict having the effect set forth in
Section 8.1(d)
shall be in effect and shall have become final and
non-appealable;
provided
,
however
, that the right to terminate this Agreement pursuant to this
Section 9.2(b)
shall not be available to a party if the issuance of such final, non-appealable
order, judgment, writ, injunction, decree, decision, ruling, verdict was primarily due to the breach or failure of such party to perform in a material respect any of its obligations under this Agreement; or
(c) the Required DouYu Vote is not obtained at the DouYu Shareholders Meeting or any adjournment thereof at which this Agreement has been voted upon;
provided
that DouYu shall not be permitted to terminate this Agreement pursuant to this
Section 9.2(c)
if DouYu has not paid the No Vote Termination Fee required to be paid to Huya pursuant to
Section 9.5(b)
.
Section 9.3
Termination by Huya or Tencent
.
This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Huya or Tencent if:
(a) the representations and warranties of DouYu shall not be true and correct or DouYu shall have breached or failed to perform any of its covenants or agreements contained in this Agreement, which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition set forth in
Section 8.2
and (ii) cannot be cured by the Outside Date, or if capable of being cured, shall not have been cured within thirty (30) days following receipt by DouYu of written notice of such breach or failure to perform from Huya or Tencent stating Huya’s or Tencent’s intention, as applicable, to terminate this Agreement pursuant to this
Section 9.3(a)
and the basis for such termination (or, if earlier, the Outside Date);
provided
, that Huya shall not have the right to terminate this Agreement pursuant to this
Section 9.3(a)
if it is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in any condition to Closing set forth in
Section 8.3
, not being satisfied; or
(b) (i) all of the conditions set forth in
Section 8.1
and
Section 8.3
(other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied, (ii) Huya and Tencent have confirmed by notice to DouYu that all conditions set forth in
Section 8.2
have been satisfied or that they are willing to waive any unsatisfied conditions in
Section 8.2
and (iii) DouYu fails to consummate the Merger within three (3) Business Days following the date the Closing should have occurred pursuant to
Section 1.3
.
Section 9.4
Termination by DouYu or Tencent
. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by DouYu or Tencent if:
(a) the representations and warranties of Huya or Merger Sub shall not be true and correct or Huya or Merger Sub shall have breached or failed to perform any of their covenants or agreements contained in this Agreement, which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition set forth in
Section 8.3
and (ii) cannot be cured by the Outside Date, or if capable of being cured, shall not have been cured within thirty (30) days following receipt by Huya and Merger Sub of written notice of such breach or failure to perform from DouYu or Tencent stating DouYu’s or Tencent’s intention, as applicable, to terminate this Agreement pursuant to this
Section 9.4(a)
and the basis for such termination (or, if earlier, the Outside Date);
provided
, that DouYu shall not have the right to terminate this Agreement pursuant to this
Section 9.4(a)
if it is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in any condition to Closing set forth in
Section 8.2
not being satisfied; or
(b) if (i) all of the conditions set forth in
Section 8.1
and
Section 8.2
(other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied, (ii) DouYu and Tencent has confirmed by notice to Huya that all conditions set forth in
Section 8.3
have been satisfied or that it is willing to waive any unsatisfied conditions in
Section 8.3
and (iii) Huya or Merger Sub fail to consummate the Merger within three (3) Business Days following the date the Closing should have occurred pursuant to
Section 1.3
.
Section 9.5
Effect of Termination and Abandonment
.
(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article IX
, written notice thereof shall be given to the other Party or Parties and Tencent specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and of no effect with no liability on the part of any Party hereto or Tencent (or of any of their respective Representatives);
provided
,
however
, that (i) this
Section 9.5
,
Section 7.8
and
Article X
(in each case, subject to the terms thereof) shall remain in full force and effect and survive termination of this Agreement, (ii) nothing herein shall relieve any Party or Tencent of any liability or damages resulting from any willful and material breach of any representations, warranties, covenant or agreement contained in this Agreement prior to such termination and (iii) nothing herein shall relieve any Party or Tencent from liability for fraud.
(b) In the event that (i) this Agreement is terminated (A) by DouYu, Huya or Tencent pursuant to
Section 9.2(c)
or (B) by DouYu, Huya or Tencent if the Required DouYu Vote is not obtained prior to the Outside Date, in each case of (A) and (B) other than as a result of Tencent’s breach of
Section 7.17
, (ii) the DouYu Board has effected a DouYu Change of Recommendation and (iii) this Agreement is not at such time able to be terminated by Huya or Tencent pursuant to
Section 9.3
, DouYu shall pay Huya the No Vote Termination Fee in cash in same day funds (x) in the event this Agreement is terminated by Huya or Tencent, as promptly as possible (but in any event within two (2) Business Days) after such termination, (y) in the event this Agreement is terminated by DouYu, prior to such termination.
(c) In the event that this Agreement is terminated by Huya or Tencent pursuant to
Section 9.3
, DouYu shall pay Huya in cash in
same-day
funds as promptly as possible (but in any event within two (2) Business Days) after such termination the Termination Fee. The Parties acknowledge and agree that in no event shall DouYu be required to pay the No Vote Termination Fee or the Termination Fee on more than one occasion, whether or not the No Vote Termination Fee or the Termination Fee may be payable under more than one provision of this Agreement, at the same or at different times or upon the occurrence of different events.
(d) In the event that this Agreement is terminated by DouYu or Tencent pursuant to
Section 9.4
, Huya shall pay DouYu in cash in
same-day
funds as promptly as possible (but in any event within two (2) Business Days) after such termination the Termination Fee. The Parties acknowledge and agree that in no event shall Huya be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement, at the same or at different times or upon the occurrence of different events.
(e) (i) Subject to
Section 9.5(g)
and
Section 10.9
, Huya’s receipt of the No Vote Termination Fee or the Termination Fee from DouYu pursuant to
Section 9.5(b)
and
Section 9.5(c)
shall be the sole and exclusive remedy of Huya and its Subsidiaries against the DouYu Related Parties (other than the DouYu Voting

Shareholders pursuant to the terms of the DouYu Voting Agreements) for any loss suffered as a result of any breach of any covenant or agreement or the failure of the Merger to be consummated, and upon payment of such amount, none of the DouYu Related Parties (other than the DouYu Voting Shareholders pursuant to the terms of the DouYu Voting Agreements) shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement and, (ii) subject to
Section 9.5(g)
and
Section 10.9
, DouYu’s receipt of the Termination Fee from Huya pursuant to
Section 9.5(d)
shall be the sole and exclusive remedy of DouYu and its Subsidiaries against the Huya Related Parties for any loss suffered as a result of any breach of any covenant or agreement or the failure of the Merger to be consummated, and upon payment of such amount, none of the Huya Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement. For the avoidance of doubt, subject to
Section 9.5(g)
, (A) under no circumstances will Huya be entitled to monetary damages in excess of the amount of the No Vote Termination Fee or the Termination Fee, as applicable, and (B) under no circumstances will DouYu be entitled to monetary damages in excess of the amount of the Termination Fee.
(f) The Parties expressly acknowledge and agree that, with respect to any termination of this Agreement under circumstances in which the No Vote Termination Fee or the Termination Fee is payable pursuant to this
Section 9.5
, payment of the No Vote Termination Fee or the Termination Fee, as required hereunder, shall constitute liquidated damages with respect to any claim for damages or any other claim which DouYu or Huya, as the case may be, would otherwise be entitled to assert against the other party or its assets, employees or equity holders (without limiting any claims otherwise available to Huya against the DouYu Voting Shareholders pursuant to the DouYu Voting Agreements) or any other DouYu Related Party or Huya Related Party, as the case may be, with respect to any such termination of this Agreement. The Parties expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any such termination of this Agreement under circumstances in which the No Vote Termination Fee or the Termination Fee is payable pursuant to this
Section 9.5
, the right to such payment (A) constitutes a reasonable estimate of the damages that will be suffered by reason of any such termination of this Agreement, and (B) shall be in full and complete satisfaction of any and all damages arising as a result of any such termination of this Agreement.
(g) Each of the Parties and Tencent acknowledges that the agreements contained in this
Section 9.5
are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties would not have entered into this Agreement; accordingly, if DouYu or Huya, as the case may be, fails to promptly pay the amount due pursuant to this
Section 9.5
, and, in order to obtain such payment, Huya or DouYu, as the case may be, commences a suit which results in a judgment against the other party for amounts set forth in this
Section 9.5
, such paying party shall pay the other party its reasonable and documented costs and expenses (including attorneys’ fees) in connection with such suit.
(h) For the avoidance of doubt, if this Agreement is terminated pursuant to
Section 9.2(b)
or
Section 9.2(a)
due to failure to satisfy the closing condition under
Section 8.1(d)
, neither Huya nor DouYu is under any obligation to pay the Termination Fee.
(i) For the avoidance of doubt, Tencent is not entitled to receive the No Vote Termination Fee or the Termination Fee from either Huya or DouYu.
ARTICLE X.
MISCELLANEOUS
Section 10.1
Nonsurvival of Representations and Warranties
. None of the representations and warranties in this Agreement or in any schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time. None of the covenants and agreements in this Agreement shall survive beyond the Effective Time, other than the covenants and agreements contained in
Section 7.12
,
Section 7.20
, this
Article X
, the

agreements of DouYu, Huya and Merger Sub contained in
Article II
and those other covenants and agreements of the Parties or Tencent which by their terms apply or contemplate performance after the Effective Time.
Section 10.2
Entire Agreement; Assignment
. This Agreement (including the DouYu Disclosure Schedule, the Huya Disclosure Schedule and the other exhibits and annexes thereto) and the other Transaction Agreements constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties and Tencent with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise by any of the Parties or Tencent without the prior written consent of the other Parties and Tencent;
provided
,
however
, that prior to the Effective Time, Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Huya, but no such assignment shall relieve Huya or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties, Tencent and their respective successors and assigns.
Section 10.3
Notices
. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (i) when delivered or sent if delivered in person, (ii) on the next Business Day in the place of receipt if transmitted by overnight courier service providing proof of delivery, or (iii) on the date delivered if sent by email or facsimile transmission prior to 5:00 p.m. local time in the place of receipt (if thereafter then the next Business Day) (
provided
, that confirmation of email receipt or facsimile transmission is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice provided that such designation shall only be effective on the date specified in such designation or five Business Days after the designation is given, whichever is later):
if to Huya or to Merger Sub, to:
Huya Inc.
Building A3,
E-Park
280 Hanxi Road
Panyu District, Guangzhou 511446
People’s Republic of China
Attention: Catherine Xiaozheng Liu
Email:
with a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
46/F, Jing An Kerry Center, Tower 2
No.1539 Nanjing West Road
Shanghai, China 200042
Attention: Haiping Li
Email:
if to DouYu, to:
DouYu International Holdings Limited
20/F, Building A, New Development International Center,
No. 473 Guanshan Avenue,
Hongshan District, Wuhan, Hubei Province,
People’s Republic of China
Attention: Mingming Su
Email:

with a copy to (which shall not constitute notice):
Davis Polk & Wardwell LLP
2201 China World Office 2, 1 Jian Guo Men Wai Avenue
Chaoyang District, Beijing
People’s Republic of China
Attention: Howard Zhang
                 He Li
Facsimile:
Email:
if to Tencent, to:
c/o Tencent Holdings Limited
Level 29, Three Pacific Place
1 Queen’s Road East
Wanchai, Hong Kong
People’s Republic of China
Attention: Compliance and Transactions Department
Email:
with copies to:
Tencent Binhai Towers, No.33 Haitian 2nd Road
Nanshan District, Shenzhen
P.R. China 518054
Attention: Mergers and Acquisitions Department
Email:
Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Qiuning (Frank) Sun
                 Benjamin Su
Facsimile:
Email:
Section 10.4
Governing Law
. This Agreement and any dispute, controversy or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to its conflicts of laws rules that would mandate the application of the Laws of another jurisdiction, except that the following matters arising out of or relating to this Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the Cayman Islands in respect of which the Parties hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the Cayman Islands: the Merger, the vesting of the undertaking, property and liabilities of each of Merger Sub and DouYu in the Surviving Corporation, the cancellation of DouYu Shares (including DouYu Shares represented by DouYu ADSs), the limitation on rights of dissenters provided for in Section 239 of the Cayman Companies Law, the fiduciary or other duties of the Huya Board, the DouYu Board and the sole director of Merger Sub and the internal corporate affairs of Huya, DouYu, Tencent and Merger Sub.
Section 10.5
Arbitration
. Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) shall be finally settled by arbitration. The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “
HKIAC
”) in accordance with the HKIAC Administered Arbitration Rules then in force

(the “
HKIAC Rules
”). The number of arbitrators shall be three (3) and the arbitrators shall be appointed in accordance with the HKIAC Rules. The language to be used in the arbitration proceedings shall be English. The award of the arbitral tribunal shall be final, conclusive and binding upon the Parties. Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.
Section 10.6
Descriptive Headings
. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
Section 10.7
No Third Party Beneficiaries
. Except as expressly set forth in
Section 7.6
, this Agreement shall be binding upon and inure solely to the benefit of Huya, Merger Sub, DouYu, Tencent and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
Section 10.8
Severability
. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 10.9
Specific Performance
. The Parties and Tencent agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed by Huya, Merger Sub, DouYu or Tencent, as applicable, in accordance with their specific terms or were otherwise breached by Huya, Merger Sub, DouYu or Tencent, as applicable. Subject to the preceding sentence, it is accordingly agreed that each of Huya, Merger Sub, DouYu and Tencent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. None of Huya, Merger Sub, DouYu or Tencent shall be required to provide any bond or other security in connection with an injunction or injunctions sought in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Notwithstanding anything herein to the contrary, while Huya and Merger Sub may pursue both a grant of specific performance and the payment of the No Vote Termination Fee or the Termination Fee, as applicable, pursuant to
Section 9.5(b)
and
Section 9.5(c)
or DouYu may pursue both a grant of specific performance and the payment of the Termination Fee pursuant to
Section 9.5(d)
, under no circumstances shall Huya and Merger Sub, on the one hand, or DouYu, on the other hand, be permitted or entitled to receive both a grant of specific performance and any money damages, including all or any portion of the No Vote Termination Fee or the Termination Fee, as applicable.
Section 10.10
Amendment
. This Agreement may be amended by action taken by DouYu, Huya, Merger Sub and Tencent at any time before or after approval of the Merger by the Required DouYu Vote, but after any such approval no amendment shall be made which requires the approval of the DouYu Shareholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties.
Section 10.11
Extension; Waiver
. At any time prior to the Effective Time, DouYu, Huya and Tencent may agree to (a) extend the time for the performance of any of the obligations or other acts of DouYu, Huya, Merger

Sub or Tencent, (b) waive any inaccuracies in the representations and warranties of DouYu, Huya, Merger Sub or Tencent contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by DouYu, Huya, Merger Sub or Tencent with any of the agreements or conditions contained herein. Any agreement on the part of DouYu, Huya and Tencent hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of DouYu, Huya and Tencent. The failure of DouYu, Huya or Tencent to assert any of its rights hereunder shall not constitute a waiver of such rights.
Section 10.12
Interpretation
.
(a) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.
(b) The Parties and Tencent have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and Tencent and no presumption or burden of proof shall arise favoring or disfavoring any Party or Tencent by virtue of the authorship of any provisions of this Agreement.
Section 10.13
Certain Definitions
.
(a) “
Affiliate
” means, as to any Person, (i) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and (ii) with respect to any natural Person, any member of the immediate family of such natural Person.
(b) “
Business Day
” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York, New York, the Cayman Islands, Hong Kong or PRC.
(c) “
Code
” means the United States Internal Revenue Code of 1986, as amended.
(d) “
COVID-19
Measures
” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to the
COVID-19
pandemic.
(e) “
DouYu Employees
” means current, former, or retired employees, officers, consultants, independent contractors providing individual services or directors of DouYu or any Subsidiary of DouYu.
(f) “
DouYu Intellectual Property
” means DouYu Owned Intellectual Property and DouYu Licensed Intellectual Property.

(g) “
DouYu IP Agreements
” means all (i) licenses or sublicenses of, or covenants not to be sued under, Intellectual Property granted to DouYu or any of its Subsidiaries, (ii) licenses, or sublicenses of, or covenants not to be sued under, Intellectual Property granted by DouYu or any of its Subsidiaries to third parties, and (iii) agreements restricting the right of DouYu or any of its Subsidiaries to enforce any DouYu Owned Intellectual Property, or pursuant to which DouYu or any of its Subsidiaries permit other Persons to use or otherwise exploit any DouYu Intellectual Property.
(h) “
DouYu Licensed Intellectual Property
” means all Intellectual Property owned or purported to be owned by third parties and licensed to DouYu or any of its Subsidiaries pursuant to DouYu IP Agreements.
(i) “
DouYu Material Adverse Effect
” means any change, condition, circumstance, effect, event, development or occurrence that, individually or in the aggregate, has a Material Adverse Effect on DouYu or its Subsidiaries.
(j) “
DouYu Owned Intellectual Property
” means all Intellectual Property owned or purported to be owned by DouYu or its Subsidiaries.
(k) “
DouYu Related Party
” means DouYu and its Subsidiaries and any of their respective former, current and future officers, employees, directors, partners, shareholders, management members or Affiliates (excluding any Huya Related Party).
(l) “
DouYu Restricted Share Unit Scheme
” means the Amended and Restated Restricted Share Unit Scheme of DouYu.
(m) “
DouYu RSU Awards
” means an award of restricted share units granted pursuant to the DouYu Restricted Share Unit Scheme.
(n) “
DouYu Share Incentive Plan
” means the 2019 Share Incentive Plan of DouYu.
(o) “
DouYu Shareholders Meeting
” the meeting of the holders of DouYu Shares for the purpose of seeking the Required DouYu Vote, including any adjournment or postponement thereof, or any other occasion where a vote, consent or other approval (including by written consent) of the DouYu Shareholders is sought.
(p) “
DouYu Software
” means all Software owned by, under obligation of assignment to, or purported to be owned by any of DouYu or its Subsidiaries.
(q) “
DouYu Special Committee
” means a committee of the DouYu Board consisting of the independent directors of DouYu.
(r) “
DouYu VIE Contracts
” means all the contracts listed in
Section 10.13
of the DouYu Disclosure Schedule.
(s) “
DouYu VIEs
” means Wuhan Ouyue and Wuhan DouYu.
(t) “
ERISA
” means the Employee Retirement Income Security Act of 1974, as amended.
(u) “
Huya Employees
” means the current, former, or retired employees, officers, consultants, independent contractors providing individual services or directors of Huya or any Subsidiary of Huya, excluding DouYu Employees.
(v) “
Huya Intellectual Property
” means Huya Owned Intellectual Property and Huya Licensed Intellectual Property.

(w) “
Huya IP Agreements
” means all (i) licenses, or sublicenses of, or covenants not to be sued under, Intellectual Property granted to Huya or any of its Subsidiaries, (ii) licenses, or sublicenses of, covenants not to be sued under, Intellectual Property granted by Huya or any of its Subsidiaries to third parties, and (iii) agreements restricting the right of Huya or any of its Subsidiaries to enforce any Huya Owned Intellectual Property, or pursuant to which Huya or any of its Subsidiaries permit other Persons to use or otherwise exploit any Huya Intellectual Property.
(x) “
Huya Licensed Intellectual Property
” means all Intellectual Property owned or purported to be owned by third parties and licensed to Huya or any of its Subsidiaries pursuant to Huya IP Agreements.
(y) “
Huya Material Adverse Effect
” means any change, condition, circumstance, effect, event, development or occurrence that, individually or in the aggregate, has a Material Adverse Effect on Huya or its Subsidiaries.
(z) “
Huya Option
” means an option to purchase Huya Class A Shares granted under the Huya Share Incentive Plan.
(aa) “
Huya Owned Intellectual Property
” means all Intellectual Property owned or purported to be owned by Huya or its Subsidiaries.
(bb) “
Huya Related Party
” means Huya, Merger Sub, or any of their respective former, current and future general or limited partners, shareholders, managers, members, agents, directors, officers, employees or Affiliates.
(cc) “
Huya RSU Awards
” means an award of restricted share units granted pursuant to the Huya Share Incentive Plan.
(dd) “
Huya Share Incentive Plan
” means the Amended and Restated 2017 Share Incentive Plan of Huya.
(ee) “
Huya Software
” means all Software owned by, under obligation of assignment to, or purported to be owned by any of Huya or its Subsidiaries.
(ff) “
Huya Special Committee
” means a committee of the Huya Board consisting of the independent directors of Huya.
(gg) “
Huya VIE Contracts
” means all the contracts listed in
Section 10.13
of the Huya Disclosure Schedule.
(hh) “
Huya VIEs
” means Guangzhou Huya Information Technology Co., Ltd., Guangzhou Yaoguo Information Technology Co., Ltd. and Guangzhou Dachafan Entertainment Co., Ltd.
(ii) “
Intellectual Property
” means in any and all jurisdictions worldwide, whether or not registered, any and all (i) patents, statutory invention registrations and invention disclosures, and all related continuations, continuations-in-part,
divisionals, reissues,
re-examinations,
substitutions, and extensions thereof, (ii) trademarks, service marks, certification marks, brand names, corporate names, domain names, uniform resource locators, trade dress, trade names, logos and other identifiers of source, including the goodwill symbolized thereby or associated therewith, (iii) works of authorship (including Software), copyrights, and all renewals, extensions, reversions and restorations thereof, (iv) confidential and proprietary information, including trade secrets and confidential and proprietary know-how,
inventions, improvements, processes, models and methodologies, customers and supplier lists, pricing and cost information and business and marketing plans and proposals, (v) rights in Software, (vi) rights of publicity, privacy and rights to personal information, (vii) registrations, applications, and renewals for any of the foregoing in (i)-(vi), and (viii) all rights in the foregoing and in other similar intangible assets, and (ix) claims or causes of action arising out of or related to an past, present and future infringement, misappropriation or other violation of any of the foregoing in (i)-(viii).

(jj) “
IT Assets
” means all Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation.
(kk) “
know
” or “
knowledge
” means, with respect to any Party, the knowledge of such Party’s executive officers after reasonable inquiry, including inquiry of such Party’s counsel and other officers or employees of such Party responsible for the relevant matter.
(ll) “
Law
” means any United States federal, state or local,
non-United
States national, provincial or local, or multinational law, statute or ordinance, common law, or any rule, regulation, directive, treaty provision, governmental guidelines or interpretations having the force of law, permits and orders of any Governmental Entity.
(mm) “
Lien
” means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.
(nn) “
Material Adverse Effect
” means, when used with respect to any Person, any change, condition, circumstance, effect, event, development or occurrence that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, or (y) prevents or materially impedes, interferes with or hinders a party’s ability to consummate the transactions contemplated hereby, including the Merger, on or before the Outside Date;
provided
,
however
, that any adverse changes, conditions, circumstances, effects, events, developments or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, conditions, effects, events or occurrences generally affecting the economy, the financial or capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement or, except specifically for purposes of determining whether there is a breach of the representations and warranties made by the applicable parties in
Section 3.7(b)
and
Section 4.7(b)
and the satisfaction of the closing conditions set forth in
Section 8.2(a)
and
Section 8.3(a)
with respect to such representations and warranties, the performance of this Agreement; (iii) any change in the market price or trading volume of the shares of common stock or other equity securities of such Person (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, such Person or its Subsidiaries operate, including the engagement by the any countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon another country, or any territories, possessions, or diplomatic or consular offices of another country or upon such other country’s military installations, equipment or personnel; (v) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disasters, epidemic, pandemic (including the
COVID-19
pandemic (or any mutation or variation of the underlying virus thereof or related health condition)), act of God or other force majeure events; (vi) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vii) any Proceedings commenced by or involving any current or former member, partner or stockholder of such Person or any of its Subsidiaries arising out of or related to this Agreement or the transactions contemplated by this Agreement; (viii) any failure of a Person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); and (ix) with respect to DouYu and Huya, any effect to the extent resulting from a change, condition, circumstance, effect, event, development or occurrence that has a Material Adverse Effect on (a) Huya and its Subsidiaries or (b) DouYu and its Subsidiaries, respectively;
provided
,
however
, that changes, effects, events or occurrences referred to in clauses (i), (iv), (v), (vi), (viii) and (ix) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such changes, conditions, effects, events or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such Person and its Subsidiaries operate.
(oo) “
No Vote Termination Fee
” means US$44,000,000.
(pp) “
Off-the-Shelf
Software
” means, with respect to any Person, all Software that is commercially available off-the-shelf
Software that (i) has not been modified or customized for such Person, and (ii) is licensed to such Person for a one-time
or annual fee of US$10,000 or less.
(qq) “
Permitted Liens
” means (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings; (ii) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Liens or security interests arising or incurred in the ordinary course of business in respect of amounts that are not yet due and payable; (iii) Liens securing indebtedness or liabilities that are reflected in the DouYu SEC Reports or the Huya SEC Reports, as applicable, filed or furnished prior to the date hereof; (iv) Liens that would be disclosed by a current survey or physical inspection of the real property;
(v) non-exclusive
licenses granted in the ordinary course of business and (vi) any other Liens that have been incurred or suffered in the ordinary course of business and that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien.
(rr) “
Person
” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).
(ss) “
PRC Regulatory Filings
” means, collectively, filings, permits, authorizations, consents and approvals as may be required under any applicable PRC Laws.
(tt) “
PRC
” means the People’s Republic of China.
(uu) “
Public Software
” means any Software that is distributed as freeware, shareware, open source Software (e.g., Linux) or under similar licensing or distribution models that (i) require the licensing or distribution of source code of such Software to any other Person, (ii) prohibit or limit the receipt of consideration in connection with licensing, sublicensing or distributing any such Software, (iii) allow any Person to decompile, disassemble or otherwise reverse-engineer any such Software, or (iv) require the licensing of any such Software to any other Person for the purpose of making derivative works. For the avoidance of doubt, “Public Software” includes Software licensed or distributed under any of the following licenses or distribution models (or licenses or distribution models similar thereto): (i) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the BSD License; (vi) the Apache License; and (vii) any other license or distribution model described by the Open Source Initiative in its Open Source Definition as set forth on www.opensource.org.
(vv) “
Registered
” means issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Entities or Internet domain name registrar.
(ww) “
SAFE Circular 37
” means the Notice on Issues Relating to the Administration of Foreign Exchange in Overseas Investment and Financing and Reverse Investment Activities of Domestic Residents Conducted via Special Purpose Vehicles issued by SAFE on July 14, 2014, which became effective as of July 14, 2014, or any successor rule or regulation under PRC Law.

(xx) “
SAFE Circular 7
” means the Notice on Issues Relating to the Administration of Foreign Exchange for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company issued by SAFE on February 15, 2012, which became effective as of February 15, 2012, or any successor rule or regulation under PRC Law.
(yy) “
SEC
” means the Securities and Exchange Commission of the United States.
(zz) “
Software
” means all (i) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, program interfaces, and source code and object code, (ii) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise, (iii) development and design tools, library functions and compilers, (iv) technology supporting websites, and the contents and audiovisual displays of websites, and (v) media, documentation and other works of authorship, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.
(aaa) “
Subsidiary
” means, when used with reference to any Person, (i) of which such party or any other Subsidiary of such party is a general or managing partner, or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, and, when used with reference to DouYu or Huya, of which DouYu or Huya, as applicable, consolidates in its consolidated financial statements as a variable interest entity in accordance with GAAP.
(bbb) “
Tax Returns
” means all returns, declarations, statements, claims, reports, schedules, forms, information returns and other similar documents, including any attachment thereto or amendment thereof, required to be filed with any Taxing Authority with respect to Taxes.
(ccc) “
Tax
” or “
Taxes
” includes all forms of taxation, governmental fees or other like assessments or charges of any kind whatsoever (including withholding on amounts payable by or to any Person) whenever created or imposed, and whether of the PRC, the United States or elsewhere, and whether imposed by a local, municipal, governmental, provincial, state, foreign, federal or other Governmental Entity responsible for the imposition of any such taxation, fee or assessment (a “
Taxing Authority
”), including (i) all interest, penalties and additions imposed with respect to such amounts and any liability for any of the foregoing as transferee, (ii) liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of any Tax Group or a party to any tax sharing agreement, in each case as a result of which liability of a Party or a Subsidiary thereof to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of a Party or a Subsidiary thereof for the payment of any amount described in clause (i) or (ii) in this definition as a result of any tax indemnity or similar agreement or arrangement (other than pursuant to customary provisions of contractual agreements entered into in the ordinary course of business, the principal subject of which does not relate to Taxes).
(ddd) “
Termination Fee
” means US$177,000,000.
(eee) “
Transaction Agreements
” means this Agreement, the Reassignment Agreement and the DouYu Voting Agreements.
(fff) “
UGC Agreements
” means agreements with individual
end-users
who provide user-generated content.
(ggg) “
US$
” means the legal currency of the United States of America.
(hhh) “
Wuhan DouYu
” means Wuhan DouYu Internet Technology Co., Ltd.
(iii) “
Wuhan Ouyue
” means Wuhan Ouyue Online TV Co., Ltd.

Section 10.14
Counterparts
. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
[Remainder of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Huya Inc.

By:	/s/ Hongqiang Zhao
Name: Hongqiang Zhao
Title: Director

Tiger Company Ltd.

By:	/s/ Rongjie Dong
Name: Rongjie Dong
Title: Director
[
Merger Agreement Signature Page
]

DouYu International Holdings Limited

By:	/s/ Zhaoming Chen
Name: Zhaoming Chen
Title: Chairman of Special Committee
[
Merger Agreement Signature Page
]

Nectarine Investment Limited, solely for purposes of the Specified Provisions

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director
[
Merger Agreement Signature Page
]

EXHIBIT A
PLAN OF MERGER
THIS PLAN OF MERGER
is made on [ ● ], 2020.
BETWEEN

(1)
Tiger Company Ltd., an exempted company incorporated under the laws of the Cayman Islands on September 11, 2020, with its registered office situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands (“
Merger Sub
”); and

(2)
DouYu International Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands on January 5, 2018, with its registered office situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands (“
DouYu
” or the “
Surviving Corporation
” and together with Merger Sub, the “
Constituent Companies
”).

WHEREAS

(a)
Merger Sub and DouYu have agreed to merge (the “
Merger
”) on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the “
Agreement
”) dated October 12, 2020 made between Huya Inc. (“
Huya
”), Merger Sub, DouYu and, solely for purposes of
Sections 1.3
,
6.1
,
6.2
,
6.3
,
7.1
,
7.3
,
7.4
,
7.7
,
7.11
,
7.12
,
7.13
,
7.14
,
7.17
,
7.18
,
7.19
,
7.20
,
7.22
and
Articles III
,
IV
,
V
,
VIII
,
IX
and
X
thereto, Nectarine Investment Limited, a copy of which is attached as
Appendix I
to this Plan of Merger and under the provisions of Part XVI of the Companies Law (2020 Revision) of the Cayman Islands (the “
Companies Law
”).

(b)	This Plan of Merger is made in accordance with section 233 of the Companies Law.

(c)	Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them under the Agreement.
W I T N E S E T H
CONSTITUENT COMPANIES

1.	The Constituent Companies to the Merger are Merger Sub and DouYu.
NAME OF THE SURVIVING CORPORATION

2.	The name of the Surviving Corporation shall be DouYu International Holdings Limited.
REGISTERED OFFICE

3.	The Surviving Corporation shall have its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY 1-1104, Cayman Islands.
AUTHORISED AND ISSUED SHARE CAPITAL

4.
Immediately prior to the Effective Date (as defined below), the authorized share capital of Merger Sub was US$100,000 divided into 1,000,000,000 ordinary shares of US$0.0001 par value per share, of which 1 share has been issued.

5.
Immediately prior to the Effective Date, the authorized share capital of DouYu was US$100,000 divided into (A) 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each (“
DouYu Shares
”), and

A-A-1

(B) 500,000,000 shares of a nominal or par value of US$0.0001 each as the board of directors of DouYu may determine in accordance with the Fourth Amended and Restated Memorandum and Articles of Association of DouYu, of which [ ● ] DouYu Shares are issued and outstanding. No other shares of DouYu were issued and outstanding immediately prior to the Effective Date.

6.	On the Effective Date (as defined below), the authorized share capital of the Surviving Corporation shall be US$100,000 divided into 1,000,000,000 ordinary shares of US$0.0001 par value per share.

7.	On the Effective Date (as defined below), and in accordance with the terms and conditions of the Agreement:

(a)
Each DouYu Share issued and outstanding immediately prior to the Effective Date, other than (i) the DouYu Shares represented by DouYu ADSs, (ii) the Excluded Shares, and (iii) any Purported Dissenters Shares (as defined in the Agreement), shall be canceled in exchange for the right of the holder of the relevant DouYu Share to receive 7.30 validly issued, fully paid, non-assessable
Class A ordinary shares, par value US$0.0001 per share, of Huya (the “
Per Share Merger Consideration
”).

(b)
Each American depositary share of DouYu, each of which represents one-tenth
(1/10) of a DouYu Share (the “
DouYu ADSs
”), issued and outstanding immediately prior to the Effective Date, together with the DouYu Shares represented by such DouYu ADSs, shall be canceled in exchange for the right of the holder of the relevant DouYu ADS, at the direction of the DouYu Depositary, to receive 0.730 American depositary shares of Huya, each of which represents one Huya Class A Share (the “
Huya ADSs
”) (such number of Huya ADSs, the “
Per ADS Merger Consideration
” and together with the Per Share Merger Consideration, the “
Merger Consideration
”).

(c)
Each of the Excluded Shares shall, by virtue of the Merger and without any action on the part of its holder, automatically be canceled, shall no longer be issued or outstanding and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

(d)	Each of the Purported Dissenters Shares shall be canceled in exchange for the right to receive the applicable consideration due and owing as provided in Section 2.6 of the Agreement.

(e)
Each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Date, shall be converted into one validly issued, fully paid and non-assessable
ordinary share with a par value of US$0.0001 each of the Surviving Corporation.

8.	On the Effective Date, the ordinary shares of the Surviving Corporation shall:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the board of directors of the Surviving Corporation may from time to time declare;

(c)
in the event of a
winding-up
or dissolution of the Surviving Corporation, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets; and

(d)	generally be entitled to enjoy all of the rights and restrictions attaching to ordinary shares;
in each case as set out in the Amended and Restated Memorandum of Association and Articles of Association of the Surviving Corporation (as defined below).
EFFECTIVE DATE

9.
In accordance with section 233(13) of the Companies Law, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar of Companies of the Cayman Islands (the “
Effective Date
”).

A-A-2

PROPERTY

10.
On the Effective Date, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Corporation which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM AND ARTICLES OF ASSOCIATION

11.
The memorandum of association and articles of association of the Merger Sub shall be the memorandum of association and articles of association of the Surviving Corporation, amended and restated in the form attached as
Appendix II
to this Plan of Merger on the Effective Date (the “
Amended and Restated Memorandum and Articles
”).

DIRECTORS BENEFITS

12.	There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.
DIRECTORS OF THE SURVIVING CORPORATION

13.	The names and addresses of the directors of the Surviving Corporation are as follows:

NAME	ADDRESS
[ ● ]	[ ● ]
[ ● ]	[ ● ]
SECURED CREDITORS

14.	(a)	Merger Sub has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger; and

(b)	DouYu has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.
RIGHT OF TERMINATION

15.	This Plan of Merger may be terminated by the board of directors of both the Surviving Corporation and Merger Sub pursuant to the terms and conditions of the Agreement.
APPROVAL AND AUTHORIZATION

16.	This Plan of Merger has been approved by the board of directors of each of DouYu and Merger Sub pursuant to section 233(3) of the Companies Law.

17.	This Plan of Merger has been authorised by the shareholders of each of DouYu and Merger Sub pursuant to section 233(6) of the Companies Law.
COUNTERPARTS

18.	This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
GOVERNING LAW

19.	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

A-A-3

For and on behalf of Tiger Company Ltd.:

[Name]
Director

For and on behalf of DouYu International Holdings Limited:

[Name]
Director

A-A-4

EXHIBIT B
PRINCIPLES OF LOCKUP UNDERTAKING AND SECURITIES ACCOUNT MONITORING AGREEMENT
(a) During the period between the Proxy Mailing Date and the Closing Date (the “
Pre-Closing
Lockup Period
”): each Accelerating RSU Holder shall not offer, lend, pledge, sell, contract to sell, sell or grant any option or contract to purchase, or otherwise transfer or dispose of (either conditionally or unconditionally, or directly or indirectly, or otherwise) (any of the foregoing actions, “
Transfer
”) any Doug ADS received by such Accelerating RSU Holder as a result of the Vesting Acceleration of any portion of the Accelerating RSUs (each, a “
Restricted Doug ADS
”), and such Restricted Doug ADS shall be repurchased and canceled by Doug for no consideration upon the occurrence of any event that would have caused the corresponding portion of the Accelerating RSUs to be forfeited in accordance with the terms thereof as of the date of the Merger Agreement;
provided
that, with respect to any Vested Restricted Doug ADS, the foregoing restrictions shall cease to apply on the date when the corresponding Scheduled Vested Portion of the relevant Accelerating RSUs would have become fully vested pursuant to the vesting schedule applicable to such Accelerating RSUs as of the date of the Merger Agreement.
(b) During the period between the Closing Date and July 16, 2022 (the “
Post-Closing Lockup Period
”): (i) such Accelerating RSU Holder shall not Transfer any Henry ADS received in exchange for any Restricted Doug ADS held by such Accelerating RSU Holder other than any Vested Restricted Doug ADS (such Henry ADS, a “
Restricted Henry ADS
”), and (ii):

A.
in the event such Accelerating RSU Holder’s employment or service with Henry or any of its Affiliates is terminated without the occurrence of any triggering event as mutually agreed by and among Tom, Henry and such Accelerating RSU Holder (each, a “
Triggering Event
”):

1.
if such employment or service is terminated by such holder, including by reason of resignation or non-renewal
of employment or service agreement upon its expiration as elected by such holder, each Unvested Restricted Henry ADS held by such Accelerating RSU Holder as of the date of such termination shall be repurchased and canceled by Henry for no consideration, provided that this Clause (B)(a)(i) of this paragraph 2 shall not apply in any of the following events (the “
Good Leaver Events
”): such termination of employment or service primarily results from (1) the death, illness or disability of such Accelerating RSU Holder, (2) diminution of title, position, duties, responsibilities, authorities, offices or reporting line of such Accelerating RSU Holder as a result of the Merger, (3) reduction in compensation and/or benefits of such Accelerating RSU Holder as a result of the Merger or (4) change of principal location of employment as a result of the Merger;

2.
if such employment or service is terminated other than by such holder or terminated by such holder in any of the Good Leaver Events, the lockup restriction described in Clause (A) of this paragraph 2 shall continue to apply until the end of the Post-Closing Lockup Period but Henry shall not be entitled to repurchase any of such holder’s Restricted Henry ADSs as a result of such termination;

B.
in the event such Accelerating RSU Holder’s employment or service with Henry or any of its Affiliates is terminated upon occurrence of a Triggering Event, each Unvested Restricted Henry ADS held by such Accelerating RSU Holder as of the date of such termination shall be repurchased and canceled by Henry for no consideration without prejudice to any other rights and remedies Henry or any of its Affiliates may have.

(c) In the event the Merger Agreement is terminated in accordance with the terms thereof, Doug and each Accelerating RSU Holder shall, promptly after such termination, take all necessary actions to unwind the Vesting Acceleration with respect to all Accelerating RSUs held by such Accelerating RSU Holder except for such portion thereof that would have become fully vested as of the date of such termination pursuant to the vesting schedule applicable to such Accelerating RSUs as of the date of the Merger Agreement.

A-B-1

(d) Each Accelerating RSU Holder shall deposit, or cause to be deposited, all his Restricted Doug ADSs and Restricted Henry ADSs into the securities account provided under the relevant securities account monitoring agreement, and the relevant financial institution with which such securities account is opened shall monitor all transactions involving the securities deposited in such account to effect the restrictions provided under the lockup agreement and shall not permit any such transaction without the prior written consent of a person designed by Tom.
(e) Any costs and expenses incurred by Henry and its Affiliates (including, after the Closing, Doug and Doug’s Affiliates) in connection with the entry into and performance of the obligations under the lockup undertaking and the securities account monitoring agreement shall be borne by the Accelerating RSU Holders in proportion to their respective interests in the total number of Restricted Doug ADSs held by all Accelerating RSU Holders.
(f) For the purpose of this Exhibit B:
“
Scheduled Unvested Portion
” of any Accelerating RSUs held by an Accelerating RSU Holder means, with respect to any date after the Closing, the portion of such Accelerating RSUs that would remain unvested as of such date pursuant to the vesting schedule applicable to such Accelerating RSUs as of the date of the Merger Agreement.
“
Scheduled
Vested Portion”
of any Accelerating RSUs held by an Accelerating RSU Holder means the portion of such Accelerating RSUs that would have become fully vested before or on the Closing Date pursuant to the vesting schedule applicable to such Accelerating RSUs as of the date of the Merger Agreement.
“
Unvested Restricted Henry ADS
” means, with respect to any date after the Closing, any Restricted Henry ADS received by an Accelerating RSU Holder in exchange for any Restricted Doug ADS received by such Accelerating RSU Holder in connection with, and as a result of the Vesting Accelerating of, the Scheduled Unvested Portion of the Accelerating RSUs of such Accelerating RSU Holder as of such date.
“
Vested Restricted Doug ADS
” means any Restricted Doug ADS received by an Accelerating RSU Holder in connection with, and as a result of the Vesting Accelerating of, the Scheduled Vested Portion of the Accelerating RSUs of such Accelerating RSU Holder.

A-B-2

ANNEX B: REASSIGNMENT AGREEMENT
Execution Version

REASSIGNMENT AGREEMENT
dated as of October 12, 2020
between
Nectarine Investment Limited
and
DouYu International Holdings Limited

REASSIGNMENT AGREEMENT

B-i

B-ii

Glossary of Defined Terms

Acquired Assets	10.13(a)
Acquired Business	10.13(b)
Affiliate	10.13(c)
Assignment Agreement	10.13(d)
Audited Financial Statements	3.4(a)(i)
Bankruptcy and Equity Exception	3.3
BCA	Recitals
Business Day	10.13(e)
Claim	10.13(f)
Closing	2.1
Closing Date	2.1
Company	Recitals
Company Articles of Association	3.1(a)
Company Financial Statements	3.4(a)(ii)
Company Intellectual Property	10.13(g)
Company IP Agreements	10.13(h)
Company IT Assets	10.13(i)
Company Licensed Intellectual Property	10.13(j)
Company Material Adverse Effect	10.13(k)
Company Material Contracts	3.12
Company Owned Intellectual Property	10.13(l)
Company Permits	6.2(c)
Company Software	10.13(m)
Consideration	1.2
Contract	3.8(b)
COVID-19 Measures	10.13(n)
Damages	7.2
Direct Claim	7.4(d)
DouYu Indemnified Parties	6.8(c)
DouYu Memorandum and Articles of Association	4.2
DouYu WFOE	10.13(p)
Equity Pledge Agreement	10.13(q)
Exchange Act	10.13(r)
Exclusive Business Cooperation Agreement	10.13(s)
Exclusive Share Option Agreement	Recitals
Expenses	6.6
GAAP	3.4(b)
Governmental Entity	3.8(a)
HKIAC	10.4
HKIAC Rules	10.4
Hong Kong	10.13(t)
HUYA	Recitals
Intellectual Property	10.13(u)
Judgment	3.11
know	10.13(u)
knowledge	10.13(u)
Latest Balance Sheet Date	3.4(a)(ii)
Law	10.13(w)
Lien	10.13(x)
Loan	6.8(a)

B-iii

Long Stop Date	10.13(y)
Losses	6.8(c)
Merger	Recitals
Merger Agreement	Recitals
Merger Consideration	10.13(z)
Merger Sub	Recitals
Non-Required Remedy	6.1(c)
Overdue Liabilities	10.13(aa)
Permitted Liens	10.13(bb)
Person	10.13(cc)
PRC	10.13(dd)
PRC Regulatory Filings	10.13(ee)
Pre-Closing Restructuring	6.2(a)
Proceedings	3.11
Proxy Agreement	Recitals
Reassignment	1.1
Registered	10.13(ff)
Registered Capital	6.8(a)
Representative	10.13(gg)
Restructuring	10.13(hh)
Restructuring Contracts	10.13(hh)
Restructuring Schedule	10.13(hh)
RMB	10.13(kk)
SEC	10.13(ll)
Securities Act	10.13(mm)
Software	10.13(nn)
Subsidiary	10.13(oo)
Tax	10.13(pp)
Taxes	10.13(pp)
Tencent Disclosure Schedule	Article III
Tencent Financial Advisor	10.13(qq)
Tencent Group Company	10.13(rr)
Tencent Holdco	Recitals
Tencent Indemnified Parties	7.2
Tencent OPCO	Recitals
Tencent Related Party	10.13(ss)
Tencent WFOE	Recitals
Third Party Claim	7.4(a)
Third Party Claim Notice	7.4(a)
Transaction Agreements	10.13(tt)
Transition Services	3.9(b)
Transition Services Agreement	6.3
Unaudited Financial Statements	3.4(a)(ii)
US$	10.13(uu)

B-iv

REASSIGNMENT AGREEMENT
THIS REASSIGNMENT AGREEMENT (this “
Agreement
”), dated October 12, 2020, is by and between Nectarine Investment Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“
Tencent
”) and DouYu International Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
DouYu
” and, together with Tencent, the “
Parties
”). Certain capitalized terms used in this Agreement are used as defined in
Section 10.13
.
WHEREAS, Tencent Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
Tencent Holdco
”), which holds 100% of the issued and outstanding share capital of Tencent, also indirectly holds 100% of the issued and outstanding share capital of Tencent Technology (Shenzhen) Company Limited (in Chinese, “
腾讯科技（深圳）有限公司
”), a limited liability company organized under the Laws of the PRC (“
Tencent
WFOE
”)
.
WHEREAS, Tencent WFOE, through a series of contractual arrangements, controls Shenzhen Tencent Computer Systems Company Limited (in Chinese, “
深圳市腾讯计算机系统有限公司
”), a limited liability company organized under the Laws of the PRC (“
Tencent
OPCO
”
),
which directly holds 100% of the issued and outstanding share capital of Shenzhen Chuanghai Digital Company Limited (in Chinese, “
深圳市创海数码有限公司
”), a limited liability company organized under the Laws of the PRC (the “
Company
”).
WHEREAS, on October 12, 2020, Tencent Holdco and Tencent entered into a business cooperation agreement (the “
BCA
”), pursuant to which Tencent Holdco and Tencent agreed to, cooperate, and to cause their Affiliates to cooperate, in certain areas in the game live streaming business on terms and conditions set forth therein.
WHEREAS, on October 12, 2020, Tencent, Tencent OPCO, the Company and Tencent Holdco entered into an exclusive share option agreement (the “
Exclusive
Share Option Agreement
”
),
pursuant to which Tencent OPCO irrevocably granted Tencent or its designated representatives an exclusive option to purchase all or part of its equity interests in the Company.
WHEREAS, on October 12, 2020, Tencent OPCO and Tencent entered into a voting rights proxy agreement (the “
Proxy
Agreement
”
),
pursuant to which Tencent OPCO irrevocably appointed Tencent as its attorney-in-fact
to exercise Tencent OPCO’s rights in the Company, including, without limitation, the power to vote on its behalf on all matters of the Company requiring shareholder approval under PRC laws and the Company Articles of Association.
WHEREAS, Tencent desires to, subject to the terms and conditions of this Agreement, (i) novate and transfer all of its rights and obligations under the Business Cooperation Agreement, the Exclusive Share Option Agreement and the Proxy Agreement to DouYu, (ii) cause Tencent OPCO and the Company to enter into the Equity Pledge Agreement with DouYu WFOE and (iii) cause the Company to enter into the Exclusive Business Cooperation Agreement with DouYu WFOE, so that upon completion of the foregoing (i), (ii) and (iii), DouYu will beneficially own and take control of the Company.
WHEREAS, the Tencent Group Companies are conducting the Restructuring, as a result of which the Company will own and operate the Acquired Business.
WHEREAS, concurrently with the execution and delivery of this Agreement, DouYu, HUYA Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
HUYA
”), Tiger Company Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
Merger
Sub
”
)
and, solely for purposes of certain specified provisions in the Merger Agreement, Tencent, entered into that certain Agreement and Plan of Merger (the “
Merger
Agreement
”
),
pursuant to which Merger Sub will merge with and into DouYu (the “
Merger
”), with DouYu surviving the Merger and becoming a direct wholly owned Subsidiary of Huya.

WHEREAS, the closing of the Merger is expected to occur substantially concurrently with the closing of the Reassignment.
WHEREAS, on August 13, 2020, Tencent and Mr. Shaojie Chen (“
Mr
.
 Chen
”
)
entered into a Share Transfer Agreement (the “
Share
Transfer Agreement
”
),
pursuant to which Mr. Chen agreed to sell, or procure his affiliates to sell, to Tencent an aggregate of 3,703,704 ordinary shares of DouYu, par value US$0.0001 per share, for an aggregate purchase price of US$500,000,040 (the “
SPA
Consideration
”
)
immediately prior to the closing of the Merger.
NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:
ARTICLE I.
THE REASSIGNMENT
Section 1.1
The Reassignment
. Subject to the terms and conditions of this Agreement, at the Closing:
(a) Tencent shall novate and transfer all of its rights and obligations under the BCA, the Exclusive Share Option Agreement and the Proxy Agreement to DouYu;
(b) Tencent shall cause Tencent OPCO and the Company, and DouYu shall cause DouYu WFOE, to enter into the Equity Pledge Agreement; and
(c) Tencent shall cause the Company, and DouYu shall cause DouYu WFOE, to enter into the Exclusive Business Cooperation Agreement,
(the actions described in the foregoing (a)-(c), collectively, the “
Reassignment
”), so that immediately after the Closing, DouYu will beneficially own and take control of the Company. After the Closing, Tencent Holdco and DouYu shall, and shall cause their Affiliates to, further their cooperation in the game live streaming business in accordance with the terms of the BCA.
Section 1.2
Consideration
. The aggregate consideration payable by DouYu to Tencent (or any other person(s) designated in writing by Tencent) at Closing shall be US$500,000,000 (the “
Consideration
”), which shall be payable in accordance with Section 2.3(a).
ARTICLE II.
CLOSING
Section 2.1
Closing of the Reassignment
. Subject to the satisfaction of the conditions set forth in
Article VIII
or the waiver thereof in accordance with the terms of this Agreement, unless otherwise mutually agreed in writing between the Parties, the closing of the Reassignment (the “
Closing
”) will take place electronically substantially concurrently with the closing of the Merger, or in the event the condition provided in
Section 8.1(a)
is waived by Tencent and DouYu, on the third (3
rd
) Business Date after all other conditions set forth in
Article VIII
have been satisfied or waived in accordance with the terms of this Agreement, or such other date as may be otherwise agreed by the Parties. The date on which the Closing actually takes place is referred to in this Agreement as the “
Closing
Date
”.
Section 2.2
Closing Deliveries by Tencent
. Subject to the simultaneous performance by DouYu of its obligations under
Section 2.3
, at the Closing, Tencent shall deliver, or cause to be delivered, to DouYu:
(a) counterparts to the Deed of Novation, duly executed by Tencent and Tencent Holdco;

(b) counterparts to the Assignment Agreement, duly executed by Tencent, Tencent OPCO, Tencent Holdco and the Company;
(c) counterparts to the Equity Pledge Agreement, duly executed by the Company and Tencent OPCO; and
(d) a counterpart to the Exclusive Business Cooperation Agreement, duly executed by the Company.
Section 2.3
Closing Deliveries by DouYu
. Subject to the simultaneous performance by Tencent of its obligations under
Section 2.2
, at the Closing, DouYu shall:
(a) pay or procure payment of the Consideration, by wire transfer of immediately available funds (i) to the account(s) designated in writing by Tencent no later than three (3) Business Days prior to the Closing Date or (ii) upon written instruction by Tencent no later than three (3) Business Days prior to the Closing Date, to the account(s) of the relevant Selling Shareholder (as defined under the Share Transfer Agreement) or Seller Holding Entity (as defined under the Share Transfer Agreement) as provided by Tencent to pay on behalf of Tencent such portion of the SPA Consideration equal to the amount of the Consideration; and
(b) deliver or procure delivery to Tencent the following:

(i)	a counterpart to the Deed of Novation, duly executed by DouYu;

(ii)	a counterpart to the Assignment Agreement, duly executed by DouYu;

(iii)	a counterpart to the Equity Pledge Agreement, duly executed by DouYu WFOE; and

(iv)	a counter part to the Exclusive Business Cooperation Agreement, duly executed by DouYu WFOE.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF TENCENT
Except as set forth in the section of the disclosure schedule delivered to DouYu by Tencent on the date hereof (the “
Tencent
Disclosure Schedule
”) that specifically relates to a specified section or subsection of this
Article III
, or any other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection, Tencent hereby represents and warrants to DouYu, as of the date of this Agreement and as of the Closing Date (except for any representation and warranty expressly made as of a specified date, in which case as of such date), that:
Section 3.1
Organization and Qualification; Subsidiaries
.
(a) Each of Tencent and the Company is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its incorporation or organization. Except as set forth in Section 3.1 of the Tencent Disclosure Schedule, each of Tencent and the Company has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted. The Company is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed is not material. An accurate and complete copy of the Articles of Association of the Company, as in effect as of the date of this Agreement (the “
Company
Articles of Association
”), has been furnished by Tencent to DouYu.
(b) The Company does not have any Subsidiary or interest (including non-controlling
equity interest) in any other Person.

Section 3.2
Capitalization
.
(a) Tencent OPCO is the sole legal owner of all of the equity interests in the Company representing 100 percent of the registered capital of the Company. None of the registered capital of the Company has been paid up.
(b) As of the date of this Agreement, except (i) as set forth in the Exclusive Share Option Agreement and the Proxy Agreement and (ii) for the transactions contemplated by this Agreement, there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to any equity interest in the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any equity interest in the Company or securities convertible into or exchangeable or exercisable for such equity interest, or obligating the Company to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, agreement, arrangement or commitment. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) with Tencent OPCO on any matter.
Section 3.3
Authority
. Tencent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has obtained all necessary internal approvals for the execution, delivery and performance of this Agreement by Tencent and the consummation by Tencent of the transactions contemplated hereby. No other corporate proceedings on the part of Tencent are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Tencent and, assuming the due authorization, execution and delivery by DouYu, constitutes a valid, legal and binding agreement of Tencent, enforceable against Tencent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “
Bankruptcy
and Equity Exception
”).
Section 3.4
Financial Statements
.
(a) Tencent has delivered to DouYu true, correct and complete copies of:
(i) audited pro forma balance sheets of the Acquired Business as at December 31, 2019, and the related statements of income and of cash flows of the Acquired Business for the year then ended, together with the notes thereto (collectively, the “
Audited
Financial Statements
”); and
(ii) unaudited pro forma balance sheet of the Acquired Business as at June 30, 2020 (the “
Latest
Balance Sheet Date
”), and the related statements of income and of cash flows of the Acquired Business for the six months then ended (collectively, the “
Unaudited
Financial Statements
”, together with the Audited Financial Statements, the “
Company
Financial Statements
”).
(b) The Company Financial Statements fairly present on a pro forma basis assuming completion of the Restructuring, in all material respects, the balance sheets of the Acquired Business as of the dates thereof and their results of operations and cash flows for the periods then ended (subject, in the case of the Unaudited Financial Statements, to normal year-end
adjustments that are not material in the aggregate). Such Company Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis (“
GAAP
”), except as specifically indicated in the notes thereto.
Section 3.5
No Undisclosed Liabilities
. The Company does not have any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, required to be recorded or reflected on a balance sheet under GAAP, and there is no existing condition, situation or set of circumstances which could be expected to result in such material liability or obligation, except for liabilities or obligations (a) reflected, accrued or reserved against in the balance sheets included in the Company Financial Statements, (b) incurred since the Latest Balance Sheet Date in the ordinary course of business consistent with past practices, (c) incurred in connection with the Restructuring, (d) disclosed in the Tencent Disclosure Schedule, or (e) arising under this Agreement or the performance by the Company of its obligations hereunder.
Section 3.6
Compliance with Laws
. Except as set forth in Section 3.6 of the Tencent Disclosure Schedule, neither the Company nor with respect to the Acquired Business only, any Tencent Group Company, is or has been in violation of any applicable Law, except as would not reasonably be expected to materially impact the ability of the Company to conduct the Acquired Business after completion of the Restructuring in the same manner as operated by the Tencent Group Companies as of the date hereof.
Section 3.7
Absence of Changes
. Except for (i) the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, (ii) actions taken in connection with the Restructuring and (iii) any
COVID-19
Measures, since the date of the Company’s establishment, there has not been:
(a) any circumstance, event, occurrence or development which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b) (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any share capital of the Company or (ii) any redemption, repurchase or other acquisition of any share capital of the Company;
(c) any material change in any method of accounting or accounting practice by the Company;
(d) any making or revocation of any material Tax election, any settlement or compromise of any material Tax liability, or any change (or request to any taxing authority to change) any material aspect of the method of accounting of the Company for Tax purposes;
(e) any amendment to the Company Articles of Association;
(f) any incurrence of material indebtedness for borrowed money or any guarantee of such indebtedness for another Person or any issue or sale of debt securities, warrants or other rights to acquire any debt security of the Company, in each case by the Company;
(g) any adoption of, resolution to approve or petition or similar proceeding or order in relation to, a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;
(h) any receiver, trustee, administrator or other similar Person appointed in relation to the affairs of the Company or its property or any part thereof; or
(i) any agreement to do any of the foregoing.
Section 3.8
Consents and Approvals; No Violations
.
(a) Except such as shall have been obtained prior to the Closing or set forth in the Restructuring Schedule, and other than any PRC Regulatory Filings, no filing with or notice to, and no permit, authorization, consent or approval of, any supranational, national, state, municipal or local court or tribunal or administrative, governmental, quasi-governmental or regulatory body, agency or authority (a “
Governmental Entity
”) is necessary for the execution and delivery by Tencent of this Agreement or the consummation by Tencent of the transactions contemplated hereby.
(b) The execution, delivery and performance of this Agreement by Tencent does not, and the consummation by Tencent of the transactions contemplated hereby will not, constitute or result in, (i) any breach of any provision of the constitutional documents of any Tencent Group Company or the Company, (ii) a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the creation of any Lien (other than any Lien created as a result of any actions taken by DouYu)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument (each, a “
Contract
”) or obligation to which any Tencent Group Company or the Company is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) assuming any required PRC Regulatory Filing has been made, a violation of any Law or Judgment applicable to any Tencent Group Company or the Company or any of their respective properties or assets, in each case of (i), (ii) and (iii) other than as set forth on the Restructuring Schedule.
Section 3.9
Assets and Liabilities
.
(a) The Tencent Group Companies have good and marketable title to, or a valid leasehold interest in, or a valid license to use, the Acquired Assets, in each case free and clear of all encumbrances except for Permitted Liens. Subject to the third party consents and/or approvals required to be obtained in connection with the Restructuring as set forth in the Restructuring Schedule, the Tencent Group Companies are entitled to transfer the Acquired Assets to the Company in accordance with the Restructuring Schedule.
(b) Upon completion of the Restructuring and after taking into consideration the transition services that will be provided by the relevant Tencent Group Companies to the Company or any qualified Subsidiary of DouYu designated thereby that operates the Acquired Business after the Closing pursuant to the Transition Services Agreement (the “
Transition Services
”), except as set forth in
Section 3.9(b)
of the Tencent Disclosure Schedule, the Company will own, or have a valid leasehold interest in, or a valid license to use, all the assets and rights necessary for the conduct of the Acquired Business in the same manner as operated by the Tencent Group Companies as of the date hereof in all material respects.
(c) To the knowledge of Tencent, Annex I of the Restructuring Schedule sets forth a complete and accurate list of all contracts with broadcasters currently in effect entered into by a Tencent Group Company in connection with the Acquired Business as of the date hereof.
(d) To the knowledge of Tencent, (i) Part 1 of Annex II of the Restructuring Schedule sets forth a complete and accurate list of all game competition licensing contracts currently in effect entered into by a Tencent Group Company (as licensee) with a licensor in connection with the Acquired Business as of the date hereof and (ii) Part 2 of Annex II of the Restructuring Schedule sets forth a complete and accurate list of all game competitions broadcast on the live streaming platform of the Acquired Business as of the date hereof that are conducted in accordance with internal arrangement of the Tencent Group Companies.
(e) To the knowledge of Tencent, Annex III of the Restructuring Schedule sets forth a complete and accurate list of talent agencies with each of which a Tencent Group Company entered into a contract that is currently in effect in connection with the Acquired Business as of the date hereof.
(f) To the knowledge of Tencent, Annex IV of the Restructuring Schedule sets forth a complete and accurate list of all contracts with professional
e-sports
teams currently in effect entered into by a Tencent Group Company in connection with the Acquired Business as of the date hereof.
(g) To the knowledge of Tencent, Annex V of the Restructuring Schedule sets forth a complete and accurate list of all (i) applications for patents submitted by a Tencent Group Company in connection with the Acquired Business and (ii) proprietary technology used by a Tencent Group Company in connection with the Acquired Business and for which the relevant Tencent Group Company has not filed patent applications, in each case as of the date hereof.

(h) To the knowledge of Tencent, Annex VI of the Restructuring Schedule sets forth a complete and accurate list of all trademarks owned by a Tencent Group Company and used in connection with the Acquired Business which have been registered or applied for as of the date hereof.
(i) To the knowledge of Tencent, Annex VII of the Restructuring Schedule sets forth a complete and accurate list of all registered software copyrights owned by a Tencent Group Company and used in connection with the Acquired Business as of the date hereof.
(j) At the Closing, the Company will have no Overdue Liabilities.
Section 3.10
Real Property
. The Company does not own any real property.
Section 3.11
Legal Proceedings
. Except as set forth in
Section 3.11
of the Tencent Disclosure Schedule, neither the Company, nor, with respect to the Acquired Business only, any Tencent Group Company, nor, to the knowledge of Tencent, any of the directors or officers of the Company, is a party to any, and there are no pending or, to the knowledge of Tencent, threatened, material legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations (“
Proceedings
”) of any nature against the Company or to which any of its equity interests or material properties or assets or any of the Acquired Assets is subject. There is no material judgment, order, injunction or decree (“
Judgment
”) outstanding against the Company, any of its equity interests, material properties or assets, any of the Acquired Assets or any of the Tencent Group Companies (but only with respect to the Acquired Business), or, to the knowledge of Tencent, against any of the directors and officers of the Company (in their capacity as directors and officers).
Section 3.12
Material Contracts
.
(a)
Section 3.12(a)
of the Tencent Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the following types of Contracts that remain in effect as of the date hereof and to which the Company or, with respect to the Acquired Business only, any Tencent Group Company is a party or any of the Acquired Assets is bound by, other than any such Contracts that are set forth on the Restructuring Schedule (including the annexes thereof):
(i) any Contract granting a right of first refusal, first offer or first negotiation, other than any such Contract with broadcasters, talent agencies or professional
e-sports
teams entered into in the ordinary course of business;
(ii) any Contract relating to the formation, creation, operation, management or control of a partnership, joint venture, limited liability company or similar arrangement;
(iii) any Contract for the acquisition, sale or lease (including leases in connection with financing transactions) of any portion of the Acquired Assets (by merger, purchase or sale of assets or stock or otherwise);
(iv) any Contract with any Governmental Entity;
(v) any Contract involving the payment or receipt of amounts by the Company or any Tencent Group Company, or relating to indebtedness for borrowed money or any financial guaranty, of more than RMB20,000,000;
(vi) any
non-competition
Contract or other Contract that purports to limit, curtail or restrict in any material respect the ability of the Company to compete in any geographic area, industry or line of business, other than any such Contract with broadcasters entered into in the ordinary course of business;
(vii) any Contract that contains a put, call or similar right pursuant to which the Company could be required to purchase or sell, as applicable, any equity interests or assets of any Person that have a fair market value or purchase price of more than RMB20,000,000 in the aggregate;

(viii) any Contract that contains restrictions with respect to (A) payment of dividends or any distribution with respect to equity interests of the Company, (B) pledging of share capital of the Company or (C) issuance of guaranty by the Company; or
(ix) any material Company IP Agreements with an aggregate contract value exceeding RMB20,000,000.
All Contracts of the type described in clauses (i) through (ix), including for the avoidance of doubt the Contracts set forth on the Restructuring Schedule (including the annexes thereof) that are of the type described in clauses (i) through (ix), are hereby collectively referred to as the “
Company Material Contracts
”.
(b) Each of the Company Material Contracts constitutes the valid and legally binding obligation of the Company or the relevant Tencent Group Company, enforceable in accordance with its terms and is in full force and effect, subject to the Bankruptcy and Equity Exception. There is no material breach or default under any Company Material Contract either by the Company or the relevant Tencent Group Company or, to Tencent’s knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or the relevant Tencent Group Company or, to Tencent’s knowledge, any other party. No party to any such Company Material Contract has given notice to the Company of or made a claim against the Company with respect to any material breach or default thereunder.
Section 3.13
Intellectual Property
.
(a)
List of Intellectual Property.
The Company has provided to DouYu a true and complete list of all Company Owned Intellectual Property that is Registered, indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the identity of the current applicant or registered owner.
(b)
Ownership; Sufficiency.
Except as set forth in
Section 3.13(b)
of the Tencent Disclosure Schedule, (i) The relevant Tencent Group Company owns or has, and the Company will upon completion of the Restructuring and after taking into consideration the Transition Services own or have, sufficient rights to use all Intellectual Property (other than third-party Software that will not be transferred to the Company pursuant to Section 1.14 of the Restructuring Schedule) that is necessary for the operation of the Acquired Business in the same manner as currently conducted, (ii) the relevant Tencent Group Company solely and exclusively owns, and the Company will upon completion of the Restructuring solely and exclusively own, all right, title and interest in the material Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and (iii) the relevant Tencent Group Company has, and the Company will upon completion of the Restructuring have, a valid license to use the material Company Licensed Intellectual Property in connection with and as used in the operation of the Acquired Business in the same manner as currently conducted.
(c)
Validity and Enforceability.
Except as set forth in
Section 3.13(c)
of the Tencent Disclosure Schedule, each Company Owned Intellectual Property that is Registered is (i) to the knowledge of Tencent, valid, subsisting (or in the case of applications, applied for) and enforceable, (ii) currently in compliance with any and all legal requirements necessary to maintain the validity and enforceability thereof, and (iii) not subject to any outstanding Judgment materially and adversely affecting the relevant Tencent Group Company’s use thereof or rights thereto, or that would materially impair the validity or enforceability thereof. There has been no action or claim asserted or, to the knowledge of Tencent, threatened challenging the ownership, scope, validity or enforceability of any Company Owned Intellectual Property that is Registered, except as would not materially affect the Acquired Business.
(d)
Infringement.
(i) With respect to the Acquired Business only, none of the Tencent Group Companies has received any notice in writing that such Tencent Group Company, the operation of the Acquired Business or the use or other exploitation of any Company Intellectual Property in connection therewith has, in the last two (2) years, materially infringed, misappropriated or otherwise violated the Intellectual Property rights of any other Person and (ii) to the knowledge of Tencent, no Person (including current and former officers, employees, consultants and contractors of the Tencent Group Companies) is engaging, or has engaged in the last two (2) years, in any activity that materially infringes, misappropriates or otherwise violates any Company Intellectual Property.
(e)
Protection Measures.
(i) The Tencent Group Companies have taken reasonable measures at a level that is not below industry standards to maintain the confidentiality and value of all material confidential information used or held for use in the operation of the Acquired Business, including the source code for any Company Software and all other material confidential Company Intellectual Property and (ii) to the knowledge of Tencent, (A) no material confidential information, trade secrets or other material confidential Company Intellectual Property has been disclosed by any Tencent Group Company to any Person (other than the Company) except pursuant to non-disclosure
and/or license agreements that obligate such Person to keep such confidential information, trade secrets or other confidential Company Intellectual Property confidential and (B) no party thereto is in material default of any such agreement.
(f)
IT Assets.
(i) The Company IT Assets are free from material bugs or other defects and, to the knowledge of Tencent, do not contain any viruses and (ii) the relevant Tencent Group Company has implemented reasonable backup, security and disaster recovery measures and technology to protect the confidentiality, integrity and security of such IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, at a level that is not below industry practices with respect to such Company IT Asset.
Section 3.14
Interested Party Transactions
.
Section 3.14
of the Tencent Disclosure Schedule sets forth a correct and complete list of the contracts or agreements under which there are any existing or future liabilities between the Company, on the one hand, and any (i) present executive officer or director of the Company as of the date of this Agreement or (ii) any Tencent Group Company, on the other hand, in each case other than the Restructuring Contracts or contracts with an aggregate contract value not exceeding RMB10,000,000.
Section 3.15
Brokers
. No broker, finder or investment banker (other than the Tencent Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Tencent or any of its Affiliates (other than Huya and its Subsidiaries).
Section 3.16
No Additional Representations
. Except for the representations and warranties made by Tencent in this
Article III
, neither Tencent nor any other person makes any other express or implied representation or warranty with respect to the Company or its business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to DouYu or any of its Affiliates or Representatives, notwithstanding the delivery or disclosure to DouYu or any of its Affiliates or Representatives of any documentation, forecasts or other information in connection with the transactions contemplated hereby, and DouYu acknowledges the foregoing.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF DOUYU
DouYu hereby represents and warrants to Tencent, as of the date of this Agreement and as of the Closing Date (except for any representation and warranty expressly made as of a specified date, in which case as of such date), that:
Section 4.1
Organization
. DouYu is an exempted company with limited liability incorporated under the laws of the Cayman Islands.
Section 4.2
Authority
. (a) DouYu has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The board of directors of DouYu has duly and validly authorized the execution, delivery and performance of this Agreement and approved the consummation of the transactions contemplated hereby, and has at a meeting duly called and held at which a majority of the directors present at such meeting voted in favor of such resolutions in accordance with the Fourth Amended and Restated Memorandum and Articles of Association of DouYu, as in effect on the date of this Agreement (the “
DouYu
Memorandum and Articles of Association
”), (i) approved, and declared advisable this Agreement and the transactions contemplated hereby; and (ii) determined that such transactions are advisable and fair to, and in the best interests of, DouYu. No other corporate proceedings on the part of DouYu are necessary to authorize and approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DouYu and, assuming the due authorization, execution and delivery by Tencent, constitutes a valid, legal and binding agreement of DouYu, enforceable against DouYu in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 4.3
Consents and Approvals; No Violations
.
(a) Except such as shall have been obtained prior to the Closing and except for any PRC Regulatory Filings, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by DouYu of this Agreement or the consummation by DouYu of the transactions contemplated hereby.
(b) The execution, delivery and performance of this Agreement by DouYu does not, and the consummation by DouYu of the transactions contemplated hereby will not, constitute or result in (i) any breach of any provision of the DouYu Memorandum and Articles of Association or the constitutional document of DouYu WFOE, (ii) a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of an obligation or the creation of any Liens) under, any of the terms, conditions or provisions of any Contract or obligation to which DouYu or DouYu WFOE is a party or by which they or their respective properties or assets may be bound or (iii) assuming any necessary PRC Regulatory Filing has been made, a violation of any Law or Judgment applicable to DouYu or DouYu WFOE or any of their respective properties or assets.
Section 4.4
Sufficient Funds
. Immediately prior to the Closing, DouYu will have sufficient immediately available and legitimate funds to fulfill its obligations under Section 2.3(a).
Section 4.5
Non-Reliance
. In connection with the due diligence investigation of the Company by DouYu, its Affiliates and its Representatives, DouYu, its Affiliates and its Representatives have received and may continue to receive after the date hereof from Tencent, its Affiliates and their respective Representatives certain estimates, projections, forecasts and other forward looking information, as well as certain business plan information, regarding the Company, its businesses and operations and the Acquired Business and Acquired Assets. DouYu hereby acknowledges and agrees (a) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward looking statements, as well as in such business plans, with which DouYu is familiar,(b) that DouYu is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward looking information or business plans), and(c) that DouYu will have no claim against Tencent or any of its Affiliates, or any of their respective Representatives or any other Person, with respect thereto. Accordingly, DouYu hereby acknowledges and agrees that none of Tencent or any of its Affiliates, nor any of their respective Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward looking statements or business plans.

ARTICLE V.
COVENANTS RELATED TO CONDUCT OF BUSINESS
Section 5.1
Conduct of Business of the Company
. Except as required by applicable Law or as expressly contemplated by any of the Transaction Agreements (including in connection with the Restructuring), during the period from the date hereof to the earlier of the Closing or the termination of this Agreement in accordance with
Article IX
:
(a) Tencent will cause the Company and, solely with respect to the Acquired Business, the Tencent Group Companies, to conduct their operations in the ordinary and usual course of business consistent with past practice;
(b) Tencent will cause the Company and, solely with respect to the Acquired Business, the Tencent Group Companies, not to, without the prior written consent of DouYu (which consent shall not be unreasonably withheld, conditioned or delayed), (i) take any action, or omit to take any action, that would reasonably be expected to make any of its representations and warranties in this Agreement untrue in any material respects or otherwise have a material adverse effect on its performance of its obligations hereunder and (ii) take any action set forth in
Section 3.7(a)
through
Section 3.7(i)
.
Section 5.2
Access to Information
. Subject to applicable Law, between the date hereof and the Closing Date, Tencent will cause the Company to (i) give DouYu and its authorized Representatives reasonable access during normal business hours to all of the Company’s employees, officers, agents, contracts and properties and to all of the Company’s books and records, (ii) permit DouYu and its authorized Representatives to make such inspections as they may reasonably require and (iii) cause its officers to furnish DouYu and its authorized Representatives with such financial and operating data concerning the Company and other information with respect to the Company’s businesses, properties and personnel as DouYu and its authorized Representatives may from time to time reasonably request;
provided
that no investigation pursuant to this
Section 5.2
shall affect or be deemed to modify any of the representations or warranties made by Tencent in this Agreement. For the avoidance of doubt, the Company shall not be required to, and Tencent shall not be required to cause the Company to, provide access to or to disclose information where such access or disclosure would (i) waive the attorney-client privilege of the Company or the relevant Tencent Group Company, (ii) contravene any applicable Law (including any applicable antitrust or competition Laws) or requirements of Governmental Entities, (iii) breach the terms of a confidentiality agreement with a third party entered into prior to the date hereof or (iv) result in DouYu or its authorized Representatives receiving information that is competitively sensitive. If any information is withheld by the Company pursuant to the proviso to the preceding sentence, Tencent shall cause the Company to inform DouYu as to the general nature of what, and pursuant to which clause of the proviso in the preceding sentence such information, is being withheld.
ARTICLE VI.
ADDITIONAL AGREEMENTS
Section 6.1
Reasonable Best Efforts
.
(a) Subject to the terms and conditions of this Agreement, and subject at all times to each Party’s and its directors’ duty to act in a manner consistent with their fiduciary duties, each of DouYu and Tencent, as applicable, will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law promptly to consummate the Reassignment and the other transactions contemplated by this Agreement, including preparing, executing and filing promptly all documentation to effect all necessary notices, reports, applications and other filings and to obtain promptly all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or Governmental Entity in order to consummate the Reassignment and the other transactions contemplated by this Agreement; provided, that DouYu and Tencent will cooperate with each other in determining whether any action by or in respect of, or filing with, any Governmental Entity is required in connection with the consummation of the Reassignment and the other transactions contemplated by this Agreement and seeking any such actions, consents, approvals or waivers or making any such filings. Each of DouYu and Tencent will furnish, and cause their Affiliates to furnish, to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Reassignment and the other transactions contemplated hereby.
(b) Without limiting the generality of anything contained in this
Section 6.1
, each of DouYu and Tencent, as applicable, will, and will cause their Affiliates to: (i) give each other prompt notice of the making or commencement of any request, inquiry, investigation, action or other Proceeding by or before any Governmental Entity with respect to the Reassignment or any other transaction contemplated hereby; (ii) keep each other informed as to the status of any such request, inquiry, investigation, action or other Proceeding; and (iii) promptly inform each other of any communication to or from any Governmental Entity regarding the Reassignment and the other transactions contemplated hereby. Each of DouYu and Tencent will consult and cooperate, and will cause its Affiliates to consult and cooperate, with each other and will consider in good faith the views of each other in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Reassignment or any of the other transactions contemplated hereby. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or other Proceeding, each of DouYu and Tencent will permit, and will cause its Affiliates to permit, authorized Representatives of the other Party to be present at each meeting or conference relating to such request, inquiry, investigation, action or other Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or other Proceeding.
(c) Notwithstanding the foregoing, other than for the purposes of effecting the Restructuring, nothing contained in this Agreement will require, or be construed to require, DouYu, Tencent or any of their respective Affiliates to, and the Company shall not, proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Closing Date, any of the assets, licenses, operations, rights, products or businesses held by any of them prior to the Closing Date, or any interest therein, or to agree to any material change (including through a licensing arrangement) or restriction on, or other impairment of DouYu’s or any of its Affiliates’ ability to enjoy the full economic interest in and control over the Company as otherwise contemplated by the Exclusive Share Option Agreement, the Proxy Agreement, the Equity Pledge Agreement and the Exclusive Business Cooperation Agreement (any of the actions referred to in this
Section 6.1(c)
, a “
Non-Required
Remedy
”).
Section 6.2
Restructuring
.
(a) After the date of this Agreement, Tencent shall, and shall cause the other Tencent Group Companies to, take all necessary actions and execute all necessary documents to complete the transactions set forth in Part I of the Restructuring Schedule (the “
Pre-Closing
Restructuring
”) as soon as practicable and in any event on or before the Long Stop Date, provided that in the event Tencent shall fail to complete any transaction contemplated under the
Pre-Closing
Restructuring before the Long Stop Date, Tencent shall, subject to the prior written consent of DouYu (which consent shall not be unreasonably withheld, conditioned or delayed), be permitted to enter into substitute arrangement with the Company which would put the Company in substantially the same position economically as such transaction would achieve, and in such case upon the entering into of such substitute arrangement by the Company on or before the Long Stop Date, Tencent shall be deemed not to have breached this preceding sentence of this
Section 6.2
. Unless otherwise specified in the Restructuring Schedule, Tencent shall, and shall cause the other Tencent Group Companies to, take all necessary actions and execute all necessary documents to complete the transactions set forth in Part II of the Restructuring Schedule within six months after the Closing.

(b) After the date of this Agreement, DouYu shall, and shall cause its Affiliates to, take all necessary actions and execute all necessary documents to facilitate the completion of the Restructuring in accordance with the Restructuring Schedule. In the event any part of the Restructuring fails to be completed or the completion is delayed beyond the deadline set forth in the Restructuring Schedule due to DouYu’s breach of the preceding sentence, Tencent shall be deemed not to have breached
Section 6.2(a)
.
(c) For the avoidance of doubt, none of Tencent or any Tencent Group Company shall be under any obligation to procure, or cause the Company to procure, any franchise, grant, authorization, license, permit, exemption, consent, certificate or approval from any Governmental Entity that is necessary for the Company to own, lease, operate and use the Acquired Assets or to carry on the Acquired Business (the “
Company Permits
”), and DouYu shall be solely responsible for obtaining the Company Permits after the Closing.
Section 6.3
Transitions Services Agreement
. Tencent and DouYu shall use their commercially reasonable efforts to negotiate and enter into, or cause to be negotiated and entered into, at Closing a transition services agreement (the “
Transition Services Agreement
”) in accordance with the terms set for on
Exhibit C
of this Agreement.
Section 6.4
Public Announcements
. Each of Tencent and DouYu will consult with the other Party before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Reassignment, and shall not issue any such press release or make any such public statement prior to obtaining the approval of such other Party (such approval not to be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with or rules of a securities exchange, as determined by Tencent or DouYu, as the case may be.
Section 6.5
Notification of Certain Matters
. Each of Tencent and DouYu shall, upon obtaining knowledge of any of the following, give prompt notice to the other of (i) the occurrence or non-occurrence
of any event the occurrence or
non-occurrence
of which would be likely to cause any representation or warranty of such Person contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty of such Person not so qualified, to be untrue or inaccurate in any material respect, at or prior to the Closing Date, (ii) any material failure of any of Tencent or DouYu, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) the occurrence or non-occurrence
of any event the occurrence or
non-occurrence
of which would be likely to cause any condition to the obligations of Tencent or DouYu, as applicable to effect the transactions contemplated hereby not to be satisfied, (iv) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by such Person or any of its Affiliates between the date of this Agreement and the Closing Date, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of the Company or DouYu, as the case may be, (v) any notice or other communication from any Governmental Entity in connection with the Reassignment, (vi) (x) any Proceedings (or communications indicating that the same may be contemplated) commenced or threatened against any of Tencent, DouYu or any of their respective Affiliates, as the case may be, which, in each case, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.11
, or which relate to the consummation of the Reassignment, or (y) any disputes, disagreements, claims or any legal proceedings of any nature, which, in each case, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.13
, (vii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (viii) any event or occurrence that has, or would reasonably be expected to have, a Company Material Adverse Effect;
provided
,
however
, that the delivery of any notice pursuant to this
Section 6.5
shall not cure such breach or
non-compliance
or limit or otherwise affect the remedies available hereunder to the Person receiving such notice.
Section 6.6
Fees and Expenses
. Whether or not the Reassignment is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the Person incurring such Expenses. As used in this Agreement, “
Expenses
” includes all reasonable and documented
out-of-pocket
expenses (including, without limitation, all filing costs and reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Person and its Affiliates) incurred by a Person or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including all other matters related to the transactions contemplated hereby and, to the extent applicable, filing fees with respect to any Governmental Entities.
Section 6.7
Payment of Liabilities
.
(a) Tencent shall pay, or cause to be paid, all Overdue Liabilities prior to Closing.
(b) After the Closing, DouYu shall, or shall procure the Company to, pay an amount equal to the total amount of the liabilities of the Acquired Business as of the Closing Date (excluding any Overdue Liabilities and any liabilities assumed by the Company or DouYu pursuant to any Restructuring Contracts), which shall be calculated pursuant to the same accounting principles as applied in the preparation of the Company Financial Statements.
Section 6.8
Registered Capital
.
(a) DouYu acknowledges that none of the registered capital of the Company (the “
Registered Capital
”), being RMB10,000,000 as of the date hereof, has been paid up and none of Tencent or any Tencent Group Company shall be obligated to make any such payment. From and after the Closing Date, if and when Tencent OPCO is required to pay the Registered Capital (or any portion thereof) to the Company pursuant to applicable Law, order, judgment, writ, stipulation, settlement, injunction, decree, decision, ruling or arbitration award or any request by DouYu or DouYu WFOE, DouYu shall cause DouYu WFOE to extend a loan to Tencent OPCO, on an interest free basis, in a principal amount sufficient to pay the Registered Capital or such relevant portion thereof (the “
Loan
”). For so long as Tencent OPCO is in compliance in all material respects with its obligations under the Exclusive Share Option Agreement, the Proxy Agreement and the Equity Pledge Agreement, in each case as amended from time to time, Tencent OPCO shall not be required to repay any amount outstanding under the Loan.
(b) DouYu hereby acknowledges and agrees that:
(i) in the event Tencent OPCO sells or transfers all or a portion of its equity interest in the Company to any other Person, Tencent OPCO shall be entitled to transfer all or a corresponding portion of its rights and obligations under the Loan to such other Person at the time of such sale or transfer; and
(ii) in the event Tencent OPCO ceases holding any equity interest in the Company through a reduction of the Registered Capital, DouYu will, and will cause DouYu WFOE to, engage in good faith discussions with Tencent OPCO to settle any payment obligation of Tencent OPCO then outstanding under the Loan, including through cancellation of any such obligation, provided that in no event shall Tencent OPCO be required to repay any amount then outstanding under the Loan;
provided that such sale, transfer, or reduction of Registered Capital shall be subject to the terms and conditions of the Equity Pledge Agreement, the Exclusive Business Cooperation Agreement and the Exclusive Share Option Agreement.
(c) DouYu shall indemnify, defend and hold harmless Tencent OPCO and its Affiliates (other than DouYu and its Subsidiaries) (collectively, the “
DouYu Indemnified Parties
”) from and against any claims, actions, losses, damages, liabilities, Taxes, costs and expenses (“
Losses
”) actually suffered by a DouYu Indemnified Party as a result of or in connection with any breach by DouYu of this
Section 6.8
.

ARTICLE VII.
TENCENT INDEMNIFICATION
Section 7.1
Survival
. The representations and warranties contained in
Article III
will survive the Closing and remain in full force and effect until the date that is the
18-month
anniversary of the Closing Date, upon which they will expire and be of no force or effect, except that the representations and warranties contained in the first sentence of
Section 3.1(a)
,
Section 3.2(a)
,
Section 3.3
and
Section 3.15
will survive the Closing and remain in full force and effect until the date that is the
24-month
anniversary of the Closing Date, upon which they will expire and be of no force or effect.
Section 7.2
Indemnification by Tencent
. Subject to the limitations set forth in this
Article VII
and elsewhere in this Agreement, from and after Closing Tencent will indemnify, defend and hold harmless DouYu and its Affiliates (collectively, the “
Tencent Indemnified Parties
”) from and against any Losses actually suffered by a Tencent Indemnified Party as a result of or in connection with any failure of any representation or warranty in
Article III
to be true and correct as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specified date, only as of the specified date) (“
Damages
”).
Section 7.3
Limitations
.
(a) Tencent shall have no liability for any claim for indemnification in respect of any individual item pursuant to
Section 7.2
where the amount of Damages relating thereto is less than $100,000.
(b) Tencent shall have no liability for any claim for indemnification pursuant to
Section 7.2
unless and until the aggregate amount of Damages for which it would be responsible for claims for indemnification pursuant to
Section 7.2
exceeds $5,000,000, in which case Tencent shall be liable only for the amount exceeding $5,000,000.
(c) The maximum aggregate amount of indemnifiable Damages payable by Tencent in respect of claims pursuant to
Section 7.2
will not exceed $100,000,000.
Section 7.4
Indemnification Procedures
.
(a) If a Tencent Indemnified Party desires to assert any claim for indemnification provided for under this
Article VII
in respect of, arising out of or involving a claim or demand made by any Person (other than a Party or Affiliate thereof) against such Tencent Indemnified Party (a “
Third Party Claim
”), such Tencent Indemnified Party shall notify Tencent in writing of such Third Party Claim specifying in reasonable detail the nature and basis for each such claim or demand, and the amount or the estimated amount of Damages sought thereunder to the extent then ascertainable (which estimate will not be conclusive of the final amount of such Third Party Claim) (a “
Third Party Claim Notice
”) promptly after receipt by such Tencent Indemnified Party of written notice of the Third Party Claim. The Tencent Indemnified Party shall deliver to Tencent, promptly after the Tencent Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Tencent Indemnified Party relating to the Third Party Claim.
(b) If a Third Party Claim is made against a Tencent Indemnified Party, Tencent shall be entitled to participate in the defense thereof and, within 30 days of receiving a Third Party Claim Notice with respect to such Third Party Claim, may assume the defense thereof and select counsel to act in such defense (which counsel shall be reasonably satisfactory to the Tencent Indemnified Party). Should Tencent so elect to assume the defense of a Third Party Claim, Tencent will not be liable to the Tencent Indemnified Party for legal expenses subsequently incurred by such Tencent Indemnified Party in connection with the defense thereof, unless, in the reasonable opinion of counsel to the Tencent Indemnified Party, counsel for Tencent could not adequately represent the interests of the Tencent Indemnified Party because the interests of Tencent are in conflict with those of the Tencent Indemnified Party. If Tencent assumes such defense, the Tencent Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by Tencent. If Tencent chooses to defend any Third Party Claim, the Tencent Indemnified Party will cooperate in the defense or prosecution thereof.

(c) If Tencent, within 30 days after written notice of any such Third Party Claim (or sooner if the nature of the Third Party Claim so requires) (i) does not assume control of the defense or (ii) after assuming control of the defense, fails or ceases to diligently defend such Third Party Claim, which failure or cessation is not cured within 15 days after written notice thereof from the Tencent Indemnified Party, then the Tencent Indemnified Party will have the right to undertake the defense of such Third Party Claim, and (iii) the reasonable and documented fees and expenses of outside counsel to the Tencent Indemnified Party in connection therewith will be considered “Damages” for purposes of this Agreement; provided, however, that in no event will the fees and expenses of more than one outside counsel (in addition to one local counsel in each jurisdiction that is reasonably necessary) for the Tencent Indemnified Party with respect to a single Third Party Claim or a series of related Third Party Claims be considered “Damages” for purposes of this Agreement.
(d) If a Tencent Indemnified Party desires to assert any claim for indemnification provided for under this
Article VII
other than a claim in respect of, arising out of or involving a Third Party Claim (a “
Direct Claim
”), such Tencent Indemnified Party shall notify Tencent in writing of such Direct Claim, specifying in reasonable detail the nature and basis for each such claim and the amount or the estimated amount of Damages sought thereunder to the extent then ascertainable (which estimate will not be conclusive of the final amount of such Direct Claim), and, to the extent practicable, any other material details pertaining thereto.
Section 7.5
No Duplication of Recovery
.
(a) The Tencent Indemnified Parties shall not be entitled to recover Damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same Damages, and for this purpose recovery by any of the Tencent Indemnified Parties shall be deemed to be a recovery by each of them.
(b) Tencent shall not be liable in respect of any Claim if the Damages to which such Claim relates has otherwise been made good or has otherwise been compensated for in full without loss to any member of the Tencent Indemnified Party or in respect of which any member of the Tencent Indemnified Party has any other right of recovery against, or indemnity from, any person other than Tencent (whether under provision of law, contract or otherwise).
(c) If Tencent pays any Tencent Indemnified Party any amount in respect of a Claim and any member of the Tencent Indemnified Parties subsequently becomes entitled to recover from a third party a sum which is referable to that Claim (including any discount, relief or credit), such Tencent Indemnified Party shall give prompt notice to Tencent, and shall and shall procure that any relevant member of the Tencent Indemnified Parties shall, use all reasonable endeavours to recover from such third party. If any amount is actually recovered from such third party, then such amount (up to the amount actually paid by Tencent to the relevant Tencent Indemnified Parties) shall promptly be repaid by such Tencent Indemnified Parties to Tencent.
Section 7.6
Duty to Mitigate
. DouYu shall, and shall cause the other Tencent Indemnified Parties to, take all reasonable actions to mitigate any Damages.
Section 7.7
Access
. In the event of an actual or potential Claim, DouYu shall, and shall cause the other Tencent Indemnified Parties to, provide Tencent and its representatives with all such assistance, documentation, information and access to premises and personnel of DouYu or the relevant Affiliate of DouYu as they may reasonably require, upon reasonable notice and during normal business hours, to investigate, avoid, remedy, dispute, resist, appeal, compromise or contest such Claim.
Section 7.8
Exclusivity of Indemnity
. Subject to
Section 10.8
, from and after the Closing, the rights of any Tencent Indemnified Party under this
Article VII
will be the sole and exclusive remedy of such Tencent Indemnified Party for monetary damages with respect to claims for breach or inaccuracy of any of the representations or warranties contained in
Article III
, provided that the limitations and exceptions set forth under
Section 7.1
and
Section 7.3
shall not apply to the Damages arising from or in connection with any fraud, intentional misrepresentation or breach or willful misconduct of Tencent.

Section 7.9
Tax Treatment of Indemnity Payments
. Any indemnity payment under this Agreement shall be treated as an adjustment to the Consideration for Tax purposes except as required by applicable Tax Law.
ARTICLE VIII.
CONDITIONS TO CONSUMMATION OF THE REASSIGNMENT
Section 8.1
Conditions to Each Party’s Obligations to Effect the Reassignment
. The obligation of each of Tencent and DouYu to consummate the Reassignment is subject to the fulfillment of the following condition, which may be waived, in whole or in part, in an instrument in writing signed on behalf of each of Tencent and DouYu, to the extent permitted by applicable Law:
(a) The closing of the Merger shall have occurred in accordance with the terms of the Merger Agreement substantially concurrently with the Closing.
(b) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any final and non-appealable
order, judgment, writ, injunction, decree, decision, ruling, verdict which (i) is in effect and (ii) permanently enjoins or prohibits the consummation of the transactions contemplated hereby, or imposes a
Non-Required
Remedy.
Section 8.2
Conditions to the Obligations of DouYu
. The obligation of DouYu to consummate the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following additional conditions, any or all of which may be waived, in whole or in part, in an instrument in writing signed on behalf of DouYu, to the extent permitted by applicable Law:
(a) The
Pre-Closing
Restructuring has been completed in accordance with the Restructuring Schedule and applicable Laws, except to the extent (i) any failure of the
Pre-Closing
Restructuring to be so completed primarily results from DouYu’s breach of
Section 6.2(b)
and (ii) after taking into account substitute arrangements offered by Tencent and consented to by DouYu (which consent shall not be unreasonably withheld, conditioned or delayed), as would not materially impact the conduct of the Acquired Business.
(b) The representations and warranties of Tencent set forth in the first sentence of
Section 3.1(a),
Section 3.2(a),
Section 3.3
and
Section 3.15
shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of such date and time (except for representations and warranties made as of a specified date, only as of the specified date).
Section 8.3
Conditions to the Obligations of Tencent
. The obligation of Tencent to consummate the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following additional conditions, any or all of which may be waived, in whole or in part, in an instrument in writing signed on behalf of Tencent, to the extent permitted by applicable Law:
(a) The representations and warranties of DouYu set forth in
Article IV
shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of such date and time (except for representations and warranties made as of a specified date, only as of the specified date).
ARTICLE IX.
TERMINATION; AMENDMENT; WAIVER
Section 9.1
Termination by Mutual Agreement
. This Agreement may be terminated and the Reassignment may be abandoned at any time prior to the Closing Date by mutual written consent of Tencent and DouYu.

Section 9.2
Termination by Either Tencent or DouYu
. This Agreement may be terminated and the Reassignment may be abandoned at any time prior to the Closing Date by either Tencent or DouYu if:
(a) the Reassignment shall not have been consummated by the Long Stop Date;
provided
,
however
, that the right to terminate this Agreement under this
Section 9.2(a)
shall not be available to a Party if the failure of the Reassignment to have been consummated on or before the Long Stop Date was primarily due to the breach or failure of such Party to perform in a material respect any of its obligations under this Agreement or the Merger Agreement; or
(b) any order, judgment, writ, injunction, decree, decision, ruling, verdict having the effect set forth in Section 8.1(b) shall be in effect and shall have become final and non-appealable;
provided
,
however
, that the right to terminate this Agreement pursuant to this
Section 9.2(b)
shall not be available to a Party if the issuance of such order, judgment, writ, injunction, decree, decision, ruling, verdict was primarily due to the breach or failure of such Party to perform in a material respect any of its obligations under this Agreement.
Section 9.3
Effect of Termination and Abandonment
. In the event of termination of this Agreement and the abandonment of the Reassignment pursuant to this
Article IX
, written notice thereof shall be given to the other Party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and of no effect with no liability on the part of any Party hereto (or of any of their respective Representatives);
provided
,
however
, that (i) this
Section 9.3
,
Section 6.6
and
Article X
(in each case, subject to the terms thereof) shall remain in full force and effect and survive termination of this Agreement, and (ii) nothing herein shall relieve any Party from liability for fraud.
ARTICLE X.
MISCELLANEOUS
Section 10.1
Entire Agreement; Assignment
. This Agreement (including the Tencent Disclosure Schedule and the other exhibits and annexes hereto and thereto) and the other Transaction Agreements constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise by any Party without the prior written consent of the other Party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
Section 10.2
Notices
. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (i) when delivered or sent if delivered in person, (ii) on the next Business Day in the place of receipt if transmitted by overnight courier service providing proof of delivery, or (iii) on the date delivered if sent by email or facsimile transmission prior to 5:00 p.m. local time in the place of receipt (if thereafter then the next Business Day) (
provided
, that confirmation of email receipt or facsimile transmission is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice provided that such designation shall only be effective on the date specified in such designation or five Business Days after the designation is given, whichever is later):
if to DouYu, to:
DouYu International Holdings Limited
20/F, Building A, New Development International Center,
No. 473 Guanshan Avenue,
Hongshan District, Wuhan, Hubei Province,
People’s Republic of China
Attention: Mingming Su
Email: sumingming@douyu.tv

with a copy to (which shall not constitute notice):
Davis Polk & Wardwell LLP
2201 China World Office 2, 1 Jian Guo Men Wai Avenue
Chaoyang District, Beijing
People’s Republic of China
Attention: Howard Zhang
                 He Li
Facsimile:
+86-10-8567-5157
Email: howard.zhang@davispolk.com
            li.he@davispolk.com
if to Tencent, to:
c/o Tencent Holdings Limited
Level 29, Three Pacific Place
1 Queen’s Road East Wanchai, Hong Kong
Attention: Compliance and Transactions Department
Email: legalnotice@tencent.com
with copies to (which shall not constitute notice):
Tencent Binhai Towers, No.33 Haitian 2nd Road
Nanshan District, Shenzhen
P.R. China 518054
Attention: Mergers and Acquisitions Department
Email: PD_Support@tencent.com
Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Qiuning (Frank) Sun
                  Benjamin Su
Facsimile: +852.2912.2600
Email: frank.sun@lw.com
            benjamin.su@lw.com
Section 10.3
Governing Law
. This Agreement and any dispute, controversy or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to its conflicts of laws rules that would mandate the application of the Laws of another jurisdiction.
Section 10.4
Arbitration
. Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) shall be finally settled by arbitration. The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “
HKIAC
”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “
HKIAC Rules
”). The number of arbitrators shall be three (3) and the arbitrators shall be appointed in accordance with the HKIAC Rules. The language to be used in the arbitration proceedings shall be English. The award of the arbitral tribunal shall be final, conclusive and binding upon the Parties. Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.

Section 10.5
Descriptive Headings
. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
Section 10.6
Third Party Beneficiaries
. This Agreement shall be binding upon and inure solely to the benefit of Tencent, DouYu and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, provided that each Tencent Indemnified Party shall be a third party beneficiary of, and is entitled to rely on and enforce as such the provisions under
Article VII
, provided further that, until such time when the Merger Agreement is terminated in accordance with its terms, Huya shall be a third party beneficiary of this Agreement if and only to the extent that it seeks specific performance of the Parties’ obligations hereunder.
Section 10.7
Severability
. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 10.8
Specific Performance
. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed by DouYu or Tencent, as applicable, in accordance with their specific terms or were otherwise breached by DouYu or Tencent, as applicable. Subject to the preceding sentence, it is accordingly agreed that each of DouYu and Tencent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. Neither DouYu nor Tencent shall be required to provide any bond or other security in connection with an injunction or injunctions sought in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
Section 10.9
Consequential, Punitive and Certain Other Damages
. Notwithstanding anything to the contrary in this Agreement, the Parties hereby agree that in no event shall one Party be liable to the other Party for any indirect, incidental, multiplier, special, punitive, consequential or lost profits damages arising out of any breach or non-performance
of this Agreement.
Section 10.10
Amendment
. This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties.
Section 10.11
Extension; Waiver
. At any time prior to the Closing Date, DouYu and Tencent may agree to (a) extend the time for the performance of any of the obligations or other acts of DouYu or Tencent, (b) waive any inaccuracies in the representations and warranties of DouYu or Tencent contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by DouYu or Tencent with any of the agreements or conditions contained herein. Any agreement on the part of DouYu and Tencent hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of DouYu and Tencent. The failure of DouYu or Tencent to assert any of its rights hereunder shall not constitute a waiver of such rights.
Section 10.12
Interpretation
.
(a) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.
(b) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
Section 10.13
Certain Definitions
.
(a) “
Acquired Assets
” means all properties and assets, whether tangible or intangible, that are set forth in the Restructuring Schedule and that will be acquired by the Company upon completion of the Restructuring.
(b) “
Acquired Business
” means the gaming live streaming platform operated by the Tencent Group Companies before the Restructuring under the name “Penguin
e-Sports
(
企鹅电竞
)”.
(c) “
Affiliate
” means, as to any Person, (i) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and (ii) with respect to any natural Person, any member of the immediate family of such natural Person.
(d) “
Assignment Agreement
” means an Assignment Agreement to be entered into between Tencent, Tencent OPCO, Tencent Holdco, the Company and DouYu at the Closing, pursuant to which Tencent will assign and transfer all of its rights and obligations under the Exclusive Share Option Agreement and the Proxy Agreement to DouYu, and Tencent Holdco will cease being a party to the Exclusive Share Option Agreement, in each case effective as of the Closing.
(e) “
Business Day
” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York, New York, the Cayman Islands, Hong Kong or PRC.
(f) “
Claim
” means a Third Party Claim or a Direct Claim, as the case may be. (g) “
Company Intellectual Property
” means Company Owned Intellectual Property and Company Licensed Intellectual Property.
(h) “
Company IP Agreements
” means all (i) licenses or sublicenses of Intellectual Property granted to the Company, (ii) licenses or sublicenses of Intellectual Property granted by the Company to third parties, and (iii) agreements restricting the right of the Company to enforce any Company Owned Intellectual Property, or pursuant to which the Company permits other Persons, to use or otherwise exploit any Company Intellectual Property.
(i) “
Company IT Assets
” means all Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation that will be transferred to the Company in the Restructuring.

(j) “
Company Licensed Intellectual Property
” means all Intellectual Property owned by third parties and that is or will be licensed to the Company upon completion of the Restructuring pursuant to a Company IP Agreement.
(k) “
Company Material Adverse Effect
” means any change, condition, circumstance, effect, event, development or occurrence that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Acquired Business, or (y) prevents or materially impedes, interferes with or hinders Tencent’s or the Company’s ability to consummate the transactions contemplated hereby, including the Reassignment;
provided
,
however
, that any adverse changes, conditions, circumstances, effects, events, developments or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Company Material Adverse Effect: (i) changes, conditions, effects, events or occurrences generally affecting the economy, the financial or capital markets or political, legislative or regulatory conditions or changes in the industries in which the Acquired Business operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement or the performance of this Agreement; (iii) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Acquired Business operates, including the engagement by such countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon another country, or any territories, possessions, or diplomatic or consular offices of another country or upon such other country’s military installations, equipment or personnel; (iv) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disasters, epidemic, pandemic (including the
COVID-19
pandemic (or any mutation or variation of the underlying virus thereof or related health condition)), act of God or other force majeure events; (v) changes in any applicable Laws or regulations applicable to the Acquired Business or applicable accounting regulations or principles or the interpretation thereof; and (vi) any failure of the Acquired Business to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude DouYu from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect);
provided
,
however
, that changes, effects, events or occurrences referred to in clauses (i), (iii), (iv), (v) and (vi) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect if and to the extent such changes, conditions, effects, events or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on the Acquired Business, as compared to other participants of similar size operating in the industries in which the Acquired Business operates.
(l) “
Company Owned Intellectual Property
” means all Intellectual Property owned by the Company or that will be owned by the Company upon completion of the Restructuring.
(m) “
Company Software
” means all Software owned by or under obligation of assignment to the Company, or that will be owned by or assigned to the Company upon completion of the Restructuring.
(n) “
COVID-19
Measures
” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to the
COVID-19
pandemic.
(o) “
Deed of Novation
” means a Deed of Novation to be entered into between Tencent, Tencent Holdco and DouYu at the Closing, pursuant to which Tencent will novate and transfer all of its rights and obligations under the BCA to DouYu, effective as of the Closing.

(p) “
DouYu WFOE
”
means Wuhan Douyu Culture Network Technology Co., Ltd. (in Chinese, “
武汉斗鱼鱼乐网络科技有限公司
”), a limited liability company organized under the Laws of the PRC.
(q) “
Equity Pledge Agreement
” means the Equity Pledge Agreement to be entered into at Closing by and among the Company, Tencent OPCO and DouYu WFOE, substantially in the form attached hereto as
Exhibit A
.
(r) “
Exchange Act
” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(s) “
Exclusive Business Cooperation Agreement
” means the Exclusive Business Cooperation Agreement to be entered into at Closing by and between the Company and DouYu WFOE, substantially in the form attached hereto as
Exhibit B
.
(t) “
Hong Kong
” means the Hong Kong Special Administrative Region of the PRC.
(u) “
Intellectual Property
” means in any and all jurisdictions worldwide, whether or not registered, any and all (i) patents, statutory invention registrations and invention disclosures, and all related continuations, continuations-in-part,
divisionals, reissues,
re-examinations,
substitutions, and extensions thereof, (ii) trademarks, service marks, certification marks, brand names, corporate names, domain names, uniform resource locators, trade dress, trade names, logos and other identifiers of source, including the goodwill symbolized thereby or associated therewith, (iii) works of authorship (including Software), copyrights, and all renewals, extensions, reversions and restorations thereof, (iv) confidential and proprietary information, including trade secrets and confidential and proprietary know-how,
inventions, improvements, processes, models and methodologies, customers and supplier lists, pricing and cost information and business and marketing plans and proposals, (v) rights in Software, (vi) rights of publicity, privacy and rights to personal information, (vii) registrations, applications, and renewals for any of the foregoing in (i)-(vi), and (viii) all rights in the foregoing and in other similar intangible assets, and (ix) claims or causes of action arising out of or related to an past, present and future infringement, misappropriation or other violation of any of the foregoing in (i)-(viii).
(v) “
know
” or “
knowledge
” means, with respect to any Party, the knowledge of such Party’s executive officers after reasonable inquiry, including inquiry of such Party’s counsel and other officers or employees of such Party responsible for the relevant matter.
(w) “
Law
” means any United States federal, state or local,
non-United
States national, provincial or local, or multinational law, statute or ordinance, common law, or any rule, regulation, directive, treaty provision, governmental guidelines or interpretations having the force of law, permits and orders of any Governmental Entity.
(x) “
Lien
” means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.
(y) “
Long Stop Date
” means the Outside Date as defined in the Merger Agreement, as may be extended pursuant to the terms of the Merger Agreement.
(z) “
Merger Consideration
” has the meaning ascribed to such term in the Merger Agreement.
(aa) “
Overdue Liabilities
” means indebtedness and liabilities of the Company that is due and payable prior to the Closing Date pursuant to the terms and conditions of such indebtedness and liabilities and that would have been settled or paid prior to the Closing in accordance with the past practice of the relevant Tencent Group Companies with respect to the Acquired Business and in connection with such indebtedness and liabilities.
(bb) “
Permitted Liens
” means (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings; (ii) mechanics’, carriers’,

workmen’s, repairmen’s, materialmen’s or other Liens or security interests arising or incurred in the ordinary course of business in respect of amounts that are not yet due and payable; (iii) Liens securing indebtedness or liabilities that are reflected in the Company Financial Statements; (iv) Liens that would be disclosed by a current survey or physical inspection of the real property;
(v) non-exclusive
licenses granted in the ordinary course of business and (vi) any other Liens that have been incurred or suffered in the ordinary course of business and that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien.
(cc) “
Person
” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).
(dd) “
PRC
” means the People’s Republic of China, excluding for the purposes of this Agreement only Hong Kong, the Macau Special Administrative Region and Taiwan.
(ee) “
PRC Regulatory Filings
” means, collectively, flings, permits, authorizations, consents and approvals as may be required under any applicable PRC Laws.
(ff) “
Registered
” means issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Entities or Internet domain name registrar.
(gg) “
Representative
” means, with respect to any Person, any officer, director or employee or any investment banker, attorney, accountant or other advisor or representative of such Person.
(hh) “
Restructuring
” means the transfer of the Acquired Business by the Tencent Group Companies to the Company in accordance with the steps, terms and conditions as set forth in the Restructuring Schedule.
(ii) “
Restructuring Contracts
” means (i) Contracts entered into or to be entered into in connection with or in relation to the Restructuring as set forth on the Restructuring Schedule (including all amendments, waivers or other changes thereto) and (ii) Contracts that will be transferred to the Company upon completion of the Restructuring as set forth on the Restructuring Schedule (including all amendments, waivers or other changes thereto).
(jj) “
Restructuring Schedule
” means the restructuring schedule set forth on
Exhibit D
of this Agreement.
(kk) “
RMB
” means Renminbi, the lawful currency of the PRC.
(ll) “
SEC
” means the Securities and Exchange Commission of the United States. (mm) “
Securities Act
” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(nn) “
Software
” means all (i) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, program interfaces, and source code and object code, (ii) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise, (iii) development and design tools, library functions and compilers, (iv) technology supporting websites, and the contents and audiovisual displays of websites, and (v) media, documentation and other works of authorship, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.
(oo) “
Subsidiary
” means, when used with reference to any Person, (i) of which such party or any other Subsidiary of such party is a general or managing partner, or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, and, when used with reference to DouYu or Tencent, of which DouYu or Tencent, as applicable, consolidates in its consolidated financial statements as a variable interest entity.

(pp) “
Tax
” or “
Taxes
”
includes all forms of taxation, whenever created or imposed, and whether of the PRC, the United States or elsewhere, and whether imposed by a local, municipal, governmental, provincial, state, foreign, federal or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.
(qq) “
Tencent Financial Advisor
” means Goldman Sachs (Asia) L.L.C. (rr) “
Tencent Group Company
” means Tencent or any of its Affiliates that owns, leases or operates any of the Acquired Assets, but excluding the Company.
(ss) “
Tencent Related Party
” means Tencent and its Affiliates and any of their respective former, current and future officers, employees, directors, partners, shareholders or management members.
(tt) “
Transaction Agreements
” means this Agreement and the Merger Agreement. (uu) “
US$
” means the legal currency of the United States of America.
Section 10.14
Counterparts
. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.
[Remainder of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Nectarine Investment Limited

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director

[Reassignment Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

DouYu International Holdings Limited

By:	/s/ Zhaoming Chen
Zhaoming Chen
Chairman of Special Committee

[Reassignment Agreement Signature Page]

ANNEX C: VOTING AGREEMENT WITH SHAOJIE CHEN
Execution Version
VOTING AGREEMENT
This VOTING AGREEMENT (this “
Agreement
”), dated as of October 12, 2020, is entered into by and among Mr. Shaojie Chen, a PRC citizen with an identification number of *** (“
Shareholder
”), HUYA Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
Huya
”), Nectarine Investment Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“
Tencent
”) and, solely for purposes of
Section
 4(b)
, DouYu International Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
DouYu
”).
WHEREAS, contemporaneously with the execution of this Agreement, Huya, Tiger Company Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of Huya (“
Merger Sub
”), DouYu, and, solely for the limited purposes set forth therein, Tencent, are entering into an Agreement and Plan of Merger (as modified or amended, the “
Merger Agreement
”), providing, among other things, for the merger of Merger Sub with and into DouYu (the “
Merger
”);
WHEREAS, Shareholder has entered into that certain Share Transfer Agreement, dated as of August 13, 2020 (the “
Share Transfer Agreement
”), by and between Shareholder and Tencent, whereby Shareholder has agreed to sell, and Tencent has agreed to acquire, all of Shareholder’s right, title and interest in and pertaining to 3,703,704 ordinary shares, par value US$0.0001 per share, of DouYu (“
Ordinary Shares
”) at a purchase price of $135 per Ordinary Share immediately before the closing of the Merger or on an earlier date as may be determined by Tencent in accordance with the terms of the Share Transfer Agreement; and
WHEREAS, as a condition of and inducement to Huya’s, Tencent’s and Merger Sub’s willingness to enter into the Merger Agreement, Huya, Tencent and Merger Sub have required that Shareholder enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Merger Agreement and the Share Transfer Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
1.
Certain Definitions
. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in this Section 1.
“
Acquisition Proposal
” has the meaning set forth in the Merger Agreement.
“
Additional Owned Shares
” means all Ordinary Shares and any other equity securities of DouYu that are beneficially owned by Shareholder or any of its Affiliates and are acquired after the date hereof and prior to the termination of this Agreement.
“
Affiliate
” has the meaning set forth in the Merger Agreement;
provided
,
however
, that DouYu shall be deemed not to be an Affiliate of Shareholder for purpose of this Agreement.
“
beneficial ownership
” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule
13d-3
under the Exchange Act.
“
Business Day
” has the meaning set forth in the Merger Agreement.
“
Cayman Companies Law
” means the Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised).

“
Covered Shares
” means the Owned Shares and Additional Owned Shares.
“
Disclosed Owned Shares
” has the meaning assigned thereto in
Section
 5(a)
hereof.
“
DouYu Shareholders Meeting
” has the meaning assigned thereto in
Section
 2
hereof.
“
Effective Time
” has the meaning set forth in the Merger Agreement.
“
Exchange Act
” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“
Governmental Entity
” has the meaning set forth in the Merger Agreement.
“
Liens
” has the meaning assigned thereto in
Section
 5(a)
hereof.
“
Owned Shares
” means all Ordinary Shares and any other equity securities of DouYu that are beneficially owned by Shareholder or any of its Affiliates as of the date hereof.
“
person
” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d) of the Exchange Act).
“
Representatives
” has the meaning assigned thereto in
Section
 3(b)
hereof.
“
Securities Act
” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“
Subsidiary
” has the meaning set forth in the Merger Agreement.
“
Term
” has the meaning assigned thereto in
Section
 6
hereof.
“
Transfer
” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “
Transfer
” shall have a correlative meaning.
2.
Shareholder Vote
. Shareholder shall, at any meeting of the DouYu Shareholders, or any adjournment or postponement thereof, or any other occasion where a vote, consent or other approval (including by written consent) of the DouYu Shareholders is sought relating to the Merger Agreement and the transactions contemplated thereby, including the Merger (each such meeting, adjournment, postponement or occasion, however called, a “
DouYu Shareholders Meeting
”), (i) appear at such DouYu Shareholders Meeting or otherwise cause its representative(s) to appear at such DouYu Shareholders Meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of determining whether a quorum is present, and (ii) vote, or cause to be voted, or provide written consent with respect to, all Covered Shares as of the record date for such meeting, (1) in favor of the approval of the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby, including the Merger, the approval of the execution and delivery by DouYu of the Merger Agreement, and the approval of any actions required in furtherance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (2) against any transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement, the plan of merger included in the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, or in competition or inconsistent with the transactions contemplated by the Merger Agreement, including the Merger, (3) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to (A) materially impede, frustrate, prevent, nullify, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement, including the

Merger, (B) result in a breach of any representation, warranty, covenant or any other obligation or agreement by DouYu under the Merger Agreement, or (C) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, (4) in favor of any adjournment or postponement of such DouYu Shareholders Meeting at which any of the matters described in clauses (1) through (3) of this
Section
 2
is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Huya, and (5) in favor of any other matter necessary to effect the transactions contemplated by the Merger Agreement, including the Merger.
3.
No Disposition or Solicitation
.
(a)
No Disposition or Adverse Act
. Shareholder hereby covenants and agrees that, except as contemplated by this Agreement, the Merger Agreement and the Share Transfer Agreement, Shareholder shall not (i) offer to Transfer, Transfer, cause to be Transferred or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of Huya and Tencent, (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein, (iii) grant any proxy, power-of-attorney
or other authorization or consent in or with respect to any or all of the Covered Shares, (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (v) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Any attempted Transfer of Covered Shares or any interest therein in violation of this
Section
 3(a)
shall be null and void.
(b)
Non-Solicitation
. Shareholder hereby agrees that Shareholder shall not, and shall cause its Affiliates, representatives and agents (including its investment bankers, attorneys and accountants) (collectively, its “
Representatives
”) not to, directly or indirectly, (i) encourage, solicit, initiate, endorse or induce in any way the submission or announcement of any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into, continue or participate in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of DouYu or any of its Subsidiaries to, or enter into any agreement with, any person (other than Huya, Tencent or Merger Sub or any of their respective Representatives) relating to any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, or (iii) otherwise cooperate with or participate in, or assist or facilitate or take any action that could reasonably be expected to assist or facilitate, any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, or any discussions or negotiations in relation thereto. Shareholder shall immediately cease any existing activities, actions, discussions or negotiations conducted heretofore with respect to any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal. Shareholder shall immediately communicate to Huya and Tencent the terms of any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal and the identity of the person making such inquiry, proposal, offer, effort or attempt. Shareholder shall keep Huya and Tencent fully informed, on a current basis, of the status and terms of any such inquiry, proposal, offer, effort or attempt. Any violation of the foregoing restrictions by Shareholder or any of its Representatives shall be deemed to be a material breach of this Agreement by Shareholder.
4.
Additional Agreements
.
(a)
Certain Events
. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of DouYu affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of DouYu by Shareholder or any of its Affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of DouYu issued to or acquired by Shareholder or any of its Affiliates.

(b)
Stop Transfer; Legends
. In furtherance of this Agreement, Shareholder hereby authorizes and instructs DouYu (including through DouYu’s transfer agent) to enter a stop transfer order with respect to all of the Covered Shares, except for any Transfer contemplated by this Agreement, the Merger Agreement and the Share Transfer Agreement. DouYu agrees that as promptly as practicable after the date of this Agreement it shall make a notation on its records and give instructions to the transfer agent for the Covered Shares not to permit, during the term of this Agreement, the Transfer of the Covered Shares, other than any Transfer contemplated by this Agreement, the Merger Agreement and the Share Transfer Agreement. DouYu agrees that, following the termination of this Agreement, DouYu shall cause any stop transfer instructions imposed pursuant to this
Section
 4(b)
to be lifted.
(c)
Waiver of Appraisal and Dissenters’ Rights and Actions
. Shareholder hereby (i) waives and agrees not to assert or exercise any rights of appraisal or rights to dissent from the Merger that Shareholder may have and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Huya, Tencent, Merger Sub, DouYu or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Board of Directors of DouYu in connection with the Merger Agreement or the transactions contemplated thereby.
(d)
Communications
. Unless required by applicable law, Shareholder shall not, and shall cause its Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of DouYu, Huya, Tencent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Huya and Tencent. Shareholder hereby (i) consents to and authorizes the publication and disclosure by Huya and/or Tencent of Shareholder’s identity and holding of Covered Shares, and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, and any other information that Huya and/or Tencent reasonably determines to be necessary or desirable in any press release or any registration statement, filing, report or other disclosure document (“
Disclosure Document
”) in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Huya and Tencent of any required corrections with respect to any written information supplied by Shareholder specifically for use in any such Disclosure Document.
(e)
Additional Owned Shares
. Shareholder hereby agrees to notify Huya and Tencent promptly in writing of the number and description of any Additional Owned Shares.
5.
Representations and Warranties of Shareholder
. Shareholder hereby represents and warrants to Huya and Tencent as follows:
(a)
Title
. Shareholder is the sole record and beneficial owner of the Ordinary Shares set forth on
Schedule I
(the “
Disclosed Owned Shares
”). The Disclosed Owned Shares constitute all of the capital stock and any other equity securities of DouYu owned of record or beneficially by Shareholder and its Affiliates on the date hereof and neither Shareholder nor any of its Affiliates is the beneficial owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Ordinary Shares or any other equity securities of DouYu or any securities convertible into or exchangeable or exercisable for Ordinary Shares or such other equity securities, in each case other than the Disclosed Owned Shares. Shareholder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in
Sections 3
and
4
hereof and all other matters set forth in this Agreement, in each case with respect to all of the Owned Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except as permitted by this Agreement, the Owned Shares and the certificates representing such shares, if any, are now, and at all times during the term hereof will be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of any and all liens, pledges, claims, options, proxies, voting trusts or agreements, security interests, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a shareholder in respect of the Owned Shares (other than as created by this Agreement) (collectively, “
Liens
”).
(b)
Authority
. Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other proceedings on the part of Shareholder are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery hereof by Huya and Tencent, constitutes a valid, legal and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “
Bankruptcy and Equity Exception
”). If Shareholder is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid, legal and binding obligation of, Shareholder’s spouse, enforceable against Shareholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c)
Consents and Approvals; No Violations
. Except for such filings and approvals as may be required by any federal securities laws, including compliance with any applicable requirements of the Securities Act and the Exchange Act and compliance with the rules and regulations of The NASDAQ Global Select Market, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Shareholder of this Agreement or the consummation by Shareholder of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Shareholder does not, and the consummation by Shareholder of the transactions contemplated hereby will not, constitute or result in (i) a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the creation of any Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Shareholder or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (ii) violate any law or judgment applicable to Shareholder or any of its Subsidiaries or any of their respective properties or assets, or (iii) render any “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation to become applicable to the Merger or the other transactions contemplated by the Merger Agreement, in each case, except for any conflict, breach, default or violation described above which would not adversely affect the ability of Shareholder to perform its obligations hereunder or consummate the transactions contemplated hereby.
(d)
Legal Proceedings
. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against Shareholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the validity of this Agreement or the ability of Shareholder to perform its obligations hereunder or consummate the transactions contemplated hereby.
(e)
No Fees
. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or expense reimbursement in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.
(f)
Receipt; Reliance
. Shareholder has received and reviewed a copy of the Merger Agreement. Shareholder understands and acknowledges that Huya, Tencent and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.
6.
Termination
. The term (the “
Term
”) of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of Huya, Tencent and Shareholder, (ii) the Effective Time

and (iii) the termination of the Merger Agreement in accordance with its terms;
provided
that (A) nothing herein shall relieve any party hereto from liability for any breach of this Agreement and (B) this
Section
 6
and
Section
 8
shall survive any termination of this Agreement.
7.
No Limitation
. Nothing in this Agreement shall be construed to prohibit Shareholder or any of Shareholder’s Representatives who is an officer or member of the board of directors of DouYu from taking any action solely in his or her capacity as an officer or member of the board of directors of DouYu or from taking any action with respect to any Acquisition Proposal as an officer or member of such board of directors.
8.
Miscellaneous
.
(a)
Entire Agreement
. This Agreement (together with
Schedule I
) and the Share Transfer Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
(b)
Reasonable Efforts
. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Without limiting the foregoing, Shareholder shall execute and deliver to Huya and Tencent and any of their respective designees any additional proxies, including with respect to Additional Owned Shares, reasonably requested by Huya or Tencent in furtherance of this Agreement.
(c)
No Assignment
. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law (including, but not limited to, by merger of consolidation) or otherwise without the prior written consent of Shareholder (in the case of any assignment by Huya or Tencent) or Huya and Tencent (in the case of an assignment by Shareholder or DouYu);
provided
that each of Huya and Tencent may assign their respective rights and obligations hereunder to any of their respective wholly owned Subsidiaries (including, in the case of Huya, Merger Sub), but no such assignment shall relieve Huya or Tencent of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void.
(d)
Binding Successors
. Without limiting any other rights Huya or Tencent may have hereunder in respect of any Transfer of the Covered Shares, Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Shareholder and its Affiliates and shall be binding upon any person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, Shareholder’s heirs, guardians, administrators, representatives or successors.
(e)
Amendments
. Neither this Agreement nor any term hereof may be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of Huya, Tencent and Shareholder;
provided
that DouYu’s consent, not to be unreasonably withheld, shall be required for any amendment to Section 4(b) that adversely impacts DouYu’s obligations thereunder.
(f)
Notice
. All notices, requests, claims, demands and other communications to be given under this Agreement shall be in writing and shall be deemed given (i) when delivered or sent if delivered in person, (ii) on the next Business Day in the place of receipt if transmitted by overnight courier service providing proof of delivery, or (iii) on the date delivered if sent by email or facsimile transmission prior to 5:00 p.m. local time in the place of receipt (if thereafter then the next Business Day) (provided, that confirmation of email receipt or facsimile transmission is obtained), in each case, as follows (or to such other persons or addressees as may be designated in writing by the party to receive such notice):
If to Shareholder
:
At the address and email set forth on
Schedule I
hereto.
If to Huya:
HUYA Inc.
Building A3,
E-Park
280 Hanxi Road
Panyu District, Guangzhou 511446
People’s Republic of China
Attention: Catherine Xiaozheng Liu
Email:
Copy to
:
Skadden, Arps, Slate, Meagher & Flom LLP
46/F, Jing An Kerry Center, Tower 2
No.1539 Nanjing West Road
Shanghai, China 200042
Attention: Haiping Li
Email:
If to Tencent
c/o Tencent Holdings Limited
Level 29, Three Pacific Place
1 Queen’s Road East
Wanchai, Hong Kong
Attention: Compliance and Transactions Department
Email:
Copies to
:
Tencent Binhai Towers, No.33 Haitian 2nd Road
Nanshan District, Shenzhen
P.R. China 518054
Attention: Mergers and Acquisitions Department
Email:
Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Qiuning (Frank) Sun
         Benjamin Su
Facsimile:
Email:
If to DouYu
:
DouYu International Holdings Limited
20/F, Building A, New Development International Center,
No. 473 Guanshan Avenue,
Hongshan District, Wuhan, Hubei Province,
People’s Republic of China
Attention: Mingming Su
Email:

Copy to
:
Davis Polk & Wardwell LLP
2201 China World Office 2, 1 Jian Guo Men Wai Avenue
Chaoyang District, Beijing
People’s Republic of China
Attention: Howard Zhang
          He Li
Facsimile:
Email:
(g)
Severability
. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
(h)
Remedies
. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
(i)
No Waiver
. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought. The failure or delay of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(j)
No Third Party Beneficiaries
. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
(k)
Governing Law
. This Agreement and any dispute, controversy or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of laws rules that would mandate the application of the laws of another jurisdiction.
(l)
Arbitration
. Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) shall be finally settled by arbitration. The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “
HKIAC
”) in. accordance with the HKIAC Administered Arbitration Rules then in force (the “
HKIAC Rules
”). The number of arbitrators shall be three (3). One arbitrator shall be appointed by the Shareholder, and one arbitrator shall be appointed by the Huya. The third arbitrator, who shall serve as chairperson of the arbitral tribunal, shall be selected by the mutual agreement of the arbitrators appointed by the Shareholder and Huya. Any arbitrator that is not so appointed shall instead be appointed in accordance with the HKIAC Rules. The language to be used in the arbitration proceedings shall be English. The award of the arbitral tribunal shall be final, conclusive and binding upon the parties. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.
(m)
Specific Performance
. Huya, Tencent and Shareholder agree that irreparable damage, for which monetary damages would not be an adequate remedy or readily ascertainable, would occur in the event that any of the provisions of this Agreement were not performed by Shareholder in accordance with their specific terms or were otherwise breached by Shareholder. Subject to the preceding sentence, it is accordingly agreed that each of Huya and Tencent shall be entitled to an injunction or injunctions or such other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which they are entitled at law or in equity. Neither Huya nor Tencent shall be required to provide any bond or other security in connection with an injunction or injunctions or other equitable relief sought in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
(n)
Interpretation
. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.
(o)
Counterparts
. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
(p)
Expenses
. Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with this Agreement.
(q)
No Ownership Interest
.
Nothing contained in this Agreement shall be deemed, upon execution, to vest in Huya or Tencent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder, and Huya and Tencent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of DouYu or exercise any power or authority to direct Shareholder in the voting of any of the Covered Shares, except as otherwise provided herein.
[Signature page follows.]

HUYA INC.

By:	/s/ Rongjie Dong
Name: Rongjie Dong
Title: Director
[Signature page to Voting Agreement]

Nectarine Investment Limited

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director
[Signature page to Voting Agreement]

/s/ Shaojie Chen
Name: Shaojie Chen
[Signature page to Voting Agreement]

Solely for purposes of Section 4(b),

DOUYU INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Zhaoming Chen
Name: Zhaoming Chen
Title: Chairman of Special Committee
[Signature page to Voting Agreement]

SCHEDULE I

Name and Contact Information for Shareholder	Number of Ordinary Shares Beneficially Owned
Attention: Shaojie Chen Address: 20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, People’s Republic of China Email:	4,800,629

ANNEX D: VOTING AGREEMENT WITH WENMING ZHANG
Execution Version
VOTING AGREEMENT
This VOTING AGREEMENT (this “
Agreement
”), dated as of October 12, 2020, is entered into by and among Mr. Wenming Zhang, a PRC citizen with an identification number of *** (“
Shareholder
”), HUYA Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
Huya
”), Nectarine Investment Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“
Tencent
”) and, solely for purposes of
Section
 4(b)
, DouYu International Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“
DouYu
”).
WHEREAS, contemporaneously with the execution of this Agreement, Huya, Tiger Company Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of Huya (“
Merger Sub
”), DouYu, and, solely for the limited purposes set forth therein, Tencent, are entering into an Agreement and Plan of Merger (as modified or amended, the “
Merger Agreement
”), providing, among other things, for the merger of Merger Sub with and into DouYu (the “
Merger
”); and
WHEREAS, as a condition of and inducement to Huya’s, Tencent’s and Merger Sub’s willingness to enter into the Merger Agreement, Huya, Tencent and Merger Sub have required that Shareholder enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
1.
Certain Definitions
. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in this Section 1.
“
Acquisition Proposal
” has the meaning set forth in the Merger Agreement.
“
Additional Owned Shares
” means all Ordinary Shares and any other equity securities of DouYu that are beneficially owned by Shareholder or any of its Affiliates and are acquired after the date hereof and prior to the termination of this Agreement.
“
Affiliate
” has the meaning set forth in the Merger Agreement;
provided
,
however
, that DouYu shall be deemed not to be an Affiliate of Shareholder for purpose of this Agreement.
“
beneficial ownership
” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule
13d-3
under the Exchange Act.
“
Business Day
” has the meaning set forth in the Merger Agreement.
“
Cayman Companies Law
” means the Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised).
“
Covered Shares
” means the Owned Shares and Additional Owned Shares.
“
Disclosed Owned Shares
” has the meaning assigned thereto in
Section
 5(a)
hereof.

“
DouYu Shareholders Meeting
” has the meaning assigned thereto in
Section
 2
hereof.
“
Effective Time
” has the meaning set forth in the Merger Agreement.
“
Exchange Act
” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“
Governmental Entity
” has the meaning set forth in the Merger Agreement.
“
Liens
” has the meaning assigned thereto in
Section
 5(a)
hereof.
“
Ordinary Share
” means the ordinary share, par value US$0.0001 per share, of DouYu.
“
Owned Shares
” means all Ordinary Shares and any other equity securities of DouYu that are beneficially owned by Shareholder or any of its Affiliates as of the date hereof.
“
person
” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d) of the Exchange Act).
“
Representatives
” has the meaning assigned thereto in
Section
 3(b)
hereof.
“
Securities Act
” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“
Subsidiary
” has the meaning set forth in the Merger Agreement.
“
Term
” has the meaning assigned thereto in
Section
 6
hereof.
“
Transfer
” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “
Transfer
” shall have a correlative meaning.
2.
Shareholder Vote
. Shareholder shall, at any meeting of the DouYu Shareholders, or any adjournment or postponement thereof, or any other occasion where a vote, consent or other approval (including by written consent) of the DouYu Shareholders is sought relating to the Merger Agreement and the transactions contemplated thereby, including the Merger (each such meeting, adjournment, postponement or occasion, however called, a “
DouYu
Shareholders Meeting
”), (i) appear at such DouYu Shareholders Meeting or otherwise cause its representative(s) to appear at such DouYu Shareholders Meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of determining whether a quorum is present, and (ii) vote, or cause to be voted, or provide written consent with respect to, all Covered Shares as of the record date for such meeting, (1) in favor of the approval of the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby, including the Merger, the approval of the execution and delivery by DouYu of the Merger Agreement, and the approval of any actions required in furtherance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (2) against any transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement, the plan of merger included in the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, or in competition or inconsistent with the transactions contemplated by the Merger Agreement, including the Merger, (3) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to (A) materially impede, frustrate, prevent, nullify, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement, including the

Merger, (B) result in a breach of any representation, warranty, covenant or any other obligation or agreement by DouYu under the Merger Agreement, or (C) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, (4) in favor of any adjournment or postponement of such DouYu Shareholders Meeting at which any of the matters described in clauses (1) through (3) of this
Section
 2
is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Huya, and (5) in favor of any other matter necessary to effect the transactions contemplated by the Merger Agreement, including the Merger.
3.
No Disposition or Solicitation
.
(a)
No Disposition or Adverse Act
. Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, Shareholder shall not (i) offer to Transfer, Transfer, cause to be Transferred or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of Huya and Tencent, (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein, (iii) grant any proxy, power-of-attorney
or other authorization or consent in or with respect to any or all of the Covered Shares, (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (v) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Any attempted Transfer of Covered Shares or any interest therein in violation of this
Section
 3(a)
shall be null and void.
(b)
Non-Solicitation
. Shareholder hereby agrees that Shareholder shall not, and shall cause its Affiliates, representatives and agents (including its investment bankers, attorneys and accountants) (collectively, its “
Representatives
”) not to, directly or indirectly, (i) encourage, solicit, initiate, endorse or induce in any way the submission or announcement of any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into, continue or participate in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of DouYu or any of its Subsidiaries to, or enter into any agreement with, any person (other than Huya, Tencent or Merger Sub or any of their respective Representatives) relating to any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, or (iii) otherwise cooperate with or participate in, or assist or facilitate or take any action that could reasonably be expected to assist or facilitate, any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, or any discussions or negotiations in relation thereto. Shareholder shall immediately cease any existing activities, actions, discussions or negotiations conducted heretofore with respect to any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal. Shareholder shall immediately communicate to Huya and Tencent the terms of any inquiries, proposals or offers or any other efforts or attempts that constitute, or could reasonably be expected to lead to, any Acquisition Proposal and the identity of the person making such inquiry, proposal, offer, effort or attempt. Shareholder shall keep Huya and Tencent fully informed, on a current basis, of the status and terms of any such inquiry, proposal, offer, effort or attempt. Any violation of the foregoing restrictions by Shareholder or any of its Representatives shall be deemed to be a material breach of this Agreement by Shareholder.
4.
Additional Agreements
.
(a)
Certain Events
. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of DouYu affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of DouYu by Shareholder or any of its Affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of DouYu issued to or acquired by Shareholder or any of its Affiliates.

(b)
Stop Transfer; Legends
. In furtherance of this Agreement, Shareholder hereby authorizes and instructs DouYu (including through DouYu’s transfer agent) to enter a stop transfer order with respect to all of the Covered Shares, except for any Transfer contemplated by this Agreement and the Merger Agreement. DouYu agrees that as promptly as practicable after the date of this Agreement it shall make a notation on its records and give instructions to the transfer agent for the Covered Shares not to permit, during the term of this Agreement, the Transfer of the Covered Shares, other than any Transfer contemplated by this Agreement and the Merger Agreement. DouYu agrees that, following the termination of this Agreement, DouYu shall cause any stop transfer instructions imposed pursuant to this
Section
 4(b)
to be lifted.
(c)
Waiver of Appraisal and Dissenters’ Rights and Actions
. Shareholder hereby (i) waives and agrees not to assert or exercise any rights of appraisal or rights to dissent from the Merger that Shareholder may have and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Huya, Tencent, Merger Sub, DouYu or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Board of Directors of DouYu in connection with the Merger Agreement or the transactions contemplated thereby.
(d)
Communications
. Unless required by applicable law, Shareholder shall not, and shall cause its Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of DouYu, Huya, Tencent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Huya and Tencent. Shareholder hereby (i) consents to and authorizes the publication and disclosure by Huya and/or Tencent of Shareholder’s identity and holding of Covered Shares, and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, and any other information that Huya and/or Tencent reasonably determines to be necessary or desirable in any press release or any registration statement, filing, report or other disclosure document (“
Disclosure Document
”) in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Huya and Tencent of any required corrections with respect to any written information supplied by Shareholder specifically for use in any such Disclosure Document.
(e)
Additional Owned Shares
. Shareholder hereby agrees to notify Huya and Tencent promptly in writing of the number and description of any Additional Owned Shares.
5.
Representations and Warranties of Shareholder
. Shareholder hereby represents and warrants to Huya and Tencent as follows:
(a)
Title
. Shareholder is the sole record and beneficial owner of the Ordinary Shares set forth on
Schedule I
(the “
Disclosed Owned Shares
”). The Disclosed Owned Shares constitute all of the capital stock and any other equity securities of DouYu owned of record or beneficially by Shareholder and its Affiliates on the date hereof and neither Shareholder nor any of its Affiliates is the beneficial owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Ordinary Shares or any other equity securities of DouYu or any securities convertible into or exchangeable or exercisable for Ordinary Shares or such other equity securities, in each case other than the Disclosed Owned Shares. Shareholder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in
Sections 3
and
4
hereof and all other matters set forth in this Agreement, in each case with respect to all of the Owned Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except as permitted by this Agreement, the Owned Shares and the certificates representing such shares, if any, are now, and at all times during the term hereof will be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of any and all liens, pledges, claims, options, proxies, voting trusts or agreements, security interests, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a shareholder in respect of the Owned Shares (other than as created by this Agreement) (collectively, “
Liens
”).
(b)
Authority
. Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other proceedings on the part of Shareholder are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery hereof by Huya and Tencent, constitutes a valid, legal and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “
Bankruptcy and Equity Exception
”). If Shareholder is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid, legal and binding obligation of, Shareholder’s spouse, enforceable against Shareholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c)
Consents and Approvals; No Violations
. Except for such filings and approvals as may be required by any federal securities laws, including compliance with any applicable requirements of the Securities Act and the Exchange Act and compliance with the rules and regulations of The NASDAQ Global Select Market, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Shareholder of this Agreement or the consummation by Shareholder of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Shareholder does not, and the consummation by Shareholder of the transactions contemplated hereby will not, constitute or result in (i) a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the creation of any Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Shareholder or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (ii) violate any law or judgment applicable to Shareholder or any of its Subsidiaries or any of their respective properties or assets, or (iii) render any “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation to become applicable to the Merger or the other transactions contemplated by the Merger Agreement, in each case, except for any conflict, breach, default or violation described above which would not adversely affect the ability of Shareholder to perform its obligations hereunder or consummate the transactions contemplated hereby.
(d)
Legal Proceedings
. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against Shareholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the validity of this Agreement or the ability of Shareholder to perform its obligations hereunder or consummate the transactions contemplated hereby.
(e)
No Fees
. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or expense reimbursement in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.
(f)
Receipt; Reliance
. Shareholder has received and reviewed a copy of the Merger Agreement. Shareholder understands and acknowledges that Huya, Tencent and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.
6.
Termination
. The term (the “
Term
”) of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of Huya, Tencent and Shareholder, (ii) the Effective Time

and (iii) the termination of the Merger Agreement in accordance with its terms;
provided
that (A) nothing herein shall relieve any party hereto from liability for any breach of this Agreement and (B) this
Section
 6
and
Section
 8
shall survive any termination of this Agreement.
7.
No Limitation
. Nothing in this Agreement shall be construed to prohibit Shareholder or any of Shareholder’s Representatives who is an officer or member of the board of directors of DouYu from taking any action solely in his or her capacity as an officer or member of the board of directors of DouYu or from taking any action with respect to any Acquisition Proposal as an officer or member of such board of directors.
8.
Miscellaneous
.
(a)
Entire Agreement
. This Agreement (together with
Schedule I
) and the Share Transfer Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
(b)
Reasonable Efforts
. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Without limiting the foregoing, Shareholder shall execute and deliver to Huya and Tencent and any of their respective designees any additional proxies, including with respect to Additional Owned Shares, reasonably requested by Huya or Tencent in furtherance of this Agreement.
(c)
No Assignment
. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law (including, but not limited to, by merger of consolidation) or otherwise without the prior written consent of Shareholder (in the case of any assignment by Huya or Tencent) or Huya and Tencent (in the case of an assignment by Shareholder or DouYu);
provided
that each of Huya and Tencent may assign their respective rights and obligations hereunder to any of their respective wholly owned Subsidiaries (including, in the case of Huya, Merger Sub), but no such assignment shall relieve Huya or Tencent of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void.
(d)
Binding Successors
. Without limiting any other rights Huya or Tencent may have hereunder in respect of any Transfer of the Covered Shares, Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Shareholder and its Affiliates and shall be binding upon any person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, Shareholder’s heirs, guardians, administrators, representatives or successors.
(e)
Amendments
. Neither this Agreement nor any term hereof may be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of Huya, Tencent and Shareholder;
provided
that DouYu’s consent, not to be unreasonably withheld, shall be required for any amendment to Section 4(b) that adversely impacts DouYu’s obligations thereunder.
(f)
Notice
. All notices, requests, claims, demands and other communications to be given under this Agreement shall be in writing and shall be deemed given (i) when delivered or sent if delivered in person, (ii) on the next Business Day in the place of receipt if transmitted by overnight courier service providing proof of delivery, or (iii) on the date delivered if sent by email or facsimile transmission prior to 5:00 p.m. local time in the place of receipt (if thereafter then the next Business Day) (provided, that confirmation of email receipt or facsimile transmission is obtained), in each case, as follows (or to such other persons or addressees as may be designated in writing by the party to receive such notice):
If to Shareholder
:
At the address and email set forth on
Schedule I
hereto.
If to Huya:
HUYA Inc.
Building A3,
E-Park
280 Hanxi Road
Panyu District, Guangzhou 511446
People’s Republic of China
Attention: Catherine Xiaozheng Liu
Email:
Copy to
:
Skadden, Arps, Slate, Meagher & Flom LLP
46/F, Jing An Kerry Center, Tower 2
No.1539 Nanjing West Road
Shanghai, China 200042
Attention: Haiping Li
Email:
If to Tencent
c/o Tencent Holdings Limited
Level 29, Three Pacific Place
1 Queen’s Road East
Wanchai, Hong Kong
Attention: Compliance and Transactions Department
Email:
Copies to
:
Tencent Binhai Towers, No.33 Haitian 2nd Road
Nanshan District, Shenzhen
P.R. China 518054
Attention: Mergers and Acquisitions Department
Email:
Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Qiuning (Frank) Sun
Benjamin Su
Facsimile:
Email:
If to DouYu
:
DouYu International Holdings Limited
20/F, Building A, New Development International Center,
No. 473 Guanshan Avenue,
Hongshan District, Wuhan, Hubei Province,
People’s Republic of China
Attention: Mingming Su

Email:
Copy to
:
Davis Polk & Wardwell LLP
2201 China World Office 2, 1 Jian Guo Men Wai Avenue
Chaoyang District, Beijing
People’s Republic of China
Attention: Howard Zhang
He Li
Facsimile:
Email:
(g)
Severability
. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
(h)
Remedies
. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
(i)
No Waiver
. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought. The failure or delay of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(j)
No Third Party Beneficiaries
. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
(k)
Governing Law
. This Agreement and any dispute, controversy or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of laws rules that would mandate the application of the laws of another jurisdiction.
(l)
Arbitration
. Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) shall be finally settled by arbitration. The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “
HKIAC
”) in. accordance with the HKIAC Administered Arbitration Rules then in force (the “
HKIAC Rules
”). The number of arbitrators shall be three (3). One arbitrator shall be appointed by the Shareholder, and one arbitrator shall be appointed by the Huya. The third arbitrator, who shall serve as chairperson of the arbitral tribunal, shall be selected by the mutual agreement of the arbitrators appointed by the Shareholder and Huya.

Any arbitrator that is not so appointed shall instead be appointed in accordance with the HKIAC Rules. The language to be used in the arbitration proceedings shall be English. The award of the arbitral tribunal shall be final, conclusive and binding upon the parties. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.
(m)
Specific Performance
. Huya, Tencent and Shareholder agree that irreparable damage, for which monetary damages would not be an adequate remedy or readily ascertainable, would occur in the event that any of the provisions of this Agreement were not performed by Shareholder in accordance with their specific terms or were otherwise breached by Shareholder. Subject to the preceding sentence, it is accordingly agreed that each of Huya and Tencent shall be entitled to an injunction or injunctions or such other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which they are entitled at law or in equity. Neither Huya nor Tencent shall be required to provide any bond or other security in connection with an injunction or injunctions or other equitable relief sought in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
(n)
Interpretation
. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.
(o)
Counterparts
. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
(p)
Expenses
. Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with this Agreement.
(q)
No Ownership Interest
.
Nothing contained in this Agreement shall be deemed, upon execution, to vest in Huya or Tencent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder, and Huya and Tencent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of DouYu or exercise any power or authority to direct Shareholder in the voting of any of the Covered Shares, except as otherwise provided herein.
[Signature page follows.]

HUYA INC.

By:	/s/ Rongjie Dong
Name:	Rongjie Dong
Title:	Director
[Signature page to Voting Agreement]

Nectarine Investment Limited

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Director
[Signature page to Voting Agreement]

/s/ Wenming Zhang
Name: Wenming Zhang
[Signature page to Voting Agreement]

Solely for purposes of Section 4(b),

DOUYU INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Zhaoming Chen
Name:	Zhaoming Chen
Title:	Chairman of Special Committee
[Signature page to Voting Agreement]

SCHEDULE I

Name and Contact Information for Shareholder	Number of Ordinary Shares Beneficially Owned
Attention: Wenming Zhang Address: 19F, Building F3, Guanggu Software Park, Wuhan, Hubei Province, People’s Republic of China ( 湖北省武汉市光谷软件园 F3 栋 19 楼 ) Email:	651,239

ANNEX E: OPINION OF CITIGROUP GLOBAL MARKETS INC.

October 12, 2020
Special Committee of the Board of Directors
HUYA Inc.
Building A3,
E-Park,
280 Hanxi Road,
Panyu District, Guangzhou F4 511446
People’s Republic of China
Members of the Special Committee of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to HUYA Inc. (“HUYA”) of the Exchange Ratio (defined below) set forth in the Agreement and Plan of Merger, dated as of October 12, 2020 (the “Merger Agreement”), by and among HUYA, Tiger Company Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of HUYA (“Merger Sub”), DouYu International Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“DouYu”), and Nectarine Investment Limited (“Tencent”). Capitalized terms used herein without definition have the respective meanings ascribed to such terms in the Merger Agreement.
Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into DouYu (the “Merger”) with DouYu surviving the Merger and becoming a direct wholly owned subsidiary of HUYA as a result of the Merger. The Merger Agreement provides that (i) each ordinary share, par value US$0.0001 per share, of DouYu (each a “DouYu Share”) (other than Excluded Shares and Dissenter Shares), shall be canceled in exchange for the right to receive 7.30 (the “Exchange Ratio”) validly issued, fully paid, non-assessable
Class A ordinary shares, par value US$0.0001 per share, of HUYA (each a “HUYA Class A Share”), and (ii) each American depositary share of DouYu (each a “DouYu ADS”), which represents one-tenth
of a DouYu Share, shall be canceled in exchange for the right to receive 0.730 American depositary shares of HUYA, each of which represents one HUYA Class A Share (each a “HUYA ADS”). Concurrently with the execution and delivery of the Merger Agreement, Tencent and DouYu also entered into a Reassignment Agreement (the “Reassignment Agreement”) pursuant to which, among other things, Tencent agreed to novate and transfer certain business cooperation agreement and control agreements to DouYu, and Tencent agreed to cause Shenzhen Tencent Computer Systems Company Limited (in Chinese, “
深圳市腾讯计算机系统有限公司
”) and Shenzhen Chuanghai Digital Company Limited (in Chinese, “
深圳市创海数码有限公司
”) (“Penguin”), and DouYu agreed to cause Wuhan Douyu Culture Network Technology Co., Ltd. (in Chinese “
武汉斗鱼鱼乐网络科技有限公司
”), a wholly owned subsidiary of DouYu, to enter into certain other documents, such that upon completion of the transactions contemplated in the Reassignment Agreement (the “Transfer” and, together with the Merger, the “Transaction”), DouYu would beneficially own and take control of Penguin, which would own and operate the Acquired Business (as defined under the Reassignment Agreement). The closing of the Transfer is conditioned on the closing of the Merger.
In arriving at our opinion, we reviewed the Merger Agreement and the Reassignment Agreement and held discussions with certain senior officers, directors and other representatives and advisors of HUYA and certain senior officers and other representatives and advisors of DouYu concerning the businesses, operations and prospects of HUYA, DouYu and Penguin and the strategic rationale for, and the potential benefits of, the Transaction. We also held discussions with certain senior officers and other representatives and advisors of Tencent concerning the businesses, operations and prospects of Penguin and the strategic rationale for, and the potential benefits of, the Transfer. We examined certain publicly available business and financial information relating to HUYA and DouYu, including certain public filings made by HUYA and DouYu. We also examined certain financial forecasts and other information and data relating to HUYA and DouYu (including after taking into account the effects of the Transfer) which were provided to or discussed with us by the managements of HUYA and DouYu, including information relating to the potential strategic implications and operational benefits anticipated by the management of HUYA to result from the Transaction, as you have approved for our use. We reviewed the financial terms of the Transaction as set forth in the Merger Agreement and the Reassignment Agreement in relation to, among other things: current and historical market prices of HUYA ADSs and DouYu ADSs; the historical and projected earnings and other operating data of HUYA, DouYu and Penguin; and the capitalization and financial condition of HUYA, DouYu and Penguin. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of HUYA, DouYu and Penguin and the financial terms of the Transaction. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
In rendering our opinion, we have, with your consent, assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of HUYA and DouYu that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to HUYA, DouYu and Penguin provided to or otherwise reviewed or discussed with us, we have been advised by the managements of HUYA and DouYu and have assumed that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of HUYA and DouYu as to the future financial performance of HUYA, DouYu and Penguin, the potential strategic implications and operational benefits anticipated to result from the Transaction and the other matters covered thereby, we express no view as to the accuracy of such forecasts and information nor the assumptions on which they were based, and we have assumed that the financial results (including the potential strategic implications and operational benefits anticipated to result from the Transaction) reflected in such forecasts and other information and data will be realized as projected. We note that, although the management of HUYA provided us with qualitative descriptions of certain potential strategic implications and operational benefits that may result from the Transaction, neither of the managements of HUYA and DouYu, nor any other person, has provided us with quantitative estimates or forecasts of such implications or benefits or of any potential cost savings or other synergies that may result from the Transaction and you have directed us not to consider, and we have not considered, any such implications, benefits, cost savings or other synergies for purposes of our analysis. We are not legal, regulatory, tax or accounting advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of HUYA and DouYu and their legal, regulatory, tax and accounting advisors with respect to legal, regulatory, tax or accounting matters.
We have assumed, with your consent, that the Transaction will be consummated in accordance with the timing and terms specified in the Merger Agreement and the Reassignment Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary financings, regulatory and third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on HUYA, DouYu and Penguin, or the contemplated benefits of the Transaction that would be material to our analysis. We have also assumed that the consideration to be paid by DouYu under the Reassignment Agreement is fair, from a financial point of view, to DouYu. Our opinion, as set forth herein, relates to the relative values of HUYA and DouYu (taking into account the effects of the Transfer). We are not expressing any opinion as to what the value of the HUYA Class A Shares actually will be when issued pursuant to the Transaction, or the price at which the HUYA ADS will trade at any time, or the impact of the Transaction on the solvency or viability of HUYA, DouYu or Penguin or the ability of HUYA, DouYu or Penguin to pay their respective obligations when they come due. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HUYA, DouYu and Penguin nor have we made any physical inspection of the properties or assets of HUYA,

DouYu and Penguin. Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to HUYA pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates the closing of the Transfer substantially concurrently with the closing of the Merger). Our opinion does not address any terms or other aspects or implications of the Merger Agreement, the Reassignment Agreement or the Transaction, including, without limitation, the form or structure of the Transaction or any terms, or any other agreement, arrangement or understanding entered into in connection with or contemplated by the Transaction. We were not requested to, and we did not, solicit third party indications of interest in a possible strategic transaction involving HUYA, nor were we requested to consider, and our opinion does not address, the underlying business decision of HUYA to effect the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for HUYA or the effect of any other transaction in which HUYA might engage, the likelihood that the Transaction is consummated, or any legal, regulatory, tax or accounting matters. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Exchange Ratio or otherwise. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof, and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof.
Citigroup Global Markets Inc. has acted as independent financial advisor to the Special Committee of the Board of Directors of HUYA in connection with the proposed Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the delivery of this opinion and the balance of which is contingent upon the consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We and our affiliates in the past have provided, are currently providing and in the future may provide investment banking, commercial banking and financial advisory services unrelated to the Transaction to HUYA, DouYu and their respective affiliates, including Tencent, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, during the past two years, having acted or acting as (i) joint bookrunner for certain equity offerings of HUYA, (ii) provider of certain markets and securities services and cash management and trade finance services to HUYA, (iii) lender under certain credit facilities of Tencent and (iii) provider of certain markets and securities services and cash management and trade finance services to Tencent. In the ordinary course of business, we and our affiliates and employees, and funds or other entities they manage or advise or in which they invest or have other economic interests or with which they co-invest,
may actively trade, hold or vote, and may structure or effect transactions in, securities and other financial instruments of HUYA, DouYu and their respective affiliates, including Tencent, for our or their own account or for the account of our or their customers and may at any time hold a long or short position or finance position in such securities or instruments. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with HUYA, DouYu and their respective affiliates, including Tencent. We and our affiliates may also in the future provide financial advisory, underwriting or other services to HUYA, DouYu and their respective affiliates, including Tencent, for which we and our affiliates may receive compensation.
Our advisory services and the opinion expressed herein are provided for the information of the Special Committee of the Board of Directors of HUYA in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should act on any matters relating to the proposed Transaction or otherwise.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we confirm our opinion, previously delivered orally to you at the meeting of the Special Committee of the Board of Directors of HUYA held on the date hereof, that, as of such date, the Exchange Ratio is fair, from a financial point of view, to HUYA.
Very truly yours,
CITIGROUP GLOBAL MARKETS INC.
/s/ CITIGROUP GLOBAL MARKETS INC.

ANNEX F: OPINION OF MORGAN STANLEY ASIA LIMITED
October 12
th
, 2020
Special Committee of the Board of Directors (the “Special Committee”)
DouYu International Holdings Limited
20/F, Building A, New Development International Center
No. 473 Guanshan Avenue
Wuhan, Hubei, People’s Republic of China
Members of the Special Committee:
We understand that DouYu International Holdings Limited (“DouYu”), Tencent Holdings Limited (“Tencent”), Huya Inc., a majority owned subsidiary of Tencent (“Huya”) and Tiger Company Ltd., a direct wholly owned subsidiary of Huya (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 12, 2020 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into DouYu. Pursuant to the Merger Agreement, DouYu will survive the Merger as the surviving corporation and become a direct wholly owned subsidiary of Huya as a result of the Merger, and (i) each outstanding ordinary share, par value $0.0001 per share, of DouYu (each, an “Ordinary Share”), other than the Excluded Shares (as defined in the Merger Agreement) and the Purported Dissenters Shares (as defined in the Merger Agreement), will be canceled in exchange for the right to receive 7.30 (the “Share Exchange Ratio”) Class A ordinary shares, par value $0.0001 per share, of Huya (the “Huya Class A Shares”); and (ii) each American depositary share of DouYu, each of which represents one-tenth
of an Ordinary Share (each, a “DouYu ADS”), will be canceled in exchange for the right of the holder of the relevant DouYu ADS, at the direction of the DouYu Depositary (as defined in the Merger Agreement), to receive 0.730 (the “ADS Exchange Ratio”) American depositary shares of Huya, each of which represents one Huya Class A Share (each, a “Huya ADS”). We understand that Tencent and DouYu propose to enter into a Reassignment Agreement (the “Reassignment Agreement”) concurrently with the execution and delivery of the Merger Agreement, pursuant to which, among other things, Tencent will procure that 100% of the economic interest in and control over the Acquired Business (as defined in the Reassignment Agreement) is reassigned to a wholly owned subsidiary of DouYu, in exchange for cash consideration of $500,000,000 which is conditioned on, and expected to close substantially concurrently with, the closing of the Merger (the “Reassignment”). We further understand that approximately 36.2% of the fully diluted outstanding share capital of DouYu is currently owned by Tencent. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. The terms and conditions of the Merger and the Reassignment are more fully set forth in the Merger Agreement and the Reassignment Agreement, respectively, and the summary of the Merger and the Reassignment set forth above is qualified in its entirety by the terms of the Merger Agreement and the Reassignment Agreement, respectively.
You have asked for our opinion as to whether the Share Exchange Ratio and the ADS Exchange Ratio pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates consummation of the Reassignment substantially concurrently with the consummation of the Merger) are fair from a financial point of view to the holders of Ordinary Shares (other than Excluded Shares and Purported Dissenters Shares) and the holders of DouYu ADSs (other than DouYu ADSs representing Excluded Shares), respectively.
For purposes of the opinion set forth herein, we have:

1)	reviewed certain publicly available financial statements and other business and financial information of DouYu and Huya, respectively;

2)	reviewed certain internal financial statements and other financial and operating data concerning DouYu, Huya and the Acquired Business, respectively;

3)	reviewed certain financial projections prepared by the managements of DouYu, Huya and the Acquired Business, respectively;

F-1

4)
reviewed certain information relating to certain strategic, financial and operational benefits anticipated from the Merger and the Reassignment, prepared by the managements of DouYu, Huya and the Acquired Business, respectively;

5)
discussed the past and current operations and financial condition and the prospects of DouYu, including information relating to certain strategic, financial and operational benefits anticipated from the Merger and the Reassignment, with senior executives of DouYu and Huya;

6)
discussed the past and current operations and financial condition and the prospects of Huya, including information relating to certain strategic, financial and operational benefits anticipated from the Merger and the Reassignment, with senior executives of DouYu and Huya;

7)
discussed the past and current operations and financial condition and the prospects of the Acquired Business, including information relating to certain strategic, financial and operational benefits anticipated from the Merger and the Reassignment, with senior executives of the Acquired Business;

8)	reviewed the reported prices and trading activity for the DouYu ADSs and the Huya ADSs;

9)
compared the financial performance of DouYu and Huya and the prices and trading activity of the DouYu ADSs and the Huya ADSs with that of certain other publicly-traded companies comparable with DouYu and Huya, respectively, and their securities;

10)	participated in certain discussions and negotiations among representatives of DouYu and Huya and certain other parties and their financial and legal advisors;

11)	reviewed the financial terms and conditions of the Merger Agreement, the Reassignment Agreement and certain related documents in the form of drafts dated October 12, 2020; and

12)	performed such other analyses and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the foregoing information and any other information that was publicly available or supplied or otherwise made available to us by DouYu, Huya, and the Acquired Business. We have further relied upon the assurances of the managements of DouYu, Huya and the Acquired Business that they are not aware of any facts or circumstances that would make such information inaccurate or misleading; and we have not assumed any responsibility or liability therefor. With respect to the financial projections utilized in our analyses, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of DouYu, Huya and the Acquired Business of the future financial performance of DouYu, Huya and the Acquired Business, respectively, including information relating to the strategic, financial and operational benefits anticipated from the Merger and the Reassignment. We express no view as to the sufficiency, adequacy or any other aspect of such financial forecasts or the assumptions on which they were based. In addition, we have assumed that (i) the consummation of the Reassignment will occur substantially concurrently with the consummation of the Merger, (ii) the Merger and the Reassignment will be consummated in accordance with all applicable laws and regulations and in accordance with the terms set forth in the Merger Agreement and the Reassignment Agreement, respectively, without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (iii) the definitive Merger Agreement and the definitive Reassignment Agreement will not differ in any material respect from the drafts thereof furnished to us. We have also assumed that the representations and warranties made by DouYu and Huya in the Merger Agreement and by DouYu and Tencent in the Reassignment Agreement, respectively, are and will be true and correct in all respects material to our analyses. We have also assumed that in connection with the receipt of any governmental, regulatory or other approvals, consents or agreements required in connection with the proposed Merger and the proposed Reassignment, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on DouYu, Huya, the Acquired Business, their respective affiliates or business segments or the contemplated benefits expected to be derived in the proposed Merger and the proposed Reassignment, in each case that would be in any respect material to our analyses. We are not legal, tax,

F-2

regulatory or accounting advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of DouYu, Huya and the Acquired Business and their legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory or accounting matters. We have also not made any assessment with regard to the holding or organizational structure of DouYu, Huya or the Acquired Business, including their validity or risks. We express no opinion with respect to the fairness of the amount or nature of the compensation to any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, relative to the consideration to be received by the holders of the Ordinary Shares and the DouYu ADSs in the Merger or otherwise or with respect to the underlying decision by DouYu to engage in the Merger or the Reassignment. We have not been requested to make, and have not made, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of DouYu, Huya or the Acquired Business, or concerning the solvency or fair value of DouYu, Huya or the Acquired Business, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events or circumstances occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have relied upon, without independent verification, the assessment by the managements of DouYu, Huya and the Acquired Business of: (i) the strategic, financial and other benefits expected to result from the Merger and the Reassignment; (ii) the timing and risks associated with the integration of DouYu, Huya and the Acquired Business; (iii) their ability to retain key employees of DouYu, Huya and the Acquired Business, respectively and (iv) the validity of, and risks associated with existing and future technologies, intellectual property, products, services and business models of DouYu, Huya and the Acquired Business.
This opinion does not address the relative merits of the Merger, the Reassignment or any debt transactions contemplated by the Merger Agreement or the Reassignment Agreement as compared to other business or financial strategies that might be available to DouYu, nor does it address the underlying business decision of DouYu to enter into the Merger Agreement or the Reassignment Agreement or proceed with or effect the Merger, the Reassignment or any other transaction contemplated by the Merger Agreement or the Reassignment Agreement.
This opinion is limited to the fairness, from a financial point of view, of the Share Exchange Ratio and the ADS Exchange Ratio pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates consummation of the Reassignment substantially concurrently with the consummation of the Merger) to the holders of Ordinary Shares (other than Excluded Shares and Purported Dissenters Shares) and the holders of DouYu ADSs (other than DouYu ADSs representing Excluded Shares), respectively. We do not express any view on, and this opinion does not address, any other terms or aspects of, or transactions contemplated by, the Merger Agreement, the Reassignment Agreement, the Merger or the Reassignment or any term or aspect of any other agreement or instrument contemplated by, or entered into or amended in connection with, the Merger Agreement or the Reassignment Agreement.
We note that the Acquired Business does not have audited financial statements and so for purposes of our opinion we have assumed without independent verification that the internal financial statements of the Acquired Business provided to us are accurate in all respects and fairly represent the items described therein and have relied upon such internal financial statements accordingly.
In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving DouYu.
We have acted as financial advisor to the Special Committee in connection with the Merger and will receive a fee for our services, portions of which are contingent upon each of the rendering of this opinion and the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for DouYu and Tencent and have received fees in connection with such services. Morgan Stanley may also seek

F-3

to provide financial advisory and financing services to DouYu, Huya and Tencent and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of DouYu, Huya and Tencent, or any other company, or any currency or commodity, that may be involved in the Merger, the Reassignment, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Special Committee and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any proxy or information statement mailed to shareholders of DouYu or any filing DouYu or Huya is required to make with the U.S. Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the DouYu ADSs or the Huya ADSs will trade following the announcement or consummation of the Merger or the Reassignment or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of DouYu should vote at the shareholders’ meeting to be held in connection with the Merger or otherwise act with respect to the Merger, the Reassignment or any matter related thereto.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Share Exchange Ratio and the ADS Exchange Ratio pursuant to the Merger Agreement (which, for the avoidance of doubt, contemplates consummation of the Reassignment substantially concurrently with the consummation of the Merger) are fair from a financial point of view to the holders of Ordinary Shares (other than Excluded Shares and Purported Dissenters Shares) and the holders of DouYu ADSs (other than DouYu ADSs representing Excluded Shares), respectively.

Very truly yours,

MORGAN STANLEY ASIA LIMITED

By:	/s/ Richard J. Wong
Richard J. Wong Managing Director

F-4

ANNEX G: SECTION 239 OF THE CAYMAN COMPANIES LAW

239.	Limitation on rights of dissenters
(1) No rights under section 238 shall be available in respect of the shares of any class for which an open market exists on a recognised stock exchange or recognised interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5), but this section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 to accept for such shares anything except —
(a) shares of a surviving or consolidated company, or depository receipts in respect thereof;
(b) shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognised interdealer quotation system or held of record by more than two thousand holders;
(c) cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or
(d) any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).
(2)
Repealed
by section 11 of the Companies (Amendment) (No. 2) Law, 2018 [Law 46 of 2018].

G-1

ANNEX H: DIRECTORS AND EXECUTIVE OFFICERS OF FILING PERSONS

1.	Directors and Executive Officers of Huya

Name	Position with Huya	Present Principal Occupation	Business Address	Citizenship
Lingdong Huang	Chairman of Board of Directors	General Manager at Tencent Holdings Limited’s Interactive Entertainment Group	Building C, Kexing Science Park, Nanshan District, Shenzhen, the People’s Republic of China	People’s Republic of China

Rongjie Dong	Director, Chief Executive Officer	*	Building A3, E-Park, 280 Hanxi Road, Panyu District, Guangzhou 511446, People’s Republic of China	People’s Republic of China

David Xueling Li	Director	Co-founder, Chairman and Chief Executive Officer of JOYY Inc.	Building B-1, North Block of Wanda Plaza, No. 79 Wanbo 2nd Road, Panyu District, Guangzhou, 511442, the People’s Republic of China	People’s Republic of China

Zhi Cheng	Director	Assistant General Manager at Tencent Holdings Limited	Building C, Kexing Science Park, Nanshan District, Shenzhen, the People’s Republic of China.	People’s Republic of China

Hai Tao Pu	Director	General Manager at Tencent Holdings Limited	29/F, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong	People’s Republic of China (Hong Kong SAR)

Guang Xu	Director	General Manager at Tencent Holdings Limited’s Interactive Entertainment Group	Building C, Kexing Science Park, Nanshan District, Shenzhen, the People’s Republic of China	People’s Republic of China

Lei Zheng	Director	General Manager of the User Platform Department of Tencent Holdings Limited	Building C, Kexing Science Park, Nanshan District, Shenzhen, the People’s Republic of China	People’s Republic of China

Hongqiang Zhao	Independent Director	Chief Financial Officer of BaiRong Yunchuang Technology Co. Ltd.	No. 10 Furong Street, Chaoyang District, Beijing, the People’s Republic of China	United States of America

Tsang Wah Kwong	Independent Director	/	Flat B, 11/F., Block 9, Vista Paradiso, 2 Hang Ming Street, Ma On Shan, New Territories, Hong	People’s Republic of China (Hong Kong SAR)

Catherine Xiaozheng Liu	Chief Financial Officer	*	Building A3, E-Park, 280 Hanxi Road, Panyu District, Guangzhou 511446, People’s Republic of China	People’s Republic of China (Hong Kong SAR)

Name	Position with Huya	Present Principal Occupation	Business Address	Citizenship

Ligao Lai	Chief Technology Officer	*	Building A3, E-Park, 280 Hanxi Road, Panyu District, Guangzhou 511446, People’s Republic of China	People’s Republic of China

*	His/Her present principal occupation is the same with his/her position with Huya.
Mr. Lingdong Huang has been the chairman of Huya’s board of directors since April 2020. Mr. Huang currently serves as a general manager at Tencent Holdings’ interactive entertainment group and as a director of TJ Sports Culture Development (Shanghai) Co., Ltd. Prior to joining Tencent Holdings in 2010, Mr. Huang served on various positions, including as vice president, at The9 Limited (Nasdaq: NCTY) from 1999 to 2010. Mr. Huang received his bachelor’s degree in informatics from Shanghai University in 1999.
Mr. Rongjie Dong has been Huya’s chief executive officer since August 2016 and Huya’s director since March 2017. From April 2013 to August 2016, Mr. Dong served as executive vice president of JOYY Inc. (Nasdaq:YY). From 2000 to 2006, Mr. Dong served as product manager and head of the technology department of 163.com. Mr. Dong received his bachelor’s degree in computer hardware from Beijing Information Engineering Institute (currently known as Beijing Information Science and Technology University).
Mr. David Xueling Li has been serving as Huya’s director since July 2017. Mr. Li is also a co-founder,
chairman and chief executive officer of JOYY Inc. (Nasdaq:YY). Mr. Li has been in charge of the business operations of JOYY as the principal executive officer since its inception in April 2005. Before founding JOYY in April 2005, Mr. Li worked at NetEase, Inc. (Nasdaq: NTES) from July 2003 to April 2005 and served as its chief editor. In 2000, Mr. Li founded CFP.cn, a website that provided a copyright trading platform for journalists and amateur photographers. Mr. Li received a bachelor’s degree in philosophy from Renmin University of China.
Mr. Zhi Cheng has been serving as Huya’s director since April 2020. Mr. Cheng currently serves as the assistant general manager at Tencent Holdings. Prior to joining Tencent Holdings in 2014, Mr. Cheng served as the project leader at The Boston Consulting Group. Mr. Cheng received his bachelor’s degree in computer science and economics and master’s degree in computer science from Peking University in China.
Mr. Hai Tao Pu has been serving as Huya’s director since April 2020. Mr. Pu currently serves as a general manager at Tencent Holdings and a member of the Listing Committee of the Hong Kong Stock Exchange and General Committee of the Chamber of Hong Kong Listed Companies. Prior to joining Tencent Holdings in 2010, Mr. Pu practiced corporate and M&A, capital markets and commercial law at Slaughter and May and Mallesons Stephen Jaques. Mr. Pu received his Juris Doctor from the Melboursne University Law School in Australia.
Mr. Guang Xu has been serving as Huya’s director since April 2020. Mr. Xu currently serves as a general manager at Tencent Holdings’ interactive entertainment group. Prior to joining Tencent Holdings in 2006, Mr. Xu served in the game planning department at Shenzhen Yamido Technology Co., Ltd. from 2004 to 2006. Mr. Xu received his bachelor’s degree in electronic information engineering from Huazhong University of Science and Technology in China.
Mr. Lei Zheng has been serving as Huya’s director since March 2020. Mr. Zheng currently also serves as the general manager of the user platform department of Tencent Holdings. Prior to that position, Mr. Zheng served as the assistant general manager of the interactive-entertainment-operation of Tencent Holdings from 2012 to 2018. Mr. Zheng received his bachelor’s degree in chemical engineering from Tsinghua University in China.

Mr. Hongqiang Zhao has been serving as Huya’s independent director since May 2018. Mr. Zhao has served as the chief financial officer of BaiRong Yunchuang Technology Co. Ltd., or BaiRong, since December 2015. Prior to joining BaiRong, Mr. Zhao was the CFO of NetEase’s
e-commerce
business from November 2014 to December 2015, and the vice president of finance at SouFun Holdings Limited from December 2012 to October 2014. From March 2011 to December 2012, Mr. Zhao worked in New York as the director of financial analysis for Viacom Inc. (Nasdaq: VIAB), a leading global entertainment content company. Between February 2009 and July 2011, Mr. Zhao served as an assistant chief auditor at the PCAOB, a regulatory oversight agency under the SEC of the United States. Prior to that, Mr. Zhao was a manager at KPMG LLP in Washington D.C., providing professional services to internet, telecommunication and entertainment companies for more than eight years since August 2000. Mr. Zhao received his bachelor’s degree in accounting from Tsinghua University and his master’s degree in accountancy from George Washington University.
Mr. Tsang Wah Kwong has been serving as Huya’s independent director since May 2020. Prior to June 2011, Mr. Tsang was a partner of PricewaterhouseCoopers in Hong Kong and China and has over 30 years of experience in auditing and providing support for initial public offerings and acquisition transactions. Mr. Tsang received his bachelor’s degree in business administration from Chinese University of Hong Kong. He is a fellow member of the Hong Kong Institute of Certified Public Accountants, a member of the Chinese Institute of Certified Public Accountants and a fellow member of the Chartered Association of Certified Accountants.
Ms. Catherine Xiaozheng Liu has been our chief financial officer since December 2019. Ms. Liu served as chief financial officer of Yixin Group (HKSE: 02858) from April 2017 to November 2019. Between September 2015 and April 2017, Ms. Liu was chief strategy officer of Qihoo 360 Technology Co. Ltd, previously listed on the New York Stock Exchange (NYSE: QIHU) and now privatized. Prior to that, Ms. Liu was the head of China Technology Investment Banking Division at Credit Suisse (Hong Kong) Limited, where she worked from June 2011 to September 2015. Prior to that, she was the vice president in China Investment Banking Division at Citigroup Global Markets Asia Limited, where she worked from October 2009 to June 2011. Ms. Liu received her bachelor’s degree in finance from Nanjing University, master’s degree in finance from Renmin University of China and master’s degree in management from University of California, Los Angeles.
Mr. Ligao Lai has been Huya’s chief technology officer since January 2017. Mr. Lai has approximately 20 years of experience in technology and software development. From February 2011 to December 2016, Mr. Lai served as a vice general manager and technology general manager at JOYY. From March 2004 to February 2011, Mr. Lai worked at the game department of Kingsoft (SEHK: 3888), mainly in charge of the research and development of online games. From July 1999 to March 2004, Mr. Lai worked as a developer and project manager at Kingsoft, responsible for the development of WPS Office software. Mr. Lai received a bachelor’s degree in electronics and information engineering from Wuyi University.
During the last five years, none of Huya or to the knowledge of Huya, any of Huya’s directors and executive officers have been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

2.	Directors and Executive Officers of Merger Sub
DIRECTOR OF MERGER SUB

Name	Position with Merger Sub	Present Principal Occupation	Business Address	Citizenship
Rongjie Dong	Sole Director	Chief Executive Officer of Huya	Building A3, E-Park, 280 Hanxi Road, Panyu District, Guangzhou 511446, People’s Republic of China	People’s Republic of China

During the last five years, none of Merger Sub or, to the knowledge of Merger Sub, the person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

3.	Directors and Executive Officers of DouYu

Name	Position with DouYu	Present Principal Occupation	Business Address	Citizenship
Shaojie Chen	Founder, Chief Executive Officer, Director	*	20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, the People’s Republic of China	People’s Republic of China

Wenming Zhang	Co-founder, Co-Chief Executive Officer, Director	*	20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, the People’s Republic of China	People’s Republic of China

Chao Cheng	Chief Operational Officer	*	20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, the People’s Republic of China	People’s Republic of China

Mingming Su	Chief Strategy Officer, Director	*	20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, the People’s Republic of China	People’s Republic of China

Hao Cao	Vice President, Director	*	20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province, the People’s Republic of China	People’s Republic of China

Song Zhou	Director	Vice General Manager of Finance at Tencent Holdings Limited	Room 1631, Building C, Kexing Science Park, Kejizhongsan Avenue, Nanshan District, Shenzhen, the People’s Republic of China	People’s Republic of China

Name	Position with DouYu	Present Principal Occupation	Business Address	Citizenship

Haiyang Yu	Director	Vice General Manager at Tencent Holdings Limited	29/F, Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	People’s Republic of China

Xi Cao	Independent Director	Partner of Sequoia Capital China	Room 3606, China Central Place Tower 3, 77 Jianguo Road, Beijing, People’s Republic of China	People’s Republic of China

Zhaoming Chen	Independent Director	Chief Financial Officer of Dada Nexus Limited	22/F, Oriental Fisherman’s Wharf, No. 1088 Yangshupu Road, Yangpu District, Shanghai, the People’s Republic of China	People’s Republic of China

Xuehai Wang	Independent Director	Chairman of Jissbon Sanitary Products Co. and Chairman of Humanwell Healthcare (Group) Co., Ltd.	No. 666 Gaoxin Avenue, East Lake New Technology Development Zone, Wuhan, the People’s Republic of China	People’s Republic of China

Zhi Yan	Independent Director	Chairman of Zall Holding Co., Ltd., the Co-Chairman and Co-Chief Executive Officer of Zall Smart Commerce Group, the Chairman and Director of China Infrastructure & Logistics Group Ltd., the Director of LightInTheBox Holding Co., Ltd. and the Chairman and the Director of Hanshang Group	Special #1, Julong Avenue, Panlong Town Economics Development Zone, Wuhan, the People’s Republic of China	People’s Republic of China

*	His/Her present principal occupation is the same with his/her position with DouYu.
Mr. Shaojie Chen is DouYu’s founder. Mr. Chen has served as DouYu’s director and chief executive officer since May 2014. Mr. Chen was the founder of Shenzhen Zhangmenren Network Technology Co., Ltd. and served as its general manager from May 2008 to March 2010. He was also the founder of Acfun, an online video platform in China and served as its chief executive officer from March 2010 to March 2012. Mr. Chen graduated from Shandong Youth University of Political Science in July 2007 majoring in computer science. Mr. Chen also completed the chief executive officer series courses (CKGSB CEO Program) in Cheung Kong Graduate School of Business in November 2018.
Mr. Wenming Zhang is
DouYu’s co-founder. Mr. Zhang
has served as DouYu’s director
and co-chief executive
officer since May 2014. Mr. Zhang was
the co-founder of
Shenzhen Zhangmenren Network Technology Co., Ltd. and served as the deputy general manager from May 2008 to December 2010. Mr. Zhang obtained his bachelor’s degree majoring in computer science and technology from Wuhan University of Technology in June 2006.

Mr. Chao Cheng has served as DouYu’s chief operational officer since May 2014, responsible for DouYu’s operations and content management. Mr. Cheng served as the operational specialist of Shenzhen Zhangmenren Network Technology Co., Ltd. from June 2010 to April 2011 and served as the project operational manager of Hangzhou Bianfeng Network Technology Co., Ltd. from April 2011 to June 2013. Mr. Cheng graduated from China University of Geosciences (Hankou Branch) in June 2012 majoring in computer science and has completed the courses for the EMBA program of Guanghua School of Management at Peking University in June 2018. Mr. Cheng also qualified as the Cisco Certified Internet Expert in August 2010.
Mr. Mingming Su has served as DouYu’s chief strategy officer since November 2015 and DouYu’s director since October 2016. Mr. Su oversees advertising, investor relations, investment and financing. Mr. Su served as the investment analyst of Shanda Computer (Shanghai) Co., Ltd. from March 2010 to March 2011, the investment manager of Hangzhou Bianfeng Network Technology Co., Ltd. from March 2011 to August 2012 and the vice president of investment at Shenzhen Qingsong Investment Management Partnership (Limited Partnership) from August 2012 to November 2015. Mr. Su obtained his bachelor’s degree majoring in library science and minoring in English from Anhui University in July 2007. Mr. Su also obtained his master of management majoring in library science from Chinese Academy of Sciences in March 2010.
Mr. Hao Cao has served as DouYu’s vice president from November 2015 and as DouYu’s director since October 2016. Mr. Cao is in charge of the internal control, corporate finance, and matters related to the financial management of DouYu. Mr. Cao served as the audit manager of Deloitte Touche Tohmatsu Certified Public Accountants LLP from July 2004 to January 2011, the chief financial officer of Firstextile AG from February 2011 to June 2015. Mr. Cao obtained his bachelor of science majoring in geology from China University of Geosciences in June 2001, and his master degree majoring in finance from Fudan University in June 2004. He is also qualified as a Certified Public Accountants in China and is a CFA Charterholder.
Ms. Song Zhou has served as DouYu’s director since March 2020. Ms. Zhou served as the auditor at Arthur Andersen Huaqiang Accounting Firm from July 2001 to June 2002, senior auditor at PricewaterhouseCoopers from July 2002 to June 2004, senior manager at Protiviti Shanghai Consulting Co. LTD from June 2004 to March 2011, the vice general manager of finance at Tencent from April 2011 till now. Ms. Zhou obtained her bachelor’s degree majoring in accounting from
Sun Yat-sen University
in June 2001.
Mr. Haiyang Yu has served as DouYu’s director since May 2018. Mr. Yu served as the associate at China Growth Capital from April 2007 to February 2010, the associate at WI Harper Group from March 2010 to August 2011, the vice general manager at Tencent from August 2011 till now. Mr. Yu obtained his bachelor of science degree majoring in civil engineering from Tsinghua University in 2005.
Mr. Xi Cao has served as DouYu’s director since November 2014. Mr. Cao is a partner of Sequoia Capital China. Prior to joining Sequoia Capital China in August 2013, he served as the product manager of Tencent Technology (Shenzhen) Co., Ltd. from June 2008 to March 2010, the operational director of Kingsoft Software Co. Ltd. from March 2010 to August 2011, and the investment director of Cowin Venture Capital Investments Limited from August 2011 to August 2013. Mr. Cao obtained his bachelor’s degree of science from Peking University in June 2008.
Mr. Zhaoming Chen has served as DouYu’s director since July 2019. Mr. Chen has served as the chief financial officer of Dada Nexus Limited, a leading platform of local on-demand retail
and delivery in China, from December 2018. Prior to that, Mr. Chen was the chief financial officer of Baozun Inc. (NASDAQ:BZUN), the leading brand e-commerce service
partner in China from December 2012 to November 2018. Mr. Chen also served as the financial controller at LaShou Group Inc., an online social commerce company in China from 2011 to 2012 and an audit manager at Deloitte Touche Tohmatsu Certified Public Accountants LLP from 2004 to 2011. Mr. Chen obtained his bachelor’s degree in economics from Fudan University in 2004. He is also qualified as a Certified Public Accountants in China and is a CFA Charterholder.

Mr. Xuehai Wang has served as DouYu’s director since July 2019. Mr. Wang has served as the chairman of Jissbon Sanitary Products Co., Ltd. from December 1999 to August 2009 and then from August 2017 till now. Mr. Wang has also served as the president of Humanwell Healthcare (Group) Co., Ltd. from February 2003 to August 2006 and as the chairman from August 2006 till now. Mr. Wang obtained his bachelor’s degree in Geochemistry from China University of Geosciences in July 1996. He also obtained his master degree and doctorate degree in business management from Wuhan University in July 1999 and July 2003, respectively. Mr. Wang has also completed the courses for the EMBA program at Central Connecticut State University in August 2002.
Mr. Zhi Yan has served as DouYu’s director since July 2019. Mr. Yan has served as the chairman of Zall Holding Co., Ltd. since December 2002, the co-chairman and co-chief executive
officer of Zall Smart Commerce Group since June 2011, the chairman and director of China Infrastructure & Logistics Group Ltd. since November 2011, the director of LightInTheBox Holding Co., Ltd. (NYSE: LITB) since March 2016 and the chairman and the director of Hanshang Group since March 2019. Mr. Yan has completed the courses for the EMBA program at Wuhan University in February 2008 and also completed the courses for the EMBA program in Cheung Kong Graduate School of Business in September 2013. Mr. Yan obtained his doctorate degree in Chinese History from Wuhan University in June 2018.
During the last five years, none of DouYu or to the knowledge of DouYu, any of DouYu’s directors and executive officers have been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

4.	Directors and Executive Officers of Tencent Holdings Limited
The following table sets forth information regarding the directors and executive officers of Tencent Holdings Limited.

Name	Business Address	Present Principal Occupation or Employment	Country of Citizenship
Ma Huateng (1)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Executive director, Chairman of the Board and Chief Executive Officer of Tencent Holdings Limited	People’s Republic of China

Lau Chi Ping Martin (2)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Executive director and President of Tencent Holdings Limited	People’s Republic of China (Hong Kong SAR)

Jacobus Petrus (Koos) Bekker (3)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Non-executive director of Tencent Holdings Limited and non-executive chairman of Naspers Limited	Republic of South Africa

Charles St Leger Searle (4)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Non-executive director of Tencent Holdings Limited and Chief Executive Officer of Naspers Internet Listed Assets	Republic of South Africa

Name	Business Address	Present Principal Occupation or Employment	Country of Citizenship

Dong Sheng Li (5)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Independent
non-executive
		director of Tencent Holdings Limited, Chairman and Chief Executive Officer of TCL Technology Group Corporation, Chairman and executive director of TCL Electronics Holdings Limited	People’s Republic of China

Iain Ferguson Bruce (6)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Independent non-executive director of Tencent Holdings Limited	People’s Republic of China (Hong Kong SAR)

Ian Charles Stone (7)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Independent non-executive director of Tencent Holdings Limited, Chief Executive Officer of Saudi Integrated Telecom Company, Director of Franco Development Ltd	People’s Republic of China (Hong Kong SAR)

Yang Siu Shun (8)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Independent non-executive director of Tencent Holdings Limited	People’s Republic of China (Hong Kong SAR)

Ke Yang (9)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Independent non-executive director of Tencent Holdings Limited	People’s Republic of China

Xu Chenye (10)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Chief Information Officer of Tencent Holdings Limited	People’s Republic of China

Ren Yuxin (11)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Chief Operating Officer and President of Platform & Content Group and Interactive Entertainment Group of Tencent Holdings Limited	People’s Republic of China

James Gordon Mitchell (12)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Chief Strategy Officer and Senior Executive Vice President of Tencent Holdings Limited	United Kingdom of Great Britain and Northern Ireland

David A M Wallerstein (13)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Chief eXploration Officer and Senior Executive Vice President of Tencent Holdings Limited	United States of America

Name	Business Address	Present Principal Occupation or Employment	Country of Citizenship

John Shek Hon Lo (14)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Chief Financial Officer and Senior Vice President of Tencent Holdings Limited	People’s Republic of China (Hong Kong SAR)

(1)	Ma Huateng has been in the current position for the past five years.
(2)	Lau Chi Ping Martin has been in the current position for the past five years.
(3)	Jacobus Petrus (Koos) Bekker has been in the current position for the past five years.
(4)	Charles St Leger Searle has been in the current position for the past five years.
(5)	Dong Sheng Li was an independent director of Legrand from 2015 to 2018 and a non-executive director of Fantasia Holdings Group Co., Limited from 2015 to 2020.
(6)
Iain Ferguson Bruce was an independent
non-executive
director of Sands China Ltd. from 2015 to 2016, an independent non-executive
director of Noble Group Limited from 2015 to 2017, and an independent non-executive
director of Yingli Green Energy Holding Company Limited from 2015 to 2020.

(7)	Ian Charles Stone has been in the current position for the past five years.
(8)	Yang Siu Shun has been an independent non-executive director of Industrial and Commercial Bank of China Limited since 2016.
(9)	Ke Yang has been in the current position for the past five years.
(10)	Xu Chenye has been in the current position for the past five years.
(11)	Ren Yuxin has been in the current position for the past five years.
(12)	James Gordon Mitchell has been in the current position for the past five years.
(13)	David A M Wallerstein has been in the current position for the past five years.
(14)	John Shek Hon Lo has been in the current position for the past five years.
During the last five years, none of Tencent Holdings Limited or, to the knowledge of Tencent Holdings Limited, the person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

5.	Directors and Executive Officers of Nectarine Investment Limited
The following table sets forth information regarding the directors of Nectarine Investment Limited. As of the date of this proxy statement/prospectus, Nectarine Investment Limited does not have any executive officers.

Name	Business Address	Present Principal Occupation or Employment	Country of Citizenship

Ma Huateng (1)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Executive director, Chairman of the Board and Chief Executive Officer of Tencent Holdings Limited	People’s Republic of China

Charles St Leger Searle (2)	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong	Non-executive director of Tencent Holdings Limited and Chief Executive Officer of Naspers Internet Listed Assets	Republic of South Africa

(1)	Ma Huateng has been in the current position for the past five years.
(2)	Charles St Leger Searle has been in the current position for the past five years.

During the last five years, none of Nectarine Investment Limited or, to the knowledge of Nectarine Investment Limited, the person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

6.	Directors and Executive Officers of Warrior Ace Holding Limited
The following table sets forth information regarding the directors of Warrior Ace Holding Limited. As of the date of this proxy statement/prospectus, Warrior Ace Holding Limited does not have any executive officers.

Name	Business Address	Present Principal Occupation or Employment	Country of Citizenship

Shaojie Chen (1)	20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province	Chairman and chief executive officer of DouYu International Holdings Limited	People’s Republic of China

(1)	Mr. Shaojie Chen has been in the current position for the past five years.
During the last five years, none of Warrior Ace Holding Limited or, to the knowledge of Warrior Ace Holding Limited, the person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

7 .	Directors and Executive Officers of Starry Zone Investments Limited
The following table sets forth information regarding the directors of Starry Zone Investments Limited. As of the date of this proxy statement/prospectus, Starry Zone Investments Limited does not have any executive officers.

Name	Business Address	Present Principal Occupation or Employment	Country of Citizenship

Wenming Zhang (1)	20/F, Building A, New Development International Center, No. 473 Guanshan Avenue, Hongshan District, Wuhan, Hubei Province	Director and co-chief executive officer of DouYu International Holdings Limited	People’s Republic of China

(1)	Mr. Wenming Zhang has been in the current position for the past five years.
During the last five years, none of Starry Zone Investments Limited or, to the knowledge of Starry Zone Investments Limited, the person listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Under the memorandum and articles of association of Huya, every director, secretary, assistant secretary, or other officer for the time being and from time to time of Huya (but not including Huya’s auditors) and the personal representatives of the same shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, wilful default or fraud, in or about the conduct of Huya’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning Huya or its affairs in any court whether in the Cayman Islands or elsewhere.
Huya has entered into indemnification agreements with each of its directors and executive officers, the form of which has been filed as Exhibit 10.3 to the registration statement on Form
F-1
(File
No. 333-224202),
as amended, initially filed with the SEC on April 9, 2018. Under these agreements, Huya has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by them in connection with claims made by reason of their being a director or officer of Huya.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Huya under the foregoing provisions, Huya has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 21.	Exhibits and Financial Statement Schedules
(a)    Exhibits
The exhibits listed below in the “Exhibit Index” are part of this registration statement and are numbered in accordance with Item 601 of Regulation
S-K.
The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made for the benefit of the other parties to the applicable agreement and (1) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (3) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (4) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.
Huya acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)    Financial Statement Schedules
Financial statement schedules have been omitted because they are not required, not applicable or because equivalent information is shown in the financial statements, notes thereto or herein.
(c)    Reports, Opinions or Appraisals
The opinion of Citigroup Global Markets Inc. as independent financial advisor to the Huya Special Committee has been furnished as Annex E of the proxy statement/prospectus. The opinion of Morgan Stanley Asia Limited as independent financial advisor to the DouYu Special Committee has been furnished as Annex F of the proxy statement/prospectus.

Item 22.	Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a) to include any prospectus required by section 10(a)(3) of the Securities Act;
(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form
20-F
at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(8) That every prospectus (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof.
(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

HUYA Inc.
EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger, dated October 12, 2020, by and among HUYA Inc., Tiger Company Ltd., DouYu International Holdings Limited and Nectarine Investment Limited (attached as Annex A to the proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

3.1	Fourth Amended and Restated Memorandum and Articles of Association of the registrant (incorporated by reference to Exhibit 99.2 to the registrant’s current report on Form 6-K (File No. 001-38482) filed with the SEC on May 15, 2020)

4.1	Deposit Agreement dated May 10, 2018, among the registrant, the depositary and holder of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-227336 ) filed with the Securities and Exchange Commission on September 14, 2018)

4.2	Registrant’s Specimen American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-224202), as amended, initially filed with the Securities and Exchange Commission on April 9, 2018)

5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Huya Class A shares being registered and the Huya Class A shares underlying the Huya ADSs

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the United States federal tax consequences of the Merger

8.2†	Opinion of Maples and Calder (Hong Kong) LLP as to the Cayman Islands tax consequences of the Merger (included in Exhibit 5.1)

8.3†	Opinion of Commerce & Finance Law Offices as to the PRC tax consequences of the Merger (included in Exhibit 99.5)

9.1	Voting Agreement dated October 12, 2020, by and among Mr. Shaojie Chen, HUYA Inc., Nectarine Investment Limited and DouYu International Holdings Limited (attached as Annex C to the proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

9.2	Voting Agreement dated October 12, 2020, by and among Mr. Wenming Zhang, HUYA Inc., Nectarine Investment Limited and DouYu International Holdings Limited (attached as Annex D to the proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)

10.1†	English translation of the Equity Interest Pledge agreement among Guangzhou Huya Technology Co., Ltd., Guangzhou Huya Information Technology Co., Ltd., and Linzhi Tencent Technology Co., Ltd. dated September 17, 2020

10.2†	English translation of the Exclusive Business Operation Agreement between Guangzhou Huya Technology Co., Ltd. and Guangzhou Huya Information Technology Co., Ltd. dated September 17, 2020

10.3†	English translation of the Shareholder Voting Rights Proxy Agreement among Guangzhou Huya Technology Co., Ltd., Guangzhou Huya Information Technology Co., Ltd., and Linzhi Tencent Technology Co., Ltd. dated September 17, 2020

10.4†	English translation of the Exclusive Option Agreement among Guangzhou Huya Technology Co., Ltd., Guangzhou Huya Information Technology Co., Ltd., and Linzhi Tencent Technology Co., Ltd. dated September 17, 2020

Exhibit No.	Description of Document

21.1	List of principal subsidiaries and variable interest entity of the registrant (incorporated by reference to Exhibit 8.1 from the registrant’s annual report on Form 20-F (File No. 001-38482), filed with the Securities and Exchange Commission on April 27, 2020)

23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers Zhong Tian LLP, independent registered public accounting firm, regarding financial statements of the Penguin Business

23.3	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, independent registered public accounting firm

23.4†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.5	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

23.6†	Consent of Commerce & Finance Law Offices (included in Exhibit 99.5)

23.7†	Consent of Han Kun Law Offices (included in Exhibit 99.6)

24.1	Powers of Attorney (included on signature page to registration statement)

99.1	Consent of Citigroup Global Markets Inc.

99.2	Consent of Morgan Stanley Asia Limited

99.3	Form of Proxy Card for the Extraordinary General Meeting of Shareholders of DouYu

99.4	Form of ADS Voting Instruction Card

99.5†	Opinion of Commerce & Finance Law Offices regarding certain PRC legal matters

99.6†	Opinion of Han Kun Law Offices regarding certain PRC legal matters

101.INS	Inline XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Guangzhou, the People’s Republic of China, on January 29, 2021.

HUYA Inc.

By:	/s/ Catherine Xiaozheng Liu
Name:	Catherine Xiaozheng Liu
Title:	Chief Financial Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rongjie Dong	Director and Chief Executive Officer (principal executive officer)	January 29, 2021
Rongjie Dong

/s/ Catherine Xiaozheng Liu	Chief Financial Officer (principal financial and accounting officer)	January 29, 2021
Catherine Xiaozheng Liu

*	Chairman of the Board of Directors	January 29, 2021
Lingdong Huang

*	Director	January 29, 2021
David Xueling Li

*	Director	January 29, 2021
Zhi Cheng

*	Director	January 29, 2021
Hai Tao Pu

*	Director	January 29, 2021
Guang Xu

*	Director	January 29, 2021
Lei Zheng

*	Director	January 29, 2021
Hongqiang Zhao

*	Director	January 29, 2021
Tsang Wah Kwong

*By:	/s/ Catherine Xiaozheng Liu
Name:	Catherine Xiaozheng Liu, Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of HUYA Inc., has signed this registration statement or amendment thereto in New York, on January 29, 2021.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries, on behalf of COGENCY GLOBAL INC.
Title:	Senior Vice President